FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-257737-01

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated November 9, 2021, may be amended or completed prior to time of sale.

PROSPECTUS

$905,038,000 (Approximate)

BBCMS Mortgage Trust 2021-C12
(Central Index Key Number 0001891818)
as Issuing Entity

Barclays Commercial Mortgage Securities LLC
(Central Index Key Number 0001541480)
as Depositor

 Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)

KeyBank National Association
(Central Index Key Number 0001089877)

Bank of Montreal
(Central Index Key Number 0000927971)

 Societe Generale Financial Corporation
(Central Index Key Number 0001755531)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2021-C12

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2021-C12 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates and VRR Interest” and the RR interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2021-C12. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates and the RR interest. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the RR interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in December 2021. The rated final distribution date for the offered certificates is the distribution date in November 2054.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$13,880,000	%	(5)	October 2026
Class A-2	$112,570,000	%	(5)	November 2026
Class A-3	$10,510,000	%	(5)	November 2028
Class A-4	(6)	%	(5)	(6)
Class A-5	(6)	%	(5)	(6)
Class A-SB	$37,406,000	%	(5)	August 2031
Class X-A	$725,066,000	(7)%	Variable(8)	NAP
Class X-B	$179,972,000	(9)%	Variable(10)	NAP
Class A-S	$86,749,000	%	(5)	November 2031
Class B	$47,906,000	%	(5)	November 2031
Class C	$45,317,000	%	(5)	November 2031

(Footnotes on table on pages 3 and 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 59 and 61, respectively, of this prospectus.

None of the certificates, the RR interest and the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the RR interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp., KeyBanc Capital Markets Inc., Drexel Hamilton, LLC and Bancroft Capital, LLC will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc.is acting as co-lead manager and joint bookrunner with respect to approximately 39.2% of each class of offered certificates, KeyBanc Capital Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 30.0% of each class of offered certificates, BMO Capital Markets Corp. is acting as co-lead manager and joint bookrunner with respect to approximately 20.1% of each class of offered certificates and SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 10.7% of each class of offered certificates. Drexel Hamilton, LLC and Bancroft Capital, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about November 30, 2021. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately % of the aggregate certificate balance of the offered certificates, plus accrued interest from November 1, 2021, before deducting expenses payable by the depositor.

Barclays	KeyBanc Capital Markets	BMO Capital Markets	Société Générale
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton		Bancroft Capital, LLC
Co-Managers

November      , 2021

BBCMS Mortgage Trust 2021-C12

Commercial Mortgage Pass-Through Certificates, Series 2021-C12

Utah
2 properties
$23,600,000
2.2% of total
Kansas
2 properties
$3,521,856
0.3% of total
Iowa
2 properties
$11,654,541
1.1% of total
Minnesota
1 property
$23,000,000
2.1% of total
Illinois
4 properties
$45,700,000
4.3% of total
Indiana
10 properties
$72,257,966
6.7% of total
Pennsylvania
4 properties
$6,571,000
0.6% of total
New York
17 properties
$149,622,150
13.9% of total
Washington
1 property
$4,906,000
0.5% of total
Michigan
2 properties
$7,673,264
0.7% of total
Ohio
20 properties
$45,848,405
4.3% of total
Massachusetts
13 properties
$14,000,000
1.3% of total
Oregon
1 property
$2,750,000
0.3% of total
New Jersey
2 properties
$59,000,000
5.5% of total
Maryland
2 properties
$46,630,000
4.3% of total
Nevada
2 properties
$28,350,000
2.6% of total
Delaware
1 property
$9,500,000
0.9% of total
California
6 properties
$123,540,000
11.5% of total
Virginia
1 property
$7,200,000
0.7% of total
District of Columbia
2 properties
$65,000,000
6.0% of total
North Carolina
1 property
$9,000,000
0.8% of total
Arizona
5 properties
$44,695,000
4.2% of total
Colorado
3 properties
$8,972,000
0.8% of total
Georgia
12 properties
$48,889,129
4.5% of total
Oklahoma
2 properties
$8,111,736
0.8% of total
Texas
2 properties
$86,500,000
8.1% of total
Missouri
6 properties
$11,053,144
1.0% of total
Tennessee
1 property
$5,125,000
0.5% of total
Florida
18 properties
$63,604,988
5.9% of total
Louisiana
4 properties
$34,905,052
3.2% of total
Alabama
2 properties
$3,309,536
0.3% of total
Percentage of
Initial Pool Balance
0.3% – 3.0%
3.1% – 6.0%
6.1% – 13.9%

Summary of Certificates and VRR Interest

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$13,880,000		30.000%	%	(5)	October 2026	2.84	12/21-10/26
A-2	$112,570,000		30.000%	%	(5)	November 2026	4.89	10/26-11/26
A-3	$10,510,000		30.000%	%	(5)	November 2028	6.92	10/28-11/28
A-4	(6)		30.000%	%	(5)	(6)	(6)	(6)
A-5	(6)		30.000%	%	(5)	(6)	(6)	(6)
A-SB	$37,406,000		30.000%	%	(5)	August 2031	7.53	11/26-08/31
X-A	$725,066,000	(7)	NAP	%	Variable(8)	NAP	NAP	NAP
X-B	$179,972,000	(9)	NAP	%	Variable(10)	NAP	NAP	NAP
A-S	$86,749,000		21.625%	%	(5)	November 2031	9.96	11/31-11/31
B	$47,906,000		17.000%	%	(5)	November 2031	9.96	11/31-11/31
C	$45,317,000		12.625%	%	(5)	November 2031	9.96	11/31-11/31

Non-Offered Certificates
X-D	$54,380,000	(11)	NAP	%	Variable(12)	NAP	NAP	NAP
X-F	$12,947,000	(13)	NAP	%	Variable(14)	NAP	NAP	NAP
X-G	$10,358,000	(15)	NAP	%	Variable(16)	NAP	NAP	NAP
D	$29,779,000		9.750%	%	(5)	November 2031	9.96	11/31-11/31
E	$24,601,000		7.375%	%	(5)	November 2031	9.96	11/31-11/31
F	$12,947,000		6.125%	%	(5)	November 2031	9.96	11/31-11/31
G	$10,358,000		5.125%	%	(5)	November 2031	9.96	11/31-11/31
H-RR	$10,358,000		4.125%	%	(5)	November 2031	9.96	11/31-11/31
J-RR	$42,728,099		0.000%	%	(5)	November 2031	9.96	11/31-11/31
S(17)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(18)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%. The VRR interest balance of the VRR interest is not included in the certificate balance or notional amount of any class of certificates set forth under “Offered Certificates” and “Non-Offered Certificates” in the table above, and the VRR interest is not offered by this prospectus. See “VRR Interest Summary” below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F or Class X-G certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate. The approximate initial credit support percentages shown in the table above take into account the VRR interest. The VRR interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-VRR certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates), on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Description of the Certificates”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates (collectively, the “principal balance certificates”) for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $550,700,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-4	$0 – $270,000,000	NAP – October 2031	NAP – 9.56	NAP / 02/30-10/31
Class A-5	$280,700,000 – $550,700,000	November 2031	9.93 – 9.75	10/31-11/31 / 02/30-11/31

(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.

(14)	The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)	The Class X-G certificates are notional amount certificates. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The Class X-G certificates will not be entitled to distributions of principal.

(16)	The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(17)	The Class S certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the VRR interest. The Class S certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(18)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

VRR Interest Summary

Non-Offered Eligible Vertical Interests(1)	Approximate Initial VRR Interest Balance	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Years)(3)	Expected Principal Window(3)
Class RR	$ 30,897,028%		(4)	November 2031	9.08	12/21 – 11/31
RR Interest	$ 7,784,640%		(4)	November 2031	9.08	12/21 – 11/31

(1)	The Class RR certificates and the RR interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the applicable sponsors (or their “majority-owned affiliates”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention”. The Class RR certificates and the RR interest collectively comprise the “VRR interest”. The VRR interest represents the right to receive approximately 3.60% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the certificates and the RR interest on each distribution date, as further described under “Credit Risk Retention”. The owner of the RR interest is referred to in this prospectus as the “RR interest owner” and the RR interest owner and the holders of the Class RR certificates (the “Class RR certificateholders”) are referred to collectively in this prospectus as the “VRR interest owners”.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

(4)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the RR interest and the Class RR certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR, Class RR, Class S and Class R certificates and the RR interest are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates or the RR interest is presented solely to enhance your understanding of the offered certificates.

TABLE OF CONTENTS

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	27
Summary of Risk Factors	59
Risk Factors	61
Risks Related to Market Conditions and Other External Factors	61
Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	61
Risks Relating to the Mortgage Loans	64
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	64
Risks of Commercial and Multifamily Lending Generally	65
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	67
General	67
A Tenant Concentration May Result in Increased Losses	67
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	68
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	68
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	69
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	69
Early Lease Termination Options May Reduce Cash Flow	70
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	71
Office Properties Have Special Risks	71
Retail Properties Have Special Risks	72
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	72
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	73
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	73
Multifamily Properties Have Special Risks	74
Industrial Properties Have Special Risks	76
Hotel Properties Have Special Risks	78
Risks Relating to Affiliation with a Franchise or Hotel Management Company	80
Self Storage Properties Have Special Risks	80
Mixed Use Properties Have Special Risks	81
Manufactured Housing Community Properties Have Special Risks	82
Healthcare-Related Properties Have Special Risks	83
Data Center Properties Have Special Risks	84
Condominium Ownership May Limit Use and Improvements	84
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	86
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	86
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	88
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	89
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	90
Risks Related to Zoning Non-Compliance and Use Restrictions	92
Risks Relating to Inspections of Properties	93
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	93

Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Properties Located in New York City.	94
Insurance May Not Be Available or Adequate	94
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	95
Terrorism Insurance May Not Be Available for All Mortgaged Properties	95
Risks Associated with Blanket Insurance Policies or Self-Insurance	97
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	97
Limited Information Causes Uncertainty	97
Historical Information	97
Ongoing Information	98
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	98
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	99
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	100
Static Pool Data Would Not Be Indicative of the Performance of this Pool	100
Appraisals May Not Reflect Current or Future Market Value of Each Property	101
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	102
Seasoned Mortgage Loans Present Additional Risk of Repayment	102
The Borrower’s Form of Entity May Cause Special Risks	103
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	105
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	106
Other Financings or Ability to Incur Other Indebtedness Entails Risk	107
Tenancies-in-Common May Hinder Recovery	108
Risks Relating to Delaware Statutory Trusts	108
Risks Relating to Enforceability of Cross-Collateralization	109
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	109
Risks Associated with One Action Rules	109
State Law Limitations on Assignments of Leases and Rents May Entail Risks	110
Various Other Laws Could Affect the Exercise of Lender’s Rights	110
Risks of Anticipated Repayment Date Loans	110
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	111
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	111
Risks Related to Ground Leases and Other Leasehold Interests	112
Sale-Leaseback Transactions Have Special Risks	114
Increases in Real Estate Taxes May Reduce Available Funds	115
Risks Relating to Tax Credits	115
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	116
Risks Related to Conflicts of Interest	116
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	116
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	119
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	120
Potential Conflicts of Interest of the Operating Advisor	122

Potential Conflicts of Interest of the Asset Representations Reviewer	123
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	123
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	125
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	126
Other Potential Conflicts of Interest May Affect Your Investment	127
Other Risks Relating to the Certificates	127
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	127
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	130
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	132
General	132
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	133
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	135
Losses and Shortfalls May Change Your Anticipated Yield	135
Risk of Early Termination	136
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	136
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	136
You Have Limited Voting Rights	136
The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment	137
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	139
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	140
Risks Relating to Modifications of the Mortgage Loans	142
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	142
Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest	143
Risks Relating to Interest on Advances and Special Servicing Compensation	144
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	144
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	144
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	145
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	145
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	146
Tax Considerations Relating to Foreclosure	146
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	147
REMIC Status	147

Material Federal Tax Considerations Regarding Original Issue Discount	148
General Risks	148
The Certificates May Not Be a Suitable Investment for You	148
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	148
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	148
Other Events May Affect the Value and Liquidity of Your Investment	149
The Certificates Are Limited Obligations	149
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	149
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	150
Description of the Mortgage Pool	151
General	151
Co-Originated and Third-Party Originated Mortgage Loans	153
Certain Calculations and Definitions	153
Definitions	154
Mortgage Pool Characteristics	166
Overview	166
Property Types	167
Office Properties	167
Retail Properties	168
Multifamily Properties	168
Industrial Properties	169
Hotel Properties	170
Self Storage Properties	171
Mixed Use Properties	171
Manufactured Housing Community Properties	171
Specialty Use Concentrations	172
Mortgage Loan Concentrations	173
Top Fifteen Mortgage Loans	173
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	174
Geographic Concentrations	176
Mortgaged Properties with Limited Prior Operating History	176
Tenancies-in-Common or Diversified Ownership	177
Delaware Statutory Trusts	177
Condominium and Other Shared Interests	179
Fee & Leasehold Estates; Ground Leases	180
Environmental Considerations	181
Mortgaged Properties Subject to Local Law 97	184
Redevelopment, Renovation and Expansion	185
Assessment of Property Value and Condition	185
Litigation and Other Considerations	186
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	187
Tenant Issues	189
Tenant Concentrations	189
Lease Expirations and Terminations	190
Expirations	190
Terminations	191
Other	191
Purchase Options and Rights of First Refusal	192
Affiliated Leases	193
Competition from Certain Nearby Properties	193
Insurance Considerations	194
Use Restrictions	195

Appraised Value	195
Non-Recourse Carveout Limitations	196
Real Estate and Other Tax Considerations	197
Delinquency Information	198
Certain Terms of the Mortgage Loans	198
Amortization of Principal	198
Due Dates; Mortgage Rates; Calculations of Interest	199
Single Purpose Entity Covenants	200
ARD Loans	200
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	201
Voluntary Prepayments	201
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	203
Defeasance	204
Releases; Partial Releases	205
Escrows	207
Mortgaged Property Accounts	208
Exceptions to Underwriting Guidelines	209
Additional Indebtedness	209
General	209
Whole Loans	210
Mezzanine Indebtedness	210
Other Secured Indebtedness	212
Preferred Equity	212
Other Unsecured Indebtedness	213
The Whole Loans	214
General	214
The Serviced Pari Passu Whole Loans	217
Intercreditor Agreement	217
Control Rights with respect to Serviced Pari Passu Whole Loans	218
Certain Rights of each Non-Controlling Holder	218
Sale of Defaulted Mortgage Loan	219
The Non-Serviced Pari Passu Whole Loans	219
Intercreditor Agreement	220
Control Rights	220
Certain Rights of each Non-Controlling Holder	221
Custody of the Mortgage File	222
Sale of Defaulted Mortgage Loan	222
The Non-Serviced AB Whole Loan	222
The HQ @ First Whole Loan	222
Servicing	222
Custody of the Mortgage File	223
Application of Payments	223
Consultation and Control	224
Sale of Defaulted Whole Loan	225
Special Servicer Appointment Rights	226
Additional Information	226
Transaction Parties	226
The Sponsors and Mortgage Loan Sellers	226
Barclays Capital Real Estate Inc.	227
General	227
Barclays’ Securitization Program	227
Review of Barclays Mortgage Loans	228
Barclays’ Underwriting Guidelines and Processes	229
Compliance with Rule 15Ga-1 under the Exchange Act	232
Retained Interests in This Securitization	232

Societe Generale Financial Corporation	233
General	233
Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program	233
Societe Generale Financial Corporation’s Underwriting Standards	234
Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor	237
Compliance with Rule 15Ga-1 under the Exchange Act	239
Retained Interests in This Securitization	240
Starwood Mortgage Capital LLC	240
General	240
Starwood’s Securitization Program	240
Review of SMC Mortgage Loans	240
SMC’s Underwriting Guidelines and Processes	242
Exceptions to SMC’s Underwriting Guidelines	245
Servicing	245
Compliance with Rule 15Ga-1 under the Exchange Act	245
Retained Interests in This Securitization	246
Bank of Montreal	246
General	246
BMO Commercial Mortgage Origination and Securitization Program	246
Review of BMO Mortgage Loans	247
BMO’s Origination Procedures and Underwriting Guidelines	249
Compliance with Rule 15Ga-1 under the Exchange Act	253
Retained Interests in This Securitization	253
KeyBank National Association	253
General	253
KeyBank’s Securitization Program	254
Review of KeyBank Mortgage Loans	254
KeyBank’s Underwriting Guidelines and Process	255
Exceptions	258
Compliance with Rule 15Ga-1 under the Exchange Act	258
Retained Interests in This Securitization	258
The Depositor	259
The Issuing Entity	259
The Trustee	260
The Certificate Administrator	261
The Master Servicer	263
The Special Servicer	266
The Operating Advisor and Asset Representations Reviewer	270
Credit Risk Retention	271
General	271
The VRR Interest	273
Material Terms of the VRR Interest	273
General	273
VRR Available Funds	273
Allocation of VRR Realized Losses	273
Priority of Distributions on the VRR Interest	274
Yield Maintenance Charges and Prepayment Premiums	275
Excess Interest	275
Qualifying CRE Loans	276
HRR Certificates	276
The Third-Party Purchaser	277
Determination of Amount of Required Horizontal Credit Risk Retention	277
General	277
Swap-Priced Principal Balance Certificates	278
Swap Yield Curve	278

Credit Spread Determination	279
Discount Yield Determination	279
Determination of Class Sizes	280
Target Price Determination	280
Determination of Assumed Certificate Coupon	281
Determination of Swap-Priced Expected Price	281
Interest-Only Certificates	282
Treasury Yield Curve	282
Credit Spread Determination	282
Discount Yield Determination	283
Determination of Scheduled Certificate Interest Payments	283
Determination of Interest-Only Expected Price	283
Yield-Priced Certificates	284
Determination of Class Size	284
Determination of Yield-Priced Expected Price	284
Calculation of Estimated Fair Value of All Certificates	284
Hedging, Transfer and Financing Restrictions	285
Operating Advisor	286
Representations and Warranties	287
Description of the Certificates	288
General	288
Distributions	290
Method, Timing and Amount	290
Available Funds	291
Priority of Distributions	293
Pass-Through Rates	297
Interest Distribution Amount	299
Principal Distribution Amount	299
Certain Calculations with Respect to Individual Mortgage Loans	301
Excess Interest	302
Application Priority of Mortgage Loan Collections or Whole Loan Collections	303
Allocation of Yield Maintenance Charges and Prepayment Premiums	305
Assumed Final Distribution Date; Rated Final Distribution Date	307
Prepayment Interest Shortfalls	308
Subordination; Allocation of Realized Losses	309
Reports to Certificateholders and the RR Interest Owner; Certain Available Information	311
Certificate Administrator Reports	311
Information to be Provided to Risk Retention Consultation Parties	317
Information Available Electronically	317
Voting Rights	322
Delivery, Form, Transfer and Denomination	323
Book-Entry Registration	323
Definitive Certificates	326
Certificateholder Communication	326
Access to Certificateholders’ Names and Addresses	326
Requests to Communicate	326
List of Certificateholders	327
Description of the Mortgage Loan Purchase Agreements	327
General	327
Dispute Resolution Provisions	336
Asset Review Obligations	337
Pooling and Servicing Agreement	337
General	337
Assignment of the Mortgage Loans	337
Servicing Standard	338
Subservicing	339

Advances	340
P&I Advances	340
Servicing Advances	341
Nonrecoverable Advances	342
Recovery of Advances	343
Accounts	344
Withdrawals from the Collection Account	346
Servicing and Other Compensation and Payment of Expenses	349
General	349
Master Servicing Compensation	353
Special Servicing Compensation	356
Disclosable Special Servicer Fees	359
Certificate Administrator and Trustee Compensation	360
Operating Advisor Compensation	360
Asset Representations Reviewer Compensation	361
CREFC® Intellectual Property Royalty License Fee	361
Appraisal Reduction Amounts	362
Maintenance of Insurance	369
Modifications, Waivers and Amendments	372
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	377
Inspections	378
Collection of Operating Information	379
Special Servicing Transfer Event	379
Asset Status Report	382
Realization Upon Mortgage Loans	385
Sale of Defaulted Loans and REO Properties	387
The Directing Certificateholder	390
General	390
Major Decisions	391
Asset Status Report	394
Replacement of the Special Servicer	394
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	394
Servicing Override	396
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	397
Rights of the Holders of Serviced Pari Passu Companion Loans	397
Limitation on Liability of Directing Certificateholder	397
The Operating Advisor	398
General	398
Duties of Operating Advisor At All Times	398
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	401
Recommendation of the Replacement of the Special Servicer	401
Eligibility of Operating Advisor	402
Other Obligations of Operating Advisor	402
Delegation of Operating Advisor’s Duties	403
Termination of the Operating Advisor With Cause	403
Rights Upon Operating Advisor Termination Event	404
Waiver of Operating Advisor Termination Event	405
Termination of the Operating Advisor Without Cause	405
Resignation of the Operating Advisor	405
Operating Advisor Compensation	406
The Asset Representations Reviewer	406
Asset Review	406
Asset Review Trigger	406
Asset Review Vote	407

Review Materials	408
Asset Review	409
Eligibility of Asset Representations Reviewer	410
Other Obligations of Asset Representations Reviewer	411
Delegation of Asset Representations Reviewer’s Duties	411
Assignment of Asset Representations Reviewer’s Rights and Obligations	412
Asset Representations Reviewer Termination Events	412
Rights Upon Asset Representations Reviewer Termination Event	413
Termination of the Asset Representations Reviewer Without Cause	413
Resignation of Asset Representations Reviewer	414
Asset Representations Reviewer Compensation	414
Limitation on Liability of Risk Retention Consultation Parties	414
Replacement of the Special Servicer Without Cause	415
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	417
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	418
Termination of the Master Servicer or Special Servicer for Cause	419
Servicer Termination Events	419
Rights Upon Servicer Termination Event	420
Waiver of Servicer Termination Event	421
Resignation of the Master Servicer or Special Servicer	422
Limitation on Liability; Indemnification	422
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	425
Dispute Resolution Provisions	426
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	426
Repurchase Request Delivered by a Party to the PSA	426
Resolution of a Repurchase Request	427
Mediation and Arbitration Provisions	429
Servicing of the Non-Serviced Mortgage Loans	430
General	430
Servicing of the HQ @ First Mortgage Loan	433
Rating Agency Confirmations	434
Evidence as to Compliance	436
Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding	437
Termination; Retirement of Certificates	437
Amendment	438
Resignation and Removal of the Trustee and the Certificate Administrator	441
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	442
Certain Legal Aspects of Mortgage Loans	442
General	443
Types of Mortgage Instruments	443
Leases and Rents	444
Personalty	444
Foreclosure	445
General	445
Foreclosure Procedures Vary from State to State	445
Judicial Foreclosure	445
Equitable and Other Limitations on Enforceability of Certain Provisions	445
Nonjudicial Foreclosure/Power of Sale	446
Public Sale	446
Rights of Redemption	447
Anti-Deficiency Legislation	447
Leasehold Considerations	448
Cooperative Shares	448

Bankruptcy Laws	448
Environmental Considerations	454
General	454
Superlien Laws	454
CERCLA	454
Certain Other Federal and State Laws	455
Additional Considerations	455
Due-on-Sale and Due-on-Encumbrance Provisions	456
Subordinate Financing	456
Default Interest and Limitations on Prepayments	456
Applicability of Usury Laws	456
Americans with Disabilities Act	457
Servicemembers Civil Relief Act	457
Anti-Money Laundering, Economic Sanctions and Bribery	457
Potential Forfeiture of Assets	458
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	458
Pending Legal Proceedings Involving Transaction Parties	460
Use of Proceeds	460
Yield and Maturity Considerations	460
Yield Considerations	460
General	460
Rate and Timing of Principal Payments	460
Losses and Shortfalls	462
Certain Relevant Factors Affecting Loan Payments and Defaults	462
Delay in Payment of Distributions	463
Yield on the Certificates with Notional Amounts	464
Weighted Average Life	464
Material Federal Income Tax Considerations	473
General	473
Qualification as a REMIC	474
Status of Offered Certificates	475
Taxation of Regular Interests	476
General	476
Original Issue Discount	476
Acquisition Premium	478
Market Discount	478
Premium	479
Election To Treat All Interest Under the Constant Yield Method	479
Treatment of Losses	480
Yield Maintenance Charges and Prepayment Premiums	480
Sale or Exchange of Regular Interests	481
Taxes That May Be Imposed on a REMIC	481
Prohibited Transactions	481
Contributions to a REMIC After the Startup Day	482
Net Income from Foreclosure Property	482
REMIC Partnership Representative	482
Taxation of Certain Foreign Investors	482
FATCA	483
Backup Withholding	484
Information Reporting	484
3.8% Medicare Tax on “Net Investment Income”	484
Reporting Requirements	484
Certain State and Local Tax Considerations	485
Method of Distribution (Underwriter)	485
Incorporation of Certain Information by Reference	488

Where You Can Find More Information	488
Financial Information	489
Certain ERISA Considerations	489
General	489
Plan Asset Regulations	490
Administrative Exemptions	490
Insurance Company General Accounts	492
Legal Investment	493
Legal Matters	494
Ratings	494
Index of Defined Terms	497

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Annex F:	Assumed Principal and Interest Payment Schedule for the AMF Portfolio Whole Loan	F-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates and VRR Interest, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BBCMS 2021-C12 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

EU PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS; TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A

“UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); OR (II) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; OR (III) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS; TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)  IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(B)  it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any OFFERED CERTIFICATES to any UK Retail Investor in the UK. For the purposes of this provision:

(i) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(C) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(D) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN ADDITION, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER

FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements” IN THIS PROSPECTUS.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”) or (iv) are any other persons to whom it may otherwise lawfully be communicated or directed; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. Any persons other than Relevant Persons should not act or rely on this PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT

APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

●	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

●	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:

●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;

●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;

●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR

●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION

REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2021-C12, Commercial Mortgage Pass-Through Certificates, Series 2021-C12.

Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.

Issuing Entity	BBCMS Mortgage Trust 2021-C12, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage

Loan Sellers; Originators	The sponsors of this transaction are:

●	Barclays Capital Real Estate Inc., a Delaware corporation

●	KeyBank National Association, a national banking association

●	Bank of Montreal, a Canadian chartered bank

●	Societe Generale Financial Corporation, a Delaware corporation

●	Starwood Mortgage Capital LLC, a Delaware limited liability company

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	22	$317,170,832	29.5%
KeyBank National Association	21	321,935,395	30.0
Bank of Montreal	6	216,240,000	20.1
Societe Generale Financial Corporation	7	114,824,541	10.7
Starwood Mortgage Capital LLC	11	104,320,000	9.7
Total	67	$1,074,490,768	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

All of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	KeyBank National Association, a national banking association, will be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal commercial mortgage master servicing offices of KeyBank National Association are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the non-serviced master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

KeyBank National Association is a sponsor, a mortgage loan seller, an originator, a risk retention consultation party and VRR interest owner and is an affiliate of KeyBanc Capital Markets Inc., an underwriter.

KeyBank is the master servicer and special servicer under the MSC 2021-L7 transaction (with respect to the Superstition Gateway Mortgage Loan) and the master and special servicer under the KREST 2021-CHIP transaction (with respect to the HQ @ First Mortgage Loan).

Special Servicer	LNR Partners, LLC, a Florida limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loans other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305)-695-5600. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans”

under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: BBCMS 2021-C12. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders and the RR interest owner that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset

Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans and (ii) any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be, as of any date of determination, the most subordinate class of the Class F, Class G, Class H-RR and Class J-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class J-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that LD III Sub III, LLC, the entity expected to purchase the Class H-RR and Class J-RR certificates, will purchase at least a majority interest in each of the Class X-F,

Class X-G, Class F, Class G and Class S certificates (and may purchase certain other classes of certificates) and, on the closing date, LD III Sub III, LLC, or an affiliate, is expected to be the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan or (ii) any excluded loan).

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	Each risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation parties will be the parties selected by the holders of the VRR interest. Barclays Bank PLC (a majority owned affiliate of Barclays Capital Real Estate Inc.), Bank of Montreal and KeyBank National Association are expected to be appointed as the initial risk retention consultation parties.

With respect to any risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party (or the holder of the related portion of the VRR interest entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in November 2021 (or, in the case of any mortgage loan that has its first due date after November 2021, the date that would have been its due date in November 2021 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about November 30, 2021.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in December 2021.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Florida, Pennsylvania, Maryland, New York, Kansas, Ohio or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	October 2026
Class A-2	November 2026
Class A-3	November 2028
Class A-4	NAP – October 2031(1)
Class A-5	November 2031
Class A-SB	August 2031
Class X-A	NAP
Class X-B	NAP
Class A-S	November 2031
Class B	November 2031
Class C	November 2031

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-4 certificates ranging from $0 to $270,000,000.

The rated final distribution date for the offered certificates will be the distribution date in November 2054.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

The following illustration does not take into account the sale of any non-offered certificates or the RR interest.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2021-C12:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-5

●	Class A-SB

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR, Class RR, Class S and Class R certificates (referred to as the “non-offered certificates”). The certificates (other than the Class RR certificates and the Class R certificates) are collectively referred to as the “non-VRR certificates.” In addition, the RR interest is not being offered by this prospectus.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(2)
Class A-1	$13,880,000	1.292%	30.000%
Class A-2	$112,570,000	10.477%	30.000%
Class A-3	$10,510,000	0.978%	30.000%
Class A-4	$0 - $270,000,000(3)	NAP – 25.128%(3)	30.000%
Class A-5	$280,700,000 - $550,700,000 (3)	26.124% – 51.252%(3)	30.000%
Class A-SB	$37,406,000	3.481%	30.000%
Class X-A	$725,066,000	NAP	NAP
Class X-B	$179,972,000	NAP	NAP
Class A-S	$86,749,000	8.073%	21.625%
Class B	$47,906,000	4.458%	17.000%
Class C	$45,317,000	4.218%	12.625%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates in the aggregate. The VRR interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-VRR certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention”.

(3)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the above chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $550,700,000, subject to a variance of plus or minus 5%.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate is set forth below for each class of offered certificates:

Class	Approx. Initial Pass- Through Rate(1)
Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-5%
Class A-SB	%
Class X-A	%
Class X-B	%
Class A-S	%
Class B	%
Class C	%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of offered certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.13250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00740%. The trustee fee of $290 per month is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to an upfront fee of $10,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan and any related companion loan) at a per annum rate equal to 0.00125%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders and the RR interest owner.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders and the RR interest owner.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the RR interest owner. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
HQ @ First	0.00900% per annum	0.2500% per annum
Superstition Gateway	0.01000% per annum	0.2500% per annum
356-362 E 148th Street	0.00125% per annum	0.2500% per annum

(1)	Each primary servicing fee rate described in the table is included as part of the servicing fee rate.

Distributions

A. Allocation Between VRR

  Interest and Non-VRR

Certificates	The aggregate amount available for distributions to holders of the non-VRR certificates and the VRR interest owners on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the VRR interest, on the one hand, and for distribution to non-VRR certificates, on the other hand. The portion of such amount allocable to (a) the VRR interest will at all times be the product of such amount multiplied by the VRR percentage and (b) the non-VRR certificates will at all times be the product of such amount multiplied by the non-VRR percentage, in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.

The “non-VRR percentage” is an amount expressed as a percentage equal to 100% minus the VRR percentage. At all times, the sum of the VRR percentage and the non-VRR percentage will equal 100%.

The “VRR percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial VRR interest balance of the VRR interest, and the denominator of which is the aggregate initial certificate balance of all of the classes of principal balance certificates and the VRR interest balance of the VRR interest.

B. Amount and Order

  of Distributions on the Non-VRR

Certificates	On each distribution date, funds available for distribution to the non-VRR certificates (other than any yield maintenance charges and prepayment premiums and any excess interest attributable to the Class S certificates) and the Class R certificates will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates until the certificate balance of the Class A-5 certificates has been reduced to zero, and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Seventh, to the Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of non-VRR certificates (other than the Class S certificates) and the VRR interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”. As described in these sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of non-VRR certificates entitled to principal and the VRR interest on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—The VRR Interest”, respectively.

D. Yield Maintenance

 Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holders of the VRR interest, on the one hand, and to the holders of certain of the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. Yield maintenance charges and prepayment premiums with respect to the mortgage loans that are allocated to the non-VRR certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination,

 Allocation of Losses

and Certain Expenses

The following chart generally sets forth the manner in which the payment rights of certain classes of non-VRR certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-VRR certificates. On any distribution date, the aggregate amount available for distributions on the certificates and the RR interest will be allocated between the VRR interest and the non-VRR certificates in accordance with their respective percentage allocation entitlement, and principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates), in each case as set forth in the following chart. Certain payment rights between the

Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates are more particularly described under “Description of the Certificates—Distributions”.

On any distribution date, mortgage loan losses will be allocated between the VRR interest and non-VRR certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain non-VRR certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

**	The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates are interest-only certificates and the Class X-D, Class X-F and Class X-G certificates are not offered by this prospectus. The VRR interest is not offered by this prospectus.

***	Other than the Class X-D, Class X-F, Class X-G, Class RR, Class S and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of owners of the VRR interest will be pro rata and pari passu with the right to payment of holders of the non-VRR certificates (as a collective whole), and, as described above, any losses incurred on the mortgage loans will be allocated between the VRR interest, on the one hand, and the non-VRR certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of non-VRR certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F or Class X-G certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on mortgage loans that are allocated to the VRR interest will reduce the VRR interest balance.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates. The notional amount of the Class X-G certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class G certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—The VRR Interest” for more detailed information regarding the subordination provisions applicable to the non-VRR certificates and the VRR interest and the allocation of losses to the non-VRR certificates and the VRR interest.

F. Shortfalls in Available

Funds	The following types of shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the VRR interest and the non-VRR certificates. The reduction in amounts available for distribution to the non-VRR certificates will reduce distributions to the classes of non-VRR certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated between the VRR interest, on the one hand, and the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the non-VRR certificates (other than the Class S certificates) are required to be further allocated among the classes of non-VRR certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date (which accrues after the related anticipated repayment date), to the extent actually collected and applied as interest during a collection period, will be allocated between the VRR interest, on the one hand, and the Class S certificates, on the other hand, in accordance with their respective percentage allocation entitlement on the related distribution date. See “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates, to provide credit support for other classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than any portion of an REO loan related to a companion loan) (unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date, as applicable, in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to, and the special servicer may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and the RR interest. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be sixty-seven (67) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 151 commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,074,490,768.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the sixty-seven (67) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of one (1) mortgage loan, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Additional Subordinate Debt Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
AMF Portfolio	$84,000,000	7.8%	$ 88,000,000	N/A	61.3%	1.51x	9.8%	61.3%	1.51x	9.8%
Helios Plaza	$78,500,000	7.3%	$ 40,000,000	N/A	64.1%	3.10x	9.1%	64.1%	3.10x	9.1%
1100 & 820 First Street NE	$65,000,000	6.0%	$146,000,000	N/A	63.6%	2.87x	9.4%	63.6%	2.87x	9.4%
HQ @ First	$42,300,000	3.9%	$187,700,000	$178,000,000	42.8%	4.11x	12.4%	75.8%	2.32x	7.0%
Superstition Gateway	$30,000,000	2.8%	$ 47,125,000	N/A	68.5%	1.72x	10.3%	68.5%	1.72x	10.3%
Hamilton Commons	$22,000,000	2.0%	$ 17,000,000	N/A	59.5%	3.73x	13.6%	59.5%	3.73x	13.6%
356-362 E 148th Street	$14,000,000	1.3%	$ 24,000,000	N/A	69.9%	1.68x	7.0%	69.9%	1.68x	7.0%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loan(s) and any related mezzanine debt.
(2)	Calculated including any related pari passu companion loan(s) and any related companion loan(s) but excluding any related mezzanine debt.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
HQ @ First	KREST 2021-CHIP	3.9%	KeyBank National Association	KeyBank National Association	Wells Fargo Bank, National Association
Superstition Gateway	MSC 2021-L7	2.8%	KeyBank National Association	KeyBank National Association	Wells Fargo Bank, National Association
356-362 E 148th Street	BBCMS 2021-C11	1.3%	Wells Fargo Bank, National Association	SCP Servicing, LLC	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(2)
HQ @ First	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	N/A	PIF Offshore XXVIII Ltd
Superstition Gateway	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	LD III Holdco II, L.P.
356-362 E 148th Street	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Sabal Strategic Opportunities Fund, L.P.

(1)	As of the closing date of the related securitization.

(2)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage

Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,074,490,768
Number of mortgage loans	67
Number of mortgaged properties	151
Range of Cut-off Date Balances	$1,000,000 to $84,000,000
Average Cut-off Date Balance	$16,037,176
Range of Mortgage Rates	2.90000% to 5.05000%
Weighted average Mortgage Rate	3.55193%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	113 months
Range of remaining terms to maturity(2)	59 months to 120 months
Weighted average remaining term to maturity(2)	112 months
Range of original amortization terms(3)	240 months to 360 months
Weighted average original amortization term(3)	359 months
Range of remaining amortization terms(3)	240 months to 360 months
Weighted average remaining amortization term(3)	358 months
Range of Cut-off Date LTV Ratios(4)(5)	24.3% to 71.0%
Weighted average Cut-off Date LTV Ratio(4)(5)	59.9%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(5)	24.3% to 70.0%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)	56.6%
Range of U/W NCF DSCRs(5)(6)	1.26x to 6.24x
Weighted average U/W NCF DSCR(5)(6)	2.44x
Range of U/W NOI Debt Yields(5)	6.7% to 25.2%
Weighted average U/W NOI Debt Yield(5)	10.5%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	48.3%
Interest-only, Amortizing Balloon	31.4%
Interest-only, ARD	11.8%
Amortizing Balloon	8.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to three (3) mortgage loans with an anticipated repayment date, secured by the mortgaged properties identified on Annex A-1 to this prospectus as Helios Plaza (7.3%), HQ @ First (3.9%) and CVS Florida Portfolio (0.6%), calculated as of the related anticipated repayment date.

(3)	Excludes forty-two (42) mortgage loans (collectively, 60.1%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date or anticipated repayment date, as applicable) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of seven (7) mortgage loans (collectively, 31.3%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s). With respect to the mortgage loan identified as the HQ @ First mortgage loan (3.9%), the loan-to-value ratio and debt yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date or anticipated repayment date, and underwritten net operating income debt yield, including the related subordinate companion loans are, 2.32x, 75.8%, 75.8% and 7.0%, respectively.

(6)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. In the case of the AMF Portfolio mortgage loan (7.8%), the principal and interest payments beginning with the payment date in November 2028 used for calculating the underwritten net cash flow debt service coverage ratio were based on the assumed principal and interest payment schedule set forth on Annex F. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, one (1) of the mortgage loans was modified due to a delinquency or was a refinancing of a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loan.

With respect to the Autumn Run Apartments mortgage loan (2.1%), the prior loan secured by the mortgaged property went into maturity default on October 1, 2021 due to delays in closing the Autumn Run Apartments mortgage loan. The prior loan was paid off in full by the Autumn Run Apartments mortgage loan on October 12, 2021.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	With respect to fifty-one (51) of the mortgaged properties (collectively, 23.0%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to one (1) mortgage loan (2.1%) being contributed by Barclays, there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to satisfaction of certain underwriting criteria (e.g., occupancy, minimum debt service coverage ratio, underwritten revenue, underwritten management fees, underwritten vacancies, underwritten occupancy, reserves, single-purpose entity covenants, etc.).

In addition, the mortgage loans originated prior to March 15, 2020 were underwritten without taking into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial

Corporation’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Barclays Capital Real Estate Inc., as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the RR interest in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates and the RR interest may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General

Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders

and the RR Interest Owner	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record and the RR interest owner, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and the RR interest owner may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.key.com/key2cre.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in November 2031 and the HQ @ First mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class S and Class R certificates) and the RR interest for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) and the RR interest, (iii) such holder (or holders) pay an amount equal to the VRR interest’s proportionate share of the price specified in this prospectus and (iv) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders or the RR interest owner in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or a defaulted serviced whole loan and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (other than non-serviced mortgage loans), defaulted whole loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders, the RR interest owner and any related companion loan holders (as a collective whole as if such certificateholders, RR interest owner and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then such special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s), and, in the case of the HQ @ First whole loan, the related subordinate companion loan(s), in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account) as two separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes. The upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.

In addition, (1) the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account will be classified as a “trust” under Treasury Regulations Section 301.7701-4(c) (a “grantor trust”); and (2) the Class S certificates and the VRR interest will represent undivided beneficial ownership interests in their respective portions of such entitlement for federal income tax purposes, as further described under “Material Federal Income Tax Considerations”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class and Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May

Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●

Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.

●

Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date.

●

Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, multifamily, industrial, retail, self storage, hospitality, manufactured housing and mixed use) may present additional risks.

●

Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.

●

Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.

●

Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.

●

Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.

●

Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.

●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.

●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.

●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.

●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.

●

Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.

●

Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●

Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.

●

Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.

●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.

●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been an emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”), which has spread to countries throughout the world, including the United States, and has been declared a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the former president of the United States has made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of United States state governments have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. Although vaccines have been approved and more are in development, there can be no assurance as to the availability of vaccines, the rate of vaccination or the effectiveness of vaccination against the COVID-19 virus or any mutations. We cannot assure you when states will permit full resumption of economic activity, whether or when people will feel comfortable in resuming economic activity, that vaccines, containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 outbreak has led to severe disruptions in the global supply chain, financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and those disruptions will likely continue for some time. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act, the Consolidated Appropriations Act of 2021 and the American Rescue Plan of 2021), the effectiveness of such measures cannot be predicted. The United States economy has experienced contraction and expansion during the pandemic, and it is unclear when any contraction will cease and when steady economic expansion will resume.

In addition to these general concerns, investors should consider what effect, if any, the COVID-19 pandemic, as well as any resulting recession or economic slowdown, may have on the ability of borrowers to make timely payments on the mortgage loans, which in turn may have an adverse impact on the performance and market value of the certificates. Mortgage lenders in certain counties implemented payment holidays for mortgagors affected by COVID-19, and the D.C. City Council has enacted legislation requiring lenders under the jurisdiction of the Department of Insurance, Securities and Banking to offer deferrals of mortgage loans to borrowers that request them. We cannot assure you that lenders or servicers in other states will not offer or be compelled by governmental authorities to offer payment holidays to borrowers affected by COVID-19, resulting in potential losses or delays in payments on the certificates. Investors should also consider that COVID-19 could significantly impact volatility, liquidity and/or the market value of securities, including the certificates.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●	hospitality properties, due to travel limitations implemented by governments and businesses as well as declining interest in travel generally;

●

retail properties, due to store closures, either government mandated or voluntary, declining interest in visiting large shared spaces such as shopping malls, restaurants, bars and movie theatres, and tenants (including certain national and regional chains, such as Equinox, Staples and Cheesecake Factory) refusing to pay rent;

●

office properties, due to prohibitions on use of space at full capacity and changes to leasing activity arising from the need for increased distancing between workers, changes to elevator practices, increased prevalence of telework and changes to the willingness of employees to commute;

●

self storage properties, due to increasing unemployment rates and a general reduction in disposable income available for non-essential expenses for their tenants, who typically lease space under short-term leases;

●

multifamily, manufactured housing and/or student housing properties, due to federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, as well as increasing unemployment rates and changes to leasing activity arising from limitations on in-person showings of units;

●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants;

●

properties with significant tenants who operate co-working or office-sharing spaces, due to restrictions on such spaces or declining interest in such spaces by their users, who typically are unaffiliated and license or sublease space for shorter durations; and

●

properties with significant tenants with executed leases but not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in significant losses, including shortfalls in distributions of interest and/or principal to the holders of the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. Certain geographic regions of the United States, such as New York City, have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in lengthier stay at home orders than in other less-impacted regions. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress. In addition, we cannot assure you that declining economic conditions precipitated by COVID-19 and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums. While certain mortgage loans provide for insurance premium reserves, we cannot assure you that the borrowers will be able to continue to fund such reserves or that such reserves will be sufficient to pay all required insurance premiums.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates and VRR Interest”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already made such request. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, you should expect that a number of borrowers may not make timely payment on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

Although the borrowers and certain tenants may have made their recent debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents. Further, some federal, state and local administrative offices and courts have closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

There can be no assurances that the NRSROs engaged by the depositor will issue the expected ratings on the closing date (or at all) or that such ratings will not be withdrawn or placed on watch immediately or shortly after the closing date. We cannot assure you that declining economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●

the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●

the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 10 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●

space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●

leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See the representations and warranties in Annex D-1 and the identified exceptions, if any, to those representations and warranties in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●

if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),

●	if the related borrower fails to provide a designated number of parking spaces,

●

if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●

upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations,

●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●

the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●

in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and

●

in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely  Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported, it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely

Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the cotenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	outstanding building code violations or tenant complaints at the property;

●

the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●

in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●

certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●

adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units, such as the Hayes Court mortgaged property (1.6%), the 1441-1451 Overing Street mortgaged property (1.4%) and the 2535-2537 Grand Concourse mortgaged property (0.7%), is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use;

●	the location of the property; and

●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●

changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self storage property is typically low, the insurable value of a self storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●

the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Healthcare-Related Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Multifamily Properties Have Special Risks” above, other factors may adversely affect the financial performance and value of healthcare-related properties that provide assisted living, memory care and/or independent living services.

Healthcare-related properties may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

Providers of assisted living and other medical services are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers. The foregoing can adversely affect revenues from the operation of a healthcare related property.

Providers of assisted living and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	reimbursement policies; and

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment personnel operating policies and maintenance of and additions to facilities and services.

In the event of foreclosure, we cannot assure you that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser (or an operator on its behalf) may have to apply in its own right for those licenses and approvals. We cannot assure you that a new license could be obtained or that a new approval would be granted.

Healthcare-related properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of healthcare related properties may be subject to regulatory approvals under state and, in some cases, federal law that is not required for transfers of most other types of commercial properties.

We cannot assure you that any licensing requirements related to services provided at healthcare-related mortgaged real properties will not adversely impact operations at or the value of the mortgaged real properties or that any such licenses or permits will be renewed or kept in place.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Data Center Properties Have Special Risks

The primary function of a data center is to provide a secure location for back-up data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and highly costly equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason. Moreover, such conversion to an alternate use may be accompanied by a decrease in rents at the related mortgaged property. See “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the RR interest owner to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity or ARD as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity or anticipated repayment date of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, multifamily, and industrial. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Texas, Indiana, Washington, D.C., Florida and New Jersey. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●

if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●

a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●

the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the RR interest owner.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment,

Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

In addition, as a result of the COVID-19 pandemic, third party inspectors were utilized to inspect some of the mortgaged properties due to restrictions in travel. Further, the COVID-19 pandemic has resulted in less access to tenant spaces, which may impact whether all conditions requiring repair or replacement were identified.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Properties Located in New York City.

With respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the RR interest owner.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on December 3, 2021. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed

Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten information for the mortgage pool do not reflect any potential impacts of the COVID-19 pandemic with respect to the mortgage loans originated prior to March 15, 2020. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the RR interest owner until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the RR interest owner. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the RR interest owner. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines; and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

Seasoned Mortgage Loans Present Additional Risk of Repayment

Four (4) mortgage loans (collectively, 4.8%) are seasoned mortgage loans and were originated 12 months or more prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●

property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since.

In particular, all of the seasoned mortgage loans were originated prior to the COVID-19 pandemic, and as a result, they were underwritten in a substantially different economic climate. Assumptions about property expenses, tenant demand and market trends made in connection with the underwriting of seasoned loans may have proven incorrect.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders and the RR interest owner if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●

the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●

the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●

if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●

the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●

the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the RR interest owner as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the RR interest owner. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates and the VRR interest, neither of which are offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date, as applicable, of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions, if any, to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition. Each of these mortgaged properties (or a portion thereof) is leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of (i) Barclays Capital Real Estate Inc., one of the sponsors and originators, (ii) Barclays Bank PLC, the expected holder of a portion of the VRR interest (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) and one of the expected initial risk retention consultation parties and (iii) Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, each of (i) Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.), (ii) Bank of Montreal and (iii) KeyBank National Association is expected to hold a portion of the VRR Interest as described in “Credit Risk Retention” and is (or is affiliated with the entities) expected to be appointed as one of the initial risk retention consultation parties. Each risk retention consultation party may, in certain circumstances and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the VRR interest owners by whom they are appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any risk retention consultation party or such VRR interest owner holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is a risk retention consultation party or VRR interest owner by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.), Bank of Montreal or KeyBank National Association (in each case as a VRR interest owner or a risk retention consultation party) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, its employees, personnel or affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that any of Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.), Bank of Montreal or KeyBank National Association as holder of a portion of the VRR interest or a risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts

of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Each expected VRR interest owner and the parties expected to be designated to consult with the special servicer on its behalf as a risk retention consultation party is each an Underwriter Entity. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2021-C12 non-offered certificates or the RR interest owner. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer is expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

LD III Sub III, LLC (or its affiliate) is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement, and LNR Partners, LLC is expected to act as the special servicer. The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) or a serviced companion loan holder to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

It is expected that LD III Sub III, LLC or an affiliate will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). LNR Partners, is expected to be appointed by LD III Sub III, LLC to act as the special servicer. LNR Partners is an affiliate of Starwood Mortgage Capital LLC, a sponsor, originator and mortgage loan seller.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation parties, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Pentalpha Surveillance LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Pentalpha Surveillance LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders and the RR interest owner if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation parties, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Pentalpha Surveillance LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Pentalpha Surveillance LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders and the RR interest owner if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that LD III Sub III, LLC or an affiliate thereof will be appointed as the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). The special servicer may, (i) at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) or (ii) with respect to a serviced AB whole loan, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, at the direction of the holder of the related subordinate companion loan (and after a control appraisal period, at the direction of the holder of the controlling pari passu companion loan or the directing holder appointed by the related securitization), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders and the RR interest owner. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan (or, if applicable, a controlling noteholder), may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement, as applicable, relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the RR interest owner.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to serviced whole loans, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates or the RR interest, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates or the RR interest, and it may have interests in conflict with those of the certificateholders and the RR interest owner. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the RR interest owner. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders and the RR interest owner, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class X-F, Class X-G, Class F, Class G, Class H-RR, Class J-RR and Class S certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

LD III Sub III, LLC, or an affiliate thereof, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

LNR Partners, LLC, which is expected to act as the special servicer, or its affiliate assisted LD III Sub III, LLC (or its affiliate) with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or with respect to any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” under the related intercreditor agreement with respect to the related subordinate companion loan, the holder of the related subordinate companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and

●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) alternative investment fund managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Regulation are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)

in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”);

(b)

in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder;

(c)	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:

(i)

if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and

(ii)

if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(d)

in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy the either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder or RR interest owner may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●

may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The loss models used by any NRSRO engaged to rate the offered certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that any NRSRO will not downgrade any of the ratings on the certificates after the closing date due to any impact of the COVID-19 pandemic or otherwise. See “—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the

Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●

the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●

a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●

a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●

the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity or to repay any ARD loan at the related anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders and the RR interest owner. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-VRR certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and the RR interest and will result in a reduction of the certificate balance (or notional amount) of one or more classes of non-VRR certificates and the interest balance of the VRR interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-VRR certificates and the VRR interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first to the Class J-RR certificates, then the Class H-RR certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocated to the non-VRR certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the RR interest owner generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation parties under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement, as applicable, or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information—Certificate Administrator Reports”.

The Class S and Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan and any excluded loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, each risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and any risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and any risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent), of the related securitization trust (or any other party) holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation parties, the controlling companion loan holder with respect to any AB whole loan, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)               may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)              may act solely in its interests or the interests of the holders of the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of any AB whole loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)             does not have any duties to the holders of any class of certificates other than the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan), in the case of any risk retention consultation party, the holder of the portion of the VRR interest that appointed such risk retention consultation party or, in the case of any AB whole loan, the related controlling companion noteholder does not have any duties to any other person;

(iv)             may take actions that favor its interests or the interests of the holders of the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any AB whole loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)              will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, any risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any AB whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of the HRR Certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and the RR interest owner and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders, RR interest owner and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement, as applicable, that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement, as applicable, will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement, as applicable, relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates or the RR interest owner;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●

will have no liability whatsoever for having so acted and that no certificateholder or RR interest owner may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates or the RR interest. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the RR interest.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, (i) Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc. and (ii) Société Générale will agree in the related mortgage loan purchase agreement to repurchase or replace defective Societe Generale Financial Corporation Mortgage Loans to the same extent as Societe Generale Financial Corporation in connection with any repurchase by Societe Generale Financial Corporation. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-VRR certificates and the VRR interest owners, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-VRR certificates will not be available to satisfy any amounts due and payable to the VRR interest. Likewise, amounts received and allocated to the VRR interest will not be available to satisfy any amounts due and payable to the non-VRR certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-VRR certificates (collectively) and the VRR interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and the RR interest owner to receive distributions on the offered certificates and the RR interest, respectively. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely be unenforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the RR interest owner continuing to hold the full non-notionally reduced amount of such certificates or the RR interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the RR interest owner. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders, the RR interest owner and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the RR interest owner. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the Treasury Regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2020-26 (extended by Revenue Procedure 2021-12) easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower between March 27, 2020 and September 30, 2021, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. Under the revenue procedure, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations Section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), and (c) do not result in a deemed reissuance of related REMIC regular interests. Accordingly, the Master Servicer or Special Servicer may grant certain forbearances (and engage in related modifications), whether or not covered under Revenue Procedure 2020-26 and Revenue Procedure 2021-12, with respect to a mortgage loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates. It is unclear whether the IRS will issue new guidance or otherwise extend the application of Revenue Procedure 2020-26 or Revenue Procedure 2021-12, with possible retroactive effect, for forbearance granted after September 30, 2021.

In addition, the IRS has issued final regulations under the Treasury Regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the Treasury Regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the Treasury Regulations of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

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Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

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Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of non-VRR certificates and the VRR interest will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the VRR interest, on one hand, and the non-VRR certificates, on the other hand, as described in “Credit Risk Retention—The VRR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders and the RR interest owner will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the certificates may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial mortgage backed securities generally. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

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legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

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increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

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investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

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Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

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Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

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The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

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In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor, the other VRR interest owners and the third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of sixty-seven (67) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the ”Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,074,490,768 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in November 2021 (or, in the case of any Mortgage Loan that has its first due date after November 2021, the date that would have been its due date in November 2021 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Seven (7) Mortgage Loans (collectively, 31.3%) are each part of a larger whole loan, each of which is comprised of (i) the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loan(s)” and (ii) in the case of one (1) Mortgage Loan (3.9%), one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as a ”Subordinate Companion Loan(s)”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to herein as the “Companion Loan(s)“, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan“. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	22	39	$ 317,170,832	29.5%
KeyBank National Association	21	36	321,935,395	30.0
Bank of Montreal	6	44	216,240,000	20.1
Societe Generale Financial Corporation	7	7	114,824,541	10.7
Starwood Mortgage Capital LLC	11	25	104,320,000	9.7
Total	67	151	$ 1,074,490,768	100.0%

(1)

Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

All of the Mortgage Loans were originated or co-originated by their respective sellers or affiliates thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee and/or leasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

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The AMF Portfolio Mortgage Loan (7.8%) is part of a Whole Loan that was co-originated by Bank of Montreal and Starwood Mortgage Capital LLC. Such Mortgage Loan was underwritten pursuant to Bank of Montreal’s underwriting guidelines.

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The Helios Plaza Mortgage Loan (7.3%) is part of a Whole Loan that was co-originated by Bank of Montreal and Barclays Capital Real Estate Inc. Such Mortgage Loan was underwritten pursuant to Bank of Montreal’s underwriting guidelines.

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The 1100 & 820 First Street NE Mortgage Loan (6.0%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

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The HQ @ First Mortgage Loan (3.9%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and JPMorgan Chase Bank, National Association. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on November 30, 2021 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the 1100 & 820 First Street NE Mortgage Loan or the 1100 & 820 First Street NE Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the 1100 & 820 First Street NE Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, 1100 & 820 First Street NE Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

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in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year;

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in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period;

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with respect to the AMF Portfolio Mortgage Loan (7.8%), the Annual Debt Service is calculated based on the sum of the 12 principal and interest payments beginning with the November 2028 payment based on the assumed principal and interest payment schedule set forth on Annex F; and

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in the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan without regard to any related Subordinate Companion Loan. Except as provided in the prior sentence, Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under ”Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. The appraisals for certain of the Mortgage Loans were conducted prior to the market impact of the COVID-19 pandemic, and as a result, the appraised value of the Mortgaged Properties as of the Closing Date could be materially different from the Appraised Value provided herein.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) ”Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The ”revenue” component of such calculation was generally determined on the basis of the information described with respect to the ”revenue” component described under ”Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the ”expense” component described under ”Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the ”as-is” Appraised Value (including ”as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below, a value other than the ”as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)(1)	Maturity Date/ARD LTV Ratio (Other Than “As-Is”) (1)	Appraised Value (Other Than “As-Is”) (1)	Cut-off Date LTV Ratio (“As-Is”) (1)	Maturity Date/ARD LTV Ratio (“As-Is”) (1)	“As-Is” Appraised Value
445 Vanderbilt(2)	2.0%	66.7%	66.7%	$33,000,000	66.7%	66.7%	$ 33,000,000
Glendale Industrial(3)	1.9%	53.6%	46.1%	$37,320,000	51.7%	44.5%	$ 38,720,000

(1)	LTV calculations include any Pari Passu Companion Loan(s), as applicable, but exclude any related Subordinate Companion Loan(s).

(2)

The other than “As-Is” Appraised Value of $33,000,000 is based on the extraordinary assumption that the 445 Vanderbilt Mortgaged Property will be approved for a 35-year 421a tax abatement requiring at least 30% of the related units to be leased as affordable units at no more than 130% of the applicable area median income, with benefits commencing in July 2022.

(3)

The other than “As-Is” Appraised Value of $37,320,000 represents the Contract Rent value, which accounts for the in-place master lease and subleases. The “As-Is” Appraised Value of $38,720,000 accounts for the assumption that, in the event of a sale of the Mortgaged Property to a third party, the master lease and subleases will not transfer to such third party and the Mortgaged Property will be leased at market rent.

With respect to Manhattan Retail Portfolio (4.4%), the Appraised Value of $83,800,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 56.1% and 56.1%, respectively. The sum of the individual appraised values of each of the related Mortgaged Properties is $82,200,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the sum of the individual appraised values are 57.2% and 57.2%, respectively. The Other than “As-Is” Appraised Value of $83,800,000 represents a portfolio premium of 1.9%.

With respect to East Boston Multifamily Portfolio II (1.3%), the Appraised Value of $23,500,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 59.6% and 59.6%, respectively. The sum of the individual appraised values of each of the related Mortgaged Properties is $22,240,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the sum of the individual appraised values are 62.9% and 62.9%, respectively.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or ”Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under ”—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio“, “DSCR“, “Underwritten Net Cash Flow Debt Service Coverage Ratio“, “Underwritten Debt Service Coverage Ratio“, “U/W NCF DSCR” or ”U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year. With respect to the AMF Portfolio Mortgage Loan (7.8%), the Underwritten Net Cash Flow Debt Service Coverage Ratio was calculated based upon the sum of the 12 principal and interest payments beginning with the November 2028 payment based on the assumed principal and interest payment schedule set forth on Annex F.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.

If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD“, “LTV Ratio at Maturity or Anticipated Repayment Date” and ”Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under ”—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or Anticipated Repayment Date, as applicable, of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon or ARD Payment” or ”Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet“, “SF” or ”Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and ”TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or ”U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow“, “Underwritten NCF“, “U/W Net Cash Flow” or ”U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used;

(ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

With respect to the Mortgage Loans originated prior to March 15, 2020, determinations of Underwritten Net Cash Flow did not take into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or ”U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Net Operating Income“, “Underwritten NOI“, “U/W Net Operating Income” or ”U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

With respect to the Mortgage Loans originated prior to March 15, 2020, determinations of Underwritten Net Operating Income did not take into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or ”U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year. With respect to the AMF Portfolio Mortgage Loan (7.8%), the Underwritten Net Operating Income Debt Service Coverage Ratio was calculated based upon the sum of the 12 principal and interest payments beginning with November 2028 payment based on the assumed principal and interest payment schedule set forth on Annex F.

“Underwritten NOI Debt Yield” or ”U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Revenues” or ”U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of ”Underwritten Net Operating Income” above.

“Units“, “Rooms“ or “Pads” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, or (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,074,490,768
Number of Mortgage Loans	67
Number of Mortgaged Properties	151
Range of Cut-off Date Balances	$1,000,000 to $84,000,000
Average Cut-off Date Balance	$16,037,176
Range of Mortgage Rates	2.90000% to 5.05000%
Weighted average Mortgage Rate	3.55193%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	113 months
Range of remaining terms to maturity(2)	59 months to 120 months
Weighted average remaining term to maturity(2)	112 months
Range of original amortization terms(3)	240 months to 360 months
Weighted average original amortization term(3)	359 months
Range of remaining amortization terms(3)	240 months to 360 months
Weighted average remaining amortization term(3)	358 months
Range of Cut-off Date LTV Ratios(4)(5)	24.3% to 71.0%
Weighted average Cut-off Date LTV Ratio(4)(5)	59.9%
Range of LTV Ratios at Maturity or ARD(2)(4)(5	24.3% to 70.0%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)	56.6%
Range of U/W NCF DSCRs(5)(6)	1.26x to 6.24x
Weighted average U/W NCF DSCR(5)(6)	2.44x
Range of U/W NOI Debt Yields(5) (10)	6.7% to 25.2%
Weighted average U/W NOI Debt Yield(5)	10.5%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	48.3%
Interest-only, Amortizing Balloon	31.4%
Interest-only, ARD	11.8%
Amortizing Balloon	8.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to three (3) mortgage loans with an Anticipated Repayment Date, secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Helios Plaza (7.3%), HQ @ First (3.9%) and CVS Florida Portfolio (0.6%), calculated as of the related Anticipated Repayment Date.

(3)	Excludes forty-two (42) Mortgage Loans (collectively, 60.1%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity or ARD) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of seven (7) Mortgage Loans (collectively, 31.3%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s). With respect to the Mortgage Loan identified as the HQ @ First Mortgage Loan (3.9%), the LTV Ratio and Debt Yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity or ARD, and U/W NOI DY including the related subordinate companion loan(s) are 2.32x, 75.8%, 75.8% and 7.0%, respectively.

(9)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. In the case of the AMF Portfolio mortgage loan (7.8%), the principal and interest payments beginning with the payment date in November 2028 used for calculating the underwritten net cash flow debt service coverage ratio were based on the assumed principal and interest payment schedule set forth on Annex F. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	15	$349,373,370	32.5%
Suburban	5	189,082,500	17.6
CBD	4	121,300,000	11.3
Medical	6	38,990,870	3.6
Retail	29	$228,975,000	21.3%
Anchored	7	125,575,000	11.7
Single Tenant	12	47,993,000	4.5
Unanchored	5	45,857,000	4.3
Shadow Anchored	5	9,550,000	0.9
Multifamily	55	$220,360,000	20.5%
Garden	36	115,700,000	10.8
Mid Rise	7	71,876,978	6.7
Age Restricted	1	22,560,000	2.1
Low Rise	11	10,223,022	1.0
Industrial	28	$146,037,000	13.6%
Flex	8	51,713,248	4.8
Warehouse/Cold Storage	1	27,900,000	2.6
Warehouse/Distribution	8	21,469,736	2.0
Warehouse	5	16,771,280	1.6
R&D	2	8,111,736	0.8
Manufacturing	1	7,410,000	0.7
Cold Storage	1	5,125,000	0.5
Data Center	1	4,906,000	0.5
Warehouse/R&D	1	2,630,000	0.2
Hospitality	4	$48,625,398	4.5%
Limited Service	3	29,625,398	2.8%
Full Service	1	19,000,000	1.8
Self Storage	8	$43,260,000	4.0%
Self Storage	8	43,260,000	4.0
Mixed Use	3	$27,770,000	2.6%
Office/Retail	2	22,270,000	2.1
Retail/Office	1	5,500,000	0.5
Manufactured Housing	9	$10,090,000	0.9%
Total	151	$1,074,490,768	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by office properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders.

We cannot assure you that other borrowers of Mortgage Loans secured by office properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth above, we note the following:

●	The borrowers with respect to Mortgage Loans secured by retail properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by retail properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily properties set forth in the above chart, we note the following:

●	With respect to the AMF Portfolio Mortgage Loan (7.8%), crime searches conducted by the lender in connection with the origination of the Mortgage loan revealed elevated incidents of shootings, vandalism, theft and robbery at or near four of the Mortgaged Properties in the portfolio (namely, Olivewood (0.3%), Annhurst (0.2%), Sherbrook (0.1%) and Stonehenge Apartments (0.1%; collectively 0.8% for the four Mortgaged Properties) over the preceding 12-month period. These four Mortgaged Properties represent 10.4% by allocated loan amount of the AMF Portfolio Whole Loan.

●	With respect to the AMF Portfolio Mortgage Loan (7.8%), 90 of the 3,299 total units (representing approximately 2.7% of all units by number) are currently rented to tenants that rely on rent subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.

●	With respect to the Autumn Run Apartments Mortgage Loan (2.1%), according to the borrower-certified rent roll dated September 15, 2021, approximately 50 out of 320 multifamily units are leased on a month-to-month basis.

●	With respect to the Parc Gardens Mortgage Loan (2.1%), the Mortgaged Property is an age-targeted apartment community. The condominium documents prohibit the transfer of units to permanent residents that (i) are under 55 years old or (ii) less than 18 years old as a permanent resident without the approval of the board of directors of the condominium.

●	With respect to the 445 Vanderbilt Mortgage Loan (2.0%), in order to satisfy the requirements of the Affordable Housing NY Program of the State of New York (the “421a Property Tax Abatement Program”), the borrower has reserved 13 of the 43 related multifamily units at the Mortgaged

Property as affordable housing units (the “445 Vanderbilt Affordable Units”) that, among other things, will be subject to a maximum allowable rent equal to 130% of the area median income. Although the borrower has not yet obtained approval for enrollment of the Mortgaged Property in the 421a Property Tax Abatement Program, in the event the Mortgaged Property is enrolled in such program the 445 Vanderbilt Affordable Units will become rent stabilized and any increases in rent at such units will become subject to the regulations of the New York Rent Guidelines Board. See “—Real Estate and Other Tax Considerations.”

●	With respect to the Hayes Court Mortgage Loan (1.6%), approximately 13 of the 56 multifamily units are rent stabilized and any increases in rent for such units remain subject to New York State rent control regulations.

●	With respect to the 1441-1451 Overing Street Mortgage Loan (1.4%), all of the related multifamily units are rent stabilized and any increases in rent remain subject to New York State rent control regulations.

●	With respect to the 2535-2537 Grand Concourse Mortgage Loan (0.7%), all of the related multifamily units are rent stabilized and any increases in rent remain subject to New York State rent control regulations.

●	The borrowers with respect to Mortgage Loans secured by multifamily properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and increasing unemployment amongst tenants and may have difficulty evicting non-paying tenants due to a variety of factors, including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by multifamily properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	With respect to the Integer Medical Manufacturing Facility Mortgage Loan (0.7%), Accellent Inc., dba Lake Regional Medical (“Accellent”), the sole tenant at the related Mortgaged Property, has the right under an expansion master agreement to expand into a second building that would be constructed on an adjacent parcel that Accellent leases from the Dade Industrial Authority (the “Integer Expansion Premises”). Under the related Mortgage Loan documents, if at such a time as when Accellent and the applicable parties have agreed or otherwise determined the plans and specifications for the Integer Expansion Premises, then GBP Multi Property Fund I, LP, the managing member of the related borrower (the “Integer Ground Lessee”), would have the option to enter into a ground lease with the related borrower for that portion of land upon which the Integer Expansion Premises would be situated. Furthermore, if Accellent exercises its expansion option , then (i) the Integer Ground Lessee and Accellent would be required to enter into a separate lease for the Integer Expansion Premises and (ii) if the Integer Ground Lessee fails to complete the Integer Expansion Premises, Accellent would be able to exercise its rights under the related lease, including the right to vacate the related Mortgaged Property. Pursuant to the Mortgage Loan documents, if Accellent exercises its expansion option, the related borrower could potentially have construction obligations, which could lead to a violation of the SPE covenants limiting the related borrower’s ability to incur additional liabilities under the related Mortgage Loan documents. In the event the issuing entity were to take title to the Integer Medical Manufacturing Facility Mortgaged Property in connection with a default under the related Mortgage Loan, and the Accellent lease was then in effect, the issuing entity, as lessor would be prohibited under REMIC regulations from effecting any construction that was less than 10% complete (or had not yet begun at all) at the time the Mortgage Loan defaulted or was in imminent default. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Tax Considerations Relating to Foreclosure”.

●	The borrowers with respect to Mortgage Loans secured by industrial properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by industrial properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	All such hotel properties, other than the Sorrel River Ranch Mortgaged Property (1.8%), are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.

●	The borrowers with respect to Mortgage Loans secured by hotel properties may face decreased demand and increased operating costs. We cannot assure you that other borrowers of Mortgage Loans secured by hotel properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3 to this prospectus.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Courtyard by Marriott - Lake Charles, LA	$10,526,332	1.0%	08/02/2036	02/06/2030
Residence Inn - Boca Raton	$10,074,525	0.9%	08/12/2029	03/01/2030
Hampton Inn Altoona Des Moines	$9,024,541	0.8%	01/31/2036	04/01/2030

See “Risk Factors—Risks Relating to the Mortgage Loans— Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by self storage properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by self storage properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

Each such mixed use Mortgaged Property has one or more office and retail components. In the case of the mixed use properties with office and retail components set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by mixed-use properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by mixed-use properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	With respect to the Southeast MHC Portfolio Mortgage Loan (0.7%), the related Mortgaged Properties have a total of 325 pads of which 30 are occupied by homes owned by an affiliate of the related borrower (the “Southeast Affiliate Owner”). The homes owned by the Southeast Affiliate Owner are not part of the collateral for the related Mortgage Loan. Only income derived from the rental of all of the pad sites, including those pad sites occupied by homes owned by the Southeast Affiliate Owner, was underwritten. Under the related Mortgage Loan documents, the Southeast Affiliate Owner must ensure that the affiliate owned homes remain on a pad site that is leased to a bona fide third party tenant on commercially reasonable terms. In addition, one related Mortgaged Property, Gulf Breeze, is subject to age restrictions on tenants. Tenants at the related Mortgaged Property must be at least 55 years of age.

●	With respect to the Palmdale and Brownstone MHC Mortgage Loan (0.3%), the related Mortgaged Properties have a total of 92 pads of which 8 are occupied by homes owned by an affiliate of the related borrower (the “Palmdale Affiliate Owner”). The Palmdale Affiliate Owner plans to sell these 8 homes to existing renters over the next 18 to 24 months. The homes owned by the Palmdale Affiliate Owner are not part of the collateral for the related Mortgage Loan. Only income derived from the rental of all of the pad sites, including those pad sites occupied by homes owned by the Palmdale Affiliate Owner, was underwritten. Under the related Mortgage Loan documents, the Palmdale Affiliate Owner must ensure that the affiliate owned homes remain on a pad site that is leased to the related tenant at market terms and at market rent. In addition, both related Mortgaged Properties are voluntarily operated as age restricted communities. The related Mortgaged Properties have a self-imposed requirement that the tenants must be at least 55 years of age.

●	The borrowers with respect to Mortgage Loans secured by manufactured housing properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by manufactured housing properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Restaurant/Bakery(1)	12	10.9%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(2)	11	8.5%
Grocery store(3)	3	5.2%
Theater/entertainment venue(4)	2	4.8%
Gym, fitness center, spa or a health club(5)	3	4.6%
Data center(6)	2	4.4%
Bank branch(7)	2	2.1%
Automobile service facility(8)	1	0.6%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 399 Jefferson Road, Osborne Shopping Center, Sorrel River Ranch, Manhattan Retail Portfolio - 215 West 90th Street, F&N Shopping Village, Manhattan Retail Portfolio - 311 Amsterdam, Manhattan Retail Portfolio - 203 West 90th, Independence Square, ExchangeRight In-Line Retail Portfolio 1 – Tiger Point Pavilion, East Boston Multifamily Portfolio II - 972-974 Saratoga Street, ExchangeRight In-Line Retail Portfolio 1 – Sunset Crossing and East Boston Multifamily Portfolio II - 329 Sumner Street.

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as, 399 Jefferson Road, Fresenius – Brooklyn, ExchangeRight In-Line Retail Portfolio 1 - Tiger Point Pavilion, ExchangeRight In-Line Retail Portfolio 1 - Lakeshore Pavilion, ExchangeRight In-Line Retail Portfolio 1 – Brook Park, RedHawk MOB, 818 Sterling Place and Bronx Portfolio - 818 Sterling Place, 818 Sterling Place and Bronx Portfolio - 334 East 148th Street, Integer Medical Manufacturing Facility, Fleming Island Medical Plaza and Savannah Medical Office.

(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Osborne Shopping Center, Columbia East Marketplace and F&N Shopping Village.

(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Superstition Gateway and Hamilton Commons.

(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Manhattan Retail Portfolio - 250-254 West 82nd Street, Superstition Gateway and 3800-3810 East Coast Highway.

(6)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as HQ @ First and DaVita Data Center.

(7)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Manhattan Retail Portfolio - 250-254 West 82nd Street and Manhattan Retail Portfolio - 215 West 90th Street.

(8)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as South Dade Canal.

In addition, each of the Columbia East Marketplace, NAI Net Lease Portfolio – 18351 East Colfax Avenue and Mills Fleet Farm Brooklyn Ranch Mortgaged Properties (collectively, 4.8%) includes one or more tenants that operate an on-site gas station or automobile repair and servicing company.

In addition, each of (i) the Osborne Shopping Center Mortgaged Property (1.8%), (ii) the F&N Shopping Village Mortgaged Property (0.9%) and (iii) the Independence Square Mortgaged Property (0.4%) includes one tenant that operates an on-site dry cleaner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
AMF Portfolio	$ 84,000,000	7.8%	$52,137.01	1.51x	61.3%	Multifamily
Helios Plaza	$ 78,500,000	7.3%	$314.17	3.10x	64.1%	Office
1100 & 820 First Street NE	$ 65,000,000	6.0%	$322.10	2.87x	63.6%	Office
Manhattan Retail Portfolio	$ 47,000,000	4.4%	$1,205.87	2.85x	56.1%	Retail
Parkshore Plaza	$ 43,600,000	4.1%	$160.60	1.96x	61.2%	Office
HQ @ First	$ 42,300,000	3.9%	$381.01	4.11x	42.8%	Office
399 Jefferson Road	$ 37,000,000	3.4%	$179.48	1.52x	68.0%	Office
Superstition Gateway	$ 30,000,000	2.8%	$155.74	1.72x	68.5%	Retail
Midwest Trade Center	$ 27,900,000	2.6%	$41.09	3.18x	55.2%	Industrial
Columbia East Marketplace	$ 26,830,000	2.5%	$155.38	1.78x	67.5%	Retail
Mills Fleet Farm Brooklyn Ranch	$ 23,000,000	2.1%	$93.16	1.92x	61.2%	Retail
One & Two River Crossing	$ 22,782,500	2.1%	$110.74	2.65x	64.7%	Office
Autumn Run Apartments	$ 22,700,000	2.1%	$70,937.50	2.67x	54.6%	Multifamily
Parc Gardens	$ 22,560,000	2.1%	$149,403.97	2.04x	62.3%	Multifamily
445 Vanderbilt	$ 22,000,000	2.0%	$511,627.91	1.79x	66.7%	Multifamily
Top 3 Total/Weighted Average	$227,500,000	21.2%		2.45x	62.9%
Top 5 Total/Weighted Average	$318,100,000	29.6%		2.44x	61.7%
Top 15 Total/Weighted Average	$595,172,500	55.4%		2.43x	61.1%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.0% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
AMF Portfolio	$ 84,000,000	7.8%
1100 & 820 First Street NE	65,000,000	6.0
Manhattan Retail Portfolio	47,000,000	4.4
FedEx and Cytovance Portfolio	15,785,000	1.5
NAI Net Lease Portfolio	15,100,000	1.4
East Boston Multifamily Portfolio II	14,000,000	1.3
ExchangeRight In-Line Retail Portfolio 1	9,550,000	0.9
AMG Industrial Portfolio	8,466,000	0.8
818 Sterling Place and Bronx Portfolio	7,500,000	0.7
Southeast MHC Portfolio	7,015,000	0.7
MCP Industrial Portfolio	6,075,000	0.6
CVS Florida Portfolio	6,000,000	0.6
Cameron Ashley Industrial Portfolio	4,320,000	0.4
Palmdale and Brownstone MHC	3,075,000	0.3
Total	$292,886,000	27.3%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers or portfolio of Mortgaged Properties may be comprise Mortgaged Properties owned by separate borrowers.

Six (6) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Parkshore Plaza	1	$43,600,000	4.1%
Mills Fleet Farm Brooklyn Ranch	1	23,000,000	2.1
RedHawk MOB	1	8,640,000	0.8
Total for Group 1:	3	$75,240,000	7.0%
Group 2:
FedEx and Cytovance Portfolio	4	$15,785,000	1.5%
Integer Medical Manufacturing Facility	1	7,410,000	0.7
Total for Group 2:	5	$23,195,000	2.2%
Group 3:
1441-1451 Overing Street	1	$15,000,000	1.4%
2535-2537 Grand Concourse	1	7,000,000	0.7
Total for Group 3:	2	$22,000,000	2.0%
Group 4:
South Dade Canal	1	$6,700,000	0.6%
Sebastian Canal	1	5,800,000	0.5
Big Al’s Canal	1	5,800,000	0.5
Total for Group 4:	3	$18,300,000	1.7%
Group 5:
AMG Industrial Portfolio	6	$8,466,000	0.8%
Airworld Center	1	4,750,000	0.4
Total for Group 5:	7	$13,216,000	1.2%
Group 6:
Mini U Storage – Motor City	1	$4,810,000	0.4%
Mini U Storage – Thornton	1	2,350,000	0.2
Total for Group 6:	2	$7,160,000	0.7%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	17	$149,622,150	13.9%
California	6	$123,540,000	11.5%
Texas	2	$86,500,000	8.1%
Indiana	10	$72,257,966	6.7%
Washington, D.C.	2	$65,000,000	6.0%
Florida	18	$63,604,988	5.9%
New Jersey	2	$59,000,000	5.5%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-four (24) other states, with no more than approximately 4.5% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Twenty-three (23) Mortgaged Properties (collectively, 10.5%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Coast of Florida, Georgia, South Carolina, Louisiana, North Carolina, Texas, Virginia or Puerto Rico, and are therefore more susceptible to hurricanes. See representation and warranty nos. 17 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Nine (9) Mortgaged Properties (collectively, 12.6%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 17% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Fifty-one (51) of the Mortgaged Properties (collectively, 23.0%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Hamilton Commons and Arovista Self Storage (collectively, 2.4%) each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”. Though HQ @ First Mortgage Loan (3.9%) is not included in the figures above, the related borrower and a third party each own a 50% interest as tenants-in-common in the common areas of the condominium. See “—Condominium and Other Shared Interests” below.

With respect to each of the Parkshore Plaza Mortgage Loan (4.1%), the Mills Fleet Farm Brooklyn Ranch Mortgage Loan (2.1%), and the RedHawk MOB Mortgage Loan (0.8%), the related Mortgage Loan is structured as a Delaware statutory trust, which permits up to 499 members.

With respect to the AMG Industrial Portfolio, Mini U Storage – Motor City, Airworld Center and Mini U Storage – Thornton Mortgage Loans (collectively, 1.9%), more than twenty (20) individuals have direct ownership interests in the related borrower.

With respect to each of NAI Net Lease Portfolio Mortgage Loan (1.4%) and the ExchangeRight In-Line Retail Portfolio 1 Mortgage Loan (0.9%), the related borrower is structured as a Delaware statutory trust in which the Mortgage Loan documents permit up to 250 holders of a beneficial interest.

Delaware Statutory Trusts

With respect to the Parkshore Plaza, Mills Fleet Farm Brooklyn Ranch, NAI Net Lease Portfolio, ExchangeRight In-Line Retail Portfolio 1 and RedHawk MOB Mortgage Loans (collectively, 9.3%), the related borrower is a Delaware statutory trust. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

With respect to the Parkshore Plaza Mortgage Loan (4.1%), the related borrower is structured as a Delaware statutory trust (“DST”) that permits up to 499 accredited investors. Under the related Mortgage Loan documents, the lender possesses the right to convert the structure of the related borrower from a DST to a Delaware limited liability company upon the occurrence of (i) any event that causes the signatory trustee to cease being the signatory trustee of the related borrower, (ii) any event causing the dissolution of the related borrower or (iii) an event of default under the related Mortgage Loan documents (or if the lender determines that an event of default is imminent and the Mortgage Loan is not repaid in full ninety (90) days prior to the maturity date). The Parkshore Plaza Mortgaged Property is subject to a master lease which is subordinated to the related Mortgage Loan and can be terminated upon foreclosure of the Parkshore Plaza Mortgage Loan. Furthermore, the master tenant is a signatory of the deed of trust, the assignment of leases and rents and the cash management agreement. Under the master lease, the monthly rent owed by the master tenant is equal to the monthly debt service and reserve amounts under the related Mortgage Loan. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

With respect to the Mills Fleet Farm Brooklyn Ranch Mortgage Loan (2.1%), the related borrower is structured as a DST that permits up to 499 accredited investors. Under the related Mortgage Loan documents, the lender possesses the right to convert the structure of the related borrower from a DST to a Delaware limited liability company upon the occurrence of (i) any event that causes the signatory trustee to cease being the signatory trustee of the related borrower, (ii) any event causing the dissolution of the related borrower or (iii) an event of default under the related Mortgage Loan documents (or if the lender determines that an event of default is imminent and if Borrower fails to deliver to the lender a commitment to refinance the Mortgage Loan within ninety (90) days prior to the Stated Maturity Date). The Mills Fleet Farm Brooklyn Ranch Mortgage Loan is subject to a master lease which is subordinated to the related Mortgage Loan and can be terminated upon foreclosure of the Mills Fleet Farm Brooklyn

Ranch Mortgage Loan. Furthermore, the master tenant is a signatory of the deed of trust, the assignment of leases and rents and the cash management agreement. Under the master lease, the monthly rent owed by the master tenant is equal to the monthly debt service and reserve amounts under the related Mortgage Loan. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

With respect to the NAI Net Lease Portfolio Mortgage Loan (1.4%), the related borrower is structured as a DST that permits up to 250 accredited investors. Under the related Mortgage Loan documents, the lender possesses the right to convert the structure of the related borrower from a DST to a Delaware limited liability company upon the occurrence of (i) Lender determining in good faith that Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any Mortgaged Property, (ii) if an executed commitment from an institutional lender to refinance the Mortgage Loan (which commitment has a loan amount at closing at least equal to the outstanding principal balance of the Mortgage Loan) is not delivered to the lender within ninety (90) days prior to the Maturity Date or (iii) an event of default under the related Mortgage Loan documents (or if the lender determines that an event of default is imminent). The NAI Net Lease Portfolio Mortgaged Property is subject to a master lease which is subordinated to the related Mortgage Loan and can be terminated upon foreclosure of the NAI Net Lease Portfolio Mortgage Loan. Furthermore, the master tenant is a signatory of the deed of trust and agreed pursuant to a subordination agreement to comply with all cash management requirements of the Mortgage Loan documents. Under the master lease, the monthly rent owed by the master tenant is equal to the rent paid by the applicable tenants. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

With respect to the ExchangeRight In-Line Retail Portfolio 1 Mortgage Loan (0.9%), the related borrower is structured as a DST that permits up to 250 accredited investors. Under the Mortgage Loan documents, the lender possesses the right to convert the structure of the related borrower from a DST to a Delaware limited liability company upon the occurrence of (i) any event of default, (ii) the lender determining in good faith that the borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any individual Mortgaged Property, (iii) if an executed commitment from an institutional lender to refinance the Mortgage Loan (which commitment shall have a loan amount at closing at least equal to the outstanding principal balance of the Mortgage Loan) is not delivered to the lender within ninety (90) days prior to the maturity date of the Mortgage Loan or (iv) the lender determines, in good faith, that an event of default is imminent. The Mortgaged Property is subject to a master lease which is subordinate to the related Mortgage Loan and can be terminated upon foreclosure of the Mortgage Loan. Furthermore, the master tenant agreed pursuant to a subordination agreement to comply with all cash management requirements of the Mortgage Loan documents. Under the master lease, the monthly rent owed by the master tenant is equal to the rent paid by the applicable tenants. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

With respect to the RedHawk MOB Mortgage Loan (0.8%), the related borrower is structured as a DST that permits up to 499 accredited investors. Under the related Mortgage Loan documents, the lender possesses the right to convert the structure of the related borrower from a DST to a Delaware limited liability company upon the occurrence of (i) any event that causes the signatory trustee to cease being the signatory trustee of the related borrower, (ii) any event causing the dissolution of the related borrower or (iii) an event of default under the related Mortgage Loan documents (or if the lender determines that an event of default is imminent and if Borrower fails to deliver to the lender a commitment to refinance the Mortgage Loan within ninety (90) days prior to the Stated Maturity Date). The RedHawk MOB Mortgaged Property is subject to a master lease which is subordinated to the related Mortgage Loan and can be terminated upon foreclosure of the Mortgage Loan. Furthermore, the master tenant is a signatory of the deed of trust, the assignment of leases and rents and the cash management agreement. Under the master lease, the monthly rent owed by the master tenant is equal to the monthly debt service and reserve amounts under the related Mortgage Loan. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

Condominium and Other Shared Interests

The Manhattan Retail Portfolio, HQ @ First, Parc Gardens, 356-362 E 148th Street, Fresenius – Brooklyn and Savannah Medical Office Mortgage Loans (collectively, 13.5%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the Manhattan Retail Portfolio Mortgage Loan (4.4%), the 235 West 102nd Street, 215 West 90th Street, 170 West 75th Street, 203 West 90th Street and 1628 2nd Avenue Mortgaged Properties (the “Manhattan Retail Condominium Mortgaged Properties”) are each governed by a condominium regime (each, a “Manhattan Retail Declaration”). The related borrower owns ground floor retail condominium units (each, a “Manhattan Retail Unit”) in each of the Manhattan Retail Condominium Mortgaged Properties. The Manhattan Retail Condominium Mortgaged Properties are also each controlled by a governing association that is not under the control of the related borrower. However, with respect to all of the Manhattan Retail Condominium Mortgaged Properties, and subject to compliance with the provisions of the related Manhattan Retail Declaration, the Manhattan Retail Unit owner under each related Manhattan Retail Declaration, has: (i) the exclusive use of the common elements associated with each Manhattan Retail Unit; (ii) the power to amend the related Manhattan Retail Declaration with respect to the Manhattan Retail Unit without the consent of the related condominium board, provided that the amendment (a) deals exclusively with the Manhattan Retail Unit and (b) does not impair the rights of any other unit owner; and (iii) the right to make certain substantive physical changes to the Manhattan Retail Unit, including but not limited to, the subdivision of the related Manhattan Retail Unit, without the consent of the related condominium board.

●	With respect to the HQ @ First Mortgage Loan (3.9%), the Mortgaged Property consists, in part, of the borrower’s fee simple interest in one of two condominium units comprising the 95 Headquarters Drive. The unit consisting of the parking garage is owned by the borrower, and the other unit, which consisted principally of striped parking, a utility enclosure and a trash enclosure, as of the date of the survey, is owned by an unaffiliated third party. The two condominium units comprise the entirety of 95 Headquarters Drive. The related condominium declaration provides that the condominium regime has two directors of the condominium association consisting of a managing director and a non-managing director. The managing director is appointed by the borrower and is authorized to act on the association’s behalf without authorization of the non-managing director, with the exception of certain matters with respect to which the condominium declaration expressly requires the vote or written consent of both owners, including, without limitation, (a) determining the joint expenses of the condominium units, (b) entering into a contract with a third person for goods or services constituting shared expenses for a term longer than one year, and (c) incurring aggregate expenditures for the shared maintenance areas in excess of 5% of the budgeted gross expenses of the condominium association. In addition, the borrower owns an undivided one-half interest as a tenant-in-common in the common areas of 95 Headquarters Drive, which are the portion of the property from elevation 90 feet downward to the center of the earth. Each of the borrower and the other unit owner have waived its right of partition.

●	With respect to the Fresenius - Brooklyn Mortgage Loan (1.3%), the related Mortgaged Property is subject to condominium regime (the “Brooklyn Declaration”) that subdivides the larger development into 65 residential units, two commercial units and one community unit (each, a “Fresenius Unit”). The related Mortgaged Property consists of the two commercial units and the related borrower is entitled to 21.668% of the voting interests in the condominium association (the “Brooklyn Association”). Under the Brooklyn Declaration the developer possesses the power to appoint 2 of the 3 members of the Brooklyn Association’s board of directors (the “Brooklyn Board”) until the earlier of (i) 5 years after the closing of the first Fresenius Unit and (ii) such time as the developer holds less than 50% of the voting interests in the Brooklyn Association. Moreover, under the Brooklyn Declaration, the developer will possess the ability to veto common expenses, except those first-year operational expenses outlined in the initial condominium offering document, until (i) 5 years after the closing of the first Fresenius Unit or (ii) until the unsold Fresenius Units represent less than 25% of the voting interest of the Brooklyn Association. Amendments to the Brooklyn Declaration that would terminate the condominium require the approval of 80% of the Fresenius Unit owners in both number and voting interest. Any amendments to the Brooklyn Declaration require the vote of 66 2/3% of the Fresenius Unit owners in number and voting interest, provided that no amendment that would alter the voting interest allocation will not be accepted without the vote of all Fresenius Unit owners affected by the change in allocation. Under the Brooklyn Declaration, the Brooklyn Board will also have the right of first refusal with respect to the sale and leasing of Fresenius Units subject to certain conditions.

●	With respect to the Savannah Medical Office Mortgage Loan (0.5%), the related Mortgaged Property is subject to condominium regime (the “Savannah Declaration”) that subdivides the larger development into commercial units (each, a “Savannah Unit”). The related Mortgaged Property consists of one of the commercial units and the related borrower is entitled to 44.05% of the voting interests in the condominium association (the “Savannah Association”) and the common elements, which is short of majority control. However, several major decisions, such as amending the Savannah Declaration and authorizing the Savannah Association to borrow funds requires 65% of the voting interests to vote in favor of these actions. Under the Savannah Declaration, the Savannah Association does have the right of first refusal with respect to the sale, conveyance or transfer of ownership in a Savannah Unit.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	145	$1,051,503,768	97.9%
Fee/Leasehold(3)	6	22,987,000	2.1
Total	151	$1,074,490,768	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

With respect to the Manhattan Retail Portfolio Mortgage Loan (4.4%), a portion of the Mortgage Loan collateral is secured by a master commercial lease of the ground floor retail space (the “250-254 Master Lease”) at the 250-254 West 82nd Street Mortgaged Property. The ground floor retail units are owned by a residential cooperative, which entered into the 250-254 Master Lease with the predecessor to the related borrower on October 1, 1977. The 250-254 Master Lease runs through September 30, 2107 at a fixed rate of $76,000 per annum. The related borrower then subleases the ground floor retail units to the respective subtenants. The lender’s collateral related to 250-254 West 82nd Street Mortgaged Property is an assignment of the 250-254 Master Lease. Under the related Mortgage Loan documents, in the event of a foreclosure, the lender has the right to take over as the lessee under the 250-254 Master Lease. The residential cooperative has an approximately $2,000,000 mortgage encumbering its fee interest in the 250-254 West 82nd Street property (the “250-254 West 82nd Fee Mortgage”). The 250-254 Master Lease, by its terms, is subordinate to the 250-254 West 82nd Fee Mortgage. The current fee lender has delivered a non-disturbance agreement. We cannot assure you that a non-disturbance agreement will be renewed or extended, and in the event that there is no non-disturbance agreement in place, and the 250-254 Master Lease is terminated, a loss of revenue from this property would result in an UW NCF DSCR of 2.05x. In addition, any foreclosure on the current mortgage that results in the termination of the 250-254 Master Lease will trigger full recourse to the guarantors on the approximately $13,500,000 allocated loan amount for 250-254 West 82nd Street Mortgaged Property. See “—Non-Recourse Carveout Limitations”.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than twenty-four (24) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Manhattan Retail Portfolio Mortgage Loan (4.4%), the ESA for the 203 West 90th Street Mortgaged Property noted that the (i) historical presence of a dry cleaning facility at the related Mortgaged Property and (ii) a database review that presented evidence of hazardous waste generation, each constituted a REC at the related Mortgaged Property. Based on a review of the available records, the environmental engineer noted that a dry cleaning facility was operating at the related Mortgaged Property from at least 1983 to 2006. The database review also indicated that the related Mortgaged Property was placed on the RCA Non Generator (NonGen)/No Longer Regulated (NLR) list due to the fact that there were documented cases of hazardous waste being produced at the site in 1994, 1999, 2006 and 2007. Furthermore, a limited phase II subsurface investigation was conducted at the related Mortgaged Property in 2015 that found evidence of the presence of chloroform, tetrachloroethene (“PCE ”) and various other solvents at levels that exceeded the standards set by the New York State Department of Health. The environmental engineer has recommended that an additional subsurface investigation be conducted at the related Mortgaged Property. The lender has obtained an environmental insurance policy from Sirius Group, with a liability limit of $2,000,000. Sirius Group is rated “A-” by A.M. Best. The policy expires in 2034, which is approximately 3 years past the maturity date of the Mortgage Loan.

●	With respect to the Mills Fleet Farm Brooklyn Ranch Mortgage Loan (2.1%), the ESA identified an approximately 36-year old 1,000 gallon waste oil UST as a REC, although there is no report or indication of any release from the UST. Based on consultations with, among others, the environmental consultant and environmental counsel, it is believed that any spills associated with this REC would be eligible for clean-up under the Minnesota Petrofund, which, pursuant to applicable Minnesota statute and regulations, could be expected to cover up to 90% of an applicant’s reasonable cleanup costs up to a total of $2,000,000 per tank leak and cover liability to third parties impacted by tank releases. The sole tenant at the Mortgaged Property is responsible under its lease for any corrective action or loss associated with a potential release from the UST. However, there can be no assurance that any spills associated with the REC would in fact be remediated under the Minnesota Petrofund nor can there be any assurance that the tenant would perform any or all its obligations under the lease if any release from the UST were to occur.

●	With respect to the Osborne Shopping Center Mortgage Loan (1.8%), the ESA noted that the (i) historic presence of a dry cleaning facility at the related Mortgaged Property and (ii) the PCE each constituted a controlled recognized environmental condition (a “CREC”) at the related Mortgaged Property. From the 1980s to 2012, a dry cleaning facility operated in a tenant space at the related Mortgaged Property. Prior soil, gas and groundwater subsurface investigations were conducted at the tenant space in 2004 and 2005. These tests reported the presence of PCE and the related Mortgaged Property was enrolled in the Maryland Department of the Environment’s voluntary cleanup program which issued a No Further Requirements Determination (“NFRD”) in 2006 and 2012. These NFRDs impose requirements that the impacted parcels at the related Mortgaged Property be restricted to certain commercial and industrial uses. In addition groundwater use is restricted and if groundwater is encountered during excavations then certain safety requirements must be followed. Furthermore, the NFRD issued in 2012 required three years of on-site groundwater monitoring. Based on the findings of the ESA, the environmental engineer recommended continued compliance with the provisions of the NFRDs.

●	With respect to the 2233 South Throop Street Mortgage Loan (1.4%), the related ESA identified groundwater contamination and monitoring wells at a property adjacent to the Mortgaged Property. The environmental consultant reported that the adjacent property formerly contained an operating coal power plant, heating oil tanks, coal gas purification and scrubbers and a coal gas generator. The environmental consultant reported that groundwater contamination from volatile organic compounds was confirmed to exceed groundwater cleanup objectives. The environmental consultant considers the past use of the adjacent property, the groundwater contamination and the ongoing monitoring wells at the adjacent property to be a REC. The environmental consultant recommends a limited sub-surface assessment to determine if the historical off-site operations have impacted the Mortgaged Property and whether a vapor intrusion condition exists at the Mortgaged Property. However, the environmental consultant identified the adjacent property’s previous owner as the responsible party and the environmental consultant reported that such responsible party has the financial resources and capabilities to remediate the REC. Therefore, SMC has determined that no further action was required.

●	With respect to the MCP Industrial Portfolio Mortgage Loan (0.6%), the related ESA identified a REC at the 1835 South Black Canyon Highway Mortgaged Property in connection with the Mortgaged Property’s location within the boundary of the West Van Buren Water Quality Assurance Revolving Fund (“WQARF”) area. The elevated level of tetrachloroethylene in proximity to the Mortgaged Property is nominally above the Environmental Protection Agency cleanup threshold. According to the Arizona Department of Environmental Quality (“ADEQ”), since the groundwater across the plume is situated at depths between 80 and 160 feet below grade and groundwater is not used for drinking water, there is no mechanism or risk of human exposure to groundwater. Also, based on the intervening distance between the Mortgaged Property and the groundwater table, the concentration of the contaminant would attenuate slightly as it rises to the surface. While the Mortgaged Property is downgradient of the monitoring well that tested positive for the contaminant of concern, the separating distance is over 1,400 feet and the current operations at the Mortgaged Property are commercial in nature, which further reduces extended exposure to vapor. As such, the ESA concluded that no further action or investigation is warranted.

●	With respect to the MCP Industrial Portfolio Mortgage Loan (0.6%), the related ESA identified a REC at the 652 North 52nd Avenue Mortgaged Property in connection with the Mortgaged Property’s location within the boundary of the West Van Buren WQARF area. Groundwater in the West Van Buren WQARF area is contaminated by tetrachloroethene, trichloroethene, 1,1,1-trichloroethane, 1,1-dichloroethane, cis-1,2-dichloroethene, 1,1-dichloroethene and chromium. All responsible parties have been identified and the Mortgaged Property is not listed as a contributor to the impact. Additionally, the Mortgaged Property utilizes municipal supplied water as its potable water source. The documented extent of the contamination plume beneath the Mortgaged Property represents a REC. However, according to the ADEQ, since groundwater across the plume is situated at depths between 80 and 160 feet below grade and groundwater is not used for drinking water, there is no mechanism or risk of human exposure to groundwater. Moreover, the current operations at the Mortgaged Property are commercial in nature with no crawl spaces or basement levels, further reducing extended exposure to residual vapor. As such, the ESA concluded that no further action or investigation is warranted.

●	With respect to the Sebastian Canal Mortgage Loan (0.5%), the related ESA identified groundwater contamination at the Mortgaged Property that migrated from a property adjacent to the Mortgaged Property due to the adjacent property’s prior use as a solvent recycling business. The environmental consultant reported that there is regulatory oversight on the case and no significant risk is present on-site due to the current groundwater impacts, however the case has yet to receive regulatory closure and is likely to be subject to certain groundwater use restrictions. The environmental consultant considers the groundwater contamination to be a CREC. The environmental consultant recommended continued groundwater monitoring at the Mortgaged Property until the CREC receives regulatory closure. The environmental consultant reported that the borrower is not the responsible party identified in connection with the CREC and the borrower will not be liable for any costs associated with the CREC.

●	With respect to the DaVita Data Center Mortgage Loan (0.5%), the related ESA obtained in connection with the origination of the Mortgage Loan identified a REC in connection with the Mortgaged Property’s proximity to the Sauro’s Cleanerama site. This is a cleanup site associated with historical operation of a former dry cleaning facility, which resulted in area-wide groundwater contamination. This site is currently owned by the City of Tacoma and is being remediated under an agreed order with the Washington Department of Ecology, which includes long-term groundwater monitoring. In 2014, a vapor intrusion risk for properties neighboring the former Sauro’s Cleanerama was conducted, which found no significant vapor intrusion risk. Based on the 2014 groundwater plume maps suggesting that the downgradient extent of the contaminants reached the northwest boundary of the Mortgaged Property, this is considered a REC for the Mortgaged Property. In addition, a groundwater monitoring well associated with the remediation of the nearby former Sauro’s Cleanerama site was installed on the Mortgaged Property in 2006. Groundwater samples collected from the onsite well in 2006 contained elevated concentrations of contaminants, some of which exceeded the Washington Model Toxics Control Act Method A cleanup levels. The contaminants were not considered contaminants of concern for the Sauro’s Cleanerama site and, as such, no further investigation into these impacts has been conducted as part of the Sauro’s Cleanerama site investigation. The source of such contaminants is unknown; however, a building located upgradient and adjacent to the Mortgaged Property historically included an automobile service/fuel station from at least 1931 to 1947 and no closure documentation for the former buried gasoline tanks was identified. Based on the elevated level of contaminants reported for groundwater collected in 2006 from the monitoring well located on the Mortgaged Property, the evidence of a contaminated groundwater plume originating from an unidentified source represents a REC for the Mortgaged Property. No further remediation was recommended.

●	With respect to the Independence Square Mortgage Loan (0.4%), the related ESA identified a REC in connection with the presence of a dry cleaner at the Mortgaged Property and the former presence of a UST at the Mortgaged Property. A dry cleaner has been located at the Mortgaged Property for at least 27 years. Based on the duration of the dry cleaner’s presence at the Mortgaged Property, and the absence of previous subsurface investigation reports addressing the dry cleaner’s use of chlorinated solvents, the potential exists for the dry cleaning solvents to have impacted subsurface conditions at the Mortgaged Property. The ESA obtained in connection with the origination of the Mortgage Loan recommended a limited subsurface investigation of the current dry cleaner in order to determine if long-term dry cleaning operations have impacted the Mortgaged Property. The estimated cost of such limited subsurface investigation is $12,000-$16,000. Additionally, the Division of Environmental Response and Remediation (“DERR”) records for the removal of waste oil from the Goodyear Tire, formerly located on the Mortgaged Property, state that “old petroleum odors and sewer-like odors were detected in the natural soils along the southern side of the excavation. These odors were attributed to the on-going subsurface remediation of petroleum-impacted soil and groundwater.” Furthermore, DERR files contain a site sketch of the Goodyear Tire site, which show indications of significant remediation equipment at the Mortgaged Property, including a soil and remediation system. The reason for such remediation and the source of the contamination appears to be a leaking underground storage tank (“LUST”) site; however, the file does not indicate which LUST site. Given the redevelopment of the Mortgaged Property with the Walgreens building, there is the potential for residual contamination to pose a vapor intrusion concern. The limited information concerning the identified remediation system is considered a data gap. The ESA recommended that any available documentation regarding the groundwater remediation system formerly identified at the former Goodyear Tire facility (the current Walgreens site) be provided for review to clarify the reason for such remediation system, and to verify that regulatory closure has been obtained and that there is no residual contamination of concern. If no additional information is available, then a Phase II limited subsurface investigation in this area is recommended to further determine the current conditions and if any concerns remain. The scope of such work for the Phase II limited subsurface investigation in connection with the remediation system could be influenced by the findings of the document review; therefore, a cost for such subsurface investigation is not available at this time.

Mortgaged Properties Subject to Local Law 97

With respect to the 445 Vanderbilt, Hayes Court, 1441-1451 Overing Street and 2535-2537 Grand Concourse Mortgage Loans Mortgage Loans (collectively, 5.7%), the related Mortgaged Property is located in New York City and is subject to Local Law 97. See “Risk Factors—Risks Relating to the Mortgage Loans—Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Real Properties Located in New York City”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans with PIP amounts exceeding 10% of the related Cut-off Date Balance.

●	With respect to the 1100 & 820 First Street NE Mortgage Loan (6.0%), the borrower plans to complete a substantial renovation at the 820 First Street NE Mortgaged Property in early 2022. As part of Turner Broadcasting System’s lease renewal, the borrower sponsor is required to complete several upgrades including the renovation of the lobby, elevators and HVAC. The elevator upgrades are already underway and are expected to be completed by year-end 2021. At the origination of the Mortgage Loan, the borrower reserved $5,714,955 into a reserve account in connection with such renovations.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than twenty-four (24) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the AMF Portfolio Mortgage Loan (7.8%), the Arbor Realty Sr, Inc. (“Arbor ”), the sponsor and non-recourse carveout guarantor, is a defendant in a commercial lawsuit filed on August 19, 2021 in the Supreme Court of New York, Nassau County, by a group of plaintiffs (collectively, “Tzadik ”). The complaint, which arises from Tzadik’s and Arbor’s business relationship, alleges breaches of fiduciary duty, tortious and negligent interference with economic advantage, defamation, and fraudulent inducement. Tzadik seeks $36.5 million in compensatory damages, and seeks prejudgment interest and punitive damages. The plaintiffs claim, which Arbor contests, is that, among other things, Arbor failed to offer Tzadik suitable refinancing terms, interfered with Tzadik’s ability to refinance its debt with other lenders, declined to waive certain closing costs when Tzadik acquired an Arbor entity, and refused to permit Tzadik to assume one of its loans. In its motion to dismiss the complaint, filed on October 13, 2021, Arbor argues that the complaint is legally deficient and untimely. Tzadik’s opposition currently is due no later than November 30, 2021.

●	With respect to the 399 Jefferson Road Mortgage Loan (3.4%), one of the related guarantors, James Riordan was subject to an IRS tax lien of $358,463.58 that was discharged on September 7, 2013. In addition, Injazzat Real Estate (“Injazzat”) which is a corporation located in Kuwait is a principal of the related borrower. A search of Kuwaiti records indicates that Capital Markets Authority of Kuwait submitted a report in 2015 recommending prosecution for a trader working at Injazzat due to share price manipulation. No further details regarding this matter are available. Furthermore, a search of Kuwaiti records showed that Anwar W.TH. Al Ghanim, a principal at the related borrower, was subject to a civil litigation matter dated June 26, 2019. No further information regarding this matter is available.

●	With respect to the Parc Gardens Mortgage Loan (2.1%), the borrower is named as a defendant in two pending actions. In one action, the plaintiffs allege that the borrower entered into a construction contract with ASX Properties for work at the Mortgaged Property. Construction was completed on or around October 22, 2019. IDIM, one of the plaintiffs, entered into a subcontract with ASX Properties and seeks $192,612.36 plus interest, attorneys’ fees and other costs, which remain due and unpaid. According to the borrower’s counsel, IDIM filed a lien on the Mortgaged Property on October 1, 2019 and the borrower bonded the lien in January 2020. The borrower has filed responsive pleadings. In another action, GBS Electric LLC, which performed work at the Mortgaged Property as a subcontractor, filed suit against the borrower for unpaid costs total $50,980, plus interest, attorneys’ fees and other costs. According to the borrower’s counsel, GBS Electric LLC filed a lien on the Mortgaged Property on April 3, 2019. The borrower bonded the lien on January 13, 2020 and has filed its answer. Additionally, Glenn Stewart, the borrower sponsor, was named as the defendant in an action commenced by Larry Hudson Builders in connection with work the plaintiff performed at the Mortgaged Property as a subcontractor for ASX Properties. The plaintiff seeks unpaid costs totaling $76,032.69, plus interest, attorneys’ fees and court costs. According to the borrower’s counsel, the plaintiff filed a lien on the Mortgaged Property May 13, 2019 and the borrower bonded the lien in January 2020.

●	With respect to the Hamilton Commons Mortgage Loan (2.0%), the related borrower sponsor, Francis Greenburger, holds a minority, non-controlling interest in an entity (the “Parking Garage Owner”) that owns a parking garage securing a loan that went into default in 2015. In 2015, the parking garage became structurally unstable and the operator of the parking garage was awarded a judgment against the Parking Garage Owner in the amount of $4,161,000, representing the cost to temporarily stabilize the parking garage. After the Parking Garage Owner failed to pay the judgment, the operator filed an action to pierce the corporate veil and obtain reimbursement from the owners of the Parking Garage Owner, including Mr. Greenburger. In 2018, the action was dismissed and the judgment against the Parking Garage Owner remains outstanding. The parking garage operator has since vacated the property and the related loan remains in default. However, the related lender has not yet initiated a foreclosure action and has not yet accepted the Parking Garage Owner’s offer of a deed-in-lieu of foreclosure. Mr. Greenburger has represented to the lender that he has no personal liability with respect to either the outstanding judgment or the defaulted loan.

●	With respect to the East Boston Multifamily Portfolio II Mortgage Loan (1.3%), an indirect owner of the borrower is subject to a consent judgment issued on September 4, 2020 in connection with a property other than the Mortgaged Properties as a result of a failure to file notice of asbestos removal with the Massachusetts Department of Environmental Protection. Pursuant to the consent judgment, such indirect owner is required to pay $250,000 and comply with certain requirements to submit certain properties owned by it, including the Mortgaged Properties, to certain audits and inspections related to asbestos containing materials.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Thirty-eight (38) of the Mortgage Loans (collectively, 52.6%) were originated in connection with borrower’s refinancing of a previous mortgage loan.

●	Twenty-five (25) of the Mortgage Loans (collectively, 39.3%) were originated in connection with the borrower’s acquisition of related Mortgaged Property.

●	Three (3) of the Mortgage Loans (collectively, 7.7%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

●	One (1) of the Mortgage Loans (0.4%) were originated in connection with the borrower’s recapitalization and acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to the Manhattan Retail Portfolio, Parkshore Plaza, 399 Jefferson Road, Superstition Gateway, Columbia East Marketplace, Mills Fleet Farm Brooklyn Ranch, One & Two River Crossing, Autumn Run Apartments, Hamilton Commons, Sorrel River Ranch, NAI Net Lease Portfolio, East Boston Multifamily Portfolio II, Courtyard by Marriott - Lake Charles, LA, ExchangeRight In-Line Retail Portfolio 1, Vista Commons Mortgage Loan, Fort Storage – Milton, FL, Fleming Island Medical Plaza, 459 Culley Drive, Mini U Storage – Motor City, Mini U Storage – Thornton and Route One Store N Lock, Mortgage Loans (collectively, 35.3%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the 1100 & 820 First Street NE Mortgage Loan (6.0%), in February 2021, Hong Kong-based Asia Research & Capital Management claimed that it had reason to consider that the guarantor’s Japanese parent entity, Unizo Holdings Company, Limited (“UHCL”), is likely insolvent. According to the guarantor, UHCL is current on all its payment obligations and has sufficient cash flow and assets to be able to repay all its debts as they come due. The guarantor confirmed that there is no intention on filing a voluntary bankruptcy and that UHCL is solvent, which was confirmed with unqualified opinions by its independent auditor as of March 31, 2021. Additionally, the guarantor notified the lender that none of its creditors have indicated any plans to file an involuntary bankruptcy action against UHCL. Furthermore, the borrowers are special purpose bankruptcy remote entities with two independent directors who will vote on voluntary and collusive bankruptcy decisions.

●	With respect to the Manhattan Retail Portfolio Mortgage Loan (4.4%), the related borrower sponsors were passive investors in an investment entity managed by Harbor Group which purchased an unrelated property in Jacksonville, Florida. This property was subject to a deed-in-lieu of foreclosure in 2016. Due to a downturn in the Jacksonville market, the related mortgage loan could not be refinanced and the related lender brought a foreclosure action. Harbor Group agreed to a deed-in-lieu of foreclosure and the related borrower sponsors had their interests purchased by Harbor Group.

●	With respect to each of the Parkshore Plaza Mortgage Loan and the Mills Fleet Farm Brooklyn Ranch Mortgage Loan (collectively, 6.2%), the related borrower sponsor and/or guarantor, Jeff Pori, previously sponsored a property securing a loan that went into default and was subject to a foreclosure proceeding in which the related lender obtained an approximate $6.0 million deficiency judgment. After failing to reach a settlement with the lender, Mr. Pori, one of the related recourse guarantors under the loan, filed for bankruptcy in 2012. Mr. Pori exited bankruptcy in 2013.

●	With respect to the 399 Jefferson Road Mortgage Loan (3.4%), two of the related guarantors, Eugene Diaz and Edwin Cohen have been involved in two deed-in-lieu of foreclosures. The first deed-in-lieu of foreclosure was the result of the failure of a business partner to maintain its debt covenants. The related lender seized the property and the related guarantors sued the business partner and the original lender. This litigation was settled in 2012 and resulted in the two guarantors receiving their imputed equity in the related property. The second deed-in-lieu of foreclosure was completed in 2015. In this instance, the guarantors turned over an unrelated property to the original lender which resulted in a loss of $944,606 for the related mortgage trust.

●	With respect to the Superstition Gateway Mortgage Loan (2.8%), due to the effects of the COVID-19 pandemic multiple tenants shutdown temporarily at the related Mortgaged Property. In April 2020, the related borrower sponsor requested loan modifications and forbearance with respect to a previous mortgage loan that was secured by the related Mortgaged Property. The related borrower requested and was granted a suspension of debt service payments from May to September 2020, the waiver of the liquidity covenant for the related guarantor and the implementation of a cash management system. The forbearance period ended in September 2020 and the related Mortgaged Property has returned to normal stabilized operations and has exited special servicing. Furthermore, the related borrower has fully repaid all deferred debt service payments. In addition, the related borrower sponsor was involved in two previous CMBS loans that resulted in foreclosures. In each case, the related borrower sponsor did not have a direct economic interest in the CMBS loan but instead acted at the direction of the Public Safety Personnel Retirement System of Arizona which held the applicable economic interest.

●	With respect to the Columbia East Marketplace Mortgage Loan (2.5%), one of the borrower sponsors, Rob Gothier, disclosed that he is a 25% partner in an unrelated property called Farm Fresh at Princess Anne, which was securitized in WFCM 2015-NXS4. In 2016, the grocery anchor tenant, Farm Fresh, opted to not renew its lease and left the center. The partnership paid all expenses including the mortgage out of pocket. In 2020, the two majority partners voted to suspend loan payments, which effectively pushed the loan into foreclosure. The loan transferred to special servicing in January 2020 and became REO in June 2021.

●	With respect to the One & Two River Crossing Mortgage Loan (2.1%), borrower sponsors Matthew and William Felton went into default on one loan, which was securitized in JPMCC 2007-CB19 and had an outstanding balance of $8.4 million. The loan was transferred to special servicing in July 2016 for imminent default due to the largest tenant’s indication of its intention to vacate the property. The borrower sponsors subsequently received an offer from a buyer to purchase the asset for $8.1 million and proposed a discounted payoff in July 2016 with the servicer. The three week appraisal process combined with delays from the servicer resulted in the potential buyer withdrawing its offer. The servicer ultimately foreclosed on the asset and a receiver was appointed in January 2017.

●	With respect to the Autumn Run Apartments Mortgage Loan (2.1%), the related borrower sponsor, Peter Fazio, previously sponsored a retail property securing a loan that went into default and was subject to a deed-in-lieu of foreclosure in 2018.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Sixteen (16) of the Mortgaged Properties (collectively, 20.7%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1 to this prospectus.

●	Eleven (11) of the Mortgaged Properties (collectively, 11.1%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property (other than the single-tenant properties identified above).

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Rollover Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as 1100 & 820 First Street NE, Manhattan Retail Portfolio, Parkshore Plaza, 399 Jefferson Road, Superstition Gateway, Midwest Trade Center, Columbia East Marketplace and Mills Fleet Farm Brooklyn Ranch.

The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date (in the case of Mortgage Loans that are not ARD Loans) or Anticipated Repayment Date (in the case of ARD Loans), as applicable.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
NAI Net Lease Portfolio—18351 East Colfax Avenue	0.2%	No	12/31/2029	11/06/2031
NAI Net Lease Portfolio—1340 South 5th Street	0.1%	No	12/31/2029	11/06/2031
NAI Net Lease Portfolio—775 North US Highway 27	0.1%	No	12/31/2030	11/06/2031
818 Sterling Place and Bronx Portfolio – 818 Sterling Place	0.3%	No	06/30/2027	10/06/2031
AMG Industrial Portfolio – 2727 Roe Lane	0.2%	No	01/31/2025	10/06/2031
AMG Industrial Portfolio – 4515 East 75th Terrace	0.2%	No	03/31/2027	10/06/2031
AMG Industrial Portfolio – 330 South 59th Lane	0.2%	No	08/31/2027	10/06/2031
AMG Industrial Portfolio – 12712 2nd Street	0.1%	No	04/30/2030	10/06/2031
AMG Industrial Portfolio – 15215 South US 71	0.1%	No	09/30/2025	10/06/2031

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1 to this prospectus.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Rollover Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as 1100 & 820 First Street NE, Superstition Gateway, Midwest Trade Center, Columbia East Marketplace and One & Two River Crossing.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
1100 & 820 First Street NE – 1100 First Street	6.0%	GSA Veteran Affairs	37.7%	22.0%
1100 & 820 First Street NE – 1100 First Street	6.0%	GSA Federal Energy Regulatory Commission	8.7%	4.9%

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loan, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to the HQ @ First Mortgage Loan (3.9%), Micron Technology Inc., the sole tenant at the Mortgaged Property, subleased 172,405 square feet of its space (28.6% NRA) to Zscaler Inc. through September 30, 2026 at a contractual rental rate of $43.32 per square foot, which is above Micron Technology’s contractual rent of $40.17 per square foot for such space. Zscaler Inc. currently occupies 103,443 square feet of such subleased space and is expected to take occupancy of the remaining portions of the subleased space in October 2022 and October 2025. Underwriting reflects the prime lease.

●	With respect to the 399 Jefferson Road Mortgage Loan (3.4%), Remarkable Foods, the largest tenant at the related Mortgaged Property, subleases all of its space (approximately 50.4% of NRA) from Pinnacle Foods which was purchased by Conagra Brands, Inc. (“Conagra”) and pays a monthly base rent that is equal to approximately 58% of Conagra’s in-place rent under the prime lease. Underwriting is based on the Congra rent and the Conagra lease, which expires April 16, 2023. On June 7, 2021, Remarkable Foods executed a direct lease with the related borrower, which is scheduled to commence on April 16, 2023, immediately after the expiration of the Conagra lease.

●	With respect to the One & Two River Crossing Mortgage Loan (2.1%), Somerset CPAs, the largest tenant at the Mortgaged Property, subleases 4,499 square feet of its space to Hotta

Liesenberg, an affiliate company, through October 31, 2032 at a current rental rate of $24.50 per square foot. Underwriting reflects the prime lease.

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational. For more information see Annex A-3 to this prospectus and the accompanying footnotes.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 to this prospectus and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The Helios Plaza, HQ @ First, NAI Net Lease Portfolio - 8706 West Hillsborough Avenue, NAI Net Lease Portfolio -176 Finley Road, NAI Net Lease Portfolio - 18351 East Colfax Avenue, Fresenius – Brooklyn, Residence Inn - Boca Raton, 2535-2537 Grand Concourse, MCP Industrial Portfolio - 1700 Second Street, MCP Industrial Portfolio - 1835 South Black Canyon Highway, Savannah Medical Office, Independence Square and Tractor Supply – Warrenton Mortgaged Properties (collectively, 16.4%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranties nos. 6 and 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

●	With respect to the Helios Plaza Mortgage Loan (7.3%), the sole tenant’s lease provides the tenant with the right of first offer to purchase all or a portion of the Mortgaged Property if the landlord desires to sell such property (or ground leases the Mortgaged Property for a term greater than 25 years); however, such right of first refusal does not apply to (i) any transfer of the Mortgaged Property by the landlord to an affiliated party, (ii) any foreclosure sale, transfer by deed-in-lieu of foreclosure or similar transfer of the Mortgaged Property by the lender, (iii) any transfer of less than a controlling interest in the Mortgaged Property or (iv) any transfer of the Mortgaged Property for estate planning purposes, provided that such right of first offer may be exercised in connection with any subsequent transfer or sale of the Mortgaged Property by the lender or its nominee.

●	With respect to the HQ @ First Mortgage Loan (3.9%), the sole tenant at the Mortgaged Property has a right of first offer to purchase the Mortgaged Property. The tenant has agreed that such right of first offer is subject and subordinate to the mortgage upon the Mortgaged Property. The tenant’s purchase option rights will not apply if the Mortgaged Property is sold to an affiliate of the landlord, or sold in connection with a foreclosure or deed in lieu of foreclosure.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not

Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties, excluding master leases with respect to Mortgage Loans identified under “—Mortgage Pool Characteristics—Delaware Statutory Trusts,” at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the 445 Vanderbilt Mortgage Loan (2.0%), in order to satisfy the requirements of the Affordable Housing NY Program of the State of New York (the “421a Property Tax Abatement Program”), the borrower has reserved 13 of the 43 related multifamily units at the Mortgaged Property as affordable housing units (the “445 Vanderbilt Affordable Units”). In connection with such arrangement, the related borrower has entered into a master lease with an affiliate of the borrower, QV Tenant LLC, for all of the 445 Vanderbilt Affordable Units at the Mortgaged Property which are not otherwise leased to bona fide third party tenants for a term continuing through and including the stated maturity date of the related Mortgage Loan. The master lease will terminate with respect to any individual 445 Vanderbilt Affordable Unit upon, among other conditions, (i) such unit being leased to a bona fide third party tenant and (ii) such tenant taking occupancy and paying the first month’s rent payment. The related master lease rent is required to be an amount equal to the aggregate amount for the monthly rent with respect to those 445 Vanderbilt Affordable Unit that remain subject to the master lease in accordance with a schedule of monthly rent set forth in the related Mortgage Loan documents.

●	With respect to the Glendale Industrial Mortgage Loan (1.9%), the Mortgaged Property is 100% master leased to Academy Film Studios LLC, a borrower affiliate.

●	With respect to the 2233 South Throop Street Mortgage Loan (1.4%), the Mortgaged Property is 100% leased to Mana Contemporary, a borrower affiliate.

●	With respect to the Westchester I Office Mortgage Loan (0.7%), the Mortgaged Property is leased to Main Street Homes, Balzer & Associates, Inc. and Julian W. Black & Son, Inc., each of which are borrower affiliates, and approximately 58.1% of the underwritten base rent at the Mortgaged Property relates to such borrower affiliates.

●	With respect to the Cameron Ashley Industrial Portfolio Mortgage Loan (0.4%), each of the Mortgaged Properties are 100% leased to Cameron Ashley, a borrower affiliate.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1 to this prospectus.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the 1100 & 820 First Street NE Mortgage Loan (6.0%), the borrower sponsor owns competing properties within five miles of the Mortgaged Property.

●	With respect to the HQ @ First Mortgage Loan (3.9%), the borrower sponsor owns competing properties within five miles of the Mortgaged Property.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Nine (9) of the Mortgaged Properties (collectively, 12.6%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties and based on those reports, no Mortgaged Property has a probable maximum loss greater than 17% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to thirty-eight (38) Mortgage Loans (collectively, 57.9%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 17 and 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

●	With respect to the Helios Plaza, Manhattan Retail Portfolio, FedEx and Cytovance Portfolio, ExchangeRight In-Line Retail Portfolio 1, MCP Industrial Portfolio, Savannah Medical Office, Cameron Ashley Industrial Portfolio and Tractor Supply – Warrenton Mortgage Loans (collectively, 15.8%), the related borrower may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions, if any, to representation and warranty nos. 17 and 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Mortgage Pool Characteristics—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 7 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

With respect to the Hayes Court Mortgage Loan (1.6%), the Mortgaged Property is located within a New York City historic district and certain alterations to the related improvements require the review and approval of the New York City Landmarks Preservation Commission.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—

Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Manhattan Retail Portfolio Mortgage Loan (4.4%), the related guaranties, contain, among other things, the provisions that (i) the guarantors will be personally liable for 15.0% of the outstanding principal balance of the related Mortgage Loan at any time the debt yield is less than 8.0% (the “Manhattan Debt Yield Trigger”) or the debt service coverage ratio is less than 1.45x (the “Manhattan Debt Service Trigger”) and (ii) any foreclosure on the current or any future mortgage obtained by the residential cooperative that results in the termination of the 250-254 Master Lease will trigger full recourse to the guarantors for 28.7% of the outstanding principal balance of the Manhattan Retail Portfolio Mortgage Loan. See “—Fee & Leasehold Estates; Ground Leases”.

●	With respect to the HQ @ First Mortgage Loan (3.9%), the aggregate liability of the non-recourse carveout guarantor for all full recourse events taken together is capped at 15% of the outstanding principal balance of the Whole Loan at the time of such occurrence, plus the lender’s enforcement costs. In addition, subject to a cap equal to the limits of the environmental liability insurance policy required under the Mortgage Loan documents (the “PLL Policies”), to the extent that the borrower obtains PLL Policies that do not run for a term of at least three years past the maturity date of the Mortgage Loan (the “Required PLL Period”) and the borrower fails to renew, replace or extend such PLL Policy through the Required PLL Period as required under the Mortgage Loan documents, any liability for environmental matters of the guarantor is limited to liability under the environmental indemnity agreement that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the lender.

●	With respect to the Arbor Square Mortgage Loan (1.2%), the related guarantor, Alto Fund III Holding, L.P. (the “Arbor Guarantor”), is an investment fund that is scheduled to terminate in 2027. However, extension options exist that could potentially push termination to 2029. Under the related Mortgage Loan documents, the Arbor Guarantor must maintain a net worth of at least $50,000,000 and possess liquid assets of $2,000,000 (the “Guarantor Financial Tests”). Pursuant to the related Mortgage Loan documents, the related borrower is required to replace the Arbor Guarantor with a replacement guarantor that must maintain a net worth of at least $15,000,000 and possess liquid assets of $1,000,000. Moreover, pursuant to the related Mortgage Loan documents, the related borrower will be in immediate default upon the earlier of: (i) 30 days after the date the Arbor Guarantor fails to meet the Guarantor Financial Tests or (ii) the expiration date of the Arbor Guarantor. In addition, the environmental indemnity and the non-recourse carveout for losses with respect to breaches of environmental covenants are capped at $13,762,500, which is approximately 107.1% of the Mortgage Loan amount. The related lender has obtained an environmental insurance policy from Sirius Group, with a liability limit of $2,000,000. Sirius Group is rated “A-” by A.M. Best. The policy expires in 2034, which is approximately 3 years past the maturity date of the Mortgage Loan.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the 445 Vanderbilt Mortgage Loan (2.0%), the Mortgage Loan documents require the related borrower to timely submit, or cause to be timely submitted, all documentation and information required by the New York City Department of Housing Preservation and Development in order to complete an application for enrollment of the Mortgaged Property in the “421a Property Tax Abatement Program” for a term of at least 35 years. In the event the Mortgaged Property is enrolled in the 421a Property Tax Abatement Program, it is expected to benefit (i) during the initial 25 years of the 421a Property Tax Abatement Program, from a 100% exemption of property taxes attributable to the increased value of the Mortgaged Property from the construction of certain qualified improvements at the Mortgaged Property (although taxes will remain due on the assessment in effect immediately preceding such construction) and (ii) from a 30% exemption of such property taxes during the final 10 years of the 421a Property Tax Abatement Program . According to the related appraisal, anticipated abated property taxes during the 2022/2023 tax year would be $89,364 as opposed to unabated taxes of $298,706. The lender underwrote taxes based on the 10-year average of abated taxes. We cannot assure you that the Mortgaged Property will be enrolled in the 421a Property Tax Abatement Program as expected or at all. See “—Property Types—Multifamily Properties” for additional information.

●	With respect to the 1441-1451 Overing Street Mortgage Loan (1.4%), the related Mortgaged Property benefits from a New York City J-51 tax abatement that commenced in 2020 and expires in 2054 (the “J-51 Abatement ”). The J-51 Abatement provides (i) a 100% exemption from the increase in real estate taxes attributable to certain qualified improvements related to the redevelopment of the Mortgaged Property through the 2049 / 2050 tax year and (ii) a partial abatement of such taxes thereafter in an amount equal to 80%, 60%, 40% and 20% in tax years 2050 / 2051, 2051 / 2052, 2052 / 2053 and 2054 / 2055, respectively. In addition, the Mortgaged Property benefits from an abatement in an amount equal to a percentage of the cost of the original work that qualified the Mortgaged Property for the J-51 Abatement through the 2022 / 2033 tax year (together with the J-51 Abatement, the “Overing Abatements”). According to the related appraisal, anticipated abated real estate taxes during the 2021 / 2022 tax year with the Overing Abatements is $19,414 as opposed to unabated taxes of $164,569. The lender underwrote taxes based on the 10-year average of abated taxes.

●	With respect to the 356-362 E 148th Street Mortgage Loan (1.3%), the office space has been leased to Samaritan Village, a 501(c)(3) nonprofit and is structured as a leasehold condominium, whereby the office space will be exempt from taxes for a 30-year period. The parking space, leased to CSB Parking LLC will be subject to real estate taxes. See “—Property types—Condominium and Other Shared Interests”.

●	With respect to the 818 Sterling Place and Bronx Portfolio Mortgage Loan (0.7%), the 818 Sterling Place Mortgaged Property and the 334 East 148th Street Mortgaged Property are each subject to a tax abatement under the New York Industrial and Commercial Incentive Program (“ICIP Abatement”). The 818 Sterling Place Mortgaged Property is on year 16 of a 25-year ICIP Abatement. The ICIP Abatement provides a 100% exemption on the increase in property taxes due to the associated redevelopment of the Mortgaged Property through the 2020/2021 fiscal year and then phases down by 10% each subsequent year during the remaining term. The 334 East 148th Street Mortgaged Property is on year 15 of a 25-year ICIP Abatement. The ICIP Abatement provides a 100% exemption on the increase in property taxes due to the associated redevelopment of the Mortgaged Property for the 2022/2023 fiscal year and phases down 10% each subsequent year during the remaining term. The lender straight-lined taxes over a 10-year period.

●	With respect to the 459 Culley Drive Mortgage Loan (0.5%), the Mortgaged Property is subject to a payment-in-lieu of taxes (“PILOT”) program through December 31, 2034. During the term of the PILOT program, the Mortgaged Property will be exempt from real estate taxes. No taxes were underwritten as the PILOT results in no taxes required to be paid during the term of the Mortgage Loan.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Thirty-nine (39) Mortgage Loans (collectively, 48.3%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Seventeen (17) Mortgage Loans (collectively, 31.4%) provide for an initial interest-only period that expires between six (6) and eighty-four (84) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Three (3) Mortgage Loans (collectively, 11.8%) provide for interest-only payments for the entire term to Anticipated Repayment Date, with no scheduled amortization prior to that date; provided that if such

Mortgage Loans are outstanding from and after the related Anticipated Repayment Date occurring approximately ten years following the related origination date, interest will accrue at the related Revised Rate.

Eight (8) Mortgage Loans (collectively, 8.6%) require monthly payments of principal and interest for the entire term to stated maturity.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest-Only	39	$518,604,370	48.3%
Interest-Only, Amortizing Balloon	17	337,100,541	31.4
Interest Only, ARD	3	126,800,000	11.8
Amortizing Balloon	8	91,985,857	8.6
Total	67	$1,074,490,768	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	30	$544,059,935	50.6%
6	37	530,430,833	49.4
Total	67	$1,074,490,768	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	55	$850,550,373	79.2%
3	1	8,000,000	0.7
5	11	215,940,395	20.1
Total	67	$1,074,490,768	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates. In the case of the AMF Portfolio Mortgage Loan (7.8%), the fixed interest rate for the first 83 months of the Mortgage Loan’s term is 3.72381004379935% per annum, which rate thereafter steps up to a fixed interest rate of 3.93100% per annum.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

With respect to the Manhattan Retail Portfolio Mortgage Loan (4.4%), the related borrower did not deliver a non-consolidation opinion in connection with the origination of the related Mortgage Loan.

With respect to the Parc Gardens Mortgage Loan (2.1%), the related borrower does not have an independent director, and no non-consolidation opinion was delivered in connection with the origination of the Mortgage Loan.

With respect to the Autumn Run Apartments Mortgage Loan (2.1%), the Mortgage Loan has a Cut-off Date Balance in excess of $20.0 million. However, the related borrower does not have an independent director and did not deliver a counsel’s opinion regarding non-consolidation of the borrower.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

ARD Loans

Three (3) Mortgage Loans secured by the Helios Plaza, HQ @ First and CVS Florida Portfolio Mortgaged Properties (collectively, 11.8%) (each, an “ARD Loan”), provides that, after a certain date (the “Anticipated Repayment Date” or “ARD”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”) and any monthly additional interest amounts (i.e. interest at the Revised Rate minus the scheduled monthly debt service payment) not paid (or the failure to have sufficient funds available in the excess cash flow account) will be added to the principal balance of the Mortgage Loan except as described below. See Annex A-1 for the Anticipated Repayment Date for the ARD Loans.

With respect to the Helios Plaza Mortgage Loan (7.3%), any monthly additional interest amounts will be deferred, but will not be capitalized and will be due on the maturity date of the Helios Plaza Mortgage Loan to the extent not sooner paid under the terms of the Helios Plaza Mortgage Loan.

With respect to the Helios Plaza Mortgage Loan (7.3%), the related Revised Rate will be an annual rate equal to the related Initial Rate plus 2.50%.

With respect to the HQ @ First Mortgage Loan (3.9%), the related Revised Rate is an annual rate equal to the related Initial Rate plus 3.00%.

With respect to the CVS Florida Portfolio Mortgage Loan (0.6%), the related Revised Rate is an annual rate equal to the greater of (i) the then-current Ten Year Treasury plus 3.00% and (ii) the Initial Rate plus 3.00%.

All three of the ARD Loans (collectively, 11.8%) are interest-only until their Anticipated Repayment Date. Consequently, the repayment of any such ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto).

The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the related ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on its Anticipated Repayment Date.

Other than in the case of the Helios Plaza Mortgage Loan (7.3%), which is described above, after its Anticipated Repayment Date, such ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class S certificates and the VRR interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven months) up to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date). See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Fifty-four (54) Mortgage Loans (73.3%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Eleven (11) Mortgage Loans (13.3%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) Mortgage Loan (7.3%) prohibits voluntary principal prepayments during the Lock-out Period, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or Prepayment Premium for a specified period, and thereafter for a specified period, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the Anticipated Repayment Date (or such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable (or, in the case of the Anticipated Repayment Date or commencement of the open prepayment period, outstanding) on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) Mortgage Loan (6.0%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	18	26.7%
4	33	42.2
5	8	18.2
6	5	7.0
7	3	5.9
Total	67	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or the VRR Interest Owners); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Defeasance

The terms of fifty-six (56) Mortgage Loans (the “Defeasance Loans”) (collectively, 86.7%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, or anticipated to be outstanding on the related Anticipated Repayment Date or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the AMF Portfolio Mortgage Loan (7.8%), at any time after the earlier to occur of (x) December 6, 2024 and (y) the second anniversary of the last securitization involving any portion or interest in the related Whole Loan, the borrower may obtain the release of one or more individual Mortgaged Properties (each an “AMF Portfolio Release Property”), provided that, among other conditions, (i) the related mezzanine loan is partially defeased, in accordance with the requirements of the related mezzanine loan agreement, (ii) the borrower delivers defeasance collateral in an amount equal to the greater of (a) 115% of the allocated loan amount—for the AMF Portfolio Release Property and (b) an amount such that after giving effect to such release, (x) the debt service coverage ratio for the remaining Mortgaged Properties is no less than the greater of (1) 1.40x and (2) and the debt service coverage ratio immediately prior to such release, (y) the loan-to-value ratio for the remaining Mortgaged Properties shall not exceed 70% and (z) the post-defeasance debt yield shall be no less than the greater of 8.35% and the debt yield immediately prior to the release of the AMF Portfolio Release Property, (iii) the borrower delivers a REMIC opinion, (iv) if a securitization of the AMF Portfolio Loan has occurred, the borrower delivers a non-consolidation opinion with respect to the successor borrower and (v) the borrower delivers a rating agency confirmation from each applicable rating agency. The financial tests described in clause (b) above will be determined based on the then outstanding principal balances of the related AMF Portfolio Whole Loan and the AMF Portfolio mezzanine loan.

●	With respect to the Manhattan Retail Portfolio Mortgage Loan (4.4%), the related borrower has the right to subdivide the retail unit located at the 215 West 90th Street Mortgaged Property, provided that the lender continues to have a lien on the subdivided portions. If the subdivision results in the side yard, rear yard, outer court and inner court becoming separate lots (the “Non-Retail Portion”), then the related borrower will have the right to obtain the release of the Non-Retail Portion. The related borrower is required to (i) provide the lender with 45 days’ prior written notice of the proposed release of the Non-Retail Portion, (ii) provide evidence satisfactory to the lender that the subdivision was lawfully executed and (iii) pay the lender’s out-of-pocket expenses in connection with the release of the Non-Retail Portion. Furthermore, under the operative documents of this securitization, the related borrower will be required to deliver evidence to the applicable Rating Agency that the release of the Non-Retail Portion will not result in any qualification, reduction, downgrade or withdrawal of any rating given to this securitization.

●	With respect to the FedEx and Cytovance Portfolio Mortgage Loan (1.5%), the related borrower may obtain the release of any of the related Mortgaged Properties, provided that, among other things, (i) the related borrower has provided no less than 30 days prior written notice to the lender specifying the Business Day on which the release is to occur, (ii) no event of default is continuing, (iii) the related borrower will execute all necessary documents to amend and restate the existing note to create two substitute notes, one note having a principal balance equal to the greater of (a) 100% of the net sales proceeds of the related Mortgaged Property and (b) 120% of the allocated loan amount (the “FedEx Defeased Note”) and another note having a principal balance equal to the excess of (a) the principal amount of the related Mortgage Loan immediately prior to the related release date over (b) the amount of the FedEx Defeased Note, (iv) the debt yield (calculated after the release of the related Mortgaged Property) must be equal to or greater than the greater of (a) a debt yield of 7.97% and (ii) the debt yield immediately before the release of the related Mortgaged Property, (v) the related borrower must remain in compliance with single purpose entity covenants contained in the related Mortgage Loan documents and (vi) the loan-to-value ratio must be in compliance with the applicable REMIC requirements. The allocated loan amounts for the related Mortgaged Properties are as follows: (i) $4,110,667 for the FedEx

Portage Mortgaged Property, (ii) $3,562,587 for the FedEx Auburn Hills Mortgaged Property, (iii) $4,494,340 for the Cytovance NE 30th Mortgaged Property and (iv) $3,617,396 for the Cytovance Santa Fe Mortgaged Property.

●	With respect to the 818 Sterling Place and Bronx Portfolio Mortgage Loan (0.7%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the earlier of (x) the date that is three years from the closing date of the Mortgage Loan or (y) two years from the “startup day” within the meaning of Section 860G(a)(9) of the Code of the REMIC Trust, the borrower may deliver defeasance collateral and obtain the release of any of the individual Mortgaged Property (the “818 Sterling Place and Bronx Portfolio Release Property”), upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, but not limited to: (i) the borrower provides at least thirty (30) days prior written notice, (ii) the debt service coverage ratio based on the trailing twelve (12) month period must be equal to or greater than 1.83x following the partial release; (iii) the debt service coverage ratio based on the trailing twelve (12) month period must be equal to or greater than the debt service coverage ratio based on the trailing twelve (12) month period immediately prior to the partial release date; (iv) the debt yield must be equal to or greater than 10.41% following the partial release; (v) the debt yield must be equal to or greater than the debt yield prior to the partial release date; (vi) the loan to value ratio must be equal to or lesser than 43.6% following the partial release date; (vii) the loan to value ratio must be equal to or lesser than the loan to value ratio immediately prior to the partial release date; and (viii) the borrower must defease the Mortgage Loan in an amount equal to the Release Price allocated to the 818 Sterling Place and Bronx Portfolio Release Property. “Release Price” as used in this paragraph means, with respect to (i) the 818 Sterling Place Mortgaged Property, an amount equal to $4,071,600; (ii) the 334 E. 148th Street Mortgaged Property, an amount equal to $2,204,400; and (iii) the 552 South Boulevard Mortgaged Property, an amount equal to $2,724,000.

●	With respect to the MCP Industrial Portfolio Mortgage Loan (0.6%), the Mortgage Loan documents permit partial defeasance. At any time after the earlier of (a) three (3) years from origination of the Mortgage Loan or (b) two (2) years from the “startup day” within the meaning of Section 860G(a)(9) of the Code of the REMIC Trust, the borrower may obtain a release of the 1835 South Black Canyon Highway Mortgaged Property (the “South Black Canyon Release Property”), upon 30 days prior written notice and the satisfaction of the conditions in the Mortgage Loan documents, including: (i) the delivery of a rating agency confirmation; (ii) the lender determines (a) that the debt service coverage ratio for the Mortgaged Properties then remaining is not less than the greater of (x) 1.81x and (y) the debt service coverage ratio for all the Mortgaged Properties (including the South Black Canyon Release Property) for the twelve (12) full calendar months immediately preceding the release of the South Black Canyon Release Property; (b) the loan-to-value ratio for the Mortgaged Properties then remaining is no greater than the less of (x) 55.9% and (y) the loan-to-value ratio for all of the Mortgaged Properties (including the South Black Canyon Release Property) immediately preceding the release of the South Black Canyon Release Property; and (c) the debt yield for the Mortgaged Properties then remaining is not less than the greater of (x) 9.83% and (y) the debt yield for all of the Mortgaged Properties (including the South Black Canyon Release Property) immediately preceding the release of the South Black Canyon Release Property; and (iii) the borrower partially defeases the Mortgage Loan in an amount equal to the Release Price. “Release Price” as used in this paragraph means with respect to an individual Mortgaged Property, an amount equal to the greater of (i) 120% of the allocated loan amount with respect to such individual Mortgaged Property and (ii) the net proceeds received by the borrower in connection with a sale of such individual Mortgaged Property.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Fifty-seven (57) Mortgage Loans (collectively, 78.5%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Fifty-seven (57) Mortgage Loans (collectively, 77.4%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty (30) Mortgage Loans (collectively, 63.9%) are secured in whole or in part by retail, office, multifamily, self storage, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial, mixed use and other properties only.

Thirty-two (32) Mortgage Loans (collectively, 43.2%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Four (4) Mortgage Loans (collectively, 2.7%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

One (1) Mortgage Loan (1.9%) provides for upfront escrows that may be applied to pay down principal if certain performance criteria are not satisfied.

The Sorrel River Ranch Mortgage Loan (1.8%) requires a seasonality reserve that was deposited in connection with the origination of such Mortgage Loan and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events. See “Risk Factors—Risks Related to the Mortgage Loans—Hotel Properties Have Special Risks”.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing Cash Management	31	$309,809,243	28.9%
Hard/Springing Cash Management	25	469,035,525	43.6
Soft/Springing Cash Management	7	216,580,000	20.2
Soft (Residential) / Hard (Commercial) / Springing Cash Management	1	7,000,000	0.7
Hard/Upfront Cash Management	2	63,600,000	5.9
Soft/Upfront Cash Management	1	8,466,000	0.8
Total:	67	$1,012,390,768	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing Cash Management. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”.

●	With respect to the Parc Gardens Mortgage Loan (2.1%), the Mortgage Loan documents do not provide for an independent director, and no non-consolidation opinion was delivered in connection with the origination of the Mortgage Loan.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
AMF Portfolio	$ 84,000,000	7.8%	$ 13,000,000	$ 88,000,000	N/A	$ 185,000,000	3.93100%	61.3%	65.9%	1.51x	1.51x

(1)	Calculated including the mezzanine debt and any subordinate debt. Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

Other than with respect to the AMF Portfolio Mortgage Loan, which has a related mezzanine loan that matures 3 years prior to the maturity date of the AMF Portfolio Mortgage Loan, the mezzanine indebtedness is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement or related mezzanine loan documents provide, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, unless (i) no event of default under the related Mortgage Loan is then continuing (taking into account the cure rights of the related mezzanine lender) and (ii) either (A) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property, the guarantor and/or other collateral for the related Mortgage Loan or (B) such prepayments are in strict accordance with, and expressly permitted by, the Mortgage Loan documents, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
One & Two River Crossing	$ 22,782,500	N/A	64.7%	2.65x	8.8%	Yes	Yes
Henderson Properties	$ 20,000,000	N/A	66.7%	1.78x	9.6%	Yes	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

●	With respect to the Mills Fleet Farm Brooklyn Ranch Mortgage Loan (2.1%), at origination a portion of the equity in the related borrower was funded by an unaffiliated lender (the “Preferred Member”) as a preferred return structure in the amount of $11,700,000 (the “Preferred Loan”). The Preferred Member is entitled to payments of (i) 12% per annum on the Preferred Loan (less any payments made to Preferred Member) for the period commencing on October 29, 2021 through May 9, 2022, and (ii) 14% per annum on the Preferred Loan (less any payments made to Preferred Member) from the period commencing on May 10, 2022 through November 9, 2022. The aggregate sum of the preferred return payable to Preferred Member may be no less than $360,000. If the obligor (the “Preferred Borrower”) on the Preferred Loan fails to pay the Preferred Member such amounts due under the Preferred Borrower’s operating agreement, the Preferred Member may pursue any remedy available at law, including, but not limited to (a) subject to the mortgage lender’s consent, replacing the manager of the Preferred Borrower, and (b) the right to effectuate a forced sale of the Mortgaged Property.

●	With respect to the RedHawk MOB Mortgage Loan (0.8%), one of the indirect owners of the borrower, KB DST Borrower CA LLC, has a revolving line of credit with an unaffiliated lender which credit line funded a portion of the equity at closing. In the event that the lender were to foreclose on its loan to KB DST Borrower CA LLC, it would have ownership of KB Redhawk Medical Holdings, LLC, which is the owner of the DST. However, the related guarantor would continue to own 100% of the interests in the related signatory trustee, the entity that is responsible for managing the DST, and control of the related borrower would remain unchanged. See “—Delaware Statutory Trusts”

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

●	With respect to the Henderson Properties Mortgage Loan (1.9%), the Mortgage Loan documents permit the borrower to obtain additional debt provided (i) no event of default has occurred; (ii) such additional debt is incurred no earlier than two (2) years from the “startup day” within the meaning of Section 860G(a)(9) of the Code of the REMIC Trust; (iii) the principal amount of the Mortgage Loan combined with such additional debt does not exceed 66.7% of the aggregate fair market value of the Mortgaged Property; (iv) when taking into consideration such additional debt, the debt yield exceeds 9.67%; (v) such additional debt is subordinate in all regards to the Mortgage Loan; (vi) such additional debt is not secured by and will not result in a lien on the Mortgaged Property; (vii) such additional debt is subject to an intercreditor agreement between the lender and the holder of such additional debt in form and substance satisfactory to the lender; and (viii) the lender has received confirmation from the applicable rating agencies that the incurrence of such debt will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current rating of the securities of any class thereof.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”. In addition, certain borrowers may have obtained PPP loans.

The Whole Loans

General

Each of the AMF Portfolio, Helios Plaza, 1100 & 820 First Street NE, HQ @ First, Superstition Gateway, Hamilton Commons and 356-362 E 148th Street Mortgage Loans are part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“AB Whole Loan” means the Non-Serviced AB Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means the HQ @ First Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan below.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced AB Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
AMF Portfolio	Serviced	Note A-1	Control	$32,000,000	BBCMS 2021-C12
		Note A-2	Non-Control	$32,000,000	BBCMS 2021-C12
		Note A-3	Non-Control	$24,000,000	Starwood Mortgage Funding II LLC
		Note A-4	Non-Control	$24,000,000	Bank of Montreal
		Note A-5	Non-Control	$20,000,000	Starwood Mortgage Funding II LLC
		Note A-6	Non-Control	$20,000,000	BBCMS 2021-C12
		Note A-7	Non-Control	$5,000,000	Starwood Mortgage Funding II LLC
		Note A-8	Non-Control	$5,000,000	Bank of Montreal
		Note A-9	Non-Control	$5,000,000	Starwood Mortgage Funding II LLC
		Note A-10	Non-Control	$5,000,000	Bank of Montreal

Helios Plaza	Serviced	Note A-1	Non-Control	$30,000,000	BBCMS 2021-C12
		Note A-2	Non-Control	$25,000,000	MSC 2021-L7
		Note A-3	Non-Control	$15,000,000	MSC 2021-L7
		Note A-4	Control	$28,500,000	BBCMS 2021-C12
		Note A-5	Non-Control	$20,000,000	BBCMS 2021-C12

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
1100 & 820 First Street NE	Serviced	Note A-1	Control	$65,000,000	BBCMS 2021-C12
		Note A-2	Non-Control	$35,000,000	An affiliate of Barclays Capital Real Estate Inc.
		Note A-3	Non-Control	$25,000,000	An affiliate of Barclays Capital Real Estate Inc.
		Note A-4	Non-Control	$40,000,000	BMARK 2021-B30
		Note A-5	Non-Control	$25,000,000	BMARK 2021-B30
		Note A-6	Non-Control	$11,000,000	An affiliate of Barclays Capital Real Estate Inc.
		Note A-7	Non-Control	$10,000,000	An affiliate of Barclays Capital Real Estate Inc.

HQ @ First	Non-Serviced	Note A-1-S	Control	$62,300,000	KREST 2021-CHIP
		Note A-1-C1	Non-Control	$60,000,000	BMARK 2021-B29
		Note A-1-C2	Non-Control	$38,700,000	BMARK 2021-B29
		Note A-2-S	Non-Control	$26,700,000	KREST 2021-CHIP
		Note A-2-C1	Non-Control	$22,300,000	BBCMS 2021-C12
		Note A-2-C2	Non-Control	$20,000,000	BBCMS 2021-C12
		Note B-1-S	Non-Control	$124,600,000	KREST 2021 CHIP
		Note B-2-S	Non-Control	$53,400,000	KREST 2021 CHIP

Superstition Gateway	Non-Serviced	Note A-1	Control	$40,000,000	MSC 2021-L7
		Note A-2	Non-Control	$20,000,000	BBCMS 2021-C12
		Note A-3	Non-Control	$10,000,000	BBCMS 2021-C12
		Note A-4	Non-Control	$7,125,000	MSC 2021-L7

Hamilton Commons	Serviced	Note A-1	Control	$22,000,000	BBCMS 2021-C12
		Note A-2	Non-Control	$17,000,000	Societe Generale Financial Corporation

356-362 E 148th Street	Non-Serviced	Note A-1	Control	$24,000,000	BBCMS 2021-C11
		Note A-2	Non-Control	$14,000,000	BBCMS 2021-C12

(1)	With respect to the AB Whole Loans, the initial Control Note may become a Non-Control Note if a control appraisal period has occurred and is continuing with respect to the related AB Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control

Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loan

The HQ @ First Whole Loan

Servicing

The HQ @ First Mortgage Loan (3.9%) is part of a split loan structure (the “HQ @ First Whole Loan”) comprised of the notes listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”, including (a) the HQ @ First Mortgage Loan, (b) two senior promissory notes held by the KREST 2021-CHIP trust (the “HQ @ First Pari Passu Standalone Companion Loans”), (c) two senior promissory notes currently held by the BMARK 2021-B29 (together with the HQ @ First Pari Passu Standalone Companion Loans, the “HQ @ First Pari Passu Companion Loans”; the HQ @ First Pari Passu Companion Loans together with the HQ @ First Mortgage Loan, the “HQ @ First Senior Loans”), and (d) two subordinate promissory notes held by the KREST 2021-CHIP trust (the “HQ @ First Subordinate Companion Loans”; together with the HQ @ First Pari Passu Companion Loans, the “HQ @ First Companion Loans”). The holders of such HQ @ First Senior Loans are collectively referred to as the “HQ @ First Senior Loan Holders” and the holders of such HQ @ First Subordinate Companion Loans are referred to as the “HQ @ First Subordinate Companion Loan Holders”. Each such promissory note is secured by the same mortgage instrument on the same underlying Mortgaged Property, and such promissory notes have an aggregate initial principal balance of $408,000,000. The holder of the HQ @ First Mortgage Loan, the HQ @ First Subordinate Companion Loan Holders and the holders of the HQ @ First Pari Passu Companion Loans are subject to the terms of a co-lender agreement (the “HQ @ First Co-Lender Agreement”).

The HQ @ First Whole Loan and any related REO Property will be serviced and administered by KeyBank National Association, the master servicer for the KREST 2021-CHIP securitization (the “HQ @ First Master Servicer”) and, if necessary, KeyBank National Association, the special servicer for the KREST 2021-CHIP securitization (the “HQ @ First Special Servicer”), pursuant to the trust and servicing agreement related to the KREST 2021-CHIP trust (the “KREST 2021-CHIP TSA”), but subject to the terms of the HQ @ First Co-Lender Agreement. In servicing the HQ @ First Whole Loan, the HQ @ First Master Servicer and the HQ @ First Special Servicer are required to service the HQ @ First Whole Loan in accordance with the servicing standard set forth in the KREST 2021-CHIP TSA to take into account the interests of the certificateholders and the holders of the HQ @ First Companion Loans as a collective whole.

Amounts payable to the issuing entity as holder of the HQ @ First Mortgage Loan pursuant to the HQ @ First Co-Lender Agreement will be included in the Aggregate Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the holders of the HQ @ First Pari Passu Companion Loans will be distributed to such holders net of certain fees and expenses on the HQ @ First Pari Passu Companion Loans as set forth in the HQ @ First Co-Lender Agreement.

Custody of the Mortgage File

Wells Fargo Bank, National Association, is expected to be the custodian of the mortgage file related to the HQ @ First Whole Loan (other than any promissory notes not contributed to the KREST 2021-CHIP securitization).

Application of Payments

The HQ @ First Co-Lender Agreement sets forth the respective rights of the holder of the HQ @ First Mortgage Loan and the holders of the HQ @ First Companion Loans with respect to distributions of funds received in respect of the HQ @ First Whole Loan, and provides, in general, that, the HQ @ First Subordinate Companion Loans are, at all times, junior, subject and subordinate to the HQ @ First Senior Loans, and the right of the HQ @ First Subordinate Companion Loan Holders to receive payments with respect to the HQ @ First Whole Loan is, at all times, junior, subject and subordinate to the rights of the HQ @ First Senior Loan Holders to receive payments with respect to the HQ @ First Whole Loan. All amounts tendered by the related borrower or otherwise available for payment on the HQ @ First Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

●	first, to the HQ @ First Senior Loan Holders, pro rata and pari passu, in each case in an amount equal to the accrued and unpaid interest on the HQ @ First Senior Loans at the applicable note interest rate;

●	second, to the HQ @ First Senior Loan Holders, pro rata and pari passu, in an amount equal to the principal payments (or other amounts allocated to principal, including amounts allocable as principal on the Mortgage Loan after the Anticipated Repayment Date) received, if any, with respect to such Due Date with respect to the HQ @ First Whole Loan, until the balance of the HQ @ First Senior Loans have been reduced to zero;

●	third, to the HQ @ First Senior Loan Holders, pro rata and pari passu, up to the aggregate amount of any unreimbursed losses previously allocated to the HQ @ First Senior Loan holders in accordance with the HQ @ First Co-Lender Agreement, plus interest thereon at the net note interest rate compounded monthly from the date the related such realized losses were allocated to each HQ @ First Senior Loan;

●	fourth, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the HQ @ First Subordinate Companion Loans (other than default interest) to each HQ @ First Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the applicable principal balances of the HQ @ First Subordinate Companion Loans at the applicable net note interest rate;

●	fifth, on a pro rata and pari passu basis, to the HQ @ First Subordinate Companion Loan Holders in an amount equal to all principal payments (or other amounts allocated to principal, including amounts allocable as principal on the Mortgage Loan after the Anticipated Repayment Date) received, if any, with respect to such Due Date, until the applicable principal balances of the HQ @ First Subordinate Companion Loans have been reduced to zero;

●	sixth, on a pro rata and pari passu basis, to the HQ @ First Subordinate Companion Loan Holders, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the HQ @ First Subordinate Companion Loan Holders in accordance with the terms of the HQ @ First Co-Lender Agreement, plus interest thereon at the net note interest rate for such HQ @ First Subordinate Companion Loans compounded monthly from the date the realized losses were allocated to such HQ @ First Subordinate Companion Loan Holders;

●	seventh, to pay any prepayment fees then due and payable in respect of the HQ @ First Senior Loans, on pro rata and pari passu basis, then the HQ @ First Subordinate Companion Loan Holders, on a pro rata and pari passu basis;

●	eighth, on a pro rata and pari passu, to each of the HQ @ First Senior Loan Holders up to an amount equal to the unpaid excess interest accrued on the related principal balance, with the aggregate amount so payable to be allocated between the HQ @ First Senior Loan Holders, pro rata and pari passu, according to the amount of accrued and unpaid Excess Interest due to each such HQ @ First Senior Loan Holder;

●	ninth, on a pro rata and pari passu basis, to each HQ @ First Subordinate Companion Loan Holder, up to an amount equal to the unpaid excess interest accrued on the principal balance of such HQ @ First Subordinate Companion Loan, with the aggregate amount so payable to be allocated between the HQ @ First Subordinate Companion Loan Holders on a pro rata and pari passu basis according to the amount of accrued and unpaid excess interest due to each such HQ @ First Subordinate Companion Loan Holder;

●	tenth, to pay default interest and late payment charges then due and owing under the HQ @ First Whole Loan, all of which is required to be applied in accordance with the KREST 2021-CHIP TSA; and

●	eleventh, if any excess amount is available to be distributed in respect of the HQ @ First Whole Loan, and not otherwise applied in accordance with the foregoing, any remaining amount is required to be paid pro rata to each HQ @ First Senior Loan holder and each HQ @ First Subordinate Companion Loan Holder based on their initial principal balances.

Consultation and Control

Pursuant to the HQ @ First Co-Lender Agreement, the directing holder with respect to the HQ @ First Whole Loan (the “HQ @ First Directing Holder”), as of any date of determination, will be the holder of the HQ @ First Senior Loan evidenced by promissory note A-1-S, which is expected to be the directing certificateholder or controlling class representative (or an equivalent entity) for the KREST 2021-CHIP securitization. The HQ @ First Directing Holder is not permitted to exercise the rights of the HQ @ First Directing Holder if it is an affiliate of the borrowers. The HQ @ First Directing Holder will be entitled to exercise certain consent and/or consultation rights as set forth under the HQ @ First Co-Lender Agreement, and the implementation of any recommended actions outlined in an asset status report with respect to the HQ @ First Whole Loan will require the approval of the HQ @ First Directing Holder.

Pursuant to the terms of the HQ @ First Co-Lender Agreement, the issuing entity, as the holder of the HQ @ First Mortgage Loan (or its representative), will (i) have a right to receive copies of all notices, information and reports with respect to major decisions that the HQ @ First Master Servicer or the HQ @ First Special Servicer, as applicable, is required to provide to the HQ @ First Directing Holder pursuant to the KREST 2021-CHIP TSA (similar to such notices, information and reports that are required to be provided to the HQ @ First Directing Holder under the KREST 2021-CHIP TSA without regard to the occurrence of a control termination event or consultation termination event under the KREST 2021-CHIP TSA) and a summary of any asset status report relating to the HQ @ First Whole Loan that the HQ @ First Master Servicer or the HQ @ First Special Servicer, as applicable, is required to provide to the HQ @ First Directing Holder pursuant to the KREST 2021-CHIP TSA (without regard to the occurrence of a control termination event or consultation termination event under the KREST 2021-CHIP TSA) and (ii) has the right to be consulted on a strictly non-binding basis with respect to any major decisions to be taken with respect to the HQ @ First Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the HQ @ First Whole Loan. The consultation right of the issuing entity will expire 10 business days following the delivery of written notice of a proposed action, together with copies of the notices, information and reports; provided that if the HQ @ First Master Servicer (or the HQ @ First Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, then such consultation period will be deemed to begin anew. Notwithstanding the rights described above, the HQ @ First Master Servicer or the HQ @ First Special Servicer, as applicable, is permitted to take any major decision or any action set forth in the asset status report before the expiration of the aforementioned consultation period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the HQ @ First Whole Loan (as a collective whole). Neither the HQ @ First Master Servicer nor the HQ @ First Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

Neither the HQ @ First Master Servicer nor the HQ @ First Special Servicer may follow any advice, direction or objection by the HQ @ First Directing Holder that would (i) require or cause the HQ @ First Master Servicer or the HQ @ First Special Servicer, as applicable, to violate applicable law (including the REMIC provisions), the Whole Loan documents, the KREST 2021-CHIP TSA, the HQ @ First Co-Lender Agreement or the related servicing standard set forth in the HQ @ First Co-Lender Agreement or materially expand the scope of responsibilities for any of the HQ @ First Master Servicer or the HQ @ First Special Servicer.

In addition to the control and consultation rights described above, pursuant to the terms of the HQ @ First Co-Lender Agreement, the issuing entity, as the holder of the HQ @ First Mortgage Loan, will have the right to annual meetings (either telephonically or in person in the discretion of the HQ @ First Master Servicer) with the HQ @ First Master Servicer or the HQ @ First Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the HQ @ First Master Servicer or the HQ @ First Special Servicer, as applicable, in which servicing issues related to the HQ @ First Whole Loan are discussed.

Sale of Defaulted Whole Loan

Pursuant to the terms of the HQ @ First Co-Lender Agreement, if the HQ @ First Whole Loan becomes a specially serviced loan, and if the Special Servicer determines to sell the HQ @ First Mortgage Loan in accordance with the KREST 2021-CHIP TSA, the HQ @ First Special Servicer will be required to sell the HQ @ First Mortgage Loan and each HQ @ First Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the HQ @ First Special Servicer will not be permitted to sell the HQ @ First Whole Loan without the consent of each Non-Controlling Holder (including the issuing entity as the holder of the HQ @ First Mortgage Loan) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the HQ @ First Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the HQ @ First Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Holder under the KREST 2021-CHIP TSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the HQ @ First Master Servicer or HQ @ First Special Servicer in connection with the proposed sale.

Special Servicer Appointment Rights

Pursuant to the HQ @ First Co-Lender Agreement, the HQ @ First Directing Holder (or its representative) will have the right, at any time, with or without cause, to replace the HQ @ First Special Servicer then acting with respect to the HQ @ First Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the HQ @ First Mortgage Loan or the other HQ @ First Companion Loans (or their representatives), as described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in October 2021 and ending on the hypothetical Determination Date in November 2021. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., Societe Generale Financial Corporation, Starwood Mortgage Capital LLC, Bank of Montreal and KeyBank National Association, are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., Societe Generale Financial Corporation, Starwood Mortgage Capital LLC, Bank of Montreal and KeyBank National Association, on or about November 30, 2021 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor, a mortgage loan seller and the retaining sponsor, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters and Barclays Bank PLC (as a “majority-owned affiliate” of Barclays), one of the expected initial Risk Retention Consultation Parties and an expected VRR Interest Owner. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on October 31, 2021, Barclays or its affiliates were the loan sellers in approximately 174 commercial mortgage-backed securitization transactions. Approximately $47.4 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020 and through October 31, 2021.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2021	$ 6,649,818,800
2020	$ 3,115,245,750
2019	$ 4,983,162,802
2018	$ 3,937,789,900
2017	$ 4,971,606,254
2016	$ 3,031,242,500
2015	$ 5,276,099,519
2014	$ 3,351,106,750
2013	$ 2,723,393,594
2012	$ 2,056,096,250
2011	$ 0
2010	$ 0
2009	$ 0
2008	$ 196,399,012
2007	$ 2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Process” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. In some cases, due to the impact of COVID-19, some tenants may have received rent relief/forbearances or may not have paid their rent when due. On a case-by-case basis, the lender may be adjusting underwritten rent to reflect these situations. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on August 12, 2021 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) is expected to retain $19,307,354 Certificate Balance of the Class RR certificates. In addition, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates (other than its portion of the Class RR certificates) at any time. Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) will be required to retain its portion of the Class RR certificates for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders and the RR Interest Owner will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor and a mortgage loan seller in this transaction and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through December 31, 2020, Societe Generale Financial Corporation securitized 108 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $3.0 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;

●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans

included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 10, 2021. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including September 30, 2021 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 10, 2021. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including

January 1, 2012 to and including September 30, 2021, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, “Starwood”) is a sponsor of certain mortgage loans into this securitization. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is an affiliate of (i) LNR Partners, LLC, the entity which is expected to be the special servicer under the PSA and (ii) Starwood Mortgage Funding II LLC, the holder of the AMF Portfolio Pari Passu Companion Loans.

Pursuant to interim custodial agreements between Wells Fargo Bank and SMC, Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for nine (9) of the SMC Mortgage Loans (7.4%); however, Computershare recently acquired all of Wells Fargo Bank’s custodial operations.

Starwood’s Securitization Program

This is the 97th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $14.48 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;

●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten in accordance with SMC’s underwriting criteria, except as described in “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization (which guidelines are also applicable to mortgage loans acquired by Starwood and re-underwritten prior to contribution to a securitization).

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

●	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above, none of the Starwood Mortgage Loans was originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 22, 2021. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that (i) LNR Partners, LLC is expected to be the special servicer under the PSA and (ii) Starwood Mortgage Funding II LLC is the initial holder of the AMF Portfolio Pari Passu Companion Loans. In addition, Starwood or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

Bank of Montreal originated or co-originated all of the Mortgage Loans that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been registered as a United States branch of the Bank of Montreal with the Illinois Department of Financial and Professional Regulation and, accordingly, is regulated by the Chicago Federal Reserve under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 111 West Monroe Street, P.O. Box 755, Chicago, Illinois 60690.

BMO is an affiliate of BMO Capital Markets Corp., one of the underwriters and a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 500 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Harris Bank, N.A. (“BMO Harris”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BMO Harris has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BMO Harris acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both

BMO Harris and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others. Further, in 2018, BMO acquired KGS-Alpha Real Estate Capital Markets, LLC (“KGS”). From 2014 to 2016, KGS was engaged in the origination of multifamily and commercial mortgage loans for securitizations, having originated 46 loans and contributed to over 7 securitizations. Many of the former KGS staff will be working on the multifamily and commercial mortgage loans originated, co-originated or acquired by BMO.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by the BMO deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the BMO Mortgage Loans.

Data Comparison and Recalculation. BMO (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;

●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex D-2 to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex D-2 to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders, the Uncertificated VRR Interest Owner or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements ”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders, the Uncertificated VRR Interest Owner and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3-1 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

BMO’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex D-1 to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex D-1 to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph (40) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines. One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 16, 2021. BMO’s Central Index Key is 0000927971. As of September 30, 2021, BMO had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that BMO intends to retain approximately $7,784,640 in the form of the RR Interest as described under “Credit Risk Retention” in this prospectus. However, BMO and/or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time. BMO will be required to retain its portion of the VRR Interest as and to the extent described under “Credit Risk Retention” in this prospectus.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator or co-originator of all of the Mortgage Loans that KeyBank is contributing to this securitization, representing approximately 30.0% of the Initial Pool Balance. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2020, KeyBank’s Real Estate Capital Group originated a total of $16.2 billion in permanent, bridge, development and construction commercial mortgage loans from 27 offices nationwide. Of this total, $10.8 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or arranged financing for life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of September 30, 2021, KeyBank had originated approximately $20.206 billion of commercial mortgage loans that have been securitized in 102 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation. KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;

●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.

Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

●	Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on April 23, 2021 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending March 31, 2021 as a sponsor of commercial mortgage loan securitizations.  KeyBank’s Central Index Key is 0001089877. With respect to the period from and including October 1, 2015 to and including September 30, 2021, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that KeyBank will retain $11,589,674 Certificate Balance of the Class RR certificates. However, KeyBank or its affiliates may from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the Class RR certificates) at any time. KeyBank will be required to retain its portion of the Class RR certificates in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator, which is an indirect wholly-owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales, an expected VRR Interest Owner (as a “majority-owned affiliate” of Barclays) and one of the expected initial Risk Retention Consultation Parties. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the RR Interest Owner.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders and the RR Interest Owner upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2021-C12 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and the RR Interest Owner and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Certificate Administrator”, “—The Trustee”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2021, WTNA served as trustee on over 1,972 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $526 billion, of which approximately 705 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $472 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as Trustee for this transaction.

The foregoing information regarding WTNA is set forth under this heading “—The Trustee” has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the WTNA and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee and certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as Certificate Administrator and Custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.251 billion (USD) in assets as of June 30, 2021. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) announced that it had entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo Bank, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank intends to transfer such roles, duties, rights, and liabilities to Computershare Trust Company or CDTC, as applicable, in stages after November 1, 2021. For any transaction where Wells Fargo Bank’s roles did not transfer to Computershare Trust Company or CDTC on November 1, 2021, Computershare Trust Company or CDTC performs all or virtually all of Wells Fargo Bank’s obligations as its agent as of such date.

Corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of November 1, 2021, when it acquired the CTS business from Wells Fargo Bank,

Computershare Trust Company was acting as agent for the named trustee or indenture trustee on approximately 462 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $237 billion (USD).

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of November 1, 2021, when it acquired the CTS business from Wells Fargo Bank, Computershare Trust Company was acting as agent for the certificate administrator on approximately 1102 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $622 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the Certificate Administrator is required to maintain pursuant to the PSA will be established and maintained with one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and for the benefit of the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of November 1, 2021, when it acquired the CTS business from Wells Fargo Bank, Computershare Trust Company was acting primarily as agent for the custodian, but in some cases as custodian, for approximately for approximately 320,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Wells Fargo Bank, National Association disclosed transaction-level noncompliance on its 2020 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB related to its CMBS bond administration function (each, a “Subject 2020 Wells Fargo CTS CMBS Annual Statement of Compliance”). Each Subject 2020 Wells Fargo CTS CMBS Annual Statement of Compliance stated that an administrative error resulted in a payment error to certain classes for one distribution period, and that the affected distributions were revised to correct the error before the next distribution date. Each Subject 2020 Wells Fargo CTS CMBS Annual Statement of Compliance also stated that Wells Fargo Bank, National Association has incorporated additional payment control procedures in an effort to prevent further similar payment errors. Such procedures were implemented in Wells Fargo Bank’s CTS business at the time. The transaction-level noncompliance disclosed on each Subject 2020 Wells Fargo CTS CMBS Annual Statement of Compliance occurred prior to the sale by Wells Fargo Bank of the CTS business to Computershare.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information regarding Computershare Trust Company set forth under this heading “—The Certificate Administrator” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between the Wells Fargo Bank and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee and certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

KeyBank National Association, a national banking association (“KeyBank”), will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and the Serviced Companion Loans.

KeyBank is a wholly-owned subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank is not an affiliate of the issuing entity, the depositor, the certificate administrator, the operating advisor, the asset representations reviewer, the special servicer or the trustee. KeyBank is also a mortgage loan seller, but KeyBank is not an affiliate of any other mortgage loan seller. KeyBank is the master servicer and special servicer under the MSC 2021-L7 transaction (with respect to the Superstition Gateway Mortgage Loan) and the master and special servicer under the KREST 2021-CHIP transaction (with respect to the HQ @ First Mortgage Loan).

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/18	12/31/19	12/31/20	09/30/2021
By Approximate Number	16,281	18,882	17,008	17,808
By Approximate Aggregate Principal Balance (in billions)	$239.0	$289.6	$308.5	$351.3

Within this servicing portfolio are, as of September 30, 2021, approximately 11,364 loans with a total principal balance of approximately $256.8 billion that are included in approximately 820 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2020, the Mortgage Bankers Association of

America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings (“S&P”), Fitch Ratings, Inc. (“Fitch”), and DBRS, Inc. (“DBRS Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer. DBRS Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and DBRS Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2
Long-Term Deposits	N/A	A	Aa3
Short-Term Deposits	N/A	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loan or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the master servicer, generally responsible for the master servicing and primary servicing functions with respect to the Serviced Mortgage Loans and Serviced Companion Loans. KeyBank, as the master servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the PSA pursuant to one or more sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. Additionally, KeyBank may from time to time perform some of its servicing obligations under the PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the PSA as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loan are to be maintained is described in “Pooling and Servicing Agreement—Accounts” and “—Withdrawals from the Collection Account” in this prospectus. Generally, all amounts received by KeyBank on the mortgage loans will be initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the PSA. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as master servicer, primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

KeyBank will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Serviced Mortgage Loans and Serviced Companion Loans or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that KeyBank will retain $20,058,090.77 certificate balance of the VRR Interest. However, KeyBank or its affiliates may retain certain classes of certificates in the future. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time.

The foregoing information regarding KeyBank under this heading “—The Master Servicer” has been provided by KeyBank.

For a description of any material affiliations, relationships and related transactions between KeyBank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

KeyBank will have various duties under the PSA. Certain duties and obligations of KeyBank are described under “Pooling and Servicing Agreement—General” and “Certain Legal Aspects of Mortgage Loans—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

KeyBank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 170 as of September 30, 2021. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;

●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;

●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion;

●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;

●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion; and

●	170 domestic commercial mortgage backed securitization pools as of September 30, 2021 with a then current face value in excess of $94.0 billion.

As of September 30, 2021, LNR Partners has resolved approximately $84.2 billion of U.S. commercial and multifamily loans over the past 23 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, and approximately $4.4 billion of U.S. commercial and multifamily mortgage loans through September 30, 2021.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina. As of September 30, 2021, LNR Partners and its affiliates specially service a portfolio, which included approximately 4,976 assets across the United States with a then current face value of approximately $94.0 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC) or any significant obligor. LNR Partners, however, is an affiliate of (i) SMC, one of the sponsors, an originator and mortgage loan seller and (ii) Starwood Mortgage Funding II LLC the initial holder of the AMF Portfolio Pari Passu Companion Loans.

Except as disclosed in this prospectus and except for (i) LNR Partners acting as special servicer for this securitization transaction and (ii) SMC being one of the sponsors, and an originator of some of the Mortgage Loans, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above and in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, neither LNR Partners nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization. However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The foregoing information regarding LNR Partners under this heading “Transaction Parties—The Special Servicer” has been provided by LNR Partners.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform utilizes compliance checking software and has a team of industry operations specialists focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty failures, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of September 30, 2021, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 242 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $229 billion. As of September 30, 2021, Pentalpha Surveillance was acting as asset representations reviewer for 98 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $93 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance LLC.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Legal Aspects of Mortgage Loans—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

This securitization transaction is required to comply with the Credit Risk Retention Rules. Barclays Capital Real Estate Inc. has been designated by the sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”) and the Retaining Sponsor intends to satisfy its risk retention requirements of the Credit Risk Retention Rules as follows:

●	The “VRR Interest” is an interest in the issuing entity representing the right to receive the VRR Percentage of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed on the certificates (other than the Class R certificates) and the RR Interest (i.e., representing the right to receive the VRR Allocation Percentage of all amounts distributed on the Non-VRR Certificates on each Distribution Date). The two types of interests comprising the VRR Interest will be the definitive Class RR certificates retained by the Retaining Sponsor (or its MOA) and KeyBank National Association as described below and the uncertificated interest acquired by Bank of Montreal (the “RR Interest”) as described below. The VRR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) in the issuing entity and will have an aggregate initial VRR Interest Balance of $38,681,668. The owner of the RR Interest is referred to in this prospectus as the “RR Interest Owner” and the RR Interest Owner and the holder of the Class RR certificates (the “Class RR Certificateholder”) are referred to collectively in this prospectus as the “VRR Interest Owners”.

●	The Retaining Sponsor (through its “majority-owned affiliate”, Barclays Bank PLC) is expected to retain a portion of the VRR Interest, in the form of Class RR certificates, with a VRR Interest Balance equal to $19,307,354 and representing approximately 49.9% of the VRR Interest on the Closing Date.

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by KeyBank National Association (“KeyBank”), in the form of the Class RR Certificates, with a VRR Interest Balance equal to $11,589,674, representing approximately 30.0% of the entire VRR Interest as of the Closing Date (the “KeyBank VRR Interest Portion”); KeyBank originated Mortgage Loans representing approximately 30.0% of the Initial Pool Balance, which is equal to at least 20.0% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance of the entire VRR Interest as of the Closing Date, in accordance with the Credit Risk Retention Rules; KeyBank will acquire the KeyBank VRR Interest Portion from the Retaining Sponsor on the Closing Date.

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by Bank of Montreal (“BMO”), in the form of the RR Interest, with a VRR Interest Balance equal to $7,784,640 (the “Original RR Interest Balance”), representing approximately 20.1% of the entire VRR Interest as of the Closing Date (the “BMO VRR Interest Portion”); BMO originated Mortgage Loans representing approximately 20.1% of the Initial Pool Balance, which is equal to at least 20.0% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance of the entire VRR Interest as of the Closing Date, in accordance with the Credit Risk Retention Rules; BMO will acquire the BMO VRR Interest Portion from the Retaining Sponsor on the Closing Date.

●	LD III Sub III, LLC (the “Third-Party Purchaser”) is expected to purchase for cash the Class H-RR and Class J-RR certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $53,086,099 representing approximately 1.428% of the aggregate fair value of all Classes of Regular Certificates. The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

The sum of (a) the percentage of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed on the VRR Interest and (b) the fair market value of the HRR Certificates, as a percentage of the fair market value of all certificates (other than the Class R certificates) will equal at least 5% as of the Closing Date.

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

“VRR Percentage” means a fraction, expressed as a percentage, the numerator of which is the initial VRR Interest Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the classes of Principal Balance Certificates and the VRR Interest Balance of the VRR Interest.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of the Risk Retention Requirements. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any requirement of the Risk Retention Requirements. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirement of the Risk Retention Requirements. Consequently, the certificates may not be a suitable investment for investors who are subject to the Risk Retention Requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the VRR Interest Owners, the Third-Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, each of the VRR Interest Owners, the Third-Party Purchaser or any other party may not be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

The VRR Interest

Material Terms of the VRR Interest

General

The right to payment of the VRR Interest Owners is pro rata and pari passu with the right to payment of holders of the Non-VRR Certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds allocable to: (a) the VRR Interest will be the product of such Aggregate Available Funds multiplied by the VRR Percentage; and (b) the Non-VRR Certificates will be the product of such Aggregate Available Funds multiplied by the Non-VRR Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the Principal Balance Certificates, on the other hand, pro rata in accordance with the VRR Percentage and the Non-VRR Percentage, respectively.

VRR Available Funds

The aggregate amount available for distribution to the VRR Interest Owners on each Distribution Date will, in general, equal the sum of (i) the product of the VRR Percentage multiplied by the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the VRR Interest Gain-on-Sale Remittance Amount (such amount, the “VRR Available Funds”).

Allocation of VRR Realized Losses

In addition, on each Distribution Date, any VRR Realized Losses will be allocated to the VRR Interest, pro rata based on the VRR Interest Balances of each of the RR Interest and the Class RR certificates; and, in connection therewith, the VRR Interest Balance of the VRR Interest will be reduced without distribution, as a write-off, to the extent of such VRR Realized Loss.

The “VRR Realized Loss”, with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate VRR Interest Balance, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO

Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

In the event that VRR Realized Losses previously allocated to the VRR Interest in reduction of its VRR Interest Balance are recovered subsequent to such VRR Interest Balance being reduced to zero, VRR Interest Owners may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—Priority of Distributions on the VRR Interest” below.

Priority of Distributions on the VRR Interest

On each Distribution Date, for so long as the aggregate VRR Interest Balance has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account for distribution to the VRR Interest, to the extent of the VRR Available Funds, in the following order of priority:

First, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, in reduction of the VRR Interest Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the VRR Interest Balance has been reduced to zero; and

Third, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, to reimburse (with interest) prior write-offs of the VRR Interest Balance of the VRR Interest, up to an amount equal to the unreimbursed VRR Realized Losses previously allocated to the VRR Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date; provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC and the Lower-Tier REMIC, in compliance with the Code and applicable Treasury Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, Treasury Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Except for tax reporting purposes, the VRR Interest does not have a specified Pass-Through Rate, however, the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date (the “VRR Interest Rate”).

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

“RR Interest Balance” means, with respect to the RR Interest (i) on or prior to the first Distribution Date, an amount equal to the Original RR Interest Balance and (ii) as of any date of determination after the first Distribution Date, the RR Interest Balance on the Distribution Date immediately prior to such date of determination after giving effect to (a) any distributions made on such Distribution Date as described in clauses First, Second and Third above in this “—Priority of Distributions on the VRR Interest”, (b) any VRR Realized Losses allocated to the RR Interest on such Distribution Date, and (c) any recoveries on the Mortgage Loans of Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were previously reimbursed from principal collections on the related Mortgage Loans, that resulted in a reduction of the VRR Principal Distribution Amount, which recoveries are allocated to the RR Interest and added to the RR Interest Balance.

The “VRR Allocation Percentage” will equal a fraction, expressed as a percentage, equal to the VRR Percentage divided by the Non-VRR Percentage.

The “VRR Interest Balance” means the Certificate Balance of the Class RR certificates and/or the RR Interest Balance of the RR Interest, as applicable.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest distributed on the Non-VRR Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second, Twenty-fifth and Twenty-eighth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-VRR Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third, Twenty-sixth and Twenty-ninth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Realized Loss Interest Distribution Amount”, with respect to any Distribution Date and the VRR Interest, an amount equal to the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Realized Losses distributed to the holders of the Non-VRR Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth, Twenty-seventh and Thirtieth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The initial Certificate Balance of the VRR Interest is subject to change depending on the final pricing of all Classes of Regular Certificates with the final initial Certificate Balance of the VRR Interest determined such that, upon initial issuance, the percentage of the fair value of the HRR Certificates and the percentage of the VRR Interest (in the aggregate) will equal at least 5%. If the initial Certificate Balance of the VRR Interest is reduced, the initial Certificate Balance of each Class of Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) will be increased on a pro rata basis (based on the initial Certificate Balance set forth in “Description of the Certificates—General”) in an aggregate amount equal to such reduction in the initial Certificate Balance of the VRR Interest, and the VRR Percentage will decrease and the Non-VRR Percentage will increase. If the initial Certificate Balance of the VRR Interest is increased, the initial Certificate Balance of each Class of Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) will be decreased on a pro rata basis (based on the initial Certificate Balance set forth in “Description of the Certificates—General”) in an aggregate amount equal to such increase in the initial Certificate Balance of the VRR Interest, and the VRR Percentage will increase and the Non-VRR Percentage will decrease.

Yield Maintenance Charges and Prepayment Premiums

Holders of the VRR Interest will be entitled to the VRR Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to any ARD Loan during the applicable one-month Collection Period to the holders of the VRR Interest, pro rata based on the VRR Interest Balances of each of the RR Interest and the Class RR certificates in an amount equal to the VRR Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of Certificates (other than the Class S certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Qualifying CRE Loans

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

HRR Certificates

General

The Third-Party Purchaser is expected to purchase the HRR Certificates, consisting of the classes of certificates identified in the table below.

Class of HRR Certificates	Expected Initial Certificate Balance	Estimated Range of Fair Values of the HRR Certificates (in % and $)(1)(2)	Expected Purchase Price(3)
Class H-RR	$ 10,358,000	0.460% - 0.478% / $5,224,958	50.4437%
Class J-RR	$ 42,728,099	0.947% - 0.985% / $10,757,653	25.1770%

(1)	The estimated fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a percentage of the estimated fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity and as a dollar amount. For a description of the manner in which the sponsors determined the estimated fair value of the certificates, see “—Determination of Amount of Required Horizontal Credit Risk Retention” below.

(2)	The fair value dollar amount of the Yield-Priced Certificates is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention—Calculation of Estimated Fair Value of All Certificates”. The fair value of the other Regular Certificates is unknown and has been determined by the sponsors as described under
“—Determination of Amount of Required Horizontal Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Swap-Priced Expected Price” below.

(3)	Expressed as a percentage of the expected initial Certificate Balance of each related class of Yield-Priced Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for such Yield-Priced Certificates to be acquired by the Third Party Purchaser is approximately $15,982,612 excluding accrued interest.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $55,960,315 representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the Yield-Priced Certificates that were retained by the Third Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on or a reasonable period after the Closing Date.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Certificates (other than the Class X-F and Class X-G certificates) (in reverse sequential order), second, to the Class E certificates, third, to the Class D certificates, fourth, to the Class C certificates, fifth, to the Class B certificates, sixth, to the Class A-S certificates, and seventh, to the Senior Certificates (other than the Class X Certificates) (pro rata), in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the classes of Yield-Priced Certificates identified in the table above in this “—HRR Certificates” section, see “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus.

For a description of other material payment terms of the Classes of Yield-Priced Certificates identified in the table above in “—General”, see “Description of the Certificates”.

The Third-Party Purchaser

LD III Sub III, LLC, a Delaware limited liability company, is expected to purchase the HRR Certificates and will act as the Third Party Purchaser. LD III Sub III, LLC is directly or indirectly owned by Prime Finance Long Duration (B-Piece) III, L.P. and by Prime Finance Long Duration (B-Piece) III (Parallel Entity), L.P., each a Delaware limited partnership (collectively, the “Fund”). The Fund was formed primarily to acquire or invest in unrated or below investment-grade commercial mortgage backed securities and certain other investments. The Fund commenced operations on September 28, 2021, and has total investor capital commitments of $460.3 million to date. This is anticipated to represent the Fund’s third purchase of CMBS B-Piece Securities.

The Fund is advised by Prime Finance Advisor, L.P. (“Prime Finance”). Prime Finance is an experienced commercial real estate debt investor. The six members of the investment committee responsible for the Fund had an average of 29 years of real estate experience as of September 30, 2021. Funds advised by Prime Finance have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities. As of September 30, 2021, funds advised by Prime Finance own approximately 245 separate real estate credit investments, including forty-six (46) CMBS B-Piece Securities.

As of September 30, 2021, Prime Finance affiliates have originated or acquired over $18 billion of commercial real estate debt investments.  Prime Finance is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Yield-Priced Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates (the “Swap-Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class X-F, Class X-G, Class F, Class G, Class H-RR and Class J-RR

Certificates (the “Yield-Priced Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap-Priced Principal Balance Certificates and each class of Yield Priced Principal Balance Certificates as described below. CMBS such as the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve or to a targeted yield. The Retaining Sponsor made its determination of the fair value of the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of Certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

The Third Party Purchaser is expected to purchase the Yield-Priced Certificates identified in the table above that collectively comprise the eligible horizontal residual interest for cash on the Closing Date.

Swap-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR prepayment rate, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Swap-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Swap-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Swap-Priced Principal Balance Certificates.

Swap Yield Curve

The Retaining Sponsor utilized the assumed swap yield curve in the table below in determining the range of estimated fair values of the Swap-Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap-Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the swap yield curve, see the table below titled “Range of Swap Yields for the Swap-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the swap yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap-Priced Principal Balance Certificates

Tenor	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2YR	0.649%	0.680%	0.894%
3YR	0.932%	0.971%	1.230%
4YR	1.074%	1.151%	1.397%
5YR	1.164%	1.266%	1.481%
6YR	1.261%	1.379%	1.611%
7YR	1.341%	1.470%	1.710%
8YR	1.395%	1.533%	1.779%
9YR	1.437%	1.582%	1.830%
10YR	1.465%	1.616%	1.865%

Based on the swap yield curve, the Retaining Sponsor will determine for each class of Swap-Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear straight-line interpolation using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Swap-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.20%	0.25%	0.30%
Class A-2	0.45%	0.50%	0.60%
Class A-3	0.65%	0.67%	0.75%
Class A-4	0.63%	0.67%	0.73%
Class A-5	0.65%	0.69%	0.75%
Class A-SB	0.53%	0.56%	0.60%
Class A-S	0.85%	0.90%	1.00%
Class B	1.00%	1.05%	1.15%
Class C	1.30%	1.40%	1.50%
Class D	2.10%	2.35%	2.60%
Class E	3.00%	3.40%	3.75%

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Swap-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Swap-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Swap-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of Swap-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated

Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	1.087%	1.174%	1.476%
Class A-2	1.604%	1.753%	2.071%
Class A-3	1.985%	2.133%	2.452%
Class A-4	2.083%	2.271%	2.580%
Class A-5	2.113%	2.304%	2.613%
Class A-SB	1.899%	2.063%	2.346%
Class A-S	2.314%	2.515%	2.864%
Class B	2.464%	2.665%	3.014%
Class C	2.764%	3.015%	3.364%
Class D	3.564%	3.965%	4.464%
Class E	4.464%	5.015%	5.614%

Determination of Class Sizes

The Retaining Sponsor was provided credit support levels for each class of Swap-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Swap-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Swap-Priced Principal Balance Certificates that would be required to be subordinate to that class of Swap-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, or a stipulation by the b-piece buyer, if applicable, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Swap-Priced Principal Balance Certificates, or the b-piece buyer, if applicable (the “Constraining Level”). In certain circumstances the Retaining Sponsor may have elected not to engage an NRSRO for particular Classes of Yield-Priced Certificates, based in part on the credit support levels provided by that NRSRO.  See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balances of the Senior Certificates were also based in part on anticipated investor demand for such classes. The Certificate Balance for the class of Swap-Priced Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus such class’s Constraining Level. For each other subordinate class of Swap-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Swap-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination

The Retaining Sponsor determined a target price (the “Target Price”) for each class of Swap-Priced Principal Balance Certificates (other than the Class D and Class E Certificates) on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings and similar average lives have priced at in recent securitization transactions. The Target Price that was utilized for each class of Swap-Priced Principal Balance Certificates (other than the Class D Certificates) is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Class of Certificates	Target Price (Low Estimate)	Target Price (Base Case)	Target Price (High Estimate)
Class A-1	100%	100%	100%
Class A-2	103%	103%	103%
Class A-3	103%	103%	103%
Class A-4	101%	101%	101%
Class A-5	103%	103%	103%
Class A-SB	103%	103%	103%
Class A-S	103%	103%	103%
Class B	100%	100%	100%
Class C	100%	100%	100%

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Swap-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Swap-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. With respect to the Class D Certificates, the Retaining Sponsor determined the Assumed Certificate Coupon to be 2.50%, which was set based on expected market demand for the Class D and Class X-D Certificates. With respect to the Class E Certificates, the Retaining Sponsor determined the Assumed Certificate Coupon to be 2.50%, which was set based on expected market demand for the Class E and Class X-D Certificates. The Assumed Certificate Coupon for each class of Swap-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	1.099%	1.188%	1.492%
Class A-2	2.255%	2.407%	2.731%
Class A-3	2.455%	2.605%	2.929%
Class A-4	2.199%	2.387%	2.696%
Class A-5	2.449%	2.642%	2.950%
Class A-SB	2.333%	2.499%	2.786%
Class A-S	2.651%	2.854%	3.207%
Class B	2.462%	2.661%	3.008%
Class C	2.760%	3.009%	3.355%
Class D	2.500%	2.500%	2.500%
Class E	2.500%	2.500%	2.500%

Determination of Swap-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Swap-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

However, if the Assumed Certificate Coupon for any class of Swap-Priced Principal Balance Certificates is greater than or equal to the WAC Rate, then the WAC Rate was used for the foregoing calculation. The Retaining Sponsor determined the range of Swap-Priced Expected Prices for each class of Swap-Priced Principal Balance Certificates based on the low estimate of the Assumed Certificate

Coupons and the high estimate of the Assumed Certificate Coupons. The lower the Assumed Certificate Coupon, the higher the corresponding Swap-Priced Expected Price for a class of Swap-Priced Principal Balance Certificates will be. Therefore, the low range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% CPY prepayment rate for the Class X-A, Class X-B and Class X-D Certificates and a 0% CPY prepayment rate for the Class X-F and Class X-G Certificates, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY or 0% CPY, as applicable, prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for each class of Class X-A, Class X-B and Class X-D certificates. The actual treasury yield curve that will be used as a basis for determining the price of each class of Class X-A, Class X-B and Class X-D certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yield Curve Values”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Class X-A, Class X-B and Class X-D certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7YR	1.038%	1.192%	1.450%
10YR	1.323%	1.498%	1.752%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Class X-A, Class X-B and Class X-D certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 7 and 10 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Class X-A, Class X-B and Class X-D Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Class X-A, Class X-B and Class X-D Certificates as of the date of this prospectus. The actual credit spread for a particular class of Class X-A, Class X-B and Class X-D Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

Range of Credit Spreads for the Class X-A, Class X-B and Class X-D Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.00%	1.10%	1.40%
Class X-B	0.95%	1.00%	1.30%
Class X-D	1.55%	1.75%	2.25%

Discount Yield Determination

Discount Yield for the Class X-A, Class X-B and Class X-D Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Class X-A, Class X-B and Class X-D Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Class X-A, Class X-B and Class X-D Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.174%	2.438%	2.994%
Class X-B	2.248%	2.471%	3.025%
Class X-D	2.853%	3.227%	3.981%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, other than the Class X-F and Class X-G Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Interest-Only Certificates, other than the Class X-F and Class X-G Certificates, based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Certificates

On the basis of the Scheduled Certificate Principal Payments and certain Scheduled Certificate Interest Payments, the Retaining Sponsor calculated the weighted average life for each such class of Yield-Priced Certificates. The Yield-Priced Certificates are expected to be acquired based on a targeted discount yield as set forth in the chart below for each class of Yield-Priced Certificates, an Assumed Certificate Coupon equal to (i) 2.50% for each of the Class F Certificates and the Class G Certificates and (ii) the WAC Rate for each of the Class H-RR and Class J-RR Certificates, the Modeling Assumptions and 0% CPY.

Targeted Discount Yields for the Yield-Priced Certificates

Class of Certificates	Targeted Discount Yield
Class X-F	7.000%
Class X-G	9.000%
Class F	7.000%
Class G	9.000%
Class H-RR	12.500%
Class J-RR	23.421%

Determination of Class Size

The Retaining Sponsor determined the Certificate Balance or Notional Amount of each class of Yield-Priced Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments (if any) for each class of Yield-Priced Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance or Notional Amount of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value of All Certificates

Based on the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of certificates (other than the Class S and Class R certificates) by multiplying the range of the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of estimated fair values for each class of certificates and RR Interest based on the low estimate and high estimate of expected prices.

The Retaining Sponsor determined that the Class S Certificates have a fair value equal to zero based on the fact that no Excess Interest is expected to be received and, accordingly, there is no market for the Class S Certificates.

Range of Estimated Fair Values for the Certificates and RR Interest

Class of Certificates	Low Estimate of Fair Value	Base Case Estimate of Fair Value	High Estimate of Fair Value
Class A-1	$13,879,806	$13,879,986	$13,879,820
Class A-2	$115,944,849	$115,944,173	$115,942,935
Class A-3	$10,825,174	$10,824,880	$10,824,995
Class A-4(1)	$272,690,010	$272,683,260	$272,698,110
Class A-5(1)	$289,103,877	$289,112,579	$289,109,491
Class A-SB	$38,526,048	$38,525,973	$38,526,123
Class X-A	$41,971,896	$59,954,257	$70,855,625
Class X-B	$6,178,079	$11,760,810	$15,230,310
Class X-D	$4,831,554	$5,003,504	$5,091,926
Class X-F	$1,017,077	$1,017,077	$1,017,077
Class X-G	$746,946	$746,946	$746,946
Class A-S	$89,348,954	$89,345,571	$89,345,571
Class B	$47,904,323	$47,902,838	$47,905,425
Class C	$45,314,553	$45,315,278	$45,315,459
Class D	$25,145,149	$26,240,332	$27,159,669
Class E	$18,848,253	$19,823,732	$20,772,371
Class F	$8,839,448	$8,839,448	$8,839,448
Class G	$6,011,607	$6,011,607	$6,011,607
Class H-RR	$5,224,958	$5,224,958	$5,224,958
Class J-RR	$10,757,653	$10,757,653	$10,757,696
Class S	$0	$0	$0
Class RR	$31,413,101	$32,182,839	$32,670,239
RR Interest	$7,914,667	$8,108,606	$8,231,408

(1)	The approximate initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the initial Certificate Balance of the Class A-4 certificates is expected to be within a range of $0 and $270,000,000 and the initial Certificate Balance of the Class A-5 certificates is expected to be within a range of $280,700,000 and $550,700,000. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $550,700,000, subject to a variance of plus or minus 5%. For purposes of providing the range of estimated fair values for the certificates in the table above, the Certificate Balance of the Class A-4 certificates is assumed to be $270,000,000 and the Certificate Balance of the Class A-5 certificates is assumed to be $280,700,000.

The estimated range of fair values for all the certificates (other than the Class R Certificates) and RR Interest is approximately $1,092,437,983 to $1,136,157,211.

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” related to its ownership of the HRR Certificates consistent with all applicable hedging, transfer and financing restrictions that apply to “third party purchasers” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the HRR Certificates (which, in the aggregate, are an “eligible horizontal residual interest” for this securitization) until on and after the fifth anniversary of the Closing Date. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Principal Balance Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Principal Balance Certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) the date on which all of the Mortgage Loans have been defeased in accordance with 12 C.F.R. §244.7(b)(8)(i) of the Credit Risk Retention Rules or (C) the date that the Credit Risk Retention Rules applicable to a holder of the HRR Certificates or the VRR Interest is withdrawn, repealed, amended or modified as it relates to the restrictions on hedging and transfer as to this securitization or the HRR Certificates or the VRR Interest.

In addition, neither the VRR Interest Owners nor their respective affiliates intend to transfer its respective VRR Interest or enter into any hedging, financing, pledging, hypothecation or any other similar transaction or activity with respect to its respective VRR Interest, unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

Operating Advisor

The operating advisor for this securitization transaction will be Pentalpha Surveillance LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA;

●	review reports provided by the special servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and

●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the classes of HRR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses.  For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Pentalpha Surveillance LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance LLC under the PSA and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Barclays, Societe Generale Financial Corporation, KeyBank, SMC and Bank of Montreal will make the representations and warranties identified in Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2, the “Exception Schedules”.

At the time of the decision to include its Mortgage Loans in this transaction, each of Barclays, Societe Generale Financial Corporation, SMC and Bank of Montreal determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth in Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays, Societe Generale Financial Corporation, SMC or Bank of Montreal, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays, Societe Generale Financial Corporation, SMC or Bank of Montreal, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of Barclays, Societe Generale Financial Corporation, SMC and Bank of Montreal, based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include each of the KeyBank Mortgage Loans in this transaction, KeyBank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by KeyBank that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by KeyBank that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which KeyBank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued and the RR interest will be created pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor; and (6) the regular interests in the Lower-Tier REMIC.

The Commercial Mortgage Pass-Through Certificates, Series 2021-C12 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR, Class RR, Class S and Class R certificates and the RR Interest.

The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Class H-RR and Class J-RR certificates are also referred to in this prospectus as the “HRR Certificates” and are expected to be purchased by LD III Sub III, LLC. The Certificates (other than the Class RR certificates and the Residual Certificates) are collectively referred to in this prospectus as the “Non-VRR Certificates”. The Class RR certificates and the RR Interest are collectively referred to in this prospectus as the “VRR Interest”.

Upon initial issuance, the Principal Balance Certificates, the Class RR Certificates and the RR Interest will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$13,880,000
A-2	$112,570,000
A-3	$10,510,000
A-4	(2)
A-5	(2)
A-SB	$37,406,000
X-A	$725,066,000
X-B	$179,972,000
A-S	$86,749,000
B	$47,906,000
C	$45,317,000

Non-Offered Certificates
X-D	$54,380,000
X-F	$12,947,000
X-G	$10,358,000
D	$29,779,000
E	$24,601,000
F	$12,947,000
G	$10,358,000
H-RR	$10,358,000
J-RR	$42,728,099
RR	$30,897,028
S	NAP
R	NAP
RR Interest	$7,784,640

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial Certificate Balance of the Class A-4 certificates is expected to be within a range of $0 and $270,000,000, and the initial Certificate Balance of the Class A-5 certificates is expected to be within a range of $280,700,000 and $550,700,000 . The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $550,700,000, subject to a variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates or Class RR certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and the Class RR certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $725,066,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $179,972,000. The Notional Amount of the Class X-D certificates will equal the aggregate Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $54,380,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $12,947,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $10,358,000.

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Distributions—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class S certificates and the rights of the VRR Interest to receive a portion of the Excess Interest) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class S certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates and the RR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in December 2021.

All distributions to Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Non-VRR Gain-on-Sale Reserve Account and the VRR Interest Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates, the RR Interest Owner and the holder of the Class R certificates on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)           the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, other than any Excess Interest, the “Periodic Payments”) that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders and the RR Interest Owner;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates and the VRR Interest);

●	all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)           if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)           all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)           with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Non-VRR Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-VRR Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Non-VRR Gain-on-Sale Remittance Amount for such Distribution Date (such sum, the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-VRR Percentage, and (b)(x) the amount by which the Non-VRR Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Non-VRR Principal Distribution Amount, divided by (y) the Non-VRR Percentage, and (ii) any Non-VRR Realized Losses and VRR Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Non-VRR Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the VRR Interest Gain-on-Sale Remittance Amount as part of the definition of VRR Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Non-VRR Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Non-VRR Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-VRR Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

The “VRR Interest Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the VRR Interest Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the VRR Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Non-VRR Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)   prior to the Cross-Over Date:

(a)       to the Class A-SB certificates, in an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)       to the Class A-1 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)       to the Class A-2 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)       to the Class A-3 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)       to the Class A-4 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(f)        to the Class A-5 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e)

above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero;

(g)       to the Class A-SB certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)   on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Non-VRR Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Twenty-eighth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class J-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Non-VRR Realized Losses to those certificates.

Reimbursement of previously allocated Non-VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the VRR Percentage of the amount of such recovery will be added to the VRR Interest Balance of the VRR Interest, up to the lesser of (A) the VRR Percentage of the amount of such recovery and (B) the amount of unreimbursed VRR Realized Loss previously allocated to the VRR Interest; (ii) the Non-VRR Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above (and in the case of the Principal Balance Certificates that are Senior Certificates, on a pro rata basis according to the amount of unreimbursed Realized Losses on such Classes), in each case up to the lesser of (A) the unallocated portion of the Non-VRR Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-VRR Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the VRR Interest Distribution Amount will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Non-VRR Realized Losses or VRR Realized Losses, as applicable, of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Non-VRR Certificates (other than the Class S certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class J-RR certificates will be a per annum rate equal to       %.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Non-VRR Percentage of any Excess Interest, if any, with respect to any ARD Loan.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the VRR Interest Rate.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Non-VRR Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Aggregate Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Non-VRR Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Non-VRR Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       the Scheduled Principal Distribution Amount for that Distribution Date,

(b)       the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)       the Aggregate Principal Shortfall for such Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Non-VRR Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Aggregate Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Aggregate Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Aggregate Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)    the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)    all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)    any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)	the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)	the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Non-VRR Realized Losses and VRR Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders and the RR Interest Owner or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute (i) to the holders of the Class S Certificates, the Non-VRR Percentage of any Excess Interest received by the issuing entity with respect to an ARD Loan on or prior to the related Determination Date and (ii) to the holders of the VRR Interest, the remainder of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The VRR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of its related Certificate Balance or VRR Interest Balance, as applicable, to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the Treasury Regulations of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such Treasury Regulations.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates as described above, (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above and (4) to the Class X-D certificates, any remaining portion of such Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above, and (y) to the VRR Interest, the VRR Percentage of such Yield Maintenance Charge or Prepayment Premium.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-F, Class X-G, Class F, Class G, Class H-RR, Class J-RR, Class S or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates and the RR Interest is the Distribution Date on which the aggregate Certificate Balance of that class of certificates or the VRR Interest Balance of the RR Interest, as applicable, would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	October 2026
Class A-2	November 2026
Class A-3	November 2028
Class A-4	NAP – October 2031(1)
Class A-5	November 2031
Class A-SB	August 2031
Class X-A	NAP
Class X-B	NAP
Class A-S	November 2031
Class B	November 2031
Class C	November 2031

(1)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-4 certificates ranging from $0 to $270,000,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in November 2054. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders or the RR Interest Owner to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. Any Aggregate Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will, to the extent of the Non-VRR Percentage thereof, be allocated on that Distribution Date among each class of Non-VRR Certificates (other than the Class S Certificates), pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date, with the remaining portion thereof being allocated to the VRR Interest.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive the Non-VRR Percentage of distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-VRR Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to the Non-VRR Certificates to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Non-VRR Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-VRR Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Non-VRR Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Non-VRR Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class J-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders and the RR Interest Owner on that date, the certificate administrator is required to calculate the Non-VRR Realized Loss and the VRR Realized Loss for such Distribution Date.

The “Non-VRR Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-VRR Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Non-VRR Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J-RR certificates;

second, to the Class H-RR certificates;

third, to the Class G certificates;

fourth, to the Class F certificates;

fifth, to the Class E certificates;

sixth, to the Class D certificates;

seventh, to the Class C certificates;

eighth, to the Class B certificates; and

ninth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Non-VRR Realized Losses among the Senior

Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Non-VRR Realized Losses. VRR Realized Losses, rather than Non-VRR Realized Losses, will be allocated to the VRR Interest. The VRR Realized Losses and the Non-VRR Realized Losses are referred to in this prospectus as “Realized Losses”. See “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Allocation of VRR Realized Losses”.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee”, and “The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the AB Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates or the VRR Interest will be considered outstanding until its Certificate Balance, Notional Amount or VRR Interest Balance, as the case may be, is reduced to zero, except that the Class S certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance or VRR Interest Balance to zero, reimbursements of any previously allocated Non-VRR Realized Losses and VRR Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates and the VRR Interest, as applicable, in accordance with the payment priorities set forth in “Distributions—Available Funds” and “—Distributions—Priority of Distributions” above and, with respect to the VRR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”.

Reports to Certificateholders and the RR Interest Owner; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder and the RR Interest Owner of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or the RR Interest Owner, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and in reduction in the RR Interest Balance of the RR Interest and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, RR Interest Owner or Certificate Owner reasonably requests, to enable Certificateholders and the RR Interest Owner to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)     a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)     a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)     a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)     a CREFC® advance recovery report;

(5)     a CREFC® total loan report;

(6)     a CREFC® operating statement analysis report;

(7)     a CREFC® comparative financial status report;

(8)     a CREFC® net operating income adjustment worksheet;

(9)     a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the RR Interest Owner by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® loan periodic update file;

●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and

●	No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2022, a CREFC® operating statement analysis report prepared with respect to each property and in the aggregate for the portfolio of Properties but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List). The master servicer (with respect to non-Specially Serviced Loans) will deliver, or the special servicer (with respect to Specially Serviced Loans and REO Properties) will forward to the master servicer and the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2021, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder, the Risk Retention Consultation Parties or a VRR Interest Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Parties” will be each of (i) the party selected by Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) (such party, the “VRR-A Risk Retention Consultation Party”), (ii) the party selected by Bank of Montreal (such party, the “VRR-B Risk Retention Consultation Party”) and (iii) the party selected by KeyBank National Association (such party, the “VRR-C Risk Retention Consultation Party”). The certificate administrator and the other parties to the

PSA will be entitled to assume that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of such Risk Retention Consultation Party from Barclays Bank PLC (in the case of the VRR-A Risk Retention Consultation Party), Bank of Montreal (in the case of the VRR-B Risk Retention Consultation Party) (as confirmed by the certificate registrar) or KeyBank National Association (in the case of the VRR-C Risk Retention Consultation Party). Notwithstanding the foregoing, no Risk Retention Consultation Party will have any consultation rights with respect to any related Excluded Loan. The initial Risk Retention Consultation Parties are expected to be Barclays Bank PLC, Bank of Montreal and KeyBank National Association.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Information” means, with respect to any Excluded Loan, any information solely related to such Excluded Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to a Risk Retention Consultation Party or the holder of the majority of the related VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the RR Interest Owner, the Directing Certificateholder or a Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any

Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the Class RR certificates) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the Class RR certificates) registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or the RR Interest Owner that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder or the RR Interest Owner copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder or the RR Interest Owner; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder and the RR Interest Owner may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders and the RR Interest Owner will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Parties

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Parties, the PSA will provide that for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the operating advisor will also be delivered or made available to each Risk Retention Consultation Party (except for information relating to an Excluded Loan with respect to such party).

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

●	this prospectus;

●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date Statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and

●	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the special servicer;

●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

●	any appraisals delivered in connection with any Asset Status Report; and

●	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the PSA;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the certificates or the RR Interest;

●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or the RR Interest Owner of the termination of the master servicer or special servicer;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

●	any notice to Certificateholders or the RR Interest Owner of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the issuing entity;

●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any Proposed Course of Action Notice;

●	any assessment of compliance delivered to the certificate administrator;

●	any Attestation Reports delivered to the certificate administrator;

●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

●	any notice or documents provided to the certificate administrator by the Depositor or the Master Servicer directing the certificate administrator to post to the “Special Notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab,

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab described above, provide email notification to any Privileged Person (other than Financial Market Publishers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, the RR Interest Owner and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders and/or the RR Interest Owner, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or a Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, the RR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, the RR Interest Owner and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, the RR Interest Owner or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or the RR Interest Owner only those persons in whose names the certificates or the RR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Principal Balance Certificates and the Class RR certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates and the Class RR certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class S and Class R certificates nor the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the

Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and

Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Each of the HRR Certificates and Class RR certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of all or a portion of a certificate evidencing an HRR Certificate or Class RR certificates must be consented to by the retaining sponsor and the depositor and may be subject to any additional requirements pursuant to the PSA.

The Class S and Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BBCMS 2021-C12

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)    the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)    the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)    an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)    the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)    an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)    the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)    originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)    the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)    any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)    an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)    the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)    the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)    the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)    the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)    the original or a copy of any related mezzanine intercreditor agreement;

(xviii)    the original or a copy of all related environmental insurance policies; and

(xix)    a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)     A copy of each of the following documents:

(i)    the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)    the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)    any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)    all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)    the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)    any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)    any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)    any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)    any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)    any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)    any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)    any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    all related environmental reports; and

(xiv)    all related environmental insurance policies;

(b)     a copy of any engineering reports or property condition reports;

(c)     other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)     for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)     a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)      a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)     a copy of the appraisal for the related Mortgaged Property(ies);

(h)     for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)      a copy of the applicable mortgage loan seller’s asset summary;

(j)      a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)     a copy of all zoning reports;

(l)      a copy of financial statements of the related mortgagor;

(m)    a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)     a copy of all UCC searches;

(o)     a copy of all litigation searches;

(p)     a copy of all bankruptcy searches;

(q)     a copy of any origination settlement statement;

(r)      a copy of the insurance summary report;

(s)     a copy of organizational documents of the related mortgagor and any guarantor;

(t)      unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)     a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)      a copy of any closure letter (environmental); and

(w)     a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders or the RR Interest Owner in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be required to, no later than 90 days following:

(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)       cure such Material Defect in all material respects, at its own expense,

(B)       repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C)       substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation, to the same extent as Societe Generale Financial Corporation), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders and the RR Interest Owner) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)       have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)         have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)         constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)         have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)      not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the issuing entity or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders, the RR Interest Owner and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of Barclays, any of that mortgage loan seller and Barclays Holdings and (ii) in the case of Societe Generale Financial Corporation, any of that mortgage loan seller and Société Générale) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays and Societe Generale Financial Corporation) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates and the RR Interest Owner. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates and the RR Interest Owner. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the RR Interest Owner the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders and the RR Interest Owner (as a collective whole as if such Certificateholders and the RR Interest Owner constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the RR Interest Owner and the holder of the related Companion Loan (as a collective whole as if such Certificateholders, the RR Interest Owner and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)       any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)       the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)       the obligation, if any, of the master servicer to make Advances;

(D)       the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)       the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)       any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)       any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-

servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders and the RR Interest Owner. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the remittance date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA.

Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and the RR Interest Owner and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer who will deliver such notice to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, to the master servicer who will deliver such notice to the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, the special servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the RR Interest Owner. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and the RR Interest Owner.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer, the special servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer, the special servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer, the special servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer, the special servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s, the special servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition subject to a floor of 2.0% per annum.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class S and Class R certificates or distributable to the VRR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from (i) Available Funds to the holders of the Non-VRR Certificates and (ii) VRR Available Funds to the VRR Interest Owners as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the RR Interest Owner. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class S certificates and the VRR Interest

Owner. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain two accounts (the “Non-VRR Gain-on-Sale Reserve Account” and the “VRR Interest Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Non-VRR Certificates and the VRR Interest Owners, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited (i) into the Non-VRR Gain-on-Sale Reserve Account in an amount equal to the Non-VRR Percentage multiplied by such gains and (ii) into the VRR Interest Gain-on-Sale Reserve Account in an amount equal to the VRR Percentage multiplied by such amounts. Amounts in the Non-VRR Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Principal Balance Certificates (including to reimburse for Non-VRR Realized Losses previously allocated to such certificates), and amounts in the VRR Interest Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of VRR Available Funds to all amounts due and payable to the VRR Interest Owners (including to reimburse for the VRR Realized Losses previously allocated to the VRR Interest). Any remaining amounts will be held in the Non-VRR Gain-on-Sale Reserve Account and VRR Interest Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Companion Distribution Account, the Non-VRR Gain-on-Sale Reserve Account, the VRR Interest Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)    to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest

Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)    to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)    to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)    to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)    to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)   to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred in respect of any Material Defect giving rise to a repurchase or substitution obligation or any other obligation of the applicable mortgage loan seller pursuant to the applicable MLPA;

(viii)  to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)   to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)    to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)   to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)  to recoup any amounts deposited in the Collection Account in error;

(xiii)  to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)  to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)   to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)  to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii) to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii) to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix) to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)  to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, the master servicer must use efforts to collect such amount from the holder or holders of the related Serviced Pari Passu Companion Loan regardless of whether such Serviced Companion Loan is a Specially Serviced Loan or Non-Specially Serviced Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates and the RR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Liquidation Fee /Special Servicer(2)	With respect to (a) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) for which the special servicer obtains (i) a full, partial or discounted payoff or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (b) Loss of Value Payments or Purchase Price paid by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, loan service transaction fees, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $10,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in	Monthly

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
	Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and each related Companion Loan).	the Collection Account with respect to the other Mortgage Loans.
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, an amount equal to (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to such Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will become an expense of the trust.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any	Time to time

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
principal amount of each Mortgage Loan.
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and any successor REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00250% to 0.13250%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan as additional servicing compensation, the following amounts to the extent collected from the related borrower:

●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Serviced Mortgage Loan or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee will not include any

Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	(x) 50% of Excess Modification Fees actually collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action) and (y) 100% of Excess Modification Fees actually collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that does not involve a Major Decision or Special Servicer Decision; provided that the master servicer will not be entitled to any fees with respect to a Payment Accommodation;

●	(x) 100% of assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar items collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that does not involve a Major Decision or a Special Servicer Decision, and (y) 50% of assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar items collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

●	100% of assumption application fees and other similar items collected during the related Collection Period with respect to Serviced Mortgage Loans (and any related Serviced Companion Loan) for which the master servicer is processing the underlying assumption transaction (whether or not the consent of the special servicer is required);

●	(x) 100% of consent fees on Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that does not involve a Major Decision or Special Servicer Decision, and (y) 50% of consent fees on Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

●	any and all amounts collected for checks returned for insufficient funds on all Serviced Mortgage Loans and any Serviced Companion Loan;

●	100% of charges for beneficiary statements or demands actually paid by the borrowers relating to the accounts held by the master servicer pursuant to the PSA or the Mortgage Loan documents;

●	the excess, if any, of Prepayment Interest Excesses (to the extent not payable by the master servicer as a Compensating Interest Payment) over Prepayment Interest Shortfalls arising from any principal prepayments on the Serviced Mortgage Loans and any Serviced Companion Loans; and

●	late payment charges and default interest paid by the borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loans were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, the Companion Distribution Account and any other servicing, escrow or reserve accounts in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees (other than fees collected with respect to a Payment Accommodation) with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan or REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a per annum rate equal to the greater of 0.25% per annum and the per annum rate that would result in a Special Servicing Fee of $3,500 for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and any related Serviced Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar Special Servicing Fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, that in no event will the Workout Fee exceed $1,000,000 in the aggregate with respect to any particular workout of a Mortgage Loan (together with any related Serviced Companion Loan) that is a Specially Serviced Loan; provided, further, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (together with any related Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) and (b) each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made) (except as specified in the following paragraph). The Liquidation Fee for each such Mortgage Loan, Specially Serviced Loan (and each related Serviced Companion Loan) or REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that in no event will the Liquidation Fee payable in respect of any Specially Serviced Loan (including any Serviced Whole Loan that is a Specially Serviced Loan) or REO Property exceed $1,000,000; provided, further, that the Liquidation Fee with respect to any Mortgage Loan or Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)    (A) the repurchase of, or substitution for, any Mortgage Loan by a mortgage loan seller for a Material Defect within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such Material Defect if the applicable mortgage loan seller makes such Loss of Value Payment within the initial cure period provided under the related MLPA (as such period may be extended under the terms of the related MLPA),

(ii)    the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness or has a Subordinate Companion Loan by the holder of the related mezzanine loan or Subordinate Companion Loan, as applicable, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase or exchange of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)    with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion

Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates) or

(vi)    if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)    100% of Excess Modification Fees actually collected during the related collection period with respect to any Specially Serviced Loans and any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) (or any successor REO Loan) and 100% of fees related to any Payment Accommodation;

(ii)    50% of Excess Modification Fees collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(iii)    (x) 100% of assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar items collected during the related collection period with respect to Specially Serviced Loans (and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) and (y) 50% of assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar items collected during the related Collection Period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(iv)    100% of assumption application fees and other similar items collected during the related Collection Period with respect to Serviced Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)    (x) 100% of consent fees on Specially Serviced Loans and (y) 50% of consent fees on Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(vi)    100% of charges for beneficiary statements or demands actually paid by the borrowers relating to the accounts held by the special servicer pursuant to the PSA or the Mortgage Loan documents; and

(vii)    late payment charges and default interest paid by the borrowers and accrued while the related Serviced Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Serviced Mortgage Loans since the Closing Date.

Notwithstanding the foregoing, each of the master servicer and the special servicer may also charge reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the special servicer or master servicer, as applicable, decides not to charge any fee, the other servicing party will nevertheless be entitled to charge its portion of the related fee to which it would have been entitled if the special servicer or master servicer, as applicable, had charged a fee and the special servicer will not be entitled to any of such fee charged by the master servicer.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property),

any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00740% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans. The Trustee Fee of $290 per month is payable by the Certificate Administrator from the Certificate Administrator Fee.

Operating Advisor Compensation

The operating advisor will be paid a fee of $10,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00125% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the respective Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan).

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates and the RR Interest as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00030% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $15,000, plus 1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates and the RR Interest as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the RR Interest Owner, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

For the avoidance of doubt, and for purposes of clauses (1) and (2) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction Event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any Mortgage Loan or Serviced Whole Loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case: (i) is entered into no later than the date the COVID-19 emergency is declared to be over; (ii) provides for no more than 9 months of forbearance; and (iii) requires full repayment of deferred payments and escrows within 21 months of the date of the first forbearance for such Mortgage Loan or Serviced Whole Loan. No Payment Accommodation may be granted if the Mortgage Loan or Serviced Whole Loan is in default with respect to any loan provision other than the provision(s) subject to the forbearance request. The special servicer will process all Payment Accommodations requested in its sole and absolute discretion in accordance with the Servicing Standard, and the master servicer will have no processing, consent or other rights with respect thereto.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.       the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant;

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

c)       all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.       the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the special servicer’s receipt of the MAI appraisal or the valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the special servicer, to the extent any related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the special servicer receives such MAI appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the special servicer. Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan as to the Directing Certificateholder, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the RR Interest Owner. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the VRR Interest (to the extent of the VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of Non-VRR Certificates then-outstanding (i.e., first, to the Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (to the extent of the Non-VRR Percentage of the reduction in such P&I Advance), on the other hand). See “—Advances”.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the VRR Interest on the one hand and the Non-VRR Certificates, on the other hand, based on the VRR Percentage and the Non-VRR Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within 5 business days of the special servicer’s reasonable request. None of the master servicer, the operating advisor, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect in each case with respect to a Mortgage Loan. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the VRR Percentage of any Cumulative Appraisal Reduction Amounts will be allocated to the VRR Interest to notionally reduce (to not less than zero) the VRR Interest Balance thereof, and the Non-VRR Percentage of any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the Non-VRR Percentage of Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J-RR certificates, and second, to the Class H-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated to the Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable

Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), as described in this and the prior paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most senior class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and is prepared on an “as is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, the special servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or (after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan with respect to the Directing Certificateholder) after consultation with the Directing Certificateholder. In addition, upon request of a Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of a Risk Retention Consultation Party (solely with respect to Specially Serviced Loans), or the holder of any Companion Loan, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent or consultation, as applicable; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of a Risk Retention Consultation Party, consulting (on a non-binding basis) with such Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the RR Interest Owner. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties.

Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions, Special Servicer Decisions or Payment Accommodations with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions, Special Servicer Decisions or Payment Accommodations with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC, or the Grantor Trust to fail to qualify as a grantor trust or (ii) result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the issuing entity. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the special servicer) within 10 business days, of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

With respect to any non-Specially Serviced Loan except as set forth in the proviso immediately following this definition below, the master servicer will not consent to, process or approve any request by a borrower with respect to any of the following, but will forward such request to the special servicer for processing and evaluation (each, a “Special Servicer Decision”):

(1)       approving or denying leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for all leases (other than, in each case, ground leases) in excess of the lesser of (a) 30,000 square feet and (b) 30% of the net rentable area at the related Mortgaged Property;

(2)       approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related mortgage loan documents) with material (more than 10%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(3)       any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans securing the Mortgaged Properties specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents as mutually agreed upon by the master servicer and the special servicer or any other funding or disbursement, will not constitute a Special Servicer Decision);

(4)       any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than: (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Whole Loan; (b) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral, except as provided in clause (9) below; (c) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (d) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(5)       approving any transfer of an interest in the borrower under a Serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(6)       requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

(7)       approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(8)       approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(9)       agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment;

(10)     determining whether a borrower request is a Payment Accommodation, and whether consent to a Payment Accommodation or waiver of any monetary term (other than late fees and default interest) or material non-monetary term of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan related to a Payment Accommodation; and

(11)     determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease (and in any such case, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the related Mortgage Loan is the ground lease).

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan; provided further that the master servicer will, without the need for any such mutual agreement between the master servicer and the special servicer, process any Special Servicer Decision described in subclauses (a) and (b) of clause (9) of this definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the special servicer as obtained pursuant to the PSA.

With respect to non-Specially Serviced Loans except as set forth in the next sentence in this paragraph, the master servicer will not consent to, process or evaluate any borrower request for a Major Decision or Special Servicer Decision but will refer such request to the special servicer. Generally, the special servicer will process the request directly and make the determination whether or not to consent to or approve such request. However, if the master servicer and special servicer mutually agree that the master servicer will process such request, the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision. In any case with respect to any Major Decision or Special Servicer Decision in connection with a non-Specially Serviced Loan, each of the master servicer and the special servicer will be entitled to 50% of any Excess Modification Fees and assumption, consent and earnout fees, loan service transaction fees (other than assumption application fees, defeasance fees, review fees and payment accommodation fees) paid in connection with such matters, whether or not the master servicer processes such request.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent)

recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x)(a) with respect to any Major Decision, other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of a Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with such Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (y) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the Treasury Regulations, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The PSA will permit the special servicer to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency if (i) prior to October 1, 2021 (or prior to a later date provided by the IRS in any future guidance), the period of forbearance granted, when added to any prior periods of forbearance granted before or after the issuing entity acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Section 5.02(2) of Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12)), does not exceed six months (or such longer period of time as may be allowed by guidance that is binding on federal income tax authorities) and such forbearance is otherwise covered by Section 5.02(2) of Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” above for a discussion of Revenue Procedure 2020-26 and Revenue Procedure 2021-12.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of a Risk Retention Consultation Party, with non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Specially Serviced Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan (or if such Companion Loan is in a securitization, the master servicer of such securitization on its behalf), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing) and a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or a Risk Retention Consultation Party), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

The modification, waiver, amendment or consent of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Except as otherwise described under “—Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override”, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the Special Servicer Decisions in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” as to which the Directing Certificateholder has consented in writing within 10 business days (or, with respect to clause (vii) of the definition of “Special Servicer Decision”, 5 business days) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day (or 5 business day) period, the Directing Certificateholder will be deemed to have approved such action).

Any fees or other charges charged by the special servicer in connection with processing any Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan (in the aggregate with each other such Payment Accommodation with respect to such Mortgage Loan or Serviced Whole Loan), in each case as a result of the COVID-19 emergency, may not exceed an amount equal to 0.30% of the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan (excluding attorneys’ fees and third party expenses) and may only be borne by the borrower, not the issuing entity and no Special Servicing Fee, Workout Fee or Liquidation Fee will be payable in connection with a Payment Accommodation. To the extent that a borrower with respect to any Mortgage Loan or Serviced Whole Loan defaults under a Payment Accommodation, all caps and limitations on fees will no longer be applicable and the special servicer will be entitled to all other fees that would otherwise be payable to the special servicer from the issuing entity or otherwise, including Special Servicing Fees, Workout Fees, Liquidation Fees, default interest and all other borrower-paid fees.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that if such matter is a Major Decision (i)(x) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent, or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder, and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the special servicer, prior to the occurrence and continuance of any Control Termination Event, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the special servicer has consulted with the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the majority of the related VRR Interest upon request of a Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, or a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2022 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2023) unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan or an REO Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan or an REO Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2022 and the calendar year ending on December 31, 2021. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)   as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (who will be required to promptly forward such written evidence to the special servicer) or special servicer, as of the related maturity date, written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan or a signed purchase and sale agreement with respect to a sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, such agreement will include delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer and the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer and the special servicer (and the master servicer or special servicer, as applicable, is required to promptly forward such commitment or other similar refinancing documentation to the other such party), which provides that such refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing documentation or purchase agreement), or (iii) the related refinancing documentation or purchase agreement is terminated before the refinancing or sale is scheduled to occur;

(2)   as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)   as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period), or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)   as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)   as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)   as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan with respect to such party and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)   as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with, unless a Control Termination Event has occurred and is continuing, the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above (each of clause (1) through (7), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

Notwithstanding anything to the contrary in the definition of Servicing Transfer Event, no event, circumstance or action that has occurred or will occur with respect to a Mortgage Loan subject to a Payment Accommodation with respect to an event described in clauses (2), (6) and (7) of the definition of “Servicing Transfer Event” will constitute a Servicing Transfer Event under the Pooling and Servicing Agreement, but only if, and for so long as, the related borrower is in compliance with the terms of the related Payment Accommodation Agreement.

In addition, if a borrower has requested a Payment Accommodation but the Mortgage Loan is not yet a Mortgage Loan subject to a Payment Accommodation and an event described in clauses (2), (6) or (7) of “Servicing Transfer Event” has occurred, the special servicer will be permitted, but not required, to make a determination to complete the Payment Accommodation, in which case no Servicing Transfer Event will occur with respect to such Mortgage Loan only if, and for so long as, the related borrower is in compliance with the terms of the related Payment Accommodation Agreement.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of Specially Serviced Loans, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (3), (4), (5) and (7) of the definition of Specially Serviced Loans, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (6) of the definition of Specially Serviced Loans, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);

●	each Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

●	with respect to any related Serviced Companion Loan, the holder of the related Serviced Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the special servicing transfer event:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders, the RR Interest Owner and the holder of any related Companion Loan (taking into account the pari passu or subordinate nature of any Companion Loan), as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders, the RR Interest Owner and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Asset Status Report Approval Process. See “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders and the RR Interest Owner (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the RR Interest Owner as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loans)).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder (other than with respect to an Excluded Loan) and, if an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the RR Interest Owner, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the RR Interest Owner (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders and the RR Interest Owner (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (“IRS”) grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC, the Grantor Trust or the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made as to whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the RR Interest Owner is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and the RR Interest Owner to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the RR Interest Owner. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and the RR Interest Owner, and

with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders and the RR Interest Owner or, in the case of a Serviced Whole Loan, Certificateholders, the RR Interest Owner and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders, the RR Interest Owner and Companion Holder constituted a single lender (taking into account the pari passu nature of any Companion Loans, as applicable)) and the special servicer attempts to sell such Defaulted Loan (other than a Non Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders, the RR Interest Owner and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the applicable Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the RR Interest Owner and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan, and each Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders, the RR Interest Owner and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) each Risk Retention Consultation Party, in each case, other than with respect to any Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and the RR Interest Owner and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders, the RR Interest Owner and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Pari Passu Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, and the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will generally be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the Non-Serviced Special Servicer on a nonbinding basis with respect to such sale. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders and the RR Interest Owner, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Serviced Pari Passu Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, as to all matters constituting Major Decisions, will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

Each Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to such Risk Retention Consultation Party or the holder of the majority of the related VRR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be LD III Sub III, LLC or an affiliate thereof.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most senior class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J-RR certificates.

The “Control Eligible Certificates” will be the Class F, Class G, Class H-RR and Class J-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or a Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or such Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or a Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Serviced Pari Passu Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing (i) with respect to any Major Decision other than clause (ix) below, within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) and (ii) within 30 days with respect to clause (ix) below, in each case, after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer within such five-

business-day, ten-business-day or 30-day period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following is a “Major Decision”:

(i)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)    following a default or an event of default with respect to a Serviced Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)    any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a Defaulted Loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(v)     any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)    any release of material collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than (1) the release of collateral securing any Mortgage Loan in connection with a defeasance, (2) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (3) immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower;

(viii)  (1) any property management company changes (with respect to a Serviced Mortgage Loan with a principal balance greater than $2,500,000), including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a Serviced Mortgage Loan or Serviced Whole Loan, in each case, for which lender consent or approval is required under the Mortgage Loan documents);

(ix)    releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(x)    any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)    any determination of an Acceptable Insurance Default;

(xii)    any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii)    any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

(xiv)    any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

(xv)    any determination by the master servicer to transfer a Mortgage Loan or Serviced Whole Loan to the special servicer under the circumstances described in paragraph 5 of the definition of “Specially Serviced Loans”;

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process and obtain the prior consent of the special servicer with respect to any of the matters listed in the foregoing clauses (i) through (xii) with respect to any non-Specially Serviced Loan, and, whether processed by the master servicer or not, with respect to a Major Decision, the master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumption fees, transfer fees, earnout fees and similar fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters (see “—Modification, Waivers and Amendments” in this prospectus).

If there is any request for consent required to be delivered to the Directing Certificateholder directly by the master servicer, the Directing Certificateholder will be entitled 10 business days to respond before its consent is deemed given notwithstanding any affiliation between the Directing Certificateholder and the special servicer.

With respect to any borrower request or other action on a non-Specially Serviced Loan for matters that are Major Decisions or Special Servicer Decisions, the master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the special servicer. In connection with such consent, if the master servicer is processing such request or action, the master servicer will promptly provide the special servicer with written notice of the request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with each Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by each Risk Retention Consultation Party. Any such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer

Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer, and absent negligence, willful misconduct or bad faith on the part of such resigning special servicer, such resigning special servicer and its directors, members, managers, officers, employees and agents will be entitled to indemnification under the PSA. See “—Limitation on Liability; Indemnification” in this prospectus

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest Balance of the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest Balance of the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders and the RR Interest Owner (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders, the RR Interest Owner and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and such Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Operating Advisor, any Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders and the RR Interest Owner.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders and the RR Interest Owner for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder or the RR Interest Owner will acknowledge and agree, by its acceptance of its certificates or RR Interest, that the Directing Certificateholder:

(a)      may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the RR Interest;

(b)      may act solely in the interests of the holders of the Controlling Class;

(c)      does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)      may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates or RR Interest; and

(e)      will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder or RR Interest Owner may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder and RR Interest Owner will acknowledge and agree, by its acceptance of its certificates or RR Interest, that the holders of any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder, the RR Interest, the RR Interest Owner or any third party. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder and the RR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties, except in limited circumstances. In addition, the operating advisors or equivalent parties under the Non-Serviced PSAs have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor At All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)       reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)       reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)       recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)       preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)    after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, each of the Operating Advisor and the Special Servicer is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the Operating Advisor or the Special Servicer that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, each of the Operating Advisor and the Special Servicer will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operation Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and the RR Interest Owner and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders, the RR Interest Owner and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, any Risk Retention Consultation Party, the RR Interest Owner or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance Report, Attestation Report, Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report substantially in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial. Only as used in connection with the operating advisor’s annual report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—The Directing Certificateholder—Asset Status Report”; and

●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the Special Servicer will be required to send to the Operating Advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote.”

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)        that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)       that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)      that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, any Risk Retention Consultation Party, the Third-Party Purchaser, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)      that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)       that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)      that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” and any information that appears on its face to be Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or a Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such Privileged Information, and any information that appears on its face to be Privileged Information, confidential and will not disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder and the RR Interest Owner), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions regarding deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates or the RR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)        the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the RR Interest Owner electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates, the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder, the Risk Retention Consultation Parties, the RR Interest Owner, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders and the RR Interest Owner of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Parties, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders and the RR Interest Owner by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders and the RR Interest Owner, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and deliver such information in a written notice (which may be via email) within one business day to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2011, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between October 15, 2016 and September 15, 2021 was approximately 35.0% excluding all periods for which all loans within the legacy transactions are delinquent.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two largest Mortgage Loans in the Mortgage Pool represent approximately 15.1% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a Payment Accommodation will not constitute a delinquency, for so long as the related borrower is complying with the terms of such Payment Accommodation.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders and the RR Interest Owner (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Parties, the RR Interest Owner and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset

Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)    a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)    a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)    copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)    a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)   copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or RR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-

Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS Morningstar, Fitch, KBRA, Moody’s or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, the Third-Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates)), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Third-Party Purchaser, any Risk Retention Consultation Party, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the RR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders or the RR Interest Owner), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the RR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the RR Interest Owner (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders, the RR Interest Owner and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders, the RR Interest Owner and the asset representations reviewer. Upon the written direction of holders of Principal Balance Certificates and the Class RR certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Principal Balance Certificates and the Class RR certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Parties

The Risk Retention Consultation Parties in their capacity as Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Parties will not be protected against any liability to the VRR Interest Owners that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the VRR Interest Owners.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, and each VRR Interest Owner with respect to each other VRR Interest, that a Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates or VRR Interest Owners other than the applicable VRR Interest Owner;

(b)       may act solely in the interests of the applicable VRR Interest Owner;

(c)       does not have any liability or duties to the holders of any class of certificates or VRR Interest Owner other than the applicable VRR Interest Owner;

(d)       may take actions that favor the interests of the holders of one or more classes of certificates or, the applicable VRR Interest Owner, over the interests of the holders of one or more other classes of certificates or other VRR Interest; and

(e)       will have no liability whatsoever (other than to the applicable VRR Interest Owner) for having so acted as set forth in (a) – (d) above, and no Certificateholder or other VRR Interest Owner may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates and the Class RR certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates and Class RR certificates on an aggregate basis requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and Class RR certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder or RR Interest Owner may access such notices via the certificate administrator’s website and that each Certificateholder or RR Interest Owner may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and the Class RR certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the RR Interest Owner, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders and the RR Interest Owner as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder and the RR Interest Owner of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders and the RR Interest Owner of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates and the Class RR certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and the Class RR certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of such Principal Balance Certificates and the Class RR certificates evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the Class RR certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

The provisions of the foregoing paragraph will not apply if the depositor has determined, following a modification, waiver or amendment to, or repeal of, the Credit Risk Retention Rules, that the foregoing affiliations are not prohibited. The depositor will provide written notice of such determination to the master servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer, provided however, the depositor will have no obligation to monitor the Credit Risk Retention Rules to determine if a modification, waiver, amendment or repeal has occurred.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan or the RR Interest Owner and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)        KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency, as applicable), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), KBRA has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)       the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)       such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to more than 25% of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided,

however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution or any other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan or the RR Interest Owner, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer, (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, whether in equity or law, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and the RR Interest Owner (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders, the RR Interest Owner and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the Class RR certificates) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders, and Certificate Owners and the RR Interest Owner (by posting such notice on the certificate administrator’s website). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer

also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than the Class RR Certificateholder) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder, Certificate Owner or RR Interest Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website and (iii) if the

Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the RR Interest Owner to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS 2021-C12 mortgage pool, if necessary), provided that, in the case of the Non-Serviced PSA for the HQ @ First Whole Loan, there are no mortgage loans other than the related Non-Serviced Whole Loan serviced under the related Non-Serviced PSA.

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA (however, such fees under the related Non-Serviced PSA may not be subject to the same minimum amounts or caps).

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-

Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less), and not all Non-Serviced PSAs require the related Non-Serviced Master Servicer to make Compensating Interest Payments; in the case of the Non-Serviced PSA for the HQ @ First Whole Loan, the related Non-Serviced PSA does not provide for compensating interest payments.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2021-C12 mortgage pool, if necessary).

●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced

Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	With respect to the HQ @ First Whole Loan (i) there is no asset representations reviewer under the related Non-Serviced PSA and (ii) there is no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be obtained by requesting copies from the underwriters.

Servicing of the HQ @ First Mortgage Loan

The HQ @ First Mortgage Loan is being serviced pursuant to the KREST 2021-CHIP TSA. The servicing terms of the KREST 2021-CHIP TSA are similar in all material respects to the servicing terms of the KREST 2021-CHIP TSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain aspects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under KREST 2021-CHIP TSA earns a primary servicing fee with respect to the HQ @ First Mortgage Loan equal to 0.00900% per annum.

●	Upon the HQ @ First Mortgage Loan becoming a specially serviced loan under the KREST 2021-CHIP TSA, the related Non-Serviced Special Servicer under the KREST 2021-CHIP TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.2500% per annum.

●	The related Non-Serviced Special Servicer under the KREST 2021-CHIP TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.5000%.

●	The related Non-Serviced Special Servicer under the KREST 2021-CHIP TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.5000%

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The HQ @ First Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer,” as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or RR Interest Owner consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or RR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or the RR Interest, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or the RR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or the RR Interest Owner, unless the Certificateholders or the RR Interest Owner have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and the RR Interest Owner of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) and the RR Interest and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the VRR Interest in exchange for the surrender of the VRR Interest, and (b) an amount equal to the product of (i) the Non-VRR Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (b) below in exchange for the then-outstanding Non-VRR Certificates (provided, however, that (a) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class S and Class R certificates) and the RR Interest and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority.

Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance (solely for the purposes of this calculation, if such right is being exercised after the Distribution Date in November 2031 and the HQ @ First Mortgage Loan is still an asset of the Trust, then such Mortgage Loan will be excluded from the then-aggregate Stated Principal Balance of the pool of Mortgage Loans and from the Initial Pool Balance). The voluntary exchange of certificates (other than the Class S and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3)  if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders and the RR Interest Owner, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders, the RR Interest Owner or holders of any Companion Loan:

(a)       to correct any defect or ambiguity in the PSA;

(b)       to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the RR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the RR Interest Owner, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder, the RR Interest Owner or holder of a Companion Loan;

(e)       to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)        to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) or the RR Interest Owner as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)       to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder or the RR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)       to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)         to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)         to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

(k)       to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the RR Interest Owner (if affected by such amendment) and the holders of certificates of each class affected by such amendment evidencing, in the case of Certificateholders, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or the RR Interest Owner, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class or the RR Interest without the consent of the holder of such certificate or the RR Interest Owner or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates and the RR Interest Owner or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related

Companion Loan or that otherwise materially and adversely affects the RR Interest Owner without the RR Interest Owner’s consent.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) in the case of the trustee, an institution whose long-term senior unsecured debt is rated at least “BBB” by S&P, “A” by Fitch (or a short-term rating of “F1” by Fitch) and, if rated by KBRA, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include S&P and Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iii) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the RR Interest Owner, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Seventeen (17) Mortgaged Properties (13.9%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Six (6) Mortgaged Properties (11.5%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property.

Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by the bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 210 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 210-day period up to 90 days for a total of 300 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code.. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates, and Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) which is expected to be the holder of a portion of the VRR Interest and one of the expected initial Risk Retention Consultation Parties. In addition, an affiliate of Barclays currently holds certain of the 1100 & 820 First Street NE Companion Loans. However, an affiliate of Barclays intends to sell such Companion Loans to Barclays in connection with one or more future securitizations in which Barclays is a loan seller.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for all of the Barclays Mortgage Loans (29.5%); however, Computershare recently acquired all of Wells Fargo Bank’s custodial operations.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Barclays, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Barclays, on the other hand, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Barclays and/or such affiliates of Barclays, including, prior to their inclusion in the issuing entity, some or all of the Barclays Mortgage Loans.

Pursuant to the sale of the corporate trust division of Wells Fargo Bank to Computershare Trust Company as of November 1, 2021, Wells Fargo Bank intends to transfer certain of its roles, and the duties, rights, and liabilities under the relevant transaction agreements to Computershare Trust Company to act as its agent thereunder. Computershare Trust Company may be acting as the agent for Wells Fargo Bank in connection with Wells Fargo Bank’s duties, rights and liabilities under the relevant pooling and servicing agreements, which the Non-Serviced Whole Loans are serviced. Wells Fargo Bank, is (1) the trustee, certificate administrator and custodian under the KREST 2021-CHIP trust and servicing agreement pursuant to which the HQ @ First Whole Loan is serviced, (2) is the trustee, certificate administrator and custodian under the MSC 2021-L7 pooling and servicing agreement pursuant to which the Superstition Gateway Whole Loan is serviced and (3) is the certificate administrator and custodian under the BBCMS 2021-C11 pooling and servicing agreement, pursuant to which the 356-362 E 148th Street Whole Loan is serviced.

KeyBank National Association is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Wilmington Trust, National Association, the trustee, is also the trustee under the BBCMS 2021-C12 pooling and servicing agreement, pursuant to which the 356-362 E 148th Street Whole Loan is serviced.

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller and an originator, is an affiliate of SG Americas Securities, LLC, one of the underwriters. However, Societe Generale Financial Corporation intends to sell such Companion Loans in connection with one or more future securitizations.

KeyBank National Association, a sponsor, a mortgage loan seller, an originator, a VRR Interest Owner, one of the expected initial Risk Retention Consultation Parties and the master servicer, and the master servicer and the special servicer under the MSC 2021-L7 pooling and servicing agreement (with respect to the Superstition Gateway Mortgage Loan (2.8%)), and the master servicer and the special servicer under the KREST 2021-CHIP transaction (with respect to the HQ @ First Mortgage Loan (3.9%)), is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters.

SMC is a sponsor, an originator, and a mortgage loan seller and is an affiliate of (i) LNR Partners, LLC, the entity which is expected to be the special servicer under the PSA and (ii) Starwood Mortgage Funding II LLC the initial holder of the AMF Portfolio Pari Passu Companion Loans.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for nine (9) of the SMC Mortgage Loans (7.4%); however, Computershare recently acquired all of Wells Fargo Bank’s custodial operations.

An affiliate of Barclays has provided warehouse financing to SMC for certain Mortgage Loans originated by SMC that are being contributed to this securitization. The aggregate Cut-off Date Balance of the SMC Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $80,000,000. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the SMC Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Bank of Montreal, a sponsor, a mortgage loan seller, an originator, an initial RR Interest Owner, one of the expected initial Risk Retention Consultation Parties and the holder of certain of the AMF Portfolio Companion Loans, is an affiliate of BMO Capital Markets Corp., one of the underwriters.

Computershare acts as an interim custodian with respect to five (5) of the BMO Mortgage Loans (12.8%).

LNR Partners is an affiliate of (i) Starwood Mortgage Capital LLC, a sponsor, originator and mortgage loan seller and (ii) Starwood Mortgage Funding II LLC, the initial holder of the AMF Portfolio

Pari Passu Companion Loans. LNR Partners, or its affiliate, assisted LD III Sub III, LLC, or its affiliate with due diligence or the Mortgage Loans.

Pentalpha Surveillance LLC, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under the (i) KREST 2021-CHIP TSA which governs the servicing and administration of the HQ @ First Whole Loan, and (ii) MSC 2021-L7 PSA which governs the servicing and administration of the Superstition Gateway Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the certificates than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Non-VRR Realized Loss and VRR Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Principal Balance Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders and the RR Interest Owner in reduction of the Certificate Balances of the Principal Balance Certificates and the VRR Interest Balance. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Non-VRR Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 725,066,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$ 179,972,000	Class A-S, Class B and Class C certificates

Certificateholders and the RR Interest Owner are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 725,066,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$ 179,972,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of Non-VRR Certificates and the VRR Interest will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of each Class of the Class A-4 and Class A-5 certificates, the percentage of the related potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in December 2021;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date and will be adjusted as required pursuant to the definition of Mortgage Rate;

●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the RR Interest Owner, the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

●	the Closing Date occurs on or about November 30, 2021;

●	each ARD Loan prepays in full on the related Anticipated Repayment Date (in the case of a 0% CPR scenario);

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised; and

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

●	the AMF Portfolio Mortgage Loan (7.8%), amortizes based on the assumed principal and interest payment schedule attached to this prospectus as Annex F.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2022	87%	87%	87%	87%	87%
November 2023	72%	72%	72%	72%	72%
November 2024	50%	50%	50%	50%	50%
November 2025	26%	26%	26%	26%	26%
November 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.84	2.82	2.81	2.81	2.81

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.89	4.87	4.85	4.81	4.57

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.92	6.91	6.89	6.87	6.67

Percent of the Maximum Initial Certificate Balance ($270,000,000)(1)
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	97%
November 2030	83%	83%	83%	83%	83%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.56	9.53	9.49	9.43	9.24

(1)	The exact initial Certificate Balance of the Class A-4 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($0)(1)
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	NAP	NAP	NAP	NAP	NAP
November 2022	NAP	NAP	NAP	NAP	NAP
November 2023	NAP	NAP	NAP	NAP	NAP
November 2024	NAP	NAP	NAP	NAP	NAP
November 2025	NAP	NAP	NAP	NAP	NAP
November 2026	NAP	NAP	NAP	NAP	NAP
November 2027	NAP	NAP	NAP	NAP	NAP
November 2028	NAP	NAP	NAP	NAP	NAP
November 2029	NAP	NAP	NAP	NAP	NAP
November 2030	NAP	NAP	NAP	NAP	NAP
November 2031 and thereafter	NAP	NAP	NAP	NAP	NAP
Weighted Average Life (years)	NAP	NAP	NAP	NAP	NAP

(1)	The exact initial Certificate Balance of the Class A-4 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($550,700,000)(1)
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	98%
November 2030	92%	92%	92%	92%	92%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.75	9.73	9.70	9.66	9.45

(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($280,700,000)(1)
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030	100%	100%	100%	100%	100%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.92	9.91	9.88	9.65

(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	83%	83%	83%	83%	83%
November 2028	64%	64%	64%	64%	64%
November 2029	41%	41%	41%	41%	41%
November 2030	17%	17%	17%	17%	18%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.53	7.53	7.53	7.53	7.53

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030	100%	100%	100%	100%	100%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.71

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030	100%	100%	100%	100%	100%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.72

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030	100%	100%	100%	100%	100%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.79

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from November 1, 2021 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR and Class RR certificates and the regular interests that correspond in the aggregate to the RR Interest (in the case of the Class RR certificates and the RR Interest, excluding the right to receive Excess Interest), each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii)  compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a class of “regular interests” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a class of “regular interests” in the Upper-Tier REMIC, (d) the Class R certificates will evidence the sole class of “residual interests” in each of the Upper-Tier REMIC and Lower-Tier REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) the portion of the issuing entity consisting of Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under chapter 1, subpart J, part I, subchapter E of the Code, (b) the VRR Interest will represent undivided beneficial interests in the VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code and (c) the Class S Certificates will represent undivided beneficial interests in the Non-VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each of the Upper-Tier REMIC and Lower-Tier REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount or “OID”) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, fifty-five (55) of the Mortgaged Properties (collectively, 20.5%) securing or partially securing ten (10) Mortgage Loans are, in whole or in part, multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class      certificates will be issued with OID for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan repays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class      certificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Regular Interest related to a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class      certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Regular Interests related to the Class X-A and Class X-B Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders and the RR Interest Owner.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnership representative of each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than any Trust REMIC itself, will be liable for any taxes arising from audit adjustments to any Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to REMIC provisions providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the Certificate Administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class S Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the Certificate Administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the Certificate Administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the Certificate Administrator make available information regarding interest income and information necessary to compute any OID to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates or the RR Interest Owner to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5
Barclays Capital Inc.	$	$	$	$	$
SG Americas Securities, LLC	$	$	$	$	$
BMO Capital Markets Corp.	$	$	$	$	$
KeyBanc Capital Markets Inc.	$	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$	$
Bancroft Capital, LLC	$	$	$	$	$
Total	$	$	$	$	$

Underwriter	Class A-SB	Class X-A	Class X-B	Class A-S
Barclays Capital Inc.	$	$	$	$
SG Americas Securities, LLC	$	$	$	$
BMO Capital Markets Corp.	$	$	$	$
KeyBanc Capital Markets Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Bancroft Capital, LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class B	Class C
Barclays Capital Inc.	$	$
SG Americas Securities, LLC	$	$
BMO Capital Markets Corp.	$	$
KeyBanc Capital Markets Inc.	$	$
Drexel Hamilton, LLC	$	$
Bancroft Capital, LLC	$	$
Total	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately      % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from November 1, 2021, before deducting expenses payable by the depositor (such expenses estimated at $          , excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—

General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor, an affiliate of Barclays, which is a sponsor, the retaining sponsor, an originator and a mortgage loan seller, an affiliate of the holder of certain of the 1100 & 820 First Street NE Companion Loans, and an affiliate of Barclays Bank PLC, one of the expected initial Risk Retention Consultation Parties and an initial VRR Interest Owner (as a “majority-owned affiliate” of Barclays). SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator and a mortgage loan seller. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, which is a sponsor, an originator, a mortgage loan seller, an initial VRR Interest Owner, one of the expected initial Risk Retention Consultation Parties, the master servicer, and the master servicer and the special servicer under the MSC 2021-L7 pooling and servicing agreement (with respect to the Superstition Gateway Mortgage Loan (2.8%)), and the master servicer and the special servicer under the KREST 2021-CHIP trust and servicing agreement (with respect to the HQ @ First Mortgage Loan (3.9%)) and a mortgage loan seller. BMO Capital Markets Corp., one of the underwriters, is an affiliate of Bank of Montreal, which is a sponsor, an originator, a mortgage loan seller, an initial RR Interest Owner, one of the expected initial Risk Retention Consultation Parties and the holder of certain of the AMF Portfolio Companion Loans.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of BMO Capital Markets Corp., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering and affiliates of KeyBanc Capital Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1) the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2) the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans;

(3) the payment by the depositor to KeyBank National Association, an affiliate of KeyBanc Capital Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the KeyBank National Association Mortgage Loans;

(4) the payment by SMC or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with SMC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by SMC, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to SMC in connection with the sale of those Mortgage Loans to the depositor by SMC; and

(5) the payment by the depositor to Bank of Montreal, an affiliate of BMO Capital Markets Corp., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Bank of Montreal, Mortgage Loans.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp. and KeyBanc Capital Markets Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the issuing entity (file number 333-257737-01)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-257737) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the

Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders and the RR Interest Owner of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the Distribution Date in November 2054. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder or the RR Interest Owner might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the

Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

1
17g-5 Information Provider	322
1986 Act	475
1996 Act	454
2
250-254 Master Lease	181
250-254 West 82nd Fee Mortgage	181
3
30/360 Basis	355
4
401(c) Regulations	492
421a Property Tax Abatement Program	168, 197
445 Vanderbilt Affordable Units	169
8
818 Sterling Place and Bronx Portfolio Release Property	206
A
AB Modified Loan	367
AB Whole Loan	214
Accelerated Mezzanine Loan Lender	315
Accellent	169
Acceptable Insurance Default	371
Acting General Counsel’s Letter	145
Actual/360 Basis	200
Actual/360 Loans	345
ADA	457
Additional Exclusions	370
ADEQ	183
Administrative Cost Rate	299
ADR	154
Advances	341
Affirmative Asset Review Vote	407
Aggregate Available Funds	291
Aggregate Excess Prepayment Interest Shortfall	309
Aggregate Gain-on-Sale Entitlement Amount	292
Aggregate Principal Distribution Amount	299
Aggregate Principal Shortfall	301
ALTA	237
AMF Portfolio Release Property	205
Annual Debt Service	154
Anticipated Repayment Date	200
Appraisal Reduction Amount	363
Appraisal Reduction Event	362
Appraised Value	154
Appraised-Out Class	368
Arbor	186
Arbor Guarantor	196
ARD	200
ARD Loan	200
ASR Consultation Process	384
Assessment of Compliance	436
Asset Representations Reviewer Asset Review Fee	361
Asset Representations Reviewer Fee	361
Asset Representations Reviewer Fee Rate	361
Asset Representations Reviewer Termination Event	412
Asset Representations Reviewer Upfront Fee	361
Asset Review	409
Asset Review Notice	408
Asset Review Quorum	408
Asset Review Report	410
Asset Review Report Summary	410
Asset Review Standard	409
Asset Review Trigger	406
Asset Review Vote Election	407
Asset Status Report	382
Assumed Certificate Coupon	281
Assumed Final Distribution Date	307
Assumed Scheduled Payment	300
Attestation Report	436
Available Funds	292
B
Balloon or ARD LTV Ratio	158
Balloon or ARD Payment	158
Bank Act	246
Bankruptcy Code	69
Barclays	227
Barclays Data Tape	228
Barclays Holdings	227
Barclays Mortgage Loans	228
Barclays Review Team	228
Barclays’ Qualification Criteria	229
Base Interest Fraction	306
Beds	165
BMO	246, 272
BMO Data File	248
BMO Financial	246
BMO Harris	246

BMO Mortgage Loans	246
BMO Securitization Database	247
BMO VRR Interest Portion	272
Borrower Party	315
Borrower Party Affiliate	315
Breach Notice	332
Brooklyn Association	179
Brooklyn Board	179
Brooklyn Declaration	179
C
C(WUMP)O	23
Cash Flow Analysis	155
CDTC	261
CERCLA	454
Certificate Administrator/Trustee Fee	360
Certificate Administrator/Trustee Fee Rate	360
Certificate Balance	289
Certificate Owners	324
Certificateholder	316
Certificateholder Quorum	416
Certificateholder Repurchase Request	426
Class A Certificates	288
Class A-SB Planned Principal Balance	301
Class RR Certificateholder	272
Class RR certificateholders	4
Class X Certificates	289
Clearstream	323
Clearstream Participants	325
Closing Date	153, 226
CMBS	148
Code	473
Collateral Deficiency Amount	367
Collection Account	344
Collection Period	292
Communication Request	327
Companion Distribution Account	345
Companion Holder	214
Companion Holders	214
Companion Loan Rating Agency	214
Companion Loan(s)	152
Compensating Interest Payment	308
Computershare	261
Computershare Limited	261
Computershare Trust Company	261
Conagra	191
Constant Prepayment Rate	464
Constraining Level	280
Consultation Termination Event	396
Control Eligible Certificates	391
Control Note	214
Control Termination Event	396
Controlling Class	390
Controlling Class Certificateholder	390
Controlling Holder	214
Corrected Loan	382
COVID-19	61
CPR	464
CPY	464
CREC	182
Credit Risk Retention Rules	272
CREFC®	312
CREFC® Intellectual Property Royalty License Fee	362
CREFC® Intellectual Property Royalty License Fee Rate	362
CREFC® Reports	312
Cross-Over Date	296
CRR	127
CTS	261
Cumulative Appraisal Reduction Amount	366
Cure/Contest Period	410
Cut-off Date	151
Cut-off Date Balance	156
Cut-off Date Loan-to-Value Ratio	157
Cut-off Date LTV Ratio	157
D
D or @%(#)	160
D or GRTR of @% or YM(#)	160
D or YM(#)	160
D(#)	159
DBRS Morningstar	264
Debt Service Coverage Ratio	157
Defaulted Loan	387
Defeasance Deposit	204
Defeasance Loans	204
Defeasance Lock-Out Period	204
Defeasance Option	204
Definitive Certificate	323
Delinquent Loan	407
Depositaries	323
DERR	184
Determination Date	290
Diligence File	329
Directing Certificateholder	390
Disclosable Special Servicer Fees	359
Discount Rate	306
Discount Yield	279
Dispute Resolution Consultation	428
Dispute Resolution Cut-off Date	427
Distribution Accounts	345
Distribution Date	290
Distribution Date Statement	312
Distributor	19
DISTRIBUTOR	20
Dodd-Frank Act	150
DOL	490
DSCR	157

DST	177
DTC	323
DTC Participants	323
DTC Rules	324
Due Date	199, 293
Due Diligence Questionnaire	248
Due Diligence Requirements	128
E
EDGAR	489
EEA	19
EEA Retail Investor	19
Effective Gross Income	155
Eligible Asset Representations Reviewer	411
Eligible Operating Advisor	402
Enforcing Party	426
Enforcing Servicer	426
ESA	181
Escrow/Reserve Mitigating Circumstances	232
EU Due Diligence Requirements	127
EU Institutional Investor	127
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Securitization Regulation	21
EU Transparency Requirements	128
Euroclear	323
Euroclear Operator	325
Euroclear Participants	325
EUWA	20, 21
Exception Schedules	287
Excess Interest	290
Excess Interest Distribution Account	345
Excess Modification Fee Amount	356
Excess Modification Fees	355
Exchange Act	226
Excluded Controlling Class Holder	314
Excluded Information	315
Excluded Loan	315
Excluded Plan	491
Excluded Special Servicer	416
Excluded Special Servicer Loan	416
Exemption	490
Exemption Rating Agency	490
F
FATCA	483
FDIA	144
FDIC	144
FedEx Defeased Note	205
FIEL	25
Final Dispute Resolution Election Notice	428
Financial Market Publisher	317
Financial Promotion Order	22
FIRREA	145
Fitch	264, 435
FPO Persons	22
Fresenius Unit	179
FSMA	20, 21
Fund	277
G
Garn Act	456
GLA	158
Government Securities	202
grantor trust	56
Grantor Trust	290, 473
GRTR of @% or YM(#)	160
Guarantor Financial Tests	196
H
HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC	22
HQ @ First Companion Loans	222
HQ @ First Directing Holder	224
HQ @ First Master Servicer	223
HQ @ First Pari Passu Companion Loans	222
HQ @ First Pari Passu Standalone Companion Loans	222
HQ @ First Senior Loans	222
HQ @ First Special Servicer	223
HQ @ First Subordinate Companion Loan Holders	222
HQ @ First Subordinate Companion Loans	222
HQ @ First Whole Loan	222
HRR Certificates	272, 289
HSTP Act	76
I
ICIP Abatement	198
Impermissible Risk Retention Affiliate	418
Impermissible TPP Affiliate	418
Indirect Participants	323
Initial Delivery Date	382
Initial Pool Balance	151
Initial Rate	200
Initial Requesting Certificateholder	426
Injazzat	186
In-Place Cash Management	158
INSTITUTIONAL INVESTOR	24
Institutional Investors	128
Insurance and Condemnation Proceeds	344
Integer Expansion Premises	169
Integer Ground Lessee	169

Intercreditor Agreement	214
Interest Accrual Amount	299
Interest Accrual Period	299
Interest Distribution Amount	299
Interest Reserve Account	345
Interest Shortfall	299
Interested Person	389
Interest-Only Certificates	278
Interest-Only Expected Price	283
Interpolated Yield	279, 282
Investor Certification	315
IRS	147, 385
J
J-51 Abatement	197
Japanese Retention Requirement	26
JFSA	25
JRR Rule	25
K
KBRA	435
Keybank	272
KeyBank	253, 263
KeyBank Data Tape	254
KeyBank Mortgage Loans	254
KeyBank Qualification Criteria	255
KeyBank Review Team	254
KeyBank VRR Interest Portion	272
KGS	247
KREST 2021-CHIP TSA	223
L
L(#)	159
Liquidation Fee	357
Liquidation Proceeds	345
LNR Partners	266
Loan Per Unit	158
Local Law 97	94
Lock-out Period	201
Loss of Value Payment	333
Lower-Tier Regular Interests	473
lower-tier REMIC	56
Lower-Tier REMIC	290, 473
Lower-Tier REMIC Distribution Account	345
LTV Ratio	156
LTV Ratio at Maturity or Anticipated Repayment Date	158
LTV Ratio at Maturity or ARD	158
LUST	184
M
MAI	335
Major Decision	392
Manhattan Debt Service Trigger	196
Manhattan Debt Yield Trigger	196
Manhattan Retail Condominium Mortgaged Properties	179
Manhattan Retail Declaration	179
Manhattan Retail Unit	179
MAS	24
Material Defect	331
Maturity Date Balloon or ARD Payment	158
MiFID II	19, 20
MLPA	327
MOA	272
Modeling Assumptions	465
Modification Fees	355
Moody’s	264
Mortgage	152
Mortgage File	327
Mortgage Loans	151
Mortgage Note	152
Mortgage Pool	151
Mortgage Rate	299
Mortgaged Property	152
N
Net Mortgage Rate	298
Net Operating Income	159
NFRD	182
NI 33-105	26
Non VRR Gain-on-Sale Remittance Amount	293
Non-Control Note	214
Non-Controlling Holder	214
non-offered certificates	35
Nonrecoverable Advance	342
Non-Retail Portion	205
Non-Serviced AB Whole Loan	214
Non-Serviced Certificate Administrator	214
non-serviced companion loan	48
Non-Serviced Companion Loan	214
Non-Serviced Custodian	215
Non-Serviced Directing Certificateholder	215
Non-Serviced Master Servicer	215
non-serviced mortgage loan	48
Non-Serviced Mortgage Loan	215
Non-Serviced Pari Passu Companion Loan	215
Non-Serviced Pari Passu Mortgage Loan	215
Non-Serviced Pari Passu Whole Loan	215
Non-Serviced PSA	215
Non-Serviced Special Servicer	215
Non-Serviced Trustee	215
non-serviced whole loan	48
Non-Serviced Whole Loan	215
Non-U.S. Person	483

non-VRR certificates	35
Non-VRR Certificates	289
Non-VRR Gain-on-Sale Reserve Account	346
non-VRR percentage	39
Non-VRR Percentage	274
Non-VRR Principal Distribution Amount	300
Non-VRR Realized Loss	310
Notional Amount	290
NRA	159
NRSRO	314
NRSRO Certification	316
O
O(#)	160
Occupancy As-Of Date	159
Occupancy Rate	159
offered certificates	35
Offered Certificates	289
OID	475
OID Regulations	476
OLA	145
Operating Advisor Annual Report	400
Operating Advisor Consultation Event	286
Operating Advisor Consulting Fee	360
Operating Advisor Expenses	361
Operating Advisor Fee	360
Operating Advisor Fee Rate	360
Operating Advisor Standard	400
Operating Advisor Termination Event	403
Operating Advisor Upfront Fee	360
Operating Statements	164
Original RR Interest Balance	272
Other Master Servicer	215
Other PSA	215
Other Special Servicer	215
Overing Abatements	197
P
P&I Advance	340
P&I Advance Date	340
PACE	212
Pads	165
Palmdale Affiliate Owner	172
Par Purchase Price	387
Pari Passu Companion Loan(s)	152
Pari Passu Mortgage Loan	215
Parking Garage Owner	186
Participants	323
Parties in Interest	489
partnership representative	482
Pass-Through Rate	297
Patriot Act	458
Payment Accommodation	363
PCE	182
PCR	236, 252
Pentalpha Surveillance	270
percentage allocation entitlement	39
Percentage Interest	291
Periodic Payments	291
Permitted Investments	291, 346
Permitted Special Servicer/Affiliate Fees	360
PILOT	198
PIPs	185
Plans	489
PLL Policies	196
PML	6
PRC	23
Preferred Member	213
Preliminary Dispute Resolution Election Notice	427
Prepayment Assumption	477
Prepayment Interest Excess	308
Prepayment Interest Shortfall	308
Prepayment Premium	306
Prepayment Provisions	159
Prime Finance	277
Prime Rate	344
Principal Balance Certificates	289
Privileged Information	403
Privileged Information Exception	403
Privileged Person	314
Professional Investors	23
Prohibited Prepayment	308
Promotion of Collective Investment Schemes Exemptions Order	22
Proposed Course of Action	427
Proposed Course of Action Notice	427
Prospectus	23
PSA	288
PSA Party Repurchase Request	426
PTCE	492
Purchase Price	334
Q
Qualification Criteria	239
Qualified Replacement Special Servicer	416
Qualified Substitute Mortgage Loan	334
Qualifying CRE Loan Percentage	276
R
RAC No-Response Scenario	434
Rated Final Distribution Date	307
Rating Agencies	435
Rating Agency Confirmation	435
REA	74
Realized Losses	311
REC	181

Record Date	291
Registration Statement	488
Regular Certificates	289
Regular Interestholder	476
Regular Interests	473
Regulation AB	264, 437
Reimbursement Rate	344
Related Proceeds	343
Release Date	204
Release Price	206
Release Property	206
Relevant Investor	24
Relevant Persons	22
Relief Act	457
Remaining Term to Maturity or ARD	160
REMIC	473
REO Account	346
REO Loan	302
REO Property	381
Repurchase Request	426
Requesting Certificateholder	428
Requesting Holders	368
Requesting Investor	327
Requesting Party	434
Required Credit Risk Retention Percentage	276
Requirements	457
Residual Certificates	289
Resolution Failure	426
Resolved	426
Restricted Group	490
Restricted Party	403
Retaining Sponsor	271
Review Materials	408
Revised Rate	200
RevPAR	160
Risk Retention Affiliate	402
Risk Retention Affiliated	402
Risk Retention Consultation Parties	314
Risk Retention Requirements	128
ROFO	192
ROFR	192
Rooms	165
RR Interest	272
RR Interest Balance	274
RR interest owner	4
RR Interest Owner	272
Rule 17g-5	316
S
S&P	264, 435
Savannah Association	180
Savannah Declaration	180
Savannah Unit	180
Scheduled Certificate Interest Payments	282
Scheduled Certificate Principal Payments	278
Scheduled Principal Distribution Amount	300
SEC	226
Securities Act	436
Securitization Accounts	288, 346
Securitization Regulation	128
Senior Certificates	289
Serviced Companion Loan	215
Serviced Mortgage Loan	215
Serviced Pari Passu Companion Loan	216
Serviced Pari Passu Companion Loan Securities	420
Serviced Pari Passu Mortgage Loan	216
Serviced Pari Passu Whole Loan	216
Serviced Whole Loan	216
Servicer Termination Event	419
Servicing Advances	341
Servicing Fee	353
Servicing Fee Rate	353
Servicing Standard	339
Servicing Transfer Event	381
SF	160
SFA	24
SFO	23
SGFC Entities	233
SGNY	233
Similar Law	489
SMC	240
SMC Data Tape	241
SMC Mortgage Loans	240
SMMEA	493
Société Générale	233
Societe Generale Financial Corporation	233
Societe Generale Financial Corporation Data Tape	238
Societe Generale Financial Corporation Deal Team	237
Societe Generale Mortgage Loans	234
South Black Canyon Release Property	206
Southeast Affiliate Owner	171
Special Servicer Decision	372
Special Servicing Fee	356
Special Servicing Fee Rate	356
Specially Serviced Loans	379
Sq. Ft.	160
Square Feet	160
Standard Qualifications	2
Startup Day	474
Starwood	240
Starwood Review Team	241
Stated Principal Balance	301
Structured Product	23
STWD	266
Subject 2020 Wells Fargo CTS CMBS Annual Statement of Compliance	262

Subordinate Certificates	289
Subordinate Companion Loan	216
Subordinate Companion Loan(s)	152
Subsequent Asset Status Report	382
Sub-Servicing Agreement	339
Swap-Priced Expected Price	281
Swap-Priced Principal Balance Certificates	277
T
T-12	160
Target Price	280
Term to Maturity	160
Termination Purchase Amount	438
Terms and Conditions	325
Tests	409
Third-Party Purchaser	272
Title V	456
Total Operating Expenses	155
Treasury Regulations	473
TRIPRA	95
Trust	259
trust REMICs	56
Trustee	260
TTM	160
Tzadik	186
U
U.S. Person	483
U/W DSCR	157
U/W Expenses	160
U/W NCF	161
U/W NCF Debt Yield	163
U/W NCF DSCR	157
U/W Net Cash Flow	161
U/W Net Operating Income	163
U/W NOI	163
U/W NOI Debt Yield	164
U/W NOI DSCR	164
U/W Revenues	164
UCC	444
UHCL	188
UK	19
UK Due Diligence Requirements	127
UK Institutional Investor	128
UK PRIIPS Regulation	20
UK Retail Investor	20
UK Securitization Regulation	21
UK Transparency Requirements	128
Underwriter Entities	119
Underwriting Agreement	485
Underwritten Debt Service Coverage Ratio	157
Underwritten Expenses	160
Underwritten NCF	161
Underwritten NCF Debt Yield	163
Underwritten Net Cash Flow	161
Underwritten Net Cash Flow Debt Service Coverage Ratio	157
Underwritten Net Operating Income	163
Underwritten Net Operating Income Debt Service Coverage Ratio	164
Underwritten NOI	163
Underwritten NOI Debt Yield	164
Underwritten Revenues	164
Units	165
Unscheduled Principal Distribution Amount	300
Unsolicited Information	409
upper-tier REMIC	56
Upper-Tier REMIC	290, 473
Upper-Tier REMIC Distribution Account	345
V
Volcker Rule	150
Voting Rights	322
VRR Allocation Percentage	275
VRR Available Funds	273
VRR interest	4
VRR Interest	271, 289
VRR Interest Balance	275
VRR Interest Distribution Amount	275
VRR Interest Gain-on-Sale Remittance Amount	293
VRR Interest Gain-on-Sale Reserve Account	346
VRR interest owners	4
VRR Interest Owners	272
VRR Interest Rate	274
VRR percentage	40
VRR Percentage	272
VRR Principal Distribution Amount	275
VRR Realized Loss	273
VRR Realized Loss Interest Distribution Amount	275
VRR-A Risk Retention Consultation Party	314
VRR-B Risk Retention Consultation Party	314
VRR-C Risk Retention Consultation Party	314
W
WAC Rate	298
Weighted Average Mortgage Rate	165
weighted averages	165
Wells Fargo Bank	261
Whole Loan	152

Withheld Amounts	345
Workout Fee	356
Workout Fee Rate	356
Workout-Delayed Reimbursement Amount	344
WQARF	183
WTNA	260
Y
Yield Maintenance Charge	307
Yield-Priced Certificates	278
Yield-Priced Expected Price	284
YM(#)	160

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type
								1	24
1	Loan	1, 6, 7, 9, 12, 13, 19	34	AMF Portfolio	7.8%		BMO, SMC	BMO	NAP	NAP	Various	Various	Various	Various	Various	Multifamily
1.01	Property		1	Cambridge Commons	0.5%	7.0%					4964 Oakhurst Drive	Indianapolis	Marion	IN	46254	Multifamily
1.02	Property		1	Indian Lake I	0.5%	6.2%					100 Indian Lake Drive	Morrow	Clayton	GA	30260	Multifamily
1.03	Property		1	Stewart Way 1	0.4%	5.7%					302 West General Stewart Way	Hinesville	Liberty	GA	31313	Multifamily
1.04	Property		1	Cedargate Lancaster	0.4%	5.1%					1410 Sheridan Drive	Lancaster	Fairfield	OH	43130	Multifamily
1.05	Property		1	Amesbury	0.4%	4.7%					3155 Harshman Drive	Reynoldsburg	Franklin	OH	43068	Multifamily
1.06	Property		1	Red Deer	0.4%	4.5%					2202 Roseanne Court	Fairborn	Greene	OH	45324	Multifamily
1.07	Property		1	Olivewood	0.3%	4.3%					2069 Olivewood Drive	Indianapolis	Marion	IN	46219	Multifamily
1.08	Property		1	Cherry Glen	0.3%	4.2%					2760 Cherry Glen Way	Indianapolis	Marion	IN	46227	Multifamily
1.09	Property		1	Plumwood	0.3%	4.1%					1050 Plumrose Drive	Columbus	Franklin	OH	43228	Multifamily
1.10	Property		1	Camelia Court	0.3%	4.0%					4542 Kalida Avenue	Dayton	Montgomery	OH	45424	Multifamily
1.11	Property		1	Cedargate	0.3%	3.7%					701 North Union Road	Clayton	Montgomery	OH	45315	Multifamily
1.12	Property		1	Millburn Court	0.3%	3.3%					8324 Millwheel Drive	Dayton	Montgomery	OH	45458	Multifamily
1.13	Property		1	Rosewood Apartments	0.3%	3.3%					5554 Covert Drive	Columbus	Franklin	OH	43231	Multifamily
1.14	Property		1	Winthrop Court	0.2%	3.1%					2531 Arborview Drive	Columbus	Franklin	OH	43229	Multifamily
1.15	Property		1	Annhurst	0.2%	2.7%					4958 Dawn Drive	Indianapolis	Marion	IN	46268	Multifamily
1.16	Property		1	Ashford Hills	0.2%	2.4%					1367 Beeler Drive	Reynoldsburg	Franklin	OH	43068	Multifamily
1.17	Property		1	Harbinwood	0.2%	2.4%					1295 Harbins Road	Norcross	Gwinnett	GA	30093	Multifamily
1.18	Property		1	Willow Run - New Albany	0.2%	2.4%					1 Plaza Drive	New Albany	Floyd	IN	47150	Multifamily
1.19	Property		1	Parkville	0.2%	2.4%					2346 Parkgreen Place	Columbus	Franklin	OH	43229	Multifamily
1.20	Property		1	Applegate	0.2%	2.0%					2230 Applegate Drive	Columbus	Bartholomew	IN	47203	Multifamily
1.21	Property		1	Stonehenge	0.2%	2.0%					799 17th Street Northwest	Massillon	Stark	OH	44647	Multifamily
1.22	Property		1	Meadowland	0.2%	2.0%					200 Crane Drive	Bogart	Clarke	GA	30622	Multifamily
1.23	Property		1	Amberwood - Massillion	0.1%	1.8%					3648 Wales Avenue Northwest	Massillon	Stark	OH	44646	Multifamily
1.24	Property		1	Timberwood	0.1%	1.8%					710 Mason Terrace	Perry	Houston	GA	31069	Multifamily
1.25	Property		1	Sherbrook	0.1%	1.7%					6677 Guinevere Drive	Columbus	Franklin	OH	43229	Multifamily
1.26	Property		1	Stonehenge Apartments	0.1%	1.7%					7980 Dunston Drive	Indianapolis	Marion	IN	46239	Multifamily
1.27	Property		1	Oakley Woods	0.1%	1.7%					6300 Oakley Road	Union City	Fulton	GA	30291	Multifamily
1.28	Property		1	Carriage Hill	0.1%	1.6%					604 Hillcrest Parkway	Dublin	Laurens	GA	31021	Multifamily
1.29	Property		1	Barrington	0.1%	1.5%					750 Northern Avenue	Clarkston	Dekalb	GA	30021	Multifamily
1.30	Property		1	Andover Court	0.1%	1.5%					1095 Beech Street	Mount Vernon	Knox	OH	43050	Multifamily
1.31	Property		1	Greenglen II	0.1%	1.5%					2015 North McCord Road	Toledo	Lucas	OH	43615	Multifamily
1.32	Property		1	Sandalwood	0.1%	1.4%					4804 West Bancroft Street	Toledo	Lucas	OH	43615	Multifamily
1.33	Property		1	Spicewood	0.1%	1.4%					3714 Bartlett Avenue	Indianapolis	Marion	IN	46227	Multifamily
1.34	Property		1	Meadowood - Mansfield	0.1%	1.0%					798 Straub Road West	Mansfield	Richland	OH	44904	Multifamily
2	Loan	1, 11, 19, 30	1	Helios Plaza	7.3%	100.0%	BMO, Barclays	BMO	NAP	NAP	201 Helios Way	Houston	Harris	TX	77079	Office
3	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	6.0%		Barclays, CREFI	Barclays	NAP	NAP	Various	Washington	District of Columbia	DC	20002	Office
3.01	Property		1	1100 First Street NE	3.6%	59.9%					1100 First Street Northeast	Washington	District of Columbia	DC	20002	Office
3.02	Property		1	820 First Street NE	2.4%	40.1%					820 First Street Northeast	Washington	District of Columbia	DC	20002	Office
4	Loan	5, 6, 17, 23, 25	6	Manhattan Retail Portfolio	4.4%		KeyBank	KeyBank	NAP	NAP	Various	New York	New York	NY	Various	Retail
4.01	Property		1	250-254 West 82nd Street	1.3%	28.6%					250-254 West 82nd Street	New York	New York	NY	10024	Retail
4.02	Property		1	235 West 102nd Street	1.2%	27.8%					235 West 102nd Street	New York	New York	NY	10025	Retail
4.03	Property		1	215 West 90th Street	0.9%	20.2%					215 West 90th Street	New York	New York	NY	10024	Retail
4.04	Property		1	311 Amsterdam	0.5%	10.7%					170 West 75th Street	New York	New York	NY	10023	Retail
4.05	Property		1	203 West 90th Street	0.4%	10.2%					203 West 90th Street	New York	New York	NY	10024	Retail
4.06	Property		1	1628 2nd Avenue	0.1%	2.4%					1628 2nd Avenue	New York	New York	NY	10028	Retail
5	Loan	19	1	Parkshore Plaza	4.1%	100.0%	KeyBank	KeyBank	Group A	NAP	255 & 295 Parkshore Drive and 600 & 620 Coolidge Drive	Folsom	Sacramento	CA	95630	Office
6	Loan	1, 11, 19, 23, 27, 30	1	HQ @ First	3.9%	100.0%	Barclays, JPMCB	Barclays	NAP	NAP	110 Holger Way, 120 Holger Way, 130 Holger Way and 95 Headquarters Drive	San Jose	Santa Clara	CA	95134	Office
7	Loan		1	399 Jefferson Road	3.4%	100.0%	KeyBank	KeyBank	NAP	NAP	399 Jefferson Road	Parsippany	Morris	NJ	07054	Office
8	Loan		1	Superstition Gateway	2.8%	100.0%	KeyBank	KeyBank	NAP	NAP	1614-1959 South Signal Butte Road and 10720-10746 East Baseline Road	Mesa	Maricopa	AZ	85209	Retail
9	Loan	16	1	Midwest Trade Center	2.6%	100.0%	KeyBank	KeyBank	NAP	NAP	6500 South US Highway 421	Westville	LaPorte	IN	46391	Industrial
10	Loan	19, 21	1	Columbia East Marketplace	2.5%	100.0%	Barclays	Barclays	NAP	NAP	7351-7371 Assateague Drive	Jessup	Howard	MD	20794	Retail
11	Loan	16, 18, 28	1	Mills Fleet Farm Brooklyn Ranch	2.1%	100.0%	BMO	BMO	Group A	NAP	8400 Lakeland Avenue North	Brooklyn Park	Hennepin	MN	55445	Retail
12	Loan	13, 19, 21, 23	1	One & Two River Crossing	2.1%	100.0%	Barclays	Barclays	NAP	NAP	3815 and 3925 River Crossing Parkway	Indianapolis	Marion	IN	46240	Office
13	Loan		1	Autumn Run Apartments	2.1%	100.0%	SGFC	SGFC	NAP	NAP	1627 Country Lakes Drive	Naperville	DuPage	IL	60563	Multifamily
14	Loan	19, 27	1	Parc Gardens	2.1%	100.0%	Barclays	Barclays	NAP	NAP	152 Camellia Boulevard	Lafayette	Lafayette	LA	70503	Multifamily
15	Loan	16, 19, 26, 28	1	445 Vanderbilt	2.0%	100.0%	SGFC	SGFC	NAP	NAP	445 Vanderbilt Avenue	Brooklyn	Kings	NY	11238	Multifamily
16	Loan	19, 20	1	Hamilton Commons	2.0%	100.0%	SGFC	SGFC	NAP	NAP	190 Hamilton Commons	Mays Landing	Atlantic	NJ	08330	Retail
17	Loan	5, 16	1	Glendale Industrial	1.9%	100.0%	SMC	SMC	NAP	NAP	2330 Ripple Street, 2835 Gilroy Street and 2752 Fruitdale Street	Los Angeles	Los Angeles	CA	90039	Industrial
18	Loan	2, 13	1	Henderson Properties	1.9%	100.0%	Barclays	Barclays	NAP	NAP	2470-2530 Saint Rose Parkway	Henderson	Clark	NV	89074	Mixed Use
19	Loan		1	Osborne Shopping Center	1.8%	100.0%	KeyBank	KeyBank	NAP	NAP	7605 Crain Highway	Upper Marlboro	Prince George’s	MD	20772	Retail
20	Loan	19	1	Sorrel River Ranch	1.8%	100.0%	SMC	SMC	NAP	NAP	Mile 17, UT 128	Moab	Grand	UT	84532	Hospitality
21	Loan	2, 16	1	Hayes Court	1.6%	100.0%	SGFC	SGFC	NAP	NAP	33-53 82nd Street and 33-54 83rd Street	Jackson Heights	Queens	NY	11372	Multifamily
22	Loan	6, 12, 16	4	FedEx and Cytovance Portfolio	1.5%		KeyBank	KeyBank	Group B	NAP	Various	Various	Various	Various	Various	Industrial
22.01	Property		1	Cytovance NE 30th	0.4%	28.5%					100 Northeast 30th Street	Oklahoma City	Oklahoma	OK	73105	Industrial
22.02	Property		1	FedEx Portage	0.4%	26.0%					6180 Corporate Drive	Portage	Kalamazoo	MI	49002	Industrial
22.03	Property		1	Cytovance Santa Fe	0.3%	22.9%					3500 North Santa Fe Avenue	Oklahoma City	Oklahoma	OK	73118	Industrial
22.04	Property		1	Fedex Auburn Hills	0.3%	22.6%					4220 North Atlantic Boulevard	Auburn Hills	Oakland	MI	48326	Industrial
23	Loan	6, 16, 19	6	NAI Net Lease Portfolio	1.4%		BMO	BMO	NAP	NAP	Various	Various	Various	Various	Various	Retail
23.01	Property		1	8706 West Hillsborough Avenue	0.4%	27.0%					8706 West Hillsborough Avenue	Tampa	Hillsborough	FL	33615	Retail
23.02	Property		1	6031 Fairburn Road	0.4%	26.5%					6031 Fairburn Road	Douglasville	Douglas	GA	30134	Retail
23.03	Property		1	176 Finley Road	0.3%	18.5%					176 Finley Road	Belle Vernon	Westmoreland	PA	15012	Retail
23.04	Property		1	18351 East Colfax Avenue	0.2%	12.0%					18351 East Colfax Avenue	Aurora	Arapahoe	CO	80011	Retail
23.05	Property		1	1340 South 5th Street	0.1%	9.0%					1340 South 5th Street	Saint Charles	Saint Charles	MO	63301	Retail
23.06	Property		1	775 North US Highway 27	0.1%	7.0%					775 North US Highway 27	Minneola	Lake	FL	34715	Retail

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type
								1	24
24	Loan		1	2233 South Throop Street	1.4%	100.0%	SMC	SMC	NAP	NAP	2233 South Throop Street	Chicago	Cook	IL	60608	Industrial
25	Loan	19, 26	1	1441-1451 Overing Street	1.4%	100.0%	SGFC	SGFC	Group C	NAP	1441-1443 and 1449-1451 Overing Street	Bronx	Bronx	NY	10461	Multifamily
26	Loan	16, 17, 19, 26	1	356-362 E 148th Street	1.3%	100.0%	Barclays	Barclays	NAP	NAP	356-362 East 148th Street	Bronx	Bronx	NY	10455	Office
27	Loan	2, 5, 6, 16	13	East Boston Multifamily Portfolio II	1.3%		SMC	SMC	NAP	NAP	Various	Boston	Suffolk	MA	02128	Multifamily
27.01	Property		1	972-974 Saratoga Street	0.3%	19.6%					972-974 Saratoga Street	Boston	Suffolk	MA	02128	Multifamily
27.02	Property		1	149-151 Princeton Street	0.1%	10.3%					149-151 Princeton Street	Boston	Suffolk	MA	02128	Multifamily
27.03	Property		1	195 Maverick Street	0.1%	8.2%					195 Maverick Street	Boston	Suffolk	MA	02128	Multifamily
27.04	Property		1	126-128 London Street	0.1%	7.7%					126-128 London Street	Boston	Suffolk	MA	02128	Multifamily
27.05	Property		1	16 1/2 Bremen Street	0.1%	7.6%					16 1/2 Bremen Street	Boston	Suffolk	MA	02128	Multifamily
27.06	Property		1	26 Chelsea Street	0.1%	7.4%					26 Chelsea Street	Boston	Suffolk	MA	02128	Multifamily
27.07	Property		1	43 Cottage Street	0.1%	6.5%					43 Cottage Street	Boston	Suffolk	MA	02128	Multifamily
27.08	Property		1	8 Cheever Court	0.1%	6.3%					8 Cheever Court	Boston	Suffolk	MA	02128	Multifamily
27.09	Property		1	44 Morris Street	0.1%	5.8%					44 Morris Street	Boston	Suffolk	MA	02128	Multifamily
27.10	Property		1	127 Eutaw Street	0.1%	5.6%					127 Eutaw Street	Boston	Suffolk	MA	02128	Multifamily
27.11	Property		1	331 Paris Street	0.1%	5.5%					331 Paris Street	Boston	Suffolk	MA	02128	Multifamily
27.12	Property		1	259 Border Street	0.1%	4.9%					259 Border Street	Boston	Suffolk	MA	02128	Multifamily
27.13	Property		1	329 Sumner Street	0.1%	4.8%					329 Sumner Street	Boston	Suffolk	MA	02128	Multifamily
28	Loan	16	1	Fresenius - Brooklyn	1.3%	100.0%	KeyBank	KeyBank	NAP	NAP	4001 New Utrecht Avenue, Unit Com 1 and Unit Com 2	Brooklyn	Kings	NY	11219	Office
29	Loan	20	1	Arbor Square	1.2%	100.0%	KeyBank	KeyBank	NAP	NAP	9478-9560 Highway 5	Douglasville	Douglas	GA	30135	Retail
30	Loan	16	1	Dollar Self Storage #18 - Lake Pleasant	1.0%	100.0%	KeyBank	KeyBank	NAP	NAP	23550 North Lake Pleasant Parkway	Peoria	Maricopa	AZ	85383	Self Storage
31	Loan	19	1	Courtyard by Marriott - Lake Charles, LA	1.0%	100.0%	Barclays	Barclays	NAP	NAP	2995 L’Auberge Boulevard	Lake Charles	Calcasieu	LA	70601	Hospitality
32	Loan		1	Residence Inn - Boca Raton	0.9%	100.0%	KeyBank	KeyBank	NAP	NAP	525 Northwest 77th Street	Boca Raton	Palm Beach	FL	33487	Hospitality
33	Loan	6, 16, 17, 19, 28	5	ExchangeRight In-Line Retail Portfolio 1	0.9%		Barclays	Barclays	NAP	NAP	Various	Various	Various	Various	Various	Retail
33.01	Property		1	Tiger Point Pavilion	0.3%	38.7%					1460-1480 Tiger Park Lane	Gulf Breeze	Santa Rosa	FL	32563	Retail
33.02	Property		1	Lakeshore Pavilion	0.2%	26.2%					2860 Lakeshore Parkway	Birmingham	Jefferson	AL	35211	Retail
33.03	Property		1	Brook Park	0.1%	15.2%					14670-14700 Snow Road	Brook Park	Cuyahoga	OH	44142	Retail
33.04	Property		1	Streetsboro Crossing	0.1%	12.6%					1262-1276 State Route 303	Streetsboro	Portage	OH	44241	Retail
33.05	Property		1	Sunset Crossing	0.1%	7.4%					1550 Main Street	Dickson City	Lackawanna	PA	18519	Retail
34	Loan	19	1	F&N Shopping Village	0.9%	100.0%	Barclays	Barclays	NAP	NAP	2080 Naamans Road	Wilmington	New Castle	DE	19810	Retail
35	Loan	19, 30	1	Hampton Inn Altoona Des Moines	0.8%	100.0%	SGFC	SGFC	NAP	NAP	215 Adventureland Drive Northwest	Altoona	Polk	IA	50009	Hospitality
36	Loan	19	1	Vista Commons	0.8%	100.0%	Barclays	Barclays	NAP	NAP	2728 Commonwealth Avenue	Charlotte	Mecklenburg	NC	28205	Multifamily
37	Loan	21	1	RedHawk MOB	0.8%	100.0%	BMO	BMO	Group A	NAP	44274 George Cushman Court	Temecula	Riverside	CA	92592	Office
38	Loan	6, 10, 16, 19	6	AMG Industrial Portfolio	0.8%		Barclays	Barclays	Group E	NAP	Various	Various	Various	Various	Various	Industrial
38.01	Property		1	2727 Roe Lane	0.2%	22.4%					2727 Roe Lane	Kansas City	Wyandotte	KS	66103	Industrial
38.02	Property		1	4515 East 75th Terrace	0.2%	20.0%					4515 East 75th Terrace	Kansas City	Jackson	MO	64132	Industrial
38.03	Property		1	330 South 59th Lane	0.2%	19.2%					330 South 59th Lane	Kansas City	Wyandotte	KS	66111	Industrial
38.04	Property		1	12712 2nd Street	0.1%	16.8%					12712 2nd Street	Grandview	Jackson	MO	64030	Industrial
38.05	Property		1	208 Bennington Avenue	0.1%	14.4%					208 Bennington Avenue	Kansas City	Jackson	MO	64123	Industrial
38.06	Property		1	15215 South US 71	0.1%	7.2%					15215 South US 71	Grandview	Jackson	MO	64030	Industrial
39	Loan	16	1	My Self Storage - Spring Valley	0.8%	100.0%	KeyBank	KeyBank	NAP	NAP	9545 West Russell Road	Las Vegas	Clark	NV	89148	Self Storage
40	Loan		1	2705 Quality Lane	0.7%	100.0%	Barclays	Barclays	NAP	NAP	2705 Quality Lane	Brownsville	Cameron	TX	78526	Industrial
41	Loan		1	Fort Storage - Milton, FL	0.7%	100.0%	KeyBank	KeyBank	NAP	NAP	4114 Avalon Boulevard	Milton	Santa Rosa	FL	32583	Self Storage
42	Loan	2, 6, 12, 19, 26	3	818 Sterling Place and Bronx Portfolio	0.7%		Barclays	Barclays	NAP	NAP	Various	Various	Various	NY	Various	Various
42.01	Property		1	818 Sterling Place	0.3%	45.2%					818 Sterling Place	Brooklyn	Kings	NY	11216	Office
42.02	Property		1	522 Southern Boulevard	0.2%	30.3%					522 Southern Boulevard	Bronx	Bronx	NY	10455	Mixed Use
42.03	Property		1	334 East 148th Street	0.2%	24.5%					334 East 148th Street	Bronx	Bronx	NY	10451	Office
43	Loan	16	1	Integer Medical Manufacturing Facility	0.7%	100.0%	KeyBank	KeyBank	Group B	NAP	395 South Industrial Boulevard	Trenton	Dade	GA	30752	Industrial
44	Loan		1	Westchester I Office	0.7%	100.0%	SMC	SMC	NAP	NAP	15871 City View Drive	Midlothian	Chesterfield	VA	23113	Office
45	Loan	6, 16	7	Southeast MHC Portfolio	0.7%		KeyBank	KeyBank	NAP	NAP	Various	Various	Various	Various	Various	Manufactured Housing
45.01	Property		1	Bay Oaks Village I	0.2%	26.5%					409 School Avenue	Panama City	Bay	FL	32401	Manufactured Housing
45.02	Property		1	Gulf Breeze	0.1%	14.1%					7530 Maryland Avenue	Hudson	Pasco	FL	34667	Manufactured Housing
45.03	Property		1	Westwood MHP	0.1%	13.6%					1804 Nelson Avenue	Ormond Beach	Volusia	FL	32174	Manufactured Housing
45.04	Property		1	Town & Country	0.1%	13.4%					7835 Morse Avenue	Jacksonville	Duval	FL	32244	Manufactured Housing
45.05	Property		1	Wolf Bay MHC	0.1%	11.5%					9741 Wilson Road	Elberta	Baldwin	AL	36530	Manufactured Housing
45.06	Property		1	Lake Wales MHP	0.1%	11.2%					705 North Scenic Highway	Lake Wales	Polk	FL	33853	Manufactured Housing
45.07	Property		1	Bay Oaks Village II	0.1%	9.7%					420 North Kimbrel Avenue	Panama City	Bay	FL	32404	Manufactured Housing
46	Loan		1	1400 E 57th	0.7%	100.0%	BMO	BMO	NAP	NAP	1400 East 57th Street	Chicago	Cook	IL	60637	Multifamily
47	Loan	2, 19, 20	1	2535-2537 Grand Concourse	0.7%	100.0%	SGFC	SGFC	Group C	NAP	2535-2537 Grand Concourse	Bronx	Bronx	NY	10468	Multifamily
48	Loan		1	South Dade Canal	0.6%	100.0%	SMC	SMC	Group D	NAP	10890 Quail Roost Drive	Cutler Bay	Miami-Dade	FL	33157	Industrial
49	Loan	19	1	Fleming Island Medical Plaza	0.6%	100.0%	Barclays	Barclays	NAP	NAP	1675-1689 Eagle Harbor Parkway	Fleming Island	Clay	FL	32003	Office
50	Loan	6, 12, 19	4	MCP Industrial Portfolio	0.6%		Barclays	Barclays	NAP	NAP	Various	Various	Various	Various	Various	Industrial
50.01	Property		1	1700 Second Street	0.2%	43.3%					1700 Second Street	Webster City	Hamilton	IA	50595	Industrial
50.02	Property		1	652 North 52nd Avenue	0.2%	27.6%					652 North 52nd Avenue	Phoenix	Maricopa	AZ	85043	Industrial
50.03	Property		1	1835 South Black Canyon Highway	0.1%	17.1%					1835 South Black Canyon Highway	Phoenix	Maricopa	AZ	85009	Industrial
50.04	Property		1	4120 North 38th Drive	0.1%	12.0%					4120 North 38th Drive	Phoenix	Maricopa	AZ	85019	Industrial
51	Loan	11, 16, 19	3	CVS Florida Portfolio	0.6%		Barclays	Barclays	NAP	NAP	Various	Various	Various	FL	Various	Retail
51.01	Property		1	CVS Sarasota							3709 Tamiami Trail	Sarasota	Sarasota	FL	34234	Retail
51.02	Property		1	CVS Gainesville							3904 Northwest 13th Street	Gainesville	Alachua	FL	32609	Retail
51.03	Property		1	CVS Orlando							9975 Lake Underhill Road	Orlando	Orange	FL	32825	Retail
52	Loan		1	Sebastian Canal	0.5%	100.0%	SMC	SMC	Group D	NAP	2720 Forsyth Road	Winter Park	Orange	FL	32792	Industrial
53	Loan		1	Big Al’s Canal	0.5%	100.0%	SMC	SMC	Group D	NAP	18625-18789 Southwest 105th Avenue	Miami	Miami-Dade	FL	33157	Industrial
54	Loan		1	3800-3810 East Coast Highway	0.5%	100.0%	SMC	SMC	NAP	NAP	3800-3810 East Coast Highway	Corona Del Mar	Orange	CA	92625	Mixed Use
55	Loan	16, 23, 25	1	Savannah Medical Office	0.5%	100.0%	KeyBank	KeyBank	NAP	NAP	613-615 & 617 Stephenson Avenue	Savannah	Chatham	GA	31405	Office
56	Loan	16, 19, 26	1	459 Culley Drive	0.5%	100.0%	Barclays	Barclays	NAP	NAP	459 Culley Drive	Paris	Henry	TN	38242	Industrial
57	Loan	19	1	DaVita Data Center	0.5%	100.0%	Barclays	Barclays	NAP	NAP	1441 Court A	Tacoma	Pierce	WA	98402	Industrial

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type
								1	24
58	Loan		1	Mini U Storage - Motor City	0.4%	100.0%	KeyBank	KeyBank	Group F	NAP	910, 914 & 916 Motor City Drive	Colorado Springs	El Paso	CO	80905	Self Storage
59	Loan	10, 15, 19	1	Airworld Center	0.4%	100.0%	Barclays	Barclays	Group E	NAP	10723-10773 Northwest Ambassador Drive	Kansas City	Platte	MO	64153	Industrial
60	Loan		1	Independence Square	0.4%	100.0%	Barclays	Barclays	NAP	NAP	7692-7800 South Redwood Road	West Jordan	Salt Lake	UT	84084	Retail
61	Loan	6, 16	3	Cameron Ashley Industrial Portfolio	0.4%		SMC	SMC	NAP	NAP	Various	Various	Various	Various	Various	Industrial
61.01	Property		1	Cameron Ashley Syracuse	0.2%	57.9%					200 Midler Park Drive	Syracuse	Onondaga	NY	13206	Industrial
61.02	Property		1	Cameron Ashley Lafayette	0.1%	23.6%					2824 Cameron Street	Lafayette	Lafayette	LA	70506	Industrial
61.03	Property		1	Cameron Ashley Alexandria	0.1%	18.5%					3401 Eddie Williams Avenue	Alexandria	Rapides	LA	71302	Industrial
62	Loan		1	Gold Key Storage	0.4%	100.0%	KeyBank	KeyBank	NAP	NAP	118 Jefferson Street and 116 East Broadway	Monticello	Sullivan	NY	12701	Self Storage
63	Loan	19	1	Arovista Self Storage	0.3%	100.0%	Barclays	Barclays	NAP	NAP	270 Arovista Avenue	Brea	Orange	CA	92821	Self Storage
64	Loan	6	2	Palmdale and Brownstone MHC	0.3%		KeyBank	KeyBank	NAP	NAP	Various	Various	Dauphin	PA	Various	Manufactured Housing
64.01	Property		1	Palmdale MHC	0.1%	51.4%					8 Skyview Drive	Hershey	Dauphin	PA	17033	Manufactured Housing
64.02	Property		1	Brownstone MHC	0.1%	48.6%					120 Brownstone Park	Hummelstown	Dauphin	PA	17036	Manufactured Housing
65	Loan	16	1	Tractor Supply - Warrenton	0.3%	100.0%	KeyBank	KeyBank	NAP	NAP	1123 Oregon Coast Highway Alternate	Warrenton	Clatsop	OR	97146	Retail
66	Loan		1	Mini U Storage - Thornton	0.2%	100.0%	KeyBank	KeyBank	Group F	NAP	10350 Washington Street	Thornton	Adams	CO	80229	Self Storage
67	Loan		1	Route One Store N Lock	0.1%	100.0%	SMC	SMC	NAP	NAP	15952 Potters Woods Road	Danville	Vermilion	IL	61834	Self Storage

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %
								3			6, 7	6, 7	6, 7		8
1	Loan	1, 6, 7, 9, 12, 13, 19	34	AMF Portfolio	Garden	Various	NAP	3,299	Units	52,137.01	84,000,000	84,000,000	78,010,117	3.72381004379935%	0.01195%	3.71186%
1.01	Property		1	Cambridge Commons	Garden	1985	NAP	235	Units		5,862,827	5,862,827	5,444,760
1.02	Property		1	Indian Lake I	Garden	1987	NAP	243	Units		5,204,995	5,204,995	4,833,837
1.03	Property		1	Stewart Way 1	Garden	1986	NAP	190	Units		4,828,041	4,828,041	4,483,762
1.04	Property		1	Cedargate Lancaster	Garden	1972, 1984	NAP	157	Units		4,257,024	4,257,024	3,953,464
1.05	Property		1	Amesbury	Garden	1986	NAP	149	Units		3,976,943	3,976,943	3,693,355
1.06	Property		1	Red Deer	Garden	1986	NAP	131	Units		3,779,068	3,779,068	3,509,589
1.07	Property		1	Olivewood	Garden	1985	NAP	128	Units		3,588,533	3,588,533	3,332,641
1.08	Property		1	Cherry Glen	Garden	1986	NAP	137	Units		3,546,456	3,546,456	3,293,564
1.09	Property		1	Plumwood	Garden	1977	NAP	143	Units		3,426,283	3,426,283	3,181,961
1.10	Property		1	Camelia Court	Garden	1982	NAP	110	Units		3,335,707	3,335,707	3,097,844
1.11	Property		1	Cedargate	Garden	1984	NAP	130	Units		3,118,207	3,118,207	2,895,853
1.12	Property		1	Millburn Court	Garden	1979	NAP	115	Units		2,805,424	2,805,424	2,605,374
1.13	Property		1	Rosewood Apartments	Garden	1985	NAP	89	Units		2,733,471	2,733,471	2,538,553
1.14	Property		1	Winthrop Court	Garden	1985	NAP	100	Units		2,600,523	2,600,523	2,415,085
1.15	Property		1	Annhurst	Garden	1984	NAP	83	Units		2,260,293	2,260,293	2,099,115
1.16	Property		1	Ashford Hills	Garden	1986	NAP	77	Units		2,053,256	2,053,256	1,906,843
1.17	Property		1	Harbinwood	Garden	1986	NAP	72	Units		2,012,302	2,012,302	1,868,808
1.18	Property		1	Willow Run - New Albany	Garden	1984	NAP	64	Units		1,998,999	1,998,999	1,856,454
1.19	Property		1	Parkville	Garden	1978	NAP	100	Units		1,978,923	1,978,923	1,837,810
1.20	Property		1	Applegate	Garden	1982	NAP	58	Units		1,716,451	1,716,451	1,594,054
1.21	Property		1	Stonehenge	Garden	1984	NAP	60	Units		1,702,163	1,702,163	1,580,785
1.22	Property		1	Meadowland	Garden	1984	NAP	60	Units		1,663,316	1,663,316	1,544,708
1.23	Property		1	Amberwood - Massillion	Garden	1987	NAP	63	Units		1,472,477	1,472,477	1,367,477
1.24	Property		1	Timberwood	Garden	1985	NAP	60	Units		1,472,339	1,472,339	1,367,350
1.25	Property		1	Sherbrook	Garden	1985	NAP	60	Units		1,448,191	1,448,191	1,344,923
1.26	Property		1	Stonehenge Apartments	Garden	1984	NAP	60	Units		1,415,162	1,415,162	1,314,250
1.27	Property		1	Oakley Woods	Garden	1985	NAP	60	Units		1,404,902	1,404,902	1,304,721
1.28	Property		1	Carriage Hill	Garden	1985	NAP	60	Units		1,358,699	1,358,699	1,261,812
1.29	Property		1	Barrington	Garden	1984	NAP	47	Units		1,287,536	1,287,536	1,195,725
1.30	Property		1	Andover Court	Garden	1982	NAP	51	Units		1,241,499	1,241,499	1,152,970
1.31	Property		1	Greenglen II	Garden	1982	NAP	58	Units		1,229,869	1,229,869	1,142,170
1.32	Property		1	Sandalwood	Garden	1983	NAP	50	Units		1,189,234	1,189,234	1,104,432
1.33	Property		1	Spicewood	Garden	1985	NAP	49	Units		1,186,746	1,186,746	1,102,121
1.34	Property		1	Meadowood - Mansfield	Garden	1983	NAP	50	Units		844,140	844,140	783,946
2	Loan	1, 11, 19, 30	1	Helios Plaza	Suburban	2009	NAP	377,185	SF	314.17	78,500,000	78,500,000	78,500,000	2.90000%	0.01320%	2.88680%
3	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	CBD	Various	Various	655,071	SF	322.10	65,000,000	65,000,000	65,000,000	3.00250%	0.01195%	2.99055%
3.01	Property		1	1100 First Street NE	CBD	2009	NAP	348,967	SF		38,959,953	38,959,953	38,959,953
3.02	Property		1	820 First Street NE	CBD	1990	2005	306,104	SF		26,040,047	26,040,047	26,040,047
4	Loan	5, 6, 17, 23, 25	6	Manhattan Retail Portfolio	Various	Various	Various	38,976	SF	1,205.87	47,000,000	47,000,000	47,000,000	3.40000%	0.02070%	3.37930%
4.01	Property		1	250-254 West 82nd Street	Unanchored	1910	NAP	7,450	SF		13,437,000	13,437,000	13,437,000
4.02	Property		1	235 West 102nd Street	Unanchored	1927	2021	12,200	SF		13,088,000	13,088,000	13,088,000
4.03	Property		1	215 West 90th Street	Unanchored	1922	NAP	6,800	SF		9,500,000	9,500,000	9,500,000
4.04	Property		1	311 Amsterdam	Unanchored	2006	NAP	2,750	SF		5,032,000	5,032,000	5,032,000
4.05	Property		1	203 West 90th Street	Unanchored	1920	NAP	8,198	SF		4,800,000	4,800,000	4,800,000
4.06	Property		1	1628 2nd Avenue	Single Tenant	1915	NAP	1,578	SF		1,143,000	1,143,000	1,143,000
5	Loan	19	1	Parkshore Plaza	Suburban	1999	2017	271,484	SF	160.60	43,600,000	43,600,000	39,086,286	3.31000%	0.02070%	3.28930%
6	Loan	1, 11, 19, 23, 27, 30	1	HQ @ First	CBD	2010	2018	603,666	SF	381.01	42,300,000	42,300,000	42,300,000	2.97000%	0.01970%	2.95030%
7	Loan		1	399 Jefferson Road	Suburban	1968	2012	206,155	SF	179.48	37,000,000	37,000,000	29,588,175	4.19000%	0.02070%	4.16930%
8	Loan		1	Superstition Gateway	Anchored	2006-2007	2018-2021	495,204	SF	155.74	30,000,000	30,000,000	27,046,351	3.62000%	0.02070%	3.59930%
9	Loan	16	1	Midwest Trade Center	Warehouse / Cold Storage	1981	2020	678,996	SF	41.09	27,900,000	27,900,000	27,900,000	3.18000%	0.02070%	3.15930%
10	Loan	19, 21	1	Columbia East Marketplace	Anchored	1984	2019	172,676	SF	155.38	26,830,000	26,830,000	23,400,474	3.23800%	0.01195%	3.22605%
11	Loan	16, 18, 28	1	Mills Fleet Farm Brooklyn Ranch	Single Tenant	1984	NAP	246,891	SF	93.16	23,000,000	23,000,000	20,768,242	3.71000%	0.01195%	3.69805%
12	Loan	13, 19, 21, 23	1	One & Two River Crossing	Suburban	1999, 2001	NAP	205,729	SF	110.74	22,782,500	22,782,500	22,782,500	3.28900%	0.01195%	3.27705%
13	Loan		1	Autumn Run Apartments	Garden	1986	NAP	320	Units	70,937.50	22,700,000	22,700,000	22,700,000	3.56500%	0.01195%	3.55305%
14	Loan	19, 27	1	Parc Gardens	Age Restricted	2019	NAP	151	Units	149,403.97	22,560,000	22,560,000	22,560,000	3.70200%	0.01195%	3.69005%
15	Loan	16, 19, 26, 28	1	445 Vanderbilt	Mid Rise	2021	NAP	43	Units	511,627.91	22,000,000	22,000,000	22,000,000	3.66250%	0.01195%	3.65055%
16	Loan	19, 20	1	Hamilton Commons	Anchored	2001	NAP	403,050	SF	96.76	22,000,000	22,000,000	22,000,000	3.20000%	0.01195%	3.18805%
17	Loan	5, 16	1	Glendale Industrial	Flex	1935	2013	129,326	SF	154.65	20,000,000	20,000,000	17,216,661	4.80000%	0.01195%	4.78805%
18	Loan	2, 13	1	Henderson Properties	Office / Retail	2008	NAP	152,640	SF	131.03	20,000,000	20,000,000	16,108,125	3.49900%	0.01195%	3.48705%
19	Loan		1	Osborne Shopping Center	Anchored	2014	NAP	100,064	SF	197.87	19,800,000	19,800,000	19,800,000	3.02000%	0.02070%	2.99930%
20	Loan	19	1	Sorrel River Ranch	Full Service	1999	NAP	56	Rooms	339,285.71	19,000,000	19,000,000	19,000,000	4.01800%	0.01195%	4.00605%
21	Loan	2, 16	1	Hayes Court	Mid Rise	1920	2019	56	Units	305,357.14	17,100,000	17,100,000	15,445,089	3.72600%	0.01195%	3.71405%
22	Loan	6, 12, 16	4	FedEx and Cytovance Portfolio	Various	Various	NAP	172,146	SF	91.70	15,785,000	15,785,000	14,314,163	3.95500%	0.02070%	3.93430%
22.01	Property		1	Cytovance NE 30th	R&D	2017	NAP	30,000	SF		4,494,340	4,494,340	4,075,560
22.02	Property		1	FedEx Portage	Warehouse / Distribution	1998	NAP	69,666	SF		4,110,677	4,110,677	3,727,647
22.03	Property		1	Cytovance Santa Fe	R&D	2014	NAP	30,000	SF		3,617,396	3,617,396	3,280,329
22.04	Property		1	Fedex Auburn Hills	Warehouse / Distribution	1998	NAP	42,480	SF		3,562,587	3,562,587	3,230,627
23	Loan	6, 16, 19	6	NAI Net Lease Portfolio	Single Tenant	Various	NAP	60,747	SF	248.57	15,100,000	15,100,000	15,100,000	3.80000%	0.01195%	3.78805%
23.01	Property		1	8706 West Hillsborough Avenue	Single Tenant	2001	NAP	15,120	SF		4,077,000	4,077,000	4,077,000
23.02	Property		1	6031 Fairburn Road	Single Tenant	2007	NAP	13,013	SF		4,002,000	4,002,000	4,002,000
23.03	Property		1	176 Finley Road	Single Tenant	2008	NAP	19,104	SF		2,794,000	2,794,000	2,794,000
23.04	Property		1	18351 East Colfax Avenue	Single Tenant	2014	NAP	3,010	SF		1,812,000	1,812,000	1,812,000
23.05	Property		1	1340 South 5th Street	Single Tenant	2018	NAP	3,500	SF		1,359,000	1,359,000	1,359,000
23.06	Property		1	775 North US Highway 27	Single Tenant	2008	NAP	7,000	SF		1,056,000	1,056,000	1,056,000
A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %
								3			6, 7	6, 7	6, 7		8
24	Loan		1	2233 South Throop Street	Flex	1926	2003	428,828	SF	34.98	15,000,000	15,000,000	15,000,000	3.34000%	0.01195%	3.32805%
25	Loan	19, 26	1	1441-1451 Overing Street	Mid Rise	1922, 1927	NAP	119	Units	126,050.42	15,000,000	15,000,000	15,000,000	3.46000%	0.01195%	3.44805%
26	Loan	16, 17, 19, 26	1	356-362 E 148th Street	CBD	2021	NAP	80,169	SF	474.00	14,000,000	14,000,000	14,000,000	3.90000%	0.01195%	3.88805%
27	Loan	2, 5, 6, 16	13	East Boston Multifamily Portfolio II	Various	Various	2017	44	Units	318,181.82	14,000,000	14,000,000	14,000,000	4.05600%	0.01195%	4.04405%
27.01	Property		1	972-974 Saratoga Street	Mid Rise	1920	2017	6	Units		2,738,309	2,738,309	2,738,309
27.02	Property		1	149-151 Princeton Street	Low Rise	1880	2017	6	Units		1,435,252	1,435,252	1,435,252
27.03	Property		1	195 Maverick Street	Low Rise	1900	2017	3	Units		1,145,683	1,145,683	1,145,683
27.04	Property		1	126-128 London Street	Low Rise	1920	2017	3	Units		1,082,734	1,082,734	1,082,734
27.05	Property		1	16 1/2 Bremen Street	Low Rise	1915	2017	4	Units		1,063,849	1,063,849	1,063,849
27.06	Property		1	26 Chelsea Street	Mid Rise	1910	2017	3	Units		1,038,669	1,038,669	1,038,669
27.07	Property		1	43 Cottage Street	Low Rise	1899	2017	3	Units		912,770	912,770	912,770
27.08	Property		1	8 Cheever Court	Low Rise	1910	2017	3	Units		881,295	881,295	881,295
27.09	Property		1	44 Morris Street	Low Rise	1900	2017	3	Units		805,755	805,755	805,755
27.10	Property		1	127 Eutaw Street	Low Rise	1900	2017	3	Units		780,576	780,576	780,576
27.11	Property		1	331 Paris Street	Low Rise	1900	2017	3	Units		767,986	767,986	767,986
27.12	Property		1	259 Border Street	Low Rise	1880	2017	3	Units		679,856	679,856	679,856
27.13	Property		1	329 Sumner Street	Low Rise	1930	2017	1	Units		667,266	667,266	667,266
28	Loan	16	1	Fresenius - Brooklyn	Medical	2020	NAP	20,105	SF	672.51	13,520,870	13,520,870	13,520,870	3.88000%	0.02070%	3.85930%
29	Loan	20	1	Arbor Square	Anchored	1977	2018	122,763	SF	104.63	12,845,000	12,845,000	10,693,337	3.59000%	0.02070%	3.56930%
30	Loan	16	1	Dollar Self Storage #18 - Lake Pleasant	Self Storage	2019	NAP	101,020	SF	111.36	11,250,000	11,250,000	8,630,107	3.08000%	0.02070%	3.05930%
31	Loan	19	1	Courtyard by Marriott - Lake Charles, LA	Limited Service	2016	NAP	110	Rooms	95,693.93	10,850,000	10,526,332	8,643,480	4.08000%	0.01195%	4.06805%
32	Loan		1	Residence Inn - Boca Raton	Limited Service	1988	2011, 2018	120	Rooms	83,954.37	10,360,000	10,074,525	8,288,794	4.20000%	0.02070%	4.17930%
33	Loan	6, 16, 17, 19, 28	5	ExchangeRight In-Line Retail Portfolio 1	Shadow Anchored	Various	Various	151,128	SF	63.19	9,550,000	9,550,000	9,550,000	3.27100%	0.01195%	3.25905%
33.01	Property		1	Tiger Point Pavilion	Shadow Anchored	2018	NAP	18,399	SF		3,692,000	3,692,000	3,692,000
33.02	Property		1	Lakeshore Pavilion	Shadow Anchored	2019	NAP	22,401	SF		2,500,000	2,500,000	2,500,000
33.03	Property		1	Brook Park	Shadow Anchored	1991	NAP	69,617	SF		1,456,000	1,456,000	1,456,000
33.04	Property		1	Streetsboro Crossing	Shadow Anchored	2001	2010	20,900	SF		1,200,000	1,200,000	1,200,000
33.05	Property		1	Sunset Crossing	Shadow Anchored	2001	NAP	19,811	SF		702,000	702,000	702,000
34	Loan	19	1	F&N Shopping Village	Anchored	1955	2021	87,530	SF	108.53	9,500,000	9,500,000	7,924,012	3.65600%	0.01195%	3.64405%
35	Loan	19, 30	1	Hampton Inn Altoona Des Moines	Limited Service	2017	NAP	90	Rooms	100,272.68	9,200,000	9,024,541	7,375,262	3.82000%	0.01195%	3.80805%
36	Loan	19	1	Vista Commons	Garden	1986	NAP	132	Units	68,181.82	9,000,000	9,000,000	9,000,000	3.63500%	0.14195%	3.49305%
37	Loan	21	1	RedHawk MOB	Medical	2003	NAP	32,471	SF	266.08	8,640,000	8,640,000	8,640,000	3.70000%	0.01195%	3.68805%
38	Loan	6, 10, 16, 19	6	AMG Industrial Portfolio	Various	Various	Various	210,518	SF	40.22	8,466,000	8,466,000	7,490,873	3.90000%	0.01195%	3.88805%
38.01	Property		1	2727 Roe Lane	Flex	1955	2018	51,018	SF		1,896,384	1,896,384	1,677,956
38.02	Property		1	4515 East 75th Terrace	Warehouse / Distribution	1964	NAP	66,000	SF		1,693,200	1,693,200	1,498,175
38.03	Property		1	330 South 59th Lane	Flex	2017	NAP	10,000	SF		1,625,472	1,625,472	1,438,248
38.04	Property		1	12712 2nd Street	Flex	1986	2020	20,200	SF		1,422,288	1,422,288	1,258,467
38.05	Property		1	208 Bennington Avenue	Flex	1965	NAP	56,000	SF		1,219,104	1,219,104	1,078,686
38.06	Property		1	15215 South US 71	Warehouse / Distribution	1986	NAP	7,300	SF		609,552	609,552	539,343
39	Loan	16	1	My Self Storage - Spring Valley	Self Storage	2004	NAP	71,158	SF	117.34	8,350,000	8,350,000	8,350,000	3.29000%	0.02070%	3.26930%
40	Loan		1	2705 Quality Lane	Warehouse / Distribution	1998	NAP	300,241	SF	26.65	8,000,000	8,000,000	8,000,000	3.62000%	0.01195%	3.60805%
41	Loan		1	Fort Storage - Milton, FL	Self Storage	2006-2018	NAP	100,105	SF	79.92	8,000,000	8,000,000	8,000,000	4.42000%	0.02070%	4.39930%
42	Loan	2, 6, 12, 19, 26	3	818 Sterling Place and Bronx Portfolio	Various	Various	Various	44,006	SF	170.43	7,500,000	7,500,000	7,500,000	3.95900%	0.01195%	3.94705%
42.01	Property		1	818 Sterling Place	Medical	1910	2002	11,000	SF		3,393,000	3,393,000	3,393,000
42.02	Property		1	522 Southern Boulevard	Office / Retail	1928	NAP	17,606	SF		2,270,000	2,270,000	2,270,000
42.03	Property		1	334 East 148th Street	Medical	1931	NAP	15,400	SF		1,837,000	1,837,000	1,837,000
43	Loan	16	1	Integer Medical Manufacturing Facility	Manufacturing	1986	2016	60,000	SF	123.50	7,410,000	7,410,000	7,410,000	4.60000%	0.02070%	4.57930%
44	Loan		1	Westchester I Office	Suburban	2008	NAP	57,134	SF	126.02	7,200,000	7,200,000	5,654,689	3.69300%	0.01195%	3.68105%
45	Loan	6, 16	7	Southeast MHC Portfolio	Manufactured Housing	Various	NAP	325	Pads	21,584.62	7,015,000	7,015,000	6,474,154	5.05000%	0.02070%	5.02930%
45.01	Property		1	Bay Oaks Village I	Manufactured Housing	1974	NAP	83	Pads		1,860,462	1,860,462	1,717,023
45.02	Property		1	Gulf Breeze	Manufactured Housing	1984	NAP	38	Pads		986,162	986,162	910,131
45.03	Property		1	Westwood MHP	Manufactured Housing	1980	NAP	43	Pads		956,725	956,725	882,963
45.04	Property		1	Town & Country	Manufactured Housing	1966	NAP	36	Pads		942,006	942,006	869,379
45.05	Property		1	Wolf Bay MHC	Manufactured Housing	1995	NAP	45	Pads		809,536	809,536	747,122
45.06	Property		1	Lake Wales MHP	Manufactured Housing	1949	NAP	46	Pads		783,042	783,042	722,671
45.07	Property		1	Bay Oaks Village II	Manufactured Housing	1974	NAP	34	Pads		677,067	677,067	624,866
46	Loan		1	1400 E 57th	Mid Rise	1976	2018	24	Units	291,666.67	7,000,000	7,000,000	7,000,000	3.83500%	0.01195%	3.82305%
47	Loan	2, 19, 20	1	2535-2537 Grand Concourse	Mid Rise	1922	NAP	40	Units	175,000.00	7,000,000	7,000,000	7,000,000	3.73000%	0.01195%	3.71805%
48	Loan		1	South Dade Canal	Warehouse	1980	NAP	86,668	SF	77.31	6,700,000	6,700,000	6,700,000	3.89000%	0.01195%	3.87805%
49	Loan	19	1	Fleming Island Medical Plaza	Medical	2003, 2007	NAP	46,482	SF	133.38	6,200,000	6,200,000	6,200,000	3.41000%	0.01195%	3.39805%
50	Loan	6, 12, 19	4	MCP Industrial Portfolio	Various	Various	Various	169,709	SF	35.80	6,075,000	6,075,000	6,075,000	3.54600%	0.06070%	3.48530%
50.01	Property		1	1700 Second Street	Warehouse / R&D	1989	2018	109,000	SF		2,630,000	2,630,000	2,630,000
50.02	Property		1	652 North 52nd Avenue	Warehouse / Distribution	1987	NAP	34,565	SF		1,675,000	1,675,000	1,675,000
50.03	Property		1	1835 South Black Canyon Highway	Warehouse	1996	NAP	6,700	SF		1,040,000	1,040,000	1,040,000
50.04	Property		1	4120 North 38th Drive	Warehouse	1963	NAP	19,444	SF		730,000	730,000	730,000
51	Loan	11, 16, 19	3	CVS Florida Portfolio	Single Tenant	Various	NAP	33,286	SF	180.26	6,000,000	6,000,000	6,000,000	4.25700%	0.01195%	4.24505%
51.01	Property		1	CVS Sarasota	Single Tenant	1998	NAP	11,200	SF
51.02	Property		1	CVS Gainesville	Single Tenant	1998	NAP	10,665	SF
51.03	Property		1	CVS Orlando	Single Tenant	1997	NAP	11,421	SF
52	Loan		1	Sebastian Canal	Flex	1962, 1983, 1985	NAP	81,175	SF	71.45	5,800,000	5,800,000	5,800,000	3.86900%	0.01195%	3.85705%
53	Loan		1	Big Al’s Canal	Warehouse	1974	NAP	79,200	SF	73.23	5,800,000	5,800,000	5,800,000	3.85000%	0.01195%	3.83805%
54	Loan		1	3800-3810 East Coast Highway	Retail / Office	1960	NAP	11,081	SF	496.35	5,500,000	5,500,000	5,500,000	3.97300%	0.01195%	3.96105%
55	Loan	16, 23, 25	1	Savannah Medical Office	Medical	2003, 2007	NAP	29,822	SF	181.07	5,400,000	5,400,000	5,400,000	3.84000%	0.02070%	3.81930%
56	Loan	16, 19, 26	1	459 Culley Drive	Cold Storage	2016	NAP	60,890	SF	84.17	5,125,000	5,125,000	4,311,194	3.95000%	0.01195%	3.93805%
57	Loan	19	1	DaVita Data Center	Data Center	1923	2012	18,732	SF	261.90	4,906,000	4,906,000	4,906,000	3.54000%	0.06195%	3.47805%

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %
								3			6, 7	6, 7	6, 7		8
58	Loan		1	Mini U Storage - Motor City	Self Storage	1974	NAP	114,778	SF	41.91	4,810,000	4,810,000	4,810,000	3.24000%	0.02070%	3.21930%
59	Loan	10, 15, 19	1	Airworld Center	Flex	1978	NAP	110,774	SF	42.88	4,750,000	4,750,000	4,303,349	3.90000%	0.01195%	3.88805%
60	Loan		1	Independence Square	Anchored	1970, 1972, 1978, 1999 & 2001	2018	93,823	SF	49.03	4,600,000	4,600,000	3,660,595	4.05300%	0.01195%	4.04105%
61	Loan	6, 16	3	Cameron Ashley Industrial Portfolio	Various	Various	2021	145,617	SF	29.67	4,320,000	4,320,000	2,635,380	4.22000%	0.01195%	4.20805%
61.01	Property		1	Cameron Ashley Syracuse	Warehouse	1958	2021	62,705	SF		2,501,280	2,501,280	1,525,885
61.02	Property		1	Cameron Ashley Lafayette	Warehouse / Distribution	1975	2021	48,912	SF		1,019,520	1,019,520	621,950
61.03	Property		1	Cameron Ashley Alexandria	Warehouse / Distribution	1979	2021	34,000	SF		799,200	799,200	487,545
62	Loan		1	Gold Key Storage	Self Storage	1980	NAP	56,400	SF	70.92	4,000,000	4,000,000	3,588,601	3.35000%	0.02070%	3.32930%
63	Loan	19	1	Arovista Self Storage	Self Storage	1984	NAP	55,333	SF	63.25	3,500,000	3,500,000	3,500,000	3.30600%	0.14195%	3.16405%
64	Loan	6	2	Palmdale and Brownstone MHC	Manufactured Housing	Various	NAP	92	Pads	33,423.91	3,075,000	3,075,000	2,784,876	3.88000%	0.02070%	3.85930%
64.01	Property		1	Palmdale MHC	Manufactured Housing	1963	NAP	49	Pads		1,579,972	1,579,972	1,430,903
64.02	Property		1	Brownstone MHC	Manufactured Housing	1976	NAP	43	Pads		1,495,028	1,495,028	1,353,973
65	Loan	16	1	Tractor Supply - Warrenton	Single Tenant	2020	NAP	19,097	SF	144.00	2,750,000	2,750,000	2,750,000	3.95000%	0.02070%	3.92930%
66	Loan		1	Mini U Storage - Thornton	Self Storage	1985	NAP	48,250	SF	48.70	2,350,000	2,350,000	2,350,000	3.32000%	0.02070%	3.29930%
67	Loan		1	Route One Store N Lock	Self Storage	1991-2003	NAP	40,440	SF	24.73	1,000,000	1,000,000	1,000,000	4.24500%	0.01195%	4.23305%

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)
					9	9	9	9
1	Loan	1, 6, 7, 9, 12, 13, 19	34	AMF Portfolio	427,752.90	264,287.07	5,133,034.81	3,171,444.84	Interest Only, Amortizing Balloon	No	Actual/360	82	82	120	120	360	360
1.01	Property		1	Cambridge Commons
1.02	Property		1	Indian Lake I
1.03	Property		1	Stewart Way 1
1.04	Property		1	Cedargate Lancaster
1.05	Property		1	Amesbury
1.06	Property		1	Red Deer
1.07	Property		1	Olivewood
1.08	Property		1	Cherry Glen
1.09	Property		1	Plumwood
1.10	Property		1	Camelia Court
1.11	Property		1	Cedargate
1.12	Property		1	Millburn Court
1.13	Property		1	Rosewood Apartments
1.14	Property		1	Winthrop Court
1.15	Property		1	Annhurst
1.16	Property		1	Ashford Hills
1.17	Property		1	Harbinwood
1.18	Property		1	Willow Run - New Albany
1.19	Property		1	Parkville
1.20	Property		1	Applegate
1.21	Property		1	Stonehenge
1.22	Property		1	Meadowland
1.23	Property		1	Amberwood - Massillion
1.24	Property		1	Timberwood
1.25	Property		1	Sherbrook
1.26	Property		1	Stonehenge Apartments
1.27	Property		1	Oakley Woods
1.28	Property		1	Carriage Hill
1.29	Property		1	Barrington
1.30	Property		1	Andover Court
1.31	Property		1	Greenglen II
1.32	Property		1	Sandalwood
1.33	Property		1	Spicewood
1.34	Property		1	Meadowood - Mansfield
2	Loan	1, 11, 19, 30	1	Helios Plaza	NAP	192,343.17	NAP	2,308,118.04	Interest Only - ARD	Yes	Actual/360	60	59	60	59	0	0
3	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	NAP	164,894.24	NAP	1,978,730.88	Interest Only	No	Actual/360	120	119	120	119	0	0
3.01	Property		1	1100 First Street NE
3.02	Property		1	820 First Street NE
4	Loan	5, 6, 17, 23, 25	6	Manhattan Retail Portfolio	NAP	135,016.20	NAP	1,620,194.40	Interest Only	No	Actual/360	120	120	120	120	0	0
4.01	Property		1	250-254 West 82nd Street
4.02	Property		1	235 West 102nd Street
4.03	Property		1	215 West 90th Street
4.04	Property		1	311 Amsterdam
4.05	Property		1	203 West 90th Street
4.06	Property		1	1628 2nd Avenue
5	Loan	19	1	Parkshore Plaza	191,188.67	121,933.66	2,294,264.04	1,463,203.92	Interest Only, Amortizing Balloon	No	Actual/360	60	60	120	120	360	360
6	Loan	1, 11, 19, 23, 27, 30	1	HQ @ First	NAP	106,146.56	NAP	1,273,758.72	Interest Only - ARD	Yes	Actual/360	120	117	120	117	0	0
7	Loan		1	399 Jefferson Road	180,720.47	NAP	2,168,645.64	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360
8	Loan		1	Superstition Gateway	136,730.98	91,756.94	1,640,771.76	1,101,083.28	Interest Only, Amortizing Balloon	No	Actual/360	60	59	120	119	360	360
9	Loan	16	1	Midwest Trade Center	NAP	74,961.88	NAP	899,542.56	Interest Only	No	Actual/360	120	119	120	119	0	0
10	Loan	19, 21	1	Columbia East Marketplace	116,589.23	73,401.79	1,399,070.76	880,821.48	Interest Only, Amortizing Balloon	No	Actual/360	48	46	120	118	360	360
11	Loan	16, 18, 28	1	Mills Fleet Farm Brooklyn Ranch	105,995.22	72,095.95	1,271,942.64	865,151.40	Interest Only, Amortizing Balloon	No	Actual/360	60	60	120	120	360	360
12	Loan	13, 19, 21, 23	1	One & Two River Crossing	NAP	63,310.30	NAP	759,723.60	Interest Only	No	Actual/360	120	118	120	118	0	0
13	Loan		1	Autumn Run Apartments	NAP	68,374.55	NAP	820,494.60	Interest Only	No	Actual/360	120	120	120	120	0	0
14	Loan	19, 27	1	Parc Gardens	NAP	70,564.23	NAP	846,770.76	Interest Only	No	Actual/360	120	120	120	120	0	0
15	Loan	16, 19, 26, 28	1	445 Vanderbilt	NAP	68,078.41	NAP	816,940.92	Interest Only	No	Actual/360	120	120	120	120	0	0
16	Loan	19, 20	1	Hamilton Commons	NAP	59,481.48	NAP	713,777.76	Interest Only	No	Actual/360	120	100	120	100	0	0
17	Loan	5, 16	1	Glendale Industrial	104,933.07	81,111.11	1,259,196.84	973,333.33	Interest Only, Amortizing Balloon	No	Actual/360	24	24	120	120	360	360
18	Loan	2, 13	1	Henderson Properties	89,797.77	59,126.62	1,077,573.24	709,519.44	Interest Only, Amortizing Balloon	No	Actual/360	12	12	120	120	360	360
19	Loan		1	Osborne Shopping Center	NAP	50,522.08	NAP	606,264.96	Interest Only	No	Actual/360	120	119	120	119	0	0
20	Loan	19	1	Sorrel River Ranch	NAP	64,501.92	NAP	774,023.06	Interest Only	No	Actual/360	120	120	120	120	0	0
21	Loan	2, 16	1	Hayes Court	78,960.07	53,832.94	947,520.84	645,995.28	Interest Only, Amortizing Balloon	No	Actual/360	60	60	120	120	360	360
22	Loan	6, 12, 16	4	FedEx and Cytovance Portfolio	74,951.07	52,747.29	899,412.84	632,967.48	Interest Only, Amortizing Balloon	No	Actual/360	60	60	120	120	360	360
22.01	Property		1	Cytovance NE 30th
22.02	Property		1	FedEx Portage
22.03	Property		1	Cytovance Santa Fe
22.04	Property		1	Fedex Auburn Hills
23	Loan	6, 16, 19	6	NAI Net Lease Portfolio	NAP	48,480.79	NAP	581,769.48	Interest Only	No	Actual/360	120	120	120	120	0	0
23.01	Property		1	8706 West Hillsborough Avenue
23.02	Property		1	6031 Fairburn Road
23.03	Property		1	176 Finley Road
23.04	Property		1	18351 East Colfax Avenue
23.05	Property		1	1340 South 5th Street
23.06	Property		1	775 North US Highway 27

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)
					9	9	9	9
24	Loan		1	2233 South Throop Street	NAP	42,329.86	NAP	507,958.33	Interest Only	No	Actual/360	60	59	60	59	0	0
25	Loan	19, 26	1	1441-1451 Overing Street	NAP	43,850.69	NAP	526,208.28	Interest Only	No	Actual/360	120	120	120	120	0	0
26	Loan	16, 17, 19, 26	1	356-362 E 148th Street	NAP	46,131.94	NAP	553,583.28	Interest Only	No	Actual/360	120	117	120	117	0	0
27	Loan	2, 5, 6, 16	13	East Boston Multifamily Portfolio II	NAP	47,977.22	NAP	575,726.67	Interest Only	No	Actual/360	120	119	120	119	0	0
27.01	Property		1	972-974 Saratoga Street
27.02	Property		1	149-151 Princeton Street
27.03	Property		1	195 Maverick Street
27.04	Property		1	126-128 London Street
27.05	Property		1	16 1/2 Bremen Street
27.06	Property		1	26 Chelsea Street
27.07	Property		1	43 Cottage Street
27.08	Property		1	8 Cheever Court
27.09	Property		1	44 Morris Street
27.10	Property		1	127 Eutaw Street
27.11	Property		1	331 Paris Street
27.12	Property		1	259 Border Street
27.13	Property		1	329 Sumner Street
28	Loan	16	1	Fresenius - Brooklyn	NAP	44,324.67	NAP	531,896.04	Interest Only	No	Actual/360	120	120	120	120	0	0
29	Loan	20	1	Arbor Square	58,327.04	38,961.68	699,924.48	467,540.16	Interest Only, Amortizing Balloon	No	Actual/360	24	24	120	120	360	360
30	Loan	16	1	Dollar Self Storage #18 - Lake Pleasant	47,917.22	NAP	575,006.64	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360
31	Loan	19	1	Courtyard by Marriott - Lake Charles, LA	52,301.22	NAP	627,614.64	NAP	Amortizing Balloon	No	Actual/360	0	0	120	99	360	339
32	Loan		1	Residence Inn - Boca Raton	50,662.18	NAP	607,946.16	NAP	Amortizing Balloon	No	Actual/360	0	0	120	100	360	340
33	Loan	6, 16, 17, 19, 28	5	ExchangeRight In-Line Retail Portfolio 1	NAP	26,393.26	NAP	316,719.12	Interest Only	No	Actual/360	120	119	120	119	0	0
33.01	Property		1	Tiger Point Pavilion
33.02	Property		1	Lakeshore Pavilion
33.03	Property		1	Brook Park
33.04	Property		1	Streetsboro Crossing
33.05	Property		1	Sunset Crossing
34	Loan	19	1	F&N Shopping Village	43,490.80	29,345.32	521,889.60	352,143.84	Interest Only, Amortizing Balloon	No	Actual/360	24	24	120	120	360	360
35	Loan	19, 30	1	Hampton Inn Altoona Des Moines	42,972.89	29,693.43	515,674.68	356,321.16	Interest Only, Amortizing Balloon	No	Actual/360	6	0	120	101	360	347
36	Loan	19	1	Vista Commons	NAP	27,641.15	NAP	331,693.80	Interest Only	No	Actual/360	120	120	120	120	0	0
37	Loan	21	1	RedHawk MOB	NAP	27,010.00	NAP	324,120.00	Interest Only	No	Actual/360	120	120	120	120	0	0
38	Loan	6, 10, 16, 19	6	AMG Industrial Portfolio	39,931.43	27,896.65	479,177.16	334,759.80	Interest Only, Amortizing Balloon	No	Actual/360	48	47	120	119	360	360
38.01	Property		1	2727 Roe Lane
38.02	Property		1	4515 East 75th Terrace
38.03	Property		1	330 South 59th Lane
38.04	Property		1	12712 2nd Street
38.05	Property		1	208 Bennington Avenue
38.06	Property		1	15215 South US 71
39	Loan	16	1	My Self Storage - Spring Valley	NAP	23,210.87	NAP	278,530.44	Interest Only	No	Actual/360	120	119	120	119	0	0
40	Loan		1	2705 Quality Lane	NAP	24,468.52	NAP	293,622.24	Interest Only	No	Actual/360	120	120	120	120	0	0
41	Loan		1	Fort Storage - Milton, FL	NAP	29,875.93	NAP	358,511.16	Interest Only	No	Actual/360	60	60	60	60	0	0
42	Loan	2, 6, 12, 19, 26	3	818 Sterling Place and Bronx Portfolio	NAP	25,087.41	NAP	301,048.92	Interest Only	No	Actual/360	120	119	120	119	0	0
42.01	Property		1	818 Sterling Place
42.02	Property		1	522 Southern Boulevard
42.03	Property		1	334 East 148th Street
43	Loan	16	1	Integer Medical Manufacturing Facility	NAP	28,799.51	NAP	345,594.12	Interest Only	No	Actual/360	60	59	60	59	0	0
44	Loan		1	Westchester I Office	33,111.87	NAP	397,342.44	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360
45	Loan	6, 16	7	Southeast MHC Portfolio	37,872.69	NAP	454,472.28	NAP	Amortizing Balloon	No	Actual/360	0	0	60	60	360	360
45.01	Property		1	Bay Oaks Village I
45.02	Property		1	Gulf Breeze
45.03	Property		1	Westwood MHP
45.04	Property		1	Town & Country
45.05	Property		1	Wolf Bay MHC
45.06	Property		1	Lake Wales MHP
45.07	Property		1	Bay Oaks Village II
46	Loan		1	1400 E 57th	NAP	22,681.54	NAP	272,178.48	Interest Only	No	Actual/360	120	120	120	120	0	0
47	Loan	2, 19, 20	1	2535-2537 Grand Concourse	NAP	22,060.53	NAP	264,726.36	Interest Only	No	Actual/360	120	120	120	120	0	0
48	Loan		1	South Dade Canal	NAP	22,020.82	NAP	264,249.86	Interest Only	No	Actual/360	120	120	120	120	0	0
49	Loan	19	1	Fleming Island Medical Plaza	NAP	17,863.03	NAP	214,356.36	Interest Only	No	Actual/360	120	119	120	119	0	0
50	Loan	6, 12, 19	4	MCP Industrial Portfolio	NAP	18,200.95	NAP	218,411.40	Interest Only	No	Actual/360	120	120	120	120	0	0
50.01	Property		1	1700 Second Street
50.02	Property		1	652 North 52nd Avenue
50.03	Property		1	1835 South Black Canyon Highway
50.04	Property		1	4120 North 38th Drive
51	Loan	11, 16, 19	3	CVS Florida Portfolio	NAP	21,580.63	NAP	258,967.56	Interest Only - ARD	Yes	Actual/360	84	84	84	84	0	0
51.01	Property		1	CVS Sarasota
51.02	Property		1	CVS Gainesville
51.03	Property		1	CVS Orlando
52	Loan		1	Sebastian Canal	NAP	18,959.89	NAP	227,518.69	Interest Only	No	Actual/360	120	119	120	119	0	0
53	Loan		1	Big Al’s Canal	NAP	18,866.78	NAP	226,401.39	Interest Only	No	Actual/360	120	119	120	119	0	0
54	Loan		1	3800-3810 East Coast Highway	NAP	18,462.49	NAP	221,549.93	Interest Only	No	Actual/360	120	120	120	120	0	0
55	Loan	16, 23, 25	1	Savannah Medical Office	NAP	17,520.00	NAP	210,240.00	Interest Only	No	Actual/360	120	120	120	120	0	0
56	Loan	16, 19, 26	1	459 Culley Drive	24,320.03	17,104.09	291,840.36	205,249.08	Interest Only, Amortizing Balloon	No	Actual/360	24	24	120	120	360	360
57	Loan	19	1	DaVita Data Center	NAP	14,673.71	NAP	176,084.52	Interest Only	No	Actual/360	84	83	84	83	0	0

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)
					9	9	9	9
58	Loan		1	Mini U Storage - Motor City	NAP	13,167.38	NAP	158,008.56	Interest Only	No	Actual/360	120	120	120	120	0	0
59	Loan	10, 15, 19	1	Airworld Center	22,404.24	15,651.91	268,850.88	187,822.92	Interest Only, Amortizing Balloon	No	Actual/360	60	58	120	118	360	360
60	Loan		1	Independence Square	22,101.89	NAP	265,222.68	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360
61	Loan	6, 16	3	Cameron Ashley Industrial Portfolio	26,681.85	NAP	320,182.20	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	240	240
61.01	Property		1	Cameron Ashley Syracuse
61.02	Property		1	Cameron Ashley Lafayette
61.03	Property		1	Cameron Ashley Alexandria
62	Loan		1	Gold Key Storage	17,628.54	11,321.76	211,542.48	135,861.12	Interest Only, Amortizing Balloon	No	Actual/360	60	59	120	119	360	360
63	Loan	19	1	Arovista Self Storage	NAP	9,776.42	NAP	117,317.04	Interest Only	No	Actual/360	120	120	120	120	0	0
64	Loan	6	2	Palmdale and Brownstone MHC	14,468.59	10,080.59	173,623.08	120,967.08	Interest Only, Amortizing Balloon	No	Actual/360	60	60	120	120	360	360
64.01	Property		1	Palmdale MHC
64.02	Property		1	Brownstone MHC
65	Loan	16	1	Tractor Supply - Warrenton	NAP	9,177.81	NAP	110,133.72	Interest Only	No	Actual/360	120	120	120	120	0	0
66	Loan		1	Mini U Storage - Thornton	NAP	6,591.97	NAP	79,103.64	Interest Only	No	Actual/360	120	120	120	120	0	0
67	Loan		1	Route One Store N Lock	NAP	3,586.63	NAP	43,039.58	Interest Only	No	Actual/360	60	59	60	59	0	0
A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)
														11
1	Loan	1, 6, 7, 9, 12, 13, 19	34	AMF Portfolio	10/29/2021	0	6	12/6/2021	10/6/2028	11/6/2031	11/6/2031	0	0	L(24),D(91),O(5)	29,391,201	12,337,066	17,054,135
1.01	Property		1	Cambridge Commons											1,963,631	802,175	1,161,456
1.02	Property		1	Indian Lake I											2,100,230	984,683	1,115,547
1.03	Property		1	Stewart Way 1											1,679,261	712,040	967,221
1.04	Property		1	Cedargate Lancaster											1,374,599	541,089	833,510
1.05	Property		1	Amesbury											1,238,834	436,625	802,209
1.06	Property		1	Red Deer											1,204,782	445,945	758,837
1.07	Property		1	Olivewood											1,157,352	431,606	725,746
1.08	Property		1	Cherry Glen											1,214,014	509,399	704,615
1.09	Property		1	Plumwood											1,250,654	544,217	706,437
1.10	Property		1	Camelia Court											995,257	333,090	662,167
1.11	Property		1	Cedargate											1,155,322	508,367	646,955
1.12	Property		1	Millburn Court											1,045,170	460,852	584,318
1.13	Property		1	Rosewood Apartments											850,844	303,557	547,287
1.14	Property		1	Winthrop Court											937,164	408,365	528,799
1.15	Property		1	Annhurst											764,650	313,725	450,925
1.16	Property		1	Ashford Hills											723,480	273,226	450,254
1.17	Property		1	Harbinwood											739,864	322,221	417,643
1.18	Property		1	Willow Run - New Albany											613,769	223,194	390,575
1.19	Property		1	Parkville											798,462	386,314	412,148
1.20	Property		1	Applegate											583,698	237,841	345,857
1.21	Property		1	Stonehenge											576,273	234,061	342,212
1.22	Property		1	Meadowland											581,054	240,198	340,856
1.23	Property		1	Amberwood - Massillion											545,999	245,768	300,231
1.24	Property		1	Timberwood											529,733	225,060	304,673
1.25	Property		1	Sherbrook											570,420	264,371	306,049
1.26	Property		1	Stonehenge Apartments											512,509	227,334	285,175
1.27	Property		1	Oakley Woods											575,192	317,721	257,471
1.28	Property		1	Carriage Hill											492,245	216,985	275,260
1.29	Property		1	Barrington											455,721	205,187	250,534
1.30	Property		1	Andover Court											454,139	199,695	254,444
1.31	Property		1	Greenglen II											465,669	210,508	255,161
1.32	Property		1	Sandalwood											432,651	187,207	245,444
1.33	Property		1	Spicewood											427,591	184,918	242,673
1.34	Property		1	Meadowood - Mansfield											380,968	199,522	181,446
2	Loan	1, 11, 19, 30	1	Helios Plaza	9/15/2021	1	6	11/6/2021	NAP	10/6/2026	10/6/2031	0	0	L(24),YM1(1),DorYM1(30),O(5)	11,855,231	1,739,766	10,115,465
3	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	9/30/2021	1	1	11/1/2021	NAP	10/1/2031	10/1/2031	0	0	L(35),DorYM1(81),O(4)	33,835,567	13,479,685	20,355,882
3.01	Property		1	1100 First Street NE											19,671,991	6,566,029	13,105,962
3.02	Property		1	820 First Street NE											14,163,576	6,913,656	7,249,920
4	Loan	5, 6, 17, 23, 25	6	Manhattan Retail Portfolio	10/26/2021	0	1	12/1/2021	NAP	11/1/2031	11/1/2031	5	5	L(24),D(93),O(3)	6,230,209	1,653,380	4,576,829
4.01	Property		1	250-254 West 82nd Street											2,103,166	170,520	1,932,646
4.02	Property		1	235 West 102nd Street											1,364,129	426,545	937,584
4.03	Property		1	215 West 90th Street											1,425,561	497,975	927,586
4.04	Property		1	311 Amsterdam											644,020	225,333	418,687
4.05	Property		1	203 West 90th Street											578,674	322,249	256,425
4.06	Property		1	1628 2nd Avenue											114,659	10,758	103,901
5	Loan	19	1	Parkshore Plaza	10/8/2021	0	1	12/1/2021	12/1/2026	11/1/2031	11/1/2031	0	0	L(24),D(93),O(3)	6,169,513	1,834,978	4,334,535
6	Loan	1, 11, 19, 23, 27, 30	1	HQ @ First	7/30/2021	3	1	9/1/2021	NAP	8/1/2031	11/1/2034	0	0	L(24),YM1(89),O(7)	32,476,138	9,017,253	23,458,885
7	Loan		1	399 Jefferson Road	10/26/2021	0	1	12/1/2021	12/1/2021	11/1/2031	11/1/2031	5	5	L(24),D(93),O(3)	5,974,582	1,972,141	4,002,441
8	Loan		1	Superstition Gateway	9/16/2021	1	1	11/1/2021	11/1/2026	10/1/2031	10/1/2031	0	0	L(25),D(91),O(4)	10,802,255	2,946,736	7,855,520
9	Loan	16	1	Midwest Trade Center	9/30/2021	1	1	11/1/2021	NAP	10/1/2031	10/1/2031	5	5	L(25),D(92),O(3)	3,372,279	1,346,640	2,025,639
10	Loan	19, 21	1	Columbia East Marketplace	8/30/2021	2	6	10/6/2021	10/6/2025	9/6/2031	9/6/2031	0	0	L(26),D(90),O(4)	3,421,335	1,049,402	2,371,934
11	Loan	16, 18, 28	1	Mills Fleet Farm Brooklyn Ranch	10/29/2021	0	6	12/6/2021	12/6/2026	11/6/2031	11/6/2031	0	0	L(24),D(93),O(3)	NAV	NAV	NAV
12	Loan	13, 19, 21, 23	1	One & Two River Crossing	8/31/2021	2	6	10/6/2021	NAP	9/6/2031	9/6/2031	0	0	L(26),D(90),O(4)	4,993,173	2,039,932	2,953,241
13	Loan		1	Autumn Run Apartments	10/12/2021	0	1	12/1/2021	NAP	11/1/2031	11/1/2031	0	0	L(24),YM1(92),O(4)	3,638,934	1,789,716	1,849,219
14	Loan	19, 27	1	Parc Gardens	10/20/2021	0	6	12/6/2021	NAP	11/6/2031	11/6/2031	0	0	L(24),D(92),O(4)	2,613,124	961,736	1,651,388
15	Loan	16, 19, 26, 28	1	445 Vanderbilt	10/28/2021	0	1	12/1/2021	NAP	11/1/2031	11/1/2031	5	5	L(24),D(92),O(4)	NAV	NAV	NAV
16	Loan	19, 20	1	Hamilton Commons	2/19/2020	20	1	4/1/2020	NAP	3/1/2030	3/1/2030	5	5	L(44),D(72),O(4)	7,913,220	2,110,943	5,802,277
17	Loan	5, 16	1	Glendale Industrial	10/29/2021	0	6	12/6/2021	12/6/2023	11/6/2031	11/6/2031	0	0	L(6),YM1(108),O(6)	NAV	NAV	NAV
18	Loan	2, 13	1	Henderson Properties	10/13/2021	0	6	12/6/2021	12/6/2022	11/6/2031	11/6/2031	0	0	L(24),D(92),O(4)	3,171,621	969,552	2,202,069
19	Loan		1	Osborne Shopping Center	10/1/2021	1	1	11/1/2021	NAP	10/1/2031	10/1/2031	0	0	L(25),D(92),O(3)	2,982,086	861,496	2,120,590
20	Loan	19	1	Sorrel River Ranch	10/29/2021	0	6	12/6/2021	NAP	11/6/2031	11/6/2031	0	0	L(24),D(90),O(6)	12,491,266	7,545,107	4,946,159
21	Loan	2, 16	1	Hayes Court	10/20/2021	0	1	12/1/2021	12/1/2026	11/1/2031	11/1/2031	0	0	L(24),D(92),O(4)	1,967,119	707,710	1,259,409
22	Loan	6, 12, 16	4	FedEx and Cytovance Portfolio	10/13/2021	0	1	12/1/2021	12/1/2026	11/1/2031	11/1/2031	0	0	L(24),D(93),O(3)	1,728,737	254,276	1,474,462
22.01	Property		1	Cytovance NE 30th											500,226	65,226	435,000
22.02	Property		1	FedEx Portage											441,820	74,615	367,205
22.03	Property		1	Cytovance Santa Fe											412,203	52,754	359,449
22.04	Property		1	Fedex Auburn Hills											374,488	61,680	312,808
23	Loan	6, 16, 19	6	NAI Net Lease Portfolio	10/21/2021	0	6	12/6/2021	NAP	11/6/2031	11/6/2031	0	0	L(24),D(89),O(7)	NAV	NAV	NAV
23.01	Property		1	8706 West Hillsborough Avenue											NAV	NAV	NAV
23.02	Property		1	6031 Fairburn Road											NAV	NAV	NAV
23.03	Property		1	176 Finley Road											NAV	NAV	NAV
23.04	Property		1	18351 East Colfax Avenue											NAV	NAV	NAV
23.05	Property		1	1340 South 5th Street											NAV	NAV	NAV
23.06	Property		1	775 North US Highway 27											NAV	NAV	NAV

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)
														11
24	Loan		1	2233 South Throop Street	9/29/2021	1	6	11/6/2021	NAP	10/6/2026	10/6/2026	0	0	L(25),D(29),O(6)	1,590,895	737,953	852,942
25	Loan	19, 26	1	1441-1451 Overing Street	10/26/2021	0	1	12/1/2021	NAP	11/1/2031	11/1/2031	5	0	L(36),YM1(80),O(4)	1,544,234	484,576	1,059,657
26	Loan	16, 17, 19, 26	1	356-362 E 148th Street	7/22/2021	3	6	9/6/2021	NAP	8/6/2031	8/6/2031	0	0	L(27),D(89),O(4)	NAV	NAV	NAV
27	Loan	2, 5, 6, 16	13	East Boston Multifamily Portfolio II	10/1/2021	1	6	11/6/2021	NAP	10/6/2031	10/6/2031	0	0	L(25),D(91),O(4)	1,326,539	264,565	1,061,973
27.01	Property		1	972-974 Saratoga Street											240,995	58,387	182,608
27.02	Property		1	149-151 Princeton Street											149,343	31,606	117,736
27.03	Property		1	195 Maverick Street											104,300	16,738	87,562
27.04	Property		1	126-128 London Street											104,400	21,282	83,118
27.05	Property		1	16 1/2 Bremen Street											103,700	17,948	85,752
27.06	Property		1	26 Chelsea Street											103,601	19,146	84,455
27.07	Property		1	43 Cottage Street											90,000	17,064	72,936
27.08	Property		1	8 Cheever Court											82,000	12,873	69,127
27.09	Property		1	44 Morris Street											79,200	13,703	65,497
27.10	Property		1	127 Eutaw Street											79,800	15,595	64,205
27.11	Property		1	331 Paris Street											74,400	13,991	60,409
27.12	Property		1	259 Border Street											62,200	11,550	50,650
27.13	Property		1	329 Sumner Street											52,600	14,681	37,919
28	Loan	16	1	Fresenius - Brooklyn	10/5/2021	0	1	12/1/2021	NAP	11/1/2031	11/1/2031	5	5	L(24),D(93),O(3)	NAV	NAV	NAV
29	Loan	20	1	Arbor Square	10/28/2021	0	1	12/1/2021	12/1/2023	11/1/2031	11/1/2031	0	5	L(24),D(90),O(6)	1,658,585	309,364	1,349,221
30	Loan	16	1	Dollar Self Storage #18 - Lake Pleasant	10/5/2021	0	1	12/1/2021	12/1/2021	11/1/2031	11/1/2031	5	5	L(24),D(93),O(3)	1,686,490	527,317	1,159,173
31	Loan	19	1	Courtyard by Marriott - Lake Charles, LA	1/22/2020	21	6	3/6/2020	3/6/2020	2/6/2030	2/6/2030	0	0	L(36),YM1(80),O(4)	3,333,663	1,986,222	1,347,441
32	Loan		1	Residence Inn - Boca Raton	2/6/2020	20	1	4/1/2020	4/1/2020	3/1/2030	3/1/2030	3	5	L(25),YM1(92),O(3)	3,923,803	2,678,216	1,245,587
33	Loan	6, 16, 17, 19, 28	5	ExchangeRight In-Line Retail Portfolio 1	9/24/2021	1	6	11/6/2021	NAP	10/6/2031	10/6/2031	0	0	L(25),D(91),O(4)	NAV	NAV	NAV
33.01	Property		1	Tiger Point Pavilion											NAV	NAV	NAV
33.02	Property		1	Lakeshore Pavilion											NAV	NAV	NAV
33.03	Property		1	Brook Park											NAV	NAV	NAV
33.04	Property		1	Streetsboro Crossing											NAV	NAV	NAV
33.05	Property		1	Sunset Crossing											NAV	NAV	NAV
34	Loan	19	1	F&N Shopping Village	10/15/2021	0	6	12/6/2021	12/6/2023	11/6/2031	11/6/2031	0	0	L(24),D(92),O(4)	1,354,730	358,784	995,946
35	Loan	19, 30	1	Hampton Inn Altoona Des Moines	3/2/2020	19	1	5/1/2020	11/1/2020	4/1/2030	4/1/2030	0	0	L(43),D(73),O(4)	2,455,507	1,509,781	945,726
36	Loan	19	1	Vista Commons	10/26/2021	0	6	12/6/2021	NAP	11/6/2031	11/6/2031	0	0	L(24),D(92),O(4)	1,376,304	663,088	713,216
37	Loan	21	1	RedHawk MOB	10/20/2021	0	6	12/6/2021	NAP	11/6/2031	11/6/2031	0	0	L(24),D(92),O(4)	1,159,202	322,639	836,562
38	Loan	6, 10, 16, 19	6	AMG Industrial Portfolio	9/13/2021	1	6	11/6/2021	11/6/2025	10/6/2031	10/6/2031	5	0	L(25),D(91),O(4)	NAV	NAV	NAV
38.01	Property		1	2727 Roe Lane											NAV	NAV	NAV
38.02	Property		1	4515 East 75th Terrace											NAV	NAV	NAV
38.03	Property		1	330 South 59th Lane											NAV	NAV	NAV
38.04	Property		1	12712 2nd Street											NAV	NAV	NAV
38.05	Property		1	208 Bennington Avenue											NAV	NAV	NAV
38.06	Property		1	15215 South US 71											NAV	NAV	NAV
39	Loan	16	1	My Self Storage - Spring Valley	10/1/2021	1	1	11/1/2021	NAP	10/1/2031	10/1/2031	5	5	L(25),D(89),O(6)	1,021,521	302,275	719,247
40	Loan		1	2705 Quality Lane	10/19/2021	0	6	12/6/2021	NAP	11/6/2031	11/6/2031	0	0	L(24),D(92),O(4)	1,608,137	454,157	1,153,980
41	Loan		1	Fort Storage - Milton, FL	10/26/2021	0	1	12/1/2021	NAP	11/1/2026	11/1/2026	3	3	L(24),D(33),O(3)	1,325,345	444,630	880,715
42	Loan	2, 6, 12, 19, 26	3	818 Sterling Place and Bronx Portfolio	10/8/2021	1	6	11/6/2021	NAP	10/6/2031	10/6/2031	0	0	L(25),D(91),O(4)	1,317,912	377,395	940,517
42.01	Property		1	818 Sterling Place											361,337	43,088	318,249
42.02	Property		1	522 Southern Boulevard											517,423	170,705	346,718
42.03	Property		1	334 East 148th Street											439,152	163,602	275,550
43	Loan	16	1	Integer Medical Manufacturing Facility	10/1/2021	1	1	11/1/2021	NAP	10/1/2026	10/1/2026	0	0	L(25),D(32),O(3)	786,315	41,960	744,355
44	Loan		1	Westchester I Office	10/22/2021	0	6	12/6/2021	12/6/2021	11/6/2031	11/6/2031	0	0	L(24),D(91),O(5)	1,324,315	369,665	954,650
45	Loan	6, 16	7	Southeast MHC Portfolio	10/26/2021	0	1	12/1/2021	12/1/2021	11/1/2026	11/1/2026	0	0	L(24),D(31),O(5)	1,152,597	456,431	696,166
45.01	Property		1	Bay Oaks Village I											273,180	42,613	230,567
45.02	Property		1	Gulf Breeze											135,933	38,736	97,196
45.03	Property		1	Westwood MHP											191,020	77,678	113,342
45.04	Property		1	Town & Country											173,012	58,878	114,135
45.05	Property		1	Wolf Bay MHC											143,613	77,485	66,128
45.06	Property		1	Lake Wales MHP											153,839	111,593	42,246
45.07	Property		1	Bay Oaks Village II											82,000	49,448	32,552
46	Loan		1	1400 E 57th	10/22/2021	0	6	12/6/2021	NAP	11/6/2031	11/6/2031	0	0	L(24),D(91),O(5)	898,521	337,720	560,801
47	Loan	2, 19, 20	1	2535-2537 Grand Concourse	10/26/2021	0	1	12/1/2021	NAP	11/1/2031	11/1/2031	5	0	L(36),YM1(80),O(4)	840,150	366,881	473,269
48	Loan		1	South Dade Canal	10/18/2021	0	6	12/6/2021	NAP	11/6/2031	11/6/2031	0	0	L(24),D(92),O(4)	1,054,718	431,938	622,781
49	Loan	19	1	Fleming Island Medical Plaza	9/23/2021	1	6	11/6/2021	NAP	10/6/2031	10/6/2031	0	0	L(25),D(88),O(7)	887,205	312,053	575,152
50	Loan	6, 12, 19	4	MCP Industrial Portfolio	10/22/2021	0	6	12/6/2021	NAP	11/6/2031	11/6/2031	0	0	L(24),D(91),O(5)	744,117	30,592	713,526
50.01	Property		1	1700 Second Street											300,887	7,318	293,570
50.02	Property		1	652 North 52nd Avenue											251,006	17,357	233,649
50.03	Property		1	1835 South Black Canyon Highway											102,555	2,890	99,665
50.04	Property		1	4120 North 38th Drive											89,669	3,027	86,642
51	Loan	11, 16, 19	3	CVS Florida Portfolio	10/21/2021	0	6	12/6/2021	NAP	11/6/2028	11/6/2031	0	0	L(24),D(56),O(4)	NAV	NAV	NAV
51.01	Property		1	CVS Sarasota											NAV	NAV	NAV
51.02	Property		1	CVS Gainesville											NAV	NAV	NAV
51.03	Property		1	CVS Orlando											NAV	NAV	NAV
52	Loan		1	Sebastian Canal	9/30/2021	1	6	11/6/2021	NAP	10/6/2031	10/6/2031	0	0	L(25),D(91),O(4)	929,761	300,191	629,570
53	Loan		1	Big Al’s Canal	9/28/2021	1	6	11/6/2021	NAP	10/6/2031	10/6/2031	0	0	L(25),D(91),O(4)	843,966	309,417	534,549
54	Loan		1	3800-3810 East Coast Highway	10/15/2021	0	6	12/6/2021	NAP	11/6/2031	11/6/2031	0	0	L(24),D(92),O(4)	723,725	149,674	574,050
55	Loan	16, 23, 25	1	Savannah Medical Office	10/22/2021	0	1	12/1/2021	NAP	11/1/2031	11/1/2031	0	0	L(25),YM1(92),O(3)	675,223	135,009	540,214
56	Loan	16, 19, 26	1	459 Culley Drive	10/27/2021	0	6	12/6/2021	12/6/2023	11/6/2031	11/6/2031	0	0	L(24),D(92),O(4)	NAV	NAV	NAV
57	Loan	19	1	DaVita Data Center	9/14/2021	1	6	11/6/2021	NAP	10/6/2028	10/6/2028	0	0	L(25),D(55),O(4)	562,398	81,348	481,050

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)
														11
58	Loan		1	Mini U Storage - Motor City	10/27/2021	0	1	12/1/2021	NAP	11/1/2031	11/1/2031	0	0	L(25),YM1(92),O(3)	1,097,021	539,666	557,355
59	Loan	10, 15, 19	1	Airworld Center	8/19/2021	2	6	10/6/2021	10/6/2026	9/6/2031	9/6/2031	5	0	L(26),D(90),O(4)	788,828	210,689	578,139
60	Loan		1	Independence Square	10/28/2021	0	6	12/6/2021	12/6/2021	11/6/2031	11/6/2031	0	0	L(24),D(92),O(4)	1,100,456	258,750	841,706
61	Loan	6, 16	3	Cameron Ashley Industrial Portfolio	10/25/2021	0	6	12/6/2021	12/6/2021	11/6/2031	11/6/2031	0	0	L(24),D(91),O(5)	NAV	NAV	NAV
61.01	Property		1	Cameron Ashley Syracuse											NAV	NAV	NAV
61.02	Property		1	Cameron Ashley Lafayette											NAV	NAV	NAV
61.03	Property		1	Cameron Ashley Alexandria											NAV	NAV	NAV
62	Loan		1	Gold Key Storage	9/24/2021	1	1	11/1/2021	11/1/2026	10/1/2031	10/1/2031	5	5	L(25),D(92),O(3)	780,373	356,008	424,365
63	Loan	19	1	Arovista Self Storage	10/26/2021	0	6	12/6/2021	NAP	11/6/2031	11/6/2031	0	0	L(24),D(92),O(4)	1,061,691	318,027	743,664
64	Loan	6	2	Palmdale and Brownstone MHC	10/5/2021	0	1	12/1/2021	12/1/2026	11/1/2031	11/1/2031	0	0	L(24),D(93),O(3)	445,694	137,697	307,997
64.01	Property		1	Palmdale MHC											250,351	86,660	163,691
64.02	Property		1	Brownstone MHC											195,343	51,037	144,306
65	Loan	16	1	Tractor Supply - Warrenton	10/29/2021	0	1	12/1/2021	NAP	11/1/2031	11/1/2031	0	0	L(25),YM1(92),O(3)	NAV	NAV	NAV
66	Loan		1	Mini U Storage - Thornton	10/27/2021	0	1	12/1/2021	NAP	11/1/2031	11/1/2031	0	0	L(25),YM1(92),O(3)	736,460	469,247	267,213
67	Loan		1	Route One Store N Lock	9/22/2021	1	6	11/6/2021	NAP	10/6/2026	10/6/2026	0	0	L(25),D(30),O(5)	165,014	34,867	130,147

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description

1	Loan	1, 6, 7, 9, 12, 13, 19	34	AMF Portfolio	8/31/2021	T-12	28,063,539	12,027,904	16,035,635	12/31/2020	T-12	26,862,124	11,568,102	15,294,022	12/31/2019	T-12
1.01	Property		1	Cambridge Commons	8/31/2021	T-12	1,892,978	784,573	1,108,405	12/31/2020	T-12	1,799,367	788,600	1,010,767	12/31/2019	T-12
1.02	Property		1	Indian Lake I	8/31/2021	T-12	2,081,870	952,926	1,128,944	12/31/2020	T-12	2,009,251	886,564	1,122,687	12/31/2019	T-12
1.03	Property		1	Stewart Way 1	8/31/2021	T-12	1,582,384	714,861	867,523	12/31/2020	T-12	1,711,547	677,696	1,033,851	12/31/2019	T-12
1.04	Property		1	Cedargate Lancaster	8/31/2021	T-12	1,336,301	535,140	801,161	12/31/2020	T-12	1,309,462	554,187	755,275	12/31/2019	T-12
1.05	Property		1	Amesbury	8/31/2021	T-12	1,205,362	451,557	753,805	12/31/2020	T-12	1,097,000	461,068	635,932	12/31/2019	T-12
1.06	Property		1	Red Deer	8/31/2021	T-12	1,155,637	426,465	729,172	12/31/2020	T-12	1,070,942	429,003	641,939	12/31/2019	T-12
1.07	Property		1	Olivewood	8/31/2021	T-12	1,100,912	414,535	686,377	12/31/2020	T-12	1,042,402	424,312	618,090	12/31/2019	T-12
1.08	Property		1	Cherry Glen	8/31/2021	T-12	1,165,922	518,116	647,806	12/31/2020	T-12	1,059,922	478,274	581,648	12/31/2019	T-12
1.09	Property		1	Plumwood	8/31/2021	T-12	1,163,134	516,673	646,461	12/31/2020	T-12	1,139,983	484,415	655,568	12/31/2019	T-12
1.10	Property		1	Camelia Court	8/31/2021	T-12	912,868	339,199	573,669	12/31/2020	T-12	876,083	327,605	548,478	12/31/2019	T-12
1.11	Property		1	Cedargate	8/31/2021	T-12	1,111,194	488,762	622,432	12/31/2020	T-12	1,029,084	476,025	553,059	12/31/2019	T-12
1.12	Property		1	Millburn Court	8/31/2021	T-12	1,012,824	461,625	551,199	12/31/2020	T-12	922,955	413,176	509,779	12/31/2019	T-12
1.13	Property		1	Rosewood Apartments	8/31/2021	T-12	808,336	300,705	507,631	12/31/2020	T-12	794,918	293,177	501,741	12/31/2019	T-12
1.14	Property		1	Winthrop Court	8/31/2021	T-12	833,499	393,725	439,774	12/31/2020	T-12	843,334	353,894	489,440	12/31/2019	T-12
1.15	Property		1	Annhurst	8/31/2021	T-12	741,667	298,160	443,507	12/31/2020	T-12	724,965	283,287	441,678	12/31/2019	T-12
1.16	Property		1	Ashford Hills	8/31/2021	T-12	690,347	264,710	425,637	12/31/2020	T-12	653,618	252,801	400,817	12/31/2019	T-12
1.17	Property		1	Harbinwood	8/31/2021	T-12	713,810	320,051	393,759	12/31/2020	T-12	685,202	292,299	392,903	12/31/2019	T-12
1.18	Property		1	Willow Run - New Albany	8/31/2021	T-12	587,907	223,761	364,146	12/31/2020	T-12	560,395	220,138	340,257	12/31/2019	T-12
1.19	Property		1	Parkville	8/31/2021	T-12	715,793	384,553	331,240	12/31/2020	T-12	618,740	326,552	292,188	12/31/2019	T-12
1.20	Property		1	Applegate	8/31/2021	T-12	568,219	222,243	345,976	12/31/2020	T-12	493,437	222,028	271,409	12/31/2019	T-12
1.21	Property		1	Stonehenge	8/31/2021	T-12	566,733	234,132	332,601	12/31/2020	T-12	525,252	233,950	291,302	12/31/2019	T-12
1.22	Property		1	Meadowland	8/31/2021	T-12	543,080	242,127	300,953	12/31/2020	T-12	543,938	219,774	324,164	12/31/2019	T-12
1.23	Property		1	Amberwood - Massillion	8/31/2021	T-12	519,295	235,724	283,571	12/31/2020	T-12	513,410	232,077	281,333	12/31/2019	T-12
1.24	Property		1	Timberwood	8/31/2021	T-12	497,367	205,246	292,121	12/31/2020	T-12	489,085	218,056	271,029	12/31/2019	T-12
1.25	Property		1	Sherbrook	8/31/2021	T-12	554,334	239,178	315,156	12/31/2020	T-12	520,442	210,782	309,660	12/31/2019	T-12
1.26	Property		1	Stonehenge Apartments	8/31/2021	T-12	504,524	211,280	293,244	12/31/2020	T-12	469,815	213,747	256,068	12/31/2019	T-12
1.27	Property		1	Oakley Woods	8/31/2021	T-12	532,603	309,131	223,472	12/31/2020	T-12	507,633	249,994	257,639	12/31/2019	T-12
1.28	Property		1	Carriage Hill	8/31/2021	T-12	488,495	213,095	275,400	12/31/2020	T-12	464,070	203,626	260,444	12/31/2019	T-12
1.29	Property		1	Barrington	8/31/2021	T-12	435,555	207,448	228,107	12/31/2020	T-12	418,664	206,961	211,703	12/31/2019	T-12
1.30	Property		1	Andover Court	8/31/2021	T-12	425,396	179,060	246,336	12/31/2020	T-12	419,654	189,040	230,614	12/31/2019	T-12
1.31	Property		1	Greenglen II	8/31/2021	T-12	433,670	208,679	224,991	12/31/2020	T-12	411,883	207,775	204,108	12/31/2019	T-12
1.32	Property		1	Sandalwood	8/31/2021	T-12	399,022	182,220	216,802	12/31/2020	T-12	386,830	188,752	198,078	12/31/2019	T-12
1.33	Property		1	Spicewood	8/31/2021	T-12	419,467	170,385	249,082	12/31/2020	T-12	385,615	170,524	215,091	12/31/2019	T-12
1.34	Property		1	Meadowood - Mansfield	8/31/2021	T-12	363,034	177,859	185,175	12/31/2020	T-12	363,226	177,943	185,283	12/31/2019	T-12
2	Loan	1, 11, 19, 30	1	Helios Plaza	6/30/2021	T-12	10,015,401	0	10,015,401	12/31/2020	T-12	9,819,021	0	9,819,021	12/31/2019	T-12
3	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	7/31/2021	T-12	32,752,042	12,514,466	20,237,576	12/31/2020	T-12	32,584,992	14,056,616	18,528,376	12/31/2019	T-12
3.01	Property		1	1100 First Street NE	7/31/2021	T-12	18,518,357	6,234,785	12,283,572	12/31/2020	T-12	19,060,848	7,147,764	11,913,084	12/31/2019	T-12
3.02	Property		1	820 First Street NE	7/31/2021	T-12	14,233,685	6,279,681	7,954,004	12/31/2020	T-12	13,524,144	6,908,852	6,615,292	12/31/2019	T-12
4	Loan	5, 6, 17, 23, 25	6	Manhattan Retail Portfolio	8/31/2021	T-12	6,635,142	2,043,392	4,591,750	12/31/2020	T-12	6,318,238	2,058,978	4,259,260	12/31/2019	T-12
4.01	Property		1	250-254 West 82nd Street	8/31/2021	T-12	2,021,667	252,577	1,769,090	12/31/2020	T-12	1,961,849	241,862	1,719,987	12/31/2019	T-12
4.02	Property		1	235 West 102nd Street	8/31/2021	T-12	1,447,121	606,230	840,891	12/31/2020	T-12	1,479,167	694,235	784,932	12/31/2019	T-12
4.03	Property		1	215 West 90th Street	8/31/2021	T-12	1,849,368	602,595	1,246,773	12/31/2020	T-12	1,604,253	578,927	1,025,326	12/31/2019	T-12
4.04	Property		1	311 Amsterdam	8/31/2021	T-12	719,322	217,617	501,705	12/31/2020	T-12	711,469	215,922	495,547	12/31/2019	T-12
4.05	Property		1	203 West 90th Street	8/31/2021	T-12	415,842	353,614	62,228	12/31/2020	T-12	387,500	317,273	70,227	12/31/2019	T-12
4.06	Property		1	1628 2nd Avenue	8/31/2021	T-12	181,822	10,758	171,064	12/31/2020	T-12	174,000	10,758	163,242	12/31/2019	T-12
5	Loan	19	1	Parkshore Plaza	6/30/2021	T-12	6,327,133	1,827,310	4,499,823	12/31/2020	T-12	6,507,877	2,002,162	4,505,715	12/31/2019	T-12
6	Loan	1, 11, 19, 23, 27, 30	1	HQ @ First	12/31/2020	T-12	24,344,378	5,373,234	18,971,144	12/31/2019	T-12	NAV	NAV	NAV	NAV	NAV
7	Loan		1	399 Jefferson Road	6/30/2021	T-12	5,848,745	1,793,828	4,054,917	12/31/2020	T-12	6,236,566	2,209,103	4,027,463	12/31/2019	T-12
8	Loan		1	Superstition Gateway	6/30/2021	T-12	10,678,222	2,853,212	7,825,009	12/31/2020	T-12	9,898,109	2,813,908	7,084,202	12/31/2019	T-12
9	Loan	16	1	Midwest Trade Center	7/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10	Loan	19, 21	1	Columbia East Marketplace	7/31/2021	T-12	3,392,589	931,175	2,461,414	12/31/2020	T-12	3,668,394	988,618	2,679,776	12/31/2019	T-12
11	Loan	16, 18, 28	1	Mills Fleet Farm Brooklyn Ranch	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12	Loan	13, 19, 21, 23	1	One & Two River Crossing	6/30/2021	T-12	4,637,911	2,048,000	2,589,912	12/31/2020	T-12	4,736,588	2,003,368	2,733,221	12/31/2019	T-12
13	Loan		1	Autumn Run Apartments	9/30/2021	T-12	3,421,452	1,754,592	1,666,860	12/31/2020	T-12	3,714,266	1,664,085	2,050,181	12/31/2019	T-12
14	Loan	19, 27	1	Parc Gardens	8/31/2021	T-12	1,849,400	893,984	955,416	12/31/2020	T-12	813,531	582,482	231,049	12/31/2019	T-11
15	Loan	16, 19, 26, 28	1	445 Vanderbilt	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16	Loan	19, 20	1	Hamilton Commons	9/30/2021	T-12	7,754,120	1,999,644	5,754,476	12/31/2020	T-12	8,660,746	2,720,658	5,940,088	12/31/2019	T-12
17	Loan	5, 16	1	Glendale Industrial	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18	Loan	2, 13	1	Henderson Properties	7/31/2021	T-12	3,123,340	975,837	2,147,503	12/31/2020	T-12	3,032,337	939,881	2,092,455	12/31/2019	T-12
19	Loan		1	Osborne Shopping Center	7/31/2021	T-12	2,809,312	742,074	2,067,239	12/31/2020	T-12	2,613,670	824,185	1,789,485	12/31/2019	T-12
20	Loan	19	1	Sorrel River Ranch	8/31/2021	T-12	8,578,983	6,484,617	2,094,366	12/31/2020	T-12	8,819,023	6,081,368	2,737,655	12/31/2019	T-12
21	Loan	2, 16	1	Hayes Court	7/31/2021	T-12	1,937,511	699,123	1,238,388	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV
22	Loan	6, 12, 16	4	FedEx and Cytovance Portfolio	12/31/2020	T-12	1,732,311	248,656	1,483,655	12/31/2019	T-12	NAV	NAV	NAV	NAV	NAV
22.01	Property		1	Cytovance NE 30th	12/31/2020	T-12	495,199	60,199	435,000	12/31/2019	T-12	NAV	NAV	NAV	NAV	NAV
22.02	Property		1	FedEx Portage	12/31/2020	T-12	450,032	73,143	376,889	12/31/2019	T-12	NAV	NAV	NAV	NAV	NAV
22.03	Property		1	Cytovance Santa Fe	12/31/2020	T-12	407,185	47,736	359,449	12/31/2019	T-12	NAV	NAV	NAV	NAV	NAV
22.04	Property		1	Fedex Auburn Hills	12/31/2020	T-12	379,895	67,579	312,317	12/31/2019	T-12	NAV	NAV	NAV	NAV	NAV
23	Loan	6, 16, 19	6	NAI Net Lease Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.01	Property		1	8706 West Hillsborough Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.02	Property		1	6031 Fairburn Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.03	Property		1	176 Finley Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.04	Property		1	18351 East Colfax Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.05	Property		1	1340 South 5th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.06	Property		1	775 North US Highway 27	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description

24	Loan		1	2233 South Throop Street	7/31/2021	T-12	1,590,895	714,421	876,475	12/31/2020	T-12	1,589,444	633,915	955,529	12/31/2019	T-12
25	Loan	19, 26	1	1441-1451 Overing Street	9/30/2021	T-12	1,489,846	457,862	1,031,985	12/31/2020	T-12	1,527,453	622,663	904,790	12/31/2019	T-12
26	Loan	16, 17, 19, 26	1	356-362 E 148th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
27	Loan	2, 5, 6, 16	13	East Boston Multifamily Portfolio II	7/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
27.01	Property		1	972-974 Saratoga Street	7/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
27.02	Property		1	149-151 Princeton Street	7/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
27.03	Property		1	195 Maverick Street	7/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
27.04	Property		1	126-128 London Street	7/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
27.05	Property		1	16 1/2 Bremen Street	7/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
27.06	Property		1	26 Chelsea Street	7/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
27.07	Property		1	43 Cottage Street	7/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
27.08	Property		1	8 Cheever Court	7/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
27.09	Property		1	44 Morris Street	7/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
27.10	Property		1	127 Eutaw Street	7/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
27.11	Property		1	331 Paris Street	7/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
27.12	Property		1	259 Border Street	7/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
27.13	Property		1	329 Sumner Street	7/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28	Loan	16	1	Fresenius - Brooklyn	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
29	Loan	20	1	Arbor Square	8/31/2021	T-12	1,640,424	298,084	1,342,339	12/31/2020	T-12	1,628,755	399,274	1,229,481	12/31/2019	T-12
30	Loan	16	1	Dollar Self Storage #18 - Lake Pleasant	8/31/2021	T-3 Ann.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
31	Loan	19	1	Courtyard by Marriott - Lake Charles, LA	7/31/2021	T-12	1,806,245	1,605,869	200,376	12/31/2020	T-12	3,932,670	2,657,718	1,274,952	12/31/2019	T-12
32	Loan		1	Residence Inn - Boca Raton	7/31/2021	T-12	2,874,184	2,124,169	750,015	12/31/2020	T-12	4,543,663	2,985,453	1,558,209	12/31/2019	T-12
33	Loan	6, 16, 17, 19, 28	5	ExchangeRight In-Line Retail Portfolio 1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
33.01	Property		1	Tiger Point Pavilion	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
33.02	Property		1	Lakeshore Pavilion	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
33.03	Property		1	Brook Park	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
33.04	Property		1	Streetsboro Crossing	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
33.05	Property		1	Sunset Crossing	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
34	Loan	19	1	F&N Shopping Village	8/31/2021	T-12	1,374,519	340,506	1,034,013	12/31/2020	T-12	1,428,117	375,498	1,052,619	12/31/2019	T-12
35	Loan	19, 30	1	Hampton Inn Altoona Des Moines	8/31/2021	T-12	1,710,129	1,206,119	504,010	12/31/2020	T-12	2,893,038	1,789,411	1,103,627	12/31/2019	T-12
36	Loan	19	1	Vista Commons	8/31/2021	T-12	1,350,255	598,877	751,377	12/31/2020	T-12	1,390,174	559,593	830,581	12/31/2019	T-12
37	Loan	21	1	RedHawk MOB	6/30/2021	T-6 Ann.	1,091,198	350,631	740,567	12/31/2020	T-12	996,183	280,065	716,118	12/31/2019	T-12
38	Loan	6, 10, 16, 19	6	AMG Industrial Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
38.01	Property		1	2727 Roe Lane	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
38.02	Property		1	4515 East 75th Terrace	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
38.03	Property		1	330 South 59th Lane	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
38.04	Property		1	12712 2nd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
38.05	Property		1	208 Bennington Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
38.06	Property		1	15215 South US 71	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
39	Loan	16	1	My Self Storage - Spring Valley	8/31/2021	T-3 Ann.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
40	Loan		1	2705 Quality Lane	9/30/2021	T-12	1,546,562	438,900	1,107,662	12/31/2020	T-12	1,409,312	485,312	924,000	12/31/2019	T-12
41	Loan		1	Fort Storage - Milton, FL	9/30/2021	T-12	1,145,319	423,646	721,673	12/31/2020	T-12	1,061,853	384,401	677,452	12/31/2019	T-12
42	Loan	2, 6, 12, 19, 26	3	818 Sterling Place and Bronx Portfolio	Various	Various	1,313,692	429,799	883,893	12/31/2020	T-12	1,420,066	417,309	1,002,757	12/31/2019	T-12
42.01	Property		1	818 Sterling Place	8/31/2021	T-12	382,344	7,647	374,697	12/31/2020	T-12	386,175	7,724	378,452	12/31/2019	T-12
42.02	Property		1	522 Southern Boulevard	7/31/2021	T-7 Ann.	509,008	243,601	265,407	12/31/2020	T-12	572,002	255,407	316,595	12/31/2019	T-12
42.03	Property		1	334 East 148th Street	7/31/2021	T-7 Ann.	422,340	178,551	243,789	12/31/2020	T-12	461,889	154,179	307,710	12/31/2019	T-12
43	Loan	16	1	Integer Medical Manufacturing Facility	2/28/2021	T-12	786,313	40,978	745,335	12/31/2020	T-12	777,321	29,829	747,493	12/31/2019	T-12
44	Loan		1	Westchester I Office	9/30/2021	T-12	1,318,186	352,737	965,450	12/31/2020	T-12	1,315,101	369,059	946,042	12/31/2019	T-12
45	Loan	6, 16	7	Southeast MHC Portfolio	9/30/2021	T-3 Ann.	586,323	313,041	273,282	12/31/2020	T-12	517,954	373,642	144,312	12/31/2019	T-12
45.01	Property		1	Bay Oaks Village I	9/30/2021	T-3 Ann.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
45.02	Property		1	Gulf Breeze	9/30/2021	T-3 Ann.	135,277	40,808	94,469	12/31/2020	T-12	121,386	46,886	74,500	12/31/2019	T-12
45.03	Property		1	Westwood MHP	9/30/2021	T-3 Ann.	167,079	103,310	63,769	12/31/2020	T-12	165,763	99,724	66,039	12/31/2019	T-12
45.04	Property		1	Town & Country	9/30/2021	T-3 Ann.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
45.05	Property		1	Wolf Bay MHC	9/30/2021	T-3 Ann.	140,299	107,024	33,275	12/31/2020	T-12	96,837	134,985	(38,149)	12/31/2019	T-12
45.06	Property		1	Lake Wales MHP	9/30/2021	T-3 Ann.	143,668	61,899	81,769	12/31/2020	T-12	133,968	92,047	41,922	12/31/2019	T-12
45.07	Property		1	Bay Oaks Village II	9/30/2021	T-3 Ann.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
46	Loan		1	1400 E 57th	8/31/2021	T-12	824,830	347,946	476,884	12/31/2020	T-12	762,548	367,297	395,251	12/31/2019	T-12
47	Loan	2, 19, 20	1	2535-2537 Grand Concourse	9/30/2021	T-12	718,130	375,074	343,056	12/31/2020	T-12	871,057	360,957	510,100	12/31/2019	T-12
48	Loan		1	South Dade Canal	7/31/2021	T-12	964,125	476,294	487,831	12/31/2020	T-12	896,080	378,316	517,765	12/31/2019	T-12
49	Loan	19	1	Fleming Island Medical Plaza	8/31/2021	T-9 Ann.	871,459	326,362	545,096	12/31/2020	T-12	746,966	308,866	438,100	12/31/2019	T-12
50	Loan	6, 12, 19	4	MCP Industrial Portfolio	7/31/2021	T-7 Ann.	773,855	139,182	634,674	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV
50.01	Property		1	1700 Second Street	7/31/2021	T-7 Ann.	311,876	30,772	281,104	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV
50.02	Property		1	652 North 52nd Avenue	7/31/2021	T-7 Ann.	252,199	66,769	185,430	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV
50.03	Property		1	1835 South Black Canyon Highway	7/31/2021	T-7 Ann.	101,816	18,222	83,594	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV
50.04	Property		1	4120 North 38th Drive	7/31/2021	T-7 Ann.	107,965	23,420	84,545	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV
51	Loan	11, 16, 19	3	CVS Florida Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
51.01	Property		1	CVS Sarasota	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
51.02	Property		1	CVS Gainesville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
51.03	Property		1	CVS Orlando	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
52	Loan		1	Sebastian Canal	7/31/2021	T-12	872,854	270,900	601,955	12/31/2020	T-12	820,949	287,057	533,892	12/31/2019	T-12
53	Loan		1	Big Al’s Canal	7/31/2021	T-12	734,547	287,737	446,809	12/31/2020	T-12	659,967	269,789	390,178	12/31/2019	T-12
54	Loan		1	3800-3810 East Coast Highway	8/31/2021	T-12	644,526	145,678	498,847	12/31/2020	T-12	626,345	137,134	489,211	12/31/2019	T-12
55	Loan	16, 23, 25	1	Savannah Medical Office	12/31/2020	T-12	643,235	118,295	524,940	12/31/2019	T-12	NAV	NAV	NAV	NAV	NAV
56	Loan	16, 19, 26	1	459 Culley Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
57	Loan	19	1	DaVita Data Center	6/30/2021	T-12	561,463	44,764	516,700	12/31/2020	T-12	592,491	40,673	551,818	12/31/2019	T-12
A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description

58	Loan		1	Mini U Storage - Motor City	8/30/2021	T-12	1,046,649	498,680	547,969	12/31/2020	T-12	1,156,292	509,240	647,052	12/31/2019	T-12
59	Loan	10, 15, 19	1	Airworld Center	6/30/2021	T-12	767,644	233,133	534,511	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV
60	Loan		1	Independence Square	7/31/2021	T-12	811,363	252,267	559,096	12/31/2020	T-12	1,051,862	258,189	793,673	12/31/2019	T-12
61	Loan	6, 16	3	Cameron Ashley Industrial Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
61.01	Property		1	Cameron Ashley Syracuse	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
61.02	Property		1	Cameron Ashley Lafayette	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
61.03	Property		1	Cameron Ashley Alexandria	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
62	Loan		1	Gold Key Storage	7/31/2021	T-12	707,219	333,544	373,675	12/31/2020	T-12	716,450	337,225	379,225	12/31/2019	T-12
63	Loan	19	1	Arovista Self Storage	8/31/2021	T-12	978,921	295,632	683,289	12/31/2020	T-12	941,168	304,747	636,421	12/31/2019	T-12
64	Loan	6	2	Palmdale and Brownstone MHC	7/31/2021	T-12	425,849	138,794	287,055	12/31/2020	T-12	423,668	140,329	283,339	12/31/2019	T-12
64.01	Property		1	Palmdale MHC	7/31/2021	T-12	239,237	87,915	151,322	12/31/2020	T-12	237,982	92,070	145,912	12/31/2019	T-12
64.02	Property		1	Brownstone MHC	7/31/2021	T-12	186,612	50,879	135,733	12/31/2020	T-12	185,686	48,259	137,427	12/31/2019	T-12
65	Loan	16	1	Tractor Supply - Warrenton	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
66	Loan		1	Mini U Storage - Thornton	8/30/2021	T-12	664,948	384,617	280,331	12/31/2020	T-12	695,178	344,017	351,161	12/31/2019	T-12
67	Loan		1	Route One Store N Lock	6/30/2021	T-12	162,237	33,888	128,349	12/31/2020	T-12	155,659	34,631	121,028	12/31/2019	T-12

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
												7,13	7,13	7	7
1	Loan	1, 6, 7, 9, 12, 13, 19	34	AMF Portfolio	89.1%	29,391,201	12,485,963	16,905,238	989,700	0	15,915,538	1.61	1.51	9.8%	9.3%	280,625,000	As Is
1.01	Property		1	Cambridge Commons	85.8%	1,963,631	794,613	1,169,018	70,500	0	1,098,518					20,500,000	As Is
1.02	Property		1	Indian Lake I	82.1%	2,100,230	1,023,697	1,076,533	72,900	0	1,003,633					19,100,000	As Is
1.03	Property		1	Stewart Way 1	77.5%	1,679,261	706,017	973,244	57,000	0	916,244					16,800,000	As Is
1.04	Property		1	Cedargate Lancaster	92.2%	1,374,599	527,836	846,763	47,100	0	799,663					14,000,000	As Is
1.05	Property		1	Amesbury	91.2%	1,238,834	444,739	794,096	44,700	0	749,396					13,900,000	As Is
1.06	Property		1	Red Deer	90.8%	1,204,782	448,710	756,072	39,300	0	716,772					12,200,000	As Is
1.07	Property		1	Olivewood	90.8%	1,157,352	440,764	716,588	38,400	0	678,188					11,800,000	As Is
1.08	Property		1	Cherry Glen	90.6%	1,214,014	505,671	708,343	41,100	0	667,243					11,100,000	As Is
1.09	Property		1	Plumwood	84.2%	1,250,654	555,293	695,361	42,900	0	652,461					12,600,000	As Is
1.10	Property		1	Camelia Court	92.7%	995,257	331,204	664,053	33,000	0	631,053					9,400,000	As Is
1.11	Property		1	Cedargate	93.6%	1,155,322	523,031	632,291	39,000	0	593,291					10,700,000	As Is
1.12	Property		1	Millburn Court	93.0%	1,045,170	475,954	569,216	34,500	0	534,716					9,700,000	As Is
1.13	Property		1	Rosewood Apartments	91.2%	850,844	309,169	541,675	26,700	0	514,975					8,100,000	As Is
1.14	Property		1	Winthrop Court	89.8%	937,164	414,765	522,399	30,000	0	492,399					8,900,000	As Is
1.15	Property		1	Annhurst	88.1%	764,650	311,466	453,184	24,900	0	428,284					7,600,000	As Is
1.16	Property		1	Ashford Hills	92.5%	723,480	309,173	414,307	23,100	0	391,207					6,800,000	As Is
1.17	Property		1	Harbinwood	95.4%	739,864	334,467	405,397	21,600	0	383,797					5,975,000	As Is
1.18	Property		1	Willow Run - New Albany	91.7%	613,769	219,510	394,259	19,200	0	375,059					5,500,000	As Is
1.19	Property		1	Parkville	83.6%	798,462	393,193	405,269	30,000	0	375,269					8,500,000	As Is
1.20	Property		1	Applegate	88.8%	583,698	239,997	343,701	17,400	0	326,301					5,000,000	As Is
1.21	Property		1	Stonehenge	92.1%	576,273	234,895	341,378	18,000	0	323,378					4,700,000	As Is
1.22	Property		1	Meadowland	93.9%	581,054	245,105	335,949	18,000	0	317,949					4,900,000	As Is
1.23	Property		1	Amberwood - Massillion	93.8%	545,999	248,591	297,408	18,900	0	278,508					4,700,000	As Is
1.24	Property		1	Timberwood	91.6%	529,733	232,282	297,451	18,000	0	279,451					4,700,000	As Is
1.25	Property		1	Sherbrook	93.1%	570,420	276,873	293,547	18,000	0	275,547					5,400,000	As Is
1.26	Property		1	Stonehenge Apartments	90.3%	512,509	226,497	286,012	18,000	0	268,012					5,800,000	As Is
1.27	Property		1	Oakley Woods	87.1%	575,192	303,327	271,865	18,000	0	253,865					5,000,000	As Is
1.28	Property		1	Carriage Hill	92.3%	492,245	217,451	274,794	18,000	0	256,794					4,200,000	As Is
1.29	Property		1	Barrington	93.6%	455,721	198,662	257,059	14,100	0	242,959					3,850,000	As Is
1.30	Property		1	Andover Court	91.7%	454,139	204,632	249,507	15,300	0	234,207					4,100,000	As Is
1.31	Property		1	Greenglen II	90.6%	465,669	212,357	253,312	17,400	0	235,912					4,200,000	As Is
1.32	Property		1	Sandalwood	93.9%	432,651	189,739	242,912	15,000	0	227,912					3,700,000	As Is
1.33	Property		1	Spicewood	90.1%	427,591	184,388	243,203	14,700	0	228,503					4,000,000	As Is
1.34	Property		1	Meadowood - Mansfield	93.3%	380,968	201,894	179,074	15,000	0	164,074					3,200,000	As Is
2	Loan	1, 11, 19, 30	1	Helios Plaza	100.0%	10,793,013	0	10,793,013	0	0	10,793,013	3.10	3.10	9.1%	9.1%	185,000,000	As Is
3	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	90.8%	33,446,742	13,570,406	19,876,336	131,014	1,310,142	18,435,180	3.09	2.87	9.4%	8.7%	332,000,000	As Is
3.01	Property		1	1100 First Street NE	91.4%	18,481,777	6,848,092	11,633,685	69,793	697,934	10,865,957					199,000,000	As Is
3.02	Property		1	820 First Street NE	90.1%	14,964,965	6,722,313	8,242,651	61,221	612,208	7,569,223					133,000,000	As Is
4	Loan	5, 6, 17, 23, 25	6	Manhattan Retail Portfolio	95.0%	6,780,517	1,886,592	4,893,926	3,898	273,201	4,616,827	3.02	2.85	10.4%	9.8%	83,800,000	As Portfolio
4.01	Property		1	250-254 West 82nd Street	95.0%	1,662,523	307,109	1,355,414	745	61,291	1,293,378					23,500,000	As Is
4.02	Property		1	235 West 102nd Street	95.0%	1,789,800	407,415	1,382,385	1,220	77,220	1,303,945					22,300,000	As Is
4.03	Property		1	215 West 90th Street	95.0%	1,589,275	468,083	1,121,192	680	59,857	1,060,655					16,100,000	As Is
4.04	Property		1	311 Amsterdam	95.0%	740,997	251,981	489,016	275	26,332	462,409					8,800,000	As Is
4.05	Property		1	203 West 90th Street	95.0%	805,945	374,296	431,649	820	39,805	391,024					9,500,000	As Is
4.06	Property		1	1628 2nd Avenue	95.0%	191,977	77,707	114,269	158	8,696	105,415					2,000,000	As Is
5	Loan	19	1	Parkshore Plaza	92.5%	7,238,994	2,505,648	4,733,346	54,297	174,447	4,504,603	2.06	1.96	10.9%	10.3%	71,200,000	As Is
6	Loan	1, 11, 19, 23, 27, 30	1	HQ @ First	100.0%	38,884,221	10,300,095	28,584,126	120,733	0	28,463,393	4.13	4.11	12.4%	12.4%	538,000,000	As Is
7	Loan		1	399 Jefferson Road	90.0%	5,807,433	2,229,257	3,578,176	41,231	243,263	3,293,682	1.65	1.52	9.7%	8.9%	54,400,000	As Is
8	Loan		1	Superstition Gateway	93.0%	10,880,707	2,965,897	7,914,811	99,041	579,565	7,236,205	1.88	1.72	10.3%	9.4%	112,600,000	As Is
9	Loan	16	1	Midwest Trade Center	95.0%	4,328,709	997,946	3,330,763	294,591	175,889	2,860,283	3.70	3.18	11.9%	10.3%	50,500,000	As Is
10	Loan	19, 21	1	Columbia East Marketplace	93.8%	3,712,988	1,034,761	2,678,227	25,901	160,966	2,491,359	1.91	1.78	10.0%	9.3%	39,750,000	As Is
11	Loan	16, 18, 28	1	Mills Fleet Farm Brooklyn Ranch	95.0%	2,462,031	0	2,462,031	17,189	0	2,444,842	1.94	1.92	10.7%	10.6%	37,600,000	As Is
12	Loan	13, 19, 21, 23	1	One & Two River Crossing	85.2%	4,384,700	1,926,593	2,458,107	41,146	404,947	2,012,014	3.24	2.65	10.8%	8.8%	35,200,000	As Is
13	Loan		1	Autumn Run Apartments	94.0%	4,347,995	2,066,045	2,281,950	87,510	0	2,194,439	2.78	2.67	10.1%	9.7%	41,600,000	As Is
14	Loan	19, 27	1	Parc Gardens	93.9%	2,883,383	1,121,113	1,762,270	37,750	0	1,724,520	2.08	2.04	7.8%	7.6%	36,200,000	As Is
15	Loan	16, 19, 26, 28	1	445 Vanderbilt	95.0%	1,735,261	263,161	1,472,100	10,750	0	1,461,350	1.80	1.79	6.7%	6.6%	33,000,000	As Is
16	Loan	19, 20	1	Hamilton Commons	83.7%	7,376,149	2,067,109	5,309,040	84,641	503,812	4,720,587	4.20	3.73	13.6%	12.1%	65,600,000	As Is
17	Loan	5, 16	1	Glendale Industrial	95.0%	2,166,762	534,901	1,631,861	19,399	0	1,612,462	1.30	1.28	8.2%	8.1%	37,320,000	Contract Rent
18	Loan	2, 13	1	Henderson Properties	83.2%	3,090,842	984,130	2,106,712	30,528	160,161	1,916,023	1.96	1.78	10.5%	9.6%	30,000,000	As Is
19	Loan		1	Osborne Shopping Center	92.2%	3,089,590	876,438	2,213,152	20,013	51,096	2,142,043	3.65	3.53	11.2%	10.8%	34,500,000	As Is
20	Loan	19	1	Sorrel River Ranch	35.6%	12,491,266	7,711,800	4,779,466	624,563	0	4,154,903	6.17	5.37	25.2%	21.9%	42,000,000	As Is
21	Loan	2, 16	1	Hayes Court	95.0%	1,933,249	708,346	1,224,903	14,000	4,350	1,206,553	1.29	1.27	7.2%	7.1%	24,100,000	As Is
22	Loan	6, 12, 16	4	FedEx and Cytovance Portfolio	94.9%	1,813,318	450,849	1,362,469	29,059	75,968	1,257,443	1.51	1.40	8.6%	8.0%	23,040,000	As Is
22.01	Property		1	Cytovance NE 30th	95.0%	516,362	113,530	402,832	2,700	17,597	382,535					6,560,000	As Is
22.02	Property		1	FedEx Portage	95.0%	497,470	142,615	354,855	6,967	19,908	327,980					6,000,000	As Is
22.03	Property		1	Cytovance Santa Fe	95.0%	421,074	96,419	324,655	2,400	23,361	298,894					5,280,000	As Is
22.04	Property		1	Fedex Auburn Hills	94.3%	378,411	98,284	280,126	16,992	15,101	248,033					5,200,000	As Is
23	Loan	6, 16, 19	6	NAI Net Lease Portfolio	98.5%	1,389,975	4,000	1,385,975	5,551	0	1,380,425	2.38	2.37	9.2%	9.1%	28,111,600	As Is
23.01	Property		1	8706 West Hillsborough Avenue	100.0%	369,513	0	369,513	0	0	369,513					7,225,000	As Is
23.02	Property		1	6031 Fairburn Road	100.0%	325,145	0	325,145	1,562	0	323,583					7,200,000	As Is
23.03	Property		1	176 Finley Road	100.0%	286,564	1,500	285,064	2,484	0	282,580					5,250,000	As Is
23.04	Property		1	18351 East Colfax Avenue	95.0%	162,488	0	162,488	0	0	162,488					3,620,000	As Is
23.05	Property		1	1340 South 5th Street	95.0%	119,920	0	119,920	455	0	119,465					2,600,000	As Is
23.06	Property		1	775 North US Highway 27	95.0%	126,346	2,500	123,846	1,050	0	122,796					2,216,600	As Is

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
												7,13	7,13	7	7
24	Loan		1	2233 South Throop Street	95.0%	3,287,238	887,283	2,399,956	51,456	171,531	2,176,969	4.72	4.29	16.0%	14.5%	36,500,000	As Is
25	Loan	19, 26	1	1441-1451 Overing Street	97.0%	1,611,908	512,046	1,099,863	29,869	0	1,069,994	2.09	2.03	7.3%	7.1%	22,300,000	As Is
26	Loan	16, 17, 19, 26	1	356-362 E 148th Street	95.0%	2,767,709	88,831	2,678,878	13,530	139,021	2,526,326	1.78	1.68	7.0%	6.6%	54,400,000	As Is
27	Loan	2, 5, 6, 16	13	East Boston Multifamily Portfolio II	95.0%	1,346,710	267,595	1,079,115	11,750	0	1,067,365	1.87	1.85	7.7%	7.6%	23,500,000	As Portfolio
27.01	Property		1	972-974 Saratoga Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV					4,350,000	As Is
27.02	Property		1	149-151 Princeton Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV					2,280,000	As Is
27.03	Property		1	195 Maverick Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV					1,820,000	As Is
27.04	Property		1	126-128 London Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV					1,720,000	As Is
27.05	Property		1	16 1/2 Bremen Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV					1,690,000	As Is
27.06	Property		1	26 Chelsea Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV					1,650,000	As Is
27.07	Property		1	43 Cottage Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV					1,450,000	As Is
27.08	Property		1	8 Cheever Court	NAV	NAV	NAV	NAV	NAV	NAV	NAV					1,400,000	As Is
27.09	Property		1	44 Morris Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV					1,280,000	As Is
27.10	Property		1	127 Eutaw Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV					1,240,000	As Is
27.11	Property		1	331 Paris Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV					1,220,000	As Is
27.12	Property		1	259 Border Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV					1,080,000	As Is
27.13	Property		1	329 Sumner Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV					1,060,000	As Is
28	Loan	16	1	Fresenius - Brooklyn	97.0%	1,405,480	280,065	1,125,415	3,016	0	1,122,399	2.12	2.11	8.3%	8.3%	21,300,000	As Is
29	Loan	20	1	Arbor Square	94.4%	1,803,290	405,483	1,397,807	18,414	86,413	1,292,980	2.00	1.85	10.9%	10.1%	18,425,000	As Is
30	Loan	16	1	Dollar Self Storage #18 - Lake Pleasant	90.0%	1,599,700	555,759	1,043,941	10,102	0	1,033,839	1.82	1.80	9.3%	9.2%	23,050,000	As Is
31	Loan	19	1	Courtyard by Marriott - Lake Charles, LA	74.8%	4,206,153	2,596,456	1,609,698	168,246	0	1,441,452	2.56	2.30	15.3%	13.7%	17,100,000	As Is
32	Loan		1	Residence Inn - Boca Raton	87.5%	4,733,431	3,166,526	1,566,904	189,337	0	1,377,567	2.58	2.27	15.6%	13.7%	14,800,000	As Is
33	Loan	6, 16, 17, 19, 28	5	ExchangeRight In-Line Retail Portfolio 1	70.4%	2,231,087	786,880	1,444,207	22,669	105,326	1,316,211	4.56	4.16	15.1%	13.8%	21,650,000	As Is
33.01	Property		1	Tiger Point Pavilion	92.0%	685,310	150,774	534,536	2,760	24,164	507,612					7,100,000	As Is
33.02	Property		1	Lakeshore Pavilion	61.2%	507,367	172,107	335,260	3,360	26,649	305,251					7,300,000	As Is
33.03	Property		1	Brook Park	74.3%	523,836	214,906	308,930	10,443	27,028	271,459					2,800,000	As Is
33.04	Property		1	Streetsboro Crossing	64.5%	308,529	136,434	172,095	3,135	20,293	148,667					2,600,000	As Is
33.05	Property		1	Sunset Crossing	48.6%	206,045	112,659	93,386	2,972	7,192	83,222					1,850,000	As Is
34	Loan	19	1	F&N Shopping Village	95.0%	1,404,039	377,223	1,026,816	13,130	74,581	939,106	1.97	1.80	10.8%	9.9%	14,050,000	As Is
35	Loan	19, 30	1	Hampton Inn Altoona Des Moines	72.2%	2,893,038	1,767,300	1,125,738	115,722	0	1,010,016	2.18	1.96	12.5%	11.2%	14,100,000	As Is
36	Loan	19	1	Vista Commons	90.0%	1,370,471	606,375	764,096	33,000	0	731,096	2.30	2.20	8.5%	8.1%	15,400,000	As Is
37	Loan	21	1	RedHawk MOB	92.1%	1,159,640	320,882	838,758	0	0	838,758	2.59	2.59	9.7%	9.7%	14,400,000	As Is
38	Loan	6, 10, 16, 19	6	AMG Industrial Portfolio	95.0%	1,506,857	693,828	813,029	21,052	52,218	739,760	1.70	1.54	9.6%	8.7%	12,500,000	As Is
38.01	Property		1	2727 Roe Lane	NAV	NAV	NAV	NAV	NAV	NAV	NAV					2,800,000	As Is
38.02	Property		1	4515 East 75th Terrace	NAV	NAV	NAV	NAV	NAV	NAV	NAV					2,500,000	As Is
38.03	Property		1	330 South 59th Lane	NAV	NAV	NAV	NAV	NAV	NAV	NAV					2,400,000	As Is
38.04	Property		1	12712 2nd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV					2,100,000	As Is
38.05	Property		1	208 Bennington Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV					1,800,000	As Is
38.06	Property		1	15215 South US 71	NAV	NAV	NAV	NAV	NAV	NAV	NAV					900,000	As Is
39	Loan	16	1	My Self Storage - Spring Valley	90.1%	1,053,142	304,004	749,138	7,783	0	741,355	2.69	2.66	9.0%	8.9%	14,340,000	As Is
40	Loan		1	2705 Quality Lane	90.0%	1,694,879	624,107	1,070,771	30,024	109,395	931,352	3.65	3.17	13.4%	11.6%	16,200,000	As Is
41	Loan		1	Fort Storage - Milton, FL	90.0%	1,262,964	527,565	735,399	10,011	0	725,389	2.05	2.02	9.2%	9.1%	15,860,000	As Is
42	Loan	2, 6, 12, 19, 26	3	818 Sterling Place and Bronx Portfolio	93.3%	1,271,177	405,010	866,167	8,031	79,526	778,610	2.88	2.59	11.5%	10.4%	17,200,000	As Is
42.01	Property		1	818 Sterling Place	95.0%	387,352	7,747	379,605	2,200	24,200	353,205					7,600,000	As Is
42.02	Property		1	522 Southern Boulevard	92.5%	469,181	199,869	269,312	3,521	28,471	237,319					5,500,000	As Is
42.03	Property		1	334 East 148th Street	92.5%	414,645	197,394	217,251	2,310	26,855	188,085					4,100,000	As Is
43	Loan	16	1	Integer Medical Manufacturing Facility	95.0%	884,833	165,158	719,675	9,000	42,804	667,871	2.08	1.93	9.7%	9.0%	12,400,000	As Is
44	Loan		1	Westchester I Office	79.9%	1,096,844	365,553	731,291	10,284	57,134	663,873	1.84	1.67	10.2%	9.2%	11,200,000	As Is
45	Loan	6, 16	7	Southeast MHC Portfolio	83.3%	1,130,758	540,933	589,825	18,821	0	571,003	1.30	1.26	8.4%	8.1%	11,915,000	As Is
45.01	Property		1	Bay Oaks Village I	88.0%	270,130	91,101	179,029	4,150	0	174,879					3,160,000	As Is
45.02	Property		1	Gulf Breeze	82.0%	138,262	54,693	83,569	2,964	0	80,605					1,675,000	As Is
45.03	Property		1	Westwood MHP	93.0%	180,411	98,301	82,109	3,657	0	78,452					1,625,000	As Is
45.04	Property		1	Town & Country	95.0%	164,059	83,600	80,458	1,800	0	78,658					1,600,000	As Is
45.05	Property		1	Wolf Bay MHC	95.0%	145,018	70,154	74,864	2,250	0	72,614					1,375,000	As Is
45.06	Property		1	Lake Wales MHP	61.0%	145,175	85,701	59,475	2,300	0	57,175					1,330,000	As Is
45.07	Property		1	Bay Oaks Village II	71.0%	87,704	57,384	30,320	1,700	0	28,620					1,150,000	As Is
46	Loan		1	1400 E 57th	95.0%	926,794	346,648	580,145	8,184	0	571,961	2.13	2.10	8.3%	8.2%	11,080,000	As Is
47	Loan	2, 19, 20	1	2535-2537 Grand Concourse	95.2%	883,459	369,399	514,060	11,825	3,863	498,372	1.94	1.88	7.3%	7.1%	10,000,000	As Is
48	Loan		1	South Dade Canal	95.2%	1,230,523	447,733	782,789	17,334	17,334	748,122	2.96	2.83	11.7%	11.2%	12,200,000	As Is
49	Loan	19	1	Fleming Island Medical Plaza	91.9%	1,044,629	376,331	668,298	9,296	76,582	582,419	3.12	2.72	10.8%	9.4%	10,100,000	As Is
50	Loan	6, 12, 19	4	MCP Industrial Portfolio	95.0%	765,670	124,664	641,006	16,301	27,494	597,210	2.93	2.73	10.6%	9.8%	10,860,000	As Is
50.01	Property		1	1700 Second Street	95.0%	302,297	28,525	273,772	10,900	13,333	249,539					4,700,000	As Is
50.02	Property		1	652 North 52nd Avenue	95.0%	253,741	82,029	171,712	3,457	6,604	161,651					3,000,000	As Is
50.03	Property		1	1835 South Black Canyon Highway	95.0%	120,523	6,882	113,641	0	3,911	109,730					1,860,000	As Is
50.04	Property		1	4120 North 38th Drive	95.0%	89,109	7,228	81,881	1,944	3,646	76,291					1,300,000	As Is
51	Loan	11, 16, 19	3	CVS Florida Portfolio	97.0%	516,040	10,321	505,719	0	0	505,719	1.95	1.95	8.4%	8.4%	9,300,000	As Is
51.01	Property		1	CVS Sarasota	97.0%	193,030	3,861	189,169	0	0	189,169					3,500,000	As Is
51.02	Property		1	CVS Gainesville	97.0%	172,660	3,453	169,207	0	0	169,207					3,100,000	As Is
51.03	Property		1	CVS Orlando	97.0%	150,350	3,007	147,343	0	0	147,343					2,700,000	As Is
52	Loan		1	Sebastian Canal	95.3%	985,130	336,076	649,054	8,118	16,235	624,702	2.85	2.75	11.2%	10.8%	10,600,000	As Is
53	Loan		1	Big Al’s Canal	95.2%	1,020,032	335,447	684,585	7,920	15,840	660,825	3.02	2.92	11.8%	11.4%	10,600,000	As Is
54	Loan		1	3800-3810 East Coast Highway	95.7%	761,520	155,212	606,308	2,216	11,081	593,011	2.74	2.68	11.0%	10.8%	11,800,000	As Is
55	Loan	16, 23, 25	1	Savannah Medical Office	92.5%	796,188	211,800	584,388	7,754	26,131	550,504	2.78	2.62	10.8%	10.2%	8,600,000	As Is
56	Loan	16, 19, 26	1	459 Culley Drive	95.0%	570,000	13,227	556,773	8,803	31,705	516,265	1.91	1.77	10.9%	10.1%	7,800,000	As Is
57	Loan	19	1	DaVita Data Center	95.0%	564,708	111,761	452,947	3,746	25,616	423,585	2.57	2.41	9.2%	8.6%	9,350,000	As Is

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
												7,13	7,13	7	7
58	Loan		1	Mini U Storage - Motor City	71.7%	1,158,090	518,578	639,512	12,000	0	627,512	4.05	3.97	13.3%	13.0%	12,450,000	As Is
59	Loan	10, 15, 19	1	Airworld Center	85.4%	676,807	247,524	429,283	11,077	(52)	418,258	1.60	1.56	9.0%	8.8%	6,950,000	As Is
60	Loan		1	Independence Square	85.2%	934,994	305,422	629,572	28,147	89,956	511,469	2.37	1.93	13.7%	11.1%	12,000,000	As Is
61	Loan	6, 16	3	Cameron Ashley Industrial Portfolio	92.0%	788,843	173,225	615,618	32,183	0	583,434	1.92	1.82	14.3%	13.5%	8,370,000	As Is
61.01	Property		1	Cameron Ashley Syracuse	92.0%	423,675	96,996	326,678	12,541	0	314,137					4,730,000	As Is
61.02	Property		1	Cameron Ashley Lafayette	92.0%	215,890	45,492	170,398	9,782	0	160,616					2,150,000	As Is
61.03	Property		1	Cameron Ashley Alexandria	92.0%	149,278	30,737	118,541	9,860	0	108,681					1,490,000	As Is
62	Loan		1	Gold Key Storage	82.9%	779,369	361,535	417,834	6,776	0	411,058	1.98	1.94	10.4%	10.3%	7,800,000	As Is
63	Loan	19	1	Arovista Self Storage	76.0%	1,061,691	318,547	743,144	10,513	0	732,631	6.33	6.24	21.2%	20.9%	14,380,000	As Is
64	Loan	6	2	Palmdale and Brownstone MHC	93.9%	441,721	179,250	262,470	4,806	0	257,664	1.51	1.48	8.5%	8.4%	4,525,000	As Is
64.01	Property		1	Palmdale MHC	95.0%	246,378	104,736	141,642	3,430	0	138,212					2,325,000	As Is
64.02	Property		1	Brownstone MHC	92.7%	195,343	74,514	120,829	1,376	0	119,453					2,200,000	As Is
65	Loan	16	1	Tractor Supply - Warrenton	97.0%	409,849	89,046	320,802	3,819	0	316,983	2.91	2.88	11.7%	11.5%	6,650,000	As Is
66	Loan		1	Mini U Storage - Thornton	72.7%	736,460	429,031	307,429	4,825	0	302,604	3.89	3.83	13.1%	12.9%	6,000,000	As Is
67	Loan		1	Route One Store N Lock	84.0%	220,416	66,556	153,860	4,044	0	149,816	3.57	3.48	15.4%	15.0%	2,170,000	As Is

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant
						5,7	5,7	3,4			4,21,22,23				4,21,22,23
1	Loan	1, 6, 7, 9, 12, 13, 19	34	AMF Portfolio	Various	61.3%	56.9%	94.7%	9/3/2021
1.01	Property		1	Cambridge Commons	9/30/2021			94.0%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Indian Lake I	9/30/2021			90.5%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Stewart Way 1	9/23/2021			90.5%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Cedargate Lancaster	9/29/2021			94.3%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Amesbury	9/29/2021			93.3%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	Red Deer	9/25/2021			95.4%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	Olivewood	9/30/2021			95.3%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	Cherry Glen	9/30/2021			94.9%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	Plumwood	9/27/2021			91.6%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	Camelia Court	9/27/2021			95.5%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	Cedargate	9/25/2021			94.6%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	Millburn Court	9/27/2021			100.0%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	Rosewood Apartments	9/28/2021			98.9%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	Winthrop Court	9/27/2021			96.0%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	Annhurst	9/30/2021			98.8%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	Ashford Hills	9/25/2021			96.1%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	Harbinwood	9/30/2021			97.2%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	Willow Run - New Albany	10/1/2021			95.3%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	Parkville	9/27/2021			96.0%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	Applegate	9/30/2021			93.1%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.21	Property		1	Stonehenge	9/28/2021			95.0%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.22	Property		1	Meadowland	9/30/2021			96.7%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.23	Property		1	Amberwood - Massillion	9/28/2021			95.2%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.24	Property		1	Timberwood	9/30/2021			98.3%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.25	Property		1	Sherbrook	9/28/2021			93.3%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.26	Property		1	Stonehenge Apartments	9/30/2021			96.7%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.27	Property		1	Oakley Woods	9/30/2021			90.0%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.28	Property		1	Carriage Hill	9/30/2021			90.0%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.29	Property		1	Barrington	9/30/2021			100.0%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.30	Property		1	Andover Court	9/26/2021			96.1%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.31	Property		1	Greenglen II	9/28/2021			98.3%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.32	Property		1	Sandalwood	9/28/2021			96.0%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.33	Property		1	Spicewood	9/30/2021			98.0%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
1.34	Property		1	Meadowood - Mansfield	9/28/2021			96.0%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 11, 19, 30	1	Helios Plaza	8/18/2021	64.1%	64.1%	100.0%	9/15/2021	Yes	Amoco Properties	377,185	100.0%	12/15/2031	NAP
3	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	8/12/2021	63.6%	63.6%	89.1%	9/1/2021
3.01	Property		1	1100 First Street NE	8/12/2021			91.7%	9/1/2021	No	GSA - Department Veterans Affairs	131,454	37.7%	6/25/2026	Mathematica Policy Research, Inc.
3.02	Property		1	820 First Street NE	8/12/2021			86.1%	9/1/2021	No	Turner Broadcasting System Inc	106,763	34.9%	12/31/2031	Accenture LLP
4	Loan	5, 6, 17, 23, 25	6	Manhattan Retail Portfolio	7/8/2021	56.1%	56.1%	100.0%	Various
4.01	Property		1	250-254 West 82nd Street	7/8/2021			100.0%	10/1/2021	No	Santander Bank	3,200	43.0%	7/31/2023	Euda
4.02	Property		1	235 West 102nd Street	7/8/2021			100.0%	10/1/2021	No	Duane Reade	9,000	73.8%	1/31/2032	Gorillas
4.03	Property		1	215 West 90th Street	7/8/2021			100.0%	10/1/2021	No	Kosher Marketplace	2,800	41.2%	6/30/2030	Tal Bagel
4.04	Property		1	311 Amsterdam	7/8/2021			100.0%	10/1/2021	No	Sweetgreen	2,400	87.3%	3/31/2028	Bourke Street Café and Bakery
4.05	Property		1	203 West 90th Street	7/8/2021			100.0%	10/1/2021	No	All My Children Daycare and Nursery	4,323	52.7%	4/30/2033	Gyu Kaku (Reins International)
4.06	Property		1	1628 2nd Avenue	7/7/2021			100.0%	10/26/2021	Yes	Serendipity Nail Salon	1,578	100.0%	3/31/2033	NAP
5	Loan	19	1	Parkshore Plaza	8/17/2021	61.2%	54.9%	94.8%	6/15/2021	No	Verizon Wireless	59,828	22.0%	1/31/2026	TaxResources, Inc.
6	Loan	1, 11, 19, 23, 27, 30	1	HQ @ First	7/19/2021	42.8%	42.8%	100.0%	7/30/2021	Yes	Micron	603,666	100.0%	12/31/2034	NAP
7	Loan		1	399 Jefferson Road	8/13/2021	68.0%	54.4%	100.0%	8/31/2021	No	Remarkable Foods	103,931	50.4%	4/15/2031	Zimmer Biomet
8	Loan		1	Superstition Gateway	8/26/2021	68.5%	61.8%	94.2%	8/19/2021	No	Kohl’s	88,904	18.0%	1/31/2027	LA Fitness
9	Loan	16	1	Midwest Trade Center	9/2/2021	55.2%	55.2%	96.8%	8/16/2021	No	Dollar General	283,370	41.7%	11/30/2030	Pratt Paper
10	Loan	19, 21	1	Columbia East Marketplace	7/21/2021	67.5%	58.9%	96.1%	8/1/2021	No	Ollie’s	33,002	19.1%	6/30/2026	MOM’s
11	Loan	16, 18, 28	1	Mills Fleet Farm Brooklyn Ranch	9/18/2021	61.2%	55.2%	100.0%	10/29/2021	Yes	Mills Fleet Farm Group	246,891	100.0%	10/1/2041	NAP
12	Loan	13, 19, 21, 23	1	One & Two River Crossing	8/4/2021	64.7%	64.7%	85.7%	9/1/2021	No	Somerset CPA	70,456	34.2%	10/31/2032	Crowe LLP
13	Loan		1	Autumn Run Apartments	9/3/2021	54.6%	54.6%	94.1%	10/27/2021	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	19, 27	1	Parc Gardens	9/6/2021	62.3%	62.3%	96.0%	10/8/2021	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	16, 19, 26, 28	1	445 Vanderbilt	9/15/2021	66.7%	66.7%	100.0%	10/14/2021	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	19, 20	1	Hamilton Commons	1/17/2020	59.5%	59.5%	83.7%	9/30/2021	No	Regal Cinemas	65,000	16.1%	3/31/2033	Hobby Lobby
17	Loan	5, 16	1	Glendale Industrial	7/14/2021	53.6%	46.1%	100.0%	10/29/2021	Yes	Academy Film Studios	129,326	100.0%	9/30/2036	NAP
18	Loan	2, 13	1	Henderson Properties	8/26/2021	66.7%	53.7%	93.5%	9/1/2021	No	AlphaBio Centrix, LLC	4,021	2.6%	MTM	Trailboss Enterprises, Inc.
19	Loan		1	Osborne Shopping Center	9/14/2021	57.4%	57.4%	94.3%	8/27/2021	No	Safeway Store 35-2795	55,826	55.8%	1/31/2035	Petco Store #2895
20	Loan	19	1	Sorrel River Ranch	10/1/2021	45.2%	45.2%	42.0%	8/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	2, 16	1	Hayes Court	7/15/2021	71.0%	64.1%	100.0%	8/20/2021	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6, 12, 16	4	FedEx and Cytovance Portfolio	Various	68.5%	62.1%	100.0%	10/13/2021
22.01	Property		1	Cytovance NE 30th	8/27/2021			100.0%	10/13/2021	Yes	Cytovance	30,000	100.0%	3/6/2032	NAP
22.02	Property		1	FedEx Portage	8/27/2021			100.0%	10/13/2021	Yes	FedEx Corporation	69,666	100.0%	10/31/2028	NAP
22.03	Property		1	Cytovance Santa Fe	8/27/2021			100.0%	10/13/2021	Yes	Cytovance	30,000	100.0%	8/31/2029	NAP
22.04	Property		1	Fedex Auburn Hills	8/30/2021			100.0%	10/13/2021	Yes	FedEx Corporation	42,480	100.0%	11/30/2026	NAP
23	Loan	6, 16, 19	6	NAI Net Lease Portfolio	Various	53.7%	53.7%	100.0%	10/20/2021
23.01	Property		1	8706 West Hillsborough Avenue	9/11/2021			100.0%	10/20/2021	Yes	Walgreens	15,120	100.0%	9/30/2033	NAP
23.02	Property		1	6031 Fairburn Road	9/4/2021			100.0%	10/20/2021	Yes	Georgia CVS Pharmacy, LLC	13,013	100.0%	1/31/2033	NAP
23.03	Property		1	176 Finley Road	9/11/2021			100.0%	10/20/2021	Yes	Tractor Supply Company	19,104	100.0%	1/31/2036	NAP
23.04	Property		1	18351 East Colfax Avenue	7/26/2021			100.0%	10/20/2021	Yes	7-Eleven, Inc	3,010	100.0%	12/31/2029	NAP
23.05	Property		1	1340 South 5th Street	9/10/2021			100.0%	10/20/2021	Yes	Sherwin-Williams Company	3,500	100.0%	12/31/2029	NAP
23.06	Property		1	775 North US Highway 27	9/8/2021			100.0%	10/20/2021	Yes	Discount Auto Parts, LLC	7,000	100.0%	12/31/2030	NAP
A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant
						5,7	5,7	3,4			4,21,22,23				4,21,22,23
24	Loan		1	2233 South Throop Street	8/31/2021	41.1%	41.1%	100.0%	9/29/2021	Yes	Mana Contemporary	428,828	100.0%	9/30/2036	NAP
25	Loan	19, 26	1	1441-1451 Overing Street	9/13/2021	67.3%	67.3%	97.5%	10/13/2021	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	16, 17, 19, 26	1	356-362 E 148th Street	4/28/2021	69.9%	69.9%	97.2%	7/15/2021	No	Samaritan Village	65,399	81.6%	7/14/2051	CSB Parking LLC
27	Loan	2, 5, 6, 16	13	East Boston Multifamily Portfolio II	9/23/2021	59.6%	59.6%	100.0%	8/24/2021
27.01	Property		1	972-974 Saratoga Street	8/30/2021			100.0%	8/24/2021	NAP	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	149-151 Princeton Street	8/30/2021			100.0%	8/24/2021	NAP	NAP	NAP	NAP	NAP	NAP
27.03	Property		1	195 Maverick Street	8/30/2021			100.0%	8/24/2021	NAP	NAP	NAP	NAP	NAP	NAP
27.04	Property		1	126-128 London Street	8/30/2021			100.0%	8/24/2021	NAP	NAP	NAP	NAP	NAP	NAP
27.05	Property		1	16 1/2 Bremen Street	8/30/2021			100.0%	8/24/2021	NAP	NAP	NAP	NAP	NAP	NAP
27.06	Property		1	26 Chelsea Street	8/30/2021			100.0%	8/24/2021	NAP	NAP	NAP	NAP	NAP	NAP
27.07	Property		1	43 Cottage Street	8/30/2021			100.0%	8/24/2021	NAP	NAP	NAP	NAP	NAP	NAP
27.08	Property		1	8 Cheever Court	8/30/2021			100.0%	8/24/2021	NAP	NAP	NAP	NAP	NAP	NAP
27.09	Property		1	44 Morris Street	8/30/2021			100.0%	8/24/2021	NAP	NAP	NAP	NAP	NAP	NAP
27.10	Property		1	127 Eutaw Street	8/30/2021			100.0%	8/24/2021	NAP	NAP	NAP	NAP	NAP	NAP
27.11	Property		1	331 Paris Street	8/30/2021			100.0%	8/24/2021	NAP	NAP	NAP	NAP	NAP	NAP
27.12	Property		1	259 Border Street	8/30/2021			100.0%	8/24/2021	NAP	NAP	NAP	NAP	NAP	NAP
27.13	Property		1	329 Sumner Street	8/30/2021			100.0%	8/24/2021	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	16	1	Fresenius - Brooklyn	5/6/2021	63.5%	63.5%	100.0%	10/5/2021	Yes	Azura Vascular Care	20,105	100.0%	1/27/2036	NAP
29	Loan	20	1	Arbor Square	8/25/2021	69.7%	58.0%	97.1%	7/31/2021	No	Burlington Coat Factory	42,670	34.8%	3/13/2030	Beall’s
30	Loan	16	1	Dollar Self Storage #18 - Lake Pleasant	8/27/2021	48.8%	37.4%	99.0%	9/15/2021	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	19	1	Courtyard by Marriott - Lake Charles, LA	11/20/2019	61.6%	50.5%	76.7%	7/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Residence Inn - Boca Raton	12/30/2019	68.1%	56.0%	77.1%	7/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	6, 16, 17, 19, 28	5	ExchangeRight In-Line Retail Portfolio 1	Various	44.1%	44.1%	71.2%	8/18/2021
33.01	Property		1	Tiger Point Pavilion	7/2/2021			91.2%	8/18/2021	No	Aspen Dental Management	3,886	21.1%	9/30/2028	Dickey’s Barbecue Pit
33.02	Property		1	Lakeshore Pavilion	7/15/2021			62.5%	8/18/2021	No	Bates Orthodontics	2,450	10.9%	12/31/2030	Red Mountain Pediatrics
33.03	Property		1	Brook Park	7/14/2021			78.2%	8/18/2021	No	Chengaworld Skate Park	28,027	40.3%	1/31/2023	Goodwill
33.04	Property		1	Streetsboro Crossing	7/14/2021			64.1%	8/18/2021	No	Pet Supply Plus	8,400	40.2%	11/30/2027	Palm Beach Tan
33.05	Property		1	Sunset Crossing	7/17/2021			45.6%	8/18/2021	No	OneMain Financial	2,430	12.3%	11/30/2022	Premiere Tanning
34	Loan	19	1	F&N Shopping Village	8/10/2021	67.6%	56.4%	97.7%	10/6/2021	No	ACME	53,030	60.6%	1/7/2029	Rite-Aid
35	Loan	19, 30	1	Hampton Inn Altoona Des Moines	2/10/2020	64.0%	52.3%	67.9%	8/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	19	1	Vista Commons	9/2/2021	58.4%	58.4%	96.2%	9/22/2021	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	21	1	RedHawk MOB	9/9/2021	60.0%	60.0%	100.0%	8/31/2021	No	City of Hope (Vantage Oncology)	6,380	19.6%	3/31/2024	Rady Children’s Physician Management Services, Inc.
38	Loan	6, 10, 16, 19	6	AMG Industrial Portfolio	6/15/2021	67.7%	59.9%	100.0%	Various
38.01	Property		1	2727 Roe Lane	6/15/2021			100.0%	9/13/2021	Yes	Amerhart	51,018	100.0%	1/31/2025	NAP
38.02	Property		1	4515 East 75th Terrace	6/15/2021			100.0%	9/13/2021	Yes	Best Way Distributors	66,000	100.0%	3/31/2027	NAP
38.03	Property		1	330 South 59th Lane	6/15/2021			100.0%	9/13/2021	Yes	Fortiline Waterworks	10,000	100.0%	8/31/2027	NAP
38.04	Property		1	12712 2nd Street	6/15/2021			100.0%	9/13/2021	Yes	Babcox Wilcox Construction	20,200	100.0%	4/30/2030	NAP
38.05	Property		1	208 Bennington Avenue	6/15/2021			100.0%	9/9/2021	No	American Textile Mills	29,000	51.8%	1/31/2031	Planet Aid
38.06	Property		1	15215 South US 71	6/15/2021			100.0%	9/13/2021	Yes	American Welding Gas	7,300	100.0%	9/30/2025	NAP
39	Loan	16	1	My Self Storage - Spring Valley	8/27/2021	58.2%	58.2%	94.9%	9/15/2021	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	2705 Quality Lane	7/7/2021	49.4%	49.4%	100.0%	10/19/2021	No	Trico Products Corporation	150,017	50.0%	3/14/2025	Easy Way Leisure Corporation
41	Loan		1	Fort Storage - Milton, FL	8/2/2021	50.4%	50.4%	97.0%	10/19/2021	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	2, 6, 12, 19, 26	3	818 Sterling Place and Bronx Portfolio	Various	43.6%	43.6%	98.6%	Various
42.01	Property		1	818 Sterling Place	1/1/2021			100.0%	10/8/2021	Yes	Atlantic CB, LLC	11,000	100.0%	6/30/2027	NAP
42.02	Property		1	522 Southern Boulevard	8/18/2021			96.5%	10/13/2021	No	The Bridge, Inc.	8,000	45.4%	11/30/2023	Health People
42.03	Property		1	334 East 148th Street	8/18/2021			100.0%	10/13/2021	No	Montefiore Medical	7,900	51.3%	10/31/2022	Lutheran Services
43	Loan	16	1	Integer Medical Manufacturing Facility	4/14/2021	59.8%	59.8%	100.0%	10/1/2021	Yes	Integer Holdings Corporation	60,000	100.0%	2/28/2031	NAP
44	Loan		1	Westchester I Office	9/13/2021	64.3%	50.5%	80.7%	10/19/2021	No	Main Street Homes	12,901	22.6%	12/31/2031	Balzer & Associates
45	Loan	6, 16	7	Southeast MHC Portfolio	Various	58.9%	54.3%	85.2%	10/1/2021
45.01	Property		1	Bay Oaks Village I	3/31/2021			88.0%	10/1/2021	NAP	NAP	NAP	NAP	NAP	NAP
45.02	Property		1	Gulf Breeze	4/18/2021			81.6%	10/1/2021	NAP	NAP	NAP	NAP	NAP	NAP
45.03	Property		1	Westwood MHP	4/16/2021			93.0%	10/1/2021	NAP	NAP	NAP	NAP	NAP	NAP
45.04	Property		1	Town & Country	2/26/2021			100.0%	10/1/2021	NAP	NAP	NAP	NAP	NAP	NAP
45.05	Property		1	Wolf Bay MHC	4/15/2021			100.0%	10/1/2021	NAP	NAP	NAP	NAP	NAP	NAP
45.06	Property		1	Lake Wales MHP	4/30/2021			60.9%	10/1/2021	NAP	NAP	NAP	NAP	NAP	NAP
45.07	Property		1	Bay Oaks Village II	3/31/2021			70.6%	10/1/2021	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	1400 E 57th	7/28/2021	63.2%	63.2%	100.0%	8/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	2, 19, 20	1	2535-2537 Grand Concourse	9/13/2021	70.0%	70.0%	95.0%	10/13/2021	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan		1	South Dade Canal	8/17/2021	54.9%	54.9%	96.3%	10/13/2021	No	Lumbar Shoe Warehouse Inc.	6,650	7.7%	MTM	La Antillana Stores Inc.
49	Loan	19	1	Fleming Island Medical Plaza	8/13/2021	61.4%	61.4%	92.0%	9/16/2021	No	First Coast Cardiovascular	7,803	16.8%	7/31/2025	Brooks Rehabilitation
50	Loan	6, 12, 19	4	MCP Industrial Portfolio	Various	55.9%	55.9%	100.0%	10/22/2021
50.01	Property		1	1700 Second Street	9/14/2021			100.0%	10/22/2021	Yes	TexTrail, Inc.	109,000	100.0%	9/30/2028	NAP
50.02	Property		1	652 North 52nd Avenue	9/10/2021			100.0%	10/22/2021	Yes	Austin HVAC	34,565	100.0%	5/31/2026	NAP
50.03	Property		1	1835 South Black Canyon Highway	9/10/2021			100.0%	10/22/2021	Yes	United Rentals	6,700	100.0%	4/30/2026	NAP
50.04	Property		1	4120 North 38th Drive	9/10/2021			100.0%	10/22/2021	Yes	TexTrail, Inc.	19,444	100.0%	10/31/2022	NAP
51	Loan	11, 16, 19	3	CVS Florida Portfolio	Various	64.5%	64.5%	100.0%	10/21/2021
51.01	Property		1	CVS Sarasota	8/31/2021			100.0%	10/21/2021	Yes	CVS	11,200	100.0%	6/30/2033	NAP
51.02	Property		1	CVS Gainesville	8/30/2021			100.0%	10/21/2021	Yes	CVS	10,665	100.0%	6/30/2033	NAP
51.03	Property		1	CVS Orlando	8/30/2021			100.0%	10/21/2021	Yes	CVS	11,421	100.0%	6/30/2033	NAP
52	Loan		1	Sebastian Canal	8/11/2021	54.7%	54.7%	100.0%	9/21/2021	No	Martin Roofing Services	17,952	22.1%	MTM	Elite Cabinet Coatings
53	Loan		1	Big Al’s Canal	8/17/2021	54.7%	54.7%	95.8%	9/20/2021	No	Maura’s Enterprise Inc.	6,600	8.3%	MTM	Commodore System Inc.
54	Loan		1	3800-3810 East Coast Highway	9/2/2021	46.6%	46.6%	100.0%	10/1/2021	No	Facial Lounge	1,287	11.6%	10/31/2026	Gracie Barra Jiu Jitsu (Training Room)
55	Loan	16, 23, 25	1	Savannah Medical Office	9/2/2021	62.8%	62.8%	100.0%	8/1/2021	No	Triad Isotopes, Inc.	6,300	21.1%	3/31/2025	Ultimate Sales and Service
56	Loan	16, 19, 26	1	459 Culley Drive	9/18/2021	65.7%	55.3%	100.0%	10/27/2021	Yes	MC Produce, LLC	60,890	100.0%	11/30/2028	NAP
57	Loan	19	1	DaVita Data Center	7/22/2021	52.5%	52.5%	100.0%	9/14/2021	Yes	Total Renal Care (DaVita, Inc.)	18,732	100.0%	11/30/2032	NAP

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant
						5,7	5,7	3,4			4,21,22,23				4,21,22,23
58	Loan		1	Mini U Storage - Motor City	9/2/2021	38.6%	38.6%	95.4%	8/27/2021	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	10, 15, 19	1	Airworld Center	6/15/2021	68.3%	61.9%	81.5%	8/12/2021	No	Expeditors International	28,566	25.8%	9/30/2024	Viscofan USA, Inc.
60	Loan		1	Independence Square	8/26/2021	38.3%	30.5%	87.5%	9/1/2021	No	Shepard’s All Star Lanes, Inc	54,123	57.7%	8/31/2028	Walgreens
61	Loan	6, 16	3	Cameron Ashley Industrial Portfolio	Various	51.6%	31.5%	100.0%	10/25/2021
61.01	Property		1	Cameron Ashley Syracuse	9/20/2021			100.0%	10/25/2021	Yes	Cameron Ashley	62,705	100.0%	10/20/2036	NAP
61.02	Property		1	Cameron Ashley Lafayette	9/23/2021			100.0%	10/25/2021	Yes	Cameron Ashley	48,912	100.0%	10/20/2036	NAP
61.03	Property		1	Cameron Ashley Alexandria	9/23/2021			100.0%	10/25/2021	Yes	Cameron Ashley	34,000	100.0%	10/20/2036	NAP
62	Loan		1	Gold Key Storage	7/29/2021	51.3%	46.0%	82.5%	7/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	19	1	Arovista Self Storage	9/28/2021	24.3%	24.3%	86.8%	10/15/2021	NAP	NAP	NAP	NAP	NAP	NAP
64	Loan	6	2	Palmdale and Brownstone MHC	9/10/2021	68.0%	61.5%	100.0%	9/1/2021
64.01	Property		1	Palmdale MHC	9/10/2021			100.0%	9/1/2021	NAP	NAP	NAP	NAP	NAP	NAP
64.02	Property		1	Brownstone MHC	9/10/2021			100.0%	9/1/2021	NAP	NAP	NAP	NAP	NAP	NAP
65	Loan	16	1	Tractor Supply - Warrenton	9/23/2021	41.4%	41.4%	100.0%	10/29/2021	Yes	Tractor Supply	19,097	100.0%	6/30/2035	NAP
66	Loan		1	Mini U Storage - Thornton	9/8/2021	39.2%	39.2%	87.9%	8/25/2021	NAP	NAP	NAP	NAP	NAP	NAP
67	Loan		1	Route One Store N Lock	8/4/2021	46.1%	46.1%	82.4%	9/3/2021	NAP	NAP	NAP	NAP	NAP	NAP

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA
								4,21,22,23				4,21,22,23
1	Loan	1, 6, 7, 9, 12, 13, 19	34	AMF Portfolio
1.01	Property		1	Cambridge Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Indian Lake I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Stewart Way 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Cedargate Lancaster	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Amesbury	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	Red Deer	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	Olivewood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	Cherry Glen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	Plumwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	Camelia Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	Cedargate	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	Millburn Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	Rosewood Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	Winthrop Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	Annhurst	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	Ashford Hills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	Harbinwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	Willow Run - New Albany	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	Parkville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	Applegate	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.21	Property		1	Stonehenge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.22	Property		1	Meadowland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.23	Property		1	Amberwood - Massillion	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.24	Property		1	Timberwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.25	Property		1	Sherbrook	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.26	Property		1	Stonehenge Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.27	Property		1	Oakley Woods	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.28	Property		1	Carriage Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.29	Property		1	Barrington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.30	Property		1	Andover Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.31	Property		1	Greenglen II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.32	Property		1	Sandalwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.33	Property		1	Spicewood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.34	Property		1	Meadowood - Mansfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 11, 19, 30	1	Helios Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE
3.01	Property		1	1100 First Street NE	125,429	35.9%	10/31/2026	GSA - FERC	30,193	8.7%	1/20/2025	Union Privilege	14,008	4.0%
3.02	Property		1	820 First Street NE	73,467	24.0%	2/29/2024	GSA - HUD	22,195	7.3%	3/10/2026	National Disability Rights Net	13,164	4.3%
4	Loan	5, 6, 17, 23, 25	6	Manhattan Retail Portfolio
4.01	Property		1	250-254 West 82nd Street	2,500	33.6%	6/30/2031	The Mattress Firm (Sleepys)	1,750	23.5%	11/30/2029	NAP	NAP	NAP
4.02	Property		1	235 West 102nd Street	3,200	26.2%	5/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	215 West 90th Street	1,800	26.5%	6/30/2029	Vlad Salon	750	11.0%	11/30/2029	By the Way Bakery	590	8.7%
4.04	Property		1	311 Amsterdam	350	12.7%	8/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	203 West 90th Street	3,875	47.3%	8/31/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	1628 2nd Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	19	1	Parkshore Plaza	55,000	20.3%	9/30/2027	Voxpro Group	54,784	20.2%	2/28/2025	ONE, Inc.	15,811	5.8%
6	Loan	1, 11, 19, 23, 27, 30	1	HQ @ First	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan		1	399 Jefferson Road	102,224	49.6%	7/31/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan		1	Superstition Gateway	45,000	9.1%	6/30/2034	AMC Theaters	42,280	8.5%	5/31/2033	Ross Dress for Less	30,187	6.1%
9	Loan	16	1	Midwest Trade Center	179,241	26.4%	11/30/2025	Lippert Components	109,142	16.1%	2/28/2026	Tonn and Blank Construction	82,918	12.2%
10	Loan	19, 21	1	Columbia East Marketplace	21,291	12.3%	5/31/2032	Paul Mitchell School (Hair Expressions-1)	16,054	9.3%	7/31/2026	Goodwill	15,312	8.9%
11	Loan	16, 18, 28	1	Mills Fleet Farm Brooklyn Ranch	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	13, 19, 21, 23	1	One & Two River Crossing	56,689	27.6%	3/31/2028	Regus	16,142	7.8%	11/30/2025	Michael Baker International	12,421	6.0%
13	Loan		1	Autumn Run Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	19, 27	1	Parc Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	16, 19, 26, 28	1	445 Vanderbilt	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	19, 20	1	Hamilton Commons	50,063	12.4%	12/31/2027	Marshalls	38,000	9.4%	1/31/2023	Big Lots!	34,009	8.4%
17	Loan	5, 16	1	Glendale Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	2, 13	1	Henderson Properties	2,918	1.9%	8/31/2022	LBMC, LLC	2,918	1.9%	MTM	Radford J. Smith Chartered	2,918	1.9%
19	Loan		1	Osborne Shopping Center	11,000	11.0%	10/31/2024	Popeyes Louisiana Kitchen	3,399	3.4%	7/31/2038	Bojangles International, LLC	3,160	3.2%
20	Loan	19	1	Sorrel River Ranch	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	2, 16	1	Hayes Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6, 12, 16	4	FedEx and Cytovance Portfolio
22.01	Property		1	Cytovance NE 30th	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	FedEx Portage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	Cytovance Santa Fe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.04	Property		1	Fedex Auburn Hills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	6, 16, 19	6	NAI Net Lease Portfolio
23.01	Property		1	8706 West Hillsborough Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	6031 Fairburn Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	176 Finley Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.04	Property		1	18351 East Colfax Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.05	Property		1	1340 South 5th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.06	Property		1	775 North US Highway 27	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA
								4,21,22,23				4,21,22,23
24	Loan		1	2233 South Throop Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	19, 26	1	1441-1451 Overing Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	16, 17, 19, 26	1	356-362 E 148th Street	12,517	15.6%	7/20/2051	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	2, 5, 6, 16	13	East Boston Multifamily Portfolio II
27.01	Property		1	972-974 Saratoga Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	149-151 Princeton Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.03	Property		1	195 Maverick Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.04	Property		1	126-128 London Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.05	Property		1	16 1/2 Bremen Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.06	Property		1	26 Chelsea Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.07	Property		1	43 Cottage Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.08	Property		1	8 Cheever Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.09	Property		1	44 Morris Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.10	Property		1	127 Eutaw Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.11	Property		1	331 Paris Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.12	Property		1	259 Border Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.13	Property		1	329 Sumner Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	16	1	Fresenius - Brooklyn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	20	1	Arbor Square	20,735	16.9%	1/31/2028	Tile and Stone Express	20,553	16.7%	2/28/2023	HomeGoods	19,730	16.1%
30	Loan	16	1	Dollar Self Storage #18 - Lake Pleasant	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	19	1	Courtyard by Marriott - Lake Charles, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Residence Inn - Boca Raton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	6, 16, 17, 19, 28	5	ExchangeRight In-Line Retail Portfolio 1
33.01	Property		1	Tiger Point Pavilion	3,190	17.3%	4/30/2029	Gulf Breeze Physical	2,000	10.9%	10/31/2023	Buff City Soap	1,909	10.4%
33.02	Property		1	Lakeshore Pavilion	1,750	7.8%	2/28/2025	Beaute Nail Spa	1,400	6.2%	1/31/2025	Wings Is King	1,400	6.2%
33.03	Property		1	Brook Park	15,176	21.8%	1/31/2023	Fresenius Medical Care	11,220	16.1%	2/29/2024	NAP	NAP	NAP
33.04	Property		1	Streetsboro Crossing	2,000	9.6%	11/30/2023	Great Clips	1,500	7.2%	9/30/2022	Sally Beauty Supply LLC	1,500	7.2%
33.05	Property		1	Sunset Crossing	2,000	10.1%	12/31/2024	Holiday Hair	1,600	8.1%	8/31/2023	Beauty Nail Salon	1,505	7.6%
34	Loan	19	1	F&N Shopping Village	9,000	10.3%	1/31/2030	F & N Wine and Spirits	5,500	6.3%	9/30/2023	Grand East Buffet & Sushi	4,000	4.6%
35	Loan	19, 30	1	Hampton Inn Altoona Des Moines	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	19	1	Vista Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	21	1	RedHawk MOB	4,810	14.8%	9/30/2023	Trinity Medical Group	3,235	10.0%	10/31/2026	Dr. Greg Ardary	3,000	9.2%
38	Loan	6, 10, 16, 19	6	AMG Industrial Portfolio
38.01	Property		1	2727 Roe Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.02	Property		1	4515 East 75th Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.03	Property		1	330 South 59th Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.04	Property		1	12712 2nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.05	Property		1	208 Bennington Avenue	27,000	48.2%	2/28/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.06	Property		1	15215 South US 71	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	16	1	My Self Storage - Spring Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	2705 Quality Lane	93,572	31.2%	7/31/2024	Standard Textile Company, Inc.	56,652	18.9%	7/31/2024	NAP	NAP	NAP
41	Loan		1	Fort Storage - Milton, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	2, 6, 12, 19, 26	3	818 Sterling Place and Bronx Portfolio
42.01	Property		1	818 Sterling Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.02	Property		1	522 Southern Boulevard	4,000	22.7%	5/31/2024	Agape Car Service	2,750	15.6%	5/31/2024	La Patrona Restaurant	825	4.7%
42.03	Property		1	334 East 148th Street	7,500	48.7%	9/14/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	16	1	Integer Medical Manufacturing Facility	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan		1	Westchester I Office	12,530	21.9%	12/31/2028	Keller Williams	9,159	16.0%	9/30/2024	Thompson McMullan	3,795	6.6%
45	Loan	6, 16	7	Southeast MHC Portfolio
45.01	Property		1	Bay Oaks Village I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.02	Property		1	Gulf Breeze	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.03	Property		1	Westwood MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.04	Property		1	Town & Country	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.05	Property		1	Wolf Bay MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.06	Property		1	Lake Wales MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.07	Property		1	Bay Oaks Village II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	1400 E 57th	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	2, 19, 20	1	2535-2537 Grand Concourse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan		1	South Dade Canal	6,650	7.7%	MTM	Osuma Ornamental LLC	5,800	6.7%	MTM	Valdez Auto Repair	4,600	5.3%
49	Loan	19	1	Fleming Island Medical Plaza	4,620	9.9%	5/31/2022	Physician Group Services	4,345	9.3%	4/30/2024	SimonMed Imaging	4,232	9.1%
50	Loan	6, 12, 19	4	MCP Industrial Portfolio
50.01	Property		1	1700 Second Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50.02	Property		1	652 North 52nd Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50.03	Property		1	1835 South Black Canyon Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50.04	Property		1	4120 North 38th Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	11, 16, 19	3	CVS Florida Portfolio
51.01	Property		1	CVS Sarasota	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51.02	Property		1	CVS Gainesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51.03	Property		1	CVS Orlando	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan		1	Sebastian Canal	4,400	5.4%	MTM	Olympits Rims Repairs	4,250	5.2%	MTM	Lukes Outlet Liquidation	3,374	4.2%
53	Loan		1	Big Al’s Canal	6,600	8.3%	MTM	Lazaro Manuel Padron Alarcon	4,950	6.3%	MTM	GDT Transmission Parts Inc.	3,300	4.2%
54	Loan		1	3800-3810 East Coast Highway	1,250	11.3%	6/30/2025	Sunrise Tae Kwon Do	1,250	11.3%	2/28/2029	Tiffany Scott Salon	1,200	10.8%
55	Loan	16, 23, 25	1	Savannah Medical Office	3,770	12.6%	8/31/2025	Bank South	3,427	11.5%	8/1/2023	PET (American Oncology Partners)	3,283	11.0%
56	Loan	16, 19, 26	1	459 Culley Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	19	1	DaVita Data Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA
								4,21,22,23				4,21,22,23
58	Loan		1	Mini U Storage - Motor City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	10, 15, 19	1	Airworld Center	14,350	13.0%	9/30/2026	International Brotherhood of Boilermakers	10,600	9.6%	10/31/2024	Kansas City Independent Auto, Ltd.	9,150	8.3%
60	Loan		1	Independence Square	15,120	16.1%	5/31/2031	Taniela Pikula	3,300	3.5%	4/30/2026	Apollo, LLC	2,900	3.1%
61	Loan	6, 16	3	Cameron Ashley Industrial Portfolio
61.01	Property		1	Cameron Ashley Syracuse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61.02	Property		1	Cameron Ashley Lafayette	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61.03	Property		1	Cameron Ashley Alexandria	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan		1	Gold Key Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	19	1	Arovista Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64	Loan	6	2	Palmdale and Brownstone MHC
64.01	Property		1	Palmdale MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64.02	Property		1	Brownstone MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
65	Loan	16	1	Tractor Supply - Warrenton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
66	Loan		1	Mini U Storage - Thornton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
67	Loan		1	Route One Store N Lock	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest
						4,21,22,23
1	Loan	1, 6, 7, 9, 12, 13, 19	34	AMF Portfolio
1.01	Property		1	Cambridge Commons	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.02	Property		1	Indian Lake I	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.03	Property		1	Stewart Way 1	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.04	Property		1	Cedargate Lancaster	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.05	Property		1	Amesbury	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.06	Property		1	Red Deer	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.07	Property		1	Olivewood	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.08	Property		1	Cherry Glen	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.09	Property		1	Plumwood	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.10	Property		1	Camelia Court	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.11	Property		1	Cedargate	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.12	Property		1	Millburn Court	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.13	Property		1	Rosewood Apartments	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.14	Property		1	Winthrop Court	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.15	Property		1	Annhurst	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.16	Property		1	Ashford Hills	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.17	Property		1	Harbinwood	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.18	Property		1	Willow Run - New Albany	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.19	Property		1	Parkville	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.20	Property		1	Applegate	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.21	Property		1	Stonehenge	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.22	Property		1	Meadowland	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.23	Property		1	Amberwood - Massillion	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.24	Property		1	Timberwood	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.25	Property		1	Sherbrook	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.26	Property		1	Stonehenge Apartments	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.27	Property		1	Oakley Woods	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.28	Property		1	Carriage Hill	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.29	Property		1	Barrington	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.30	Property		1	Andover Court	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.31	Property		1	Greenglen II	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.32	Property		1	Sandalwood	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.33	Property		1	Spicewood	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
1.34	Property		1	Meadowood - Mansfield	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/6/2021	NAP	NAP	No	Fee
2	Loan	1, 11, 19, 30	1	Helios Plaza	NAP	NAP	NAP	NAP	NAP	8/25/2021	NAP	8/25/2021	NAP	NAP	No	Fee
3	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE
3.01	Property		1	1100 First Street NE	9/30/2023	Ayers/Saint/Gross, Incorporated	8,344	2.4%	9/30/2030	8/19/2021	NAP	8/19/2021	NAP	NAP	No	Fee
3.02	Property		1	820 First Street NE	11/30/2031	Lockheed Martin Corporation	7,341	2.4%	11/30/2022	8/19/2021	NAP	8/19/2021	NAP	NAP	No	Fee
4	Loan	5, 6, 17, 23, 25	6	Manhattan Retail Portfolio
4.01	Property		1	250-254 West 82nd Street	NAP	NAP	NAP	NAP	NAP	7/20/2021	NAP	7/20/2021	NAP	NAP	No	Leasehold
4.02	Property		1	235 West 102nd Street	NAP	NAP	NAP	NAP	NAP	7/20/2021	NAP	7/20/2021	NAP	NAP	No	Fee
4.03	Property		1	215 West 90th Street	11/30/2026	Bank of America	500	7.4%	1/31/2035	7/20/2021	NAP	7/20/2021	NAP	NAP	No	Fee
4.04	Property		1	311 Amsterdam	NAP	NAP	NAP	NAP	NAP	7/20/2021	NAP	7/20/2021	NAP	NAP	No	Fee
4.05	Property		1	203 West 90th Street	NAP	NAP	NAP	NAP	NAP	7/20/2021	NAP	7/20/2021	NAP	NAP	No	Fee
4.06	Property		1	1628 2nd Avenue	NAP	NAP	NAP	NAP	NAP	7/20/2021	NAP	7/20/2021	NAP	NAP	No	Fee
5	Loan	19	1	Parkshore Plaza	10/31/2025	Principal Financial	15,395	5.7%	9/30/2026	9/1/2021	NAP	9/30/2021	10/4/2021	4%	No	Fee
6	Loan	1, 11, 19, 23, 27, 30	1	HQ @ First	NAP	NAP	NAP	NAP	NAP	6/25/2021	NAP	6/25/2021	6/25/2021	12%	Yes - AE	Fee
7	Loan		1	399 Jefferson Road	NAP	NAP	NAP	NAP	NAP	8/4/2021	NAP	8/4/2021	NAP	NAP	No	Fee
8	Loan		1	Superstition Gateway	1/31/2028	Bed, Bath & Beyond	28,042	5.7%	1/31/2032	7/13/2021	NAP	8/4/2021	NAP	NAP	No	Fee
9	Loan	16	1	Midwest Trade Center	5/31/2025	Cash’s Cleaning Service	2,326	0.3%	8/31/2024	9/10/2021	NAP	9/10/2021	NAP	NAP	No	Fee
10	Loan	19, 21	1	Columbia East Marketplace	7/31/2024	Dollar Tree	11,362	6.6%	1/31/2028	7/6/2021	NAP	7/6/2021	NAP	NAP	No	Fee
11	Loan	16, 18, 28	1	Mills Fleet Farm Brooklyn Ranch	NAP	NAP	NAP	NAP	NAP	9/30/2021	NAP	9/30/2021	NAP	NAP	No	Fee
12	Loan	13, 19, 21, 23	1	One & Two River Crossing	6/30/2025	Column Capital Advisors	5,859	2.8%	2/28/2023	8/13/2021	NAP	8/13/2021	NAP	NAP	No	Fee
13	Loan		1	Autumn Run Apartments	NAP	NAP	NAP	NAP	NAP	7/20/2021	NAP	7/20/2021	NAP	NAP	No	Fee
14	Loan	19, 27	1	Parc Gardens	NAP	NAP	NAP	NAP	NAP	9/14/2021	NAP	9/23/2021	NAP	NAP	Yes - AE	Fee
15	Loan	16, 19, 26, 28	1	445 Vanderbilt	NAP	NAP	NAP	NAP	NAP	9/24/2021	NAP	9/30/2021	NAP	NAP	No	Fee
16	Loan	19, 20	1	Hamilton Commons	1/31/2029	Ross Dress For Less	30,187	7.5%	1/31/2027	12/16/2019	NAP	2/13/2020	NAP	NAP	No	Fee
17	Loan	5, 16	1	Glendale Industrial	NAP	NAP	NAP	NAP	NAP	7/16/2021	NAP	7/19/2021	7/16/2021	17%	No	Fee
18	Loan	2, 13	1	Henderson Properties	MTM	Grant Morris Dodds, LLC	2,815	1.8%	MTM	9/9/2021	NAP	9/10/2021	NAP	NAP	No	Fee
19	Loan		1	Osborne Shopping Center	8/31/2036	Osborne Nail Spa	2,886	2.9%	3/31/2025	8/17/2021	NAP	8/17/2021	NAP	NAP	No	Fee
20	Loan	19	1	Sorrel River Ranch	NAP	NAP	NAP	NAP	NAP	10/7/2021	NAP	10/7/2021	NAP	NAP	No	Fee
21	Loan	2, 16	1	Hayes Court	NAP	NAP	NAP	NAP	NAP	8/5/2021	NAP	8/4/2021	NAP	NAP	No	Fee
22	Loan	6, 12, 16	4	FedEx and Cytovance Portfolio
22.01	Property		1	Cytovance NE 30th	NAP	NAP	NAP	NAP	NAP	9/8/2021	NAP	9/8/2021	NAP	NAP	No	Fee
22.02	Property		1	FedEx Portage	NAP	NAP	NAP	NAP	NAP	9/8/2021	NAP	9/8/2021	NAP	NAP	No	Fee
22.03	Property		1	Cytovance Santa Fe	NAP	NAP	NAP	NAP	NAP	9/2/2021	NAP	9/8/2021	NAP	NAP	No	Fee
22.04	Property		1	Fedex Auburn Hills	NAP	NAP	NAP	NAP	NAP	9/8/2021	NAP	9/8/2021	NAP	NAP	No	Fee
23	Loan	6, 16, 19	6	NAI Net Lease Portfolio
23.01	Property		1	8706 West Hillsborough Avenue	NAP	NAP	NAP	NAP	NAP	6/4/2021	NAP	9/22/2021	NAP	NAP	Yes - AE	Fee
23.02	Property		1	6031 Fairburn Road	NAP	NAP	NAP	NAP	NAP	9/27/2021	NAP	5/25/2021	NAP	NAP	No	Fee
23.03	Property		1	176 Finley Road	NAP	NAP	NAP	NAP	NAP	6/30/2021	NAP	6/30/2021	NAP	NAP	No	Fee
23.04	Property		1	18351 East Colfax Avenue	NAP	NAP	NAP	NAP	NAP	8/2/2021	NAP	7/30/2021	NAP	NAP	No	Fee
23.05	Property		1	1340 South 5th Street	NAP	NAP	NAP	NAP	NAP	9/27/2021	NAP	4/26/2021	NAP	NAP	No	Fee
23.06	Property		1	775 North US Highway 27	NAP	NAP	NAP	NAP	NAP	9/27/2021	NAP	3/10/2021	NAP	NAP	No	Fee
A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest
						4,21,22,23
24	Loan		1	2233 South Throop Street	NAP	NAP	NAP	NAP	NAP	9/10/2021	NAP	9/10/2021	NAP	NAP	No	Fee
25	Loan	19, 26	1	1441-1451 Overing Street	NAP	NAP	NAP	NAP	NAP	9/9/2021	NAP	9/15/2021	NAP	NAP	No	Fee
26	Loan	16, 17, 19, 26	1	356-362 E 148th Street	NAP	NAP	NAP	NAP	NAP	5/17/2021	NAP	5/14/2021	NAP	NAP	No	Fee
27	Loan	2, 5, 6, 16	13	East Boston Multifamily Portfolio II
27.01	Property		1	972-974 Saratoga Street	NAP	NAP	NAP	NAP	NAP	8/26/2021	NAP	8/26/2021	NAP	NAP	Yes - AE	Fee
27.02	Property		1	149-151 Princeton Street	NAP	NAP	NAP	NAP	NAP	8/24/2021	NAP	8/26/2021	NAP	NAP	No	Fee
27.03	Property		1	195 Maverick Street	NAP	NAP	NAP	NAP	NAP	8/24/2021	NAP	8/26/2021	NAP	NAP	No	Fee
27.04	Property		1	126-128 London Street	NAP	NAP	NAP	NAP	NAP	8/24/2021	NAP	8/26/2021	NAP	NAP	Yes - AE	Fee
27.05	Property		1	16 1/2 Bremen Street	NAP	NAP	NAP	NAP	NAP	8/24/2021	NAP	8/26/2021	NAP	NAP	No	Fee
27.06	Property		1	26 Chelsea Street	NAP	NAP	NAP	NAP	NAP	8/24/2021	NAP	8/26/2021	NAP	NAP	Yes - AE	Fee
27.07	Property		1	43 Cottage Street	NAP	NAP	NAP	NAP	NAP	8/26/2021	NAP	8/26/2021	NAP	NAP	No	Fee
27.08	Property		1	8 Cheever Court	NAP	NAP	NAP	NAP	NAP	8/26/2021	NAP	8/26/2021	NAP	NAP	No	Fee
27.09	Property		1	44 Morris Street	NAP	NAP	NAP	NAP	NAP	8/24/2021	NAP	8/26/2021	NAP	NAP	No	Fee
27.10	Property		1	127 Eutaw Street	NAP	NAP	NAP	NAP	NAP	8/24/2021	NAP	8/26/2021	NAP	NAP	No	Fee
27.11	Property		1	331 Paris Street	NAP	NAP	NAP	NAP	NAP	8/24/2021	NAP	8/26/2021	NAP	NAP	No	Fee
27.12	Property		1	259 Border Street	NAP	NAP	NAP	NAP	NAP	8/24/2021	NAP	8/26/2021	NAP	NAP	No	Fee
27.13	Property		1	329 Sumner Street	NAP	NAP	NAP	NAP	NAP	8/26/2021	NAP	8/26/2021	NAP	NAP	No	Fee
28	Loan	16	1	Fresenius - Brooklyn	NAP	NAP	NAP	NAP	NAP	5/14/2021	NAP	5/14/2021	NAP	NAP	No	Fee
29	Loan	20	1	Arbor Square	4/30/2028	Skechers Outlet	5,450	4.4%	11/30/2030	8/31/2021	NAP	9/16/2021	NAP	NAP	No	Fee
30	Loan	16	1	Dollar Self Storage #18 - Lake Pleasant	NAP	NAP	NAP	NAP	NAP	9/3/2021	NAP	9/3/2021	NAP	NAP	No	Fee
31	Loan	19	1	Courtyard by Marriott - Lake Charles, LA	NAP	NAP	NAP	NAP	NAP	12/6/2019	NAP	12/6/2019	NAP	NAP	Yes - BX	Fee
32	Loan		1	Residence Inn - Boca Raton	NAP	NAP	NAP	NAP	NAP	1/3/2020	NAP	1/3/2020	NAP	NAP	No	Fee
33	Loan	6, 16, 17, 19, 28	5	ExchangeRight In-Line Retail Portfolio 1
33.01	Property		1	Tiger Point Pavilion	2/28/2025	ATT	1,800	9.8%	11/30/2023	3/19/2021	NAP	3/19/2021	NAP	NAP	No	Leasehold
33.02	Property		1	Lakeshore Pavilion	11/30/2025	Blue Vision	1,400	6.2%	4/30/2028	3/4/2021	NAP	3/5/2021	NAP	NAP	No	Leasehold
33.03	Property		1	Brook Park	NAP	NAP	NAP	NAP	NAP	3/19/2021	NAP	3/5/2021	NAP	NAP	No	Leasehold
33.04	Property		1	Streetsboro Crossing	12/31/2021	NAP	NAP	NAP	NAP	4/23/2021	NAP	4/23/2021	NAP	NAP	No	Leasehold
33.05	Property		1	Sunset Crossing	1/31/2023	Kam Wei Kitchen	1,495	7.5%	9/30/2023	4/7/2021	NAP	4/14/2021	NAP	NAP	No	Leasehold
34	Loan	19	1	F&N Shopping Village	11/30/2027	Lavish Nail & Spa	3,000	3.4%	5/31/2029	8/20/2021	NAP	8/17/2021	NAP	NAP	No	Fee
35	Loan	19, 30	1	Hampton Inn Altoona Des Moines	NAP	NAP	NAP	NAP	NAP	2/21/2020	NAP	2/20/2020	NAP	NAP	No	Fee
36	Loan	19	1	Vista Commons	NAP	NAP	NAP	NAP	NAP	9/12/2021	NAP	9/13/2021	NAP	NAP	No	Fee
37	Loan	21	1	RedHawk MOB	5/31/2031	Dental Group	2,623	8.1%	12/31/2031	9/16/2021	NAP	9/16/2021	9/16/2021	11%	No	Fee
38	Loan	6, 10, 16, 19	6	AMG Industrial Portfolio
38.01	Property		1	2727 Roe Lane	NAP	NAP	NAP	NAP	NAP	6/30/2021	NAP	6/29/2021	NAP	NAP	Yes - AE	Fee
38.02	Property		1	4515 East 75th Terrace	NAP	NAP	NAP	NAP	NAP	6/30/2021	NAP	6/29/2021	NAP	NAP	Yes - AE	Fee
38.03	Property		1	330 South 59th Lane	NAP	NAP	NAP	NAP	NAP	6/29/2021	NAP	6/29/2021	NAP	NAP	Yes - AE	Fee
38.04	Property		1	12712 2nd Street	NAP	NAP	NAP	NAP	NAP	6/29/2021	NAP	6/29/2021	NAP	NAP	No	Fee
38.05	Property		1	208 Bennington Avenue	NAP	NAP	NAP	NAP	NAP	6/30/2021	NAP	6/29/2021	NAP	NAP	No	Fee
38.06	Property		1	15215 South US 71	NAP	NAP	NAP	NAP	NAP	6/29/2021	NAP	6/29/2021	NAP	NAP	No	Fee
39	Loan	16	1	My Self Storage - Spring Valley	NAP	NAP	NAP	NAP	NAP	9/7/2021	NAP	9/7/2021	NAP	NAP	No	Fee
40	Loan		1	2705 Quality Lane	NAP	NAP	NAP	NAP	NAP	6/17/2021	NAP	5/12/2021	NAP	NAP	Yes - AH	Fee
41	Loan		1	Fort Storage - Milton, FL	NAP	NAP	NAP	NAP	NAP	8/5/2021	NAP	8/5/2021	NAP	NAP	No	Fee
42	Loan	2, 6, 12, 19, 26	3	818 Sterling Place and Bronx Portfolio
42.01	Property		1	818 Sterling Place	NAP	NAP	NAP	NAP	NAP	1/25/2021	NAP	1/25/2021	NAP	NAP	No	Fee
42.02	Property		1	522 Southern Boulevard	1/31/2026	Guadalupe Casilla Salon	503	2.9%	4/15/2023	9/1/2021	NAP	8/26/2021	NAP	NAP	No	Fee
42.03	Property		1	334 East 148th Street	NAP	NAP	NAP	NAP	NAP	8/23/2021	NAP	8/20/2021	NAP	NAP	No	Fee
43	Loan	16	1	Integer Medical Manufacturing Facility	NAP	NAP	NAP	NAP	NAP	12/31/2020	NAP	12/30/2020	NAP	NAP	No	Fee
44	Loan		1	Westchester I Office	12/31/2023	Shaheen Law Firm	2,850	5.0%	12/31/2025	9/23/2021	NAP	9/23/2021	NAP	NAP	No	Fee
45	Loan	6, 16	7	Southeast MHC Portfolio
45.01	Property		1	Bay Oaks Village I	NAP	NAP	NAP	NAP	NAP	4/8/2021	NAP	4/8/2021	NAP	NAP	No	Fee
45.02	Property		1	Gulf Breeze	NAP	NAP	NAP	NAP	NAP	4/22/2021	NAP	4/22/2021	NAP	NAP	Yes - AE	Fee
45.03	Property		1	Westwood MHP	NAP	NAP	NAP	NAP	NAP	4/21/2021	NAP	4/21/2021	NAP	NAP	No	Fee
45.04	Property		1	Town & Country	NAP	NAP	NAP	NAP	NAP	5/5/2021	NAP	5/5/2021	NAP	NAP	No	Fee
45.05	Property		1	Wolf Bay MHC	NAP	NAP	NAP	NAP	NAP	4/21/2021	NAP	4/21/2021	NAP	NAP	No	Fee
45.06	Property		1	Lake Wales MHP	NAP	NAP	NAP	NAP	NAP	5/5/2021	NAP	5/5/2021	NAP	NAP	No	Fee
45.07	Property		1	Bay Oaks Village II	NAP	NAP	NAP	NAP	NAP	4/8/2021	NAP	4/8/2021	NAP	NAP	No	Fee
46	Loan		1	1400 E 57th	NAP	NAP	NAP	NAP	NAP	9/23/2021	NAP	9/23/2021	NAP	NAP	No	Fee
47	Loan	2, 19, 20	1	2535-2537 Grand Concourse	NAP	NAP	NAP	NAP	NAP	9/9/2021	NAP	9/10/2021	NAP	NAP	No	Fee
48	Loan		1	South Dade Canal	MTM	Lux Solar Inc.	3,650	4.2%	MTM	8/26/2021	NAP	8/26/2021	NAP	NAP	No	Fee
49	Loan	19	1	Fleming Island Medical Plaza	4/30/2026	24/7 Pediatrics	3,555	7.6%	12/31/2025	8/25/2021	NAP	8/25/2021	NAP	NAP	No	Fee
50	Loan	6, 12, 19	4	MCP Industrial Portfolio
50.01	Property		1	1700 Second Street	NAP	NAP	NAP	NAP	NAP	9/2/2021	NAP	9/2/2021	NAP	NAP	No	Fee
50.02	Property		1	652 North 52nd Avenue	NAP	NAP	NAP	NAP	NAP	9/2/2021	NAP	9/2/2021	NAP	NAP	No	Fee
50.03	Property		1	1835 South Black Canyon Highway	NAP	NAP	NAP	NAP	NAP	9/1/2021	NAP	9/2/2021	NAP	NAP	Yes - AE	Fee
50.04	Property		1	4120 North 38th Drive	NAP	NAP	NAP	NAP	NAP	9/2/2021	NAP	9/2/2021	NAP	NAP	No	Fee
51	Loan	11, 16, 19	3	CVS Florida Portfolio
51.01	Property		1	CVS Sarasota	NAP	NAP	NAP	NAP	NAP	9/14/2021	NAP	9/13/2021	NAP	NAP	No	Fee
51.02	Property		1	CVS Gainesville	NAP	NAP	NAP	NAP	NAP	9/13/2021	NAP	9/13/2021	NAP	NAP	No	Fee
51.03	Property		1	CVS Orlando	NAP	NAP	NAP	NAP	NAP	9/13/2021	NAP	9/13/2021	NAP	NAP	No	Fee
52	Loan		1	Sebastian Canal	MTM	Jose J Vasquez	3,300	4.1%	MTM	8/30/2021	NAP	8/26/2021	NAP	NAP	No	Fee
53	Loan		1	Big Al’s Canal	MTM	Custom Speed Creations, Inc	3,300	4.2%	MTM	8/31/2021	NAP	8/26/2021	NAP	NAP	No	Fee
54	Loan		1	3800-3810 East Coast Highway	8/31/2027	Hydration Room	1,100	9.9%	7/31/2023	9/10/2021	NAP	9/13/2021	9/10/2021	12%	No	Fee
55	Loan	16, 23, 25	1	Savannah Medical Office	9/5/2022	Advanced Regenerative Therapy	3,232	10.8%	5/31/2026	9/14/2021	NAP	9/20/2021	NAP	NAP	No	Fee
56	Loan	16, 19, 26	1	459 Culley Drive	NAP	NAP	NAP	NAP	NAP	7/29/2021	NAP	10/21/2021	NAP	NAP	No	Fee
57	Loan	19	1	DaVita Data Center	NAP	NAP	NAP	NAP	NAP	8/9/2021	NAP	8/4/2021	8/4/2021	12%	No	Fee

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest
						4,21,22,23
58	Loan		1	Mini U Storage - Motor City	NAP	NAP	NAP	NAP	NAP	9/16/2021	NAP	9/17/2021	NAP	NAP	No	Fee
59	Loan	10, 15, 19	1	Airworld Center	2/28/2025	Raycam, LLC	8,312	7.5%	4/30/2025	7/1/2021	NAP	6/29/2021	NAP	NAP	No	Fee
60	Loan		1	Independence Square	6/14/2023	Der Wienerschnitzel	2,300	2.5%	12/31/2029	9/15/2021	NAP	9/14/2021	9/14/2021	7%	No	Fee
61	Loan	6, 16	3	Cameron Ashley Industrial Portfolio
61.01	Property		1	Cameron Ashley Syracuse	NAP	NAP	NAP	NAP	NAP	10/13/2021	NAP	10/11/2021	NAP	NAP	No	Fee
61.02	Property		1	Cameron Ashley Lafayette	NAP	NAP	NAP	NAP	NAP	10/13/2021	NAP	10/11/2021	NAP	NAP	No	Fee
61.03	Property		1	Cameron Ashley Alexandria	NAP	NAP	NAP	NAP	NAP	10/11/2021	NAP	10/11/2021	NAP	NAP	No	Fee
62	Loan		1	Gold Key Storage	NAP	NAP	NAP	NAP	NAP	8/19/2021	NAP	8/19/2021	NAP	NAP	No	Fee
63	Loan	19	1	Arovista Self Storage	NAP	NAP	NAP	NAP	NAP	10/5/2021	NAP	10/5/2021	10/22/2021	14%	No	Fee
64	Loan	6	2	Palmdale and Brownstone MHC
64.01	Property		1	Palmdale MHC	NAP	NAP	NAP	NAP	NAP	9/13/2021	NAP	9/13/2021	NAP	NAP	Yes - A	Fee
64.02	Property		1	Brownstone MHC	NAP	NAP	NAP	NAP	NAP	9/13/2021	NAP	9/13/2021	NAP	NAP	No	Fee
65	Loan	16	1	Tractor Supply - Warrenton	NAP	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	10/1/2021	8%	Yes - AE	Fee
66	Loan		1	Mini U Storage - Thornton	NAP	NAP	NAP	NAP	NAP	9/14/2021	NAP	9/14/2021	NAP	NAP	No	Fee
67	Loan		1	Route One Store N Lock	NAP	NAP	NAP	NAP	NAP	7/9/2021	NAP	7/8/2021	NAP	NAP	No	Fee

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
									18	19	18	19	18	19
1	Loan	1, 6, 7, 9, 12, 13, 19	34	AMF Portfolio					715,487	168,641	403,757	100,786	500,000	82,475
1.01	Property		1	Cambridge Commons	NAP	NAP	NAP	NAP
1.02	Property		1	Indian Lake I	NAP	NAP	NAP	NAP
1.03	Property		1	Stewart Way 1	NAP	NAP	NAP	NAP
1.04	Property		1	Cedargate Lancaster	NAP	NAP	NAP	NAP
1.05	Property		1	Amesbury	NAP	NAP	NAP	NAP
1.06	Property		1	Red Deer	NAP	NAP	NAP	NAP
1.07	Property		1	Olivewood	NAP	NAP	NAP	NAP
1.08	Property		1	Cherry Glen	NAP	NAP	NAP	NAP
1.09	Property		1	Plumwood	NAP	NAP	NAP	NAP
1.10	Property		1	Camelia Court	NAP	NAP	NAP	NAP
1.11	Property		1	Cedargate	NAP	NAP	NAP	NAP
1.12	Property		1	Millburn Court	NAP	NAP	NAP	NAP
1.13	Property		1	Rosewood Apartments	NAP	NAP	NAP	NAP
1.14	Property		1	Winthrop Court	NAP	NAP	NAP	NAP
1.15	Property		1	Annhurst	NAP	NAP	NAP	NAP
1.16	Property		1	Ashford Hills	NAP	NAP	NAP	NAP
1.17	Property		1	Harbinwood	NAP	NAP	NAP	NAP
1.18	Property		1	Willow Run - New Albany	NAP	NAP	NAP	NAP
1.19	Property		1	Parkville	NAP	NAP	NAP	NAP
1.20	Property		1	Applegate	NAP	NAP	NAP	NAP
1.21	Property		1	Stonehenge	NAP	NAP	NAP	NAP
1.22	Property		1	Meadowland	NAP	NAP	NAP	NAP
1.23	Property		1	Amberwood - Massillion	NAP	NAP	NAP	NAP
1.24	Property		1	Timberwood	NAP	NAP	NAP	NAP
1.25	Property		1	Sherbrook	NAP	NAP	NAP	NAP
1.26	Property		1	Stonehenge Apartments	NAP	NAP	NAP	NAP
1.27	Property		1	Oakley Woods	NAP	NAP	NAP	NAP
1.28	Property		1	Carriage Hill	NAP	NAP	NAP	NAP
1.29	Property		1	Barrington	NAP	NAP	NAP	NAP
1.30	Property		1	Andover Court	NAP	NAP	NAP	NAP
1.31	Property		1	Greenglen II	NAP	NAP	NAP	NAP
1.32	Property		1	Sandalwood	NAP	NAP	NAP	NAP
1.33	Property		1	Spicewood	NAP	NAP	NAP	NAP
1.34	Property		1	Meadowood - Mansfield	NAP	NAP	NAP	NAP
2	Loan	1, 11, 19, 30	1	Helios Plaza	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing
3	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE					478,017	478,017	0	Springing	0	10,918
3.01	Property		1	1100 First Street NE	NAP	NAP	NAP	NAP
3.02	Property		1	820 First Street NE	NAP	NAP	NAP	NAP
4	Loan	5, 6, 17, 23, 25	6	Manhattan Retail Portfolio					0	Springing	0	Springing	0	Springing
4.01	Property		1	250-254 West 82nd Street	NAP	NAP	NAP	NAP
4.02	Property		1	235 West 102nd Street	NAP	NAP	NAP	NAP
4.03	Property		1	215 West 90th Street	NAP	NAP	NAP	NAP
4.04	Property		1	311 Amsterdam	NAP	NAP	NAP	NAP
4.05	Property		1	203 West 90th Street	NAP	NAP	NAP	NAP
4.06	Property		1	1628 2nd Avenue	NAP	NAP	NAP	NAP
5	Loan	19	1	Parkshore Plaza	NAP	NAP	NAP	NAP	167,864	41,966	0	Springing	1,900,000	Springing
6	Loan	1, 11, 19, 23, 27, 30	1	HQ @ First	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0
7	Loan		1	399 Jefferson Road	NAP	NAP	NAP	NAP	54,432	54,432	6,500	6,500	3,436	3,436
8	Loan		1	Superstition Gateway	NAP	NAP	NAP	NAP	676,125	112,687	107,343	10,734	6,435	6,435
9	Loan	16	1	Midwest Trade Center	NAP	NAP	NAP	NAP	0	15,523	0	Springing	11,317	11,317
10	Loan	19, 21	1	Columbia East Marketplace	NAP	NAP	NAP	NAP	67,947	33,973	0	Springing	300,000	Springing
11	Loan	16, 18, 28	1	Mills Fleet Farm Brooklyn Ranch	NAP	NAP	NAP	NAP	0	Springing	0	Springing	75,000	0
12	Loan	13, 19, 21, 23	1	One & Two River Crossing	NAP	NAP	NAP	NAP	0	50,485	0	Springing	712,500	3,429
13	Loan		1	Autumn Run Apartments	NAP	NAP	NAP	NAP	192,264	64,088	49,296	8,216	0	7,293
14	Loan	19, 27	1	Parc Gardens	NAP	NAP	NAP	NAP	218,346	18,196	0	Springing	0	Springing
15	Loan	16, 19, 26, 28	1	445 Vanderbilt	NAP	NAP	NAP	NAP	39,098	7,820	6,258	2,086	0	Springing
16	Loan	19, 20	1	Hamilton Commons	NAP	NAP	NAP	NAP	273,594	136,797	0	Springing	0	7,053
17	Loan	5, 16	1	Glendale Industrial	NAP	NAP	NAP	NAP	0	14,292	12,752	3,667	0	1,617
18	Loan	2, 13	1	Henderson Properties	NAP	NAP	NAP	NAP	33,976	16,988	0	Springing	0	2,544
19	Loan		1	Osborne Shopping Center	NAP	NAP	NAP	NAP	75,396	37,698	6,261	3,130	1,522	1,522
20	Loan	19	1	Sorrel River Ranch	NAP	NAP	NAP	NAP	10,650	10,650	151,340	17,104	0	52,047
21	Loan	2, 16	1	Hayes Court	NAP	NAP	NAP	NAP	176,806	35,361	6,736	3,368	1,167	1,167
22	Loan	6, 12, 16	4	FedEx and Cytovance Portfolio					59,629	16,654	0	Springing	2,422	2,422
22.01	Property		1	Cytovance NE 30th	NAP	NAP	NAP	NAP
22.02	Property		1	FedEx Portage	NAP	NAP	NAP	NAP
22.03	Property		1	Cytovance Santa Fe	NAP	NAP	NAP	NAP
22.04	Property		1	Fedex Auburn Hills	NAP	NAP	NAP	NAP
23	Loan	6, 16, 19	6	NAI Net Lease Portfolio					63,716	6,362	5,983	Springing	0	533
23.01	Property		1	8706 West Hillsborough Avenue	NAP	NAP	NAP	NAP
23.02	Property		1	6031 Fairburn Road	NAP	NAP	NAP	NAP
23.03	Property		1	176 Finley Road	NAP	NAP	NAP	NAP
23.04	Property		1	18351 East Colfax Avenue	NAP	NAP	NAP	NAP
23.05	Property		1	1340 South 5th Street	NAP	NAP	NAP	NAP
23.06	Property		1	775 North US Highway 27	NAP	NAP	NAP	NAP

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
									18	19	18	19	18	19
24	Loan		1	2233 South Throop Street	NAP	NAP	NAP	NAP	52,841	17,614	137,055	17,913	0	4,288
25	Loan	19, 26	1	1441-1451 Overing Street	NAP	NAP	NAP	NAP	15,920	3,184	0	Springing	0	2,489
26	Loan	16, 17, 19, 26	1	356-362 E 148th Street	NAP	NAP	NAP	NAP	771	385	21,023	7,008	0	Springing
27	Loan	2, 5, 6, 16	13	East Boston Multifamily Portfolio II					12,203	12,203	29,635	3,892	0	980
27.01	Property		1	972-974 Saratoga Street	NAP	NAP	NAP	NAP
27.02	Property		1	149-151 Princeton Street	NAP	NAP	NAP	NAP
27.03	Property		1	195 Maverick Street	NAP	NAP	NAP	NAP
27.04	Property		1	126-128 London Street	NAP	NAP	NAP	NAP
27.05	Property		1	16 1/2 Bremen Street	NAP	NAP	NAP	NAP
27.06	Property		1	26 Chelsea Street	NAP	NAP	NAP	NAP
27.07	Property		1	43 Cottage Street	NAP	NAP	NAP	NAP
27.08	Property		1	8 Cheever Court	NAP	NAP	NAP	NAP
27.09	Property		1	44 Morris Street	NAP	NAP	NAP	NAP
27.10	Property		1	127 Eutaw Street	NAP	NAP	NAP	NAP
27.11	Property		1	331 Paris Street	NAP	NAP	NAP	NAP
27.12	Property		1	259 Border Street	NAP	NAP	NAP	NAP
27.13	Property		1	329 Sumner Street	NAP	NAP	NAP	NAP
28	Loan	16	1	Fresenius - Brooklyn	NAP	NAP	NAP	NAP	0	1,930	1,391	696	251	251
29	Loan	20	1	Arbor Square	NAP	NAP	NAP	NAP	9,537	9,537	5,644	2,822	1,535	1,535
30	Loan	16	1	Dollar Self Storage #18 - Lake Pleasant	NAP	NAP	NAP	NAP	28,030	9,343	5,916	845	841	841
31	Loan	19	1	Courtyard by Marriott - Lake Charles, LA	NAP	NAP	NAP	NAP	27,973	13,986	0	Springing	0	12,790
32	Loan		1	Residence Inn - Boca Raton	NAP	NAP	NAP	NAP	84,195	21,049	33,956	16,978	15,097	15,097
33	Loan	6, 16, 17, 19, 28	5	ExchangeRight In-Line Retail Portfolio 1					0	Springing	0	Springing	483,485	1,889
33.01	Property		1	Tiger Point Pavilion	4/30/2120	10, five-year options	1	No
33.02	Property		1	Lakeshore Pavilion	6/8/2120	10, five-year options	1	No
33.03	Property		1	Brook Park	3/31/2120	10, five-year options	1	No
33.04	Property		1	Streetsboro Crossing	6/4/2120	10, five-year options	1	No
33.05	Property		1	Sunset Crossing	4/30/2120	10, five-year options	1	No
34	Loan	19	1	F&N Shopping Village	NAP	NAP	NAP	NAP	0	Springing	0	Springing	162,045	1,094
35	Loan	19, 30	1	Hampton Inn Altoona Des Moines	NAP	NAP	NAP	NAP	37,015	18,507	10,756	2,689	0	9,643
36	Loan	19	1	Vista Commons	NAP	NAP	NAP	NAP	30,119	10,040	0	Springing	0	2,750
37	Loan	21	1	RedHawk MOB	NAP	NAP	NAP	NAP	50,205	12,511	18,070	2,008	119,044	0
38	Loan	6, 10, 16, 19	6	AMG Industrial Portfolio					111,364	12,374	0	Springing	0	1,754
38.01	Property		1	2727 Roe Lane	NAP	NAP	NAP	NAP
38.02	Property		1	4515 East 75th Terrace	NAP	NAP	NAP	NAP
38.03	Property		1	330 South 59th Lane	NAP	NAP	NAP	NAP
38.04	Property		1	12712 2nd Street	NAP	NAP	NAP	NAP
38.05	Property		1	208 Bennington Avenue	NAP	NAP	NAP	NAP
38.06	Property		1	15215 South US 71	NAP	NAP	NAP	NAP
39	Loan	16	1	My Self Storage - Spring Valley	NAP	NAP	NAP	NAP	6,632	3,406	0	Springing	649	649
40	Loan		1	2705 Quality Lane	NAP	NAP	NAP	NAP	31,155	15,578	47,752	23,876	0	2,502
41	Loan		1	Fort Storage - Milton, FL	NAP	NAP	NAP	NAP	42,152	3,242	19,946	2,216	834	834
42	Loan	2, 6, 12, 19, 26	3	818 Sterling Place and Bronx Portfolio					45,864	11,466	0	Springing	0	733
42.01	Property		1	818 Sterling Place	NAP	NAP	NAP	NAP
42.02	Property		1	522 Southern Boulevard	NAP	NAP	NAP	NAP
42.03	Property		1	334 East 148th Street	NAP	NAP	NAP	NAP
43	Loan	16	1	Integer Medical Manufacturing Facility	NAP	NAP	NAP	NAP	0	Springing	3,196	1,598	633	633
44	Loan		1	Westchester I Office	NAP	NAP	NAP	NAP	0	7,507	0	Springing	0	857
45	Loan	6, 16	7	Southeast MHC Portfolio					5,457	5,641	38,246	5,464	2,394	2,394
45.01	Property		1	Bay Oaks Village I	NAP	NAP	NAP	NAP
45.02	Property		1	Gulf Breeze	NAP	NAP	NAP	NAP
45.03	Property		1	Westwood MHP	NAP	NAP	NAP	NAP
45.04	Property		1	Town & Country	NAP	NAP	NAP	NAP
45.05	Property		1	Wolf Bay MHC	NAP	NAP	NAP	NAP
45.06	Property		1	Lake Wales MHP	NAP	NAP	NAP	NAP
45.07	Property		1	Bay Oaks Village II	NAP	NAP	NAP	NAP
46	Loan		1	1400 E 57th	NAP	NAP	NAP	NAP	21,817	5,454	0	Springing	0	682
47	Loan	2, 19, 20	1	2535-2537 Grand Concourse	NAP	NAP	NAP	NAP	74,839	14,968	0	Springing	0	880
48	Loan		1	South Dade Canal	NAP	NAP	NAP	NAP	8,488	8,488	0	Springing	0	1,444
49	Loan	19	1	Fleming Island Medical Plaza	NAP	NAP	NAP	NAP	143,637	12,329	8,748	4,374	0	775
50	Loan	6, 12, 19	4	MCP Industrial Portfolio					14,859	4,953	1,969	984	0	1,414
50.01	Property		1	1700 Second Street	NAP	NAP	NAP	NAP
50.02	Property		1	652 North 52nd Avenue	NAP	NAP	NAP	NAP
50.03	Property		1	1835 South Black Canyon Highway	NAP	NAP	NAP	NAP
50.04	Property		1	4120 North 38th Drive	NAP	NAP	NAP	NAP
51	Loan	11, 16, 19	3	CVS Florida Portfolio					0	Springing	0	Springing	0	Springing
51.01	Property		1	CVS Sarasota	NAP	NAP	NAP	NAP
51.02	Property		1	CVS Gainesville	NAP	NAP	NAP	NAP
51.03	Property		1	CVS Orlando	NAP	NAP	NAP	NAP
52	Loan		1	Sebastian Canal	NAP	NAP	NAP	NAP	54,207	4,517	0	Springing	0	676
53	Loan		1	Big Al’s Canal	NAP	NAP	NAP	NAP	71,028	5,919	0	Springing	0	660
54	Loan		1	3800-3810 East Coast Highway	NAP	NAP	NAP	NAP	12,773	6,386	3,839	768	0	185
55	Loan	16, 23, 25	1	Savannah Medical Office	NAP	NAP	NAP	NAP	7,237	5,149	5,795	2,897	646	646
56	Loan	16, 19, 26	1	459 Culley Drive	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0
57	Loan	19	1	DaVita Data Center	NAP	NAP	NAP	NAP	2,692	2,692	0	Springing	27,880	Springing

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
									18	19	18	19	18	19
58	Loan		1	Mini U Storage - Motor City	NAP	NAP	NAP	NAP	62,895	10,482	8,533	1,219	1,000	1,000
59	Loan	10, 15, 19	1	Airworld Center	NAP	NAP	NAP	NAP	105,132	10,513	0	Springing	0	923
60	Loan		1	Independence Square	NAP	NAP	NAP	NAP	13,453	13,453	13,311	1,664	0	2,345
61	Loan	6, 16	3	Cameron Ashley Industrial Portfolio					37,623	4,752	0	Springing	0	2,682
61.01	Property		1	Cameron Ashley Syracuse	NAP	NAP	NAP	NAP
61.02	Property		1	Cameron Ashley Lafayette	NAP	NAP	NAP	NAP
61.03	Property		1	Cameron Ashley Alexandria	NAP	NAP	NAP	NAP
62	Loan		1	Gold Key Storage	NAP	NAP	NAP	NAP	36,578	9,144	0	Springing	564	564
63	Loan	19	1	Arovista Self Storage	NAP	NAP	NAP	NAP	19,215	4,804	0	Springing	0	Springing
64	Loan	6	2	Palmdale and Brownstone MHC					10,388	3,463	1,798	899	395	395
64.01	Property		1	Palmdale MHC	NAP	NAP	NAP	NAP
64.02	Property		1	Brownstone MHC	NAP	NAP	NAP	NAP
65	Loan	16	1	Tractor Supply - Warrenton	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0
66	Loan		1	Mini U Storage - Thornton	NAP	NAP	NAP	NAP	76,872	12,812	4,363	623	402	402
67	Loan		1	Route One Store N Lock	NAP	NAP	NAP	NAP	2,067	1,033	2,009	670	0	337

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					20	18	19	20	18	19	20	18	18	19
1	Loan	1, 6, 7, 9, 12, 13, 19	34	AMF Portfolio	0	0	0	0	0	0	0	756,042	0	0
1.01	Property		1	Cambridge Commons
1.02	Property		1	Indian Lake I
1.03	Property		1	Stewart Way 1
1.04	Property		1	Cedargate Lancaster
1.05	Property		1	Amesbury
1.06	Property		1	Red Deer
1.07	Property		1	Olivewood
1.08	Property		1	Cherry Glen
1.09	Property		1	Plumwood
1.10	Property		1	Camelia Court
1.11	Property		1	Cedargate
1.12	Property		1	Millburn Court
1.13	Property		1	Rosewood Apartments
1.14	Property		1	Winthrop Court
1.15	Property		1	Annhurst
1.16	Property		1	Ashford Hills
1.17	Property		1	Harbinwood
1.18	Property		1	Willow Run - New Albany
1.19	Property		1	Parkville
1.20	Property		1	Applegate
1.21	Property		1	Stonehenge
1.22	Property		1	Meadowland
1.23	Property		1	Amberwood - Massillion
1.24	Property		1	Timberwood
1.25	Property		1	Sherbrook
1.26	Property		1	Stonehenge Apartments
1.27	Property		1	Oakley Woods
1.28	Property		1	Carriage Hill
1.29	Property		1	Barrington
1.30	Property		1	Andover Court
1.31	Property		1	Greenglen II
1.32	Property		1	Sandalwood
1.33	Property		1	Spicewood
1.34	Property		1	Meadowood - Mansfield
2	Loan	1, 11, 19, 30	1	Helios Plaza	0	0	Springing	0	0	0	0	0	0	0
3	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	131,014	0	81,884	2,947,820	0	0	0	0	12,101,008	0
3.01	Property		1	1100 First Street NE
3.02	Property		1	820 First Street NE
4	Loan	5, 6, 17, 23, 25	6	Manhattan Retail Portfolio	0	0	Springing	0	0	0	0	0	215,000	0
4.01	Property		1	250-254 West 82nd Street
4.02	Property		1	235 West 102nd Street
4.03	Property		1	215 West 90th Street
4.04	Property		1	311 Amsterdam
4.05	Property		1	203 West 90th Street
4.06	Property		1	1628 2nd Avenue
5	Loan	19	1	Parkshore Plaza	750,000	4,000,000	Springing	2,200,000	0	0	0	300,000	0	0
6	Loan	1, 11, 19, 23, 27, 30	1	HQ @ First	0	0	0	0	0	0	0	0	0	0
7	Loan		1	399 Jefferson Road	164,924	20,273	20,273	0	0	0	0	0	1,039,310	0
8	Loan		1	Superstition Gateway	231,651	47,871	47,871	1,723,344	0	0	0	0	69,600	0
9	Loan	16	1	Midwest Trade Center	815,000	14,146	14,146	1,350,000	0	0	0	0	125,691	0
10	Loan	19, 21	1	Columbia East Marketplace	75,000	450,000	Springing	450,000	0	0	0	0	643,406	0
11	Loan	16, 18, 28	1	Mills Fleet Farm Brooklyn Ranch	0	1,175,000	Springing	0	0	0	0	69,311	0	0
12	Loan	13, 19, 21, 23	1	One & Two River Crossing	0	0	17,144	1,234,368	0	0	0	137,500	1,688,615	0
13	Loan		1	Autumn Run Apartments	0	0	0	0	0	0	0	91,563	154,910	0
14	Loan	19, 27	1	Parc Gardens	0	0	0	0	0	0	0	0	0	0
15	Loan	16, 19, 26, 28	1	445 Vanderbilt	0	0	0	0	0	0	0	0	0	0
16	Loan	19, 20	1	Hamilton Commons	0	0	41,984	1,511,438	0	0	0	5,520	500,000	Springing
17	Loan	5, 16	1	Glendale Industrial	0	0	0	0	0	0	0	6,250	1,000,000	0
18	Loan	2, 13	1	Henderson Properties	0	0	13,345	480,456	808,270	0	0	0	14,631	0
19	Loan		1	Osborne Shopping Center	0	350,000	Springing	350,000	0	0	0	0	148,218	0
20	Loan	19	1	Sorrel River Ranch	0	0	0	0	0	0	0	2,625	575,796	Springing
21	Loan	2, 16	1	Hayes Court	0	363	363	0	0	0	0	46,000	0	0
22	Loan	6, 12, 16	4	FedEx and Cytovance Portfolio	0	0	0	0	0	0	0	79,406	0	0
22.01	Property		1	Cytovance NE 30th
22.02	Property		1	FedEx Portage
22.03	Property		1	Cytovance Santa Fe
22.04	Property		1	Fedex Auburn Hills
23	Loan	6, 16, 19	6	NAI Net Lease Portfolio	0	100,000	Springing	0	0	0	0	0	0	0
23.01	Property		1	8706 West Hillsborough Avenue
23.02	Property		1	6031 Fairburn Road
23.03	Property		1	176 Finley Road
23.04	Property		1	18351 East Colfax Avenue
23.05	Property		1	1340 South 5th Street
23.06	Property		1	775 North US Highway 27
A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					20	18	19	20	18	19	20	18	18	19
24	Loan		1	2233 South Throop Street	0	0	0	0	0	0	0	0	0	0
25	Loan	19, 26	1	1441-1451 Overing Street	0	0	0	0	0	0	0	10,625	0	0
26	Loan	16, 17, 19, 26	1	356-362 E 148th Street	0	0	Springing	0	0	0	0	0	436,317	0
27	Loan	2, 5, 6, 16	13	East Boston Multifamily Portfolio II	0	0	0	0	0	0	0	4,438	0	0
27.01	Property		1	972-974 Saratoga Street
27.02	Property		1	149-151 Princeton Street
27.03	Property		1	195 Maverick Street
27.04	Property		1	126-128 London Street
27.05	Property		1	16 1/2 Bremen Street
27.06	Property		1	26 Chelsea Street
27.07	Property		1	43 Cottage Street
27.08	Property		1	8 Cheever Court
27.09	Property		1	44 Morris Street
27.10	Property		1	127 Eutaw Street
27.11	Property		1	331 Paris Street
27.12	Property		1	259 Border Street
27.13	Property		1	329 Sumner Street
28	Loan	16	1	Fresenius - Brooklyn	0	0	0	0	0	0	0	0	0	0
29	Loan	20	1	Arbor Square	55,243	250,000	8,287	300,000	0	0	0	44,500	0	0
30	Loan	16	1	Dollar Self Storage #18 - Lake Pleasant	20,185	0	0	0	0	0	0	0	0	0
31	Loan	19	1	Courtyard by Marriott - Lake Charles, LA	0	0	0	0	0	0	0	0	0	0
32	Loan		1	Residence Inn - Boca Raton	0	0	0	0	0	0	0	0	93,750	0
33	Loan	6, 16, 17, 19, 28	5	ExchangeRight In-Line Retail Portfolio 1	0	1,500,000	Springing	400,000	0	0	0	13,438	239,711	0
33.01	Property		1	Tiger Point Pavilion
33.02	Property		1	Lakeshore Pavilion
33.03	Property		1	Brook Park
33.04	Property		1	Streetsboro Crossing
33.05	Property		1	Sunset Crossing
34	Loan	19	1	F&N Shopping Village	0	0	5,471	328,238	0	0	0	52,500	1,800,446	0
35	Loan	19, 30	1	Hampton Inn Altoona Des Moines	0	0	0	0	42,973	0	0	0	0	Springing
36	Loan	19	1	Vista Commons	0	0	0	0	0	0	0	14,756	0	0
37	Loan	21	1	RedHawk MOB	0	1,000,000	Springing	0	0	0	0	0	793,074	0
38	Loan	6, 10, 16, 19	6	AMG Industrial Portfolio	0	0	5,263	0	0	0	0	36,695	20,425	0
38.01	Property		1	2727 Roe Lane
38.02	Property		1	4515 East 75th Terrace
38.03	Property		1	330 South 59th Lane
38.04	Property		1	12712 2nd Street
38.05	Property		1	208 Bennington Avenue
38.06	Property		1	15215 South US 71
39	Loan	16	1	My Self Storage - Spring Valley	23,364	0	0	0	0	0	0	0	0	0
40	Loan		1	2705 Quality Lane	90,072	0	6,255	225,180	0	0	0	0	0	0
41	Loan		1	Fort Storage - Milton, FL	30,000	0	0	0	0	0	0	0	0	0
42	Loan	2, 6, 12, 19, 26	3	818 Sterling Place and Bronx Portfolio	0	100,000	7,334	400,060	0	0	0	21,250	0	0
42.01	Property		1	818 Sterling Place
42.02	Property		1	522 Southern Boulevard
42.03	Property		1	334 East 148th Street
43	Loan	16	1	Integer Medical Manufacturing Facility	0	0	0	0	0	0	0	0	0	0
44	Loan		1	Westchester I Office	41,500	250,000	4,761	500,000	0	0	0	0	0	0
45	Loan	6, 16	7	Southeast MHC Portfolio	0	0	0	0	0	0	0	400,000	0	0
45.01	Property		1	Bay Oaks Village I
45.02	Property		1	Gulf Breeze
45.03	Property		1	Westwood MHP
45.04	Property		1	Town & Country
45.05	Property		1	Wolf Bay MHC
45.06	Property		1	Lake Wales MHP
45.07	Property		1	Bay Oaks Village II
46	Loan		1	1400 E 57th	0	0	0	0	0	0	0	5,625	0	0
47	Loan	2, 19, 20	1	2535-2537 Grand Concourse	0	0	322	0	0	0	0	10,031	0	Springing
48	Loan		1	South Dade Canal	0	75,000	Springing	75,000	0	0	0	19,750	0	0
49	Loan	19	1	Fleming Island Medical Plaza	0	0	5,810	348,615	0	0	0	0	157,997	0
50	Loan	6, 12, 19	4	MCP Industrial Portfolio	84,855	0	3,536	212,136	0	0	0	18,233	0	Springing
50.01	Property		1	1700 Second Street
50.02	Property		1	652 North 52nd Avenue
50.03	Property		1	1835 South Black Canyon Highway
50.04	Property		1	4120 North 38th Drive
51	Loan	11, 16, 19	3	CVS Florida Portfolio	0	0	Springing	0	0	0	0	0	0	0
51.01	Property		1	CVS Sarasota
51.02	Property		1	CVS Gainesville
51.03	Property		1	CVS Orlando
52	Loan		1	Sebastian Canal	0	75,000	Springing	75,000	0	0	0	180,125	0	0
53	Loan		1	Big Al’s Canal	0	75,000	Springing	75,000	0	0	0	0	0	0
54	Loan		1	3800-3810 East Coast Highway	0	0	923	34,000	0	0	0	0	20,000	0
55	Loan	16, 23, 25	1	Savannah Medical Office	23,261	250,000	4,175	400,000	0	0	0	0	0	0
56	Loan	16, 19, 26	1	459 Culley Drive	0	0	3,806	0	0	0	0	0	0	0
57	Loan	19	1	DaVita Data Center	0	0	Springing	0	0	0	0	0	0	0

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					20	18	19	20	18	19	20	18	18	19
58	Loan		1	Mini U Storage - Motor City	0	0	0	0	0	0	0	0	0	0
59	Loan	10, 15, 19	1	Airworld Center	0	300,000	2,308	350,000	0	0	0	0	63,198	0
60	Loan		1	Independence Square	0	0	3,909	0	0	0	0	42,375	0	0
61	Loan	6, 16	3	Cameron Ashley Industrial Portfolio	160,920	0	Springing	410,000	0	0	0	0	430,000	0
61.01	Property		1	Cameron Ashley Syracuse
61.02	Property		1	Cameron Ashley Lafayette
61.03	Property		1	Cameron Ashley Alexandria
62	Loan		1	Gold Key Storage	0	0	0	0	0	0	0	95,663	0	0
63	Loan	19	1	Arovista Self Storage	0	0	0	0	0	0	0	0	0	0
64	Loan	6	2	Palmdale and Brownstone MHC	0	0	0	0	0	0	0	0	0	0
64.01	Property		1	Palmdale MHC
64.02	Property		1	Brownstone MHC
65	Loan	16	1	Tractor Supply - Warrenton	0	0	0	0	0	0	0	0	0	0
66	Loan		1	Mini U Storage - Thornton	0	0	0	0	0	0	0	0	0	0
67	Loan		1	Route One Store N Lock	0	0	0	0	0	0	0	0	0	0

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
						20
1	Loan	1, 6, 7, 9, 12, 13, 19	34	AMF Portfolio		0	NAP
1.01	Property		1	Cambridge Commons
1.02	Property		1	Indian Lake I
1.03	Property		1	Stewart Way 1
1.04	Property		1	Cedargate Lancaster
1.05	Property		1	Amesbury
1.06	Property		1	Red Deer
1.07	Property		1	Olivewood
1.08	Property		1	Cherry Glen
1.09	Property		1	Plumwood
1.10	Property		1	Camelia Court
1.11	Property		1	Cedargate
1.12	Property		1	Millburn Court
1.13	Property		1	Rosewood Apartments
1.14	Property		1	Winthrop Court
1.15	Property		1	Annhurst
1.16	Property		1	Ashford Hills
1.17	Property		1	Harbinwood
1.18	Property		1	Willow Run - New Albany
1.19	Property		1	Parkville
1.20	Property		1	Applegate
1.21	Property		1	Stonehenge
1.22	Property		1	Meadowland
1.23	Property		1	Amberwood - Massillion
1.24	Property		1	Timberwood
1.25	Property		1	Sherbrook
1.26	Property		1	Stonehenge Apartments
1.27	Property		1	Oakley Woods
1.28	Property		1	Carriage Hill
1.29	Property		1	Barrington
1.30	Property		1	Andover Court
1.31	Property		1	Greenglen II
1.32	Property		1	Sandalwood
1.33	Property		1	Spicewood
1.34	Property		1	Meadowood - Mansfield
2	Loan	1, 11, 19, 30	1	Helios Plaza		0	NAP
3	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	Unfunded Obligations Reserve	0	NAP
3.01	Property		1	1100 First Street NE
3.02	Property		1	820 First Street NE
4	Loan	5, 6, 17, 23, 25	6	Manhattan Retail Portfolio	Rent Concession Reserve	0	NAP
4.01	Property		1	250-254 West 82nd Street
4.02	Property		1	235 West 102nd Street
4.03	Property		1	215 West 90th Street
4.04	Property		1	311 Amsterdam
4.05	Property		1	203 West 90th Street
4.06	Property		1	1628 2nd Avenue
5	Loan	19	1	Parkshore Plaza		0	NAP
6	Loan	1, 11, 19, 23, 27, 30	1	HQ @ First		0	NAP
7	Loan		1	399 Jefferson Road	Remarkable Foods TI Reserve	0	NAP
8	Loan		1	Superstition Gateway	Existing TI/LC Reserve ($47,600), Rent Concession Reserve ($22,000)	0	NAP
9	Loan	16	1	Midwest Trade Center	Rent Concession Reserve	0	NAP
10	Loan	19, 21	1	Columbia East Marketplace	Existing TI/LC Obligations Reserve ($545,785.75), Gap Rent Reserve ($59,284.67), Advance Auto HVAC Repair Reserve ($26,500), Dollar Tree Free Rent Reserve ($11,835.42)	0	NAP
11	Loan	16, 18, 28	1	Mills Fleet Farm Brooklyn Ranch		0	NAP
12	Loan	13, 19, 21, 23	1	One & Two River Crossing	Existing TI/LC Obligations Reserve ($1,213,097.50), Rent Concessions Reserve ($475,517.59)	0	NAP
13	Loan		1	Autumn Run Apartments	Outstanding Rent Holdback Reserve	0	NAP
14	Loan	19, 27	1	Parc Gardens		0	NAP
15	Loan	16, 19, 26, 28	1	445 Vanderbilt		0	217,908
16	Loan	19, 20	1	Hamilton Commons	Regal Cinemas Reserve (Upfront: $500,000; Monthly: Springing), Enhanced Reserve (Monthly: Springing)	Regal Cinemas Reserve ($1,000,000); Enhanced Reserve ($1,209,150)	NAP
17	Loan	5, 16	1	Glendale Industrial	Performance Reserve	0	NAP
18	Loan	2, 13	1	Henderson Properties	Free Rent Reserve	0	NAP
19	Loan		1	Osborne Shopping Center	Smoothie Rollover Reserve ($130,914), Rent Concession Reserve ($17,304)	0	NAP
20	Loan	19	1	Sorrel River Ranch	Seasonality Reserve	0	NAP
21	Loan	2, 16	1	Hayes Court		0	NAP
22	Loan	6, 12, 16	4	FedEx and Cytovance Portfolio		0	NAP
22.01	Property		1	Cytovance NE 30th
22.02	Property		1	FedEx Portage
22.03	Property		1	Cytovance Santa Fe
22.04	Property		1	Fedex Auburn Hills
23	Loan	6, 16, 19	6	NAI Net Lease Portfolio		0	NAP
23.01	Property		1	8706 West Hillsborough Avenue
23.02	Property		1	6031 Fairburn Road
23.03	Property		1	176 Finley Road
23.04	Property		1	18351 East Colfax Avenue
23.05	Property		1	1340 South 5th Street
23.06	Property		1	775 North US Highway 27

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
						20
24	Loan		1	2233 South Throop Street		0	NAP
25	Loan	19, 26	1	1441-1451 Overing Street		0	NAP
26	Loan	16, 17, 19, 26	1	356-362 E 148th Street	Samaritan Rent Abatement Reserve	0	NAP
27	Loan	2, 5, 6, 16	13	East Boston Multifamily Portfolio II		0	NAP
27.01	Property		1	972-974 Saratoga Street
27.02	Property		1	149-151 Princeton Street
27.03	Property		1	195 Maverick Street
27.04	Property		1	126-128 London Street
27.05	Property		1	16 1/2 Bremen Street
27.06	Property		1	26 Chelsea Street
27.07	Property		1	43 Cottage Street
27.08	Property		1	8 Cheever Court
27.09	Property		1	44 Morris Street
27.10	Property		1	127 Eutaw Street
27.11	Property		1	331 Paris Street
27.12	Property		1	259 Border Street
27.13	Property		1	329 Sumner Street
28	Loan	16	1	Fresenius - Brooklyn		0	NAP
29	Loan	20	1	Arbor Square		0	NAP
30	Loan	16	1	Dollar Self Storage #18 - Lake Pleasant		0	NAP
31	Loan	19	1	Courtyard by Marriott - Lake Charles, LA		0	NAP
32	Loan		1	Residence Inn - Boca Raton	Current PIP Renovations Reserve	0	NAP
33	Loan	6, 16, 17, 19, 28	5	ExchangeRight In-Line Retail Portfolio 1	Unfunded Obligations Reserve	0	NAP
33.01	Property		1	Tiger Point Pavilion
33.02	Property		1	Lakeshore Pavilion
33.03	Property		1	Brook Park
33.04	Property		1	Streetsboro Crossing
33.05	Property		1	Sunset Crossing
34	Loan	19	1	F&N Shopping Village	Tenant Obligation Fund	0	NAP
35	Loan	19, 30	1	Hampton Inn Altoona Des Moines	PIP Reserve; Franchise Renewal Period	0	NAP
36	Loan	19	1	Vista Commons		0	NAP
37	Loan	21	1	RedHawk MOB	Unfunded Obligations Reserve ($590,450), Free Rent Reserve ($202,624)	0	NAP
38	Loan	6, 10, 16, 19	6	AMG Industrial Portfolio	Rent Abatement Reserve	0	NAP
38.01	Property		1	2727 Roe Lane
38.02	Property		1	4515 East 75th Terrace
38.03	Property		1	330 South 59th Lane
38.04	Property		1	12712 2nd Street
38.05	Property		1	208 Bennington Avenue
38.06	Property		1	15215 South US 71
39	Loan	16	1	My Self Storage - Spring Valley		0	NAP
40	Loan		1	2705 Quality Lane		0	NAP
41	Loan		1	Fort Storage - Milton, FL		0	NAP
42	Loan	2, 6, 12, 19, 26	3	818 Sterling Place and Bronx Portfolio		0	NAP
42.01	Property		1	818 Sterling Place
42.02	Property		1	522 Southern Boulevard
42.03	Property		1	334 East 148th Street
43	Loan	16	1	Integer Medical Manufacturing Facility		0	NAP
44	Loan		1	Westchester I Office		0	NAP
45	Loan	6, 16	7	Southeast MHC Portfolio		0	NAP
45.01	Property		1	Bay Oaks Village I
45.02	Property		1	Gulf Breeze
45.03	Property		1	Westwood MHP
45.04	Property		1	Town & Country
45.05	Property		1	Wolf Bay MHC
45.06	Property		1	Lake Wales MHP
45.07	Property		1	Bay Oaks Village II
46	Loan		1	1400 E 57th		0	NAP
47	Loan	2, 19, 20	1	2535-2537 Grand Concourse	Enhanced Rollover Reserve	95,000	NAP
48	Loan		1	South Dade Canal		0	NAP
49	Loan	19	1	Fleming Island Medical Plaza	Existing TI Reserve ($138,700), Gap Rent Reserve ($19,296.74)	0	NAP
50	Loan	6, 12, 19	4	MCP Industrial Portfolio	Tenant Trigger Reserve	0	NAP
50.01	Property		1	1700 Second Street
50.02	Property		1	652 North 52nd Avenue
50.03	Property		1	1835 South Black Canyon Highway
50.04	Property		1	4120 North 38th Drive
51	Loan	11, 16, 19	3	CVS Florida Portfolio		0	NAP
51.01	Property		1	CVS Sarasota
51.02	Property		1	CVS Gainesville
51.03	Property		1	CVS Orlando
52	Loan		1	Sebastian Canal		0	NAP
53	Loan		1	Big Al’s Canal		0	NAP
54	Loan		1	3800-3810 East Coast Highway	Herdman Architecture + Design, Inc. Free Rent Reserve	0	NAP
55	Loan	16, 23, 25	1	Savannah Medical Office		0	NAP
56	Loan	16, 19, 26	1	459 Culley Drive		0	NAP
57	Loan	19	1	DaVita Data Center		0	NAP

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
						20
58	Loan		1	Mini U Storage - Motor City		0	NAP
59	Loan	10, 15, 19	1	Airworld Center	Rent Abatement Reserve ($33,197.88), Viscofan Upfront TI Rollover Reserve ($30,000)	0	NAP
60	Loan		1	Independence Square		0	NAP
61	Loan	6, 16	3	Cameron Ashley Industrial Portfolio	Elective Capital Expenditure Funds	0	NAP
61.01	Property		1	Cameron Ashley Syracuse
61.02	Property		1	Cameron Ashley Lafayette
61.03	Property		1	Cameron Ashley Alexandria
62	Loan		1	Gold Key Storage		0	NAP
63	Loan	19	1	Arovista Self Storage		0	NAP
64	Loan	6	2	Palmdale and Brownstone MHC		0	NAP
64.01	Property		1	Palmdale MHC
64.02	Property		1	Brownstone MHC
65	Loan	16	1	Tractor Supply - Warrenton		0	NAP
66	Loan		1	Mini U Storage - Thornton		0	NAP
67	Loan		1	Route One Store N Lock		0	NAP

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
						26	26							9
1	Loan	1, 6, 7, 9, 12, 13, 19	34	AMF Portfolio	NAP	Soft	Springing	Yes	No	Yes	Yes	84,000,000	88,000,000	448,122.09
1.01	Property		1	Cambridge Commons
1.02	Property		1	Indian Lake I
1.03	Property		1	Stewart Way 1
1.04	Property		1	Cedargate Lancaster
1.05	Property		1	Amesbury
1.06	Property		1	Red Deer
1.07	Property		1	Olivewood
1.08	Property		1	Cherry Glen
1.09	Property		1	Plumwood
1.10	Property		1	Camelia Court
1.11	Property		1	Cedargate
1.12	Property		1	Millburn Court
1.13	Property		1	Rosewood Apartments
1.14	Property		1	Winthrop Court
1.15	Property		1	Annhurst
1.16	Property		1	Ashford Hills
1.17	Property		1	Harbinwood
1.18	Property		1	Willow Run - New Albany
1.19	Property		1	Parkville
1.20	Property		1	Applegate
1.21	Property		1	Stonehenge
1.22	Property		1	Meadowland
1.23	Property		1	Amberwood - Massillion
1.24	Property		1	Timberwood
1.25	Property		1	Sherbrook
1.26	Property		1	Stonehenge Apartments
1.27	Property		1	Oakley Woods
1.28	Property		1	Carriage Hill
1.29	Property		1	Barrington
1.30	Property		1	Andover Court
1.31	Property		1	Greenglen II
1.32	Property		1	Sandalwood
1.33	Property		1	Spicewood
1.34	Property		1	Meadowood - Mansfield
2	Loan	1, 11, 19, 30	1	Helios Plaza	NAP	Hard	Springing	Yes	Yes	Yes	Yes	78,500,000	40,000,000	98,009.26
3	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	NAP	Hard	Springing	Yes	No	Yes	Yes	65,000,000	146,000,000	370,377.84
3.01	Property		1	1100 First Street NE
3.02	Property		1	820 First Street NE
4	Loan	5, 6, 17, 23, 25	6	Manhattan Retail Portfolio	NAP	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP
4.01	Property		1	250-254 West 82nd Street
4.02	Property		1	235 West 102nd Street
4.03	Property		1	215 West 90th Street
4.04	Property		1	311 Amsterdam
4.05	Property		1	203 West 90th Street
4.06	Property		1	1628 2nd Avenue
5	Loan	19	1	Parkshore Plaza	NAP	Hard	In Place	Yes	Yes	No	NAP	NAP	NAP	NAP
6	Loan	1, 11, 19, 23, 27, 30	1	HQ @ First	NAP	Hard	Springing	Yes	Yes	Yes	No	42,300,000	187,700,000	471,009.69
7	Loan		1	399 Jefferson Road	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
8	Loan		1	Superstition Gateway	NAP	Hard	Springing	Yes	No	Yes	No	30,000,000	47,125,000	214,781.58
9	Loan	16	1	Midwest Trade Center	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
10	Loan	19, 21	1	Columbia East Marketplace	NAP	Soft	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
11	Loan	16, 18, 28	1	Mills Fleet Farm Brooklyn Ranch	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
12	Loan	13, 19, 21, 23	1	One & Two River Crossing	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
13	Loan		1	Autumn Run Apartments	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
14	Loan	19, 27	1	Parc Gardens	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
15	Loan	16, 19, 26, 28	1	445 Vanderbilt	421-a Affordable Units Leasing Performance Holdback	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
16	Loan	19, 20	1	Hamilton Commons	NAP	Springing	Springing	No	No	Yes	Yes	22,000,000	17,000,000	45,962.96
17	Loan	5, 16	1	Glendale Industrial	NAP	Hard	In Place	Yes	No	No	NAP	NAP	NAP	NAP
18	Loan	2, 13	1	Henderson Properties	NAP	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP
19	Loan		1	Osborne Shopping Center	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
20	Loan	19	1	Sorrel River Ranch	NAP	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP
21	Loan	2, 16	1	Hayes Court	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
22	Loan	6, 12, 16	4	FedEx and Cytovance Portfolio	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
22.01	Property		1	Cytovance NE 30th
22.02	Property		1	FedEx Portage
22.03	Property		1	Cytovance Santa Fe
22.04	Property		1	Fedex Auburn Hills
23	Loan	6, 16, 19	6	NAI Net Lease Portfolio	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
23.01	Property		1	8706 West Hillsborough Avenue
23.02	Property		1	6031 Fairburn Road
23.03	Property		1	176 Finley Road
23.04	Property		1	18351 East Colfax Avenue
23.05	Property		1	1340 South 5th Street
23.06	Property		1	775 North US Highway 27

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
						26	26							9
24	Loan		1	2233 South Throop Street	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
25	Loan	19, 26	1	1441-1451 Overing Street	NAP	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP
26	Loan	16, 17, 19, 26	1	356-362 E 148th Street	NAP	Hard	Springing	Yes	Yes	Yes	No	14,000,000	24,000,000	79,083.34
27	Loan	2, 5, 6, 16	13	East Boston Multifamily Portfolio II	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
27.01	Property		1	972-974 Saratoga Street
27.02	Property		1	149-151 Princeton Street
27.03	Property		1	195 Maverick Street
27.04	Property		1	126-128 London Street
27.05	Property		1	16 1/2 Bremen Street
27.06	Property		1	26 Chelsea Street
27.07	Property		1	43 Cottage Street
27.08	Property		1	8 Cheever Court
27.09	Property		1	44 Morris Street
27.10	Property		1	127 Eutaw Street
27.11	Property		1	331 Paris Street
27.12	Property		1	259 Border Street
27.13	Property		1	329 Sumner Street
28	Loan	16	1	Fresenius - Brooklyn	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
29	Loan	20	1	Arbor Square	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
30	Loan	16	1	Dollar Self Storage #18 - Lake Pleasant	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
31	Loan	19	1	Courtyard by Marriott - Lake Charles, LA	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
32	Loan		1	Residence Inn - Boca Raton	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
33	Loan	6, 16, 17, 19, 28	5	ExchangeRight In-Line Retail Portfolio 1	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
33.01	Property		1	Tiger Point Pavilion
33.02	Property		1	Lakeshore Pavilion
33.03	Property		1	Brook Park
33.04	Property		1	Streetsboro Crossing
33.05	Property		1	Sunset Crossing
34	Loan	19	1	F&N Shopping Village	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
35	Loan	19, 30	1	Hampton Inn Altoona Des Moines	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
36	Loan	19	1	Vista Commons	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
37	Loan	21	1	RedHawk MOB	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
38	Loan	6, 10, 16, 19	6	AMG Industrial Portfolio	NAP	Soft	In Place	Yes	Yes	No	NAP	NAP	NAP	NAP
38.01	Property		1	2727 Roe Lane
38.02	Property		1	4515 East 75th Terrace
38.03	Property		1	330 South 59th Lane
38.04	Property		1	12712 2nd Street
38.05	Property		1	208 Bennington Avenue
38.06	Property		1	15215 South US 71
39	Loan	16	1	My Self Storage - Spring Valley	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
40	Loan		1	2705 Quality Lane	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
41	Loan		1	Fort Storage - Milton, FL	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
42	Loan	2, 6, 12, 19, 26	3	818 Sterling Place and Bronx Portfolio	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
42.01	Property		1	818 Sterling Place
42.02	Property		1	522 Southern Boulevard
42.03	Property		1	334 East 148th Street
43	Loan	16	1	Integer Medical Manufacturing Facility	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
44	Loan		1	Westchester I Office	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
45	Loan	6, 16	7	Southeast MHC Portfolio	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
45.01	Property		1	Bay Oaks Village I
45.02	Property		1	Gulf Breeze
45.03	Property		1	Westwood MHP
45.04	Property		1	Town & Country
45.05	Property		1	Wolf Bay MHC
45.06	Property		1	Lake Wales MHP
45.07	Property		1	Bay Oaks Village II
46	Loan		1	1400 E 57th	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
47	Loan	2, 19, 20	1	2535-2537 Grand Concourse	NAP	Soft (Residential); Hard (Commercial)	Springing	Yes	No	No	NAP	NAP	NAP	NAP
48	Loan		1	South Dade Canal	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
49	Loan	19	1	Fleming Island Medical Plaza	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
50	Loan	6, 12, 19	4	MCP Industrial Portfolio	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
50.01	Property		1	1700 Second Street
50.02	Property		1	652 North 52nd Avenue
50.03	Property		1	1835 South Black Canyon Highway
50.04	Property		1	4120 North 38th Drive
51	Loan	11, 16, 19	3	CVS Florida Portfolio	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
51.01	Property		1	CVS Sarasota
51.02	Property		1	CVS Gainesville
51.03	Property		1	CVS Orlando
52	Loan		1	Sebastian Canal	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
53	Loan		1	Big Al’s Canal	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
54	Loan		1	3800-3810 East Coast Highway	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
55	Loan	16, 23, 25	1	Savannah Medical Office	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
56	Loan	16, 19, 26	1	459 Culley Drive	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
57	Loan	19	1	DaVita Data Center	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
						26	26							9
58	Loan		1	Mini U Storage - Motor City	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
59	Loan	10, 15, 19	1	Airworld Center	NAP	Soft	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
60	Loan		1	Independence Square	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
61	Loan	6, 16	3	Cameron Ashley Industrial Portfolio	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
61.01	Property		1	Cameron Ashley Syracuse
61.02	Property		1	Cameron Ashley Lafayette
61.03	Property		1	Cameron Ashley Alexandria
62	Loan		1	Gold Key Storage	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
63	Loan	19	1	Arovista Self Storage	NAP	Springing	Springing	No	No	No	NAP	NAP	NAP	NAP
64	Loan	6	2	Palmdale and Brownstone MHC	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
64.01	Property		1	Palmdale MHC
64.02	Property		1	Brownstone MHC
65	Loan	16	1	Tractor Supply - Warrenton	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
66	Loan		1	Mini U Storage - Thornton	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
67	Loan		1	Route One Store N Lock	NAP	Springing	Springing	No	No	No	NAP	NAP	NAP	NAP

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)
					9				9		13					9		13
1	Loan	1, 6, 7, 9, 12, 13, 19	34	AMF Portfolio	875,874.99	NAP	NAP	172,000,000	875,874.99	61.3%	1.51	9.8%	13,000,000	6.672282497424030%	185,000,000	875,874.99	65.9%	1.51
1.01	Property		1	Cambridge Commons
1.02	Property		1	Indian Lake I
1.03	Property		1	Stewart Way 1
1.04	Property		1	Cedargate Lancaster
1.05	Property		1	Amesbury
1.06	Property		1	Red Deer
1.07	Property		1	Olivewood
1.08	Property		1	Cherry Glen
1.09	Property		1	Plumwood
1.10	Property		1	Camelia Court
1.11	Property		1	Cedargate
1.12	Property		1	Millburn Court
1.13	Property		1	Rosewood Apartments
1.14	Property		1	Winthrop Court
1.15	Property		1	Annhurst
1.16	Property		1	Ashford Hills
1.17	Property		1	Harbinwood
1.18	Property		1	Willow Run - New Albany
1.19	Property		1	Parkville
1.20	Property		1	Applegate
1.21	Property		1	Stonehenge
1.22	Property		1	Meadowland
1.23	Property		1	Amberwood - Massillion
1.24	Property		1	Timberwood
1.25	Property		1	Sherbrook
1.26	Property		1	Stonehenge Apartments
1.27	Property		1	Oakley Woods
1.28	Property		1	Carriage Hill
1.29	Property		1	Barrington
1.30	Property		1	Andover Court
1.31	Property		1	Greenglen II
1.32	Property		1	Sandalwood
1.33	Property		1	Spicewood
1.34	Property		1	Meadowood - Mansfield
2	Loan	1, 11, 19, 30	1	Helios Plaza	290,352.43	NAP	NAP	118,500,000	290,352.43	64.1%	3.10	9.1%	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	535,272.08	NAP	NAP	211,000,000	535,272.08	63.6%	2.87	9.4%	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	1100 First Street NE
3.02	Property		1	820 First Street NE
4	Loan	5, 6, 17, 23, 25	6	Manhattan Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	250-254 West 82nd Street
4.02	Property		1	235 West 102nd Street
4.03	Property		1	215 West 90th Street
4.04	Property		1	311 Amsterdam
4.05	Property		1	203 West 90th Street
4.06	Property		1	1628 2nd Avenue
5	Loan	19	1	Parkshore Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	1, 11, 19, 23, 27, 30	1	HQ @ First	577,156.25	178,000,000	2.97000%	408,000,000	1,023,825.00	75.8%	2.32	7.0%	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan		1	399 Jefferson Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan		1	Superstition Gateway	351,512.56	NAP	NAP	77,125,000	351,512.56	68.5%	1.72	10.3%	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16	1	Midwest Trade Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	19, 21	1	Columbia East Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	16, 18, 28	1	Mills Fleet Farm Brooklyn Ranch	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	13, 19, 21, 23	1	One & Two River Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan		1	Autumn Run Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	19, 27	1	Parc Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	16, 19, 26, 28	1	445 Vanderbilt	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	19, 20	1	Hamilton Commons	105,444.44	NAP	NAP	39,000,000	105,444.44	59.5%	3.73	13.6%	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	5, 16	1	Glendale Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	2, 13	1	Henderson Properties	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		1	Osborne Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	19	1	Sorrel River Ranch	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	2, 16	1	Hayes Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6, 12, 16	4	FedEx and Cytovance Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	Cytovance NE 30th
22.02	Property		1	FedEx Portage
22.03	Property		1	Cytovance Santa Fe
22.04	Property		1	Fedex Auburn Hills
23	Loan	6, 16, 19	6	NAI Net Lease Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	8706 West Hillsborough Avenue
23.02	Property		1	6031 Fairburn Road
23.03	Property		1	176 Finley Road
23.04	Property		1	18351 East Colfax Avenue
23.05	Property		1	1340 South 5th Street
23.06	Property		1	775 North US Highway 27

A-1-40

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)
					9				9		13					9		13
24	Loan		1	2233 South Throop Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	19, 26	1	1441-1451 Overing Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	16, 17, 19, 26	1	356-362 E 148th Street	125,215.28	NAP	NAP	38,000,000	125,215.28	69.9%	1.68	7.0%	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	2, 5, 6, 16	13	East Boston Multifamily Portfolio II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.01	Property		1	972-974 Saratoga Street
27.02	Property		1	149-151 Princeton Street
27.03	Property		1	195 Maverick Street
27.04	Property		1	126-128 London Street
27.05	Property		1	16 1/2 Bremen Street
27.06	Property		1	26 Chelsea Street
27.07	Property		1	43 Cottage Street
27.08	Property		1	8 Cheever Court
27.09	Property		1	44 Morris Street
27.10	Property		1	127 Eutaw Street
27.11	Property		1	331 Paris Street
27.12	Property		1	259 Border Street
27.13	Property		1	329 Sumner Street
28	Loan	16	1	Fresenius - Brooklyn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	20	1	Arbor Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	16	1	Dollar Self Storage #18 - Lake Pleasant	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	19	1	Courtyard by Marriott - Lake Charles, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Residence Inn - Boca Raton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	6, 16, 17, 19, 28	5	ExchangeRight In-Line Retail Portfolio 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	Tiger Point Pavilion
33.02	Property		1	Lakeshore Pavilion
33.03	Property		1	Brook Park
33.04	Property		1	Streetsboro Crossing
33.05	Property		1	Sunset Crossing
34	Loan	19	1	F&N Shopping Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	19, 30	1	Hampton Inn Altoona Des Moines	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	19	1	Vista Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	21	1	RedHawk MOB	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	6, 10, 16, 19	6	AMG Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.01	Property		1	2727 Roe Lane
38.02	Property		1	4515 East 75th Terrace
38.03	Property		1	330 South 59th Lane
38.04	Property		1	12712 2nd Street
38.05	Property		1	208 Bennington Avenue
38.06	Property		1	15215 South US 71
39	Loan	16	1	My Self Storage - Spring Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	2705 Quality Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	Fort Storage - Milton, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	2, 6, 12, 19, 26	3	818 Sterling Place and Bronx Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.01	Property		1	818 Sterling Place
42.02	Property		1	522 Southern Boulevard
42.03	Property		1	334 East 148th Street
43	Loan	16	1	Integer Medical Manufacturing Facility	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan		1	Westchester I Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	6, 16	7	Southeast MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.01	Property		1	Bay Oaks Village I
45.02	Property		1	Gulf Breeze
45.03	Property		1	Westwood MHP
45.04	Property		1	Town & Country
45.05	Property		1	Wolf Bay MHC
45.06	Property		1	Lake Wales MHP
45.07	Property		1	Bay Oaks Village II
46	Loan		1	1400 E 57th	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	2, 19, 20	1	2535-2537 Grand Concourse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan		1	South Dade Canal	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	19	1	Fleming Island Medical Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	6, 12, 19	4	MCP Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50.01	Property		1	1700 Second Street
50.02	Property		1	652 North 52nd Avenue
50.03	Property		1	1835 South Black Canyon Highway
50.04	Property		1	4120 North 38th Drive
51	Loan	11, 16, 19	3	CVS Florida Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51.01	Property		1	CVS Sarasota
51.02	Property		1	CVS Gainesville
51.03	Property		1	CVS Orlando
52	Loan		1	Sebastian Canal	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan		1	Big Al’s Canal	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan		1	3800-3810 East Coast Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	16, 23, 25	1	Savannah Medical Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	16, 19, 26	1	459 Culley Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	19	1	DaVita Data Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-41

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)
					9				9		13					9		13
58	Loan		1	Mini U Storage - Motor City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	10, 15, 19	1	Airworld Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan		1	Independence Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	6, 16	3	Cameron Ashley Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61.01	Property		1	Cameron Ashley Syracuse
61.02	Property		1	Cameron Ashley Lafayette
61.03	Property		1	Cameron Ashley Alexandria
62	Loan		1	Gold Key Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	19	1	Arovista Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64	Loan	6	2	Palmdale and Brownstone MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64.01	Property		1	Palmdale MHC
64.02	Property		1	Brownstone MHC
65	Loan	16	1	Tractor Supply - Warrenton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
66	Loan		1	Mini U Storage - Thornton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
67	Loan		1	Route One Store N Lock	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-42

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
						13	13
1	Loan	1, 6, 7, 9, 12, 13, 19	34	AMF Portfolio	9.1%	No	NAP	Arbor Realty Sr, Inc.
1.01	Property		1	Cambridge Commons
1.02	Property		1	Indian Lake I
1.03	Property		1	Stewart Way 1
1.04	Property		1	Cedargate Lancaster
1.05	Property		1	Amesbury
1.06	Property		1	Red Deer
1.07	Property		1	Olivewood
1.08	Property		1	Cherry Glen
1.09	Property		1	Plumwood
1.10	Property		1	Camelia Court
1.11	Property		1	Cedargate
1.12	Property		1	Millburn Court
1.13	Property		1	Rosewood Apartments
1.14	Property		1	Winthrop Court
1.15	Property		1	Annhurst
1.16	Property		1	Ashford Hills
1.17	Property		1	Harbinwood
1.18	Property		1	Willow Run - New Albany
1.19	Property		1	Parkville
1.20	Property		1	Applegate
1.21	Property		1	Stonehenge
1.22	Property		1	Meadowland
1.23	Property		1	Amberwood - Massillion
1.24	Property		1	Timberwood
1.25	Property		1	Sherbrook
1.26	Property		1	Stonehenge Apartments
1.27	Property		1	Oakley Woods
1.28	Property		1	Carriage Hill
1.29	Property		1	Barrington
1.30	Property		1	Andover Court
1.31	Property		1	Greenglen II
1.32	Property		1	Sandalwood
1.33	Property		1	Spicewood
1.34	Property		1	Meadowood - Mansfield
2	Loan	1, 11, 19, 30	1	Helios Plaza	NAP	No	NAP	AGC Equity Partners Holding Ltd.
3	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	NAP	No	NAP	UNIZO Holdings U.S., LLC
3.01	Property		1	1100 First Street NE
3.02	Property		1	820 First Street NE
4	Loan	5, 6, 17, 23, 25	6	Manhattan Retail Portfolio	NAP	No	NAP	Adam Katz and Jason Katz
4.01	Property		1	250-254 West 82nd Street
4.02	Property		1	235 West 102nd Street
4.03	Property		1	215 West 90th Street
4.04	Property		1	311 Amsterdam
4.05	Property		1	203 West 90th Street
4.06	Property		1	1628 2nd Avenue
5	Loan	19	1	Parkshore Plaza	NAP	No	NAP	Jeff Pori
6	Loan	1, 11, 19, 23, 27, 30	1	HQ @ First	NAP	No	NAP	KKR Real Estate Select Trust Inc.
7	Loan		1	399 Jefferson Road	NAP	No	NAP	Eugene R. Diaz, Edwin H. Cohen and James Riordan
8	Loan		1	Superstition Gateway	NAP	No	NAP	Daniel S. Smith, DANCIN Trust and Deck, L.L.C.
9	Loan	16	1	Midwest Trade Center	NAP	No	NAP	NorthPoint Holdings, LLC
10	Loan	19, 21	1	Columbia East Marketplace	NAP	No	NAP	Robert V. Gothier, Jr. and Mark X. DiSanto
11	Loan	16, 18, 28	1	Mills Fleet Farm Brooklyn Ranch	NAP	No	NAP	Jeff Pori
12	Loan	13, 19, 21, 23	1	One & Two River Crossing	NAP	Yes	Future Mezzanine Loan	Matthew J. Felton
13	Loan		1	Autumn Run Apartments	NAP	No	NAP	Peter S. Fazio
14	Loan	19, 27	1	Parc Gardens	NAP	No	NAP	Glenn Stewart
15	Loan	16, 19, 26, 28	1	445 Vanderbilt	NAP	No	NAP	Pinchos Loketch and Allan Lebovits
16	Loan	19, 20	1	Hamilton Commons	NAP	No	NAP	Francis Greenburger
17	Loan	5, 16	1	Glendale Industrial	NAP	No	NAP	Frank Novak
18	Loan	2, 13	1	Henderson Properties	NAP	Yes	Future Mezzanine Loan and Future Unsecured Indebtedness	M.C. Horning, Jr.
19	Loan		1	Osborne Shopping Center	NAP	No	NAP	Donald Charles Houder, Joseph R. Staugaard III and Samuel M.V. Hamilton III
20	Loan	19	1	Sorrel River Ranch	NAP	No	NAP	Elizabeth Rad
21	Loan	2, 16	1	Hayes Court	NAP	No	NAP	Saliman Coy and Ginny Werner
22	Loan	6, 12, 16	4	FedEx and Cytovance Portfolio	NAP	No	NAP	GBP Multi Property Fund 1, LP
22.01	Property		1	Cytovance NE 30th
22.02	Property		1	FedEx Portage
22.03	Property		1	Cytovance Santa Fe
22.04	Property		1	Fedex Auburn Hills
23	Loan	6, 16, 19	6	NAI Net Lease Portfolio	NAP	No	NAP	Duane Lund
23.01	Property		1	8706 West Hillsborough Avenue
23.02	Property		1	6031 Fairburn Road
23.03	Property		1	176 Finley Road
23.04	Property		1	18351 East Colfax Avenue
23.05	Property		1	1340 South 5th Street
23.06	Property		1	775 North US Highway 27

A-1-43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
						13	13
24	Loan		1	2233 South Throop Street	NAP	No	NAP	Moishe Mana
25	Loan	19, 26	1	1441-1451 Overing Street	NAP	No	NAP	Yaakov Miller
26	Loan	16, 17, 19, 26	1	356-362 E 148th Street	NAP	No	NAP	Justin Stern, Evan Stern, Henry Hewes, Fredric Roy Schoenberg and Gary Spindler
27	Loan	2, 5, 6, 16	13	East Boston Multifamily Portfolio II	NAP	No	NAP	John McGrail
27.01	Property		1	972-974 Saratoga Street
27.02	Property		1	149-151 Princeton Street
27.03	Property		1	195 Maverick Street
27.04	Property		1	126-128 London Street
27.05	Property		1	16 1/2 Bremen Street
27.06	Property		1	26 Chelsea Street
27.07	Property		1	43 Cottage Street
27.08	Property		1	8 Cheever Court
27.09	Property		1	44 Morris Street
27.10	Property		1	127 Eutaw Street
27.11	Property		1	331 Paris Street
27.12	Property		1	259 Border Street
27.13	Property		1	329 Sumner Street
28	Loan	16	1	Fresenius - Brooklyn	NAP	No	NAP	Vincent D. Curran, Jr.
29	Loan	20	1	Arbor Square	NAP	No	NAP	Alto Fund III Holding, LP
30	Loan	16	1	Dollar Self Storage #18 - Lake Pleasant	NAP	No	NAP	John C. Thomson, trustee of the Thomson Family Trust, Dated June 18, 1997, as may have been amended and restated and John C. Thomson
31	Loan	19	1	Courtyard by Marriott - Lake Charles, LA	NAP	No	NAP	James W. Moore, Jr. and Dewey F. Weaver, Jr.
32	Loan		1	Residence Inn - Boca Raton	NAP	No	NAP	Joaquin Mauricio Bello and Richard Waserstein
33	Loan	6, 16, 17, 19, 28	5	ExchangeRight In-Line Retail Portfolio 1	NAP	No	NAP	David Fisher, Joshua Ungerecht and Warren Thomas
33.01	Property		1	Tiger Point Pavilion
33.02	Property		1	Lakeshore Pavilion
33.03	Property		1	Brook Park
33.04	Property		1	Streetsboro Crossing
33.05	Property		1	Sunset Crossing
34	Loan	19	1	F&N Shopping Village	NAP	No	NAP	Daniel Berg, James Berg and Cynthia M. Nigro
35	Loan	19, 30	1	Hampton Inn Altoona Des Moines	NAP	No	NAP	Biren D. Patel
36	Loan	19	1	Vista Commons	NAP	No	NAP	Christina Mizzi
37	Loan	21	1	RedHawk MOB	NAP	No	NAP	Kingsbarn Real Estate Capital 2, LLC
38	Loan	6, 10, 16, 19	6	AMG Industrial Portfolio	NAP	No	NAP	Zachary D. Batson
38.01	Property		1	2727 Roe Lane
38.02	Property		1	4515 East 75th Terrace
38.03	Property		1	330 South 59th Lane
38.04	Property		1	12712 2nd Street
38.05	Property		1	208 Bennington Avenue
38.06	Property		1	15215 South US 71
39	Loan	16	1	My Self Storage - Spring Valley	NAP	No	NAP	Mark L. Conzelman and M. Paul Conzelman
40	Loan		1	2705 Quality Lane	NAP	No	NAP	Charles J. Foley
41	Loan		1	Fort Storage - Milton, FL	NAP	No	NAP	Brian T. Finger
42	Loan	2, 6, 12, 19, 26	3	818 Sterling Place and Bronx Portfolio	NAP	No	NAP	Marc Fishman and Scot Fishman
42.01	Property		1	818 Sterling Place
42.02	Property		1	522 Southern Boulevard
42.03	Property		1	334 East 148th Street
43	Loan	16	1	Integer Medical Manufacturing Facility	NAP	No	NAP	GBP Multi Property Fund 1, LP
44	Loan		1	Westchester I Office	NAP	No	NAP	Robert W. Hargett, Donald J. Balzer, Jr., Bradford Leigh Bailey, William Logan Gregg, Jeffrey W. Black, Walter Vernon McClure, Charles M. Finfgeld and Richard Stuller
45	Loan	6, 16	7	Southeast MHC Portfolio	NAP	No	NAP	Bedrock MHC Fund II, LP
45.01	Property		1	Bay Oaks Village I
45.02	Property		1	Gulf Breeze
45.03	Property		1	Westwood MHP
45.04	Property		1	Town & Country
45.05	Property		1	Wolf Bay MHC
45.06	Property		1	Lake Wales MHP
45.07	Property		1	Bay Oaks Village II
46	Loan		1	1400 E 57th	NAP	No	NAP	Antheus Capital, LLC
47	Loan	2, 19, 20	1	2535-2537 Grand Concourse	NAP	No	NAP	Yaakov Miller
48	Loan		1	South Dade Canal	NAP	No	NAP	Gerald Askowitz
49	Loan	19	1	Fleming Island Medical Plaza	NAP	No	NAP	Ted L. Barr, Joseph G. Greulich and Benjamin D. Sheridan
50	Loan	6, 12, 19	4	MCP Industrial Portfolio	NAP	No	NAP	Brent A. Makaus
50.01	Property		1	1700 Second Street
50.02	Property		1	652 North 52nd Avenue
50.03	Property		1	1835 South Black Canyon Highway
50.04	Property		1	4120 North 38th Drive
51	Loan	11, 16, 19	3	CVS Florida Portfolio	NAP	No	NAP	David W. Winsor
51.01	Property		1	CVS Sarasota
51.02	Property		1	CVS Gainesville
51.03	Property		1	CVS Orlando
52	Loan		1	Sebastian Canal	NAP	No	NAP	Gerald Askowitz
53	Loan		1	Big Al’s Canal	NAP	No	NAP	Gerald Askowitz
54	Loan		1	3800-3810 East Coast Highway	NAP	No	NAP	Bradford Kuish
55	Loan	16, 23, 25	1	Savannah Medical Office	NAP	No	NAP	Brian C. Adams and Abhishek Mathur
56	Loan	16, 19, 26	1	459 Culley Drive	NAP	No	NAP	Ariel T. Nessel
57	Loan	19	1	DaVita Data Center	NAP	No	NAP	Wei Liu and Kefei Wang

A-1-44

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
						13	13
58	Loan		1	Mini U Storage - Motor City	NAP	No	NAP	The Conway Family Trust, Dated September 10, 2001, as First Amended and Restatement on February 23, 2009, Solely on Behalf of The “Trust A” Assets Allocation Provided Thereby
59	Loan	10, 15, 19	1	Airworld Center	NAP	No	NAP	Zachary D. Batson
60	Loan		1	Independence Square	NAP	No	NAP	Jayson Orvis
61	Loan	6, 16	3	Cameron Ashley Industrial Portfolio	NAP	No	NAP	Christopher R. Sznewajs
61.01	Property		1	Cameron Ashley Syracuse
61.02	Property		1	Cameron Ashley Lafayette
61.03	Property		1	Cameron Ashley Alexandria
62	Loan		1	Gold Key Storage	NAP	No	NAP	Peter Ferraro, Jr.
63	Loan	19	1	Arovista Self Storage	NAP	No	NAP	Joseph L. Spychaj, Sr.
64	Loan	6	2	Palmdale and Brownstone MHC	NAP	No	NAP	Matthew H. Brown and MHP Capital Management, LLC
64.01	Property		1	Palmdale MHC
64.02	Property		1	Brownstone MHC
65	Loan	16	1	Tractor Supply - Warrenton	NAP	No	NAP	James A. Harrington
66	Loan		1	Mini U Storage - Thornton	NAP	No	NAP	The Conway Family Trust, Dated September 10, 2001, as First Amended and Restatement on February 23, 2009, Solely on Behalf of The “Trust A” Assets Allocation Provided Thereby
67	Loan		1	Route One Store N Lock	NAP	No	NAP	Kurt E. O’Brien

A-1-45

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
									29
1	Loan	1, 6, 7, 9, 12, 13, 19	34	AMF Portfolio	Arbor Realty Sr, Inc.	No	No	Refinance		172,000,000
1.01	Property		1	Cambridge Commons					No
1.02	Property		1	Indian Lake I					No
1.03	Property		1	Stewart Way 1					No
1.04	Property		1	Cedargate Lancaster					No
1.05	Property		1	Amesbury					No
1.06	Property		1	Red Deer					No
1.07	Property		1	Olivewood					No
1.08	Property		1	Cherry Glen					No
1.09	Property		1	Plumwood					No
1.10	Property		1	Camelia Court					No
1.11	Property		1	Cedargate					No
1.12	Property		1	Millburn Court					No
1.13	Property		1	Rosewood Apartments					No
1.14	Property		1	Winthrop Court					No
1.15	Property		1	Annhurst					No
1.16	Property		1	Ashford Hills					No
1.17	Property		1	Harbinwood					No
1.18	Property		1	Willow Run - New Albany					No
1.19	Property		1	Parkville					No
1.20	Property		1	Applegate					No
1.21	Property		1	Stonehenge					No
1.22	Property		1	Meadowland					No
1.23	Property		1	Amberwood - Massillion					No
1.24	Property		1	Timberwood					No
1.25	Property		1	Sherbrook					No
1.26	Property		1	Stonehenge Apartments					No
1.27	Property		1	Oakley Woods					No
1.28	Property		1	Carriage Hill					No
1.29	Property		1	Barrington					No
1.30	Property		1	Andover Court					No
1.31	Property		1	Greenglen II					No
1.32	Property		1	Sandalwood					No
1.33	Property		1	Spicewood					No
1.34	Property		1	Meadowood - Mansfield					No
2	Loan	1, 11, 19, 30	1	Helios Plaza	HOUCRE I Cayman Holding Ltd.	No	No	Acquisition	No	118,500,000
3	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	UNIZO Holdings U.S., LLC	No	No	Recapitalization		211,000,000
3.01	Property		1	1100 First Street NE					No
3.02	Property		1	820 First Street NE					No
4	Loan	5, 6, 17, 23, 25	6	Manhattan Retail Portfolio	Adam Katz and Jason Katz	No	No	Refinance		47,000,000
4.01	Property		1	250-254 West 82nd Street					No
4.02	Property		1	235 West 102nd Street					No
4.03	Property		1	215 West 90th Street					No
4.04	Property		1	311 Amsterdam					No
4.05	Property		1	203 West 90th Street					No
4.06	Property		1	1628 2nd Avenue					No
5	Loan	19	1	Parkshore Plaza	Jeff Pori	Yes	No	Acquisition	No	43,600,000
6	Loan	1, 11, 19, 23, 27, 30	1	HQ @ First	KKR Real Estate Select Trust Inc.	No	No	Acquisition	No	230,000,000
7	Loan		1	399 Jefferson Road	Eugene R. Diaz, Edwin H. Cohen and James Riordan	No	No	Refinance	No	37,000,000
8	Loan		1	Superstition Gateway	Daniel S. Smith, DANCIN Trust and Deck, L.L.C.	No	No	Refinance	No	77,125,000
9	Loan	16	1	Midwest Trade Center	NorthPoint Holdings, LLC	No	No	Refinance	No	27,900,000
10	Loan	19, 21	1	Columbia East Marketplace	Robert V. Gothier, Jr. and Mark X. DiSanto	No	No	Acquisition	No	26,830,000
11	Loan	16, 18, 28	1	Mills Fleet Farm Brooklyn Ranch	Jeff Pori	Yes	No	Acquisition	No	23,000,000
12	Loan	13, 19, 21, 23	1	One & Two River Crossing	Matthew J. Felton	No	No	Acquisition	No	22,782,500
13	Loan		1	Autumn Run Apartments	Peter S. Fazio	No	No	Refinance	No	22,700,000
14	Loan	19, 27	1	Parc Gardens	Glenn Stewart	No	No	Refinance	No	22,560,000
15	Loan	16, 19, 26, 28	1	445 Vanderbilt	Pinchos Loketch and Allan Lebovits	No	No	Refinance	No	22,000,000
16	Loan	19, 20	1	Hamilton Commons	Francis Greenburger	No	Yes	Acquisition	No
17	Loan	5, 16	1	Glendale Industrial	Frank Novak	No	No	Refinance	No
18	Loan	2, 13	1	Henderson Properties	M.C. Horning, Jr.	No	No	Refinance	No
19	Loan		1	Osborne Shopping Center	Donald Charles Houder, Joseph R. Staugaard III and Samuel M.V. Hamilton III	No	No	Acquisition	No
20	Loan	19	1	Sorrel River Ranch	Elizabeth Rad	No	No	Refinance	No
21	Loan	2, 16	1	Hayes Court	Saliman Coy and Ginny Werner	No	No	Acquisition	Yes
22	Loan	6, 12, 16	4	FedEx and Cytovance Portfolio	GBP Multi Property Fund 1, LP	No	No	Acquisition
22.01	Property		1	Cytovance NE 30th					No
22.02	Property		1	FedEx Portage					No
22.03	Property		1	Cytovance Santa Fe					No
22.04	Property		1	Fedex Auburn Hills					No
23	Loan	6, 16, 19	6	NAI Net Lease Portfolio	Duane Lund	Yes	No	Acquisition
23.01	Property		1	8706 West Hillsborough Avenue					No
23.02	Property		1	6031 Fairburn Road					No
23.03	Property		1	176 Finley Road					No
23.04	Property		1	18351 East Colfax Avenue					No
23.05	Property		1	1340 South 5th Street					No
23.06	Property		1	775 North US Highway 27					No
A-1-46

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
									29
24	Loan		1	2233 South Throop Street	Moishe Mana	No	No	Refinance	No
25	Loan	19, 26	1	1441-1451 Overing Street	Yaakov Miller	No	No	Refinance	No
26	Loan	16, 17, 19, 26	1	356-362 E 148th Street	Justin Stern, Evan Stern, Henry Hewes, Fredric Roy Schoenberg and Gary Spindler	No	No	Refinance	No
27	Loan	2, 5, 6, 16	13	East Boston Multifamily Portfolio II	John McGrail	No	No	Refinance
27.01	Property		1	972-974 Saratoga Street					No
27.02	Property		1	149-151 Princeton Street					No
27.03	Property		1	195 Maverick Street					No
27.04	Property		1	126-128 London Street					No
27.05	Property		1	16 1/2 Bremen Street					No
27.06	Property		1	26 Chelsea Street					No
27.07	Property		1	43 Cottage Street					No
27.08	Property		1	8 Cheever Court					No
27.09	Property		1	44 Morris Street					No
27.10	Property		1	127 Eutaw Street					No
27.11	Property		1	331 Paris Street					No
27.12	Property		1	259 Border Street					No
27.13	Property		1	329 Sumner Street					No
28	Loan	16	1	Fresenius - Brooklyn	Vincent D. Curran, Jr.	No	No	Acquisition	No
29	Loan	20	1	Arbor Square	Alto Fund III Holding, LP	No	No	Acquisition	No
30	Loan	16	1	Dollar Self Storage #18 - Lake Pleasant	John C. Thomson, trustee of the Thomson Family Trust, Dated June 18, 1997, as may have been amended and restated and John C. Thomson	No	No	Refinance	No
31	Loan	19	1	Courtyard by Marriott - Lake Charles, LA	James W. Moore, Jr. and Dewey F. Weaver, Jr.	No	No	Refinance	No
32	Loan		1	Residence Inn - Boca Raton	Joaquin Mauricio Bello and Richard Waserstein	No	No	Acquisition	No
33	Loan	6, 16, 17, 19, 28	5	ExchangeRight In-Line Retail Portfolio 1	David Fisher, Joshua Ungerecht and Warren Thomas	Yes	No	Acquisition
33.01	Property		1	Tiger Point Pavilion					No
33.02	Property		1	Lakeshore Pavilion					No
33.03	Property		1	Brook Park					No
33.04	Property		1	Streetsboro Crossing					No
33.05	Property		1	Sunset Crossing					No
34	Loan	19	1	F&N Shopping Village	Daniel Berg, James Berg and Cynthia M. Nigro	No	No	Recapitalization	No
35	Loan	19, 30	1	Hampton Inn Altoona Des Moines	Biren D. Patel	No	No	Refinance	No
36	Loan	19	1	Vista Commons	Christina Mizzi	No	No	Refinance	No
37	Loan	21	1	RedHawk MOB	Jeff Pori	Yes	No	Acquisition	No
38	Loan	6, 10, 16, 19	6	AMG Industrial Portfolio	Zachary D. Batson	No	No	Recapitalization
38.01	Property		1	2727 Roe Lane					No
38.02	Property		1	4515 East 75th Terrace					No
38.03	Property		1	330 South 59th Lane					No
38.04	Property		1	12712 2nd Street					No
38.05	Property		1	208 Bennington Avenue					No
38.06	Property		1	15215 South US 71					No
39	Loan	16	1	My Self Storage - Spring Valley	Mark L. Conzelman and M. Paul Conzelman	No	No	Refinance	No
40	Loan		1	2705 Quality Lane	Charles J. Foley	No	No	Refinance	No
41	Loan		1	Fort Storage - Milton, FL	Brian T. Finger	No	No	Refinance	No
42	Loan	2, 6, 12, 19, 26	3	818 Sterling Place and Bronx Portfolio	Marc Fishman and Scot Fishman	No	No	Refinance
42.01	Property		1	818 Sterling Place					No
42.02	Property		1	522 Southern Boulevard					No
42.03	Property		1	334 East 148th Street					No
43	Loan	16	1	Integer Medical Manufacturing Facility	GBP Multi Property Fund 1, LP	No	No	Acquisition	No
44	Loan		1	Westchester I Office	Robert W. Hargett, Donald J. Balzer, Jr., Bradford Leigh Bailey, William Logan Gregg, Jeffrey W. Black, Walter Vernon McClure, Charles M. Finfgeld and Richard Stuller	No	No	Refinance	No
45	Loan	6, 16	7	Southeast MHC Portfolio	Bedrock MHC Fund II, LP	No	No	Refinance
45.01	Property		1	Bay Oaks Village I					No
45.02	Property		1	Gulf Breeze					No
45.03	Property		1	Westwood MHP					No
45.04	Property		1	Town & Country					No
45.05	Property		1	Wolf Bay MHC					No
45.06	Property		1	Lake Wales MHP					No
45.07	Property		1	Bay Oaks Village II					No
46	Loan		1	1400 E 57th	LARP Holdings, LLC	No	No	Refinance	No
47	Loan	2, 19, 20	1	2535-2537 Grand Concourse	Yaakov Miller	No	No	Refinance	No
48	Loan		1	South Dade Canal	Gerald Askowitz	No	No	Refinance	No
49	Loan	19	1	Fleming Island Medical Plaza	Ted L. Barr, Joseph G. Greulich and Benjamin D. Sheridan	No	No	Acquisition	No
50	Loan	6, 12, 19	4	MCP Industrial Portfolio	Brent A. Makaus	No	No	Refinance
50.01	Property		1	1700 Second Street					No
50.02	Property		1	652 North 52nd Avenue					No
50.03	Property		1	1835 South Black Canyon Highway					No
50.04	Property		1	4120 North 38th Drive					No
51	Loan	11, 16, 19	3	CVS Florida Portfolio	David W. Winsor	No	No	Refinance
51.01	Property		1	CVS Sarasota					No
51.02	Property		1	CVS Gainesville					No
51.03	Property		1	CVS Orlando					No
52	Loan		1	Sebastian Canal	Gerald Askowitz	No	No	Refinance	No
53	Loan		1	Big Al’s Canal	Gerald Askowitz	No	No	Refinance	No
54	Loan		1	3800-3810 East Coast Highway	Bradford Kuish	No	No	Refinance	No
55	Loan	16, 23, 25	1	Savannah Medical Office	Brian C. Adams and Abhishek Mathur	No	No	Acquisition	No
56	Loan	16, 19, 26	1	459 Culley Drive	Ariel T. Nessel	No	No	Acquisition	No
57	Loan	19	1	DaVita Data Center	Wei Liu and Kefei Wang	No	No	Acquisition	No

A-1-47

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
									29
58	Loan		1	Mini U Storage - Motor City	The Conway Family Trust, Dated September 10, 2001, as First Amended and Restatement on February 23, 2009, Solely on Behalf of The “Trust A” Assets Allocation Provided Thereby	No	No	Refinance	No
59	Loan	10, 15, 19	1	Airworld Center	Zachary D. Batson	No	No	Acquisition	No
60	Loan		1	Independence Square	Jayson Orvis	No	No	Refinance	No
61	Loan	6, 16	3	Cameron Ashley Industrial Portfolio	Christopher R. Sznewajs	No	No	Recapitalization/Acquisition
61.01	Property		1	Cameron Ashley Syracuse					No
61.02	Property		1	Cameron Ashley Lafayette					No
61.03	Property		1	Cameron Ashley Alexandria					No
62	Loan		1	Gold Key Storage	Peter Ferraro, Jr.	No	No	Refinance	No
63	Loan	19	1	Arovista Self Storage	Joseph L. Spychaj, Sr.	No	Yes	Refinance	No
64	Loan	6	2	Palmdale and Brownstone MHC	Matthew H. Brown and MHP Capital Management, LLC	No	No	Acquisition
64.01	Property		1	Palmdale MHC					No
64.02	Property		1	Brownstone MHC					No
65	Loan	16	1	Tractor Supply - Warrenton	James A. Harrington	No	No	Acquisition	No
66	Loan		1	Mini U Storage - Thornton	The Conway Family Trust, Dated September 10, 2001, as First Amended and Restatement on February 23, 2009, Solely on Behalf of The “Trust A” Assets Allocation Provided Thereby	No	No	Refinance	No
67	Loan		1	Route One Store N Lock	Kurt E. O’Brien	No	No	Acquisition	No

A-1-48

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)

1	Loan	1, 6, 7, 9, 12, 13, 19	34	AMF Portfolio	0	13,000,000	0	185,000,000	173,659,728	0	4,984,024	2,375,286	3,980,961	0	185,000,000	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Cambridge Commons												NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Indian Lake I												NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Stewart Way 1												NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Cedargate Lancaster												NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Amesbury												NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	Red Deer												NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	Olivewood												NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	Cherry Glen												NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	Plumwood												NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	Camelia Court												NAP	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	Cedargate												NAP	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	Millburn Court												NAP	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	Rosewood Apartments												NAP	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	Winthrop Court												NAP	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	Annhurst												NAP	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	Ashford Hills												NAP	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	Harbinwood												NAP	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	Willow Run - New Albany												NAP	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	Parkville												NAP	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	Applegate												NAP	NAP	NAP	NAP	NAP	NAP
1.21	Property		1	Stonehenge												NAP	NAP	NAP	NAP	NAP	NAP
1.22	Property		1	Meadowland												NAP	NAP	NAP	NAP	NAP	NAP
1.23	Property		1	Amberwood - Massillion												NAP	NAP	NAP	NAP	NAP	NAP
1.24	Property		1	Timberwood												NAP	NAP	NAP	NAP	NAP	NAP
1.25	Property		1	Sherbrook												NAP	NAP	NAP	NAP	NAP	NAP
1.26	Property		1	Stonehenge Apartments												NAP	NAP	NAP	NAP	NAP	NAP
1.27	Property		1	Oakley Woods												NAP	NAP	NAP	NAP	NAP	NAP
1.28	Property		1	Carriage Hill												NAP	NAP	NAP	NAP	NAP	NAP
1.29	Property		1	Barrington												NAP	NAP	NAP	NAP	NAP	NAP
1.30	Property		1	Andover Court												NAP	NAP	NAP	NAP	NAP	NAP
1.31	Property		1	Greenglen II												NAP	NAP	NAP	NAP	NAP	NAP
1.32	Property		1	Sandalwood												NAP	NAP	NAP	NAP	NAP	NAP
1.33	Property		1	Spicewood												NAP	NAP	NAP	NAP	NAP	NAP
1.34	Property		1	Meadowood - Mansfield												NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 11, 19, 30	1	Helios Plaza	65,705,360	0	0	184,205,360	0	178,000,000	1,091,349	0	0	5,114,012	184,205,360	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	0	0	0	211,000,000	0	0	7,201,821	12,579,025	191,219,155	0	211,000,000	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	1100 First Street NE												NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	820 First Street NE												NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	5, 6, 17, 23, 25	6	Manhattan Retail Portfolio	3,857,387	0	0	50,857,387	50,293,160	0	349,227	215,000	0	0	50,857,387	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	250-254 West 82nd Street												NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	235 West 102nd Street												NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	215 West 90th Street												NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	311 Amsterdam												NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	203 West 90th Street												NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	1628 2nd Avenue												NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	19	1	Parkshore Plaza	34,528,192	0	1,300,000	79,428,192	0	72,150,000	910,327	6,367,864	0	0	79,428,192	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	1, 11, 19, 23, 27, 30	1	HQ @ First	136,341,719	178,000,000	0	544,341,719	0	535,000,000	9,341,719	0	0	0	544,341,719	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan		1	399 Jefferson Road	0	0	0	37,000,000	35,430,648	0	313,924	1,123,951	131,477	0	37,000,000	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan		1	Superstition Gateway	5,701,350	0	0	82,826,350	81,342,904	0	576,072	907,374	0	0	82,826,350	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16	1	Midwest Trade Center	0	0	0	27,900,000	23,492,805	0	353,989	151,154	3,902,052	0	27,900,000	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	19, 21	1	Columbia East Marketplace	14,156,781	0	0	40,986,781	0	38,750,000	775,428	1,461,352	0	0	40,986,781	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	16, 18, 28	1	Mills Fleet Farm Brooklyn Ranch	16,066,138	0	0	39,066,138	0	37,074,946	671,881	1,319,311	0	0	39,066,138	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	13, 19, 21, 23	1	One & Two River Crossing	15,611,731	0	0	38,394,231	0	35,050,000	805,616	2,538,615	0	0	38,394,231	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan		1	Autumn Run Apartments	0	0	0	22,700,000	13,995,027	0	266,402	488,033	7,950,538	0	22,700,000	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	19, 27	1	Parc Gardens	0	0	0	22,560,000	16,792,217	0	439,500	218,346	5,109,937	0	22,560,000	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	16, 19, 26, 28	1	445 Vanderbilt	0	0	0	22,000,000	16,059,128	0	469,528	263,264	5,208,080	0	22,000,000	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	19, 20	1	Hamilton Commons												NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	5, 16	1	Glendale Industrial												NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	2, 13	1	Henderson Properties												NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		1	Osborne Shopping Center												NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	19	1	Sorrel River Ranch												NAP	1,116.34	397.16	35.6%	1,116.34	469.14
21	Loan	2, 16	1	Hayes Court												NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6, 12, 16	4	FedEx and Cytovance Portfolio												NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	Cytovance NE 30th												NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	FedEx Portage												NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	Cytovance Santa Fe												NAP	NAP	NAP	NAP	NAP	NAP
22.04	Property		1	Fedex Auburn Hills												NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	6, 16, 19	6	NAI Net Lease Portfolio												NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	8706 West Hillsborough Avenue												NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	6031 Fairburn Road												NAP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	176 Finley Road												NAP	NAP	NAP	NAP	NAP	NAP
23.04	Property		1	18351 East Colfax Avenue												NAP	NAP	NAP	NAP	NAP	NAP
23.05	Property		1	1340 South 5th Street												NAP	NAP	NAP	NAP	NAP	NAP
23.06	Property		1	775 North US Highway 27												NAP	NAP	NAP	NAP	NAP	NAP

A-1-49

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)

24	Loan		1	2233 South Throop Street												NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	19, 26	1	1441-1451 Overing Street												NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	16, 17, 19, 26	1	356-362 E 148th Street												NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	2, 5, 6, 16	13	East Boston Multifamily Portfolio II												NAP	NAP	NAP	NAP	NAP	NAP
27.01	Property		1	972-974 Saratoga Street												NAP	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	149-151 Princeton Street												NAP	NAP	NAP	NAP	NAP	NAP
27.03	Property		1	195 Maverick Street												NAP	NAP	NAP	NAP	NAP	NAP
27.04	Property		1	126-128 London Street												NAP	NAP	NAP	NAP	NAP	NAP
27.05	Property		1	16 1/2 Bremen Street												NAP	NAP	NAP	NAP	NAP	NAP
27.06	Property		1	26 Chelsea Street												NAP	NAP	NAP	NAP	NAP	NAP
27.07	Property		1	43 Cottage Street												NAP	NAP	NAP	NAP	NAP	NAP
27.08	Property		1	8 Cheever Court												NAP	NAP	NAP	NAP	NAP	NAP
27.09	Property		1	44 Morris Street												NAP	NAP	NAP	NAP	NAP	NAP
27.10	Property		1	127 Eutaw Street												NAP	NAP	NAP	NAP	NAP	NAP
27.11	Property		1	331 Paris Street												NAP	NAP	NAP	NAP	NAP	NAP
27.12	Property		1	259 Border Street												NAP	NAP	NAP	NAP	NAP	NAP
27.13	Property		1	329 Sumner Street												NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	16	1	Fresenius - Brooklyn												NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	20	1	Arbor Square												NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	16	1	Dollar Self Storage #18 - Lake Pleasant												NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	19	1	Courtyard by Marriott - Lake Charles, LA												8/2/2036	134.22	102.28	74.8%	139.57	107.10
32	Loan		1	Residence Inn - Boca Raton												8/12/2029	122.08	106.81	87.5%	113.87	87.84
33	Loan	6, 16, 17, 19, 28	5	ExchangeRight In-Line Retail Portfolio 1												NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	Tiger Point Pavilion												NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	Lakeshore Pavilion												NAP	NAP	NAP	NAP	NAP	NAP
33.03	Property		1	Brook Park												NAP	NAP	NAP	NAP	NAP	NAP
33.04	Property		1	Streetsboro Crossing												NAP	NAP	NAP	NAP	NAP	NAP
33.05	Property		1	Sunset Crossing												NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	19	1	F&N Shopping Village												NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	19, 30	1	Hampton Inn Altoona Des Moines												1/31/2036	120.39	86.88	72.2%	108.21	73.48
36	Loan	19	1	Vista Commons												NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	21	1	RedHawk MOB												NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	6, 10, 16, 19	6	AMG Industrial Portfolio												NAP	NAP	NAP	NAP	NAP	NAP
38.01	Property		1	2727 Roe Lane												NAP	NAP	NAP	NAP	NAP	NAP
38.02	Property		1	4515 East 75th Terrace												NAP	NAP	NAP	NAP	NAP	NAP
38.03	Property		1	330 South 59th Lane												NAP	NAP	NAP	NAP	NAP	NAP
38.04	Property		1	12712 2nd Street												NAP	NAP	NAP	NAP	NAP	NAP
38.05	Property		1	208 Bennington Avenue												NAP	NAP	NAP	NAP	NAP	NAP
38.06	Property		1	15215 South US 71												NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	16	1	My Self Storage - Spring Valley												NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	2705 Quality Lane												NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	Fort Storage - Milton, FL												NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	2, 6, 12, 19, 26	3	818 Sterling Place and Bronx Portfolio												NAP	NAP	NAP	NAP	NAP	NAP
42.01	Property		1	818 Sterling Place												NAP	NAP	NAP	NAP	NAP	NAP
42.02	Property		1	522 Southern Boulevard												NAP	NAP	NAP	NAP	NAP	NAP
42.03	Property		1	334 East 148th Street												NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	16	1	Integer Medical Manufacturing Facility												NAP	NAP	NAP	NAP	NAP	NAP
44	Loan		1	Westchester I Office												NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	6, 16	7	Southeast MHC Portfolio												NAP	NAP	NAP	NAP	NAP	NAP
45.01	Property		1	Bay Oaks Village I												NAP	NAP	NAP	NAP	NAP	NAP
45.02	Property		1	Gulf Breeze												NAP	NAP	NAP	NAP	NAP	NAP
45.03	Property		1	Westwood MHP												NAP	NAP	NAP	NAP	NAP	NAP
45.04	Property		1	Town & Country												NAP	NAP	NAP	NAP	NAP	NAP
45.05	Property		1	Wolf Bay MHC												NAP	NAP	NAP	NAP	NAP	NAP
45.06	Property		1	Lake Wales MHP												NAP	NAP	NAP	NAP	NAP	NAP
45.07	Property		1	Bay Oaks Village II												NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	1400 E 57th												NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	2, 19, 20	1	2535-2537 Grand Concourse												NAP	NAP	NAP	NAP	NAP	NAP
48	Loan		1	South Dade Canal												NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	19	1	Fleming Island Medical Plaza												NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	6, 12, 19	4	MCP Industrial Portfolio												NAP	NAP	NAP	NAP	NAP	NAP
50.01	Property		1	1700 Second Street												NAP	NAP	NAP	NAP	NAP	NAP
50.02	Property		1	652 North 52nd Avenue												NAP	NAP	NAP	NAP	NAP	NAP
50.03	Property		1	1835 South Black Canyon Highway												NAP	NAP	NAP	NAP	NAP	NAP
50.04	Property		1	4120 North 38th Drive												NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	11, 16, 19	3	CVS Florida Portfolio												NAP	NAP	NAP	NAP	NAP	NAP
51.01	Property		1	CVS Sarasota												NAP	NAP	NAP	NAP	NAP	NAP
51.02	Property		1	CVS Gainesville												NAP	NAP	NAP	NAP	NAP	NAP
51.03	Property		1	CVS Orlando												NAP	NAP	NAP	NAP	NAP	NAP
52	Loan		1	Sebastian Canal												NAP	NAP	NAP	NAP	NAP	NAP
53	Loan		1	Big Al’s Canal												NAP	NAP	NAP	NAP	NAP	NAP
54	Loan		1	3800-3810 East Coast Highway												NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	16, 23, 25	1	Savannah Medical Office												NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	16, 19, 26	1	459 Culley Drive												NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	19	1	DaVita Data Center												NAP	NAP	NAP	NAP	NAP	NAP

A-1-50

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)

58	Loan		1	Mini U Storage - Motor City												NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	10, 15, 19	1	Airworld Center												NAP	NAP	NAP	NAP	NAP	NAP
60	Loan		1	Independence Square												NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	6, 16	3	Cameron Ashley Industrial Portfolio												NAP	NAP	NAP	NAP	NAP	NAP
61.01	Property		1	Cameron Ashley Syracuse												NAP	NAP	NAP	NAP	NAP	NAP
61.02	Property		1	Cameron Ashley Lafayette												NAP	NAP	NAP	NAP	NAP	NAP
61.03	Property		1	Cameron Ashley Alexandria												NAP	NAP	NAP	NAP	NAP	NAP
62	Loan		1	Gold Key Storage												NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	19	1	Arovista Self Storage												NAP	NAP	NAP	NAP	NAP	NAP
64	Loan	6	2	Palmdale and Brownstone MHC												NAP	NAP	NAP	NAP	NAP	NAP
64.01	Property		1	Palmdale MHC												NAP	NAP	NAP	NAP	NAP	NAP
64.02	Property		1	Brownstone MHC												NAP	NAP	NAP	NAP	NAP	NAP
65	Loan	16	1	Tractor Supply - Warrenton												NAP	NAP	NAP	NAP	NAP	NAP
66	Loan		1	Mini U Storage - Thornton												NAP	NAP	NAP	NAP	NAP	NAP
67	Loan		1	Route One Store N Lock												NAP	NAP	NAP	NAP	NAP	NAP

A-1-51

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	1, 6, 7, 9, 12, 13, 19	34	AMF Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Cambridge Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Indian Lake I	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Stewart Way 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Cedargate Lancaster	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Amesbury	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	Red Deer	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	Olivewood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	Cherry Glen	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	Plumwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	Camelia Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	Cedargate	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	Millburn Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	Rosewood Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	Winthrop Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	Annhurst	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	Ashford Hills	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	Harbinwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	Willow Run - New Albany	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	Parkville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	Applegate	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.21	Property		1	Stonehenge	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.22	Property		1	Meadowland	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.23	Property		1	Amberwood - Massillion	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.24	Property		1	Timberwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.25	Property		1	Sherbrook	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.26	Property		1	Stonehenge Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.27	Property		1	Oakley Woods	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.28	Property		1	Carriage Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.29	Property		1	Barrington	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.30	Property		1	Andover Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.31	Property		1	Greenglen II	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.32	Property		1	Sandalwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.33	Property		1	Spicewood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.34	Property		1	Meadowood - Mansfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 11, 19, 30	1	Helios Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	1100 First Street NE	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	820 First Street NE	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	5, 6, 17, 23, 25	6	Manhattan Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	250-254 West 82nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	235 West 102nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	215 West 90th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	311 Amsterdam	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	203 West 90th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	1628 2nd Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	19	1	Parkshore Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	1, 11, 19, 23, 27, 30	1	HQ @ First	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan		1	399 Jefferson Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan		1	Superstition Gateway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16	1	Midwest Trade Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	19, 21	1	Columbia East Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	16, 18, 28	1	Mills Fleet Farm Brooklyn Ranch	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	13, 19, 21, 23	1	One & Two River Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan		1	Autumn Run Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	19, 27	1	Parc Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	16, 19, 26, 28	1	445 Vanderbilt	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	19, 20	1	Hamilton Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	5, 16	1	Glendale Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	2, 13	1	Henderson Properties	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		1	Osborne Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	19	1	Sorrel River Ranch	42.0%	920.88	346.25	37.6%	663.29	276.04	41.6%
21	Loan	2, 16	1	Hayes Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6, 12, 16	4	FedEx and Cytovance Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	Cytovance NE 30th	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	FedEx Portage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	Cytovance Santa Fe	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.04	Property		1	Fedex Auburn Hills	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	6, 16, 19	6	NAI Net Lease Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	8706 West Hillsborough Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	6031 Fairburn Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	176 Finley Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.04	Property		1	18351 East Colfax Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.05	Property		1	1340 South 5th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.06	Property		1	775 North US Highway 27	NAP	NAP	NAP	NAP	NAP	NAP	NAP
A-1-52

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

24	Loan		1	2233 South Throop Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	19, 26	1	1441-1451 Overing Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	16, 17, 19, 26	1	356-362 E 148th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	2, 5, 6, 16	13	East Boston Multifamily Portfolio II	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.01	Property		1	972-974 Saratoga Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	149-151 Princeton Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.03	Property		1	195 Maverick Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.04	Property		1	126-128 London Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.05	Property		1	16 1/2 Bremen Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.06	Property		1	26 Chelsea Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.07	Property		1	43 Cottage Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.08	Property		1	8 Cheever Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.09	Property		1	44 Morris Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.10	Property		1	127 Eutaw Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.11	Property		1	331 Paris Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.12	Property		1	259 Border Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.13	Property		1	329 Sumner Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	16	1	Fresenius - Brooklyn	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	20	1	Arbor Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	16	1	Dollar Self Storage #18 - Lake Pleasant	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	19	1	Courtyard by Marriott - Lake Charles, LA	76.7%	118.26	90.34	47.8%	120.79	90.34	74.8%
32	Loan		1	Residence Inn - Boca Raton	77.1%	105.16	64.01	60.9%	134.89	102.21	75.8%
33	Loan	6, 16, 17, 19, 28	5	ExchangeRight In-Line Retail Portfolio 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	Tiger Point Pavilion	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	Lakeshore Pavilion	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.03	Property		1	Brook Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.04	Property		1	Streetsboro Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.05	Property		1	Sunset Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	19	1	F&N Shopping Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	19, 30	1	Hampton Inn Altoona Des Moines	67.9%	95.06	50.95	53.6%	120.39	86.88	72.2%
36	Loan	19	1	Vista Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	21	1	RedHawk MOB	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	6, 10, 16, 19	6	AMG Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.01	Property		1	2727 Roe Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.02	Property		1	4515 East 75th Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.03	Property		1	330 South 59th Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.04	Property		1	12712 2nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.05	Property		1	208 Bennington Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.06	Property		1	15215 South US 71	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	16	1	My Self Storage - Spring Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	2705 Quality Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	Fort Storage - Milton, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	2, 6, 12, 19, 26	3	818 Sterling Place and Bronx Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.01	Property		1	818 Sterling Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.02	Property		1	522 Southern Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.03	Property		1	334 East 148th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	16	1	Integer Medical Manufacturing Facility	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan		1	Westchester I Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	6, 16	7	Southeast MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.01	Property		1	Bay Oaks Village I	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.02	Property		1	Gulf Breeze	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.03	Property		1	Westwood MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.04	Property		1	Town & Country	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.05	Property		1	Wolf Bay MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.06	Property		1	Lake Wales MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.07	Property		1	Bay Oaks Village II	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	1400 E 57th	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	2, 19, 20	1	2535-2537 Grand Concourse	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan		1	South Dade Canal	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	19	1	Fleming Island Medical Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	6, 12, 19	4	MCP Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50.01	Property		1	1700 Second Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50.02	Property		1	652 North 52nd Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50.03	Property		1	1835 South Black Canyon Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50.04	Property		1	4120 North 38th Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	11, 16, 19	3	CVS Florida Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51.01	Property		1	CVS Sarasota	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51.02	Property		1	CVS Gainesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51.03	Property		1	CVS Orlando	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan		1	Sebastian Canal	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan		1	Big Al’s Canal	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan		1	3800-3810 East Coast Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	16, 23, 25	1	Savannah Medical Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	16, 19, 26	1	459 Culley Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	19	1	DaVita Data Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-53

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

58	Loan		1	Mini U Storage - Motor City	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	10, 15, 19	1	Airworld Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan		1	Independence Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	6, 16	3	Cameron Ashley Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61.01	Property		1	Cameron Ashley Syracuse	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61.02	Property		1	Cameron Ashley Lafayette	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61.03	Property		1	Cameron Ashley Alexandria	NAP	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan		1	Gold Key Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	19	1	Arovista Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64	Loan	6	2	Palmdale and Brownstone MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64.01	Property		1	Palmdale MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64.02	Property		1	Brownstone MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
65	Loan	16	1	Tractor Supply - Warrenton	NAP	NAP	NAP	NAP	NAP	NAP	NAP
66	Loan		1	Mini U Storage - Thornton	NAP	NAP	NAP	NAP	NAP	NAP	NAP
67	Loan		1	Route One Store N Lock	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-54

Footnotes to Annex A-1

(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller, “BMO” denotes Bank of Montreal as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “KeyBank” denotes KeyBank National Association as Mortgage Loan Seller.

With respect to Loan No. 1, AMF Portfolio, the mortgage loan is part of a whole loan that was co-originated by Starwood Mortgage Capital LLC and Bank of Montreal.

With respect to Loan No. 2, Helios Plaza, the mortgage loan is part of a whole loan that was co-originated by Barclays Capital Real Estate Inc. and Bank of Montreal.

With respect to Loan No. 3, 1100 & 820 First Street NE, the mortgage loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc. and Barclays Capital Real Estate Inc.

With respect to Loan No. 6, HQ @ First, the mortgage loan is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association and Barclays Capital Real Estate Inc.

(2)	With respect to Loan No. 18, Henderson Properties, the mortgaged property is comprised of 134,212 square feet of office space and 13,377 square feet of retail space.

With respect to Loan. No. 21, Hayes Court, the mortgaged property is comprised of 56 multifamily units and six commercial units.

With respect to Loan No. 27, East Boston Multifamily Portfolio II, the portfolio is comprised of 44 multifamily units and three commercial units totaling 4,338 square feet of ground floor retail space across the mortgaged properties.

With respect to Loan No. 42, 818 Sterling Place and Bronx Portfolio, the portfolio is comprised of 41,150 square feet of office space, and 2,857 square feet of retail space.

With respect to Loan No. 47, 2535-2537 Grand Concourse, the mortgaged property is comprised of 40 multifamily units and four commercial units.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the preliminary prospectus.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed identified in “Description of the Mortgage Pool—Definitions” in the preliminary prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 4, Manhattan Retail Portfolio, the Appraised Value ($) represents an approximately 1.9% portfolio premium to the aggregate “as-is” appraised value of the individual mortgaged properties. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) for the Manhattan Retail Portfolio mortgage loan are calculated using the “as-is” appraised value based on such portfolio premium. The “as-is” appraised value for the mortgaged properties without regard to the portfolio premium was $82,200,000 as of July 7 and July 8, 2021. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculated using the aggregate “as-is” appraised values are 57.2% and 57.2%, respectively.

A-1-55

With respect to Loan No. 17, Glendale Industrial, the Appraised Value ($) represents the Contract Rent value which accounts for the in-place master lease and subleases. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) for the Glendale Industrial mortgage loan are calculated using such other than “as-is” appraised value. The “as-is” appraised value of $38,720,000 accounts for the assumption that, in the event of a sale of the mortgaged property to a third party, the master lease and subleases will not transfer to such third party and the mortgaged property will be leased at market rent. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculated using the “as-is” appraised value are 51.7% and 44.5%, respectively.

With respect to Loan No. 27, East Boston Multifamily Portfolio II, the Appraised Value ($) represents an approximately 5.7% portfolio premium to the aggregate “as-is” appraised value of the individual mortgaged properties. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) for the East Boston Multifamily Portfolio II mortgage loan are calculated using the “as-is” appraised value based on such portfolio premium. The “as-is” appraised value for the mortgaged properties without regard to the portfolio premium was $22,240,000 as of August 30, 2021. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculated using the aggregate “as-is” appraised values are both 62.9%.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.
• Loan No. 1, AMF Portfolio
• Loan No. 3, 1100 & 820 First Street NE
• Loan No. 4, Manhattan Retail Portfolio
• Loan No. 22, FedEx and Cytovance Portfolio
• Loan No. 23, NAI Net Lease Portfolio
• Loan No. 27, East Boston Multifamily Portfolio II
• Loan No. 33, ExchangeRight In-Line Retail Portfolio 1
• Loan No. 38, AMG Industrial Portfolio
• Loan No. 42, 818 Sterling Place and Bronx Portfolio
• Loan No. 45, Southeast MHC Portfolio
• Loan No. 50, MCP Industrial Portfolio
• Loan No. 61, Cameron Ashley Industrial Portfolio
• Loan No. 64, Palmdale and Brownstone MHC

(7)	The Original Balance ($), Cut-off Date Balance ($), and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the preliminary prospectus.

With respect to Loan No. 1, AMF Portfolio, the Annual Debt Service (P&I) ($), Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for the AMF Portfolio whole loan and AMF Portfolio total debt are calculated using the sum of the 12 whole loan principal and interest payments beginning with the November 6, 2028 payment based on the assumed principal and interest payment schedule set forth in Annex F. The AMF Portfolio total debt begins to amortize in December 2024 with all principal initially being allocated to the AMF Portfolio mezzanine loan which fully amortizes in October 2028. The AMF Portfolio mortgage loan commences amortization based on the assumed principal and interest payment schedule set forth in Annex F.

(8)	The Administrative Fee Rate % includes the Servicing Fee, the Operating Advisor Fee, the Certificate Administrator/Trustee Fee, the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee applicable to each Mortgage Loan.

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(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

With respect to Loan No. 1, AMF Portfolio, the Monthly Debt Service (P&I) and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($) are calculated using the average of the 12 whole loan principal and interest payments beginning with the November 6, 2028 payment allocated as applicable based on the assumed principal and interest payment schedule set forth in Annex F. The Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($), Whole Loan Monthly Debt Service ($) and Total Debt Monthly Debt Service ($) are calculated using the average of the 12 whole loan principal and interest payments beginning with the November 6, 2028 payment based on the assumed principal and interest payment schedule set forth in Annex F.

(10)	With respect to Loan No. 38, AMG Industrial Portfolio, a Grace Period (Late Payment) of five days is allowed. The Grace Period (Default) is zero days on maturity and five days for the monthly payment of principal and interest.

With respect to Loan No. 59, Airworld Center, a Grace Period (Late Payment) of five days is allowed. The Grace Period (Default) is zero days on maturity and five days for the monthly payment of principal and interest.

(11)	With respect to Loan No. 2, Helios Plaza, the Helios Plaza mortgage loan is structured with an anticipated repayment date of October 6, 2026 (the “Helios Plaza ARD”) and a final maturity date of October 6, 2031. The monthly debt service payments are based on an initial interest rate of 2.90000% and are interest-only through the Helios Plaza ARD. Commencing on the Helios Plaza ARD and each payment date thereafter, the Helios Plaza mortgage loan will accrue interest at an interest rate equal to the sum of (i) 2.50% plus (ii) 2.90%.

With respect to Loan No. 6, HQ @ First, the HQ @ First whole loan is structured with an anticipated repayment date of August 1, 2031 (the “ARD”) and a final maturity date of November 1, 2034. From and after the ARD, the whole loan will bear interest at a rate per annum equal to the sum of the applicable interest rate and 300 basis points.

With respect to Loan No. 51, CVS Florida Portfolio, the mortgage loan is structured with an anticipated repayment date of November 6, 2028 (the “ARD”) and a final maturity date of November 6, 2031. From and after the ARD, the mortgage loan will bear interest at a rate per annum equal to the greater of the then current ten-year treasury plus three percent or the sum of the initial interest rate (4.25700%) and three percent.

(12)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the preliminary prospectus.

With respect to Loan No. 1, AMF Portfolio, any time after the permitted release date and prior to the open prepayment date, the borrowers may obtain the release of any individual property, provided, among other conditions (i) the borrowers partially defease the AMF Portfolio Whole Loan in an amount equal to the greater of (x) 115% of the allocated loan amount for the individual property to be released and (y) an amount such that after giving effect to such release (a) the debt service coverage ratio with respect to the individual properties remaining subject to the lien of the whole loan is not less than the greater of (1) 1.40x and (2) the debt service coverage ratio as of the date immediately preceding such release, (b) the debt yield with respect to the individual properties remaining subject to the lien of the whole loan is not less than the greater of (1) 8.35% and (2) the debt yield as of the date immediately preceding such release and (c) the loan-to-value ratio is not greater than 70.0% and (ii) the REMIC release requirements are satisfied. In the event of any partial defeasance of the AMF Portfolio Whole Loan, the mezzanine borrower will be required to defease a portion of the AMF Portfolio Mezzanine Loan in an amount equal to the greater of (x) 115% of the allocated loan amount for the individual property to be released and

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(y) an amount such that after giving effect to such release (a) the debt service coverage ratio with respect to the individual properties remaining subject to the lien of the whole loan is not less than the greater of (1) 1.40x and (2) the debt service coverage ratio as of the date immediately preceding such release, (b) the debt yield with respect to the individual properties remaining subject to the lien of the whole loan is not less than the greater of (1) 8.35% and (2) the debt yield as of the date immediately preceding such release and (c) the loan-to-value ratio is not greater than 70.0%.

With respect to Loan No. 22, FedEx and Cytovance Portfolio, any time after the permitted defeasance date, the borrower may defease a portion of the mortgage loan, upon certain conditions being met, among other things, (i) no event of default, (ii) the DSCR of the remaining individual properties immediately after release is no less than the greater of 1.40x and the DSCR immediately prior to the release, (iii) the LTV of the remaining individual properties immediately after release is no greater than the lesser of 68.51% and the LTV immediately prior to the release, (iv) the DY of the remaining individual properties immediately after release is no less than the greater of 7.97% and the DY immediately prior to the release.

With respect to Loan No. 42, 818 Sterling Place and Bronx Portfolio, the borrower is permitted to release a portion of the portfolio subject to the following: after the permitted defeasance date, the borrower may obtain the release of a partial release property, upon certain conditions being met, among other things, (i) no event of default, (ii) the borrower partially defeases the mortgage loan in an amount equal to the partial release price, (iii) the DSCR of the remaining individual properties immediately after release will be no less than the greater of 1.83x and the DSCR immediately prior to the release, (iv) the debt yield is greater than the greater of (a) 10.41% and (b) the debt yield for all the then remaining properties (including the release property) immediately preceding the release of the applicable release property, and (v) the LTV of the remaining individual properties immediately after release will be no greater than the lesser of 43.6% and the LTV immediately prior to the release.

With respect to Loan No. 50, MCP Industrial Portfolio, the borrower is permitted to release a portion of the portfolio subject to the following: the borrower may obtain the release of the 1835 South Black Canyon Highway mortgaged property (the “Black Canyon Property”), upon certain conditions being met, among other things, (i) no event of default, (ii) the borrower will be required to pay an amount equal to 120% of the allocated loan amount, (iii) the DSCR is greater than the greater of (a) 1.81x and (b) the DSCR for all of the then remaining properties (including the Black Canyon Property) immediately preceding the release of the Black Canyon Property, (iv) the LTV is no greater than the lesser of (a) 55.9% and (b) the LTV for all the then remaining properties (including the Black Canyon Property) immediately preceding the release of the Black Canyon Property and (v) the DY is greater than the greater of (a) 9.83% and (b) the DY for all the then remaining properties (including the Black Canyon Property) immediately preceding the release of the Black Canyon Property

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 1, AMF Portfolio, concurrently with the origination of the AMF Portfolio mortgage loan, a $13.0 million mezzanine loan was originated, secured by, among other things, the pledge of the direct equity interest in the AMF Portfolio borrowers. The AMF Portfolio mezzanine loan accrues interest based on a fixed schedule which varies by month with an interest rate of 6.67228249742403% per annum through the December 2024 payment. Beginning with the January 2025 payment, the interest rate increases throughout the term and fully amortizes in October 2028. The $13.0 million mezzanine loan is not included in the BBCMS 2021-C12 securitization trust.

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With respect to Loan No. 12, One & Two River Crossing, future mezzanine debt is permitted provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the mezzanine loan is junior and subordinate to the mortgage loan, (iii) the subordinate mezzanine loan, together with the mortgage loan, has a combined LTV of no greater than 64.7%, (iv) the DSCR based on the trailing 12- month period after taking into account the subordinate mezzanine loan and the mortgage loan is equal to or greater than 2.51x, (v) the DY after taking into account the subordinate mezzanine loan and the mortgage loan is equal to or greater than 8.37% and (vi) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender.

With respect to Loan No. 18, Henderson Properties, the borrower will be permitted to incur additional unsecured indebtedness or mezzanine debt provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the additional debt is subordinate to the mortgage loan, (iii) the subordinate debt, together with the mortgage loan, has a combined LTV of no greater than 66.7%, (iv) the DY after taking into account the subordinate debt and the mortgage loan exceeds 9.67% and (v) the subordinate debt lender enters into an intercreditor agreement satisfactory to the lender.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

With respect to Loan No. 59, Airworld Center, there is a non-recurring item credit of $30,000 resulting in a negative TI/LC figure.

(16)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 9, Midwest Trade Center, historical financials are unavailable as the borrower acquired the mortgaged property as vacant in 2019 before renovating the mortgaged property and leasing it up.

With respect to Loan No. 11, Mills Fleet Farm Brooklyn Ranch, historical financials are not available as a result of the acquisition financing, and the mortgaged property is occupied by a single tenant.

With respect to Loan No. 15, 445 Vanderbilt, historical information is not available as the mortgaged property was built in 2021.

With respect to Loan No. 17, Glendale Industrial, historical financial information was not available due to the triple-net nature of the single tenant’s lease.

With respect to Loan No. 21, Hayes Court, historical financials are not available as a result of acquisition financing and the seller did not provide operating history for the mortgaged property.

With respect to Loan No. 22, FedEx and Cytovance Portfolio, historical financials are unavailable due to the recent acquisition of the mortgaged properties.

With respect to Loan No. 23, NAI Net Lease Portfolio, historical financials are not available as a result of the acquisition financing and the seller did not provide operating history for the mortgaged property.

With respect to Loan No. 26, 356-362 E 148th Street, historical financials are not available as a result of new construction.

With respect to Loan No. 27, East Boston Multifamily Portfolio II, the mortgaged properties were purchased by the borrower sponsor in various transactions between 2016 and 2020 and subsequently renovated. As such, historical financial information prior to the most recent period was not available.

With respect to Loan No. 28, Fresenius – Brooklyn, historical financials are unavailable due to the recent acquisition of the mortgaged property.

With respect to Loan No. 30, Dollar Self Storage #18 – Lake Pleasant, historical financials are unavailable because the mortgaged property was built in 2019.

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With respect to Loan No. 33, ExchangeRight In-Line Retail Portfolio 1, historical financials are not available as a result of acquisition financing.

With respect to Loan No. 38, AMG Industrial Portfolio, historical financials are not available since the tenants are responsible for all expenses and capital expenditures.

With respect to Loan No. 39, My Self Storage – Spring Valley, historical financials are unavailable as the borrower acquired the mortgaged property in 2020.

With respect to Loan No. 43, Integer Medical Manufacturing Facility, historical financials are unavailable due to the recent acquisition of the mortgaged property.

With respect to Loan No. 45, Southeast MHC Portfolio, historical financials are unavailable for (i) the Town & Country mortgaged property because it was recently renovated in 2021 and (ii) the Bay Oaks Village I and Bay Oaks Village II mortgaged properties due to their recent acquisition.

With respect to Loan No. 51, CVS Florida Portfolio, historical financials are not available since the tenants are responsible for all expenses and capital expenditures.

With respect to Loan No. 55, Savannah Medical Office, historical financials prior to 2019 are unavailable as they were not provided by the seller.

With respect to Loan No. 56, 459 Culley Drive, historical financials are not available as a result of the acquisition financing and the seller did not provide operating history for the mortgaged property.

With respect to Loan No. 61, Cameron Ashley Industrial Portfolio, historical financial information was not available due to the triple-net nature of the single tenant’s lease.

With respect to Loan No. 65, Tractor Supply – Warrenton, historical financials are unavailable because the mortgaged property was built in 2020.

(17)	With respect to Loan. 4, Manhattan Retail Portfolio, the 250-254 West 82nd Street mortgaged property is secured by the related borrower’s security interest in a master lease of the ground floor retail space at the related mortgaged property. The master lease has a term through September 30, 2107 at a fixed rate of $76,000 per annum. The related lender’s collateral related to the 250-254 West 82nd Street mortgaged property will be an assignment of the master lease.

With respect to Loan No. 26, 356-362 E 148th Street, the mortgage loan is secured by the borrower’s fee and leasehold interests in the mortgaged property. The mortgaged property is subject to a ground lease between CSB Courtlandt LLC, as ground lessor, and CSB Lessee LLC, as ground lessee. The ground lease requires annual payments of $360,000 paid in equal monthly installments of $30,000 on the first day of each month. The ground lease has a current expiration date of September 30, 2068. The borrower wholly owns both the fee simple and leasehold interest in the mortgaged property, and both the fee simple and leasehold interest are collateral for the 356-362 E 148th Street whole loan.

With respect to Loan No. 33, ExchangeRight In-Line Retail Portfolio 1, the mortgaged portfolio is subject to various ground leases as follows:

- With respect to Tiger Point Pavilion, the mortgaged property is subject to a ground lease between ExchangeRight Net-Leased Portfolio 46 DST, as ground lessor, and the borrower, as ground lessee. The borrower is subject to ground lease payments of $6,937,023 in year 1 and $1 thereafter. The ground lease has a renewal option of 10 consecutive terms of five years each. The ground lease has a current expiration date of April 30, 2120.

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- With respect to Lakeshore Pavilion, the mortgaged property is subject to a ground lease between ExchangeRight Essential Income Strategy Properties 3, LLC, as ground lessor, and the borrower, as ground lessee. The borrower is subject to ground lease payments of approximately $6,954,673 in year 1 and $1 thereafter. The ground lease has a renewal option of 10 consecutive terms of five years each. The ground lease has a current expiration date of June 8, 2120.

- With respect to Brook Park, the mortgaged property is subject to a ground lease between ExchangeRight Essential Income Strategy Properties 3, LLC, as ground lessor, and the borrower, as ground lessee. The borrower is subject to ground lease payments of $2,666,316 in year 1 and $1 thereafter. The ground lease has a renewal option of 10 consecutive terms of five years each. The ground lease has a current expiration date of March 31, 2120.

- With respect to Streetsboro Crossing, the mortgaged property is subject to a ground lease between ExchangeRight Net-Leased Portfolio 47 DST, as ground lessor, and the borrower, as ground lessee. The borrower is subject to ground lease payments of $1,827,392 in year 1 and $1 thereafter. The ground lease has a renewal option of 10 consecutive terms of five years each. The ground lease has a current expiration date of June 4, 2120.

- With respect to Sunset Crossing, the mortgaged property is subject to a ground lease between ExchangeRight Net-Leased Portfolio 46 DST, as ground lessor, and the borrower, as ground lessee. The borrower is subject to ground lease payments of $78,067 in year 1 and $1 thereafter. The ground lease has a renewal option of 10 consecutive terms of five years each. The ground lease has a current expiration date of April 30, 2120.

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 11, Mills Fleet Farm Brooklyn Ranch, the borrower deposited an amount equal to $1,175,000 into the tenant improvement and leasing commissions reserve account of which $75,000 has been allocated to the rollover reserve subaccount for capital expenditures. During the term of the Mills Fleet Farm Brooklyn Ranch Mortgage Loan, the lender may only disburse up to $75,000 from the rollover reserve subaccount to the borrower.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, AMF Portfolio, the borrower’s obligation to make monthly deposits equal to $82,475 into the replacement reserve account will be reduced by $300 per unit with respect to any individual mortgaged property released pursuant to the AMF Portfolio Mortgage Loan agreement.

With respect to Loan No. 2, Helios Plaza and during the continuation of a trigger period, the borrower will be required to escrow $23,574 on a monthly basis for rollover reserves

With respect to Loan No. 3, 1100 & 820 First Street NE, if the lender determines that the liability policy maintained by the borrower is insufficient, the lender will require the borrower to obtain a separate policy and the borrower is required to pay 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with lender sufficient funds to pay all such insurance premiums.

With respect to Loan No. 5, Parkshore Plaza, when the capital improvements reserve falls below the $750,000 cap, the borrower will be required to escrow $4,525 on a monthly basis for capital expenditures.

With respect to Loan No. 5, Parkshore Plaza, when the tenant improvements reserve falls below the $2,200,000 cap, the borrower will be required to escrow $33,936 on a monthly basis for tenant improvements.

With respect to Loan No. 6, HQ @ First, during a cash sweep period, the borrower is required to pay 1/12th of the taxes and other charges that the lender reasonably estimates will be payable during the next 12 months order to accumulate with the lender sufficient funds to pay all such taxes and other charges.

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With respect to Loan No. 6, HQ @ First, during a cash sweep period, the borrower is required to pay 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums.

With respect to Loan No. 6, HQ @ First, during a lease sweep period, the borrower is required to pay all excess cash flow in the cash management account, subject to a maximum amount equal to the total rentable square feet of the lease sweep space multiplied by $60.00 and solely with respect to any existing tenant go-dark trigger event, a maximum amount equal to the total rentable square feet of the portion of the lease sweep space in which the existing tenant has discounted its operations or given notice of its intention to discontinue its operations multiplied by $60.00.

With respect to Loan No. 10, Columbia East Marketplace, if the lender reasonably determines that the insurance reserve funds will not be sufficient to pay the insurance premiums, lender will notify the borrower of such determination and the monthly deposits for insurance premiums will be increased by the amount that the lender estimates is sufficient to make up the deficiency at least 30 days prior to expiration of the policies.

With respect to Loan No. 10, Columbia East Marketplace, the borrower will have no obligation to make the replacement reserve monthly deposit on any payment date, to the extent the amount of funds on deposit in the account exceeds the replacement reserve cap of $75,000, no event of default exists, and such amount is sufficient to maintain proper operation of the mortgaged property.

With respect to Loan No. 10, Columbia East Marketplace, the borrower will have no obligation to make the leasing reserve monthly deposit on any payment date, to the extent the amount of funds on deposit in the account exceeds the TI/LC reserve cap of $450,000.

With respect to Loan No. 12, One & Two River Crossing, if the lender determines that liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, the lender will require the borrower to obtain a separate policy and require the borrower to deposit 1/12th of an amount required to pay the insurance premiums on a monthly basis.

With respect to Loan No. 14, Parc Gardens, commencing on November 6, 2023, the borrower will deposit the sum of $3,145.83 on each payment date for replacements and repairs made to the mortgaged property.

With respect to Loan No. 14, Parc Gardens, if the lender determines that liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, the lender will require the borrower to obtain a separate policy and require the borrower to deposit 1/12th of an amount required to pay the insurance premiums on a monthly basis.

With respect to Loan No. 15, 445 Vanderbilt, the borrower will be required to make monthly deposits of $895.83 into the replacement reserve subaccount upon the occurrence and during the continuance of an event of default.

With respect to Loan No. 16, Hamilton Commons, monthly deposits into the Regal Cinemas reserve subaccount will be required if at any time prior to March 1, 2030, the balance of the Regal Cinemas reserve subaccount falls below an amount equal to the Regal Cinemas reserve cap. The borrowers will be required to deposit $41,666.67 into the Regal Cinemas reserve subaccount until the amount on deposit equals the Regal Cinemas reserve cap. The Regal Cinemas reserve cap is an amount equal to the lesser of (i) $1,000,000 and (ii) the then remaining unfunded portion of $2,000,000.

With respect to Loan No. 16, Hamilton Commons, so long as no event of default has occurred and is continuing and provided the borrower has delivered evidence reasonably satisfactory to the lender of a fully paid blanket insurance policy covering the mortgaged property, monthly deposits into the insurance escrow account will be suspended. As of the origination date, the Hamilton Commons mortgaged property was insured under a blanket insurance policy.

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With respect to Loan No. 16, Hamilton Commons, so long as (i) no event of default has occurred and is continuing, (ii) the Outback lease is in full force and effect and (iii) Outback has timely paid directly to the appropriate governmental taxing authority all real estate taxes allocable to the Outback premises (and the borrower has provided the lender with evidence prior to the applicable delinquency date) (collectively, the “Outback Premises Tax Escrow Waiver Requirements”), then in calculating the amount of monthly deposits for the tax reserve, the lender will not include the amount of real estate taxes allocable to the Outback premises; provided however, that from and after the date that any of the Outback Premises Tax Escrow Waiver Requirements fail to be satisfied and until such time as all of the Outback Premises Tax Escrow Waiver Requirements are satisfied again, the amount of real estate taxes allocable to the Outback premises will be included in the calculation of the monthly deposits for real estate taxes. For avoidance of doubt, regardless of whether the Outback Premises Tax Escrow Waiver Requirements are satisfied, the borrower will remain responsible to the lender to pay all real estate taxes allocable to the Outback premises and any failure to pay such real estate taxes will be an event of default.

With respect to Loan No. 16, Hamilton Commons, in the event that the debt service coverage ratio is less than 1.75x, the borrowers will be required to deposit on each payment date an amount equal to 1/12th of the product obtained by multiplying $1.00 by the aggregate number of rentable square feet of space at the mortgaged property (initially $33,587.50 per month) into the enhanced reserve subaccount.

With respect to Loan No. 20, Sorrel River Ranch, beginning in 2022, on each of the monthly payment dates occurring in May through December of each calendar year, the borrower will be required to deposit an amount equal to $71,974.54 per month into a seasonality reserve. Provided no event of default exists, the lender will direct the servicer to apply the seasonality reserve funds to the monthly payments due under the loan documents from January through April of each calendar year.

With respect to Loan No. 23, NAI Net Lease Portfolio, the borrower is not obligated to make (i) the monthly Walgreens Replacement Deposit equal to $189.00 so long as (1) the Walgreens Lease remains in full force and effect and no default is continuing thereunder beyond any applicable notice and grace periods, (2) Walgreens is required under the Walgreens Lease to perform all capital improvements, maintenance and repairs with respect to the Walgreens mortgaged property such that the obligations of the borrower with respect to capital improvements, maintenance and repairs under the NAI Net Lease Portfolio Mortgage loan agreement are satisfied with respect to the Walgreens mortgaged property and (3) the borrower provides evidence satisfactory to the lender that Walgreens is satisfying its obligations capital improvements, maintenance and repairs of the Walgreens mortgaged property, (ii) the monthly CVS Replacement Deposit equal to $162.66 so long as (1) the CVS Lease remains in full force and effect and no default is continuing thereunder beyond any applicable notice and grace periods, (2) CVS is required under the CVS Lease to perform all capital improvements, maintenance and repairs with respect to the CVS mortgaged property such that the obligations of the borrower with respect to capital improvements, maintenance and repairs under the NAI Net Lease Portfolio Mortgage loan agreement are satisfied with respect to the CVS mortgaged property and (3) the borrower provides evidence satisfactory to Lender that CVS is satisfying its obligations with respect to capital improvements, maintenance and repairs of the CVS mortgaged property, (iii) the monthly Tractor Supply Replacement Deposit equal to $238.80 so long as (1) the Tractor Supply Lease remains in full force and effect and no default is continuing thereunder beyond any applicable notice and grace periods, (2) Tractor Supply is required under the Tractor Supply Lease to perform all capital improvements, maintenance and repairs with respect to the Tractor Supply mortgaged property such that the obligations of the borrower with respect to capital improvements, maintenance and repairs under the NAI Net Lease Portfolio Mortgage loan agreement are satisfied with respect to the Tractor Supply mortgaged property and (3) the borrower provides evidence satisfactory to the lender that Tractor Supply is satisfying its obligations with regards to capital improvements, maintenance and repairs of the Tractor Supply mortgaged property, (iv) the monthly Advance Auto Replacement Deposit equal to $87.50 so long as (1) the Advance Auto Lease remains in full force and effect and no default is continuing thereunder beyond any applicable notice and grace periods, (2) Advance Auto is required under the Advance Auto Lease to perform all capital improvements, maintenance and repairs with respect to the Advance Auto mortgaged property such that the obligations of the borrower with respect to capital improvements, maintenance and repairs under the NAI Net Lease Portfolio Mortgage loan agreement are satisfied with respect to the Advance Auto mortgaged property and (3) the borrower provides evidence satisfactory to the lender that Advance Auto is satisfying its obligations with regards to capital improvements, maintenance and repairs of the Advance Auto Property, (v) the monthly Sherwin Williams Replacement Deposit equal to $43.75 so long as (1) the Sherwin Williams Lease remains in full force and effect and no default is continuing thereunder beyond any applicable notice and grace periods, (2) Sherwin Williams is required under the Sherwin Williams Lease to perform all capital improvements, maintenance and repairs with respect to the Sherwin Williams mortgaged property such that the obligations of the borrower with respect to capital improvements, maintenance and repairs under the NAI Net Lease Portfolio Mortgage loan agreement are satisfied with respect to the Sherwin Williams mortgaged

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property and (3) the borrower provides evidence satisfactory to the lender that Sherwin Williams is satisfying its obligations with regards to capital improvements, maintenance and repairs of the Sherwin Williams mortgaged property or (vi) the monthly 7-Eleven Replacement Deposit equal to $37.63 so long as (1) the 7-Eleven Lease remains in full force and effect and no default is continuing thereunder beyond any applicable notice and grace periods, (2) 7-Eleven is required under the 7-Eleven Lease to perform all capital improvements, maintenance and repairs with respect to the 7-Eleven mortgaged property such that the obligations of the borrower with respect to capital improvements, maintenance and repairs under the NAI Net Lease Portfolio Mortgage loan agreement are satisfied with respect to the 7-Eleven mortgaged property and (3) the borrower provides evidence satisfactory to the lender that 7-Eleven is satisfying its obligations with regards to capital improvements, maintenance and repairs of the 7-Eleven mortgaged property. As of the Cut-off Date, (i) the Walgreens Replacement Suspension Conditions are satisfied, (ii) the CVS Replacement Suspension Conditions are not satisfied, (iii) the Tractor Supply Replacement Suspension Conditions are not satisfied, (iv) the Advance Auto Replacement Suspension Conditions are not satisfied, (v) the Sherwin Williams Replacement Suspension Conditions are not satisfied and (vi) the 7-Eleven Replacement Suspension Conditions are satisfied.

With respect to Loan No. 23, NAI Net Lease Portfolio, provided no Event of Default is continuing, the borrower is not obligated to make the monthly Rollover Reserve Deposit equal to $5,062.25. The borrower is obligated to make monthly deposits into (i) the Advance Auto Rollover Reserve equal to $22,083.33, provided Advance Auto has not irrevocably exercised its option to renew the Advance Auto Lease term for an additional five-year period on the first Payment Date preceding the date that is 12 months prior to the earliest stated expiration of the Advance Auto Lease, (ii) monthly deposits into the Sherwin Williams Rollover Reserve equal to $19,583.33, provided Sherwin Williams has not irrevocably exercised its option to renew the Sherwin Williams Lease term for an additional five-year period on the first Payment Date preceding the date that is 12 months prior to the earliest stated expiration of the Sherwin Williams Lease and (iii) monthly deposits into the 7-Eleven Rollover Reserve equal to $27,083.33 provided (i) 7-Eleven has not irrevocably exercised its option to renew the 7-Eleven Lease term for an additional five-year period on the first Payment Date preceding the date that is 12 months prior to the earliest stated expiration of the 7-Eleven Lease.

With respect to Loan No. 25, 1441-1451 Overing Street, so long as (i) no event of default has occurred or is continuing, (ii) the borrower provides to the lender evidence of the renewal of any polices required pursuant to the 1441-1451 Overing Street Mortgage Loan documents, and (iii) the borrower provides to the lender paid receipts for the payment of the insurance premiums by no later than seven business days prior to the expiration dates of the policies, the borrower will not be required to make monthly insurance deposits into the tax and insurance subaccount.

With respect to Loan No. 26, 356-362 E 148th Street and during a trigger period, the borrower is required to make monthly payments of an amount equal to $1,670.19 into the Capital Expenditure escrow account during each calendar month.

With respect to Loan No. 26, 356-362 E 148th Street and during a trigger period, the borrower is required to make monthly payments of an amount equal to $10,021.13 into the TI/LC reserve account during each calendar month.

With respect to Loan No. 31, Courtyard by Marriott - Lake Charles, LA, if the lender determines that liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, the lender will require the borrower to obtain a separate policy and require the borrower to deposit 1/12th of an amount required to pay the insurance premiums on a monthly basis.

With respect to Loan No. 33, ExchangeRight In-Line Retail Portfolio 1, during a trigger period, the borrower will deposit 1/12th of the property taxes that the lender estimates will be payable during the next 12 months in order to accumulate with the lender sufficient funds to pay property taxes.

With respect to Loan No. 33, ExchangeRight In-Line Retail Portfolio 1, if the lender determines that liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, the lender will require borrower to obtain a separate policy and require the borrower to deposit 1/12th of an amount required to pay the insurance premiums on a monthly basis.

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With respect to Loan No. 34, F&N Shopping Village, and during a trigger period, the borrower will deposit 1/12th of the property taxes that the lender estimates will be payable during the next 12 months in order to accumulate with the lender sufficient funds to pay property taxes.

With respect to Loan No. 34, F&N Shopping Village, if the lender determines that liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, the lender will require borrower to obtain a separate policy and require the borrower to deposit 1/12th of an amount required to pay the insurance premiums on a monthly basis.

With respect to Loan No. 35, Hampton Inn Altoona Des Moines, in the event the current franchisor requires the implementation of a future property improvement plan (“PIP”) pursuant to the current franchise agreement during the term of the Hampton Inn Altoona Des Moines Mortgage Loan, the borrower will be required to deposit with the lender an amount equal to the positive difference between (i) 100% of the estimated costs required to complete the PIP work under the future PIP, and (ii) the sum of (x) the amount of funds then on deposit in the capital/FF&E reserve subaccount and (y) the monthly deposits made by the borrower into the capital/FF&E reserve subaccount over the 12 succeeding months.

With respect to Loan No. 35, Hampton Inn Altoona Des Moines, on each payment date during a Franchise Renewal Period (as defined below), the borrower will be required to deposit the franchise renewal monthly deposit into the franchise renewal reserve subaccount, provided, however, if the borrower fails to make the franchise renewal monthly deposit on any such payment date, a Franchise Renewal Sweep Period (as defined below) will commence. A “Franchise Renewal Period” will commence upon the occurrence of a Franchise Renewal Trigger Event (as defined below). A “Franchise Renewal Trigger Event” will occur if a franchise renewal event does not occur on or before the date which is 12 months prior to the expiration of the applicable term of the franchise agreement. A Franchise Renewal Sweep Period will commence upon (i) if (a) no event of default or cash management period has occurred and is continuing, and (ii) the borrower has deposited the franchise renewal monthly deposit on each payment date during a Franchise Renewal Period (the ” Franchise Renewal Sweep Waiver Conditions”) and the Franchise Renewal Sweep Waiver Conditions have been satisfied or (ii) the failure of the Franchise Renewal Sweep Waiver Conditions to be satisfied during the continuance of any Franchise Renewal Period.

With respect to Loan No. 36, Vista Commons, if the lender determines that liability or casualty policies maintained by borrower do not constitute an approved blanket or umbrella policy, the lender will require the borrower to obtain a separate policy and require the borrower to deposit 1/12th of an amount required to pay the insurance premiums on a monthly basis.

With respect to Loan No. 38, AMG Industrial Portfolio if the lender determines that liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, the lender will require the borrower to obtain a separate policy and require borrower to deposit 1/12th of an amount required to pay the insurance premiums on a monthly basis.

With respect to Loan No. 42, 818 Sterling Place and Bronx Portfolio, and if the lender determines that the liability policy maintained by borrower is insufficient, the lender will require the borrower to obtain a separate policy and the borrower is required to pay 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with lender sufficient funds to pay all such insurance premiums.

With respect to Loan No. 47, 2535-2537 Grand Concourse, so long as (i) no event of default has occurred or is continuing, (ii) the borrower provides to the lender evidence of the renewal of any polices required pursuant to the 2535-2537 Grand Concourse Mortgage Loan documents, and (iii) the borrower provides to the lender paid receipts for the payment of the insurance premiums by no later than seven business days prior to the expiration dates of the policies, the borrower will not be required to make monthly insurance deposits into the tax and insurance subaccount.

With respect to Loan No. 47, 2535-2537 Grand Concourse, commencing on the earliest of (i) the payment date prior to the date that is six months prior to the scheduled expiration date of the American Dental lease, (ii) any termination, cancellation or surrender of, or receipt by the borrower of a notice to terminate the American Dental lease, (iii) the American Dental tenant discontinuing its business at its premises (i.e. “goes dark”) and ceasing to pay rent under the American Dental Lease or giving notice that it intends to discontinue its business and to stop paying rent under the American Dental lease, or (iv) the occurrence of any default under the American Dental lease in which the American Dental tenant has stopped paying the full rent due under the American Dental lease,

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the borrower will be required to deposit $15,500 on a monthly basis into the enhanced rollover reserve subaccount. Notwithstanding the above, upon the first occurrence of any of the following (i) the amount then on deposit in the rollover reserve subaccount equals or exceeds the sum of $95,000, (ii) an American Dental renewal, or (iii) an American Dental replacement, the borrower will have no obligation to make further deposits into the enhanced reserve rollover subaccount.

With respect to Loan No. 49, Fleming Island Medical Plaza and during a cash sweep period caused by an anchor tenant trigger event, the borrower will deposit on an amount equal to the excess cash flow generated by the property for the immediately preceding interest accrual period.

With respect to Loan No. 50, MCP Industrial Portfolio, and during a tenant trigger period, the borrower will deposit the sum of $33,333.33 with respect to an Austin HVAC Trigger Event, and deposit $33,333.33 with respect to a Textrail Iowa Trigger Event to make the tenant trigger monthly deposit on any payment date. Alternatively, the borrower will deposit the sum of $300,000.00 with respect to an Austin HVAC Trigger Event and $200,000.00 with respect to a Textrail Iowa Trigger Event.

With respect to Loan No. 51, CVS Florida Portfolio and during a trigger period, the borrower will deposit the sum of $416.08 to make the replacement reserve monthly deposit on any payment date.

With respect to Loan No. 51, CVS Florida Portfolio and during a trigger period, the borrower will deposit the sum of $2,774.00 to make the rollover reserve monthly deposit on any payment date.

With respect to Loan No. 51, CVS Florida Portfolio, if the lender determines that liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, the lender will require the borrower to obtain a separate policy and require the borrower to deposit 1/12th of an amount required to pay the insurance premiums on a monthly basis.

With respect to Loan No. 51, CVS Florida Portfolio provided that no trigger period exists and CVS pays all taxes, the borrower’s obligation to make the monthly tax deposit will be waived.

With respect to Loan No. 56, 459 Culley Drive and during a cash management trigger period, the lender will increase the monthly tax deposit by an amount that the lender estimates is sufficient to cover the deficiency.

With respect to Loan No. 56, 459 Culley Drive, if there is an event of default or if the lender determines that liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, the lender will require the borrower to obtain a separate policy and require the borrower to deposit 1/12th of an amount required to pay the insurance premiums on a monthly basis.

With respect to Loan No. 57, DaVita Data Center and during a trigger period, the borrower will deposit the sum of $312.17 for replacements and repairs made to the property.

With respect to Loan No. 57, DaVita Data Center and during a trigger period, the borrower will deposit the sum of $2,446.83 for tenant improvements and leasing commission obligations incurred following the closing date.

With respect to Loan No. 57, DaVita Data Center, if the lender determines that liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, the lender will require the borrower to obtain a separate policy and require the borrower to deposit 1/12th of an amount required to pay the insurance premiums on a monthly basis.

With respect to Loan No. 59, Airworld Center, if the lender determines that liability or casualty policies maintained by borrower do not constitute an approved blanket or umbrella policy, the lender will require the borrower to obtain a separate policy and require the borrower to deposit 1/12th of an amount required to pay the insurance premiums on a monthly basis.

With respect to Loan No. 63, Arovista Self Storage, if the lender determines that liability or casualty policies maintained by borrower do not constitute an approved blanket or umbrella policy, lender will require borrower to obtain a separate policy and require borrower to deposit 1/12th of an amount required to pay the insurance premiums on a monthly basis.

With respect to Loan No. 63, Arovista Self Storage, if the debt yield is less than 12%, the borrower will deposit the sum of $876.11 to make the replacement reserve monthly deposit on any payment date.

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(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 16, Hamilton Commons, the tenant improvement and leasing commission reserve account is subject to a cap of $1,511,438.

With respect to Loan No. 16, Hamilton Commons, with respect to the enhanced reserve account, the borrowers will not be required to make to make monthly deposits into the enhanced reserves subaccount as longs as (i) the amount on deposit in the enhanced reserve subaccount is greater than or equal to $1,209,150 (the “Enhanced Reserve Cap”) and/or (ii) the debt service coverage ratio is equal to or greater than 2.00x, provided, however, that if at any point prior to the stated maturity date, (1) the balance in the enhanced reserve subaccount again falls below the Enhanced Reserve Cap (unless and for so long as the debt service coverage ratio is equal to or greater than 2.00x) and/or (2) the debt service coverage ratio again falls below 1.75x, then the enhanced reserve monthly deposits into the enhanced reserve subaccount will recommence until such time as either (x) the amount on deposit in the enhanced reserve subaccount once again equals to the Enhanced Reserve Cap and/or (b) the debt service coverage ratio once again equals or exceeds 2.00x. Provided that no event of default is continuing, the borrowers will have the right, no more than one time during the Hamilton Commons Mortgage Loan term to replace the funds then on deposit in the enhanced reserve subaccount with a letter of credit with a face amount equal to the Enhanced Reserve Cap.

With respect to Loan No. 29, Arbor Square, the TI/LC reserve is capped at $300,000 until November 1, 2025 and capped at $475,000 thereafter.

With respect to Loan No. 47, 2535-2537 Grand Concourse, the enhanced rollover reserve is subject to a cap of $95,000.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 3, 1100 & 820 First Street NE, the Second Largest Tenant at the 820 First Street NE mortgaged property (fourth largest portfolio tenant), Accenture LLP, has various expirations: 14,489 SF will expire on February 29, 2024, 44,382 SF will expire on February 28, 2025, and 14,596 SF will expire on May 31, 2025.

With respect to Loan No. 10, Columbia East Marketplace, the Second Largest Tenant, MOM’s, has various expirations: 5,291 SF will expire on July 31, 2022, with another 16,000 SF expiring on May 31, 2032.

With respect to Loan No. 12, One & Two River Crossing, the Largest Tenant, Somerset CPA, subleases 4,499 SF of space to Hotta Liesenberg Saito LLP, which expires October 31, 2032.

With respect to Loan No. 37, RedHawk MOB, the Second Largest Tenant, Rady Children’s Physician Management Services, Inc., has two separate leases for its combined 4,810 square feet of space. Both leases will expire on September 30, 2023.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 3, 1100 & 820 First Street NE, the mortgaged portfolio contains certain termination options outlined below:

- With respect to the 1100 First Street NE mortgaged property, the Largest Tenant, GSA - Department Veterans Affairs, has the option to terminate the lease (i) in connection with the first and second floors, effective July 29, 2024 with 12 months’ written notice and (ii) in connection with the fourth to seventh floors effective June 25, 2024.

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- With respect to the 1100 First Street NE mortgaged property, the Third Largest Tenant GSE - FERC, has the option to terminate the lease effective July 21, 2023 with six months’ written notice.

- With respect to the 820 First Street NE mortgaged property, the Largest Tenant, Turner Broadcasting System Inc, has the option to terminate the lease effective December 31, 2026 with 15 months’ written notice and a payment of a termination fee equal to the sum of (i) nine months’ rent and (ii) the unamortized remaining leasing costs in connection with its lease.

- With respect to the 1100 First Street NE mortgaged property, the Fifth Largest Tenant, Ayers/Saint/Gross, Incorporated, has the option to terminate the lease effective May 31, 2028, by providing the lessor written notice no later than May 31, 2027.

- With respect to the 820 First Street NE mortgaged property, the Second Largest Tenant, Accenture LLP has the right to terminate its lease effective as of  February 28, 2023 provided that either of the two governmental agencies which such tenant currently serves at the leased premises have either (i) terminated their contract with such tenant without entering into a replacement contract for substantially similar services, or (ii) have not exercised an option to extend or renew the term of their contract within three months of the then current expiration date of such contract, in either case upon written notice delivered to the related landlord no later than November 30, 2022 and payment of a termination fee. Accenture LLP also has a one-time right to terminate its lease with respect to a 7,447 square foot portion of its leased premises located on the sixth floor upon 180 days’ notice and payment of a contraction fee.

With respect to Loan No. 4, Manhattan Retail Portfolio, the Third Largest Tenant at the 250-254 West 82nd Street mortgaged property, The Mattress Firm (Sleepy’s), has the right to terminate its lease effective November 30, 2023, provided that it delivers prior written notice on or before August 21, 2023.

With respect to Loan No. 6, HQ @ First, the sole tenant at the mortgaged property, Micron, has contractually subleased 172,405 square feet (the “Subleased Space”) at one of the three buildings comprising the mortgaged property (approximately 28.6% of the net rentable area of the mortgaged property) to Zscaler, Inc. (“Zscaler”). Zscaler currently occupies 103,443 square feet of such Subleased Space and is contractually obligated to expand into (i) 34,481 square feet of such Subleased Space on the fourth floor in October 2022 and (ii) 34,481 square feet of such Subleased Space on the third floor in October 2025. The sublease covering the entire Subleased Space terminates in September 2026, with two, one-year renewal options.

With respect to Loan No. 12, One & Two River Crossing, the Largest Tenant, Somerset CPA, has the option to terminate a portion of the lease consisting of no greater than 7,500 square feet as of December 31, 2027. The tenant must deliver written notice to later than December 31, 2026 and no later than 30 days following the final determination of the applicable space, a payment equal to the sum of two months’ minimum annual rent with respect to the applicable space, the portion of landlord’s then un-amortized costs and the cost to demise the applicable space from the premises.

With respect to Loan No. 55, Savannah Medical Office, the Second Largest Tenant, Ultimate Sales and Service, has the right to terminate its lease at any time with 90 days’ written notice and payment of a termination fee equal to three months base rent at the then-current rate.

With respect to Loan No. 55, Savannah Medical Office, the Third Largest Tenant, Bank South, has the right to terminate its lease at any time after July 1, 2021 with at least 90 days’ written notice and payment of a termination fee equal to four months base rent at the time of notice plus any unamortized leasing commissions.

(24)	Each number identifies a group of related borrowers.

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(25)	The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” for further details.

With respect to Loan No. 4, Manhattan Retail Portfolio, at any time the debt yield of the related Mortgage Loan is less than 8% or the debt service coverage ratio of the related Mortgage Loan is less than 1.45x, each based on a trailing six month basis for income and a trailing twelve month basis for operating expenses, the mortgage borrowers can suspend a cash sweep trigger provide that the guarantees remain in effect and the guarantors maintain the required net worth and liquidity as required pursuant to the mortgage loan documents. However, the liability of the related guarantors is subject to a cap of 15% of the then-outstanding principal balance of the related Mortgage Loan.

With respect to Loan No. 55, Savannah Medical Office, if a cash sweep event is due to a major tenant trigger event, the borrower may prevent the occurrence of a cash sweep event by depositing $250,000 with the lender at least 10 business days prior to sweep commencement to be held in the Major Tenant Rollover Reserve Account.

(26)	With respect to Loan No. 15, 445 Vanderbilt, the mortgaged property is expected to benefit from the 421a (16) tax exemption program. The borrower sponsor has submitted an application for the tax exemption program and is expected to have the final approval within 180 days of origination of the 445 Vanderbilt Mortgage Loan. The tax exemption involves a 100% exemption over the first 25 years and a 30% exemption over the remaining 10 years with the mortgaged property becoming fully taxable in year 36. The tax exemption applicable to the improvements at the 445 Vanderbilt mortgaged property would be expected to terminate in 2057. As such, 2058 would be expected to be the first year that the full, unabated real estate taxes will be due at the 445 Vanderbilt mortgaged property. For the 2022 tax year, abated taxes are $89,364 (as opposed to unabated taxes of approximately $298,706).

With respect to Loan No. 25,1441-1451 Overing Street, the related mortgaged property benefits from a New York City J-51 tax abatement that commenced in 2020 and expires in 2054 (the “J-51 Abatement”). The J-51 Abatement provides (i) a 100% exemption from the increase in real estate taxes attributable to certain qualified improvements related to the redevelopment of the mortgaged property through the 2049/2050 tax year and (ii) a partial abatement of such taxes thereafter in an amount equal to 80%, 60%, 40% and 20% in tax years 2050/2051, 2051/2052, 2052/2053 and 2054/2055, respectively. In addition, the mortgaged property benefits from an abatement in an amount equal to a percentage of the cost of the original work that qualified the mortgaged property for the J-51 Abatement through the 2022/2033 tax year.

With respect to Loan No. 26, 356-362 E 148th Street, the Largest Tenant, Samaritan Village, is a 501(c)(3) nonprofit and is structured as a leasehold condominium, whereby the office space will be exempt from taxes for a 30-year period. The parking space, leased to CSB Parking LLC and will be subject to real estate taxes.

With respect to Loan No. 42, 818 Sterling Place and Bronx Portfolio, the 818 Sterling Place and 334 East 148th Street mortgaged properties are subject to two industrial and commercial incentive program (“ICIP”) tax exemptions. The 818 Sterling Place mortgaged property is in the 16th year of the 25 year ICIP tax abatement and is expected to provide partial exemption through 2030. The 334 148th Street mortgaged property is in the 15th year of the 25 year ICIP abatement and is expected to provide 100% exemption through 2023 and partial exemption through 2032.

With respect to Loan No. 56, 459 Culley Drive, the mortgaged property benefits from a 20 year Payment In Lieu of Taxes (“PILOT”) program. The PILOT program extends through December 2034 and provides for 100% exemption.

(27)	With respect to Loan No. 6, HQ @ First, the increase from the Third Most Recent NOI ($) to Second Most Recent NOI ($) is primarily associated with Micron’s rent abatement ending in January 2020 in the 120-130 Holger building and the rent abatement ending in the 110 Holger building in September 2020.

With respect to Loan No. 14, Parc Gardens, the increase from the Third Most Recent NOI ($) to Second Most Recent NOI ($) is primarily due to the lease up at the mortgaged property upon completion in 2019.

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(28)	With respect to Loan No. 11, Mills Fleet Farm Brooklyn Ranch, Mills Fleet Farm Group LLC, entered into a 25-year master with MFF Mortgage Borrower 1 LLC, MFF Mortgage Borrower 2 LLC, MFF Mortgage Borrower 3 LLC, MFF Mortgage Borrower 4 LLC, MFF Mortgage Borrower 5 LLC, MFF Mortgage Borrower 6 LLC, MFF Mortgage Borrower 7 LLC, MFF Mortgage Borrower 8 LLC, MFF Mortgage Borrower 9 LLC, MFF Mortgage Borrower 10 LLC, MFF Mortgage Borrower 11 LLC, MFF Mortgage Borrower 12 LLC, MFF Mortgage Borrower 13 LLC, MFF Mortgage Borrower 14 LLC, MFF Mortgage Borrower 15 LLC, MFF Mortgage Borrower 16 LLC, MFF Mortgage Borrower 17 LLC, MFF Mortgage Borrower 18 LLC, MFF Mortgage Borrower 19 LLC, MFF Mortgage Borrower 20 LLC, MFF Mortgage Borrower 21 LLC, MFF Mortgage Borrower 22 LLC, MFF Mortgage Borrower 23 LLC, MFF Mortgage Borrower 24 LLC, MFF Mortgage Borrower 25 LLC, MFF Mortgage Borrower 26 LLC and MFF Mortgage Borrower 27 LLC on October 6, 2016, and provides for four, five-year extension options.

With respect to Loan No. 15, 445 Vanderbilt,  QV Tenant LLC entered into a master lease with the borrower at origination for a term continuing through and including November 1, 2031 for all of the 421a affordable units which are not otherwise leased to bona fide third-party tenants at the mortgaged property for a rental rate equal to the aggregate amount for the monthly rent for those 421a affordable units that remain subject to the master lease (which currently equals $217,908 for 7 vacant 421a affordable units). The master lease will terminate with respect to any individual 421a affordable unit upon the date which (i) all of the 421a affordable units have been leased to bona fide, third-party tenants pursuant to leases which are in full force and effect with no defaults thereunder beyond any applicable notice and cure periods and (ii) the tenants under such leases have moved into the applicable 421a affordable units and have paid the first month’s rental payment (a “421a Affordable Unit Tenanting Event”). Upon the borrower’s written request, the master lease may be terminated so long as (i) all of the 421a affordable units have been leased pursuant to bona fide third-party leases acceptable to the lender, and (ii) a 421a Affordable Unit Tenanting Event has occurred with respect to each 421a affordable unit.

With respect to Loan No. 33, ExchangeRight In-Line Retail Portfolio 1, the mortgaged property is subject to a master lease effective as of September 24, 2021 between ExchangeRight Value-Add Portfolio 1, DST and ExchangeRight Value-Add Portfolio 1 Master Lessee, LLC, which runs concurrent with the Landlord’s termination.

(29)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects mortgaged properties that are located in qualified opportunity zones (“QOZs”) under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any mortgaged properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

(30)	With respect to Loan No. 2 Helios Plaza, the mortgaged property is insured by the sole tenant, Amoco Properties, against damage caused by earth movement, windstorms, and flooding.

With respect to Loan No. 6, HQ @ First, the borrower owns an undivided one-half interest as a tenant-in-common in the common areas of 95 Headquarters Drive, which are the portion of the property from elevation 90 feet downward to the center of the earth. Each of the borrower and the other unit owner has waived its right of partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests and Other Shared Interests” for additional information.

With respect to Loan No. 35, Hampton Inn Altoona Des Moines, the loan agreement was modified in March 2020, and included: (i) implementing a six-month interest-only period commencing with the May 2020 loan payment (“IO Period”); (ii) waiving the ongoing FF&E reserve for the IO Period; and (iii) collecting a debt service reserve equal to one month of debt service (principal and interest), which was applied to the January 2021 debt service payment. Pursuant to the modification of the loan agreement, the lender consented to a Coronavirus Aid, Relief and Economic Security Act’s Payment Protection Program (a “PPP Loan”) and the PPP Loan was included as permitted debt under the related Hampton Inn Altoona Des Moines Mortgage Loan documents. The PPP Loan has been subsequently paid off.

A-1-70

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-2	BBCMS 2021-C12
Collateral Characteristics

Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Office	Suburban	5	$189,082,500	17.6%	2.42x	9.9%	64.3%	59.6%
	CBD	4	121,300,000	11.3	3.17x	10.2%	57.1%	57.1%
	Medical	6	38,990,870	3.6	2.45x	9.8%	59.6%	59.6%
	Subtotal:	15	$349,373,370	32.5%	2.68x	10.0%	61.3%	58.7%
Retail	Anchored	7	$125,575,000	11.7%	2.40x	11.2%	63.9%	58.1%
	Single Tenant	12	47,993,000	4.5	2.14x	10.0%	58.0%	55.1%
	Unanchored	5	45,857,000	4.3	2.85x	10.4%	56.1%	56.1%
	Shadow Anchored	5	9,550,000	0.9	4.16x	15.1%	44.1%	44.1%
	Subtotal:	29	$228,975,000	21.3%	2.51x	10.9%	60.3%	56.5%
Multifamily	Garden	36	$115,700,000	10.8%	1.79x	9.8%	59.8%	56.6%
	Mid Rise	7	71,876,978	6.7	1.76x	7.2%	67.5%	65.8%
	Age Restricted	1	22,560,000	2.1	2.04x	7.8%	62.3%	62.3%
	Low Rise	11	10,223,022	1.0	1.85x	7.7%	59.6%	59.6%
	Subtotal:	55	$220,360,000	20.5%	1.81x	8.6%	62.5%	60.3%
Industrial	Flex	8	$51,713,248	4.8%	2.37x	11.0%	53.1%	48.7%
	Warehouse/Cold Storage	1	27,900,000	2.6	3.18x	11.9%	55.2%	55.2%
	Warehouse/Distribution	8	21,469,736	2.0	2.21x	11.1%	58.9%	54.1%
	Warehouse	5	16,771,280	1.6	2.70x	12.0%	54.4%	51.4%
	R&D	2	8,111,736	0.8	1.40x	8.6%	68.5%	62.1%
	Manufacturing	1	7,410,000	0.7	1.93x	9.7%	59.8%	59.8%
	Cold Storage	1	5,125,000	0.5	1.77x	10.9%	65.7%	55.3%
	Data Center	1	4,906,000	0.5	2.41x	9.2%	52.5%	52.5%
	Warehouse/R&D	1	2,630,000	0.2	2.73x	10.6%	55.9%	55.9%
	Subtotal:	28	$146,037,000	13.6%	2.45x	11.1%	56.2%	52.8%
Hospitality	Limited Service	3	$29,625,398	2.8%	2.19x	14.5%	64.5%	52.9%
	Full Service	1	19,000,000	1.8	5.37x	25.2%	45.2%	45.2%
	Subtotal:	4	$48,625,398	4.5%	3.43x	18.7%	57.0%	49.9%
Self Storage		8	$43,260,000	4.0%	2.77x	11.1%	47.4%	44.0%
Mixed Use	Office/Retail	2	$22,270,000	2.1%	1.86x	10.6%	64.3%	52.7%
	Retail/Office	1	5,500,000	0.5	2.68x	11.0%	46.6%	46.6%
	Subtotal:	3	$27,770,000	2.6%	2.02x	10.7%	60.8%	51.5%
Manufactured Housing		9	$10,090,000	0.9%	1.33x	8.4%	61.7%	56.5%
Total / Weighted Average:		151	$1,074,490,768	100.0%	2.44x	10.5%	59.9%	56.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 6, 8, 16 and 26, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity/ARD Date LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan No. 1, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan Nos. 4, 17 and 27, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an as portfolio assumption and/or a contract rent assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-1

Annex A-2	BBCMS 2021-C12
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
New York	17	$149,622,150	13.9%	2.16x	8.6%	62.3%	61.0%
California	6	123,540,000	11.5%	2.78x	11.2%	51.9%	48.5%
Texas	2	86,500,000	8.1%	3.11x	9.5%	62.7%	62.7%
Indiana	10	72,257,966	6.7%	2.51x	10.9%	60.0%	58.7%
DC	2	65,000,000	6.0%	2.87x	9.4%	63.6%	63.6%
Florida	18	63,604,988	5.9%	2.43x	11.2%	57.6%	55.2%
New Jersey	2	59,000,000	5.5%	2.34x	11.2%	64.8%	56.3%
Georgia	12	48,889,129	4.5%	1.86x	10.1%	62.8%	58.0%
Maryland	2	46,630,000	4.3%	2.52x	10.5%	63.2%	58.3%
Ohio	20	45,848,405	4.3%	1.66x	10.1%	60.3%	56.2%
Illinois	4	45,700,000	4.3%	3.13x	11.9%	51.3%	51.3%
Arizona	5	44,695,000	4.2%	1.82x	10.1%	62.6%	55.2%
Louisiana	4	34,905,052	3.2%	2.11x	10.4%	61.5%	57.1%
Nevada	2	28,350,000	2.6%	2.04x	10.1%	64.2%	55.0%
Utah	2	23,600,000	2.2%	4.70x	23.0%	43.9%	42.3%
Minnesota	1	23,000,000	2.1%	1.92x	10.7%	61.2%	55.2%
Massachusetts	13	14,000,000	1.3%	1.85x	7.7%	59.6%	59.6%
Iowa	2	11,654,541	1.1%	2.13x	12.1%	62.2%	53.1%
Missouri	6	11,053,144	1.0%	1.65x	9.3%	66.2%	60.0%
Delaware	1	9,500,000	0.9%	1.80x	10.8%	67.6%	56.4%
North Carolina	1	9,000,000	0.8%	2.20x	8.5%	58.4%	58.4%
Colorado	3	8,972,000	0.8%	3.61x	12.4%	41.8%	41.8%
Oklahoma	2	8,111,736	0.8%	1.40x	8.6%	68.5%	62.1%
Michigan	2	7,673,264	0.7%	1.40x	8.6%	68.5%	62.1%
Virginia	1	7,200,000	0.7%	1.67x	10.2%	64.3%	50.5%
Pennsylvania	4	6,571,000	0.6%	2.14x	9.5%	59.4%	56.3%
Tennessee	1	5,125,000	0.5%	1.77x	10.9%	65.7%	55.3%
Washington	1	4,906,000	0.5%	2.41x	9.2%	52.5%	52.5%
Kansas	2	3,521,856	0.3%	1.54x	9.6%	67.7%	59.9%
Alabama	2	3,309,536	0.3%	3.45x	13.5%	47.7%	46.6%
Oregon	1	2,750,000	0.3%	2.88x	11.7%	41.4%	41.4%
Total / Weighted Average:	151	$1,074,490,768	100.0%	2.44x	10.5%	59.9%	56.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 6, 8, 16 and 26, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan No. 1, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan Nos. 4, 17 and 27, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption and/or a contract rent assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-2

Annex A-2	BBCMS 2021-C12
Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$1,000,000	-	$4,999,999	11	$40,061,000	3.7%	3.69842%	114	2.74x	12.4%	47.9%	43.0%
$5,000,000	-	$9,999,999	24	174,255,541	16.2%	3.84823%	110	2.36x	10.5%	58.3%	55.7%
$10,000,000	-	$19,999,999	14	203,001,727	18.9%	3.70209%	113	2.54x	11.5%	60.0%	56.4%
$20,000,000	-	$29,999,999	10	229,772,500	21.4%	3.55681%	118	2.31x	10.1%	61.2%	57.8%
$30,000,000	-	$39,999,999	2	67,000,000	6.2%	3.93478%	120	1.61x	10.0%	68.2%	57.7%
$40,000,000	-	$69,999,999	4	197,900,000	18.4%	3.15770%	119	2.93x	10.6%	56.8%	55.5%
$70,000,000	-	$84,000,000	2	162,500,000	15.1%	3.32585%	91	2.28x	9.5%	62.7%	60.4%
Total / Weighted Average:			67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
2.90000	-	3.24999	9	$298,390,000	27.8%	3.03117%	101	3.12x	10.5%	58.7%	57.5%
3.25000	-	3.74999	28	491,858,500	45.8%	3.54820%	118	2.20x	10.2%	60.7%	57.2%
3.75000	-	3.99999	17	135,296,411	12.6%	3.88689%	118	2.10x	9.7%	60.8%	58.1%
4.00000	-	4.24999	8	100,520,857	9.4%	4.12388%	115	2.50x	14.0%	59.6%	51.0%
4.25000	-	4.49999	2	14,000,000	1.3%	4.35014%	70	1.99x	8.9%	56.4%	56.4%
4.50000	-	4.74999	1	7,410,000	0.7%	4.60000%	59	1.93x	9.7%	59.8%	59.8%
4.75000	-	5.05000	2	27,015,000	2.5%	4.86492%	104	1.27x	8.3%	55.0%	48.2%
Total / Weighted Average:			67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

Original Term to Maturity in Months(1)

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
60	6	$116,925,000	10.9%	3.30867%	59	3.00x	10.0%	59.5%	59.2%
84	2	10,906,000	1.0%	3.93446%	84	2.16x	8.8%	59.1%	59.1%
120	59	946,659,768	88.1%	3.57757%	118	2.38x	10.6%	59.9%	56.2%
Total / Weighted Average:	67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

Remaining Term to Maturity in Months(1)

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
59	-	60	6	$116,925,000	10.9%	3.30867%	59	3.00x	10.0%	59.5%	59.2%
83	-	101	6	$62,531,398	5.8%	3.72682%	97	2.72x	13.2%	61.8%	56.3%
117	-	120	55	895,034,370	83.3%	3.57149%	119	2.35x	10.4%	59.8%	56.3%
Total / Weighted Average:			67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

(1)	In the case of Loan Nos. 1, 2, 3, 6, 8, 16 and 26, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan No. 1, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 4, 17 and 27, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption and/or a contract rent assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-3

Annex A-2	BBCMS 2021-C12
Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	42	$645,404,370	60.1%	3.40903%	108	2.95x	10.7%	57.5%	57.5%
240	1	4,320,000	0.4%	4.22000%	120	1.82x	14.3%	51.6%	31.5%
360	24	424,766,398	39.5%	3.76226%	117	1.68x	10.2%	63.6%	55.5%
Total / Weighted Average:	67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only			42	$645,404,370	60.1%	3.40903%	108	2.95x	10.7%	57.5%	57.5%
	240		1	4,320,000	0.4%	4.22000%	120	1.82x	14.3%	51.6%	31.5%
339	-	347	3	29,625,398	2.8%	4.04161%	100	2.19x	14.5%	64.5%	52.9%
356	-	360	21	395,141,000	36.8%	3.74132%	119	1.64x	9.9%	63.5%	55.7%
Total / Weighted Average:			67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	39	$518,604,370	48.3%	3.51208%	115	2.84x	10.8%	57.6%	57.6%
IO-Balloon	17	337,100,541	31.4%	3.68579%	119	1.66x	10.0%	63.9%	56.8%
ARD-Interest Only	3	126,800,000	11.8%	2.98756%	80	3.38x	10.2%	57.0%	57.0%
Amortizing Balloon	8	91,985,857	8.6%	4.06399%	111	1.75x	11.3%	61.7%	49.5%
Total / Weighted Average:	67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.26x	-	1.59x	9	$197,191,000	18.4%	4.00056%	118	1.45x	9.2%	63.7%	56.6%
1.60x	-	1.69x	2	21,200,000	2.0%	3.82970%	118	1.68x	8.1%	68.0%	63.3%
1.70x	-	1.79x	5	103,955,000	9.7%	3.52339%	119	1.76x	9.5%	67.4%	60.2%
1.80x		1.89x	6	58,915,000	5.5%	3.67682%	120	1.83x	9.6%	61.7%	53.7%
1.90x	-	1.99x	7	97,634,541	9.1%	3.64412%	111	1.95x	10.9%	60.1%	54.2%
2.00x	-	2.49x	10	115,687,727	10.8%	3.82760%	111	2.16x	9.6%	60.9%	58.9%
2.50x	-	2.99x	15	226,197,500	21.1%	3.39048%	119	2.77x	10.2%	58.6%	58.6%
3.00x		3.99x	8	164,360,000	15.3%	3.06133%	88	3.29x	10.9%	59.2%	59.2%
4.00x		6.24x	5	89,350,000	8.3%	3.30030%	108	4.50x	16.4%	42.4%	42.4%
Total / Weighted Average:			67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

(1)	In the case of Loan Nos. 1, 2, 3, 6, 8, 16 and 26, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan No. 1, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 4, 17 and 27, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption and/or a contract rent assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-4

Annex A-2	BBCMS 2021-C12
Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
24.3%	-	49.9%	14	$137,110,000	12.8%	3.40729%	112	3.87x	14.8%	43.3%	42.1%
50.0%	-	59.9%	20	265,876,000	24.7%	3.67178%	112	2.63x	10.4%	56.0%	54.9%
60.0%	-	64.9%	16	412,954,243	38.4%	3.40573%	107	2.31x	9.9%	62.7%	60.0%
65.0%	-	69.9%	15	234,450,525	21.8%	3.74009%	119	1.73x	9.6%	67.9%	60.0%
70.0%	-	71.0%	2	24,100,000	2.2%	3.72716%	120	1.45x	7.2%	70.7%	65.8%
Total / Weighted Average:			67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
24.3%	-	49.9%	17	$165,430,000	15.4%	3.59550%	113	3.45x	13.9%	44.9%	42.4%
50.0%	-	59.9%	31	544,747,398	50.7%	3.64090%	115	2.19x	10.6%	60.7%	55.9%
60.0%	-	64.9%	15	306,313,370	28.5%	3.34675%	103	2.45x	9.2%	64.8%	63.3%
65.0%	-	70.0%	4	58,000,000	5.4%	3.67560%	119	1.84x	7.0%	68.0%	68.0%
Total / Weighted Average:			67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	54	$788,079,911	73.3%	3.64543%	115	2.28x	10.6%	60.2%	56.3%
Defeasance or Yield Maintenance	2	143,500,000	13.4%	2.94643%	86	3.00x	9.2%	63.9%	63.9%
Yield Maintenance	11	142,910,857	13.3%	3.64431%	116	2.81x	11.1%	53.8%	51.1%
Total / Weighted Average:	67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	38	$565,160,873	52.6%	3.73997%	115	2.28x	10.6%	58.7%	55.1%
Acquisition	25	422,043,895	39.3%	3.36858%	105	2.64x	10.5%	60.6%	57.7%
Recapitalization	3	82,966,000	7.7%	3.16891%	119	2.61x	9.6%	64.5%	62.4%
Recapitalization/Acquisition	1	4,320,000	0.4%	4.22000%	120	1.82x	14.3%	51.6%	31.5%
Total / Weighted Average:	67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%
(1)	In the case of Loan Nos. 1, 2, 3, 6, 8, 16 and 26, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan No. 1, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 4, 17 and 27, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption and/or a contract rent assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-5

Annex A-2	BBCMS 2021-C12
Collateral Characteristics

Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	BMO	AMF Portfolio	Various	Multifamily	$84,000,000	7.8%	CF 2019-MF1
8	KeyBank	Superstition Gateway	Mesa, AZ	Retail	$30,000,000	2.8%	CARB 2019-FL2
11	BMO	Mills Fleet Farm Brooklyn Ranch	Brooklyn Park, MN	Retail	$23,000,000	2.1%	CSMC 2016-MFF
13	SGFC	Autumn Run Apartments	Naperville, IL	Multifamily	$22,700,000	2.1%	FREMF 2018-KP05
16	SGFC	Hamilton Commons	Mays Landing, NJ	Retail	$22,000,000	2.0%	RETL 2018-RVP; RETL 2019-RVP
23.02	BMO	6031 Fairburn Road	Douglasville, GA	Retail	$4,002,000	0.4%	JPMCC 2007-LD12
37	BMO	RedHawk MOB	Temecula, CA	Office	$8,640,000	0.8%	GECMC 2006-C1
44	SMC	Westchester I Office	Midlothian, VA	Office	$7,200,000	0.7%	COMM 2012-LC4
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

A-2-6

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

Annex A-3	BBCMS 2021-C12

No. 1 – AMF Portfolio

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Annex A-3	BBCMS 2021-C12

No. 1 – AMF Portfolio

A-3-3

Annex A-3	BBCMS 2021-C12

No. 1 – AMF Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$84,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$84,000,000	Property Type - Subtype:	Multifamily – Garden
% of IPB:	7.8%	Net Rentable Area (Units):	3,299
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / NAP
Borrower Sponsor:	Arbor Realty Sr, Inc.	Occupancy:	94.7%
Interest Rate(3):	3.72381004379935%	Occupancy Date:	9/3/2021
Note Date:	10/29/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/6/2031	3rd Most Recent NOI (As of):	$15,294,022 (12/31/2019)
Interest-only Period:	82 months	2nd Most Recent NOI (As of):	$16,035,635 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$17,054,135 (TTM 8/31/2021)
Original Amortization(4):	360 months	UW Economic Occupancy:	89.1%
Amortization Type(4):	Interest Only, Amortizing Balloon	UW Revenues:	$29,391,201
Call Protection(5):	L(24),D(91),O(5)	UW Expenses:	$12,485,963
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$16,905,238
Additional Debt(1)(6):	Yes	UW NCF:	$15,915,538
Additional Debt Balance(1)(6):	$88,000,000 / $13,000,000	Appraised Value / Per Unit:	$280,625,000 / $85,064
Additional Debt Type(1)(6):	Pari Passu / Mezzanine	Appraisal Date:	Various

Escrows and Reserves(7)				Financial Information(4)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$715,487	$168,641	N/A	Cut-off Date Loan / Unit:	$52,137	$56,078
Insurance:	$403,757	$100,786	N/A	Maturity Date Loan / Unit:	$48,419	$48,419
Replacement Reserves:	$500,000	$82,475	N/A	Cut-off Date LTV:	61.3%	65.9%
Deferred Maintenance:	$756,042	$0	N/A	Maturity Date LTV:	56.9%	56.9%
				UW NCF DSCR:	1.51x	1.51x
				UW NOI Debt Yield:	9.8%	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$172,000,000	93.0%	Payoff	$173,659,728	93.9%
Mezzanine Loan	13,000,000	7.0	Closing Costs	4,984,024	2.7
			Return of Equity	3,980,961	2.2
			Reserves	2,375,286	1.3
Total Sources	$185,000,000	100.0%	Total Uses	$185,000,000	100.0%
(1)	The AMF Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 10 senior pari passu notes with an aggregate original principal balance as of the Cut-off Date of $172.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the AMF Portfolio Whole Loan. For additional information, see “The Loan” below.

(2)	For a more detailed description of the Borrowers, see “The Borrowers” below.

(3)	Based on the interest rate for the first 83 months of the AMF Portfolio Mortgage Loan (as defined below) at 3.72381004379935% and steps up to 3.93100% thereafter.

(4)	Certain financial information for the AMF Portfolio Whole Loan and AMF Portfolio total debt is identical. The AMF Portfolio total debt begins to amortize in December 2024 with all principal initially being allocated to the AMF Portfolio Mezzanine Loan (as defined below), which fully amortizes in October 2028. The AMF Portfolio Mortgage Loan commences amortization based on the assumed principal and interest payment schedule set forth in Annex F.

(5)	The defeasance lockout period, with respect to a defeasance of the AMF Portfolio Whole Loan, will be at least 24 payment dates beginning with and including the first payment date on December 6, 2021. Defeasance of the full $172.0 million AMF Portfolio Whole Loan is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) December 6, 2024 (the “AMF Portfolio Permitted Release Date”).

(6)	Concurrently with the origination of the AMF Portfolio Mortgage Loan, a $13.0 million AMF Portfolio Mezzanine Loan was originated. For a full description of the AMF Portfolio Mezzanine Loan, please refer to the “Subordinate and Mezzanine Debt” section below.

(7)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

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Annex A-3	BBCMS 2021-C12

No. 1 – AMF Portfolio

The Loan. The AMF Portfolio loan (the “AMF Portfolio Mortgage Loan”) is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $172,000,000 (the “AMF Portfolio Whole Loan”), which is secured the borrowers’ fee simple interests in a portfolio of 3,299 multifamily units located in Ohio, Indiana and Georgia (the “AMF Portfolio Properties”). The AMF Portfolio Whole Loan was co-originated by Bank of Montreal (“BMO”) and Starwood Mortgage Capital LLC. The AMF Portfolio Whole Loan is comprised of 10 pari passu notes with an aggregate original principal balance as of the Cut-off Date of $172,000,000, of which Note A-1, Note A-2 and Note A-6, with an aggregate outstanding principal balance as of the Cut-off Date of $84,000,000, are being contributed to the BBCMS 2021-C12 securitization trust and collectively constitute the AMF Portfolio Mortgage Loan. The remaining notes are expected to be contributed to other securitization trusts. The relationship between the holders of the AMF Portfolio Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The following table presents certain information relating to the loan structure of the AMF Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$32,000,000	BBCMS 2021-C12	Yes
A-2	$32,000,000	BBCMS 2021-C12	No
A-3	$24,000,000	Starwood Mortgage Funding II LLC	No
A-4	$24,000,000	BMO	No
A-5	$20,000,000	Starwood Mortgage Funding II LLC	No
A-6	$20,000,000	BBCMS 2021-C12	No
A-7	$5,000,000	Starwood Mortgage Funding II LLC	No
A-8	$5,000,000	BMO	No
A-9	$5,000,000	Starwood Mortgage Funding II LLC	No
A-10	$5,000,000	BMO	No
Total	$172,000,000

The Properties. The AMF Portfolio Properties consist of 34 multifamily properties comprised of 3,299 residential units located in three states. The units are factory-built, modular construction buildings and most of the AMF Portfolio Properties offer a mix of studios, one- and two-bedrooms, with a select few offering three-bedroom options. The AMF Portfolio Properties are located in Ohio (18 Properties, 1,693 units, 51.4% of ALA), Indiana (8 Properties, 814 units, 25.7% of ALA) and Georgia (8 Properties, 792 units, 22.9% of ALA). Each AMF Portfolio Property features garden-style apartments with stone and Hardie board siding exterior, private exterior entrances, a private patio, pitched roofs with composition shingles and immediate access to parking. Typical amenities include electric ranges, garbage disposals, refrigerators, air conditioning, full-sized washer and dryer hookups as well as attic space.

COVID-19 Update. Since January 2021, the tenant rental obligations at the AMF Portfolio Properties have not been materially disrupted by the macro effects of COVID-19. The AMF Portfolio Whole Loan is current through the November 2021 payment date. As of November 5, 2021, the AMF Portfolio Whole Loan is not subject to any forbearance, modification or debt service relief requests.

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Annex A-3	BBCMS 2021-C12

No. 1 – AMF Portfolio

The following tables present certain information relating to the AMF Portfolio Properties:

Portfolio Summary
#	Property	City	State	Year Built	Units	In-Place Occupancy(1)
1	Cambridge Commons	Indianapolis	IN	1985	235	94.0%
2	Indian Lake I	Morrow	GA	1987	243	90.5
3	Stewart Way 1	Hinesville	GA	1986	190	90.5
4	Cedargate Lancaster	Lancaster	OH	1972, 1984	157	94.3
5	Amesbury	Reynoldsburg	OH	1986	149	93.3
6	Red Deer	Fairborn	OH	1986	131	95.4
7	Olivewood	Indianapolis	IN	1985	128	95.3
8	Cherry Glen	Indianapolis	IN	1986	137	94.9
9	Plumwood	Columbus	OH	1977	143	91.6
10	Camelia Court	Dayton	OH	1982	110	95.5
11	Cedargate	Clayton	OH	1984	130	94.6
12	Millburn Court	Dayton	OH	1979	115	100.0
13	Rosewood Apartments	Columbus	OH	1985	89	98.9
14	Winthrop Court	Columbus	OH	1985	100	96.0
15	Annhurst	Indianapolis	IN	1984	83	98.8
16	Ashford Hills	Reynoldsburg	OH	1986	77	96.1
17	Harbinwood	Norcross	GA	1986	72	97.2
18	Willow Run - New Albany	New Albany	IN	1984	64	95.3
19	Parkville	Columbus	OH	1978	100	96.0
20	Applegate	Columbus	IN	1982	58	93.1
21	Stonehenge	Massillon	OH	1984	60	95.0
22	Meadowland	Bogart	GA	1984	60	96.7
23	Amberwood - Massillion	Massillon	OH	1987	63	95.2
24	Timberwood	Perry	GA	1985	60	98.3
25	Sherbrook	Columbus	OH	1985	60	93.3
26	Stonehenge Apartments	Indianapolis	IN	1984	60	96.7
27	Oakley Woods	Union City	GA	1985	60	90.0
28	Carriage Hill	Dublin	GA	1985	60	90.0
29	Barrington	Clarkston	GA	1984	47	100.0
30	Andover Court	Mount Vernon	OH	1982	51	96.1
31	Greenglen II	Toledo	OH	1982	58	98.3
32	Sandalwood	Toledo	OH	1983	50	96.0
33	Spicewood	Indianapolis	IN	1985	49	98.0
34	Meadowood - Mansfield	Mansfield	OH	1983	50	96.0
	Total				3,299	94.7%
(1)	Based on the underwritten rent roll dated September 3, 2021.

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Annex A-3	BBCMS 2021-C12

No. 1 – AMF Portfolio

Unit Mix & Amenities. Each AMF Portfolio Property is primarily comprised of studios, one-bedroom and two-bedroom units. Community amenities generally include 24/7 emergency maintenance, flexible lease terms, high speed internet access, laundry facilities and on-site management. Typical unit amenities include air conditioning, ceiling fans, extra storage linen closets, mini blinds, private patio/balcony, utility room with hookups for washer and dryers, built-in bookshelves, eat-in kitchen, storm doors, pet policy and vaulted ceilings. As of September 3, 2021, the AMF Portfolio Properties were 94.7% occupied.

The following table presents certain information relating to the unit mix of the AMF Portfolio Properties:

AMF Portfolio Unit Mix(1)
#	Property Name	Units	Studio	1 BR	2 BR	3 BR	# Occ Units	# Vac Units	Occ. %	$ / Occ Unit
1	Cambridge Commons	235	43	171	20	1	221	14	94.0%	$678
2	Indian Lake I	243	0	229	13	1	220	23	90.5	742
3	Stewart Way 1	190	36	129	25	0	172	18	90.5	768
4	Cedargate Lancaster	157	10	92	55	0	148	9	94.3	666
5	Amesbury	149	43	95	11	0	139	10	93.3	650
6	Red Deer	131	31	92	8	0	125	6	95.4	694
7	Olivewood	128	25	86	17	0	122	6	95.3	695
8	Cherry Glen	137	28	99	10	0	130	7	94.9	688
9	Plumwood	143	24	100	19	0	131	12	91.6	707
10	Camelia Court	110	18	75	17	0	105	5	95.5	691
11	Cedargate	130	27	86	16	1	123	7	94.6	671
12	Millburn Court	115	19	78	17	1	115	0	100.0	693
13	Rosewood Apartments	89	8	64	17	0	88	1	98.9	751
14	Winthrop Court	100	10	70	20	0	96	4	96.0	747
15	Annhurst	83	8	59	16	0	82	1	98.8	719
16	Ashford Hills	77	23	49	5	0	74	3	96.1	719
17	Harbinwood	72	7	52	13	0	70	2	97.2	809
18	Willow Run - New Albany	64	5	46	13	0	61	3	95.3	735
19	Parkville	100	27	68	5	0	96	4	96.0	648
20	Applegate	58	7	39	12	0	54	4	93.1	779
21	Stonehenge	60	6	42	12	0	57	3	95.0	744
22	Meadowland	60	6	42	12	0	58	2	96.7	765
23	Amberwood - Massillion	63	7	50	6	0	60	3	95.2	651
24	Timberwood	60	6	42	12	0	59	1	98.3	674
25	Sherbrook	60	18	38	4	0	56	4	93.3	727
26	Stonehenge Apartments	60	6	42	12	0	58	2	96.7	647
27	Oakley Woods	60	6	42	12	0	54	6	90.0	788
28	Carriage Hill	60	6	42	12	0	54	6	90.0	640
29	Barrington	47	0	39	8	0	47	0	100.0	774
30	Andover Court	51	9	32	10	0	49	2	96.1	671
31	Greenglen II	58	14	39	5	0	57	1	98.3	624
32	Sandalwood	50	6	34	10	0	48	2	96.0	673
33	Spicewood	49	14	32	2	1	48	1	98.0	678
34	Meadowood - Mansfield	50	5	35	10	0	48	2	96.0	577
Totals		3,299	508	2,330	456	5	3,125	174	94.7%	$703
(1)	Based on the underwritten rent rolls dated September 3, 2021.

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Annex A-3	BBCMS 2021-C12

No. 1 – AMF Portfolio

The following table presents certain information relating to the historical occupancy of the AMF Portfolio Properties:

Historical Occupancy
#	Property	Units	2017	2018	2019	2020	In-Place Occupancy(1)
1	Cambridge Commons	235	87.3%	88.0%	89.9%	91.4%	94.0%
2	Indian Lake I	243	92.2	92.3	88.7	89.6	90.5
3	Stewart Way 1	190	87.3	82.5	86.8	78.8	90.5
4	Cedargate Lancaster	157	92.4	91.2	90.0	91.0	94.3
5	Amesbury	149	88.1	93.3	87.3	93.7	93.3
6	Red Deer	131	92.8	90.9	87.5	89.0	95.4
7	Olivewood	128	90.5	90.0	92.0	92.4	95.3
8	Cherry Glen	137	93.5	92.3	89.7	93.1	94.9
9	Plumwood	143	91.3	92.2	86.7	87.1	91.6
10	Camelia Court	110	87.2	85.9	85.5	87.5	95.5
11	Cedargate	130	94.8	92.1	92.1	90.3	94.6
12	Millburn Court	115	91.8	89.2	88.3	93.2	100.0
13	Rosewood Apartments	89	93.2	92.4	95.0	91.1	98.9
14	Winthrop Court	100	94.8	93.6	87.9	88.7	96.0
15	Annhurst	83	91.8	94.3	95.5	94.5	98.8
16	Ashford Hills	77	94.9	96.1	94.5	95.0	96.1
17	Harbinwood	72	97.4	96.8	96.2	96.5	97.2
18	Willow Run - New Albany	64	86.4	86.6	90.7	91.4	95.3
19	Parkville	100	90.6	92.7	78.4	87.2	96.0
20	Applegate	58	92.0	89.7	85.8	91.5	93.1
21	Stonehenge	60	94.4	87.3	88.7	90.2	95.0
22	Meadowland	60	97.1	95.6	97.9	96.6	96.7
23	Amberwood - Massillion	63	93.6	92.6	90.2	92.5	95.2
24	Timberwood	60	94.0	90.7	89.8	93.2	98.3
25	Sherbrook	60	91.7	94.2	93.0	94.0	93.3
26	Stonehenge Apartments	60	90.6	94.3	95.2	96.9	96.7
27	Oakley Woods	60	96.2	94.6	91.4	92.2	90.0
28	Carriage Hill	60	91.1	92.8	90.7	92.4	90.0
29	Barrington	47	97.9	99.2	98.5	96.0	100.0
30	Andover Court	51	94.4	89.5	88.8	87.3	96.1
31	Greenglen II	58	89.0	89.5	85.5	91.7	98.3
32	Sandalwood	50	88.0	89.5	87.1	89.3	96.0
33	Spicewood	49	90.3	93.1	93.1	95.7	98.0
34	Meadowood - Mansfield	50	94.4	93.2	92.0	92.3	96.0
	Total / Wtd. Avg.	3,299	91.6%	91.1%	89.7%	90.7%	94.7%
(1)	Based on the underwritten rent roll dated September 3, 2021.

Capital Investment. The Borrower Sponsor has invested approximately $5.9 million ($1,793 per unit) in capital expenditures at the AMF Portfolio Properties between 2019 and September 2021. Such improvements included exterior repairs, painting, new signage, asphalt repairs, roof repairs, interior unit upgrades and landscape refurbishment.

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Annex A-3	BBCMS 2021-C12

No. 1 – AMF Portfolio

The following table presents certain information relating to the historical capital expenditures of the AMF Portfolio Properties:

Historical Capital Expenditures 2019-2021(1)
#	Property	Interior	Exterior	Roof	Other	CapEx Totals	$/Unit
1	Cambridge Commons	$279,420	$196,122	$97,315	$25,367	$598,224	$2,546
2	Indian Lake I	164,194	118,422	77,987	27,851	388,454	1,599
3	Stewart Way 1	191,624	45,689	20,052	43,489	300,854	1,583
4	Cedargate Lancaster	123,707	82,897	63,679	23,041	293,324	1,868
5	Amesbury	106,272	27,206	73,348	4,485	211,311	1,418
6	Red Deer	102,347	16,870	32,773	11,113	163,103	1,245
7	Olivewood	133,133	112,259	62,507	1,086	308,985	2,414
8	Cherry Glen	134,120	46,332	8,805	0	189,257	1,381
9	Plumwood	141,575	46,721	12,900	16,088	217,284	1,519
10	Camelia Court	98,420	12,423	7,100	25,967	143,910	1,308
11	Cedargate	94,092	20,310	8,665	445	123,512	950
12	Millburn Court	100,688	16,099	35,485	3,549	155,821	1,355
13	Rosewood Apartments	55,608	28,584	73,178	26,079	183,449	2,061
14	Winthrop Court	97,530	39,540	15,320	5,772	158,162	1,582
15	Annhurst	94,721	51,096	41,975	1,072	188,864	2,275
16	Ashford Hills	49,812	38,066	27,861	5,051	120,790	1,569
17	Harbinwood	71,611	39,740	37,293	35,954	184,598	2,564
18	Willow Run - New Albany	54,299	40,326	40,135	15,683	150,443	2,351
19	Parkville	107,462	35,469	80,100	7,032	230,063	2,301
20	Applegate	95,924	30,119	8,440	1,962	136,445	2,353
21	Stonehenge	50,799	39,825	6,815	157	97,596	1,627
22	Meadowland	53,879	39,698	25,123	14,330	133,030	2,217
23	Amberwood - Massillion	52,964	23,761	13,155	0	89,880	1,427
24	Timberwood	69,725	14,515	34,290	12,848	131,378	2,190
25	Sherbrook	36,940	12,640	26,177	22,071	97,828	1,630
26	Stonehenge Apartments	52,240	25,232	10,917	29,190	117,579	1,960
27	Oakley Woods	71,560	23,608	0	11,591	106,759	1,779
28	Carriage Hill	55,691	45,998	14,750	1,466	117,905	1,965
29	Barrington	50,921	38,776	25,315	34,873	149,885	3,189
30	Andover Court	29,983	9,550	35,295	12,290	87,118	1,708
31	Greenglen II	33,968	14,065	16,130	8,864	73,027	1,259
32	Sandalwood	38,251	16,441	27,466	17,369	99,527	1,991
33	Spicewood	45,485	28,866	0	621	74,972	1,530
34	Meadowood - Mansfield	25,323	5,045	31,308	31,224	92,900	1,858
	Total / Wtd. Avg.	$2,964,288	$1,382,310	$1,091,659	$477,980	$5,916,237	$1,793
(1)	Represents 2019 through September 2021.

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Annex A-3	BBCMS 2021-C12

No. 1 – AMF Portfolio

Environmental. According to the Phase I environmental assessments, there is no evidence of any recognized or controlled recognized environmental conditions at any of the AMF Portfolio Properties.

The Markets. The AMF Portfolio Properties are geographically diverse with 34 properties located across several major multifamily markets. The top three markets by allocated loan amount (“ALA”) are Indianapolis, Indiana (6 Properties, 692 units, 21.3% of ALA), Columbus, Ohio (5 Properties, 492 Units, 14.5% of ALA) and Dayton, Ohio (2 Properties, 225 units, 7.3% of ALA).

The following table presents certain market information relating to the AMF Portfolio Properties:

Market Summary
State	# of Properties(1)	# of Units(1)	% of Portfolio Units(1)	In-Place Occupancy(1)	Avg. In- Place Rent	Allocated Whole Loan Amount	% of Whole Loan	UW NCF	% of Total UW NCF
Ohio	18	1,693	51.3%	95.4%	$682	$88,441,591	51.4%	$8,190,741	51.5%
Indiana	8	814	24.7%	95.3%	$703	$44,178,335	25.7%	$4,070,107	25.6%
Georgia	8	792	24.0%	92.7%	$749	$39,380,074	22.9%	$3,654,690	23.0%
Total	34	3,299	100.0%	94.7%	$703	$172,000,000	100.0%	$15,915,538	100.0%
(1)	Based on the underwritten rent rolls dated September 3, 2021.

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Annex A-3	BBCMS 2021-C12

No. 1 – AMF Portfolio

The following table presents certain demographic statistical information relating to the AMF Portfolio Properties:

	AMF Portfolio Properties Population Statistics(1)
		Median Household Income			Population
#	Property	1 Mile	3 Mile	5 Mile	1 Mile	3 Mile	5 Mile
1	Cambridge Commons	$46,954	$50,079	$49,324	10,584	96,024	218,170
2	Indian Lake I	$48,439	$48,351	$49,219	4,283	73,991	196,269
3	Stewart Way 1	$49,424	$48,693	$49,504	4,692	31,163	43,642
4	Cedargate Lancaster	$36,491	$47,515	$51,975	5,665	31,631	51,344
5	Amesbury	$62,598	$55,867	$59,670	17,728	96,823	224,712
6	Red Deer	$68,603	$63,633	$72,774	5,889	34,308	74,488
7	Olivewood	$43,318	$39,462	$41,344	9,217	82,859	214,088
8	Cherry Glen	$40,501	$44,352	$48,969	11,885	87,539	228,705
9	Plumwood	$46,596	$53,766	$56,114	20,649	89,573	197,075
10	Camelia Court	$35,162	$34,010	$36,583	10,159	71,469	141,300
11	Cedargate	$67,195	$71,251	$63,220	9,237	33,470	59,509
12	Millburn Court	$99,664	$93,100	$90,061	6,651	48,555	114,333
13	Rosewood Apartments	$52,962	$62,208	$69,361	13,676	120,720	280,698
14	Winthrop Court	$52,962	$62,208	$69,361	13,676	120,720	280,698
15	Annhurst	$52,120	$54,468	$55,474	8,492	70,151	177,088
16	Ashford Hills	$54,370	$56,812	$58,807	11,834	107,751	238,701
17	Harbinwood	$49,437	$49,325	$56,850	15,451	114,789	255,779
18	Willow Run - New Albany	$63,216	$54,543	$53,080	7,651	55,194	114,050
19	Parkville	$52,962	$62,208	$69,361	13,676	120,720	280,698
20	Applegate	$62,608	$59,509	$61,057	9,640	40,649	47,464
21	Stonehenge	$48,990	$52,300	$58,192	5,031	38,407	70,800
22	Meadowland	$62,038	$68,450	$63,162	4,922	28,964	71,614
23	Amberwood - Massillion	$65,656	$62,407	$61,560	8,192	45,554	104,479
24	Timberwood	$44,532	$53,468	$61,327	1,988	14,841	23,358
25	Sherbrook	$52,962	$62,208	$69,361	13,676	120,720	280,698
26	Stonehenge Apartments	$46,680	$52,993	$45,733	3,357	55,740	179,462
27	Oakley Woods	$43,183	$54,277	$56,042	7,612	52,274	125,167
28	Carriage Hill	$39,738	$40,092	$40,822	4,748	18,596	24,988
29	Barrington	$41,033	$62,083	$66,918	16,549	108,880	270,349
30	Andover Court	$47,352	$50,058	$53,454	5,684	20,740	27,554
31	Greenglen II	$53,597	$62,631	$57,472	8,922	56,244	150,899
32	Sandalwood	$55,680	$48,203	$48,741	7,021	77,988	223,810
33	Spicewood	$39,403	$42,610	$46,485	9,661	68,791	216,280
34	Meadowood - Mansfield	$56,652	$51,472	$46,951	5,912	26,291	57,529
(1)	Based on the individual AMF Portfolio Properties’ Appraisals.

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Annex A-3	BBCMS 2021-C12

No. 1 – AMF Portfolio

The following table presents certain submarket information relating to the AMF Portfolio Properties:

AMF Portfolio Properties Submarket Statistics(1)
#	Property	Submarket	Submarket Rent/Unit	Submarket Occupancy
1	Cambridge Commons	Northwest Marion County	$884	95.9%
2	Indian Lake I	Clayton County	$1,121	94.8%
3	Stewart Way 1	Liberty County	$985	95.3%
4	Cedargate Lancaster	Fairfield County	$1,066	98.2%
5	Amesbury	Southern Columbus	$947	92.8%
6	Red Deer	Fairborn/AFB	$786	97.5%
7	Olivewood	Southeast Indianapolis	$857	94.6%
8	Cherry Glen	Central Marion County	$825	92.0%
9	Plumwood	Greater Hilltop Columbus	$963	93.8%
10	Camelia Court	Northeast Dayton	$781	96.6%
11	Cedargate	Fairborn/AFB	$786	97.5%
12	Millburn Court	Centerville/Kettering	$936	96.4%
13	Rosewood Apartments	Northeast Columbus	$1,020	95.4%
14	Winthrop Court	Northeast Columbus	$1,020	95.4%
15	Annhurst	Northwest Marion County	$884	95.9%
16	Ashford Hills	Southern Columbus	$947	92.8%
17	Harbinwood	Outlying Gwinnett County	$1,396	96.8%
18	Willow Run - New Albany	Southern Indiana	$866	95.1%
19	Parkville	Northeast Columbus	$1,020	95.4%
20	Applegate	Columbus	$986	91.6%
21	Stonehenge	Massillon	$690	98.3%
22	Meadowland	Athens	$1,049	96.0%
23	Amberwood - Massillion	Massillon	$690	98.3%
24	Timberwood	Macon	$954	92.9%
25	Sherbrook	Northeast Columbus	$1,020	95.4%
26	Stonehenge Apartments	Southeast Indianapolis	$857	94.6%
27	Oakley Woods	South Fulton County	$1,189	88.5%
28	Carriage Hill	Laurens County	$517	96.6%
29	Barrington	Southeast DeKalb	$1,132	92.9%
30	Andover Court	Mount Vernon	$1,290	99.2%
31	Greenglen II	Ottawa Hills	$736	95.6%
32	Sandalwood	Ottawa Hills	$736	95.6%
33	Spicewood	Central Marion County	$825	92.0%
34	Meadowood - Mansfield	Lexington	$851	99.4%
(1)	Based on the individual AMF Portfolio Properties’ Appraisals.

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Annex A-3	BBCMS 2021-C12

No. 1 – AMF Portfolio

The following table presents certain historical and underwritten financial information relating to the AMF Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2019	2020	08/31/2021 TTM	Underwritten	Per Unit	%
Gross Potential Rent(1)	$26,049,636	$26,890,466	$27,498,973	$27,891,556	$8,455	94.9%
(Vacancy)(2)	(3,628,718)	(3,171,602)	(2,658,986)	(3,051,569)	(925)	(10.4)
Net Rental Collections	$22,420,918	$23,718,864	$24,839,987	$24,839,987	$7,530	84.5%
Other Income	4,441,206	4,344,675	4,551,214	4,551,214	1,380	15.5
Effective Gross Income	$26,862,124	$28,063,539	$29,391,201	$29,391,201	$8,909	100.0%

Total Expenses	$11,568,102	$12,027,904	$12,337,066	$12,485,963	$3,785	42.5%

Net Operating Income	$15,294,022	$16,035,635	$17,054,135	$16,905,238	$5,124	57.5%

Replacement Reserves(3)	0	0	0	989,700	300	3.4

Net Cash Flow	$15,294,022	$16,035,635	$17,054,135	$15,915,538	$4,824	54.2%
(1)	Underwritten Gross Potential Rent based on underwritten rent rolls dated September 3, 2021 with vacant units grossed up at the Appraisal’s concluded market rents.

(2)	Underwritten Vacancy Loss underwritten such that Net Rental Collections equates to actual TTM Collections.

(3)

Underwritten Replacement Reserves based on $300 per unit. PCA Reports concluded an inflated replacement reserve of $259 per unit.

The Borrower Sponsor has deposited $500,000 into a Replacement Reserve for future capital needs.

The Borrowers. The borrowers consist of 46 “recycled” single-purpose entities that are Ohio limited partnerships, Ohio limited liability companies, Georgia limited partnerships, Georgia limited liability companies or Delaware limited liability companies. Each borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure and is indirectly owned by Arbor Realty Sr, Inc. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the AMF Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor is Arbor Realty Sr, Inc., a wholly-owned indirect subsidiary of Arbor Realty Trust, Inc. (“Arbor”) (NYSE: ABR). Arbor, which began operations in 2003, is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, seniors housing, healthcare and other commercial real estate assets. Headquartered in Uniondale, New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a Fannie Mae Delegated Underwriting and Servicing (DUS) lender and Freddie Mac Optigo Seller/Servicer. Arbor’s lending products include CMBS, bridge, mezzanine and preferred equity loans.

Property Management. The AMF Portfolio Properties are managed by Elon Property Management Company, L.L.C., which is an entity affiliated with the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $715,487 for real estate taxes, (ii) $403,757 for insurance premiums, (iii) $756,042 for deferred maintenance and (iv) $500,000 for replacement reserves.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $168,641.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $100,786.

Replacement Reserve – On a monthly basis, the borrowers are required to escrow $82,475 for replacement reserves.

Lockbox / Cash Management. The AMF Portfolio Whole Loan is structured with a soft lockbox and springing cash management upon the occurrence and continuance of a Cash Trap Period (as defined below). The AMF Portfolio Whole Loan documents require that all rents received by the borrowers or the property managers be deposited into the lockbox account within three business days of receipt. During the continuance of a Cash Trap Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the AMF Portfolio Whole Loan documents.

A “Cash Trap Period” will commence upon the earliest to occur of (i) an event of default under the AMF Portfolio Whole Loan, (ii) upon any bankruptcy action of a Borrower, principal, or the property manager until, in the case of a bankruptcy of the property manager (or involuntary bankruptcy with respect to an affiliated property manager), the property manager is replaced in accordance with the AMF Portfolio Whole Loan documents, (iii) the debt yield (based on the trailing 12-month income and expenses) falls below 7.25% as of the end of any calendar quarter until the debt yield is 7.50% for two consecutive calendar quarters, and (iv) the occurrence of an event of default under the mezzanine loan.

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Annex A-3	BBCMS 2021-C12

No. 1 – AMF Portfolio

Subordinate and Mezzanine Debt. A $13,000,000 mezzanine loan (the “AMF Portfolio Mezzanine Loan”) was funded concurrently with the origination of the AMF Portfolio Whole Loan and is secured by the direct equity ownership in the AMF Portfolio Borrowers. The AMF Portfolio Mezzanine Loan accrues interest based on a fixed schedule which varies by month with an interest rate of 6.67228249742403% per annum through the December 2024 payment. Beginning with the January 2025 payment, the interest rate increases throughout the term and fully amortizes in October 2028. Including the AMF Portfolio Whole Loan and the AMF Portfolio Mezzanine Loan, the total debt Cut-off Date LTV, total debt UW NCF DSCR and total debt UW NOI Debt Yield are 65.9%, 1.51x and 9.1%, respectively. The lenders of the AMF Portfolio Mortgage Whole Loan and the AMF Portfolio Mezzanine Loan have entered into an intercreditor agreement that governs their relationship.

Partial Release. Following the AMF Portfolio Permitted Release Date, the borrowers will be permitted to release one or more AMF Portfolio Properties as collateral for the AMF Portfolio Whole Loan (each such Property, a “Release Property”), provided that, among other things, the borrowers partially defease the AMF Portfolio Whole Loan in an amount equal to the greater of (1) 115% of the portion of the allocated loan amount applicable to the Release Property (as determined by the lender in its sole discretion prior to the origination of the AMF Portfolio Whole Loan), and (2) the amount that would result in (A) the loan-to-value ratio with respect to the AMF Portfolio Properties remaining after giving effect to the release (the “Remaining Properties”) not exceeding 70%, (B) the debt service coverage ratio with respect to the Remaining Properties being not less than the greater of (x) 1.40x and (y) the debt service coverage ratio on the Remaining Properties serving as collateral for the AMF Portfolio Whole Loan immediately prior to such release and (C) the debt yield with respect to the Remaining Properties being not less than the greater of (x) 8.35% and (y) the debt yield on the Remaining Properties serving as collateral for the AMF Portfolio Whole Loan immediately prior to such release. Each of the above tests are based on the then outstanding principal balances of the AMF Portfolio Whole Loan and the AMF Portfolio Mezzanine Loan and are to be determined by the lender in its reasonable discretion. In the event of any defeasance of the AMF Portfolio Whole Loan, the mezzanine borrower will be required to defease a portion of the AMF Portfolio Mezzanine Loan in an amount equal to the product of (x) the outstanding principal balance of the AMF Portfolio Mezzanine Loan and (y) a fraction, the numerator of which is the amount of the AMF Portfolio Whole Loan being defeased and the denominator of which is the then-outstanding principal balance of the AMF Portfolio Whole Loan (i.e., without taking into account the defeasance of the AMF Portfolio Whole Loan).

Ground Lease. None.

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Annex A-3	BBCMS 2021-C12

No. 2 – Helios Plaza

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No. 2 – Helios Plaza

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Annex A-3	BBCMS 2021-C12

No. 2 – Helios Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$78,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$78,500,000	Property Type – Subtype:	Office – Suburban
% of IPB:	7.3%	Net Rentable Area (SF):	377,185
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrower:	HOUCRE1 Investments LP	Year Built / Renovated:	2009 / NAP
Borrower Sponsor:	AGC Equity Partners Holding Ltd.	Occupancy:	100.0%
Interest Rate(2):	2.90000%	Occupancy Date:	9/15/2021
Note Date:	9/15/2021	4th Most Recent NOI (As of):	$9,626,491 (12/31/2018)
Anticipated Repayment Date(2):	10/6/2026	3rd Most Recent NOI (As of):	$9,819,021 (12/31/2019)
Interest-only Period(2):	60 months	2nd Most Recent NOI (As of):	$10,015,401 (12/31/2020)
Original Term(2):	60 months	Most Recent NOI (As of):	$10,115,465 (TTM 6/30/2021)
Original Amortization Term(2):	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only – ARD	UW Revenues:	$10,793,013
Call Protection:	L(24),YM(1),DorYM1(30),O(5)	UW Expenses:	$0
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$10,793,013
Additional Debt(1):	Yes	UW NCF:	$10,793,013
Additional Debt Balance(1):	$40,000,000	Appraised Value / Per SF:	$185,000,000 / $490
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/18/2021

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$314
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(2):	$314
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.1%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(2):	64.1%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	3.10x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$118,500,000	64.3%	Purchase Price	$178,000,000	96.6%
Borrower Sponsor Equity	65,705,360	35.7	Additional Consideration(4)	5,114,012	2.8
			Closing Costs	1,091,349	0.6
Total Sources	$184,205,360	100.0%	Total Uses	$184,205,360	100.0%

(1)	The Helios Plaza Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $118.5 million (the “Helios Plaza Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balance of the Helios Plaza Whole Loan. For additional information, see “The Loan” below.

(2)	The Helios Plaza Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of October 6, 2026 and a final maturity date of October 6, 2031. Prior to the ARD, the Helios Plaza Whole Loan will accrue interest at a rate equal to the Initial Interest Rate (as defined below). From and after the ARD, until the outstanding principal balance of the Helios Plaza Whole Loan and all accrued interest has been paid in full, or until the final maturity date of October 6, 2031, whichever event occurs first, the Helios Plaza Whole Loan will accrue interest at a rate equal to the Extension Rate (as defined below), and, after the payment of interest at the Initial Interest Rate and any applicable reserves and fees in accordance with the Helios Plaza Whole Loan documents, all excess cash flow from the Helios Plaza Property (as defined below) will be collected by the lender and applied as follows: first, to reduce the principal balance of the Helios Plaza Whole Loan until the entire outstanding principal balance is paid in full, and second, to pay any additional interest on the Helios Plaza Whole Loan that has accrued at the Extension Rate and has been deferred until repayment of the Helios Plaza Whole Loan. The information presented in the charts above for Interest-only Period, Original Term, Original Amortization Term, Maturity Date Loan / SF and Maturity Date LTV are based on the ARD.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	In conjunction with the acquisition, the borrower paid defeasance costs of approximately $5,539,300 associated with the seller’s debt prepayment and received a seller rent credit of approximately $425,289.

The Loan. The Helios Plaza mortgage loan (the “Helios Plaza Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in a 377,185 square foot office property located in Houston, Texas (the “Helios Plaza Property”). The Helios Plaza Whole Loan was co-originated by Bank of Montreal (“BMO”) and Barclays Capital Real Estate (“Barclays”). The Helios Plaza Mortgage Loan is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance of $118,500,000 (the “Helios Plaza Whole Loan”). The controlling Note A-4 and the non-controlling Notes A-1 and A-5, with an aggregate original principal balance of

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Annex A-3	BBCMS 2021-C12

No. 2 – Helios Plaza

$78,500,000, will be included in the BBCMS 2021-C12 securitization trust. The non-controlling Notes A-2 and A-3 were contributed to the MSC 2021-L7 securitization trust. The Helios Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2021-C12 trust. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The Helios Plaza Whole Loan has a 5-year interest-only term through the ARD of October 6, 2026. Prior to the ARD, the Helios Plaza Whole Loan will accrue interest at a rate equal to 2.9000% per annum (the “Initial Interest Rate”). From and after the ARD, until the outstanding principal balance of the Helios Plaza Whole Loan and all accrued interest has been paid in full, or until the final maturity date of October 6, 2031, whichever event occurs first, (i) the Helios Plaza Whole Loan will accrue interest at a rate equal to 2.50% plus the Initial Interest Rate (the “Extension Rate”), with interest accrued at the excess of the Extension Rate over the Initial Rate deferred until principal is repaid in full, and (ii) after the payment of interest at the Initial Interest Rate and any applicable reserves and fees in accordance with the Helios Plaza Whole Loan documents, all excess cash flow from the Helios Plaza Property will be collected by the lender and applied as follows: first, to reduce the principal balance of the Helios Plaza Whole Loan until the entire outstanding principal balance is paid in full, and second, to pay any additional interest on the Helios Plaza Whole Loan that has accrued at the Extension Rate and has been deferred until repayment of the Helios Plaza Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BBCMS 2021-C12	No
A-2	$25,000,000	$25,000,000	MSC 2021-L7	No
A-3	$15,000,000	$15,000,000	MSC 2021-L7	No
A-4	$28,500,000	$28,500,000	BBCMS 2021-C12	Yes
A-5	$20,000,000	$20,000,000	BBCMS 2021-C12	No
Total	$118,500,000	$118,500,000

The Property. The Helios Plaza is a Class A+, 6-story office property totaling 377,185 square feet, located in Houston, Texas. The Helios Plaza Property was built in 2009 and offers a structured parking garage with 1,699 spaces, resulting in a parking ratio of 4.5 spaces per 1,000 square feet of net rentable area. The Helios Plaza Property is the first LEED Platinum certified building in Houston and features a fully equipped trading floor backed by infrastructure with redundant systems along with a complete building management system, providing monitoring and control functions for the electrical, mechanical and security systems. Additional amenities include a 17,232 square foot ground floor cafeteria, multiple enclosed meeting rooms, a 240-person capacity main conference center, and an 11,522 square foot wellness center.

The Helios Plaza Property was constructed as a build-to-suit for, and as of September 15, 2021, was 100.0% leased to, Amoco Properties Incorporated (“Amoco”), a subsidiary of BP Corporation North America Inc. (“BP N.A.”). The Helios Plaza Property is located adjacent to BP N.A.’s U.S headquarters, the Westlake Campus.

COVID-19 Update. As of September 15, 2021, the Helios Plaza Whole Loan is not subject to any forbearance, modification or debt service relief request. As of September 1, 2021, the borrower has reported that the Helios Plaza Property is open and operating, with the sole tenant having paid its full September 2021 rent payment. Amoco has not been granted any rent relief and has not missed any rent payments. The first debt service payment due date of the Helios Plaza Whole Loan is November 6, 2021.

Major Tenant.

Amoco Properties (377,185 square feet; 100.0% of the NRA; 100.0% of underwritten base rent): Amoco is a wholly-owned subsidiary of BP N.A. (rated NR/A3/A- by Fitch/Moody’s/S&P), which guarantees the lease. BP N.A. is wholly-owned by BP plc, a global energy company with a $94 billion market capitalization. BP N.A’s operations comprise substantially all of BP plc’s upstream and downstream activities in North America. BP plc was incorporated in 1889 and is based in Houston, Texas. The BP N.A. lease guarantee is subject to a cap of $275 million, which burns down by the amount of base rent already paid under the lease.

The Helios Plaza Property was built-to-suit for Amoco and houses BP N.A.’s gas and power trading operations, central disaster command center, wind operations and remote operations center. The trading floor at the Helios Plaza Property is one of two major BP N.A. trading operations in the United States and one of five in the world. The Helios Plaza Property serves as BP N.A.’s central disaster command center in the event of a major disruptive event such as a hurricane or large-scale oil spill. The Helios Plaza Property also contains a remote operations center that centrally monitors all BP-operated wind farms on a continuous basis. According to the borrower sponsor, Amoco invested approximately $10.2 million into the Helios Plaza Property, converting the existing gas turbine and replacing the system with a new generator and prefabricated chiller/pump package that is expected to be more cost-effective and maintain redundancy.

The Amoco lease has a commencement date of December 16, 2016 and a current expiration date of December 15, 2031 (the “Amoco Lease”). The Amoco Lease has three five-year renewal options with notice of exercise sent to the landlord not less than 12 months and

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No. 2 – Helios Plaza

not more than 36 months prior to expiration of the current term and no unilateral termination options. Amoco is required to pay absolutely net base rent and additional rent throughout the Amoco Lease term and has fixed 2.0% annual rent escalations.

The following table presents the annual base rent under the Amoco Lease for the designated years:

Amoco Lease Base Rent Schedule
Start Date	End Date	Lease Year	Annual Base Rent
12/16/2020	12/15/2021	5	$10,206,929.31
12/16/2021	12/15/2022	6	$10,411,067.90
12/16/2022	12/15/2023	7	$10,619,289.26
12/16/2023	12/15/2024	8	$10,831,675.04
12/16/2024	12/15/2025	9	$11,048,308.54
12/16/2025	12/15/2026	10	$11,269,274.71
12/16/2026	12/15/2027	11	$11,494,660.21
12/16/2027	12/15/2028	12	$11,724,553.41
12/16/2028	12/15/2029	13	$11,959,044.48
12/16/2029	12/15/2030	14	$12,198,225.37
12/16/2030	12/15/2031	15	$12,442,189.88

The base rent payable in connection with renewals of the Amoco Lease will be based on 90% of the fair market rental rate applicable to the triple net annual amount per rentable square foot a willing tenant would pay and a willing landlord would accept in arm’s length, bona fide negotiations for space of comparable size, use and quality to the Helios Plaza Property at the time of determination of the then applicable renewal option based upon comparable lease transactions made in other similarly classed buildings in the Katy Freeway/Energy Corridor. Such fair market rent will take into account a number of factors outlined in the Amoco Lease, including location, efficiency of space and length of term, and is required to be provided to Amoco by landlord within 30 days after receiving the renewal notice.

Amoco is required to maintain insurance as set forth in the Amoco Lease, however, as long as no event of default has occurred and the self-insurance conditions under the Amoco Lease are met, Amoco may fulfill its insurance obligations under the Amoco Lease through self-insurance. Under the terms of the Helios Plaza Whole Loan, the borrower is entitled to rely on Amoco’s self-insurance, provided, among other things, BP N.A. maintains a rating of A- or better from S&P. Amoco has the right to sublet all of the building on the Helios Plaza Property and to assign its rights under the Amoco Lease without landlord’s consent to any permitted transferee (successors, affiliates or third-party entities that are rated at least Baa3 by Moody’s or BBB- by S&P) under the Amoco Lease. Amoco is permitted to sublease the land or any portions thereof and sublease portions of the building without landlord’s consent, but must provide written notice to landlord within 30 days of any such sublease. In all other instances Amoco is not permitted to assign or sublet without landlord’s prior written consent. Amoco will be released from all obligations after the date of a transfer or permitted transfer under the Amoco Lease provided the transferee or the transferee’s guarantor has a credit rating of “Baa3” or higher according to Moody’s, or a credit rating of “BBB-” or higher according to S&P, as of the date of such transfer or permitted transfer.

The Amoco lease provides Amoco with the right of first offer to purchase all or a portion of the Helios Plaza Property if the landlord desires to sell such property (or desires to ground lease the property for a term greater than 25 years).

Environmental. According to a Phase I environmental assessment dated August 25, 2021, there was no evidence of any recognized environmental conditions at the Helios Plaza Property.

Historical and Current Occupancy(1)
2018	2019	2020	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of September 15, 2021.

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No. 2 – Helios Plaza

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Expiration Date
Amoco Properties	A3/A-/NR	377,185	100.0%	$28.61	$10,793,013	100.0%	12/15/2031
Occupied Collateral Total / Wtd. Avg.		377,185	100.0%	$28.61	$10,793,013	100.0%

Vacant Space		0	0.0%

Collateral Total		377,185	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are those of the parent company, BP Corporation North America, which guarantees the lease.

(3)	UW Base Rent PSF includes a rent step of $204,139 through December 2021 and straight-lined rent of $381,945 for Amoco through the Helios Plaza Whole Loan term.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	1	377,185	100.0	10,793,013	100.0	377,185	100.0%	$10,793,013	100.0%
2032 & Beyond	0	0	0.0	0	0.0	377,185	100.0%	$10,793,013	100.0%
Total	1	377,185	100.0%	$10,793,013	100.0%
(1)	Based on the underwritten rent roll.

(2)	UW Base Rent Expiring includes a rent step of $204,139 through December 2021 and straight-lined rent of $381,945 for Amoco through the Helios Plaza Whole Loan term.

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No. 2 – Helios Plaza

Operating History and Underwritten Net Cash Flow
	2019	2020	TTM (1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$9,819,021	$10,015,401	$10,115,464	$10,793,013	$28.61	100.0%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$9,819,021	$10,015,401	$10,115,464	$10,793,013	$28.61	100.0%
Total Reimbursements	0	0	1,739,767	0	0.00	0.0
Total Other Income	0	0	0	0	0.00	0.0
Net Rental Income	$9,819,021	$10,015,401	$11,855,231	$10,793,013	$28.61	100.0%
(Vacancy/Credit Loss)	0	0	0	0	0.00	0.0
Effective Gross Income	$9,819,021	$10,015,401	$11,855,231	$10,793,013	$28.61	100.0%
Total Expenses(4)	0	0	1,739,766	0	0.00	0.0
Net Operating Income	$9,819,021	$10,015,401	$10,115,465	$10,793,013	$28.61	100.0%
Total TI/LC, Capex/RR	0	0	0	0	0.00	0.0
Net Cash Flow	$9,819,021	$10,015,401	$10,115,465	$10,793,013	$28.61	100.0%
(1)	TTM represents the trailing 12 months ending June 30, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Base Rent includes a rent step of $204,139 through December 2021 and straight-lined rent of $381,945 for Amoco through the Helios Plaza Whole Loan term.

(4)	The Amoco lease is absolute NNN, with all expenses paid directly by Amoco.

The Market. The Helios Plaza Property is located in Houston, Texas within the Energy Corridor. Major employers in the area include energy sector companies such as Citgo, ConocoPhillips and Shell Oil Company, along with non-energy companies such as Sysco and Gulf States Toyota Distributors, both of which are headquartered in the region. The Helios Plaza Property is located off Interstate 10 in the Katy Freeway submarket of Houston’s Energy Corridor, approximately 16-miles west of the Houston central business district. The Energy Corridor area contains more buildings than any other Houston-area market with nearly 200 buildings. The Helios Plaza Property’s local area is a combination of established single-family developments, newer apartment buildings and suburban office buildings. Primary access to the Helios Plaza Property is provided by Interstate 10, Westpark Tollway, Texas 8 Beltway and State Highway 6. According to the appraisal, as of the second quarter of 2021, the Houston office market had approximately 189.4 million square feet of office space inventory, overall vacancy in the market was approximately 25.4% and asking rent was $30.89 PSF. According to the appraisal, as of the second quarter of 2021, the Katy Freeway office submarket had approximately 29.6 million square feet of office space inventory, overall vacancy was approximately 28.6% and Class A average asking rent was $34.84 PSF. According to the appraisal, the 2020 estimated population within a 5.0-mile radius was approximately 241,628, with average annual household income of approximately $109,661.

The appraiser concluded a market rent for the Helios Plaza Property of $28.00 PSF, in line with the underwritten rent of $28.61 PSF. The appraisal identified seven directly competitive office comparables with rents ranging from $21.50 to $36.50 per square foot. The following table presents certain information relating to comparable office leases for the Helios Plaza Property:

Comparable Office Leases(1)
	Lease Type	Term (Years)	Size (SF)	Lease Date	Rent PSF	Lease Type
Helios Plaza		15.0	377,185 SF	Dec. 2016(2)	$28.61(2)	Absolute NNN
Comparable 1	New (1st Gen)	12.5	50k-100k SF	Jun. 2021	$26.67	NNN
Comparable 2	New (2nd Gen)	11.0	50k-100k SF	Feb. 2022	$21.50	NNN
Comparable 3	New (1st Gen)	13.5	50k-100k SF	Jan. 2022	$36.50	NNN
Comparable 4	New (1st Gen)	11.5	50k-100k SF	Jan. 2021	$25.00	NNN
Comparable 5	New (2nd Gen)	12.3	50k-100k SF	Sep. 2021	$22.00	NNN
Comparable 6	New (2nd Gen)	13.0	Over 100k SF	Jan. 2020	$29.50	NNN
Comparable 7	New (2nd Gen)	11.3	Over 100k SF	May 2020	$22.00	NNN
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll including a rent step of $204,139 through December 2021 and straight-lined rent of $381,945 for Amoco through the Helios Plaza Whole Loan term.

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Annex A-3	BBCMS 2021-C12

No. 2 – Helios Plaza

The following table presents certain information relating to comparable office sales for the Helios Plaza Property:

Comparable Office Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Helios Plaza Houston, TX	Sep-2021(2)	377,185	100.0%	$178,000,000(2)	$471.92	NAP
Apple at Capital Ridge Austin, TX	Listing(3)	216,511	100.0%	$140,000,000	$646.62	$460.72
The Domain Gateway Austin, TX	Aug-2021	183,911	100.0%	$140,000,000	$761.24	$494.80
Sierra at Las Colinas III Irving, TX	Aug-2021	247,254	100.0%	$70,200,000	$283.92	$468.47
HP Inc. Plaza in City Place Spring, TX	Listing(3)	378,402	100.0%	$217,581,200	$575.00	$491.63
Waterway Plaza I The Woodlands, TX	Jan-2021	223,516	100.0%	$109,000,000	$420.00	$507.15
Confidential Confidential, TX	Dec-2019	800,000	100.0%	Confidential	$485.00	$476.15
GM Financial Services Center I Arlington, TX	Oct-2020	246,060	100.0%	$52,750,000	$214.38	$443.76
Ten West One Houston, TX	Aug-2021	199,000	100.0%	$70,000,000	$351.76	$492.46
(1)	Source: Appraisal.

(2)	Source: Title settlement statement.

(3)	Represents listing as of August 2021.

The Borrower. The borrower is HOUCRE1 Investments LP, a Delaware limited partnership. The borrower is indirectly owned by HOUCRE I Cayman Holding Ltd (99%) and C&M Holding Ltd (1%, controlling member). The borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Helios Plaza Whole Loan.

The Borrower Sponsor. The borrower sponsor is AGC Equity Partners Holding Ltd. (“AGC”), which indirectly owns C&M Holding Ltd. AGC, and which does not have any guarantee obligations under the Helios Plaza Mortgage Loan, is a London-based investment company established in 2009 that currently has approximately $6.5 billion assets under management. The non-recourse guarantor is HOUCRE I Cayman Holding Ltd.

Property Management. The Helios Plaza Property is managed by Transwestern Property Company SW GP, L.L.C., a Delaware limited liability company.

Escrows and Reserves.

Real Estate Taxes – The Helios Plaza Whole Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months for the Helios Plaza Property; provided that such monthly deposits are not required so long as the Reserve Waiver Conditions (as defined below) remain satisfied.

Insurance – The Helios Plaza Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) a blanket or umbrella insurance policy covering the Helios Plaza Property acceptable to the lender is in effect and (ii) the Reserve Waiver Conditions remain satisfied.

Replacement Reserve – During the continuation of a Trigger Period (as defined below), the Helios Plaza Whole Loan documents provide for ongoing monthly deposits of approximately $6,286 into a reserve for approved capital expenditures.

TI/LC Reserve – During the continuation of a Trigger Period, the Helios Plaza Whole Loan documents provide for ongoing monthly deposits of approximately $23,574 into a reserve for tenant improvements and leasing commissions.

The “Reserve Waiver Conditions” means all of the following, collectively:

(i)	no event of default has occurred and is continuing;

(ii)	the initial Amoco lease is in full force and effect;

(iii)	Amoco remains the sole tenant at the Helios Plaza Property and leases the entire Helios Plaza Property;

(iv)	Amoco is required under its lease to pay all taxes relating to the Helios Plaza Property and to maintain all insurance required by the Helios Plaza Whole Loan documents; and

(v)	Amoco continues to make payments and to perform the obligations required under its lease.

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No. 2 – Helios Plaza

Lockbox / Cash Management. The Helios Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct the tenant of the Helios Plaza Property to deposit all rents directly into the lockbox account and to deposit any funds received by the borrower or property manager into the lockbox account within two business days of receipt. During the continuance of a Trigger Period, all amounts on deposit in the lockbox account are required to be swept to a lender-controlled cash management account and, provided no event of default is continuing, will be applied on each monthly payment date to debt service, reserves and operating expenses in the priority set forth in the Helios Plaza Whole Loan documents.

A “Trigger Period” means a period commencing upon the occurrence of:

(i)	an event of default under the Helios Plaza Whole Loan documents, and ending upon the cure, if applicable, of such event of default;

(ii)	the debt yield falling below 8.0%, and ending on the date (a) the debt yield equals or exceeds 8.0% or (b) the borrower either (1) prepays the Helios Plaza Whole Loan, together with any applicable yield maintenance premium or (2) deposits cash or a letter of credit in each case in an amount such that, after giving effect to such prepayment, deposit or letter of credit applied as a prepayment, the debt yield would be equal to or greater than 8.0%;

(iii)	a Specified Tenant Trigger Event (as defined below) and ending on the date when such Specified Tenant Trigger Event ends; or

(iv)	the ARD and ending upon the payment in full of the Helios Plaza Whole Loan.

“Specified Tenant Trigger Event” means a period:

(A)	commencing on any of the following;

(i)	a material monetary default under a Specified Tenant (as defined below) lease;

(ii)	any bankruptcy or similar insolvency of a Specified Tenant or Specified Tenant lease guarantor;

(iii)	a Specified Tenant giving written notice of its intent to terminate its lease for 20% or more of its space prior to the expiration of the then current term;

(iv)	a Specified Tenant lease is terminated for 20% or more of its space or is no longer in full force and effect;

(v)	if a Specified Tenant “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at more than 20% of its space (other than a temporary vacancy not to exceed 90 days resulting from renovation or force majeure, including pandemics); or

(vi)	if the credit rating of a Specified Tenant lease guarantor falls below BBB-/Baa3 by two of Fitch, Moody’s or S&P; and

(B)	expiring upon:

(i)	with respect to clause (A)(i) above, either (x) such default is cured or (y) the Acceptable Replacement Conditions (as defined below) have been met;

(ii)	with respect to clause (A)(ii) above, either (x) the Specified Tenant or Specified Tenant lease guarantor is no longer insolvent or subject to any bankruptcy proceedings or (y) the Acceptable Replacement Conditions have been met;

(iii)	with respect to clause (A)(iii) above, either (x) the Specified Tenant has revoked or rescinded its termination notice or (y) the Acceptable Replacement Conditions have been met;

(iv)	with respect to clause (A)(iv) above, the Acceptable Replacement Conditions have been met;

(v)	with respect to clause (A)(v) above, either (x) the Specified Tenant re-commences operations or (y) the Acceptable Replacement Conditions have been met; or

(vi)	with respect to clause (A)(vi) above, either (x) the rating of the Specified Tenant lease guarantor is at least BBB-/Baa3 by two of Fitch, Moody’s or S&P or (y) the Acceptable Replacement Conditions have been met.

“Specified Tenant” means (i) Amoco and (ii) any other lessee(s) that (a) accounts for more than 20% of total rental income or NRA, (b) provides for a lease term of more than 10 years including options to renew or (c) is with an affiliate of the borrower.

“Acceptable Replacement Conditions” means that the borrower has leased the entire Specified Tenant space to one or more replacement tenants and each applicable replacement tenant has accepted its space and is paying the full rent due thereunder (unless any such free rent is reserved); provided, however, in the event the Specified Tenant space is leased to more than one replacement tenant, then each such replacement tenant shall have a credit rating of at least BBB-/Baa3 by two of Fitch, Moody’s or S&P.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 3 – 1100 & 820 First Street NE

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Annex A-3	BBCMS 2021-C12
No. 3 – 1100 & 820 First Street NE

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Annex A-3	BBCMS 2021-C12
No. 3 – 1100 & 820 First Street NE

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	6.0%	Net Rentable Area (SF):	655,071
Loan Purpose:	Recapitalization	Location:	Washington, DC
Borrowers:	UNIZO Real Estate DC Three, LLC and UNIZO Real Estate DC Four, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	UNIZO Holdings U.S., LLC	Occupancy:	89.1%
Interest Rate:	3.00250%	Occupancy Date:	9/1/2021
Note Date:	9/30/2021	4th Most Recent NOI (As of):	$19,946,556 (12/31/2018)
Maturity Date:	10/1/2031	3rd Most Recent NOI (As of):	$18,528,376 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$20,237,576 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$20,355,882 (TTM 7/31/2021)
Original Amortization Term:	None	UW Economic Occupancy:	90.8%
Amortization Type:	Interest Only	UW Revenues:	$33,446,742
Call Protection(2):	L(35),DorYM1(81),O(4)	UW Expenses:	$13,570,406
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$19,876,336
Additional Debt(1):	Yes	UW NCF:	$18,435,180
Additional Debt Balance(1):	$146,000,000	Appraised Value / Per SF:	$332,000,000 / $507
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/12/2021

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$322
Taxes:	$478,017	$478,017	N/A	Maturity Date Loan / SF:	$322
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.6%
Replacement Reserves:	$0	$10,918	$131,014	Maturity Date LTV:	63.6%
TI/LC Reserve:	$0	$81,884	$2,947,820	UW NCF DSCR:	2.87x
Unfunded Obligations Reserve:	$12,101,008	$0	N/A	UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$211,000,000		100.0%	Principal Equity Distribution	$191,219,155	90.6%
				Reserves	12,579,025	6.0
				Closing Costs	7,201,821	3.4
Total Sources	$211,000,000		100.0%	Total Uses	$211,000,000	100.0%

(1)	The 1100 & 820 First Street NE Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $211.0 million (the “1100 & 820 First Street NE Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the 1100 & 820 First Street NE Whole Loan.

(2)	The borrowers have the option to prepay (with the payment of a yield maintenance premium) or defease the 1100 & 820 First Street NE Whole Loan in full on or after the first payment date following the later to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) September 30, 2024.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 1100 & 820 First Street NE mortgage loan (the “1100 & 820 First Street NE Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in two, CBD office properties totaling 655,071 square feet located in Washington, DC (the “1100 & 820 First Street NE Properties”). The 1100 & 820 First Street NE Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“BCREI”) and Citi Real Estate Funding Inc. (“CREFI”) and has an aggregate outstanding principal balance as of the Cut-off Date of $211.0 million. The 1100 & 820 First Street NE Whole Loan consists of seven pari passu notes and accrues at an interest rate of 3.00250% per annum. The 1100 & 820 First Street NE Whole Loan has a ten-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The 1100 & 820 First Street Mortgage Loan is evidenced by the controlling Note A-1, with an aggregate outstanding principal balance as of the Cut-off Date of $65.0 million. The 1100 & 820 First Street NE Whole Loan is serviced pursuant to the trust and servicing agreement for the BBCMS 2021-C12 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

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Annex A-3	BBCMS 2021-C12
No. 3 – 1100 & 820 First Street NE

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BBCMS 2021-C12	Yes
A-2(1)	$35,000,000	$35,000,000	An affiliate of Barclays	No
A-3(1)	$25,000,000	$25,000,000	An affiliate of Barclays	No
A-4, A-5	$65,000,000	$65,000,000	Benchmark 2021-B30	No
A-6(1)	$11,000,000	$11,000,0000	An affiliate of Barclays	No
A-7(1)	$10,0000,000	$10,0000,000	An affiliate of Barclays	No
Whole Loan	$211,000,000	$211,000,000
(1)	Expected to be split and/or contributed to one or more future securitizations.

The Property. The 1100 & 820 First Street NE Properties consist of two multi-story multiple tenant office buildings totaling 655,071 square feet located in Washington, DC (the “1100 First Street NE Property” and the “820 First Street NE Property”, respectively). As of September 1, 2021, the 1100 & 820 First Street NE Properties were 89.1% occupied.

The following table presents detailed information with respect to each of the 1100 & 820 First Street NE Properties:

Portfolio Summary
Property Name	City, State	Market	Property Subtype	Allocated Mortgage Loan Amount	Total Sq. Ft.(1)	Year Built	As-Is Appraised Value	U/W Base Rent(1)	UW Base Rent PSF(1)	Occ. (%)(1)	# of Tenants(1)
1100 First Street NE	Washington, DC	Washington	CBD	$38,959,953	348,967	2009	$199,000,000	$16,865,154	$48.33	91.7%	8
820 First Street NE	Washington, DC	Washington	CBD	$26,040,047	306,104	1990	$133,000,000	$12,664,948	$41.37	86.1%	18
Total / Wtd. Avg.				$65,000,000	655,071		$332,000,000	$29,530,101		89.1%	26
(1)	Total Sq. Ft., U/W Base Rent, UW Base Rent PSF, Occ. (%) and # of Tenants are based on the underwritten rent roll dated September 1, 2021. All remaining fields are based on the appraisal.

The 1100 First Street NE Property is a 348,967 square foot, Class A 12-story office building located on an approximately 0.86-acre site in Washington, DC. The 820 First Street NE Property is a 306,104 square foot, Class A 11-story office building located on an approximately 1.05-acre site in Washington, DC. The 1100 First Street NE Property features a typical floor plate size of approximately 30,947 square feet and includes subterranean parking with 307 parking spaces, resulting in a parking ratio of approximately 0.88 spaces per 1,000 square feet. The 820 First Street NE Property features a floor plate size of approximately 38,001 square feet and includes subterranean parking with 208 parking spaces, resulting in a parking ratio of approximately 0.68 spaces per 1,000 square feet. Since acquiring the 1100 & 820 First Street NE Properties, the borrowers have spent approximately $24.0 million in property renovations. Additionally, the 820 First Street NE Property is currently undergoing an approximately $6.3 million renovation in connection with the renewal of the lease for the largest tenant, Turner Broadcasting System Inc, which is expected to be completed in the second quarter of 2022. Improvements include a lobby overhaul, elevator modernization and HVAC replacement. The Union Station and New York Avenue Metro Stations are situated within approximately 0.5 miles of the 1100 & 820 First Street NE Properties.

COVID-19 Update. As of November 1, 2021, the 1100 & 820 First Street NE Properties are open and operating. August and September rent collections at the 1100 & 820 First Street NE Properties totaled 100.0% for each respective month. Two tenants received COVID-19 related deferrals. Mathematica Policy Research, Inc. received a rent deferral during June to July 2020, which was repaid in full by December 2020. The Association of Fish & Wildlife also requested and received a rent deferral for its rent step in 2020. The tenant stayed current on its prior contractual rent and agreed to repay the rent step amount each month through 2021. As of November 1, 2021, the 1100 & 820 First Street NE Whole Loan is not subject to any modification or forbearance request. The first payment date of the 1100 & 820 First Street NE Whole Loan is November 1, 2021.

Major Tenants.

GSA - Department Veterans Affairs (131,454 square feet; 20.1% of NRA; 21.0% of underwritten base rent). The GSA - Department Veterans Affairs (“VA”) is a Cabinet-level executive branch department of the federal government charged with integrating life-long healthcare services to eligible military veterans at the 1,700 VA medical centers and outpatient clinics located throughout the country. Non-healthcare benefits include disability compensation, vocational rehabilitation, education assistance, home loans, and life insurance. The VA also provides burial and memorial benefits to eligible veterans and family members at 135 national cemeteries.

Mathematica Policy Research, Inc. (125,429 square feet; 19.1% of NRA; 25.3% of underwritten base rent). Mathematica Policy Research, Inc. is an employee-owned company, headquartered in Princeton, New Jersey, specializing in health, education, employment, justice and disability research. It has more than 1,200 employees in nine cities in the United States. Its clients include federal agencies, state and local governments, foundations, universities, private-sector companies, and international organizations. Mathematica Policy Research, Inc. has two, five-year renewal options.

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No. 3 – 1100 & 820 First Street NE

Turner Broadcasting System Inc (106,763 square feet; 16.3% of NRA; 17.9% of underwritten base rent). Turner Broadcasting System Inc’s space is being utilized by CNN, a multinational news-based pay television channel headquartered in Atlanta, Georgia. Turner Broadcasting System Inc is a broadcasting conglomerate which operates CNN, a division of the WarnerMedia News & Sports division of AT&T’s WarnerMedia. As the first television channel to provide 24-hour news coverage and the first all-news television channel in the United States, CNN has been a tenant at the 820 First Street NE Property since 1991 and the majority of its space is utilized for office, with four studios accounting for approximately 3,500 square feet, including CNN’s DC Bureau Studio. CNN has made a significant investment into the 820 First Street NE Property over the years due to its extensive HVAC usage and power requirements demanded by its lighting equipment, cameras and servers utilized at the 820 First Street NE Property. CNN purchased and installed its own backup generator, hard wired its own connection into the power grid system separate of the general building connection, and installed its own rooftop HVAC chillers. According to the property manager, the 820 First Street NE Property features the only private sector underground fiber optic connection with a direct feed into the Capitol Building for CNN which in turn sublets access to the underground fiber optic cables to competing networks. Turner Broadcasting System Inc has two, five-year renewal options.

Environmental. According to Phase I environmental assessments dated August 19, 2021, there was no evidence of any recognized environmental conditions at the 1100 & 820 First Street NE Properties.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
96.7%	90.7%	95.8%	89.1%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current occupancy is as of September 1, 2021.

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Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
GSA - Department Veterans Affairs(4)	1100 First Street NE	Aaa/AAA/AA+	131,454	20.1%	$47.17	$6,200,685	21.0%	6/25/2026
Mathematica Policy Research, Inc.	1100 First Street NE	NR/NR/NR	125,429	19.1%	$59.67	$7,484,349	25.3%	10/31/2026
Turner Broadcasting System Inc(5)	820 First Street NE	NR/NR/BBB+	106,763	16.3%	$49.49	$5,283,573	17.9%	12/31/2031
Accenture LLP(6)	820 First Street NE	Aa3/AA-/A+	73,467	11.2%	$48.71	$3,578,429	12.1%	Various(7)
GSA - FERC(8)	1100 First Street NE	Aaa/AAA/AA+	30,193	4.6%	$46.20	$1,394,917	4.7%	1/20/2025
GSA - HUD	820 First Street NE	Aaa/AAA/AA+	22,195	3.4%	$44.27	$982,625	3.3%	3/10/2026
Union Privilege	1100 First Street NE	NR/NR/NR	14,008	2.1%	$53.46	$748,822	2.5%	9/30/2023
National Disability Rights Net	820 First Street NE	NR/NR/NR	13,164	2.0%	$54.11	$712,261	2.4%	11/30/2031
Ayers/Saint/Gross, Incorporated(9)	1100 First Street NE	NR/NR/NR	8,344	1.3%	$54.00	$450,576	1.5%	9/30/2030
Lockheed Martin Corporation	820 First Street NE	A3/A-/A-	7,341	1.1%	$48.18	$353,653	1.2%	11/30/2022
Total Major Tenants			532,358	81.3%	$51.07	$27,189,890	92.1%

Other Tenants			51,324	7.8%	$45.60	$2,340,211	7.9%

Occupied Collateral Total / Wtd. Avg.			583,682	89.1%	$50.59	$29,530,101	100.0%
Vacant Space			71,389	10.9%

Collateral Total			655,071	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $576,412 of contractual rent steps through September 30, 2022.

(4)	GSA - Department Veterans Affairs has the option to terminate the lease (i) in connection with the first and second floors, effective July 29, 2024 with 12 months’ written notice and (ii) in connection with the fourth to seventh floors effective June 25, 2024.

(5)	Turner Broadcasting System Inc has a termination option effective December 31, 2026 with 15 months’ notice and payment of a termination fee equal to the sum of (i) nine months’ rent and (ii) the unamortized remaining leasing costs in connection with its lease.

(6)	Accenture LLP has the right to terminate its lease effective as of February 28, 2023 provided that either of the two governmental agencies which such tenant currently serves at the leased premises have either (i) terminated their contract with such tenant without entering into a replacement contract for substantially similar services, or (ii) have not exercised an option to extend or renew the term of their contract within three months of the then current expiration date of such contract, in either case upon written notice delivered to the related landlord no later than November 30, 2022 and payment of a termination fee.

(7)	Accenture LLP leases 14,489 square feet expiring on February 29, 2024, 44,382 square feet expiring on February 28, 2025 and 14,596 square feet expiring on May 31, 2025. Accenture LLP also has a right to terminate its lease with respect to a 7,447 square foot portion of its leased premises located on the sixth floor upon six months’ notice and payment of a contraction fee.

(8)	GSA – FERC has the right to terminate its lease at any time after approximately July 21, 2023 with 180 days’ notice.

(9)	Ayers/Saint/Gross, Incorporated has the right to terminate its lease at any time after May 31, 2028 with 12 months’ notice.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	71,389	10.9%	NAP	NAP	71,389	10.9%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	71,389	10.9%	$0	0.0%
2022	7	25,679	3.9	$1,195,007	4.0	97,068	14.8%	$1,195,007	4.0%
2023	4	15,431	2.4	$804,982	2.7	112,499	17.2%	$1,999,989	6.8%
2024	3	18,350	2.8	$915,040	3.1	130,849	20.0%	$2,915,030	9.9%
2025	7	89,171	13.6	$4,257,888	14.4	220,020	33.6%	$7,172,918	24.3%
2026	14	290,333	44.3	$15,248,403	51.6	510,353	77.9%	$22,421,321	75.9%
2027	1	3,711	0.6	$113,364	0.4	514,064	78.5%	$22,534,684	76.3%
2028	2	8,322	1.3	$322,789	1.1	522,386	79.7%	$22,857,473	77.4%
2029	0	0	0.0	$0	0.0	522,386	79.7%	$22,857,473	77.4%
2030	2	12,758	1.9	$676,794	2.3	535,144	81.7%	$23,534,267	79.7%
2031	12	119,927	18.3	$5,995,834	20.3	655,071	100.0%	$29,530,101	100.0%
2032 & Beyond	0	0	0.0	$0	0.0	655,071	100.0%	$29,530,101	100.0%
Total	52	655,071	100.0%	$29,530,101	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2021.

(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $576,412 of contractual rent steps through September 30, 2022.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM (1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$29,345,690	$28,176,268	$29,161,774	$30,711,822	$28,953,690	$44.20	79.3%
Rent Steps(4)	0	0	0	0	576,412	0.88	1.6
Straight-Line Rent	0	0	0	0	749,190	1.14	2.1
Vacant Income	0	0	0	0	3,051,187	4.66	8.4
Gross Potential Rent	$29,345,690	$28,176,268	$29,161,774	$30,711,822	$33,330,478	$50.88	91.3%
Total Reimbursements	1,991,644	2,805,579	2,357,121	2,071,612	2,197,152	3.35	6.0
Total Other Income	1,160,050	1,603,145	1,233,146	1,052,134	970,298	1.48	2.7
Net Rental Income	$32,497,384	$32,584,992	$32,752,042	$33,835,567	$36,497,929	$55.72	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,051,187)	(4.66)	(8.4)
Effective Gross Income	$32,497,384	$32,584,992	$32,752,042	$33,835,567	$33,446,742	$51.06	91.6%
Total Expenses	12,550,828	14,056,616	12,514,466	13,479,685	13,570,406	20.72	40.6
Net Operating Income	$19,946,556	$18,528,376	$20,237,576	$20,355,882	$19,876,336	$30.34	59.4%
Total TI/LC, Capex/RR	0	0	0	0	1,441,156	2.20	4.3
Net Cash Flow	$19,946,556	$18,528,376	$20,237,576	$20,355,882	$18,435,180	$28.14	55.1%

(1)	TTM represents the trailing 12 months ending July 31, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Base Rent is based on the underwritten rent roll as of September 1, 2021.

(4)	Rent Steps totaling $576,412 are taken through September 30, 2022.

The Market According to the appraisal, the 1100 & 820 First Street NE Properties are located within the NoMa office submarket located in Washington, DC. According to the appraisal, the NoMa submarket has emerged as a top institutional market in Washington, DC and is home to numerous local and federal government agencies and national firms. The concentration of local and federal government agencies in its office space provides the submarket’s global and national investment firms with portfolio stability, as federal government tenants mainly remained open and operating amidst the COVID-19 pandemic. As of the second quarter of 2021, the NoMa office submarket had a vacancy rate of approximately 6.1% with no new office inventory under construction. According to the appraisal, the 2021 population within a 0.5-, one- and five-mile radius of the 1100 & 820 First Street NE Properties is 22,137, 72,002 and 803,630, respectively.

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No. 3 – 1100 & 820 First Street NE

The following table presents certain information relating to comparable office leases for the 1100 & 820 First Street NE Properties:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Structure
1100 First Street NE Washington, DC	131,454(2)	2009	GSA - Department Veterans Affairs	$47.17(2)	Jun-2021(2)	Full Service
820 First Street NE Washington, DC	106,763(2)	1990 / 2005	Turner Broadcasting System Inc	$49.49(2)	Jan-2021(2)	Full Service
50 F Washington, DC	14,055	1985	National Council of Farmer Cooperatives (renewal)	$55.50	Feb-2020	Full Service
800 North Cap Washington, DC	2,470	1991	Tetra Tech (extension)	$52.50	Mar-2021	Full Service
122 C Washington, DC	7,524	1967	National Pork Producers Council (blend and extend)	$49.50	Jan-2021	Full Service
609 H Washington, DC	16,796	1987	Year Up	$53.00	Dec-2020	Full Service
National Guard Memorial Bldg Washington, DC	18,071	1990	Council of Chief State School Officers	$54.50	Jul-2020	Full Service
(1)	Source: Appraisal.

(2)	Rent PSF for the 1100 & 820 First Street NE Properties is based on underwritten rent from the underwritten rent roll dated September 1, 2021.

The following table presents certain information relating to comparable office sales for the 1100 & 820 First Street NE Properties:

	Comparable Office Sales(1)
	Address	RSF	Year Built / Renovated	Occupancy	Sale Date	Stabilized Price	Price PSF	Cap Rate	Adjusted Price PSF
	1100 First Street NE	348,967(2)	2009 / NAP	91.7%(2)	NAV	$140,500,000(3)	$403	NAV	NAV
	820 First Street NE	306,104(2)	1990 / 2005	86.1%(2)	NAV	$217,500,000(3)	$711	NAV	NAV
1	1015 Half Street SE	396,344	2011 / NAP	96.0%	May-2021	$216,000,000	$545	5.51%	$490
2	99 M Street SE	234,676	2018 / NAP	88.0%	Jan-2020	$170,000,000	$724	5.20%	$471
3	1325 G Street NW	305,173	1969 / 2004	94.0%	Oct-2019	$175,000,000	$573	5.12%	$545
4	1275 First Street NE	345,699	2010 / NAP	79.0%	Sep-2019	$189,886,408	$549	5.59%	$522
5	830 First Street NE	247,337	2001 / NAP	100.0%	Mar-2019	$116,550,000	$471	6.35%	$495
6	1050 First Street NE	289,524	2013 / NAP	94.0%	Dec-2017	$165,900,000	$573	5.40%	$544
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated September 1, 2021.

(3)	Information provided by the borrower sponsor.

The Borrowers. The borrowers are UNIZO Real Estate DC Three, LLC and UNIZO Real Estate DC Four, LLC, each a Delaware limited liability company. Each borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1100 & 820 First Street NE Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is UNIZO Holdings U.S., LLC, which owns 100.0% of the equity of the borrowers. Affiliates of UNIZO Holdings U.S., LLC include UNIZO Facilities Company, Ltd. and UNIZO Real Estate Company, Ltd, which is the direct parent company of the non-recourse carveout guarantor. Formed in 1959, the UNIZO Group owns 14 office buildings mainly located in Tokyo, and primarily engages in real estate asset management, property management, real estate brokerage and other services. UNIZO Holdings U.S., LLC and its consolidated subsidiaries own, lease, and manage six office buildings in the United States. UNIZO Facilities Company, Limited provides building management services for office buildings, dormitories, and corporate housing. In addition to the 1100 & 820 First Street NE Properties, UNIZO owns four other office buildings in Washington, DC.

Property Management. The 1100 First Street NE Property is managed by Jones Lang LaSalle Americas, Inc., and the 820 First Street NE Property is managed by CBRE Inc.

Escrows and Reserves. At origination of the 1100 & 820 First Street NE Whole Loan, the borrowers funded reserves of (i) approximately $478,017 for real estate taxes and (ii) approximately $12,101,008 into a reserve for certain unfunded obligations, including tenant improvements and leasing commissions and capital expenses.

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Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $478,017 a month).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the 1100 & 820 First Street NE Whole Loan documents.

Replacement Reserve – On a monthly basis, the borrowers are required to fund a replacement reserve of approximately $10,918, subject to a cap of approximately $131,014.

Rollover Reserve – On a monthly basis, the borrowers are required to fund a tenant improvement and leasing commission reserve in the amount of approximately $81,884, subject to a cap of approximately $2,947,820.

Lockbox / Cash Management. The 1100 & 820 First Street NE Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause each tenant at the 1100 & 820 First Street NE Properties to deposit rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or property managers with respect to the 1100 & 820 First Street NE Properties to be deposited into such lockbox account. All amounts in the lockbox account are remitted on each business day to the borrowers at any time other than during the continuance of a Trigger Period (as defined below), and during the continuance of a Trigger Period are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the 1100 & 820 First Street NE Whole Loan documents. Upon the occurrence of a Trigger Period all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1100 & 820 First Street NE Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1100 & 820 First Street NE Whole Loan.

“Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the 1100 & 820 First Street NE Whole Loan, (ii) the debt yield of the 1100 & 820 First Street NE Whole Loan falling below 6.0% on the last day of any fiscal quarter, and (iii) any bankruptcy action with respect to any applicable borrower party, and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default and (b) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 6.0% on the last day of any fiscal quarter or the receipt by the lender of an additional cash reserve deposit or letter of credit in an amount by which net operating income would have to increase in order for the debt yield to be at least 6.0%.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 4 – Manhattan Retail Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$47,000,000	Title(3):	Various
Cut-off Date Principal Balance:	$47,000,000	Property Type - Subtype:	Retail – Various
% of IPB:	4.4%	Net Rentable Area (SF):	38,976
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers(1):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsors:	Adam Katz and Jason Katz	Occupancy:	100.0%
Interest Rate:	3.40000%	Occupancy Date:	10/1/2021
Note Date:	10/26/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/1/2031	3rd Most Recent NOI (As of):	$4,259,260 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,591,750 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$4,576,829 (TTM 8/31/2021)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,780,517
Call Protection:	L(24),D(93),O(3)	UW Expenses:	$1,886,592
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$4,893,926
Additional Debt:	No	UW NCF:	$4,616,827
Additional Debt Balance:	N/A	Appraised Value / Per SF(4):	$83,800,000 / $2,150
Additional Debt Type:	N/A	Appraisal Date(4):	7/8/2021

7

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,206
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$1,206
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	56.1%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(4):	56.1%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.85x
Rent Concession Reserve:	$215,000	$0	N/A	UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$47,000,000		92.4%	Payoff Existing Debt	$50,293,160	98.9%
Borrower Sponsor Equity	3,857,387		7.6	Closing Costs	349,227	0.7
				Upfront Reserves	215,000	0.4
Total Sources	$50,857,387		100.0%	Total Uses	$50,857,387	100.0%

(1)	See “The Borrowers” below.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(3)	The Manhattan Retail Portfolio Mortgage Loan (as defined below) is secured by the borrowers’ fee interest in five of the Manhattan Retail Portfolio Properties (as defined below) and a security interest in the borrower’s Master Lease (as defined below) with a cooperative.

(4)	The Appraised Value reflects a portfolio premium of approximately 1.9% over the aggregate “as-is” value of the individual Manhattan Retail Portfolio Properties. The sum of the values on an individual basis is $82,200,000, which represents a Cut-off Date LTV and Maturity Date LTV of 57.2%.

The Loan. The Manhattan Retail Portfolio mortgage loan (the “Manhattan Retail Portfolio Mortgage Loan”) is secured by a first lien mortgage on the borrowers’ fee interests in five ground floor condominium retail properties and a security interest in the borrowers’ Master Lease with a cooperative for ground floor retail space, which collectively total 38,976 square feet located in New York, New York (the “Manhattan Retail Portfolio Properties”). The Manhattan Retail Portfolio Mortgage Loan was originated by KeyBank and has an outstanding principal balance as of the Cut-off Date of $47.0 million. The Manhattan Retail Portfolio Mortgage Loan has a 10-year term and is interest-only for the entire term.

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Annex A-3	BBCMS 2021-C12
No. 4 – Manhattan Retail Portfolio

The Properties. The Manhattan Retail Portfolio Properties consist of 38,976 square feet of ground floor retail space within five residential condominium buildings and one residential cooperative building, which are located in the Upper West Side and Upper East Side neighborhoods within New York City’s Manhattan borough. Built between 1910 and 2006, the Manhattan Retail Portfolio Properties range in size from 1,578 square feet to 12,200 square feet and are each occupied by between one and six tenants. As of October 1, 2021, the Manhattan Retail Portfolio Properties are 100.0% occupied by a total of 16 tenants.

The following table presents certain information relating to the Manhattan Retail Portfolio Properties:

Manhattan Retail Portfolio Properties Summary
Property Name	Net Rentable Area (SF)	Year Built	Allocated Cut-off Date Loan Amount (“ALA”)(1)	% of ALA	Appraised Value(1)	UW NOI	% of UW NOI
250-254 West 82nd Street	7,450	1910	$13,437,000	28.6%	$23,500,000	$1,355,414	27.7%
235 West 102nd Street	12,200	1927	13,088,000	27.8	22,300,000	1,382,385	28.2
215 West 90th Street	6,800	1922	9,500,000	20.2	16,100,000	1,121,192	22.9
311 Amsterdam	2,750	2006	5,032,000	10.7	8,800,000	489,016	10.0
203 West 90th Street	8,198	1920	4,800,000	10.2	9,500,000	431,649	8.8
1628 2nd Avenue	1,578	1915	1,143,000	2.4	2,000,000	114,269	2.3
Total	38,976		$47,000,000	100.0%	$83,800,000	$4,893,926	100.0%
(1)	The Total Appraised Value reflects a portfolio premium of approximately 1.9% over the aggregate “as-is” value of the individual Manhattan Retail Portfolio Properties. The sum of the values on an individual basis is $82,200,000.

250-254 West 82nd Street. The 250-254 West 82nd Street property is master leased from a cooperative by the borrowers via the Master Lease, which expires in September 2107 and requires annual rent of $76,000 ($10.20 per square foot per year). The 250-254 West 82nd Street property is located at the corner of West 82nd Street and Broadway in the Upper West Side neighborhood of Manhattan. The 250-254 West 82nd Street property consists of 7,450 square feet of ground floor retail space within a larger seven-story, 80,441 square foot residential cooperative building constructed in 1910. The net rentable area is 100.0% occupied by three tenants, Santander Bank, Euda (pilates studio), and Mattress Firm under subleases with the 250-254 West 82nd borrower.

235 West 102nd Street. The 235 West 102nd Street property represents a condominium unit located at the corner of Broadway and West 102nd Street in the Upper West Side neighborhood of Manhattan. The 235 West 102nd Street property consists of 12,200 square feet of ground floor retail space within a larger 16-story, 242,330 square foot residential condominium building constructed in 1927. The net rentable area is 100.0% occupied by two tenants, Duane Reade and Gorillas.

215 West 90th Street. The 215 West 90th Street property represents eight condominium units operated as a single property and located at the corner of Broadway and West 90th Street in the Upper West Side neighborhood of Manhattan. The 215 West 90th Street property consists of 6,800 square feet of ground floor retail space within a larger 13-story, 170,019 square foot residential condominium building constructed in 1922. The net rentable area is 100.0% occupied by six tenants, the largest of which are Kosher Marketplace and Tal Bagel.

311 Amsterdam. The 311 Amsterdam property represents a condominium unit located at the corner of West 75th Street and Amsterdam Avenue in the Upper West Side neighborhood of Manhattan. The 311 Amsterdam property consists of 2,750 square feet of ground floor retail space within a larger six-story, 16,600 square foot residential condominium building constructed in 2006. The net rentable area is 100.0% occupied by two tenants, Sweetgreen and Bourke Street Café and Bakery.

203 West 90th Street. The 203 West 90th Street represents a condominium unit located at the corner of West 90th Street and Amsterdam Avenue in the Upper West Side neighborhood of Manhattan. The 203 West 90th Street property consists of 8,198 square feet of ground floor retail space within a larger 11-story, 130,004 square foot residential condominium building constructed in 1920. The net rentable area is 100.0% occupied by two tenants, All My Children Daycare and Nursery and Gyu Kaku (Reins International).

1628 2nd Avenue. The 1628 2nd Avenue property represents a condominium unit located along 2nd Avenue between East 84th Street and East 85th Street in the Upper East Side neighborhood of Manhattan. The 1628 2nd Avenue property consists of 1,578 square feet of ground floor retail space within a larger six-story, 8,338 square foot residential condominium building constructed in 1915. The net rentable area is 100.0% occupied by one tenant, Serendipity Nail Salon.

COVID-19 Update. As of October 26, 2021, the Manhattan Retail Portfolio Properties are open and operating. Tenants representing approximately 100% of the occupied square footage at the Manhattan Retail Portfolio Properties and approximately 100% of the underwritten base rent made their September 2021 and October 2021 rental payments. As of the date of this term sheet, the Manhattan Retail Portfolio Mortgage Loan is not subject to any modification or forbearance requests.

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No. 4 – Manhattan Retail Portfolio

Major Tenants. The two largest tenants based on underwritten base rent are Duane Reade and Santander Bank.

Duane Reade (9,000 square feet; 23.1% NRA; 20.7% of underwritten base rent): Duane Reade is a chain of pharmacy and convenience stores owned by Walgreens Boots Alliance (“WBA”) and primarily located in New York. Duane Reade carries an assortment of pharmacy items as well as vitamins, nutritional products, cosmetics, greeting cards, and photo processing. Duane Reade was founded in 1960, and since 2010, has been a part of the WBA family of companies. WBA owns and operates the retail pharmacy chains Walgreens in the United States and Boots in the United Kingdom. WBA has a presence in nine countries with approximately 13,000 stores across the United States, Europe and Latin America. WBA employs more than 315,000 people, including nearly 35,000 pharmacists. Duane Reade occupies 9,000 square feet at the 235 West 102nd Street property via a lease that originally commenced in July 1998. The current lease expires in January 2032 and contains no early termination options.

Santander Bank (3,200 square feet; 8.2% NRA; 14.9% of underwritten base rent): Santander Bank, a subsidiary of Santander Group, is a retail and commercial bank with over 575 retail branches located in eight states across the northeastern United States. Based in Boston, Massachusetts, Santander Bank provides financial products and services to its more than 2.1 million customers, including commercial banking, consumer and business banking, corporate and investment banking, and real estate and vehicle financing. Santander Bank employs 9,100 people, and as of June 30, 2020, has $89.5 billion in assets. Santander Bank has occupied 3,200 square feet at the 250-254 West 82nd Street property since August 2003. The current lease expires in July 2023 and contains one, five-year renewal option and no early termination options.

Environmental. According to the Phase I environmental assessments dated July 20, 2021, there was no evidence of any recognized environmental conditions at the Manhattan Retail Portfolio Properties with the exception of a recognized environmental condition identified at the 203 West 90th Street property, which formerly was occupied by a dry cleaner. Environmental insurance was obtained for the 203 West 90th Street property from Sirius Group with a $2,000,000 liability limit. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical Occupancies were not provided by the borrower sponsors.

(2)	Current Occupancy is based on the underwritten rent rolls as of October 1, 2021.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Duane Reade	Baa2 / BBB / BBB-	9,000	23.1%	$161.33	$1,452,000	20.7%	1/31/2032
All My Children Daycare and Nursery	NR / NR / NR	4,323	11.1	91.37	395,000	5.6	4/30/2033
Gyu Kaku (Reins International)	NR / NR / NR	3,875	9.9	109.27	423,432	6.0	8/31/2028(4)
Santander Bank	Baa1 / A / NR	3,200	8.2	325.00	1,040,000	14.9	7/31/2023(5)
Gorillas	NR / NR / NR	3,200	8.2	135.00	432,000	6.2	5/31/2031(6)
Top Five Tenants		23,598	60.5%	$158.59	$3,742,432	53.5%

Other Tenants		15,378	39.5%	$211.86	$3,258,037	46.5%

Occupied Collateral Total/Wtd. Avg.		38,976	100.0%	$179.61	$7,000,469	100.0%

Vacant Space		0	0.0%

Collateral Total		38,976	100.0%

(1)	Based on the underwritten rent rolls dated October 1, 2021.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF and UW Base Rent includes contractual rent steps taken through July 2022 totaling $148,524.

(4)	Gyu Kaku has two, five-year renewal options.

(5)	Santander Bank has one, five-year renewal option.

(6)	Gorillas has two, five-year renewal options.

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No. 4 – Manhattan Retail Portfolio

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	1	3,200	8.2	1,040,000	14.9	3,200	8.2%	$1,040,000	14.9%
2024	0	0	0.0	0	0.0	3,200	8.2%	$1,040,000	14.9%
2025	0	0	0.0	0	0.0	3,200	8.2%	$1,040,000	14.9%
2026	1	590	1.5	140,133	2.0	3,790	9.7%	$1,180,133	16.9%
2027	0	0	0.0	0	0.0	3,790	9.7%	$1,180,133	16.9%
2028	2	6,275	16.1	1,058,682	15.1	10,065	25.8%	$2,238,815	32.0%
2029	3	4,300	11.0	870,900	12.4	14,365	36.9%	$3,109,715	44.4%
2030	2	3,160	8.1	734,389	10.5	17,525	45.0%	$3,844,103	54.9%
2031	3	6,050	15.5	923,527	13.2	23,575	60.5%	$4,767,630	68.1%
2032 & Beyond	4	15,401	39.5	2,232,839	31.9	38,976	100.0%	$7,000,469	100.0%
Total	16	38,976	100.0%	$7,000,469	100.0%
(1)	Based on the underwritten rent rolls dated October 1, 2021.

(2)	UW Base Rent Expiring and % of UW Base Rent Expiring include contractual rent steps taken through July 2022 totaling $148,524.

Operating History and Underwritten Net Cash Flow
	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$5,841,513	$6,235,621	$6,076,411	$7,000,469	$179.61	98.1%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$5,841,513	$6,235,621	$6,076,411	$7,000,469	$179.61	98.1%
Total Reimbursements	476,725	399,520	153,798	136,918	3.51	1.9
Net Rental Income	$6,318,238	$6,635,142	$6,230,209	$7,137,387	$183.12	100.0%
(Vacancy/Credit Loss)	0	0	0	(356,869)	(9.16)	(5.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$6,318,238	$6,635,142	$6,230,209	$6,780,517	$173.97	95.0%

Total Expenses	$2,058,978	$2,043,392	$1,653,380	$1,886,592	$48.40	27.8%

Net Operating Income	$4,259,260	$4,591,750	$4,576,829	$4,893,926	$125.56	72.2%
Capital Expenditures	0	0	0	3,898	0.10	0.1
TI/LC	0	0	0	273,201	7.01	4.0
Net Cash Flow	$4,259,260	$4,591,750	$4,576,829	$4,616,827	$118.45	68.1%
(1)	TTM reflects the trailing 12- month period ending August 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place is based on in-place rent as of October 1, 2021 and includes underwritten contractual rent steps through July 2022 totaling $148,524.

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No. 4 – Manhattan Retail Portfolio

The Market. The Manhattan Retail Portfolio Properties are located within the borough of Manhattan in New York City, which is located in the New York-Newark-Jersey City, NY-NJ-PA metropolitan statistical area.

According to a third-party market research report as of the second quarter of 2021, the Upper West Side retail submarket contained approximately 4.2 million square feet of inventory with a vacancy rate of 2.4% and average rental rates of $176.55 per square foot. The Upper West Side submarket reported positive net absorption of 17,203 square feet with no properties under construction.

According to a third-party market research report as of the second quarter of 2021, the Upper East Side retail submarket contained approximately 3.9 million square feet of inventory with a vacancy rate of 4.8% and average rental rates of $150.74 per square foot. The Upper East Side submarket reported positive net absorption of 3,778 square feet with no properties under construction.

Market Summary(1)
	2021 Median Household Income	2021 Population	Submarket
Property	1 Mile	1 Mile	Submarket Name	Rent PSF	Occupancy
250-254 West 82nd Street	$133,146	162,447	Upper West Side	$176.55	97.6%
235 West 102nd Street	$99,677	169,221	Upper West Side	$176.55	97.6%
215 West 90th Street	$118,417	164,391	Upper West Side	$176.55	97.6%
311 Amsterdam	$136,306	164,627	Upper West Side	$176.55	97.6%
203 West 90th Street	$119,943	169,686	Upper West Side	$176.55	97.6%
1628 2nd Avenue	$118,849	224,168	Upper East Side	$150.74	95.2%
(1)	Source: Third-party market data provider.

The Borrowers. The borrowing entities for the Manhattan Retail Portfolio Mortgage Loan are 1628 Second Avenue Retail, LLC, 170 West 75th Street Retail, LLC, 235 West 102nd Street Retail, LLC, 203 West 90th Street Retail, LLC, 215 West 90th Street Retail, LLC and 2273 Broadway Equities LLC, which are all New York limited liability companies. The borrowers are each structured to be a single-purpose bankruptcy-remote entity with two independent directors.

The Borrower Sponsors. The borrower sponsors are Adam Katz and Jason Katz. Adam Katz is a real estate investor, developer and operator, and the president and chief executive officer of Roxann Management Corp., a real estate management company located in Great Neck, New York. For over 30 years, Adam Katz has managed cooperatives, condominiums, commercial and residential investment properties, primarily in Manhattan. Adam Katz has converted over two dozen buildings throughout New York City and Long Island. Jason Katz, brother of Adam Katz, is a silent partner in Roxann Management Corp.

Property Management. The Manhattan Retail Portfolio Properties are managed by Roxann Management Co. LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow $215,000 for rent concessions related to Gorillas, Bourke Street Café and Bakery, and Convenience Store.

Tax Escrows – The borrowers are required to make monthly payments of 1/12th of the real estate taxes payable during the next 12 months upon (i) an event of default occurring more than two times, (ii) a DSCR Trigger (as defined below), or (iii) the borrowers failing to provide to the lender, 30 days prior to the date such real estate taxes are due, evidence to the lender that all taxes have been paid.

Insurance Escrows – The borrowers are required to make monthly payments of 1/12th of the premiums payable during the next 12 months upon (i) an event of default, (ii) failure by the borrower to provide evidence to the lender that the Manhattan Retail Portfolio Properties are insured under a blanket policy, or (iii) any cancellation, termination or lapse of insurance coverage.

Replacement Reserve – The borrowers are required to escrow $650 for replacement reserves on a monthly basis upon (i) an event of default, (ii) the guarantors failing to maintain a minimum net worth and liquidity of $100,000,000 and $10,000,000, respectively, and (iii) the Guaranty no longer being in full force and effect.

TI/LC Reserve – The borrowers are required to escrow $21,924 for tenant improvements and leasing commissions on a monthly basis upon (i) an event of default, (ii) the guarantors failing to maintain a minimum net worth and liquidity of $100,000,000 and $10,000,000, respectively, (iii) the Guaranty no longer being in full force and effect, or (iv) the borrowers failing to provide to the lender, upon the lender’s request, evidence that all such tenant improvements and leasing commissions have been paid.

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Lockbox / Cash Management. The Manhattan Retail Portfolio Mortgage Loan documents require a soft lockbox with springing cash management. The borrowers are required to cause all revenues to be deposited into a clearing account controlled by the lender within one business day of receipt. Provided no Cash Sweep Period (as defined below) is in effect, all amounts on deposit in the clearing account will be transferred on each business day to an account controlled by the borrower. Upon and during the continuance of a Cash Sweep Period, all sums on deposit in the clearing account are required to be transferred on each business day to a cash management account controlled by the lender and applied and disbursed in accordance with the Manhattan Retail Center Portfolio Mortgage Loan documents, with any Cash Sweep Period triggered by clauses (iv) or (v) of the definition of Cash Sweep Period below, all excess cash will be held by the lender as additional security for the Manhattan Retail Portfolio Mortgage Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the Manhattan Retail Portfolio Mortgage Loan documents and will continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the borrower (in no event will a Cash Sweep Period due to a bankruptcy action of the borrower be cured); (iii) the occurrence of any bankruptcy action of the property manager, and will continue until the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action; (iv) the date on which the debt service coverage ratio as calculated in the Manhattan Retail Portfolio Mortgage Loan documents, assuming a 30-year amortization, is less than 1.45x (a “DSCR Trigger”) and will continue until the debt service coverage ratio assuming a 30-year amortization is at least 1.45x for two consecutive quarters; or (v) the date on which the debt yield as calculated in the Manhattan Retail Portfolio Mortgage Loan documents is less than 8.0% (a “Debt Yield Trigger”) and will continue until the debt yield is at least 8.0% for two consecutive quarters; provided, however, clauses (iv) and (v) will not be applicable so long as (1) the guarantors maintain a minimum net worth and liquidity of $100,000,000 and $10,000,000, respectively, and (2) the Guaranty is in full force and effect.

“Guaranty” means that certain guaranty agreement dated as of October 26, 2021, made by the guarantors in connection with the Manhattan Retail Portfolio Mortgage Loan, that contains, among other things, the provisions that (i) the guarantors shall be personally liable for 15.0% of the outstanding principal balance of the Manhattan Retail Portfolio Mortgage Loan at any time the DSCR Trigger or the Debt Yield Trigger are occurring and (ii) any foreclosure on the current or any future mortgage obtained by the CoOp (as defined below) that results in the termination of the Master Lease will trigger full recourse to the guarantors for 28.7% of the outstanding principal balance of the Manhattan Retail Portfolio Mortgage Loan (approximately equal to the allocated loan amount of the 250-254 West 82nd Street property).

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

Master Lease. The 250-254 West 82nd Street Owners, Inc. (the “CoOp”) entered into a master lease with a predecessor to the 250-254 West 82nd Street borrower dated October 1, 1977 for the ground floor retail space (the “Master Lease”). The Master Lease has a term through September 30, 2107 at a fixed rate of $76,000 per annum. The lender received a security interest in all of the 250-254 West 82nd Street borrower’s interest in and to the Master Lease.

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No. 5 – Parkshore Plaza

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No. 5 – Parkshore Plaza

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No. 5 – Parkshore Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$43,600,000	Title:	Fee
Cut-off Date Principal Balance:	$43,600,000	Property Type – Subtype:	Office – Suburban
% of IPB:	4.1%	Net Rentable Area (SF):	271,484
Loan Purpose:	Acquisition	Location:	Folsom, CA
Borrower:	KB Parkshore, DST	Year Built / Renovated:	1999 / 2017
Borrower Sponsor:	Jeff Pori	Occupancy:	94.8%
Interest Rate:	3.31000%	Occupancy Date:	6/15/2021
Note Date:	10/8/2021	4th Most Recent NOI (As of)(2):	$3,644,169 (12/31/2018)
Maturity Date:	11/1/2031	3rd Most Recent NOI (As of)(2):	$4,505,715 (12/31/2019)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,499,823 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$4,334,535 (TTM 6/30/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	92.5%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$7,238,994
Call Protection:	L(24),D(93),O(3)	UW Expenses:	$2,505,648
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$4,733,346
Additional Debt:	No	UW NCF:	$4,504,603
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$71,200,000 / $262
Additional Debt Type:	N/A	Appraisal Date:	8/17/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$161
Taxes:	$167,864	$41,966	N/A	Maturity Date Loan / SF:	$144
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.2%
Replacement Reserves:	$1,900,000	Springing	$750,000	Maturity Date LTV:	54.9%
TI/LC Reserve:	$4,000,000	Springing	$2,200,000	UW NCF DSCR:	1.96x
Other:	$300,000	$0	N/A	UW NOI Debt Yield:	10.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$43,600,000	54.9%	Purchase Price	$72,150,000	90.8%
Borrower Sponsor Equity	34,528,192	43.5	Upfront Reserves	6,367,864	8.0
Closing Credits(3)	1,300,000	1.6	Closing Costs(4)	910,327	1.1
Total Sources	$79,428,192	100.0%	Total Uses	$79,428,192	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(2)	The increase in 3rd Most Recent NOI from 4th Most Recent NOI is primarily driven by significant lease-up that occurred at the Parkshore Plaza Property (as defined below) in 2018 and 2019, as well as the rent commencement of TaxResources, Inc. in mid-2018. For more information, see the “Operating History and Underwritten Net Cash Flow” table below.

(3)	Closing Credits is comprised of capital improvements paid by the seller at origination, all of which were reserved by the lender.

(4)	Closing Costs were reduced by certain prorations and adjustments due at origination by the seller to the borrower sponsor.

The Loan. The Parkshore Plaza mortgage loan (the “Parkshore Plaza Mortgage Loan”) has an original and Cut-off Date principal balance of $43,600,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 271,484 square foot office property located in Folsom, California (the “Parkshore Plaza Property”). The Parkshore Plaza Mortgage Loan has a 10-year term, and following a five-year interest-only period, amortizes on a 30-year schedule.

The Property. The Parkshore Plaza Property is a 271,484 square foot, Class A office park comprised of four adjacent, two- and three-story buildings located in Folsom, California. Situated on three land parcels totaling approximately 18.2 acres, the Parkshore Plaza Property was originally built in 1999 and was renovated in 2017. Two of the three parcels each contain two of the collateral buildings, while the third adjacent parcel contains a surface parking lot used by the tenants of the Parkshore Plaza Property. Parkshore Drive, an east-west arterial, divides the Parkshore Plaza Property in half, with two buildings (600 and 620 Coolidge Drive) and the adjacent parking lot situated on the north side and the remaining two buildings (255 and 295 Parkshore Drive) situated on the south side of Parkshore Drive. The Parkshore Plaza Property has a total of 1,082 parking spaces (approximately 4.0 parking spaces per 1,000 square feet of NRA). Amenities at the Parkshore Plaza Property include a fitness center, tenant lounge and a 1,101 square foot conference room. The Parkshore Plaza Property was 94.8% leased as of June 15, 2021.

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No. 5 – Parkshore Plaza

COVID-19 Update. As of October 8, 2021, the Parkshore Plaza Property was open and operating. Tenants representing 100.0% of the underwritten base rent made their September 2021 and October 2021 rental payments. As of the date of this term sheet, the Parkshore Plaza Mortgage Loan is not subject to any forbearance, modification, or debt service relief requests.

Major Tenants.

Verizon Wireless (59,828 square feet; 22.0% of the NRA; 18.0% of underwritten base rent): Verizon Wireless is a subsidiary of Verizon Communications, Inc. (“Verizon”), a provider of communications, technology, information and entertainment products and services to consumers, businesses and government entities. Verizon was formed in 2000 and currently serves its customer bases through two segments: Verizon Consumer Group and Verizon Business Group. Verizon offers wireless products and services primarily through its national 4G LTE network, which covers more than 2.68 million square miles, 327 million people and 99% of the United States population. Verizon independently operates approximately 2,000 cell towers and over 4,200 rooftop sites in 50 states, in addition to 11,324 cell towers that are managed by American Tower Corporation. Verizon Wireless has been located at the Parkshore Plaza Property since 1999 and currently leases the entire 295 Parkshore Drive building. Verizon Wireless’ lease currently expires in January 2026 and has two, five-year extension options remaining. Excess cash flow is required to be swept into a reserve account nine months prior to Verizon Wireless’ lease expiration date unless a Lease Renewal Event (as defined below) has occurred (see “Lockbox / Cash Management” below for details).

TaxResources, Inc. (55,000 square feet; 20.3% of the NRA; 21.1% of underwritten base rent): Founded in 1988, TaxResources, Inc. (“TaxResources”) is a tax defense company that provides income tax audit representation services to individuals and small businesses. TaxResources offers its prepaid audit defense services as an optional add-on to the Intuit TurboTax software, assisting application users with tax questions. Operating under the brand TaxAudit, the company has over 140 tax professionals to assist its more than 12 million members. TaxResources has been headquartered at the Parkshore Plaza Property since 2017 and leases its space through September 2027 with one, five-year extension option. Excess cash flow is required to be swept into a reserve account nine months prior to TaxResources’ lease expiration date unless a Lease Renewal Event has occurred (see “Lockbox / Cash Management” below for details).

Voxpro Group (54,784 square feet; 20.2% of the NRA; 24.1% of underwritten base rent): Voxpro Group (“Voxpro”), based in Ireland, is an international provider of customer experience, technical support and sales operations solutions. Voxpro designs and delivers a range of business services for and on behalf of its partners, such as multilingual customer experience and technical support, trust and safety, risk and fraud activity, social media management, sales, analytics and harnessing product insights. Voxpro was acquired by TELUS International, a subsidiary of TELUS Corporation (NYSE: TU), in August 2017. TELUS International is a global business process and IT outsourcing company with nearly 28,000 employees worldwide. In 2020, TELUS International serviced over 600 clients and reported revenue of $1.6 billion. Voxpro has been located at the Parkshore Plaza Property since 2016 and leases its space through February 2025 with one, five-year extension option. Excess cash flow is required to be swept into a reserve account 12 months prior to Voxpro’s lease expiration date unless a Lease Renewal Event has occurred (see “Lockbox / Cash Management” below for details).

Environmental. According to a Phase I environmental assessment dated September 1, 2021, there was no evidence of any recognized environmental conditions at the Parkshore Plaza Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
94.2%	96.6%	98.1%	94.8%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of June 15, 2021.

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No. 5 – Parkshore Plaza

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Verizon Wireless	Baa1/BBB+/A-	59,828	22.0%	$20.10	$1,202,543	18.0%	1/31/2026(4)
TaxResources	NR/NR/NR	55,000	20.3	25.56	1,405,800	21.1	9/30/2027(5)
Voxpro	Baa1/NR/BBB+	54,784	20.2	29.30	1,605,380	24.1	2/28/2025(6)
ONE, Inc.	NR/NR/NR	15,811	5.8	29.40	464,843	7.0	10/31/2025
Principal Financial	Baa1/A-/A	15,395	5.7	30.24	465,545	7.0	9/30/2026
Major Tenants		200,818	74.0%	$25.62	$5,144,111	77.2%

Other Tenants		56,620	20.9%	$26.85	$1,520,019	22.8%

Occupied Collateral Total / Wtd. Avg.		257,438	94.8%	$25.89	$6,664,129	100.0%

Vacant Space		14,046	5.2%

Collateral Total		271,484	100.0%

(1)	Based on underwritten rent roll dated June 15, 2021.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF and UW Base Rent include rent steps of approximately $243,020 through October 2022.

(4)	Verizon Wireless has two, five-year extension options remaining.

(5)	TaxResources has one, five-year extension option.

(6)	Voxpro has one, five-year extension option.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	14,046	5.2%	NAP	NAP	14,046	5.2%	NAP	NAP
2021 & MTM(3)	1	6,256	2.3	$46,099	0.7%	20,302	7.5%	$46,099	0.7%
2022	4	15,619	5.8	443,338	6.7	35,921	13.2%	$489,437	7.3%
2023	5	18,493	6.8	541,775	8.1	54,414	20.0%	$1,031,212	15.5%
2024	2	7,020	2.6	195,830	2.9	61,434	22.6%	$1,227,042	18.4%
2025	5	72,456	26.7	2,128,603	31.9	133,890	49.3%	$3,355,645	50.4%
2026	3	82,594	30.4	1,902,684	28.6	216,484	79.7%	$5,258,329	78.9%
2027	1	55,000	20.3	1,405,800	21.1	271,484	100.0%	$6,664,129	100.0%
2028	0	0	0.0	0	0.0	271,484	100.0%	$6,664,129	100.0%
2029	0	0	0.0	0	0.0	271,484	100.0%	$6,664,129	100.0%
2030	0	0	0.0	0	0.0	271,484	100.0%	$6,664,129	100.0%
2031	0	0	0.0	0	0.0	271,484	100.0%	$6,664,129	100.0%
2032 & Beyond	0	0	0.0	0	0.0	271,484	100.0%	$6,664,129	100.0%
Total	21	271,484	100.0%	$6,664,129	100.0%
(1)	Based on the underwritten rent roll dated June 15, 2021.

(2)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps of approximately $243,020 through October 2022.

(3)	MTM includes four spaces totaling 4,688 square feet with no leases and no income that are occupied by tenant amenities including a fitness center, tenant lounge, conference room, and management office.

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Operating History and Underwritten Net Cash Flow
	2018(1)	2019(1)	2020	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$5,132,001	$6,008,254	$5,864,309	$5,777,052	$6,421,109	$23.65	82.4%
Rent Steps(4)	0	0	0	0	243,020	0.90	3.1
Vacant Income	0	0	0	0	416,443	1.53	5.3
Gross Potential Rent	$5,132,001	$6,008,254	$5,864,309	$5,777,052	$7,080,573	$26.08	90.9%
Total Reimbursements	342,953	465,823	427,726	355,659	707,324	2.61	9.1
Net Rental Income	$5,474,954	$6,474,077	$6,292,035	$6,132,711	$7,787,897	$28.69	100.0%
Other Income	36,340	33,800	35,098	36,802	35,190	0.13	0.5
(Vacancy/Credit Loss)	0	0	0	0	(584,092)	(2.15)	(7.5)
Effective Gross Income	$5,511,294	$6,507,877	$6,327,133	$6,169,513	$7,238,994	$26.66	93.0%
Total Expenses	$1,867,125	$2,002,162	$1,827,310	$1,834,978	$2,505,648	$9.23	34.6%
Net Operating Income	$3,644,169	$4,505,715	$4,499,823	$4,334,535	$4,733,346	$17.44	65.4%
Total TI/LC, Capex/RR(5)	0	0	0	0	228,744	0.84	3.2
Net Cash Flow	$3,644,169	$4,505,715	$4,499,823	$4,334,535	$4,504,603	$16.59	62.2%
(1)	The increase in 2019 Net Operating Income from 2018 Net Operating Income is primarily driven by significant lease-up that occurred at the Parkshore Plaza Property in 2018 and 2019, as well as the rent commencement of TaxResources in mid-2018.

(2)	TTM represents the trailing 12 months ending June 30, 2021.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rent Steps total approximately $243,020 through October 2022.

(5)	Underwritten Total TI/LC, Capex/RR includes a credit of $400,000 (approximately $1.47 per square foot) associated with the upfront TI/LC reserve deposit in the amount of $4,000,000 (approximately $14.73 per square foot).

The Market. The Parkshore Plaza Property is located in Folsom, Sacramento County, California, approximately 25 miles east of the Sacramento central business district. The Parkshore Plaza Property is situated in the Folsom submarket at the intersection of Folsom Boulevard and Parkshore Drive and is surrounded primarily by retail centers, service businesses, and office properties. Folsom Boulevard, which averages traffic counts of more than 36,300 vehicles per day, serves as a main commercial and entertainment corridor for the area, with Folsom Premium Outlets located along the thoroughfare approximately 1.4 miles to the south of the Parkshore Plaza Property. Primary access to the area is provided by Highway 50, which is less than two miles south of the Parkshore Plaza Property and connects with both Interstate 5 and Interstate 80. Additionally, the Parkshore Plaza Property is adjacent to the Sacramento Regional Transit light rail station, providing a direct link to Downtown Sacramento.

According to a third party market research report, as of the third quarter of 2021, the Sacramento office market had an inventory of approximately 107.0 million square feet, overall vacancy in the market of approximately 10.0% and average asking rent of $27.46 per square foot. As of the third quarter of 2021, the Folsom office submarket had an inventory of approximately 5.7 million square feet, overall vacancy of approximately 4.6% and average asking rent of $28.85 per square foot. Within the Folsom submarket, Class A office space reports a vacancy of approximately 3.3% and average asking rent of $31.11 per square foot. According to the appraisal, the estimated 2021 population within a one-, three- and five-mile radius was 10,824, 80,256 and 166,988, respectively. The estimated 2021 median household income within a one-, three- and five-mile radius was $113,734, $96,608 and $102,165, respectively.

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The following table presents certain information relating to comparable office leases for the Parkshore Plaza Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
Parkshore Plaza Folsom, CA	1999/2017	271,484(2)	Various	Various	$25.89(2)	Various	Various	Various
Folsom Corporate Center Folsom, CA	2008/NAP	96,022	Micron	96,022	$22.20	Feb-19	9.0 Yrs.	NNN
Low Rise Office Rancho Cordova, CA	1999/NAP	68,000	Regents of University of CA	68,000	$22.80	Jun-20	10.0 Yrs.	Full Service
Gold Point Corporate Center Gold River, CA	2003/NAP	64,654	eHealth Insurance	63,206	$26.04	Jan-20	8.0 Yrs.	Full Service
Prospect Green IV Rancho Cordova, CA	2000/NAP	102,804	Covered CA	64,761	$24.24	Mar-20	7.4 Yrs.	Full Service
Lake Forest Tech Center Folsom, CA	1990/2014	43,702	Answer Home Loans	2,614	$24.00	Jan-19	3.3 Yrs.	Full Service
Broadstone Business Center Folsom, CA	2007/NAP	48,591	Halle Properties	5,219	$25.80	May-20	5.0 Yrs.	Full Service
Folsom Corporate Center Folsom, CA	2003/NAP	151,100	Pediatric Coast Psychiatric Associates	4,525	$29.99	Aug-20	7.3 Yrs.	Full Service
			Trimark Associates	14,846	$26.40	Sep-19	5.4 Yrs.	Full Service
Iron Point Business Park Folsom, CA	1999/NAP	32,478	Ameris Bank	3,622	$28.80	Apr-21	4.2 Yrs.	Full Service
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 15, 2021, with rent steps of approximately $243,020 through October 2022.

The Borrower. The borrower is KB Parkshore, DST, a Delaware statutory trust with a Delaware trustee and two independent trustees that satisfy the requirements of an independent director. The borrower has master leased the Parkshore Plaza Property to a master tenant affiliated with the guarantor. The master tenant is structured as a special purpose entity with two independent directors. The master tenant’s interest in all tenant rents was assigned directly to the lender. The master tenant is a party to the deed of trust and cash management agreement. The master lease is subordinate to the Parkshore Plaza Mortgage Loan and, upon an event of default under the Parkshore Plaza Mortgage Loan documents, the lender has the right to cause the termination of the master lease. A non-consolidation opinion was provided in connection with the origination of the Parkshore Plaza Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor of the Parkshore Plaza Mortgage Loan is Jeff Pori, the chief executive officer of Kingsbarn Realty Capital (“Kingsbarn”). Kingsbarn is a private equity firm based in Las Vegas, Nevada that provides direct and indirect structured real estate investments to high net worth individuals, family trusts, foundations and institutional investors through private placements including DST syndications. Kingsbarn’s portfolio spans across the United States with the largest holdings located in the Los Angeles metro area and Sacramento, California. Kingsbarn primarily invests in the office sector, particularly in medical office properties.

Property Management. The Parkshore Plaza Property is managed by KB Property Advisors, LLC, which is an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $4,000,000 for tenant improvements and leasing commissions, $1,900,000 for replacement reserves, $300,000 for required repairs related to a roof replacement, and approximately $167,864 for real estate taxes.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $41,966.

Insurance Escrows – The borrower is required to make monthly payments of 1/12th of the premiums payable during the next 12 months upon (i) an event of default, (ii) failure by the borrower to provide evidence to the lender that the Parkshore Plaza Property is insured under a blanket policy, or (iii) any cancellation, termination or lapse of insurance coverage.

Replacement Reserve – On the first payment date when the balance of the replacement reserve falls below $750,000 and on each payment date thereafter until the balance of the replacement reserve is at least $750,000, the borrower will be required to escrow monthly the amount of $4,525 for replacement reserves (equal to approximately $0.20 per square foot annually).

TI/LC Reserve – On the first payment date when the balance of the TI/LC reserve falls below $2,200,000 and on each payment date thereafter until the balance of the TI/LC reserve is at least $2,200,000, the borrower will be required to escrow monthly the amount of $33,936 for tenant improvements and leasing commissions (equal to approximately $1.50 per square foot annually).

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Lockbox / Cash Management. The Parkshore Plaza Mortgage Loan is structured with a hard lockbox and in place cash management. The borrower is required to, or is required to cause the property manager or master tenant to, direct each tenant of the Parkshore Plaza Property to deposit funds directly into the cash management account controlled by the lender. Notwithstanding the foregoing, the borrower, property manager, or master tenant are required to deposit all revenues otherwise received into the cash management account within one business day of receipt. On each business day, all sums on deposit in the cash management account are required to be applied and disbursed in accordance with the Parkshore Plaza Mortgage Loan documents. During the continuance of a Cash Sweep Period (as defined below), any excess cash is required to be held by the lender as additional security for the Parkshore Plaza Mortgage Loan.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the Parkshore Plaza Mortgage Loan documents and will continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the borrower, principal (which is the signatory trustee while the borrower is a Delaware statutory trust), master tenant, or guarantor (in no event will a Cash Sweep Period due to a bankruptcy action of the borrower, principal, master tenant, or guarantor be cured); (iii) the occurrence of any bankruptcy action of the property manager, and will continue until the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action; (iv) the date on which the amortizing debt service coverage ratio as calculated in accordance with the Parkshore Plaza Mortgage Loan documents based on the trailing three-month period is less than 1.50x and will continue until the amortizing debt service coverage ratio based on the trailing three-month period is at least 1.55x for two consecutive fiscal quarters; or (v) the occurrence of a Major Tenant Cash Sweep Period (as defined below) and will continue until cured.

A “Major Tenant Cash Sweep Period” will commence upon the occurrence of any of the following: (i) any bankruptcy action of Verizon Wireless, TaxResources, or Voxpro, any successor or assign thereof as tenant under the respective lease, any subsequent tenant under a replacement lease, or any corporate parent (each, a “Major Tenant”); (ii) the continuation of any default by a Major Tenant under its lease beyond any applicable notice and cure period; (iii) the date on which any Major Tenant gives actual or constructive notice that it intends to discontinue its business at its premises; (iv) the date any Major Tenant lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date; (v) the date (a) 12 months prior to the expiration date of the Voxpro lease, (b) nine months prior to the expiration date of the Verizon Wireless lease, (c) nine months prior to the expiration date of the TaxResources lease, and (d) for any applicable replacement tenant, the earlier of (1) the date by which such replacement tenant is required to exercise any remaining extension options under the applicable replacement lease and (2) the date six months prior to the expiration of the applicable replacement tenant lease; or (vi) the date a Major Tenant has vacated, abandoned, ceased ordinary business operations or gone dark for a period of time exceeding six months. A Major Tenant Cash Sweep Period will end upon the following: (A) a Lease Replacement Event (as defined below); (B) with respect to clause (i) above, the date that the applicable Major Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Major Tenant lease pursuant to final non-appealable order of a court of competent jurisdiction; (C) with respect to clause (ii) above, the borrower providing the lender with evidence that such default has been cured and no other default under the applicable Major Tenant lease exists; (D) with respect to clause (iii) above, the applicable Major Tenant has rescinded its notice, resumed and maintained operations for not less than 30 days, and provided to the lender an acceptable tenant estoppel; (E) with respect to clause (v) above, the applicable Major Tenant has renewed its lease on terms reasonably satisfactory to the lender (but not for a term of less than five years or for rent below the then market rental rate) and borrower has delivered to the lender all other requirements under the Parkshore Plaza Mortgage Loan documents (a “Lease Renewal Event”); or (F) with respect to clause (vi) above, the applicable Major Tenant has resumed ordinary business operations at all of the entire Major Tenant premises and has delivered to the lender an acceptable tenant estoppel.

A “Lease Replacement Event” means, with respect to any Major Tenant lease, the date on which (x) the borrower or master tenant has (A) entered into a replacement lease for the entire Major Tenant premises with a satisfactory replacement tenant and on terms acceptable to the lender, (B) delivered to the lender all requirements under the Parkshore Plaza Mortgage Loan documents, and (C) paid all leasing brokerage commissions and tenant improvement costs in connection with the applicable replacement lease and (y) the replacement tenant has taken possession of and is occupying the entire applicable Major Tenant premises, is in occupancy, is open for business and either (1) is paying unabated base rent, (2) is in a free rent or rent concession period not exceeding four months and is paying all additional rent and other changes, or (3) in the event a replacement lease provides for a period of free rent or rent concession exceeding four months, the borrower has deposited a letter of credit with the lender in an amount equal to the abated rent.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 6 – HQ @ First

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	BBB-(sf)/BBB(sf)	Title:	Fee
Original Principal Balance(1):	$42,300,000	Property Type – Subtype:	Office - CBD
Cut-off Date Principal Balance(1):	$42,300,000	Net Rentable Area (SF):	603,666
% of IPB:	3.9%	Location:	San Jose, CA
Loan Purpose:	Acquisition	Year Built / Renovated:	2010 / 2018
Borrower:	KRE HQ at First Owner LLC	Occupancy:	100.0%
Borrower Sponsor:	KKR Real Estate Select Trust Inc.	Occupancy Date:	7/30/2021
Interest Rate:	2.97000%	4th Most Recent NOI (As of)(3):	NAV
Note Date:	7/30/2021	3rd Most Recent NOI (As of)(3):	NAV
Anticipated Repayment Date(2):	8/1/2031	2nd Most Recent NOI (As of)(3):	$18,971,144 (12/31/2019)
Interest-only Period:	120 months	Most Recent NOI (As of)(3)(4):	$23,458,885 (12/31/2020)
Original Term:	120 months	UW Economic Occupancy:	100.0%
Original Amortization Term:	None	UW Revenues:	$38,884,221
Amortization Type:	Interest Only - ARD	UW Expenses:	$10,300,095
Call Protection:	L(24),YM1(89),O(7)	UW NOI(4):	$28,584,126
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$28,463,393
Additional Debt(1):	Yes	Appraised Value / Per SF:	$538,000,000 / $891
Additional Debt Balance(1):	$187,700,000 / $178,000,000	Appraisal Date:	7/19/2021
Additional Debt Type(1):	Pari Passu / Subordinate

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$381	$676
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$381	$676
Replacement Reserves:	$0	$0	N/A	Cut-off Date LTV:	42.8%	75.8%
TI/LC Reserve:	$0	$0	N/A	Maturity Date LTV:	42.8%	75.8%
Other:	$0	$0	N/A	UW NCF DSCR:	4.11x	2.32x
				UW NOI Debt Yield:	12.4%	7.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$230,000,000	42.3%	Purchase Price	$535,000,000	98.3%
Subordinate Notes	178,000,000	32.7	Closing Costs	9,341,719	1.7
Borrower Sponsor Cash Contribution	136,341,719	25.0
Total Sources	$544,341,719	100.0%	Total Uses	$544,341,719	100.0%
(1)	The HQ @ First Mortgage Loan (as defined below) is part of a whole loan evidenced by six senior pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $230.0 million (the “HQ @ First Senior Notes”) and two pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $178.0 million (“HQ @ First Subordinate Companion Notes”). The Financial Information in the chart above reflects the Cut-off Date Balances of the HQ @ First Senior Notes and the HQ @ First Whole Loan (as defined below).

(2)	The HQ @ First Whole Loan has an anticipated repayment date (the “ARD”) of August 1, 2031, and a final maturity date of November 1, 2034, and requires interest only payments on each due date up to but not including the ARD. From and after the ARD, interest will accrue on the outstanding principal amount of the HQ @ First Whole Loan at 5.97000%.

(3)	Historical NOI prior to 2019 is unavailable due to unavailable information on tenants that occupied the HQ @ First Property (as defined below) prior to Micron Technology, Inc. (“Micron”). The increase in NOI from 2019 to 2020 is primarily associated with Micron’s rent abatement ending in January 2020 in the 120-130 Holger building and the rent abatement ending in the 110 Holger building in September 2020.

(4)	The increase in UW NOI from Most Recent NOI is primarily associated with the inclusion of contractual rent steps and straight line rent for Micron.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The HQ @ First mortgage loan (the “HQ @ First Mortgage Loan”) is a $42.3 million part of a fixed rate whole loan secured by the borrower’s fee interest in a 603,666 square foot office property located in San Jose, California (the “HQ @ First Property”). The HQ @ First Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“Barclays”) and JPMorgan Chase Bank, National Association (“JPMCB”). The HQ @ First Mortgage Loan is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $408.0 million (the “HQ @ First Whole Loan”) consisting of six senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $230.0 million and two pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $178.0 million. The HQ @ First Mortgage Loan is evidenced by the non-controlling Notes A-2-C1 and A-2-C2, with an

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No. 6 – HQ @ First

aggregate outstanding principal balance as of the Cut-off Date of $42.3 million. The HQ @ First Whole Loan is serviced pursuant to the trust and servicing agreement for the KREST 2021-CHIP transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—HQ @ First Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The HQ @ First Whole Loan has a ten-year term to the ARD, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The HQ @ First Whole Loan requires interest only payments on each due date at an initial interest rate of 2.97000% up to but not including the ARD. From and after the ARD, (i) interest will accrue on the outstanding principal amount of the HQ @ First Whole Loan at 5.97000% (the “Adjusted Interest Rate”), compounded monthly, but the borrower will be required to continue to make payments of interest in an amount equal to the interest accrued at the initial interest rate, with the difference between interest accrued at the Adjusted Interest Rate and interest accrued at the initial interest rate being deferred and paid at maturity (such deferred amount, “Accrued Interest”); and (ii) excess cash flow will be applied first to the outstanding principal amount of the HQ @ First Whole Loan until the amount thereof has been reduced to $0, then to Accrued Interest until the amount thereof has been reduced to $0. On or after the monthly payment date in September 2023, the HQ @ First Whole Loan may be voluntarily prepaid, in whole (but not in part), with a prepayment fee equal to the greater of a yield maintenance premium amount or 1.0% of the unpaid principal balance of the HQ @ First Whole Loan as of the prepayment date. On or after the monthly payment date in February 2031, the HQ @ First Whole Loan may be voluntarily prepaid in whole (but not in part) without penalty.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S, A-2-S	$89,000,000	$89,000,000	KREST 2021-CHIP	Yes
A-1-C1, A-1-C2	$98,700,000	$98,700,000	Benchmark 2021-B29	No
A-2-C1, A-2-C2	$42,300,000	$42,300,000	BBCMS 2021-C12	No
Total Senior Notes	$230,000,000	$230,000,000
B-1-S, B-2-S	$178,000,000	$178,000,000	KREST 2021-CHIP	Yes
Whole Loan	$408,000,000	$408,000,000

The Property. The HQ @ First Property is a 603,666 square foot, LEED Gold office complex and parking garage located in San Jose, California. The HQ @ First Property also contains areas built out for a data center and research/lab space. Built in 2010, the HQ @ First Property includes ceiling heights spanning 13.5 to 15 feet, an on-site solar farm and a panoramic window system providing natural light and San Francisco Bay and Silicon Valley hill views. Amenities at the HQ @ First Property include 1,863 parking spaces (approximately 3.1 per 1,000 square foot), a 110-seat theatre, a 300+ seat cafeteria, conference rooms, a 2,000 server rack data center, a fully functioning solar farm that provides enough electricity to completely power the 120 Holger Way property, and a fully equipped fitness center with locker rooms and a basketball court. The 110 Holger Way property houses the HQ @ First Property’s data center and research/lab space.

The HQ @ First Whole Loan is secured, in part, by the borrower’s fee interest in a parking garage that is subject to a condominium regime consisting of two condominium units. The unit consisting of the parking garage is owned by the borrower, and the other unit is owned by an unaffiliated third party. The related condominium declaration provides that the condominium regime has two directors of the condominium association consisting of a managing director and a non-managing director. The managing director is appointed by the borrower and is authorized to act on the association’s behalf generally without authorization of the non-managing director. See “Description of the Mortgage Pool—Condominium Interests and Other Shared Interests” in the Preliminary Prospectus for additional information.

Major Tenant.

Micron (603,666 square feet; 100.0% of the NRA; 100.0% of underwritten base rent; Moody’s/S&P/Fitch: Baa3/BBB-/BBB-) The HQ @ First Property is 100% leased to Micron. Micron (NYSE: MU) is a Fortune 500 Company that is the fourth largest semiconductor company in the world with revenues of approximately $7.4 billion in the third fiscal quarter of 2021 and a market capitalization of approximately $74.3 billion as of October 13, 2021. Micron currently has approximately 40,000 employees across 17 countries with 13 manufacturing sites globally. Micron has 12 core products across memory, storage, and advanced data solutions protected by approximately 44,000 patents and has numerous other patents currently pending.

In 2018, Micron executed a 16-year lease for 100.0% of the HQ @ First Property and utilizes the space as its Silicon Valley headquarters. The HQ @ First Property houses critical engineering functions and serves as Micron’s meeting place between customers and engineers in and around Silicon Valley. Over the last 10 years, Micron’s workforce has grown by approximately 54.0%. In October 2019, Micron subleased 172,405 square feet (28.6% of NRA) to Zscaler, Inc. through September 2026 at a rent 4.6% above Micron’s rent. The subtenant, Zscaler, Inc. (“Zscaler”) (NASDAQ: ZS) is a publicly traded cloud computing company that reported $673.1 million of revenue for the fiscal year ending July 31, 2021 and a market capitalization of approximately $41.4 billion as of October 20, 2021. Zscaler uses a portion of the 120 Holger Way property as its headquarters.

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COVID-19 Update. As of November 1, 2021, the HQ @ First Whole Loan is not subject to any forbearance, modification, or debt service relief request. The September debt service payment was made, and the tenant is current on rent.

Environmental. According to a Phase I environmental assessment dated June 25, 2021, there was no evidence of any recognized environmental conditions at the HQ @ First Property.

Historical and Current Occupancy
2019(1)	2020(1)	Current(2)
100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of July 30, 2021.

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)(3)(4)	UW Base Rent(1)(3)(4)	% of Total UW Base Rent(1)(3)(4)	Lease Expiration Date
Micron	110 Holger Way	Baa3/BBB-/BBB-	140,043	23.2%	$41.38	$5,794,979	23.2%	12/31/2034
Micron(5)	120 Holger Way	Baa3/BBB-/BBB-	227,583	37.7%	$41.38	$9,417,385	37.7%	12/31/2034
Micron	130 Holger Way	Baa3/BBB-/BBB-	236,040	39.1%	$41.38	$9,767,335	39.1%	12/31/2034

Occupied Collateral Total / Wtd. Avg.			603,666	100.0%	$41.38	$24,979,699	100.0%

Vacant Space			0	0.0%

Collateral Total			603,666	100.0%

(1)	Based on the underwritten rent roll as of July 30, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF and UW Base Rent are inclusive of contractual rent steps through January 2022 accounting for $730,436 of underwritten base rent. UW Base Rent is exclusive of any premiums attributable to straight line credit for investment grade tenants taken through the ARD.

(4)	UW Base Rent is exclusive of any rental premiums associated with the in-place sublease to Zscaler at the 120 Holger Way property. As of the Cut-Off Date contractual rental premiums associated with the in-place sublease in aggregate are equal to $189,301. The Zscaler rental premium represents Micron’s in-place rent at the end of the corresponding lease year as Zscaler corresponding expansions are scheduled to take place in between lease years.

(5)	Pursuant to the terms of the in-place sublease, as of the Cut-off Date, Zscaler subleases 103,443 square feet at the 120 Holger Way property on floors 5-7. The in-place sublease is structured such that Zscaler is contractually obligated to expand into a 34,481 square foot space on the 4th floor on October 1, 2022 and into a 34,481 square foot space on the 3rd floor on October 1, 2025. The in-place sublease is set to expire on September 30, 2026 with two, one-year options to renew. There are no termination options associated with the in-place sublease (except for certain termination options following a major casualty/condemnation event) and the sublease rent represents a $370,671 premium in contractual rent from the Micron space upon Zscaler taking full possession of the aforementioned space by sublease term end.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2032 & Beyond	1	603,666	100.0	$24,979,699	100.0%	603,666	100.0%	$24,979,699	100.0%
Total	1	603,666	100.0%	$24,979,699	100.0%
(1)	Based on the underwritten rent roll as of July 30, 2021.

(2)	UW Base Rent Expiring includes rent steps through January 2022 totaling $730,436 and is exclusive of any premiums attributable to straight line credit for investment grade tenants taken through the ARD.

(3)	UW Base Rent Expiring is exclusive of any rental premiums associated with the in-place sublease to Zscaler at the 120 Holger Way property. As of the Cut-Off Date contractual rental premiums associated with the in-place sublease in aggregate are equal to $189,301. The Zscaler rental premium represents Micron’s in-place rent at the end of the corresponding lease year as Zscaler corresponding expansions are scheduled to take place in between lease years.

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Operating History and Underwritten Net Cash Flow(1)
	2019(2)	2020(2)(3)	Underwritten(3)	Per Square Foot	%(4)
Base Rent	$18,986,269	$23,542,974	$24,249,263	$40.17	62.4%
Rent Steps	0	0	730,436	1.21	1.9
Straight Line Rent(5)	0	0	3,653,990	6.05	9.4
Vacant Income	0	0	0	0.00	0.0
Gross Potential Rent	$18,986,269	$23,542,974	$28,633,689	$47.43	73.6%
Total Reimbursements(6)	5,300,575	8,870,807	10,204,095	16.90	26.2
Total Other Income(7)	57,533	62,357	46,437	0.08	0.1
Net Rental Income	$24,344,378	$32,476,138	$38,884,221	$64.41	100.0%
(Vacancy/Credit Loss)(8)	0	0	0	0.00	0.0
Effective Gross Income	$24,344,378	$32,476,138	$38,884,221	$64.41	100.0%
Total Expenses	5,373,234	9,017,253	10,300,095	17.06	26.5
Net Operating Income	$18,971,144	$23,458,885	$28,584,126	$47.35	73.5%
Total TI/LC, Capex/RR	0	0	120,733	0.20	0.3
Net Cash Flow	$18,971,144	$23,458,885	$28,463,393	$47.15	73.2%
(1)	Based on the underwritten rent roll as of July 30, 2021.

(2)	The increase in NOI from 2019 to 2020 is primarily associated with Micron’s rent abatement ending in January 2020 in the 120-130 Holger building and the rent abatement ending in the 110 Holger building in September 2020.

(3)	The increase in Underwritten NOI from 2020 NOI is primarily associated with the inclusion of contractual rent steps and straight line rent for Micron.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	Straight-line rents for Micron (as an investment grade tenant) were applied through the ARD.

(6)	Reimbursements are exclusive of management fees and parking expenses. Reimbursements are inclusive of Micron’s contractual obligation to pay 3.0% of base rent to the borrower for management costs.

(7)	Other income includes income related to a rooftop lease to AT&T and reimbursements for CAM expenses associated with the 180 parking spaces leased by the borrower sponsor to the adjacent retail and hotel.

(8)	No vacancy was underwritten due to Micron’s investment grade ratings, Micron leasing 100% of the space, and Micron having no termination options.

The Market. The HQ @ First Property is located south of Highway 237 in the North San Jose office submarket within San Jose. The HQ @ First Property is accessible via Interstate 237, Highways 880, 680 and 101 as well as the VTA Light Rail, which provides linkage to Caltrain, giving the HQ @ First Property access to the entire Bay Area. The HQ @ First Property is also approximately 9.2 miles away from the San Jose International Airport and the Milpitas BART Station. The submarket stretches from Downtown San Jose to the Bayshore between Santa Clara directly west and Milpitas and Berryessa to the east. According to the appraiser, the North San Jose office submarket is ranked seventh in inventory in the metro area. The North San Jose office submarket accounts for approximately 6.0% of overall building inventory in the market, which represents approximately 6.4% of the total unit inventory. According to the appraiser, the Northern San Jose submarket saw overall office rents increase from $40.20 per square foot in 2019 to $46.68 per square foot in 2020, representing a 16.1% increase. Additionally, North San Jose has been demonstrated to be more affordable than other areas of Silicon Valley, such that tenants looking to limit costs are drawn to the submarket. Asking rents in North San Jose average approximately $46.44 per square foot as of the first quarter of 2021, which ranks among the least expensive across the metro and is approximately $15 per square foot below the metro average of $61.44 per square foot. North San Jose is one of the least supply-constrained submarkets in the metro area and has seen urban redevelopment projects and significant supply growth from 2016-2018. The supply growth has contributed to a current vacancy of 14.7% for class four- and five-star properties. Prior to the onset of the COVID-19 pandemic, nearly all the office assets traded in North San Jose were fully leased.

The following table presents certain information relating to the appraisal’s market rent conclusion for the HQ @ First Property:

Market Rent Summary(1)
Market/ Submarket	Inventory (SF)	Direct Vacancy Rate	Absorption (SF)	Deliveries (SF)	Under Construction	Asking Rent PSF
Silicon Valley	63,754,899	11.2%	(184,348)	298,472	7,627,702	$61.44
North San Jose	4,092,705	19.8%	(7,843)	0	611,335	$46.44

(1)	Based on the appraisal dated July 28, 2021.

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The following table presents certain information relating to comparable office leases for the HQ @ First Property:

Comparable Office Leases(1)

Property / Location	SF	Year Built / Renovated	Tenant	Base Rent PSF	Commencement Date	Structure
HQ @ First San Jose, CA	603,666(2)	2010 / 2018(1)	Micron(2)	$40.17(2)	Jan-2019(2)	NNN(2)
1193 Coleman Ave San Jose, CA	643,990	2022 / N/A	Verizon Communications	$51.00	Jan-2022	NNN
Nokia Sunnyvale, CA	231,000	2021 / NAV	Nokia	$52.80	Oct-2021	NNN
Corporate Technology 1A San Jose, CA	45,831	1999 / NAV	Raytheon Company	$36.60	Jul-2020	NNN
The Offices at Santana Row San Jose, CA	301,000	2019 / NAV	Splunk	$45.60	Mar-2019	NNN
River Corporate Center – Building 3 Santa Clara, CA	204,000	2019 / NAV	Santa Clara County	$35.40	Mar-2019	NNN
America Center – Building 3 Santa Clara, CA	228,725	2017 / NAV	Hewlett Packard Enterprise	$39.60	Jan-2019	NNN
5490 Great America Parkway Santa Clara, CA	227,000	2016 / N/A	Verb Surgical	$43.20	Jan-2019	NNN
2555-2565 Augustine Drive Santa Clara, CA	440,312	2017 / N/A	Analog Devices	$41.88	Mar-2018	NNN
(1)	Source: Appraisal dated July 28, 2021.

(2)	Based on underwritten rent roll as of July 30, 2021.

The following table presents certain information relating to comparable office sales for the HQ @ First Property:

Comparable Office Sales(1)

Property	SF	Year Built / Renovated	Occupancy	Sale Date	Price	Price PSF	Cap Rate
HQ @ First(2)	603,666(2)	2010 / 2018	100.0%(2)	Jul-2021(3)	$535,000,000	$886	4.50%
750 Moffet Blvd	222,000	2021 / NAV	100.0%	Jul-2021	$282,600,000	$1,273	4.22%
Raytheon Office	142,710	2000 / NAV	100.0%	Jun-2020	$95,200,000	$667	NAV
Creekside Office Park	177,815	2017 / N/A	100.0%	Mar-2020	$139,000,000	$782	5.80%
2225 Lawson Lane	328,867	2012 / NAV	100.0%	Feb-2020	$276,300,000	$840	4.80%
Koll Center – Sierra Point	90,000	1986 / 2017	100.0%	Jun-2019	$77,000,000	$856	4.40%
The Campus @ 3333 Phase III	941,005	2017 / N/A	100.0%	Sep-2017	$610,000,000	$648	5.90%
111 Albright Way	285,929	2017 / N/A	100.0%	May-2017	$196,907,000	$689	5.90%
410-430 N Mary Avenue	349,758	1989 / NAV	100.0%	Feb-2017	$290,700,000	$831	5.20%
(1)	Source: Appraisal dated July 28, 2021.

(2)	Based on underwritten rent roll as of July 30, 2021.

(3)	Source: The borrower sponsor.

The Borrower. The borrower is KRE HQ at First Owner LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the HQ @ First Whole Loan.

The Borrower Sponsor. The borrower sponsor is KKR Real Estate Select Trust Inc., an affiliate of KKR & Co. Inc. (“KKR”) (NYSE: KKR). Founded in 1976, KKR is a global investment firm with approximately $429 billion in assets under management as of June 30, 2021. KKR manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR’s real estate platform has over $32 billion in assets under management as of June 30, 2021. At loan origination, KKR invested approximately $136.3 million of equity into the HQ @ First Property. KKR Real Estate Select Trust Inc., a Maryland corporation, will be the non-recourse carveout guarantor (the “Guarantor”). The borrower will have the right at any time, without the consent of the lender, to replace the Guarantor with (i) KKR and/or (ii) an affiliate of KKR or KKR Real Estate Select Trust Inc. (an entity described in clause (i) or (ii), a “Replacement Affiliate Guarantor”); provided that in the case of any Replacement Affiliate Guarantor(s) in clause (i) and (ii) of the foregoing, such Replacement Affiliate Guarantor(s), in the aggregate, satisfy the net worth threshold set forth in the HQ @ First Whole Loan documents (exclusive of its interest in and any liabilities relating to the HQ @ First Property from and after the date that is 18 months after origination). The Guarantor’s liability for full recourse events under the recourse

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guaranty is limited to 15% of the outstanding principal balance of the HQ @ First Whole Loan as of the date of the applicable event, plus reasonable out of pocket costs and expenses actually incurred by the lender in the enforcement of the guaranty and the preservation of the lender’s rights thereunder. In addition, the related environmental indemnity provides that for so long as a PLL Policy (as defined in the HQ @ First Whole Loan documents) is in place, the non-recourse carveout guarantor’s obligations and liabilities under the environmental indemnity will be limited to losses that are excluded from coverage under the terms of such PLL Policy. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

Property Management. The HQ @ First Property is currently managed by Drawbridge Realty Management, LLC pursuant to a management agreement and sub-managed by G&E Real Estate Management Services, Inc. pursuant to a sub-management agreement.

Escrows and Reserves.

Tax Escrows – During the continuance of a Cash Sweep Period (as defined below), the borrower is required to deposit monthly 1/12th of the annual estimated real estate taxes.

Insurance Escrows – During the continuance of a Cash Sweep Period, the borrower is required to deposit monthly 1/12th of the annual estimated insurance premiums.

Provided that no event of default has occurred and is continuing, if (A)(1) the tenant under any lease is responsible for paying taxes and other charges to the applicable government authority pursuant to its lease and is not in material default thereunder, or (2) the borrower has paid taxes and other charges to the applicable government authority prior to delinquency and (B) the borrower provides reasonable evidence to the lender that such taxes and other charges have been paid prior to delinquency, then the borrower will not be required to escrow such taxes and other charges to the extent so paid.

Lockbox / Cash Management. The HQ @ First Whole Loan is structured with a hard lockbox and springing cash management. Revenues from the HQ @ First Property are required to be deposited into the lockbox account directly by tenants and any funds received by the borrower and property manager are required to be deposited within two business days of receipt. Funds deposited in the lockbox account are required to be swept as directed by the borrower into the borrower’s operating account, unless a Cash Sweep Period has occurred and is continuing, in which case such funds are required to be swept on a daily basis into the cash management account and applied and disbursed in accordance with the HQ @ First Whole Loan documents.

A “Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event (as defined below) and continuing until the earlier of (a) the date of the related Cash Sweep Event Cure (as defined below), or (b) until payment in full of all principal and interest on the HQ @ First Whole Loan and all other amounts payable under the HQ @ First Whole Loan documents or repayment of the HQ @ First Whole Loan in accordance with the terms and provisions of the HQ @ First Whole Loan documents.

A “Cash Sweep Event” means the occurrence of: (a) an event of default; (b) any bankruptcy action of the borrower; (c) the debt yield being less than 5.25% for two consecutive calendar quarters (a “Debt Yield Trigger Event”); (d) the commencement of a Lease Sweep Period (as defined below); or (e) August 1, 2031 (an “ARD Trigger Event”).

A “Cash Sweep Event Cure” means (a) if the Cash Sweep Event is caused solely by the occurrence of a Debt Yield Trigger Event, the achievement of a debt yield of 5.25% for three consecutive calendar months or (b) if the Cash Sweep Event is caused by an event of default, the acceptance by the lender of a cure of such event of default (which the lender may reject or accept in its sole and absolute discretion) or waiver by the lender of such event of default in lender’s sole and absolute discretion, or (c) if the Cash Sweep Event is caused solely by a Lease Sweep Period, the Lease Sweep Period has ended. In no event is the borrower entitled to cure a Cash Sweep Event caused by a bankruptcy action of the borrower or an ARD Trigger Event.

A “Lease Sweep Period” will commence on the first due date following the occurrence of a Lease Sweep Trigger Event (as defined below) and end upon the occurrence of the related Lease Sweep Cure Event (as defined below).

A “Lease Sweep Trigger Event” means the occurrence of any of the following: (a) an insolvency proceeding by Micron, as more fully described in the HQ @ First Whole Loan documents (a “Lease Sweep Tenant Party Insolvency Proceeding”), (b) any default under Micron’s lease (the “Existing Lease”), as more fully described in the HQ @ First Whole Loan documents (an “Existing Lease Default Trigger Event”) and (c) Micron discontinuing or giving notice of its intent to discontinue its operations at 50% or more of its leased premises, as more fully described in the HQ @ First Whole Loan documents (an “Existing Tenant Go-Dark Trigger Event”).

A “Lease Sweep Cure Event” means the occurrence of the following: if the Lease Sweep Period commenced solely as a result of the occurrence of (a) a Lease Sweep Tenant Party Insolvency Proceeding involving Micron (“Lease Sweep Tenant Party”), (i) the applicable Lease Sweep Tenant Party Insolvency Proceeding has terminated without any modification to the Existing Lease or the Existing Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (ii) the Existing Lease has been assumed and assigned to an investment grade entity that is reasonably acceptable to the lender in a manner reasonably satisfactory to the lender; (b) an Existing Lease Default Trigger Event, (i) the date on which the subject default has been cured (and

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no other default under the Existing Lease then exists) or (ii) the borrower has entered into one or more replacement leases with respect to the portion of Micron’s premises for which Micron has discontinued its operations or its lease has expired or been terminated, satisfactory to the lender in accordance with the HQ @ First Whole Loan documents (a “Qualified Replacement Lease Cure Event”); and (c) an Existing Tenant Go-Dark Trigger Event, (i) the entirety of Micron’s premises in which Micron has discontinued its operations has been sublet to an investment grade entity that has accepted delivery thereof and such investment grade entity is paying full unabated rent at a contract rate no less than the contract rate then required under the Existing Lease with respect to such premises or (ii) a related Qualified Replacement Lease Cure Event has occurred.

Subordinate and Mezzanine Debt. The HQ @ First Property also secures the HQ @ First Subordinate Companion Notes, which have an aggregate Cut-off Date principal balance of $178,000,000. The HQ @ First Subordinate Companion Notes accrue interest at the initial interest rate prior to the ARD and the Adjusted Interest Rate after the ARD. The HQ @ First Senior Notes are senior in right of payment to the HQ @ First Subordinate Companion Notes.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$37,000,000	Title:	Fee
Cut-off Date Principal Balance:	$37,000,000	Property Type - Subtype:	Office – Suburban
% of IPB:	3.4%	Net Rentable Area (SF):	206,155
Loan Purpose:	Refinance	Location:	Parsippany, NJ
Borrower:	Jeffroad Green, LLC	Year Built / Renovated:	1968 / 2012
Borrower Sponsors:	Eugene R. Diaz, Edwin H. Cohen and James Riordan	Occupancy:	100.0%
Interest Rate:	4.19000%	Occupancy Date:	8/31/2021
Note Date:	10/26/2021	4th Most Recent NOI (As of):	$3,781,817 (12/31/2018)
Maturity Date:	11/1/2031	3rd Most Recent NOI (As of):	$4,027,463 (12/31/2019)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$4,054,917 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$4,002,441 (TTM 6/30/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	90.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$5,807,433
Call Protection:	L(24),D(93),O(3)	UW Expenses:	$2,229,257
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,578,176
Additional Debt:	No	UW NCF:	$3,293,682
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$54,400,000 / $264
Additional Debt Type:	N/A	Appraisal Date:	8/13/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$179
Taxes:	$54,432	$54,432	N/A	Maturity Date Loan / SF:	$144
Insurance:	$6,500	$6,500	N/A	Cut-off Date LTV:	68.0%
Replacement Reserves:	$3,436	$3,436	$164,924	Maturity Date LTV:	54.4%
TI/LC:	$20,273	$20,273	N/A	UW NCF DSCR:	1.52x
Outstanding TI:	$1,039,310	N/A	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,000,000		100.0%	Payoff Existing Debt	$35,430,648	95.8%
				Upfront Reserves	1,123,951	3.0
				Closing Costs	313,924	0.8
				Return of Equity	131,477	0.4
Total Sources	$37,000,000		100.0%	Total Uses	$37,000,000	100.0%

(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 399 Jefferson Road mortgage loan (the “399 Jefferson Road Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee interest in a 206,155 square foot office property located in Parsippany, New Jersey (the “399 Jefferson Road Property”). The 399 Jefferson Road Mortgage Loan was originated by KeyBank and has an outstanding principal balance as of the Cut-off Date of $37.0 million. The 399 Jefferson Road Mortgage Loan has a 10-year term and amortizes on a 30-year schedule.

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The Property. The 399 Jefferson Road Property is a 206,155 square foot, Class A, office property located on a 21.96-acre parcel in Parsippany, New Jersey. The 399 Jefferson Road Property consists of one single-story building constructed in 1968, renovated in 2012 and 100.0% occupied by two tenants. The improvements are comprised of approximately 75% office and 25% research and development space. The research and development space contains 16-24 foot ceiling heights and four loading docks. The 399 Jefferson Road Property contains 1,018 parking spaces, resulting in a parking ratio of 4.9 parking spaces per 1,000 square feet of net rentable area.

The borrower sponsor acquired the 399 Jefferson Road Property as a vacant building in 2010 and subsequently Pinnacle Foods leased 85,000 square feet at the 399 Jefferson Road Property, then expanded their space to approximately 104,000 square feet in early 2011. In 2012, EBI, LLC (“Zimmer Biomet”) leased approximately 102,000 square feet of space, which included 28,000 square feet of additional space the borrower sponsor constructed, and consequently the 399 Jefferson Road Property became 100.0% leased. Since acquisition in 2010, the borrower sponsor reports investing approximately $35.95 million in capital improvements at the 399 Jefferson Road Property.

COVID-19 Update. As of October 20, 2021, the 399 Jefferson Road Property is open and operating. Tenants representing approximately 100% of the occupied square footage at the 399 Jefferson Road Property and approximately 100% of the underwritten base rent made their September 2021 and October 2021 rental payments. As of the date of this term sheet, the 399 Jefferson Road Mortgage Loan is not subject to any modification or forbearance requests.

Major Tenants.

Remarkable Foods (subleased from Conagra Brands, Inc.) (103,931 square feet; 50.4% NRA; 47.5% of underwritten base rent): Remarkable Foods, founded in 2018 and launched in June 2020 as Wonder, strives to deliver restaurant quality meals to customers’ homes. Wonder acquired exclusive long-standing rights to many chef’s and restaurant’s recipes, such as Bobby Flay, Nancy Silverton, Jonathan Waxman, Daisuke Nakazawa, Michael Symon, Marc Murphy, Seamus Mullen, Thomas Chen and JJ Johnson across many cuisines, such as American, Italian, Mexican, Spanish, Japanese, Middle Eastern, and Thai. The food is prepped at large-scale automated central kitchens, then finished and delivered in mobile kitchens located in neighborhoods. This process allows Wonder to deliver meals without having to inflate the menu prices and charge delivery fees. Wonder’s current service area is in select neighborhoods in Northern New Jersey.

Remarkable Foods currently leases its space at the 399 Jefferson Road Property via a sublease with Pinnacle Foods which was purchased by Conagra Brands, Inc. (“Conagra”) (NYSE: CAB; rated Baa3/BBB-/BBB- by Moody’s/S&P/Fitch). The Conagra lease contract rent is $25.00 per square foot and the lease expiration date is April 15, 2023. Under the sublease agreement, Remarkable Food pays $14.50 per square foot. Remarkable Foods executed a direct lease with the borrower for $26.00 per square foot which commences on April 16, 2023, contains annual 2% rental increases, expires on April 15, 2031, has two five-year renewal options and no termination options. The lease was underwritten at $25.00 per square foot. Remarkable Foods posted an evergreen letter of credit in the amount of $3 million and is required to increase the amount to $4.5 million by June 21, 2022, with an expiration date (or renewals thereof) no earlier than July 15, 2041. Provided no event of default has occurred and is continuing Remarkable Foods has the right to reduce the letter of credit to $1.5 million upon tenant becoming a publicly traded entity with an investment grade rating by two rating agencies, or if tenant is acquired by an investment grade entity that guarantees the lease. Landlord will have the right to draw down such letter of credit to compensate or reimburse Landlord if base rent, additional rent, or other sum payable by tenant to landlord is not paid when due, following the expiration of any applicable grace and notice periods expressly set forth in the lease, or if landlord makes any payments on behalf of tenant, or tenant fails to perform any of its obligations under the lease. The letter of credit was assigned to the lender.

Zimmer Biomet (102,224 square feet; 49.6% NRA; 52.5% of underwritten base rent): Zimmer Biomet Holdings, Inc. (NYSE: ZBH; rated Baa3/BBB/BBB by Moody’s/S&P/Fitch) together with its subsidiaries, designs, manufactures, and markets musculoskeletal healthcare products and solutions in the Americas, Europe, the Middle East, Africa, and the Asia Pacific. The company provides orthopedic reconstructive products, such as knee and hip replacement products; S.E.T. products, including sports medicine, biologics, foot and ankle, extremities, and trauma products; spine products comprising medical devices and surgical instruments; and face and skull reconstruction products, as well as products that fixate and stabilize the bones of the chest to facilitate healing or reconstruction after open heart surgery, trauma, or for deformities of the chest. It also offers dental reconstructive implants, and dental prosthetic and regenerative products, as well as surgical, bone cement, and office-based technology products. Zimmer Biomet Holdings, Inc. was founded in 1927 and is headquartered in Warsaw, Indiana.

Zimmer Biomet leases its space under a 15-year lease that expires July 31, 2028 with two, five-year extension options and no termination options. Zimmer Biomet posted an evergreen letter of credit in the amount of $5,213,424. Provided no event of default has occurred and is continuing Zimmer Biomet has the right to reduce the letter of credit to $1.0 million if the tenant’s investment grade rating increases to “A3” or better by Moody’s. Landlord has the right to draw down such letter of credit to compensate or reimburse Landlord if base rent, additional rent, or other sum payable by tenant to landlord is not paid when due, following the expiration of any applicable grace and notice periods expressly set forth in the lease, or if landlord makes any payments on behalf of tenant, or tenant fails to perform any of its obligations under the lease. The letter of credit was assigned to the lender.

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Environmental. According to a Phase I environmental assessment dated August 4, 2021, there was no evidence of any recognized environmental conditions at the 399 Jefferson Road Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of August 31, 2021.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
Remarkable Foods(3)	NR / NR / NR	103,931	50.4%	$25.00	$2,598,275	47.5%	4/15/2031
Zimmer Biomet	Baa3 / BBB / BBB	102,224	49.6%	28.11	2,873,517	52.5%	7/31/2028
Occupied Collateral Total		206,155	100.0%	$26.54	$5,471,792	100.0%

Vacant Space		0	0.0%

Collateral Total		206,155	100.0%

(1)	Based on the underwritten rent roll dated August 31, 2021.

(2)	UW Base Rent PSF and UW Base Rent includes straight-line rent for Zimmer Biomet totaling $113,469.

(3)	Pinnacle Food (acquired by Conagra; Moody’s Baa3, S&P BBB-, Fitch BBB-) leases the space for $25.00 PSF and subleases the space to Remarkable Foods for $14.50 PSF through 4/15/2023. The Remarkable Foods direct lease commences on 4/16/2023, has a rental rate of $26.00 PSF and expires 4/15/2031.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	1	102,224	49.6	2,873,517	52.5	102,224	49.6%	$2,873,517	52.5%
2029	0	0	0.0	0	0.0	102,224	49.6%	$2,873,517	52.5%
2030	0	0	0.0	0	0.0	102,224	49.6%	$2,873,517	52.5%
2031	1	103,931	50.4	2,598,275	47.5	206,155	100.0%	$5,471,792	100.0%
2032 & Beyond	0	0	0.0	0	0.0	206,155	100.0%	$5,471,792	100.0%
Total	2	206,155	100.0%	$5,471,792	100.0%
(1)	Based on the underwritten rent roll dated August 31, 2021.

(2)	UW Base Rent Expiring and % of UW Base Rent Expiring include straight-line average rent for Zimmer Biomet through its lease term totaling $113,469.

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Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,152,640	$5,202,420	$5,202,420	$5,241,396	$5,358,323	$25.99	83.0%
Rent Steps(3)	0	0	0	0	113,469	0.55	1.8
Vacant Income	0	0	0	0	0	0.0	0.0
Gross Potential Rent	$5,152,640	$5,202,420	$5,202,420	$5,241,396	$5,471,792	$26.54	84.8%
Total Reimbursements	1,058,811	1,018,398	629,326	733,186	980,912	4.76	15.2
Net Rental Income	$6,211,451	$6,220,818	$5,831,746	$5,974,582	$6,452,704	$31.30	100.0%
Other Income	0	15,748	16,999	0	0	0.0	0.0
(Vacancy/Credit Loss)	0	0	0	0	(645,270)	(3.13)	(10.0)
Effective Gross Income	$6,211,451	$6,236,566	$5,848,745	$5,974,582	$5,807,433	$28.17	90.0%
Total Expenses	$2,429,634	$2,209,103	$1,793,828	$1,972,141	$2,229,257	$10.81	38.4%
Net Operating Income	$3,781,817	$4,027,463	$4,054,917	$4,002,441	$3,578,176	$17.36	61.6%
Total TI/LC, Capex/RR	0	0	0	0	284,494	1.38	4.9
Net Cash Flow	$3,781,817	$4,027,463	$4,054,917	$4,002,441	$3,293,682	$15.98	56.7%
(1)	TTM reflects the trailing 12-month period ending June 30, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rent Steps includes the straight-line rent for Zimmer Biomet totaling $113,469.

The Market. The 399 Jefferson Road Property is located on Jefferson Road in Parsippany, New Jersey approximately 3 miles south of Interstate-80 and 1.5 miles east of Interstate-287. Parsippany-Troy Hills is a suburban community located approximately 19 miles northwest of Newark, New Jersey and 29 miles northwest of New York City. The 399 Jefferson Road Property is surrounded primarily by office, industrial and multi-family commercial uses. Public transportation is available near the 399 Jefferson Road Property with bus stops on Jefferson Road and commuter train stations located in nearby Covent Station or Morristown.

The 399 Jefferson Road Property is located in the Northern New Jersey office market and the Parsippany office submarket. According to a third-party market research report, as of August 2021, the market had an inventory of approximately 153.2 million square feet, overall vacancy in the market of approximately 13.9% and average asking rent of $26.30 per square foot. The appraisal provided an analysis of properties located in Parsippany which directly compete with the 399 Jefferson Road Property. The competitive dataset analysis consists of 13 properties containing approximately 2.6 million square feet with an average vacancy rate of 7.1% and average rents ranging from $27.75 to $28.08 per square foot. According to a third party report the estimated 2021 population within a one-, three- and five-mile radius is 6,857, 55,007, and 143,853, respectively. The estimated 2021 median household income within a one-, three- and five-mile radius was $114,815, $106,683 and $111,579, respectively.

Comparable Office Leases(1)
Property Name/Location	Property Type	Year Built / Renovated	Occ.	NRA (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
399 Jefferson Road Parsippany, NJ	Office - Suburban	1968 / 2012	100.0%	206,155	Various	Various	$26.54(2)	Various	Various
Center of Morris County Parsippany, NJ	Office	2001 / 2015	92.7%	410,000	Midea America	26,951	$30.00	Nov-21	132
Mount Kemble Corporate Center Morristown, NJ	Office - Suburban	2000 / NAP	83.8%	128,250	WSP	15,700	$28.50	Jan-22	84
Kemble Plaza I Morristown, NJ	Office - Suburban	1984 / 2021	48.4%	413,000	CIT Bank Group	200,418	$32.50	Sept-19	180
Morris Corporate Center IV Parsippany, NJ	Office - Suburban	1999 / NAP	69.7%	185,735	Sax LLP	39,810	$31.00	Jan-20	132
Harding Plaza Morristown, NJ	Office - Suburban	1981 / 2007	92.5%	106,000	Dynamic Sales	20,261	$27.50	Feb-21	60
325 Columbia Turnpike Florham Park, NJ	Office - Suburban	1987 / NAP	85.0%	168,144	Heritage Abstract Company	59,000	$27.50	Dec-20	132
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 31, 2021, which reflects Zimmer Biomet’s straight-line average rent through its lease term.

The Borrower. The borrowing entity for the 399 Jefferson Road Mortgage Loan is Jeffroad Green, LLC a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 399 Jefferson Road Mortgage Loan.

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The Borrower Sponsors. The borrower sponsors are Eugene R. Diaz, Edwin H. Cohen and James Riordan. Eugene R. Diaz and Edwin H. Cohen are principal partners of Prism Capital Partners, LLC (“Prism”), an experienced real estate owner and operator. Prism focuses on identifying, acquiring, and creating, value-added opportunities in office, retail, industrial, and residential properties primarily located in markets within the tri-state region of New York, New Jersey and Connecticut.

Since its inception in 2002, Prism has leased more than 8 million square feet of commercial space, sold or acquired more than $1 billion worth of commercial assets on behalf of third-party clients, developed more than 3.5 million square feet of space, and acquired more than 12 million square feet of assets valued at more than $1.7 billion as a principal investor.

Property Management. The 399 Jefferson Road Property is managed by Prism Property Services, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $54,432 for real estate taxes, (ii) approximately $6,500 for insurance (iii) approximately $3,436 for replacement reserves, (iv) approximately $20,273 for TI/LC reserves and (v) $1,039,310 for tenant improvements and leasing commissions related to the Remarkable Foods premises.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $54,432.

Insurance Escrows – On a monthly basis, the borrower is required to escrow approximately 1/12th of the annual estimated insurance premium, which currently equates to approximately $6,500.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $3,436 for replacement reserves, capped at approximately $164,924.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $20,273 for tenant improvements and leasing commissions.

Major Tenant Rollover Reserve – During the continuance of a Major Tenant Cash Sweep Period (as defined below), the borrower will be required to deposit with the lender all excess cash flow for tenant improvement and leasing commissions incurred in connection with the leasing of the Major Tenant’s (as defined below) premises, provided, if such Major Tenant Cash Sweep Period relates solely to a Major Tenant Vacation (as defined below) all excess cash flow will be capped at an amount equal to $50.00 per square foot of the space occupied or formerly occupied by the Major Tenant that caused such Major Tenant Vacation.

Lockbox / Cash Management. The 399 Jefferson Road Mortgage Loan documents require a hard lockbox with springing cash management. The borrower is required to establish and maintain a lockbox account controlled by the lender and to direct each tenant of the 399 Jefferson Road Property to deposit funds directly into the lockbox account. Notwithstanding the foregoing, the borrower and property manager are required to deposit all revenues otherwise received into the lockbox account within one business day of receipt. Provided no Cash Sweep Period is in effect, all amounts on deposit in the lockbox account will be transferred on each business day to an account controlled by the borrower. During the continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be transferred on each business day to a cash management account controlled by the lender and applied and disbursed in accordance with the 399 Jefferson Road Mortgage Loan documents, with any excess cash held by the lender as additional security for the 399 Jefferson Road Mortgage Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the 399 Jefferson Road Mortgage Loan documents and will continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the borrower (in no event will a Cash Sweep Period due to a bankruptcy action of the borrower be cured); (iii) the occurrence of any bankruptcy action of the property manager, and will continue until the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action; (iv) the date on which the debt service coverage ratio as calculated in the 399 Jefferson Road Mortgage Loan documents based on the trailing three-month period is less than 1.15x and will continue until the debt service coverage ratio based on the trailing three-month period is at least 1.20x for two consecutive quarters; or (v) the occurrence of a Major Tenant Cash Sweep Period (as defined below) and will continue until cured.

A “Major Tenant Cash Sweep Period” will commence on the occurrence of any of the following: (i) any bankruptcy action of ConAgra, Remarkable Foods, or Zimmer Biomet, any successor or assign thereof as tenant under the lease, or any subsequent tenant under a replacement lease (each a “Major Tenant”); (ii) the earlier to occur of (a) the date that either Zimmer Biomet or Remarkable Foods gives notice of its intention to vacate or abandon its premises or to go dark at such premises or (b) the date that a Major Tenant other than ConAgra vacates, abandons, surrenders, or goes dark at its applicable premises (“Major Tenant Vacation”); (iii) the continuation of any monetary default in amount exceeding one month’s base rent or 60 days’ additional rent by a Major Tenant under its lease beyond any applicable notice and cure periods; or (iv) with respect to the Major Tenant Lease of Zimmer Biomet or Remarkable Foods, the earlier to occur of (a) the date of any termination of such Major Tenant lease or (b) the earlier to occur of the date (x) that is 18 months prior to the expiration date of such Major Tenant lease (or any renewal or replacement thereof) or (y) on which notice for extension is due under the

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applicable Major Tenant lease. A Major Tenant Cash Sweep Period will end upon the following: (1) with respect to clause (i) above, the date that is 30 days after the date the applicable Major Tenant is no longer the subject of a bankruptcy or similar proceeding and the applicable Major Tenant has satisfied all other conditions under the 399 Jefferson Road Mortgage Loan documents, or the borrower has entered into one or more replacement leases for the entire Major Tenant premises with an acceptable replacement tenant under the 399 Jefferson Road Mortgage Loan documents; (2) with respect to clause (ii) above (other than a vacation by ConAgra), the applicable Major Tenant has resumed operations in its Major Tenant premises and has satisfied all other requirements under the 399 Jefferson Road Mortgage Loan documents or the borrower has entered into one or more replacement leases for the entire Major Tenant premises with an acceptable replacement tenant under the 399 Jefferson Road Mortgage Loan documents; (3) with respect to clause (iii) above, 30 days after the applicable Major Tenant has fully cured all applicable defaults under its lease; or (4) with respect to clause (iv) above, the borrower has provided acceptable evidence to the lender that the applicable Major Tenant has renewed the term of its lease pursuant to the terms set forth therein or the borrower has entered into one or more replacement leases for the entire Major Tenant premises with an acceptable replacement tenant under the 399 Jefferson Road Mortgage Loan documents.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.8%	Net Rentable Area (SF):	495,204
Loan Purpose:	Refinance	Location:	Mesa, AZ
Borrowers:	DT-SGE, LLC and DT-SGW, LLC	Year Built / Renovated:	2006-2007 / 2018-2021
Borrower Sponsors:	Daniel S. Smith, DANCIN Trust and Deck, L.L.C.	Occupancy:	94.2%
Interest Rate:	3.62000%	Occupancy Date:	8/19/2021
Note Date:	9/16/2021	4th Most Recent NOI (As of):	$6,702,107 (12/31/2018)
Maturity Date:	10/1/2031	3rd Most Recent NOI (As of):	$7,084,202 (12/31/2019)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$7,825,009 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$7,855,520 (TTM 6/30/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$10,880,707
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$2,965,897
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,914,811
Additional Debt(1):	Yes	UW NCF:	$7,236,205
Additional Debt Balance(1):	$47,125,000	Appraised Value / Per SF:	$112,600,000 / $227
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/26/2021

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$156
Taxes:	$676,125	$112,687	N/A	Maturity Date Loan / SF:	$140
Insurance:	$107,343	$10,734	N/A	Cut-off Date LTV:	68.5%
Replacement Reserves:	$6,435	$6,435	$231,651	Maturity Date LTV:	61.8%
TI/LC Reserve:	$47,871	$47,871	$1,723,344	UW NCF DSCR:	1.72x
Existing TI/LC Reserve:	$47,600	$0	N/A	UW NOI Debt Yield:	10.3%
Rent Concession Reserve:	$22,000	$0	N/A

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$77,125,000		93.1%	Payoff Existing Debt	$81,342,904	98.2%
Borrower Sponsor Equity	5,701,350		6.9	Upfront Reserves	907,374	1.1
				Closing Costs	576,072	0.7
Total Sources	$82,826,350		100.0%	Total Uses	$82,826,350	100.0%

(1)	The Superstition Gateway Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate original principal balance of $77,125,000. The financial information presented in the chart above is based on the Superstition Gateway Whole Loan (as defined below).
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Superstition Gateway mortgage loan is part of a whole loan evidenced by four pari passu promissory notes in the aggregate original principal amount of $77,125,000 (the “Superstition Gateway Whole Loan”), which is secured by a first priority fee mortgage encumbering an anchored retail property located in Mesa, Arizona (the “Superstition Gateway Property”). The non-controlling Note A-2 and non-controlling Note A-3 (collectively, the “Superstition Gateway Mortgage Loan”), with an aggregate original principal amount of $30,000,000, will be included in the BBCMS 2021-C12 securitization trust. The controlling Note A-1 and non-controlling Note A-4 were contributed to the MSC 2021-L7 securitization trust. The Superstition Gateway Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2021-L7 securitization trust. Proceeds of the Superstition Gateway Whole Loan, along with approximately $5.7 million of borrower sponsor equity, were used to pay off a prior loan, fund reserves and pay closing costs. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

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Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$40,000,000	MSC 2021-L7	Yes
A-2	$20,000,000	BBCMS 2021-C12	No
A-3	$10,000,000	BBCMS 2021-C12	No
A-4	$7,125,000	MSC 2021-L7	No
Total	$77,125,000

The Property. The Superstition Gateway Property is a 495,204 SF anchored retail property situated on a 65.8-acre site in Mesa, Arizona and constructed in two phases in 2006 and 2007. The west phase (“Superstition Gateway West”) of the Superstition Gateway Property contains 244,451 SF of owned net rentable area and ground leased parcels with an aggregate of 100,308 SF of improvements owned by the respective ground tenants, Kohl’s, KFC, Chase Bank, and Del Taco. The east phase (“Superstition Gateway East”) of the Superstition Gateway Property contains 136,906 SF of owned net rentable area and ground leased parcels with an aggregate of 13,539 SF of improvements owned by the respective ground tenants, Chili’s Grill, Village Inn, and In-N-Out Burger. Superstition Gateway West is anchored by Kohl’s and Superstition Gateway East is anchored by AMC Theaters and LA Fitness. The Superstition Gateway Property contains 3,332 parking spaces, resulting in a parking ratio of approximately 6.7 parking spaces per 1,000 square feet. The Superstition Gateway Property is also shadow anchored by a Walmart Supercenter.

As of August 19, 2021, the Superstition Gateway Property was 94.2% occupied by 59 tenants. In addition to anchor tenants Kohl’s, LA Fitness, and AMC Theaters, the Superstition Gateway Property contains junior anchors Ross Dress for Less, Bed, Bath & Beyond, Michaels, Marshalls, and PetSmart, which collectively represent 25.2% of the NRA and 19.7% of the underwritten base rent. Including Kohl’s, seven tenants totaling 113,847 SF or 23.0% of the NRA and 13.6% of underwritten base rent have ground leases in place where the tenants lease ground from the borrowers and own the related improvements during the applicable ground lease term. Excluding Kohl’s, no other tenant occupies more than 9.1% of the NRA or accounts for more than 9.7% of the underwritten base rent. Since January 2020, 20 tenants totaling 134,428 SF or 27.1% of NRA and 29.6% of the underwritten base rent executed new or renewal leases at the Superstition Gateway Property.

COVID-19 Update. As of September 10, 2021, the borrowers have reported that the Superstition Gateway Property is open and operating, with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full August 2021 rent payments. Eight tenants (13.7% of NRA and 19.2% of underwritten rent) are still in the process of repaying deferred rent pursuant to the terms of repayment agreements with remaining repayment terms that range between two and 26 months. The borrowers for the previous mortgage loan on the Superstition Gateway Property entered into a forbearance agreement with the previous lender. The previous lender agreed to five months of forbearance of all interest payments and reserve deposits due on the previous loan on the payment dates from May through September 2020, totaling approximately $2,274,809. Such amounts were repaid on December 18, 2020, prior to origination of the Superstition Gateway Whole Loan and nine months ahead of schedule. As of the date of this term sheet, the Superstition Gateway Whole Loan is not subject to any modification or forbearance requests.

Major Tenants.

Kohl’s Corporation (88,904 SF, 18.0% of NRA, 2.6% of underwritten rent) (“Kohl’s”). Kohl’s is a specialty department store offering exclusive and national brand apparel, shoes, accessories, beauty and home products. Kohl’s operates more than 1,100 stores across 49 states and employs more than 85,000 people. Situated in Superstition Gateway West, Kohl’s owns its improvements and leases the underlying land under a ground lease that commenced October 1, 2006 and expires January 31, 2027, with eight, five-year renewal options.

LA Fitness (45,000 SF, 9.1% of NRA, 9.7% of underwritten rent). LA Fitness is a chain of health clubs with more than 700 clubs across the United States and Canada. LA Fitness has been a tenant at Superstition Gateway East since 2007 and has a current lease expiration of June 30, 2034, with three, five-year renewal options.

AMC Theaters (42,280 SF, 8.5% of NRA, 8.9% of underwritten rent). AMC Theaters is an American movie theater chain with approximately 1,000 theaters and 11,000 screens primarily located in the United States and Europe. AMC Theaters has been a tenant at Superstition Gateway East since 2017 and has a lease expiration of May 31, 2033, with three, five-year renewal options.

Ross Dress for Less (30,187 SF, 6.1% of NRA, 5.0% of underwritten rent). Ross Dress for Less is an apparel and home fashion department store chain in the United States with 1,611 locations in 40 states, the District of Columbia and Guam. Ross Dress for Less has been a tenant at Superstition Gateway West since 2007 and has a current lease expiration of January 31, 2028, with three, five-year renewal options remaining.

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No. 8 – Superstition Gateway

Bed, Bath & Beyond (28,042 SF, 5.7% of NRA, 4.3% of underwritten rent). Bed, Bath & Beyond is an omnichannel retailer that sells an assortment of home, baby, beauty, and wellness merchandise, operating under the three main brands of Bed, Bath & Beyond, buybuy BABY, and Harmon Health and Beauty. As of February 27, 2021, Bed, Bath & Beyond operated 834 Bed, Bath & Beyond stores worldwide. Bed, Bath & Beyond has been a tenant at Superstition Gateway West since 2007 and has a current lease expiration of January 31, 2032, and has three, five-year renewal options remaining.

Environmental. According to a Phase I environmental site assessment dated July 13, 2021, there was no evidence of any recognized environmental conditions at the Superstition Gateway Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
84.7%	88.2%	88.4%	94.2%
(1)	Occupancy % shown is the average occupancy for each respective year.
(2)	Current Occupancy is as of August 19, 2021.

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Kohl’s(4)	Baa2/BBB-/BBB-	88,904	18.0%	$2.49	$221,400	2.6%	1/31/2027
LA Fitness	NR/NR/NR	45,000	9.1	18.08	813,600	9.7	6/30/2034
AMC Theaters	Caa2/CCC+/NR	42,280	8.5	17.62	745,080	8.9	5/31/2033
Ross Dress for Less	A2/BBB+/NR	30,187	6.1	14.00	422,618	5.0	1/31/2028
Bed, Bath & Beyond	B1/B+/NR	28,042	5.7	13.00	364,546	4.3	1/31/2032
Major Tenants		234,413	47.3%	$10.95	$2,567,244	30.6%

Other Tenants		231,960	46.8%	$25.12	$5,827,659	69.4%

Occupied Collateral Total / Wtd. Avg.		466,373	94.2%	$18.00	$8,394,903	100.0%

Vacant Space		28,831	5.8%

Collateral Total		495,204	100.0%

(1)	Based on underwritten rent roll dated August 19, 2021.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent include rent steps totaling $173,923 through April 2022.
(4)	Kohl’s owns its improvements and leases the underlying land under a ground lease that commenced October 1, 2006 and expires January 31, 2027, with eight, five-year renewal options.

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No. 8 – Superstition Gateway

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	28,831	5.8%	NAP	NAP	28,831	5.8%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	28,831	5.8%	$0	0.0%
2022	8	20,272	4.1	602,150	7.2	49,103	9.9%	$602,150	7.2%
2023	3	16,149	3.3	401,074	4.8	65,252	13.2%	$1,003,224	12.0%
2024	6	12,380	2.5	380,049	4.5	77,632	15.7%	$1,383,273	16.5%
2025	5	11,847	2.4	376,835	4.5	89,479	18.1%	$1,760,108	21.0%
2026	9	21,174	4.3	702,425	8.4	110,653	22.3%	$2,462,533	29.3%
2027	13	153,479	31.0	2,057,774	24.5	264,132	53.3%	$4,520,308	53.8%
2028	5	51,824	10.5	961,924	11.5	315,956	63.8%	$5,482,231	65.3%
2029	2	24,786	5.0	331,346	3.9	340,742	68.8%	$5,813,577	69.3%
2030	1	10,880	2.2	195,840	2.3	351,622	71.0%	$6,009,417	71.6%
2031	3	25,700	5.2	370,100	4.4	377,322	76.2%	$6,379,517	76.0%
2032 & Beyond	4	117,882	23.8	2,015,386	24.0	495,204	100.0%	$8,394,903	100.0%
Total	59	495,204	100.0%	$8,394,903	100.0%
(1)	Based on the underwritten rent roll dated August 19, 2021.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps totaling $173,923 through April 2022.

Operating History and Underwritten Net Cash Flow

	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,461,128	$7,835,249	$8,495,776	$8,473,047	$8,394,903	$16.95	71.7%
Vacant Income	0	0	0	0	669,078	1.35	5.7
Gross Potential Rent	$7,461,128	$7,835,249	$8,495,776	$8,473,047	$9,063,981	$18.30	77.4%
Total Reimbursements	2,080,743	2,057,195	2,175,296	2,322,608	2,639,475	5.33	22.6
Net Rental Income	$9,541,871	$9,892,444	$10,671,072	$10,795,655	$11,703,457	$23.63	100.0%
Other Income	18,585	5,665	7,150	6,600	0	0.00	0.0
(Vacancy/Credit Loss)	0	0	0	0	(822,749)	(1.66)	(7.0)
Effective Gross Income	$9,560,456	$9,898,109	$10,678,222	$10,802,255	$10,880,707	$21.97	93.0%
Total Expenses	$2,858,348	$2,813,908	$2,853,212	$2,946,736	$2,965,897	$5.99	27.3%
Net Operating Income	$6,702,107	$7,084,202	$7,825,009	$7,855,520	$7,914,811	$15.98	72.7%
Capital Expenditures	0	0	0	0	99,041	0.20	0.9
TI/LC	0	0	0	0	579,565	1.17	5.3
Net Cash Flow	$6,702,107	$7,084,202	$7,825,009	$7,855,520	$7,236,205	$14.61	66.5%
(1)	TTM represents the trailing 12 months ending June 30, 2021.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on the August 19, 2021 rent roll and includes rent steps totaling $173,923 through April 2022.

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No. 8 – Superstition Gateway

The Market. The Superstition Gateway Property is located in Mesa, Maricopa County, Arizona, within the Phoenix-Mesa-Scottsdale metropolitan area. The Superstition Gateway Property is situated in a neighborhood that consists of primarily retail, multifamily, and industrial uses. Primary highway access to the area is provided by U.S. 60 and the Loop 202 Freeway. U.S. 60 is a major arterial that crosses the area in an east-west direction and eventually connects to Interstate 10 near Phoenix. Access to the Superstition Gateway Property from U.S. 60 is provided by South Signal Butte Road. The Phoenix-Mesa Airport is located approximately seven miles southwest of the Superstition Gateway Property and serves as a demand generator and employer for surrounding residential communities, according to the appraisal. Other nearby developments include Eastmark, a 3,154-acre master-planned community located approximately three miles south of the Superstition Gateway Property and adjacent to the Elliot Road Technology Corridor, which is home to Apple’s Global Operations Center.

According to a third party market research report, the estimated 2021 populations within a one-, three- and five-mile radius of the Superstition Gateway Property were 10,552, 94,401, and 205,358, respectively, which represent annual growth rates since 2010 of 3.82%, 1.83%, and 2.16%. The 2021 median household incomes within the same radii were $86,206, $61,673, and $61,767, respectively. According to a third party market research report, the East Valley multifamily submarket has a vacancy rate of 2.7% and more than 2,000 units under construction as of the second quarter of 2021, with a 284-unit complex under construction just to the north of the Superstition Gateway Property.

According to the appraisal, the Superstition Gateway Property is part of the Phoenix retail market and the Gateway Airport retail submarket. As of the second quarter of 2021, the Phoenix retail market consisted of approximately 235.9 million SF of retail space with an overall market vacancy of 7.9% and average asking rents of approximately $15.82 PSF. The Gateway Airport retail submarket consisted of approximately 2.9 million SF of retail space with an overall market vacancy of 4.3% and average asking rents of approximately $12.88 PSF as of the second quarter of 2021. For the trailing four quarters ending as of the second quarter of 2021, the Gateway Airport retail submarket had approximately 54,955 SF of retail inventory delivered and had positive net absorption of 126,769 SF.

The appraisal concluded a market rent at the Superstition Gateway Property for large anchor spaces to be $7.00 PSF, junior anchor spaces to be $13.00 PSF, small anchor spaces, fitness spaces, and movie theater spaces to be $18.00 PSF, and restaurant spaces to range from $35.00 PSF to $45.00 PSF.

The following table presents certain information relating to comparable retail leases with respect to the Superstition Gateway Property:

Comparable Lease Summary(1)
Property	Year Built	Distance from Subject	NRA (SF)	Tenant	Lease Area (SF)	Lease Comm. Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
Red Mountain Gateway Mesa, AZ	2017	9.7 miles	6,000	Cafe Rio	2,800	Jan-18	$40.00	5.0	Triple Net
Augusta Ranch Mesa, AZ	2000	2.5 miles	97,714	Royal Dental	1,742	Oct-16	$25.34	3.2	Triple Net
The Highland Gilbert, AZ	2017	7.6 miles	6,242	Gather Loft	4,860	Feb-20	$38.00	10.0	Triple Net
Higley Plaza Gilbert, AZ	2017	13.5 miles	54,930	Valley Wellness Spa	2,100	Feb-19	$32.00	5.0	Triple Net
The Steelyard - Gilbert Road Chandler, AZ	2020	21.4 miles	26,201	National Retailer	2,000	Dec-20	$37.00	10.1	Triple Net
Queen Creek Commons Queen Creek, AZ	2021	13.7 miles	22,400	Nail Salon	2,080	Aug-21	$40.00	10.0	Triple Net
Crossroads Towne Center Chandler, AZ	2005	17.8 miles	254,109	Local tenant	1,400	Mar-18	$30.00	5.0	Triple Net
Gilbert Gateway Towne Center North Gilbert, AZ	2005	8.9 miles	265,878	Retail tenant	7,631	Feb-21	$16.00	0.0	Triple Net

(1)	Source: Appraisal.

The Borrowers. The borrowers are DT-SGE, LLC and DT-SGW, LLC, each an Arizona limited liability company, structured to be a single purpose bankruptcy-remote entity with two independent directors. A non-consolidation opinion was provided in connection with the origination of the Superstition Gateway Whole Loan.

The Borrower Sponsors. The borrower sponsors and guarantors are Daniel S. Smith, DANCIN Trust, and Deck, L.L.C. Mr. Smith is the president and co-founder of Desert Troon Companies, a commercial real estate company based in Scottsdale, Arizona that manages a diverse portfolio of investments throughout the United States. Desert Troon Companies has been established for more than 30 years, focusing on ownership of commercial, retail and lifestyle properties. Desert Troon Companies’ current development and investment holdings include 600,000 square feet of commercial and retail projects, one fully-developed private golf resort community, a 150-unit apartment complex under development, and a marina consisting of over 1,000 wet and dry slips.

Property Management. The Superstition Gateway Property is managed by Troon Management Company, an affiliate of the borrower sponsors.

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No. 8 – Superstition Gateway

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $676,125 for real estate taxes, (ii) $107,343 for insurance premiums, (iii) $6,435 for replacement reserves, (iv) 47,871 for TI/LC reserves, (v) $47,600 for outstanding tenant improvement allowances related to Chipotle and Paleta Bar and (vi) $22,000 for rent concessions related to Paleta Bar.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $112,687.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $10,734.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $6,435 for replacement reserves, subject to a cap on collections equal to $231,651.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $47,871 for tenant improvements and leasing commissions, subject to a cap on collections equal to $1,723,344.

Lockbox / Cash Management. The Superstition Gateway Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct each tenant of the Superstition Gateway Property to deposit funds directly into the lockbox account controlled by the lender. Notwithstanding the foregoing, the borrowers or property manager are required to deposit all revenues otherwise received into the lockbox account within one business day of receipt. Provided no Cash Sweep Event (as defined below) is in effect, all amounts on deposit in the lockbox account will be transferred on each business day to an account controlled by the borrowers. Upon the occurrence of a Cash Sweep Event, all sums on deposit in the lockbox account are required to be transferred on each business day to a cash management account controlled by the lender and applied and disbursed in accordance with the Superstition Gateway Whole Loan documents, with any excess cash held by the lender as additional security for the Superstition Gateway Whole Loan during the continuance of such Cash Sweep Event.

A “Cash Sweep Event” will commence upon: (i) the occurrence of an event of default under the Superstition Gateway Whole Loan documents and will continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the borrowers (in no event will a Cash Sweep Event due to a bankruptcy action of the borrowers be cured); (iii) the occurrence of any bankruptcy action of the property manager, and will continue until the borrowers replace the manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action; or (iv) the date on which the amortizing debt service coverage ratio as calculated in accordance with the Superstition Gateway Whole Loan documents based on the trailing three-month period is less than 1.20x and will continue until the amortizing debt service coverage ratio based on the trailing three-month period is at least 1.25x for two consecutive quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 9 – Midwest Trade Center

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No. 9 – Midwest Trade Center

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No. 9 – Midwest Trade Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,900,000	Title:	Fee
Cut-off Date Principal Balance:	$27,900,000	Property Type - Subtype:	Industrial – Warehouse / Cold Storage
% of IPB:	2.6%	Net Rentable Area (SF):	678,996
Loan Purpose:	Refinance	Location:	Westville, IN
Borrower:	NP Westville Industrial, LLC	Year Built / Renovated:	1981 / 2020
Borrower Sponsor:	NorthPoint Holdings, LLC	Occupancy:	96.8%
Interest Rate:	3.18000%	Occupancy Date:	8/16/2021
Note Date:	9/30/2021	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	10/1/2031	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of)(3):	$2,025,639 (TTM 7/31/2021)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,328,709
Call Protection:	L(25),D(92),O(3)	UW Expenses:	$997,946
Lockbox / Cash Management:	Springing	UW NOI(3):	$3,330,763
Additional Debt:	No	UW NCF:	$2,860,283
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$50,500,000 / $74
Additional Debt Type:	N/A	Appraisal Date:	9/2/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$41
Taxes:	$0	$15,523	N/A	Maturity Date Loan / SF:	$41
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.2%
Replacement Reserves:	$11,317	$11,317	$815,000	Maturity Date LTV:	55.2%
TI/LC:	$14,146	$14,146	$1,350,000	UW NCF DSCR:	3.18x
Rent Concession Reserve:	$125,691	$0	N/A	UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,900,000		100.0%	Payoff Existing Debt	$23,492,805	84.2%
				Return of Equity	3,902,052	14.0
				Closing Costs	353,989	1.3
				Upfront Reserves	151,154	0.5
Total Sources	$27,900,000		100.0%	Total Uses	$27,900,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(2)	2nd Most Recent NOI, 3rd Most Recent NOI and 4th Most Recent NOI are unavailable as the borrower sponsor purchased the Midwest Trade Center Property (as defined below) as a vacant building in January 2019.

(3)	The increase in UW NOI from Most Recent NOI is attributed to the lease-up of the Midwest Trade Center Property in 2020 as well as contractual rent steps and straight-line rent totaling $819,998.

The Loan. The Midwest Trade Center mortgage loan (the “Midwest Trade Center Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee interest in a 678,996 square foot industrial property located in Westville, Indiana (the “Midwest Trade Center Property”). The Midwest Trade Center Mortgage Loan was originated by KeyBank and has an outstanding principal balance as of the Cut-off Date of $27.9 million. The Midwest Trade Center Mortgage Loan has a 10-year term and is interest-only for the entire term.

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No. 9 – Midwest Trade Center

The Property. The Midwest Trade Center Property is a 678,996 square foot industrial property located in Westville, Indiana and situated on a 93.87-acre parcel. The Midwest Trade Center Property consists of one single-story building constructed in 1981 and renovated in 2020. The Midwest Trade Center Property features 117 dock-high doors, one drive-in door, two rail doors and clear ceiling heights ranging from 25 to 37 feet. The improvements are comprised of approximately 58% traditional dry warehouse, 38% cold storage, and 4% office space. The largest tenant, Dollar General, occupies the entirety of the cold storage space, totaling 255,463 square feet. The cold storage space contains no blast freezer space and the majority of the space is operated at 34 degrees Fahrenheit or higher. In addition, the Midwest Trade Center Property also contains on-site truck repair and truck washing buildings included in Dollar General’s net rentable area. The Midwest Trade Center Property contains 378 parking spaces, resulting in a parking ratio of 0.56 parking spaces per 1,000 square feet of net rentable area.

As of August 16, 2021, the Midwest Trade Center Property is 96.8% occupied by five tenants, with the only vacancy being a 21,999 square foot office space. Excluding Dollar General, no other tenant represents more than 14.7% of the underwritten base rent.

The borrower sponsor acquired the Midwest Trade Center Property as a vacant building in January 2019 from the prior owner-user and immediately signed a lease with Dollar General. The borrower sponsor then executed leases with the remaining tenants, and by the end of 2020, the Midwest Trade Center Property had achieved the 96.8% occupancy that it operates at as of August 16, 2021. Since acquisition, the borrower sponsor reports approximately $11.8 million of improvements invested in the Midwest Trade Center Property.

COVID-19 Update. As of September 30, 2021, the Midwest Trade Center Property is open and operating. Tenants representing approximately 100% of the occupied square footage at the Midwest Trade Center Property and approximately 100% of the underwritten base rent made their September 2021 and October 2021 rental payments. As of the date of this term sheet, the Midwest Trade Center Mortgage Loan is not subject to any modification or forbearance requests.

Major Tenants.

Dollar General (283,370 square feet; 41.7% NRA; 67.9% of underwritten base rent): Dollar General is a national chain of variety retail stores that sells name brand and private brand items that include food, snacks, health and beauty aids, cleaning supplies, basic apparel, housewares, seasonal items, and paper products. Founded in 1939 and headquartered in Goodlettsville, Tennessee, Dollar General has more than 17,000 stores in 46 states, 18 traditional distribution centers, and nine fresh distribution facilities. Dollar General’s location at the Midwest Trade Center Property serves as a cold storage hub for regional distribution to store locations in northern Indiana, southern Michigan and central Illinois. Specifically, Dollar General utilizes its cold storage space as cooler, freezer, and banana, potato and other wet produce storage. In addition to its 255,463 square feet of cold storage, Dollar General’s space also is comprised of 22,232 square feet of truck maintenance/washing space and 5,675 square feet of office space. Dollar General Corporation, as the parent company to the entity on the lease, fully guarantees the lease at the Midwest Trade Center Property. The lease commenced in July 2019 and expires in November 2030, with two, seven-year renewal options and no early termination options. Excess cash flow is required to be swept into a reserve account 12 months prior to Dollar General’s lease expiration date unless a Lease Renewal Event (as defined below) has occurred (see “Lockbox / Cash Management” below for details).

Pratt Paper (179,241 square feet; 26.4% NRA; 14.7% of underwritten base rent): Pratt Paper is a Georgia-based manufacturer of 100% recycled paper products and packaging. Pratt Paper has manufacturing facilities located in more than 25 states and employs 10,000 people across the United States. Pratt Paper’s lease at the Midwest Trade Center Property commenced in July 2020 and expires in November 2025, with two, three-year renewal options and no early termination options.

Lippert Components (109,142 square feet; 16.1% NRA; 11.5% of underwritten base rent): Lippert Components is a supplier of RV, manufactured home, marine and commercial automotive components. Founded in 1956, Lippert Components currently employs over 11,000 people across the United States and Europe and reports $2.7 billion in annual sales. Lippert Component’s lease at the Midwest Trade Center Property commenced in November 2020 and expires in February 2026, with two, five-year renewal options and no early termination options.

Environmental. According to a Phase I environmental assessment dated September 10, 2021, there was no evidence of any recognized environmental conditions at the Midwest Trade Center Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
0.0%	44.8%	96.8%	96.8%
(1)	The borrower sponsor acquired the Midwest Trade Center Property as a vacant building in January 2019 from the prior owner-user and subsequently executed leases with Dollar General in January 2019 and with the remaining tenants throughout the remainder of 2019 and 2020. Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of August 16, 2021.

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No. 9 – Midwest Trade Center

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
Dollar General(3)	Baa2 / BBB / NR	283,370	41.7%	$8.35	$2,365,580	67.9%	11/30/2030
Pratt Paper(4)	NR / NR / NR	179,241	26.4	$2.86	$512,629	14.7	11/30/2025
Lippert Components(5)	NR / NR / NR	109,142	16.1	$3.68	$401,643	11.5	2/28/2026
Tonn and Blank Construction(6)	NR / NR / NR	82,918	12.2	$2.32	$192,370	5.5	5/31/2025
Cash’s Cleaning Service	NR / NR / NR	2,326	0.3	$5.10	$11,863	0.3	8/31/2024
Occupied Collateral Total/Wtd. Avg.		656,997	96.8%	$5.30	$3,484,085	100.0%

Vacant Space		21,999	3.2%

Collateral Total		678,996	100.0%

(1)	Based on the underwritten rent roll dated August 16, 2021.

(2)	UW Base Rent PSF and UW Base Rent includes contractual rent steps taken through July 2022 totaling $21,430 and straight-line average rent for Dollar General through its lease term totaling $798,568.

(3)	Dollar General has two, seven-year renewal options.

(4)	Pratt Paper has two, three-year renewal options.

(5)	Lippert Components has two, five-year renewal options.

(6)	Tonn and Blank Construction has two, three-year renewal options.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	21,999	3.2%	NAP	NAP	21,999	3.2%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	21,999	3.2%	$0	0.0%
2022	0	0	0.0	0	0.0	21,999	3.2%	$0	0.0%
2023	0	0	0.0	0	0.0	21,999	3.2%	$0	0.0%
2024	1	2,326	0.3	11,863	0.3	24,325	3.6%	$11,863	0.3%
2025	2	262,159	38.6	704,999	20.2	286,484	42.2%	$716,862	20.6%
2026	1	109,142	16.1	401,643	11.5	395,626	58.3%	$1,118,504	32.1%
2027	0	0	0.0	0	0.0	395,626	58.3%	$1,118,504	32.1%
2028	0	0	0.0	0	0.0	395,626	58.3%	$1,118,504	32.1%
2029	0	0	0.0	0	0.0	395,626	58.3%	$1,118,504	32.1%
2030	1	283,370	41.7	2,365,580	67.9	678,996	100.0%	$3,484,085	100.0%
2031	0	0	0.0	0	0.0	678,996	100.0%	$3,484,085	100.0%
2032 & Beyond	0	0	0.0	0	0.0	678,996	100.0%	$3,484,085	100.0%
Total	5	678,996	100.0%	$3,484,085	100.0%
(1)	Based on the underwritten rent roll dated August 16, 2021.

(2)	UW Base Rent Expiring and % of UW Base Rent Expiring include contractual rent steps taken through July 2022 totaling $21,430 and straight-line average rent for Dollar General through its lease term totaling $798,568.

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No. 9 – Midwest Trade Center

Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$2,248,406	$3,484,085	$5.13	76.5%
Vacant Income	0	112,195	0.17	2.5
Gross Potential Rent	$2,248,406	$3,596,280	$5.30	78.9%
Total Reimbursements	1,123,874	960,256	1.41	21.1
Net Rental Income	$3,372,279	$4,556,535	$6.71	100.0%
(Vacancy/Credit Loss)	0	(227,827)	(0.34)	(5.0)
Other Income	0	0	0.00	0.0
Effective Gross Income	$3,372,279	$4,328,709	$6.38	95.0%

Total Expenses	$1,346,640	$997,946	$1.47	23.1%

Net Operating Income(5)	$2,025,639	$3,330,763	$4.91	76.9%
Capital Expenditures	0	294,591	0.43	6.8
TI/LC	0	175,889	0.26	4.1
Net Cash Flow	$2,025,639	$2,860,283	$4.21	66.1%
(1)	Historical financials prior to TTM are not available as the borrower sponsor purchased the Midwest Trade Center Property as a vacant building from the prior owner-user in January 2019.

(2)	TTM reflects the trailing 12-month period ending July 2021.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place is based on in-place rent as of August 16, 2021 and includes underwritten contractual rent increases through July 2022 totaling $21,430 and straight-line average rent for Dollar General through its lease term totaling $798,568.

(5)	Underwritten Net Operating Income is higher than TTM Net Operating Income primarily due to the lease-up of the Midwest Trade Center Property in 2020 as well as contractual rent increases associated with the Dollar General lease.

The Market. The Midwest Trade Center Property is located in Westville, Indiana within the Michigan City-La Porte metropolitan statistical area (the “Michigan City MSA”). Located along the southern shore of Lake Michigan, the Michigan City MSA has historically served as a transportation and distribution passage. The largest employment sectors are manufacturing and trade, transportation, and utilities, which employ an aggregate of approximately 40% of the Michigan City MSA’s labor force. The Midwest Trade Center Property is positioned along various distribution channels within the Midwest United States, as Chicago, Illinois, Gary, Indiana and South Bend, Indiana are each located within a 60-minute drive of the Midwest Trade Center Property, according to the appraisal. In addition, Indianapolis, Indiana is located 137 miles south of the Midwest Trade Center Property via US Highway 421 and Interstate 65, and Detroit, Michigan is located 237 miles east of the Midwest Trade Center Property via Interstate 94.

The Midwest Trade Center Property is situated along the western side of US Highway 421, at the intersection with US Highway 6, both of which provide primary access to the surrounding area. US Highway 421 intersects with Interstates 80 and 90 approximately five miles to the north and with Interstate 94 approximately 10 miles to the north of the Midwest Trade Center Property. The immediate area is primarily comprised of industrial and agricultural use, as well as undeveloped land.

According to a third party market research report, the Midwest Trade Center Property is located in the Michigan City-La Porte industrial market. As of the third quarter of 2021, the Michigan City-La Porte industrial market contained approximately 12.4 million square feet of inventory with a vacancy rate of 16.2% and an average asking rental rate of $4.03 per square foot. The Michigan City-La Porte industrial market had one, 300,000 square feet logistics property under construction. According to a third party market research report as of the third quarter of 2021, a 10-mile submarket radius surrounding the Midwest Trade Center Property contained 166 properties totaling approximately 7.4 million square feet of inventory with a vacancy rate of 3.5%.

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Comparable Industrial Rental Summary(1)
Property Name/Location	Property Type	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Midwest Trade Center Westville, IN	Industrial - Warehouse / Cold Storage	1981 / 2020	96.8%(2)	678,996(2)	Dollar General	283,370(2)	$8.35(2)	Jul-19(2)	136(2)
Dollar General Cold Storage Hazelwood, MO	Industrial - Cold Storage	1983 / 2019	100.0%	232,556	Dollar General	232,556	$8.45	Jun-20	120
Lancaster Foods Jessup, MD	Industrial - Cold Storage	1981 / 2009	100.0%	215,084	Lancaster Foods	215,084	$8.00	Apr-20	180
Park 100 - Building 131 Indianapolis, IN	Industrial - Warehouse	1996 / NAP	100.0%	424,849	DXL Big + Tall	243,014	$3.60	Aug-20	84
Industrial Building South Bend, IN	Industrial - Warehouse	1999 / NAP	100.0%	80,000	EKF Diagnostics	80,000	$3.49	Dec-19	60
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 16, 2021, which reflects Dollar General’s straight-line average rent through its lease term.

The Borrower. The borrowing entity for the Midwest Trade Center Mortgage Loan is NP Westville Industrial, LLC, a Missouri limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Midwest Trade Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is NorthPoint Holdings, LLC, an entity of NorthPoint Development (“NorthPoint”), which was founded by Nathanial Hagedorn in 2012. NorthPoint is a Kansas City based real estate development, management and leasing firm that is principally focused on developing and acquiring Class A industrial facilities around the United States. The company is a developer for large industrial users and has raised over $9.5 billion since 2012 to fund various real estate projects. In total, NorthPoint has developed over 126.2 million square feet of industrial properties with over 27 million square feet of industrial space under construction.

Property Management. The Midwest Trade Center Property is managed by NPD Management, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $11,317 for replacement reserves, (ii) $14,146 for TI/LC reserves and (iii) $125,691 for rent concessions related to Pratt Paper.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $15,523.

Insurance Escrows – The borrower is required to make monthly payments of 1/12th of the premiums payable during the next 12 months upon (i) an event of default, (ii) failure by the borrower to provide evidence to the lender that the Midwest Trade Center Property is insured under a blanket policy, or (iii) any cancellation, termination or lapse of insurance coverage.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $11,317 for replacement reserves, subject to a cap on collections equal to $815,000.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $14,146 for tenant improvements and leasing commissions, subject to a cap on collections equal to $1,350,000.

Major Tenant Rollover Reserve – During the continuance of a Major Tenant Cash Sweep Period (as defined below), the borrower will be required to deposit with the lender all excess cash flow for tenant improvement and leasing commissions incurred in connection with the leasing of the Major Tenant (as defined below) premises.

Lockbox / Cash Management. The Midwest Trade Center Mortgage Loan documents require a springing lockbox with springing cash management. Upon the occurrence of a Cash Sweep Period (as defined below), the borrower is required to establish and maintain a lockbox account controlled by the lender and to direct each tenant of the Midwest Trade Center Property to deposit funds directly into the lockbox account. Notwithstanding the foregoing, the borrower or property manager are required to deposit all revenues otherwise received into the lockbox account within one business day of receipt. Provided no Cash Sweep Period is in effect, all amounts on deposit in the lockbox account will be transferred on each business day to an account controlled by the borrower. During the continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be transferred on each business day to a cash management account controlled by the lender and applied and disbursed in accordance with the Midwest Trade Center Mortgage Loan documents, with any excess cash held by the lender as additional security for the Midwest Trade Center Mortgage Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the Midwest Trade Center Mortgage Loan documents and will continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the borrower (in no event will a Cash Sweep Period due to a bankruptcy action of the borrower be cured); (iii) the occurrence of any bankruptcy action of the

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property manager, and will continue until the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action; (iv) the date on which the interest-only debt service coverage ratio as calculated in accordance with the Midwest Trade Center Mortgage Loan documents based on the trailing three-month period is less than 1.95x and will continue until the interest-only debt service coverage ratio based on the trailing three-month period is at least 2.00x for two consecutive quarters; or (v) the occurrence of a Major Tenant Cash Sweep Period and will continue until cured.

A “Major Tenant Cash Sweep Period” will commence upon the occurrence of any of the following: (i) any bankruptcy action of (x) Dollar General, any successor or assign thereof as tenant under the lease, or any subsequent tenant under a replacement lease (a “Major Tenant”) or (y) Dollar General Corporation (“Major Tenant Parent”); (ii) the earlier to occur of (a) the date a Major Tenant gives notice of its intention to vacate or abandon its premises or to go dark at such premises or (b) the date that a Major Tenant vacates, abandons, surrenders, or goes dark at its applicable premises for five consecutive business days; (iii) the continuation of any default by a Major Tenant under its lease beyond any applicable notice and cure periods; or (iv) the earlier to occur of (a) the date of any termination of a Major Tenant lease or (b) the earlier to occur of the date (x) that is 12 months prior to the then applicable expiration of the applicable Major Tenant lease (or any renewal or replacement thereof) or (y) on which notice for extension is due under the applicable Major Tenant lease. A Major Tenant Cash Sweep Period will end upon the following: (1) with respect to clause (i) above, the date that is 30 days after the date the applicable Major Tenant or Major Tenant Parent is no longer the subject of a bankruptcy or similar proceeding and the applicable Major Tenant has satisfied all other conditions under the Midwest Trade Center Mortgage Loan documents; (2) with respect to clause (ii) above, the applicable Major Tenant has resumed operations in its Major Tenant premises and has satisfied all other requirements under the Midwest Trade Center Mortgage Loan documents; (3) with respect to clause (iii) above, the date which is 30 days after the applicable Major Tenant has fully cured all applicable defaults under its lease; (4) with respect to clause (iv) above, the borrower has provided acceptable evidence to the lender that the applicable Major Tenant has renewed the term of its lease pursuant to the terms set forth therein (“Lease Renewal Event”); (5) with respect to clauses (i)(x) and (ii) above, the borrower has entered into one or more replacement leases for the entire Major Tenant premises with an acceptable replacement tenant under the Midwest Trade Center Mortgage Loan documents; (6) with respect to clause (iv) above, the borrower has entered into one or more replacement leases for not less than 50% of the Major Tenant premises with an acceptable replacement tenant under the Midwest Trade Center Mortgage Loan documents, but such that the rental rate is sufficient to cause the debt yield for the Midwest Trade Center Property, after giving effect to each replacement lease but excluding the Major Tenant lease, to be not less than 9.4%; or (7) with respect to clause (iv) above, the borrower has deposited cash or a letter of credit with lender in the amount of $2,628,782.70.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 10 – Columbia East Marketplace

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,830,000	Title:	Fee
Cut-off Date Principal Balance:	$26,830,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	2.5%	Net Rentable Area (SF):	172,676
Loan Purpose:	Acquisition	Location:	Jessup, MD
Borrower:	Triple BAR Columbia Marketplace, LLC	Year Built / Renovated:	1984 / 2019
Borrower Sponsors:	Robert V. Gothier, Jr. and Mark X. DiSanto	Occupancy:	96.1%
Interest Rate:	3.23800%	Occupancy Date:	8/1/2021
Note Date:	8/30/2021	4th Most Recent NOI (As of):	$2,561,659 (12/31/2018)
Maturity Date:	9/6/2031	3rd Most Recent NOI (As of):	$2,679,776 (12/31/2019)
Interest-only Period:	48 months	2nd Most Recent NOI (As of):	$2,461,414 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$2,371,934 (TTM 7/31/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.8%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$3,712,988
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$1,034,761
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,678,227
Additional Debt:	No	UW NCF:	$2,491,359
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$39,750,000 / $230
Additional Debt Type:	N/A	Appraisal Date:	7/21/2021

Escrows and Reserves(1)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$155
Taxes:	$67,947	$33,973	N/A	Maturity Date Loan / SF:	$136
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.5%
Replacement Reserves:	$300,000	Springing	$75,000	Maturity Date LTV:	58.9%
TI/LC:	$450,000	Springing	$450,000	UW NCF DSCR:	1.78x
Free Rent Reserve:	$71,120	$0	N/A	UW NOI Debt Yield:	10.0%
Outstanding TI/LC:	$572,286	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,830,000	65.5%	Purchase Price	$38,750,000	94.5%
Borrower Sponsor Equity	14,156,781	34.5	Upfront Reserves	1,461,352	3.6
Closing Costs	775,428	1.9
Total Sources	$40,986,781	100.0%	Total Uses	$40,986,781	100.0%

(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Columbia East Marketplace mortgage loan (the “Columbia East Marketplace Mortgage Loan”) has an original and Cut-off Date balance of $26,830,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 172,676 square foot anchored retail property located in Jessup, Maryland (the “Columbia East Marketplace Property”). The Columbia East Marketplace Mortgage Loan has a 10-year term and is interest-only for the first 48 months of the term, followed by a 30-year amortization schedule.

The Property. The Columbia East Marketplace Property consists of a 172,676 square foot anchored retail center situated on 14.2 acres in Jessup, Maryland, approximately 15 miles southeast of Baltimore and 5 miles south of Fort Meade. The Columbia East Marketplace Property was originally built in 1984 as an indoor mall and was reconfigured into a traditional shopping center in 2006. The most recent renovation was in 2019 when the borrower sponsors completed a façade renovation, including installing LED lighting and an updated color scheme throughout the shopping center. There are 763 parking spaces (resulting in a ratio of approximately 4.4 spaces per 1,000 square feet) at the Columbia East Marketplace Property. As of August 1, 2021, the Columbia East Marketplace Property was 96.1% leased. Ollie’s and MOM’s Organic Market (“MOM’s”) are the two anchor tenants at the Columbia East Marketplace Property, with the remaining space leased to various national and local tenants, including Advance Auto Parts, Dollar Tree, Enterprise Rent-a-Car, Goodwill, IHOP, Maaco, Panda Express, Starbucks and State Farm. Tenants representing approximately 42.3% of the net rentable area have occupied their space at the Columbia East Marketplace for 10 years or more.

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One of the two anchor tenants at the Columbia East Marketplace Property, Ollie’s (NASDAQ: OLLI; 19.1% of net rentable area; 10.6% of underwritten base rent; June 30, 2026 lease expiration), is a bargain outlet that is a retailer of closeout merchandise and excess inventory. Operating over 400 stores across the United States, Ollie’s offers bargain prices in every department, from housewares, sporting goods, toys, flooring, electronics, food and more. In 2020, Ollie’s generated $6.05 million of sales at the Columbia East Marketplace Property (approximately $183 per square foot), which is approximately 41% above the chain’s national average sales and an 11% increase in sales over year-end 2019. Ollie’s has been in occupancy at the Columbia East Marketplace Property since 2009 and has a lease expiration date in 2026 with one, five-year extension option with nine months’ written notice. If Ollie’s does not renew before its required notice period, a cash flow sweep period will commence (refer to “Specified Tenant Cash Trap Event Period” below).

The second anchor tenant at the Columbia East Marketplace Property, MOM’s (12.3% of net rentable area; 9.0% of underwritten base rent; various lease expiration dates), is an independent grocer in the Mid-Atlantic region, offering a selection of organic food products, eco-friendly household cleaners, natural body care and healthy pet products. The Columbia East Marketplace Property has the only MOM’s store in Howard County, with the next closest MOM’s located 18 miles away. In 2020, MOM’s reported $14.7 million of sales (approximately $919 per grocery-space square foot) at the Columbia East Marketplace Property, which was approximately a 31% increase over the 2019 sales at this location. MOM’s has been an anchor at the Columbia East Marketplace Property since the site’s redevelopment in 2006 and originally leased 10,805 square feet before expanding its store to 16,000 square feet in 2018. The 16,000 square-foot MOM’s lease expires in May 2032. MOM’s also leases 5,921 square feet of warehouse space at the Columbia East Marketplace Property under a lease that expires in July 2022 with two, five-year extension options.

COVID-19 Update. As of November 1, 2021, 100.0% of the Columbia East Marketplace Property is open and operating. All tenants are current on rent with the exception of Maximum Fitness (4.0% of net rentable area, 4.1% of underwritten base rent). Maximum Fitness received a full month’s rent abatement in March 2020 and deferred rent and reimbursements for April through July 2020 that are required to be paid back over a 24-month period. Due to the COVID-19 pandemic, an additional six tenants totaling 23.8% of the net rentable area at the Columbia East Marketplace Property received some rent abatement in exchange for extending their respective leases. As of October 2021, all tenants are current on their obligations with the exception of Maximum Fitness, discussed above. As of the date of this term sheet, the Columbia East Marketplace Mortgage Loan is not subject to any modification or forbearance requests and is current on its debt service payments.

Environmental. According to the Phase I environmental assessment dated July 6, 2021, there was no evidence of any recognized environmental conditions at the Columbia East Marketplace Property.

Historical and Current Occupancy(1)
2018(2)	2019(2)	2020	Current(3)
93.0%	98.3%	97.2%	96.1%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The increase in occupancy from 2018 to 2019 is primarily due to two new leases for 8,901 square feet being signed in 2019.

(3)	Current Occupancy is as of August 1, 2021.

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Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date	2020 Sales(4)	2020 Occupancy Cost(5)
Ollie’s	NR / NR / NR	33,002	19.1%	$9.04	$298,338	10.6%	6/30/2026	$6,048,478	6.3%
MOM’s	NR / NR / NR	21,291	12.3	$12.00	$255,411	9.0	Various(6)	$14,703,078	2.0%
Paul Mitchell School(7)	NR / NR / NR	16,054	9.3	$19.83	$318,376	11.3	7/31/2026	NAV	NAV
Goodwill	NR / NR / NR	15,312	8.9	$13.79	$211,179	7.5	7/31/2024	NAV	NAV
Dollar Tree	Baa2 / BBB / NR	11,362	6.6	$12.50	$142,025	5.0	1/31/2028	NAV	NAV
Major Tenants		97,021	56.2%	$12.63	$1,225,328	43.4%

Other Tenants		68,926	39.9%	$23.19	$1,598,386	56.6%

Occupied Collateral Total		165,947	96.1%	$17.02	$2,823,715	100.0%

Vacant Space		6,729	3.9%

Collateral Total		172,676	100.0%

(1)	Based on underwritten rent roll dated August 1, 2021.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent and UW Base Rent PSF include rent steps through October 2022.

(4)	2020 Sales figures were provided by the borrower sponsors.

(5)	2020 Occupancy Cost is calculated by dividing UW Base Rent and the respective tenants reimbursements by 2020 Sales.

(6)	MOM’s has one lease for 16,000 square feet that expires on May 31, 2032 and one lease for warehouse space totaling 5,291 square feet that expires on July 31, 2022.

(7)	Paul Mitchell School (Hair Expressions-1) (“Paul Mitchell School”) has a one-time right to terminate its lease as of July 31, 2024 with respect to one, but not both, of (i) the 4,763 square foot portion of its lease or (ii) the 11,291 square foot portion of its lease. The tenant must provide 12 months’ written notice prior to exercising its termination option and the payment of a termination fee equal to the rent abatement amount under the terms of the lease for the terminated square footage.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	6,729	3.9%	NAP	NAP	6,729	3.9%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	6,729	3.9%	$0	0.0%
2022(3)	2	6,300	3.6	65,842	2.3	13,029	7.5%	$65,842	2.3%
2023	3	27,385	15.9	409,942	14.5	40,414	23.4%	$475,784	16.8%
2024	2	19,479	11.3	344,523	12.2	59,893	34.7%	$820,306	29.1%
2025	2	3,028	1.8	115,049	4.1	62,921	36.4%	$935,356	33.1%
2026	4	53,065	30.7	751,535	26.6	115,986	67.2%	$1,686,890	59.7%
2027	2	4,077	2.4	162,418	5.8	120,063	69.5%	$1,849,308	65.5%
2028	1	11,362	6.6	142,025	5.0	131,425	76.1%	$1,991,333	70.5%
2029	4	10,810	6.3	235,724	8.3	142,235	82.4%	$2,227,056	78.9%
2030	0	0	0.0	0	0.0	142,235	82.4%	$2,227,056	78.9%
2031	2	9,441	5.5	234,658	8.3	151,676	87.8%	$2,461,715	87.2%
2032 & Beyond(3)	2	21,000	12.2	362,000	12.8	172,676	100.0%	$2,823,715	100.0%
Total	24	172,676	100.0%	$2,823,715	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2021.

(2)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps through October 2022.

(3)	MOM’s has one lease for 16,000 square feet that expires on May 31, 2032 and one lease for 5,291 square feet that expires on July 31, 2022.

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No. 10 – Columbia East Marketplace

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,739,625	$2,862,911	$2,765,598	$2,713,655	$2,793,501	$16.18	71.6%
Contractual Rent Steps(3)	0	0	0	0	30,213	0.17	0.8
Vacant Income	0	0	0	0	186,748	1.08	4.8
Gross Potential Rent	$2,739,625	$2,862,911	$2,765,598	$2,713,655	$3,010,462	$17.43	77.2%
Total Reimbursements	713,185	825,513	835,900	870,687	883,780	5.12	22.7
Other Income	3,880	7,450	23,551	5,493	5,493	0.03	0.1
Net Rental Income	$3,456,690	$3,695,874	$3,625,049	$3,589,835	$3,899,736	$22.58	100.0%
(Vacancy/Credit Loss)(4)	(7,690)	(27,480)	(232,460)	(168,500)	(186,748)	(1.08)	(4.8)
Effective Gross Income	$3,449,000	$3,668,394	$3,392,589	$3,421,335	$3,712,988	$21.50	95.2%

Total Expenses	$887,341	$988,618	$931,175	$1,049,402	$1,034,761	$5.99	27.9%

Net Operating Income(5)	$2,561,659	$2,679,776	$2,461,414	$2,371,934	$2,678,227	$15.51	72.1%

Capital Expenditures	0	0	0	0	25,901	0.15	0.7
TI/LC(6)	0	0	0	0	160,966	0.93	4.3

Net Cash Flow	$2,561,659	$2,679,776	$2,461,414	$2,371,934	$2,491,359	$14.43	67.1%
(1)	TTM represents the trailing 12-month period ending July 31, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Contractual Rent Steps include rent steps through October 2022.

(4)	(Vacancy/Credit Loss) reflects rental abatements during the historical periods including 2018, 2019, 2020 and TTM.

(5)	The increase in Net Operating Income from TTM to Underwritten is primarily driven by the expiration of free rent periods.

(6)	Underwritten TI/LC includes a $45,000 credit which represents 10.0% of the upfront TI/LC reserve of $450,000.

The Market. The Columbia East Marketplace Property is located in Jessup, Maryland, approximately 15 miles southeast of Baltimore and 5 miles west of Fort Meade in Howard County. According to the U.S. Census Bureau, Howard County is the richest county in Maryland and the seventh richest county in the nation. The Columbia East Marketplace Property is approximately 0.5 miles from Interstate 95 and approximately 3.0 miles from MD Route 295, both providing access to the greater Baltimore-Washington DC area. According to the appraisal, vehicle traffic per day for the Columbia East Marketplace Property is approximately 29,225 vehicles. The Columbia East Marketplace Property is located approximately two miles southeast of Columbia Gateway, an approximately five million square-foot office park with 32,500 employees. Additionally, the Columbia East Marketplace Property is located adjacent to Verde at Howard Square, a 643-unit multifamily complex. Verde at Howard Square is completing a buildout that will include an additional 424 townhomes (of which 341 are already sold and occupied). The Columbia East Marketplace Property is also approximately five miles south of Fort Meade, which is Maryland’s largest employer (approximately 52,000 employees) and the third largest workforce of any Army installation in the United States. According to the appraisal, as of 2021, the population within a 1-mile, 3-mile and 5-mile radius totaled 8,538, 64,219 and 195,687 people, respectively, and average household income for the same radii was $122,623, $129,079 and $135,184, respectively.

According to the appraisal, the Columbia East Marketplace Property is situated within the Baltimore metropolitan statistical area retail market and the BWI/Columbia retail submarket. As of the trailing four quarters ending in the second quarter of 2021, the total inventory of the Baltimore metropolitan statistical area retail market was approximately 141.5 million square feet with a 5.7% vacancy rate and average triple net rental rates of $20.38 per square foot. For the same time period, the total inventory for the BWI/Columbia retail submarket was approximately 16.6 million square feet with a 5.3% vacancy rate and average triple net rental rates of $28.58 per square foot.

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No. 10 – Columbia East Marketplace

The appraiser identified four comparable retail rentals to the Columbia East Marketplace Property:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Columbia East Marketplace 7351-7371 Assateague Drive Jessup, MD	1984	96.1%(2)	172,676(2)	Various(2)	Various(2)	$30.97(3)	Various(2)	Various(2)
Troy Hill Square 7190 Troy Hill Drive Elkridge, MD	2018	NAV	15,100	Troy Hill Liquors	1,413	$28.75	Mar-22	120
Lyndwood Center 6060 Marshalee Drive Elkridge, MD	2007	NAV	10,400	Confidential	808	$24.00	Jan-20	48
Gateway Overlook 6610 Marie Curie Drive Elkridge, MD	2007	NAV	214,331	PM Pediatrics	5,034	$33.00	Nov-19	120
Rowanberry Center 6500-6510 Washington Boulevard Elkridge, MD	1997	NAV	11,942	Tobacco Shop	1,160	$25.00	Aug-19	60
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 1, 2021.

(3)	Based on the underwritten rent roll dated August 1, 2021 for tenants occupying 5,000 square feet or less at the Columbia East Marketplace Property.

The following table presents certain information relating to comparable sales for the Columbia East Marketplace Property:

Comparable Sales(1)
Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Columbia East Marketplace Jessup, MD	NAP	172,676(2)	96.1%(2)	NAP	NAP	NAP
Ridgeview Plaza Hanover, MD	Jun-21	169,286	98.0%	$34,900,000	$206.16	$216.47
Bel Air Town Center Bel Air, MD	Nov-20	87,343	85.0%	$19,332,805	$221.34	$257.09
Arundel Plaza Glen Burnie, MD	Mar-20	281,699	99.0%	$45,300,000	$160.81	$178.66
Annapolis Plaza Annapolis, MD	Feb-20	165,825	99.0%	$56,500,000	$340.72	$258.10
Govenors Commons Glen Burnie, MD	May-19	129,242	100.0%	$16,200,000	$125.35	$172.60
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 1, 2021.

The Borrower. The borrower is Triple BAR Columbia Marketplace, LLC, a Delaware limited liability company and single purpose entity. The borrower has one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Columbia East Marketplace Mortgage Loan.

The Loan Sponsors. The non-recourse carveout guarantors and borrower sponsors are Robert V. Gothier, Jr. and Mark X. DiSanto. Robert V. Gothier, Jr. is the founder and president of J.C. BAR Properties and coordinates the company’s development, brokerage and asset management services. For nearly 20 years, J.C. BAR Properties has been a full-service commercial real estate company that acquires, manages and leases grocery-anchored shopping centers primarily in the Mid-Atlantic region. While at J.C. BAR Properties, Gothier has developed over $800 million of commercial and retail real estate. Mark X. DiSanto is Chief Executive Officer of Triple Crown Corporation. Triple Crown Corporation provides real estate acquisition, construction and property management services. Triple Crown Corporation has constructed and developed over 3,000 single family homes, 1,500 apartments and over 6.4 million square feet of commercial, retail, grocery and multifamily real estate over the last 42 years. In 2020, J.C. BAR Properties teamed up with Triple Crown Corporation and Weathervane Capital Partners to create Triple BAR Group, an investment initiative focused on adding new assets to its portfolio for growth in both management and leasing. Robert V. Gothier, Jr. was involved in one prior loan foreclosure in 2020. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Columbia East Marketplace Property is managed by J.C. BAR Properties, Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $67,947 for real estate taxes, $300,000 for future capital expenditures (inclusive of $13,750 of immediate repairs), approximately $59,285 of gap rent, approximately

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$11,835 for Dollar General free rent, approximately $545,786 for outstanding tenant improvements and leasing commissions, $26,500 for the Advanced Auto HVAC repair reserve and $450,000 for future tenant improvements and leasing commissions at the Columbia East Marketplace Property.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which is currently approximately $33,973.

Insurance Escrows – The borrower will not be required to escrow for monthly insurance premiums provided that (i) no event of default has occurred or is continuing and (ii) the Columbia East Marketplace Property is covered under a blanket policy acceptable to the lender.

Replacement Reserves – On the payment date when the replacement reserve falls below $75,000, the borrower will be required to escrow 1/12th of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet of space at the Columbia East Marketplace Property, which currently equals approximately $2,158.

TI/LC Reserves – On the payment date when the TI/LC reserve falls below $450,000, the borrower will be required to escrow 1/12th of the product obtained by multiplying $0.85 by the aggregate number of rentable square feet of space at the Columbia East Marketplace Property, which currently equals approximately $12,231.

Lockbox / Cash Management. The Columbia East Marketplace Mortgage Loan requires a soft lockbox with springing cash management. The borrower has established a lockbox account for the exclusive benefit of the lender into which the borrower or property manager will deposit, or cause to be deposited, all rents within one business day of receipt. Funds in the lockbox account, absent of a Cash Trap Event Period (as defined below), are required to be transferred daily to a borrower operating account. Upon the occurrence of a Cash Trap Event Period, the lender will establish a cash management account, to which, during the continuance of such Cash Trap Event Period, all amounts in the lockbox account will be automatically transferred daily for the payment of, among other things, the debt service, monthly escrows, default interest, late payment charges and, if there are any amounts remaining, to the excess cash flow reserve.

A “Cash Trap Event Period” will commence upon the earliest of (i) an event of default, (ii) the debt service coverage ratio falling below 1.20x, or (iii) the occurrence of a Specified Tenant Cash Trap Event Period (as defined below) (unless the Cash Trap Avoidance Conditions (as defined below) have been and continue to be satisfied). A Cash Trap Event Period will be cured upon, with respect to clause (i), the cure of such event of default, with respect to clause (ii), the debt service coverage ratio being greater than or equal to 1.25x for two consecutive calendar quarters, and with respect to clause (iii), one of the Specified Tenant Cure Conditions (as defined below).

A “Specified Tenant Cash Trap Event Period” will commence upon the first to occur of (i) a Specified Tenant (as defined below) defaulting under its lease, (ii) a Specified Tenant vacating, failing to be open to the public for business during customary hours or going dark on its space for more than three business days, (iii) a Specified Tenant giving notice to terminate any portion of its lease, (iv) any termination or cancellation of a Specified Tenant lease, (v) bankruptcy or insolvency of a Specified Tenant, and (vi) a Specified Tenant failing to renew its lease prior to the renewal deadline for a lease term expiring after the maturity date or providing notice of its intent not to extend or renew (excluding MOM’s warehouse space). A Specified Tenant Cash Trap Event Period will expire upon the occurrence of the respective Specified Tenant Cure Condition or the borrower leasing the entire space demised under the applicable Specified Tenant lease (or portion thereof) to a tenant acceptable to the lender that is in occupancy, operational and paying full, unabated rent under its lease.

The “Specified Tenant Cure Conditions” are, with respect to clause (i) of the definition of Specified Tenant Cash Trap Event Period, the cure of such event of default; with respect to clause (ii) of the definition of “Specified Tenant Cash Trap Event Period,” the Specified Tenant being in physical possession of its space, open for public and not dark on any portion of the space; with respect to clause (iii) of the definition of Specified Tenant Cash Trap Event Period, the revocation of the Specified Tenant’s notice to terminate; with respect to clause (iv) of the definition of Specified Tenant Cash Trap Event Period, the Specified Tenant has renewed or extended its lease; with respect to clause (v) of the definition of Specified Tenant Cash Trap Event Period, the Specified Tenant is no longer subject to bankruptcy or insolvency proceedings; or with respect to clause (vi) of the definition of Specified Tenant Cash Trap Event Period, the Specified Tenant renewing or extending its lease and the applicable Specified Tenant paying full, unabated rent under the applicable Specified Tenant lease.

A “Specified Tenant” means, individually and collectively, (i) MOM’s, (ii) Ollie’s (provided, however, that if the lender determines that the Specified Tenant Renewal Conditions (as defined below) have been satisfied with respect to Ollie’s, this subsection (ii) will no longer be in force and effect), (iii) any parent company or guarantor of MOM’s or Ollie’s respective leases or (iv) a replacement tenant occupying all or a portion of a Specified Tenant’s space.

The “Specified Tenant Renewal Conditions” will be satisfied if Ollie’s renews or extends its lease in accordance with the terms of the Columbia East Marketplace Mortgage Loan agreement for a term expiring no earlier than two years after the maturity date and with no termination options prior to two years after the maturity date.

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The “Cash Trap Avoidance Conditions” means that the borrower either (i) deposits an amount of funds (in the form of cash) equal to the Cash Trap Avoidance Deposit Amount (as defined below) or (ii) posts a letter of credit equal to the Cash Trap Avoidance Deposit Amount.

The “Cash Trap Avoidance Deposit Amount” means (A) initially, an amount equal to $970,000 and (B) on each anniversary of the date of the delivery of such funds, and for so long as a Cash Trap Event Period caused solely by a Specified Tenant Cash Trap Event Period is continuing (each such date, a “Renewal Date”), an amount equal the sum of (I) the aggregate amount of the Cash Trap Avoidance Deposit Amount deposited with the lender immediately prior to such Renewal Date, and (II) an amount equal to $970,000.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 11 – Mills Fleet Farm Brooklyn Ranch

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,000,000	Title(1):	Fee
Cut-off Date Principal Balance:	$23,000,000	Property Type – Subtype:	Retail – Single Tenant
% of IPB:	2.1%	Net Rentable Area (SF):	246,891
Loan Purpose:	Acquisition	Location:	Brooklyn Park, MN
Borrower(1):	KB Brooklyn Park, DST	Year Built / Renovated:	1984 / NAP
Borrower Sponsor:	Jeff Pori	Occupancy:	100.0%
Interest Rate:	3.71000%	Occupancy Date:	10/29/2021
Note Date:	10/29/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/6/2031	3rd Most Recent NOI (As of):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	NAV
Original Term:	120 months	Most Recent NOI (As of):	NAV
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$2,462,031
Call Protection:	L(24),D(93),O(3)	UW Expenses(4):	$0
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,462,031
Additional Debt:	No	UW NCF:	$2,444,842
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$37,600,000 / $152
Additional Debt Type:	N/A	Appraisal Date:	9/18/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$93
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$84
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.2%
Replacement Reserves:	$75,000	$0	N/A	Maturity Date LTV:	55.2%
TI/LC Reserve(2):	$1,175,000	Springing	N/A	UW NCF DSCR:	1.92x
Other(3):	$69,311	$0	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,000,000	58.9%	Purchase Price	$37,074,946	94.9%
Borrower Sponsor Equity	16,066,138	41.1	Reserves	1,319,311	3.4
			Closing Costs	671,881	1.7
Total Sources	$39,066,138	100.0%	Total Uses	$39,066,138	100.0%
(1)	In addition to the Mill Fleet Farm Brooklyn Ranch Property (as defined below), the Mills Fleet Farm Brooklyn Ranch Mortgage Loan (as defined below) is secured by a security interest in the borrower’s master lease. The borrower has master leased the Mills Fleet Farm Brooklyn Ranch Property to a master tenant affiliated with the guarantor. The master tenant is structured as a special purpose entity with two independent directors. The master tenant’s interest in all tenant rents was assigned directly to the lender. The master tenant is a party to the deed of trust and cash management agreement. The master lease is subordinate to the Mills Fleet Farm Brooklyn Ranch Mortgage Loan and, upon an event of default under the Mills Fleet Farm Brooklyn Ranch Mortgage Loan documents, the lender has the right to cause the termination of the master lease. A non-consolidation opinion was provided in connection with the origination of the Mills Fleet Farm Brooklyn Ranch Mortgage Loan. See “Description of the Mortgage Pool— Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.
(2)	At origination, the borrower deposited an amount equal to $1,175,000 into the tenant improvement and leasing commissions reserve account of which $75,000 has been allocated to the rollover reserve subaccount for capital expenditures. During the term of the Mills Fleet Farm Brooklyn Ranch Mortgage Loan, the lender may only disburse up to $75,000 from the rollover reserve subaccount to the borrower.
(3)	Other escrows include $69,311 for deferred maintenance.
(4)	The Mills Fleet Farm Lease (as defined below) is absolute NNN, with all expenses paid directly by Mills Fleet Farm.

The Loan. The Mills Fleet Farm Brooklyn Ranch mortgage loan (the “Mills Fleet Farm Brooklyn Ranch Mortgage Loan”) has an original and Cut-off Date principal balance of $23,000,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 246,891 square foot retail property located in Brooklyn Park, Minnesota (the “Mills Fleet Farm Brooklyn Ranch Property”). The Mills Fleet Farm Brooklyn Ranch Mortgage Loan has a 10-year term and following a five-year interest-only period, amortizes on a 30-year schedule.

The Property. The Mills Fleet Farm Brooklyn Ranch Property is a 246,891 square foot, free-standing retail property comprised of four, one-story buildings located in Brooklyn Park, Minnesota. Situated on approximately 30.3 acres of land, the Mills Fleet Farm Brooklyn Ranch Property was originally built in 1984 and has since been occupied by Mills Fleet Farm (as defined below). The buildings on site are a retail store (204,628 SF), a warehouse (31,377 SF), a car wash (6,274 SF) and a fueling station (4,652 SF). A surface parking lot

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on the property consists of 821 parking spaces, which has a parking ratio of 3.33 spots per 1,000 SF of total net rentable area. According to the appraisal, the “As Is” appraisal value of the property is $37,600,000. The Mills Fleet Farm Brooklyn Ranch Property is 100% occupied by Mills Fleet Farm Group (“Mills Fleet Farm”) as of October 29, 2021.

COVID-19 Update. As of October 8, 2021, the Mills Fleet Farm Brooklyn Ranch Property was open and operating. The tenant representing 100.0% of the underwritten base rent made its September 2021 and October 2021 rental payments. As of the date of this term sheet, the Mills Fleet Farm Brooklyn Ranch Mortgage Loan is not subject to any forbearance, modification, or debt service relief requests.

Major Tenant.

Mills Fleet Farm (246,891 square feet; 100.0% of the NRA; 100.0% of underwritten base rent): Mills Fleet Farm is a big box retailer that offers brands across multiple product categories including: outdoors, sporting goods, farming, pet care, hardware, toys, home goods and accessories. Mills Fleet Farm was founded in 1955 and is a wholly-owned subsidiary of KKR & Co. Inc. (“KKR”). Mills Fleet Farm currently has 47 stores spanning the American mid-west, with locations in North Dakota, South Dakota, Minnesota, Iowa and Wisconsin. KKR’s operations include managing multiple alternative asset classes, including private equity, credit, and real assets, with strategic partners that manage hedge funds. KKR was founded in 1976 and is headquartered in New York, New York.

The Mills Fleet Farm lease has a commencement date of September 15, 2021 and a current expiration date of October 1, 2041 (the “Mills Fleet Farm Lease”). The Mills Fleet Farm Lease has four, five-year renewal options at the greater of (i) the then-current annual rent multiplied by 102% and (ii) 95% of the fair market rent.

The following table presents the annual base rent under the Mills Fleet Farm Lease for the designated years:

Mills Fleet Farm Lease Base Rent Schedule
Start Date	End Date	Lease Year	Annual Base Rent
10/31/2022	10/30/2022	1	$2,591,611.92
10/31/2023	10/30/2023	2	$2,643,444.16
10/31/2024	10/30/2024	3	$2,696,313.04
10/31/2025	10/30/2025	4	$2,750,239.30
10/31/2026	10/30/2026	5	$2,805,244.09
10/31/2027	10/30/2027	6	$2,861,348.97
10/31/2028	10/30/2028	7	$2,918,575.95
10/31/2029	10/30/2029	8	$2,976,947.47
10/31/2030	10/30/2030	9	$3,036,486.42
10/31/2031	10/30/2031	10	$3,097,216.15
10/31/2032	10/30/2032	11	$3,097,216.15
10/31/2033	10/30/2033	12	$3,097,216.15
10/31/2034	10/30/2034	13	$3,097,216.15
10/31/2035	10/30/2035	14	$3,097,216.15
10/31/2036	10/30/2036	15	$3,097,216.15
10/31/2037	10/30/2037	16	$3,097,216.15
10/31/2038	10/30/2038	17	$3,097,216.15
10/31/2039	10/30/2039	18	$3,097,216.15
10/31/2040	10/30/2040	19	$3,097,216.15
10/31/2041	10/1/2041	20	$3,097,216.15

Historical and Current Occupancy(1)
2018	2019	2020	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical Occupancies are not available as the Mills Fleet Farm Brooklyn Ranch Property was acquired in 2021 and the Mills Fleet Farm Brooklyn Ranch Property is occupied by a single tenant.
(2)	Current Occupancy is as of October 29, 2021.

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No. 11 – Mills Fleet Farm Brooklyn Ranch

The following table presents certain information relating to the major tenants for the Mills Fleet Farm Brooklyn Ranch Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rent	Lease Expiration Date
Mills Fleet Farm	NR/NR/NR	246,891	100.0%	$10.50	100.0%	10/1/2041
Occupied Collateral Total / Wtd. Avg.		246,891	100.0%	$10.50	100.0%
Vacant		0	0.0
Collateral Total		246,891	100.0%

(1)	Based on the underwritten rent roll.

The following table presents certain information relating to the tenant lease expiration dates of the Mills Fleet Farm Brooklyn Ranch Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032 & Beyond	1	246,891	100.0	2,591,612	0.0	246,891	100.0%	$2,591,612	100.0%
Total	1	246,891	100.0%	$2,591,612	100.0%
(1)	Based on the underwritten rent roll.

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No. 11 – Mills Fleet Farm Brooklyn Ranch

The following table presents certain historical and underwritten financial information relating to the Mills Fleet Farm Brooklyn Ranch Property:

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)(3)
Base Rent(2)	$2,591,612	$10.50	100.0%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$2,591,612	$10.50	100.0%
Total Reimbursements	0	0.00	0.0
Total Other Income	0	0.00	0.0
Net Rental Income	$2,591,612	$10.50	100.0%
(Vacancy/Credit Loss)	(129,581)	(0.52)	(5.0)
Effective Gross Income	$2,462,031	$9.97	95.0%
Total Expenses(3)	0	0.00	0.0
Net Operating Income	$2,462,031	$9.97	100.0%
Total TI/LC, Capex/RR(4)	17,189	0.07	0.7
Net Cash Flow	$2,444,842	$9.90	99.3%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(2)	Base Rent includes rent step 1 year from closing.
(3)	The Mills Fleet Farm Lease is absolute NNN, with all expenses paid directly by Mills Fleet Farm.
(4)	Based on $0.07 PSF less credit for $75,000 upfront capex reserve; tenant is responsible for all building maintenance and repairs.

The Market. The Mills Fleet Farm Brooklyn Ranch Property is located in Brooklyn Park, Hennepin County, Minnesota. It is part of the Minneapolis-St metro area (Minneapolis-St). The subject’s surrounding area is generally suburban. Retail properties are centered along 85th Avenue North and Brooklyn Boulevard, with larger retail such as Walmart, Menards and auto dealers along CSAH 81. Industrial properties are located primarily along Highway 169 and Highway 610. Minneapolis−Saint Paul International Airport is located approximately 26.9 miles south of the subject property.

According to the appraisal, as of the second quarter of 2021, the Minneapolis retail market had an inventory of approximately 202.89 million square feet, overall vacancy in the market of approximately 3.5% and average asking rent of $14.97 per square foot. As of the second quarter of 2021, the Brookdale retail submarket had an inventory of approximately 8.48 million square feet, overall vacancy of approximately 5.0% and average asking rent of $13.34 per square foot. The Brookdale submarket is considered a lower tier submarket as compared to the other submarkets in the overall Minneapolis area.

According to the appraisal, the estimated 2021 population within a one-, three- and five-mile radius was 6,435, 81,452 and 213,547, respectively. The estimated 2021 median household income within a one-, three- and five-mile radius was $80,875, $76,757 and $82,430, respectively.

The following table presents certain information relating to comparable office leases for the Mills Fleet Farm Brooklyn Ranch Property:

Comparable Retail Leases(1)
	Rentable Area (SF)	Term (Years)	Lease Size (SF)	Lease Date	Rent PSF	Lease Type
Mills Fleet Farm Brooklyn Ranch	246,891	20.0	246,891	Sep. 2021(2)	$10.29(2)	NNN
Fleet Farm – Waukee	196,818	12.5	196,818	Sep. 2019	$13.11	NNN
Fleet Farm - Lakeville	206,541	11.0	202,669	Oct. 2016	$12.20	NNN
Fleet Farm – Stevens Point	170,642	13.5	170,642	Mar. 2016	$11.89	NNN
Delavan Fleet Farm	224,045	11.3	224,045	Oct 2016	$10.55	NNN
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll.

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The following table presents certain information relating to comparable office sales for the Mills Fleet Farm Brooklyn Ranch Property:

Comparable Office Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Mills Fleet Farm Brooklyn Ranch Brooklyn Park, MN	Oct-2021(2)	246,891	100.0%	$37,074,946(2)	$150.17(2)	NAP
Mills Fleet Farm - Rochester Rochester, MN	Apr-2019	302,139	100.0%	$25,500,000	$84.40	$90.31
Fleet Farm Oconomowoc Oconomowoc, WI	Jan-2020	218,628	100.0%	$36,400,000	$166.49	$174.82
Fleet Farm - Waukee Waukee, IA	Jan-2021	196,818	100.0%	$38,100,000	$193.58	$197.45
Fleet Farm - Lakeville Lakeville, MN	Nov-2019	206,541	100.0%	$32,108,830	$155.46	$164.79
(1)	Source: Appraisal.
(2)	Source: Title settlement statement.

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No. 12 – One & Two River Crossing

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,782,500	Title:	Fee
Cut-off Date Principal Balance:	$22,782,500	Property Type – Subtype:	Office - Suburban
% of IPB:	2.1%	Net Rentable Area (SF):	205,729
Loan Purpose:	Acquisition	Location:	Indianapolis, IN
Borrower:	IND SLC Lake Pointe Equities LLC	Year Built / Renovated:	1999, 2001 / NAP
Borrower Sponsor:	Matthew J. Felton	Occupancy(2):	85.7%
Interest Rate:	3.28900%	Occupancy Date:	9/1/2021
Note Date:	8/31/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	9/6/2031	3rd Most Recent NOI (As of):	$2,733,221 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,589,912 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(3):	$2,953,241 (TTM 6/30/2021)
Original Amortization Term:	None	UW Economic Occupancy:	85.2%
Amortization Type:	Interest Only	UW Revenues:	$4,384,700
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$1,926,593
Lockbox / Cash Management:	Springing	UW NOI(3):	$2,458,107
Additional Debt(1):	No	UW NCF:	$2,012,014
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$35,200,000 / $171
Additional Debt Type:	N/A	Appraisal Date:	8/4/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$111
Taxes:	$0	$50,485	N/A	Maturity Date Loan / SF:	$111
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.7%
Replacement Reserves:	$712,500	$3,429	N/A	Maturity Date LTV:	64.7%
TI/LC:	$0	$17,144	$1,234,368	UW NCF DSCR:	2.65x
Other(4):	$1,826,115	$0	N/A	UW NOI Debt Yield:	10.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,782,500	59.3%	Purchase Price	$35,050,000	91.3%
Borrower Sponsor Equity	15,611,731	40.7	Upfront Reserves	2,538,615	6.6
			Closing Costs	805,616	2.1
Total Sources	$38,394,231	100.0%	Total Uses	$38,394,231	100.0%

(1)	No Additional Debt is currently in-place, however, future mezzanine debt is permitted any time after November 6, 2023, provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the mezzanine loan is junior and subordinate to the One & Two River Crossing Mortgage Loan (as defined below), (iii) the subordinate mezzanine loan, together with the One & Two River Crossing Mortgage Loan, has a combined loan-to-value ratio of no greater than 64.7%, (iv) the debt service coverage ratio based on the trailing 12 month period after taking into account the subordinate mezzanine loan and the One & Two River Crossing Mortgage Loan is at least 2.51x, (v) the debt yield (as calculated in the loan documents) after taking into account the subordinate mezzanine loan and the One & Two River Crossing Mortgage Loan is at least 8.37% and (vi) the mezzanine lender enters into an intercreditor agreement satisfactory to the mortgage lender.

(2)	Occupancy excludes one tenant that is currently in occupancy at the One & Two River Crossing Property (as defined below). The tenant, Blackboard (28,674 SF), was underwritten as vacant because, per the borrower sponsor, Blackboard has made the decision to have all Indianapolis-based employees work from home indefinitely, and is currently not utilizing any of their space. Blackboard is still paying rent ($702,513 per year currently) and is obligated to pay rent through its lease term which includes an early termination option effective February 29, 2024. If Blackboard exercises its early termination option, it is required to pay a termination fee of $1.1 million (all of which, some of which, or none of which would be reserved depending on occupancy at the property at the time of termination). The in-place occupancy at the One & Two River Crossing Property including this tenant is 99.7%.

(3)	The decrease in UW NOI from Most Recent NOI is primarily driven by the exclusion of underwritten revenue for the currently dark tenant, Blackboard (28,674 SF). See footnote (2) above for details.

(4)	Other escrows include (i) approximately $1,213,098 for existing TI/LC obligations, (ii) approximately $475,518 for rent concessions and (iii) $137,500 for deferred maintenance.

The Loan. The One & Two River Crossing mortgage loan (the “One & Two River Crossing Mortgage Loan”) has an original and cut-off date principal balance of $22,782,500 and is secured by a first lien mortgage on the borrower’s fee interest in a 205,729 square foot, two building office property located in Indianapolis, Indiana (the “One & Two River Crossing Property”). The One & Two River Crossing Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The One & Two River Crossing Property comprises two multitenant office buildings with a total net rentable area of 205,729 square feet and a parking garage situated on an approximately 7.1-acre site in Indianapolis, Indiana. One River Crossing is a 121,362

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square foot, four-story building that was constructed in 1999, and Two River Crossing is an 84,367 square foot, three story building constructed in 2001. In addition to the two office buildings, the One & Two River Crossing Property includes a 458 space parking garage which was built in 1999 and has a covered pedestrian walkway providing direct access into both buildings on either side. Along with the 174 surface parking spots, the One & Two River Crossing Property provides a total of 732 parking spaces, resulting in a parking ratio of approximately 3.6 spaces per 1,000 square feet. As of September 1, 2021, the One & Two River Crossing Property was 99.7% leased to 11 unique tenants (85.7% excluding the dark tenant, Blackboard (28,674 SF)). On average, the 11 underwritten tenants have been at the One & Two River Crossing Property for approximately 18.6 years.

COVID-19 Update. As of November 3, 2021, the One & Two River Crossing Property was open and operating. Throughout the pandemic, no tenants requested or received rent relief or lease modifications, and as of November 3, 2021 all tenants are current on their lease obligations. One tenant, Blackboard, representing 13.9% of net rentable area, which has been underwritten as vacant, is not currently utilizing its space due to the COVID-19 pandemic; however, the tenant has remained current on its lease obligations. As of the date of this term sheet, the One & Two River Crossing Mortgage Loan is not subject to any modification or forbearance request.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)(3)
90.8%	95.0%	97.8%	85.7%
(1)	Historical Occupancies represent the average occupancy of each respective year.

(2)	Current Occupancy is as of September 1, 2021.

(3)	Current Occupancy excludes one tenant that is currently in occupancy at the One & Two River Crossing Property. The tenant, Blackboard (28,674 SF), was underwritten as vacant because, per the borrower sponsor, the tenant has made the decision to have all Indianapolis-based employees work from home indefinitely, and is currently not utilizing any of their space. Blackboard is still paying rent ($702,513 per year currently) and is obligated to pay rent through its lease term which includes an early termination option effective February 29, 2024. If Blackboard exercises its early termination option, it is required to pay a termination fee of $1.1 million. The in-place occupancy at the One & Two River Crossing Property including this tenant is 99.7%.

Largest Tenants.

Somerset CPA (70,456 square feet; 34.2% of the NRA; 40.9% of underwritten base rent): Somerset CPA is an accounting and financial advisory company with over 60 years’ experience providing clients with advisory, tax, audit, financial planning and technology services. Somerset CPA is headquartered at the One & Two River Crossing Property, has over 230 employees and provides services in all 50 states. Somerset CPA has been a tenant at the One & Two River Crossing Property since February 2001 and most recently extended its lease in October 2019. The lease extension begins in July 2022 and expires in October 2032.

Crowe LLP (56,689 square feet; 27.6% of the NRA; 31.0% of underwritten base rent): Crowe LLP is a public accounting, consulting, and technology firm with 41 offices and over 4,000 professionals around the world. Crowe LLP is part of Crowe Global - the eighth largest accounting network in the world with over 200 independent accounting and advisory firms in more than 130 countries. Crowe has strategic alliances with leading global technology companies such as Salesforce, Microsoft and Oracle, and was named to Fortune’s 100 Best Companies To Work For list in 2020. Crowe LLP has been located at the One & Two River Crossing Property since 1999 and most recently extended its lease in June 2017. The lease extension began in June 2017 and its current lease expires in March 2028. An excess cash flow sweep would be triggered upon Crowe LLP not renewing its lease 12 months prior to its lease expiration. Such excess cash flow sweep may be cured by entering into a satisfactory replacement lease or posting a letter of credit (as described in the loan documents).

Regus (16,142 square feet; 7.8% of the NRA; 9.3% of underwritten base rent): Regus is a global workspace provider with over 1,000 locations throughout the world. In 2016, Regus became part of the International Workplace Group which is the world’s largest provider of outsourced workplaces servicing more than 2.5 million workers with 3,300 locations in more than 110 countries. The Regus space at the One & Two River Crossing Property includes 71 private offices, three meeting rooms and offers custom office space, coworking space, and virtual offices. Regus has been a tenant at the One & Two River Crossing Property since August 1999 and most recently extended its lease in November 2019. The lease extension began in September 2020 and its current lease expires in November 2025.

Michael Baker International (12,421 square feet; 6.0% of the NRA; 7.4% of underwritten base rent): Michael Baker International is a provider of engineering and consulting services, including design, planning, architectural, environmental, construction and program management, with more than 80 years of experience. Michael Baker International has nearly 100 offices nationwide and has worked on everything from roads, bridges, tunnels, mass transit, and airports, to water treatment plants, arctic oil pipelines, environmental restoration and specialized overseas construction. Michael Baker International has been a tenant at the One & Two River Crossing Property since December 2012 and most recently extended its lease in December 2019. The lease extension began in April 2020 and expires in June 2025.

Column Capital Advisors (5,859 square feet; 2.8% of the NRA; 3.7% of underwritten base rent): Founded in 2005 and headquartered at the One & Two River Crossing Property, Column Capital Advisors is a wealth management firm that provides investment management, financial planning and tax advice to high net worth individuals and families. Column Capital Advisors is an SEC Registered Investments

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No. 12 – One & Two River Crossing

Advisor that serves over 330 clients and manages approximately $1.1 billion of client assets. The tenant has been at the One & Two River Crossing Property since August 2012, and its current lease expires in February 2023.

The Market. The One & Two River Crossing Property is located in Indianapolis, Indiana within the North/Carmel submarket. The One & Two River Crossing Property is located approximately half a mile west of the entrance to Interstate 465 which provides regional access throughout Indianapolis and the surrounding region. In addition to the One & Two River Crossing Property’s access to the greater Indianapolis MSA, tenants can take advantage of their proximity to The Fashion Mall at Keystone, which is located within a mile of the One & Two River Crossing Property. Per the appraiser, the Fashion Mall at Keystone is an upscale shopping center that offers around 120 specialty shops and restaurants with notable tenants including Saks Fifth Avenue, Nordstrom’s and Cheesecake Factory.

As of the second quarter of 2021, the Indianapolis office market and the North/Carmel submarket had an inventory of approximately 33.6 million square feet and approximately 9.7 million square feet, respectively. The Indianapolis market had a vacancy rate of 21.0% and the North/Carmel submarket had a vacancy of 20.5%. The average asking rent for the Indianapolis market and North/Carmel submarket are $20.05 and $21.22, respectively. According to the appraisal, the One & Two River Crossing Property has a ten-year average historical vacancy rate of approximately 3.2% and has traditionally outperformed the submarket. The estimated 2021 average household income within a one-, three-, and five-mile radius of the One & Two River Crossing Property was $85,585, $98,293 and $105,395, respectively. The estimated 2021 population within the same radii is 5,289, 57,756 and 176,165, respectively.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
Somerset CPA(3)	NR/NR/NR	70,456	34.2%	$25.46	$1,794,019	40.9%	10/31/2032(4)
Crowe LLP	NR/NR/NR	56,689	27.6	23.99	1,359,884	31.0	3/31/2028(5)
Regus	NR/NR/NR	16,142	7.8	25.22	407,100	9.3	11/30/2025
Michael Baker International	NR/NR/NR	12,421	6.0	26.00	322,946	7.4	6/30/2025
Column Capital Advisors	NR/NR/NR	5,859	2.8	28.00	164,052	3.7	2/28/2023
Top Five Tenants		161,567	78.5%	$25.05	$4,048,000	92.3%

Other Tenants		14,781	7.2%	$22.96	$339,363	7.7%

Occupied Collateral Total		176,348	85.7%	$24.88	$4,387,363	100.0%

Vacant Space(6)		29,381	14.3%

Collateral Total		205,729	100.0%

(1)	Based on underwritten rent roll dated September 1, 2021.

(2)	UW Base Rent PSF and UW Base Rent includes rent steps of approximately $7,006 through September 2022.

(3)	Somerset CPA is subleasing 4,499 square feet of its space to an affiliate company, Hotta Liesenberg Saito LLP (2.2% of NRA, 2.6% of UW Base Rent), with a lease expiration in October 2032.

(4)	Somerset CPA has the one time right to terminate 7,500 square feet of its lease with 12 months’ notice and the payment of a fee equal to two months’ rent.

(5)	Crowe LLP has the one time right to terminate 7,500 square feet of its lease with nine months’ notice.

(6)	Vacant Space includes one tenant that is currently in occupancy at the One & Two River Crossing Property. The tenant, Blackboard (28,674 SF), was underwritten as vacant because, per the borrower sponsor, Blackboard has made the decision to have all Indianapolis-based employees work from home indefinitely, and is currently not utilizing any of their space. Blackboard is still paying rent ($702,513 per year currently) and is obligated to pay rent through its early termination option effective February 29, 2024. If Blackboard exercises its early termination option, it is required to pay a termination fee of $1.1 million. The in-place occupancy at the One & Two River Crossing Property including this tenant is 99.7%.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant(3)	NAP	29,381	14.3%	NAP	NAP	29,381	14.3%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	29,381	14.3%	$0	0.0%
2022	2	7,116	3.5	172,703	3.9	36,497	17.7%	$172,703	3.9%
2023	3	8,891	4.3	242,875	5.5	45,388	22.1%	$415,577	9.5%
2024	0	0	0.0	0	0.0	45,388	22.1%	$415,577	9.5%
2025	3	30,140	14.7	768,682	17.5	75,528	36.7%	$1,184,259	27.0%
2026	1	3,056	1.5	49,202	1.1	78,584	38.2%	$1,233,461	28.1%
2027	0	0	0.0	0	0.0	78,584	38.2%	$1,233,461	28.1%
2028	1	56,689	27.6	1,359,884	31.0	135,273	65.8%	$2,593,345	59.1%
2029	0	0	0.0	0	0.0	135,273	65.8%	$2,593,345	59.1%
2030	0	0	0.0	0	0.0	135,273	65.8%	$2,593,345	59.1%
2031	0	0	0.0	0	0.0	135,273	65.8%	$2,593,345	59.1%
2032 & Beyond	1	70,456	34.2	1,794,019	40.9	205,729	100.0%	$4,387,363	100.0%
Total	11	205,729	100.0%	$4,387,363	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2021.

(2)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring includes rent steps of approximately $7,006 through September 2022.

(3)	Vacant space includes one tenant that is currently in occupancy at the One & Two River Crossing Property. The tenant, Blackboard (28,674 SF), was underwritten as vacant because, per the borrower sponsor, Blackboard has made the decision to have all Indianapolis-based employees work from home indefinitely, and is currently not utilizing any of their space. Blackboard is still paying rent ($702,513 per year currently) and is obligated to pay rent through its early termination option effective February 29, 2024. If Blackboard exercises its early termination option, it is required to pay a termination fee of $1.1 million. The in-place occupancy at the One & Two River Crossing Property including this tenant is 99.7%.

Operating History and Underwritten Net Cash Flow
	2019	2020	TTM(1)(2)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$4,534,749	$4,325,488	$4,667,246	$4,380,356	$21.29	85.2%
Rent Steps(4)	0	0	0	7,006	0.03	0.1
Vacant Income	0	0	0	716,850	3.48	13.9
Gross Potential Rent	$4,534,749	$4,325,488	$4,667,246	$5,104,212	$24.81	99.3%
Total Reimbursements	201,536	312,175	319,911	36,079	0.18	0.7
Net Rental Income	$4,736,285	$4,637,663	$4,987,157	$5,140,291	$24.99	100.0%
Other Income	303	248	6,016	0	0.00	0.0
(Vacancy/Credit Loss)	0	0	0	(755,591)	(3.67)	(17.2)
Effective Gross Income	$4,736,588	$4,637,911	$4,993,173	$4,384,700	$21.31	85.3%
Total Expenses	$2,003,368	$2,048,000	$2,039,932	$1,926,593	$9.36	43.9%
Net Operating Income	$2,733,221	$2,589,912	$2,953,241	$2,458,107	$11.95	56.1%
Cap Ex, Total TI/LC	0	0	0	446,093	2.17	10.2
Net Cash Flow	$2,733,221	$2,589,912	$2,953,241	$2,012,014	$9.78	45.9%
(1)	TTM reflects the trailing 12 months ending June 30, 2021.

(2)	The decrease in UW NOI from Most Recent NOI is primarily driven by the exclusion of underwritten revenue for the currently dark tenant, Blackboard (28,674 SF). Blackboard’s current in-place rent is $702,513.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Rent Steps includes rent steps of approximately $7,006 through September 2022.

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No. 13 – Autumn Run Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,700,000	Title:	Fee
Cut-off Date Principal Balance:	$22,700,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.1%	Net Rentable Area (Units):	320
Loan Purpose:	Refinance	Location:	Naperville, IL
Borrower:	Autumn Run Apartments LLC	Year Built / Renovated:	1986 / NAP
Borrower Sponsor:	Peter S. Fazio	Occupancy:	94.1%
Interest Rate:	3.56500%	Occupancy Date:	10/27/2021
Note Date:	10/12/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/1/2031	3rd Most Recent NOI (As of)(2):	$2,050,181 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$1,666,860 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(3):	$1,849,219 (TTM 9/30/2021)
Original Amortization:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$4,347,995
Call Protection:	L(24),YM1(92),O(4)	UW Expenses:	$2,066,045
Lockbox / Cash Management:	Springing	UW NOI(3):	$2,281,950
Additional Debt:	No	UW NCF:	$2,194,439
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$41,600,000 / $130,000
Additional Debt Type:	N/A	Appraisal Date:	9/3/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$70,938
Taxes:	$192,264	$64,088	N/A	Maturity Date Loan / Unit:	$70,938
Insurance:	$49,296	$8,216	N/A	Cut-off Date LTV:	54.6%
Replacement Reserves:	$0	$7,293	N/A	Maturity Date LTV:	54.6%
Deferred Maintenance:	$91,563	$0	N/A	UW NCF DSCR:	2.67x
Other(1):	$154,910	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,700,000		100.0%	Loan Payoff	$13,995,027	61.7%
				Return of Equity	7,950,538	35.0
				Upfront Reserves	488,033	2.1
				Closing Costs	266,402	1.2
Total Sources	$22,700,000		100.0%	Total Uses	$22,700,000	100.0%
(1)	Other escrows represents the outstanding rent holdback reserve.

(2)	The decrease in 2nd Most Recent NOI and 3rd Most Recent NOI is primarily attributed to a decrease in occupancy at the Autumn Run Apartments Property (as defined below).

(3)	The increase in UW NOI and Most Recent NOI is primarily attributed to an increase in occupancy and rental rates at the Autumn Run Apartments Property.

The Loan. The Autumn Run Apartments mortgage loan is secured by the borrower’s fee interest in a 320-unit multifamily property located in Naperville, Illinois (the “Autumn Run Apartments Property”). The Autumn Run Apartments mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $22.7 million (the “Autumn Run Apartments Mortgage Loan”). The Autumn Run Apartments Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Autumn Run Apartments Property is a 320-unit garden multifamily property located in Naperville, Illinois. Built in 1986, the Autumn Run Apartments Property consists of 22, two-story multifamily buildings and two common area buildings situated on a 22.37-acre site. The Autumn Run Apartments Property’s unit mix includes 222 one bedroom/one bathroom units, 23 two bedroom/one bathroom units and 75 two bedroom/two bathroom units, with an average unit size of 770 square feet. Unit amenities include a kitchen appliance package with dishwasher, washer and dryer and balconies or patios. The Autumn Run Apartments Property features a clubhouse, fitness center, sport court, storage units, barbecue and picnic area. In 2021, the borrower plans to perform an approximately $9.5 million to $11.0 million capital improvement plan to be completed over the next three to four years. The capital improvements will include unit interior upgrades to stainless steel appliances, granite countertops, new kitchen cabinets, carpet removal and installation of new vinyl flooring,

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No. 13 – Autumn Run Apartments

renovations to the interior and exterior common space improvements including hallways, common lobby areas, leasing office, improvements to the clubhouse, conversion of the indoor pool to a fitness center and outdoor pool upgrades. Any such capital improvement work remains subject to the terms and conditions of the Autumn Run Apartments Mortgage Loan documents, including, among other conditions, the lender’s prior written consent (not to be unreasonably withheld or delayed) for capital expenditures in excess of 4% of the outstanding principal amount of the Autumn Run Apartments Mortgage Loan. Parking is provided via 506 surface parking spaces resulting in a parking ratio of approximately 1.6 spaces per unit. As of the October 27, 2021 underwritten rent roll, the Autumn Run Apartments Property was 94.1% occupied.

The following table presents detailed information with respect to the unit mix of the Autumn Run Apartments Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. Monthly Rent Per Unit(2)
One Bedroom / One Bathroom	222	69.4%	210	94.6%	668	$1,056
Two Bedroom / One Bathroom	23	7.2%	22	95.7%	840	$1,297
Two Bedroom / Two Bathroom	75	23.4%	69	92.0%	1,050	$1,424
Collateral Total/Wtd. Avg.	320	100.0%	301	94.1%	770	$1,158
(1)	Based on the underwritten rent roll dated October 27, 2021.

(2)	Avg. Monthly Rent Per Unit is calculated using the in-place rent of the Occupied Units.

COVID-19 Update. As of October 27, 2021, the outstanding rent collections was $65,586 (1.5% of UW EGI), which is a 47.1% decrease in delinquency from loan origination. The Lender required an upfront outstanding rent reserve totaling 125% of all outstanding rental collections totaling to $154,910. The Illinois state-wide eviction moratorium has been terminated on October 4, 2021. As of the date of this term sheet, the Autumn Run Apartments Mortgage Loan is not subject to any modification or forbearance requests.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
93.0%	91.1%	84.5%	94.1%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the underwritten rent roll as of October 27, 2021.

The Market. The Autumn Run Apartments Property is located within DuPage and Will Counties in Naperville, Chicago. Naperville, Chicago is a western suburb of Chicago, Illinois bordering Warrenville to the north, Woodridge to the east, Bolingbrook to the south and Aurora to the west. The immediate area surrounding the Autumn Run Apartments Property is predominately office and industrial along major arterials and multifamily and single family residential away from the arterials. Attractions in Naperville, Illinois include Riverwalk, DuPage Children’s Museum, Naper Settlement, Centennial Beach and Naperville Historic District. New multifamily development includes Vantage Naperville, a 112 unit full amenity property. Proposed development includes Lincoln at CityGate, a mixed-use building with 285 luxury apartment units and space for an event center. Public transportation is provided by bus stops along Illinois Route 59. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the Autumn Run Apartments Property was 10,989, 64,340 and 176,875, respectively. The 2020 average household income within the same radii was $104,706, $119,354 and $127,150, respectively.

According to the appraisal, the Autumn Run Apartments Property is located within the Chicago-Naperville-Elgin apartment market. As of the first quarter of 2021, the Chicago-Naperville-Elgin apartment market contained approximately 736,664 units with a vacancy rate of 6.0%, representing a 0.1% increase over the previous quarter. As of first quarter of 2021, the Chicago-Naperville-Elgin apartment market reported an asking rent of $1,477 per unit. As of the first quarter of 2021, there were 1,054 units completed and a positive net absorption of 134 units within the Chicago-Naperville-Elgin apartment market. As of the first quarter of 2021, the Naperville, Illinois apartment submarket contained 9,897 units with a vacancy rate of 4.3%, representing an decrease of 0.1% over the previous quarter. As of first quarter 2021, the Naperville, Illinois apartment submarket reported an asking rent of $1,503 per unit. As of the first quarter 2021, there were no completions and positive net absorption of two units within the Naperville, Illinois apartment submarket.

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No. 13 – Autumn Run Apartments

Underwritten Net Cash Flow
	2019	2020	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$3,639,610	$3,395,704	$3,565,498	$4,461,756	$13,943	95.5%
Other Income 1(3)	52,167	33,800	64,412	64,412	201	1.4
Other Income 2(4)	22,489	(4,019)	9,024	147,200	460	3.1
Gross Potential Rent	$3,714,266	$3,425,485	$3,638,934	$4,673,368	$14,604	100.0%
Total Reimbursements	0	0	0	0	0	0.0
Net Rental Income	$3,714,266	$3,425,485	$3,638,934	$4,673,368	$14,604	100.0%
(Vacancy/Credit Loss)(5)	0	(4,033)	0	(325,374)	(1,017)	(7.0)
Effective Gross Income	$3,714,266	$3,421,452	$3,638,934	$4,347,995	$13,587	93.0%

Total Expenses	$1,664,085	$1,754,592	$1,789,716	$2,066,045	$6,456	47.5%

Net Operating Income	$2,050,181	$1,666,860	$1,849,219	$2,281,950	$7,131	52.5%

Total TI/LC, Capex/RR	0	0	0	87,510	273	2.0

Net Cash Flow	$2,050,181	$1,666,860	$1,849,219	$2,194,439	$6,858	50.5%
(1)	TTM represents trailing 12 months as of September 30, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Other Income 1 represents late fees, admin fees, pet fees and miscellaneous income.

(4)	Other Income 2 represents utility reimbursement.

(5)	Underwritten Vacancy/Credit Loss represents the economic vacancy of 6.0%.

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Annex A-3	BBCMS 2021-C12

No. 14 – Parc Gardens

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,560,000	Title:	Fee
Cut-off Date Principal Balance:	$22,560,000	Property Type - Subtype:	Multifamily – Age Restricted
% of Pool by IPB:	2.1%	Net Rentable Area (Units)(1):	151
Loan Purpose:	Refinance	Location:	Lafayette, LA
Borrower:	Parc Gardens of Delaware, LLC	Year Built / Renovated:	2019 / NAP
Borrower Sponsor:	Glenn Stewart	Occupancy:	96.0%
Interest Rate:	3.70200%	Occupancy Date:	10/8/2021
Note Date:	10/20/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/6/2031	3rd Most Recent NOI (As of)(2):	$231,049 (Ann. T-11 12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$955,416 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(2):	$1,651,388 (TTM 8/31/2021)
Original Amortization:	None	UW Economic Occupancy:	93.9%
Amortization Type:	Interest Only	UW Revenues:	$2,883,383
Call Protection:	L(24),D(92),O(4)	UW Expenses:	$1,121,113
Lockbox / Cash Management:	Springing	UW NOI(2):	$1,762,270
Additional Debt:	No	UW NCF:	$1,724,520
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$36,200,000 / $239,735
Additional Debt Type:	N/A	Appraisal Date:	9/6/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$149,404
Taxes:	$218,346	$18,196	N/A	Maturity Date Loan / Unit:	$149,404
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:	62.3%
Replacement Reserves(4):	$0	Springing	N/A	Maturity Date LTV:	62.3%
Other:	$0	$0	N/A	UW NCF DSCR:	2.04x
				UW NOI Debt Yield:	7.8%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,560,000		100.0%	Payoff Existing Debt	$16,792,217	74.4%
				Return of Equity	5,109,937	22.7
				Closing Costs	439,500	1.9
				Upfront Reserves	218,346	1.0
Total Sources	$22,560,000		100.0%	Total Uses	$22,560,000	100.0%
(1)	The Parc Gardens Property (as defined below) includes 151 of the 174 total units that are part of the development and home owner’s association (“HOA”). The borrower controls 151 units (86.8%) of the HOA, which serve as the collateral for the Parc Gardens Mortgage Loan (as defined below). The other 23 units were sold as condominiums.

(2)	The increases in Net Operating Income from Ann. T-11 12/31/2019 to UW NOI are due to the lease up at the Parc Gardens Property upon completion in 2019.

(3)	Monthly insurance reserves of 1/12th of the annual insurance premiums will not be required as long as the borrower maintains a blanket policy acceptable to the lender.

(4)	Monthly replacement reserves of approximately $3,146 ($250 per unit annually) are required beginning on November 6, 2023 and on each payment date thereafter.

The Loan. The Parc Gardens mortgage loan (the “Parc Gardens Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $22,560,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 151-unit multifamily property located in Lafayette, LA (the “Parc Gardens Property”). The Parc Gardens Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Parc Gardens Property is a 151-unit, over 55 multifamily property located on approximately 6.0 acres in Lafayette, Louisiana. Completed in 2019, the Parc Gardens Property has 46 one-bedroom units, 61 two-bedroom units and 44 three-bedroom units located across five four-story buildings. The one-bedroom, two-bedroom and three-bedroom units at the Parc Gardens Property are offered in eight different unit types, range from 913 square feet to 1,507 square feet, with an average unit size of 1,250 square feet. There are a total of 292 parking spaces, including 268 carport and surfaces spaces and 24 garage spaces. Since completion in 2019, the borrower sponsor has continued to invest in the Parc Gardens Property, with over $8.5 million spent on capital expenditures since 2019. The improvements consist of wood frame-construction and are elevator serviced. All of the units have 10’ ceiling, walk-in closets, in-unit washer/dryers and stainless steel appliances. Additionally, the Parc Gardens Property amenities include a fitness center, pet park, BBQ areas, a resort style pool and hot tub, a meditation garden, activities center, storage space, and a clubhouse. While the Parc Gardens

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Annex A-3	BBCMS 2021-C12

No. 14 – Parc Gardens

Property offers a variety of community amenities that are in line with other over 55 properties, no additional care or ancillary services are provided. As of October 8, 2021, the Parc Gardens Property was 96.0% occupied.

COVID-19 Update. As of November 3, 2021, the Parc Gardens Property was open and operating. Based on trailing 12-month collections, 100.0% of gross potential rent was collected through the period ending in October 2021, and 100.0% of gross potential rent was collected through year-end 2020. As of the date of this term sheet, the Parc Gardens Mortgage Loan is not subject to any modification or forbearance request.

The Markets. The Parc Gardens Property is located in Lafayette, Louisiana, within the Lafayette, LA metropolitan multifamily market and the Central Lafayette multifamily submarket. The Lafayette is the fourth largest municipality in Louisiana with an estimated 2020 population of 498,687. The Parc Gardens Property has access to the local area via Camelia Boulevard which connects to US Highway 167. Additionally, regional access is provided by Interstate 10 and U.S. Highway 90 which connects to Baton Rouge and Lake Charles. The Parc Gardens Property is located within a half mile of the Parc Lafayette lifestyle center development, a European-style, mixed use development that combines shopping, dining, lodging and entertainment. Parc Lafayette includes over 340,000 SF of shopping, dining, entertainment and office space, and when complete, is expected to be home to approximately 22 retailers and a hotel.

As of October 8, 2021, costar reported that the Central Lafayette multifamily submarket contained 10,863 units with a vacancy rate of 5.3% and average asking rent of $981 per unit. According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Parc Gardens Property was approximately 7,949, 62,181 and 142,748, respectively, and the estimated 2020 average household income within the same radii was approximately $115,721, $111,700 and $91,608, respectively.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)(2)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
One Bedroom	46	30.5%	46	100.0%	980	$1,175	$1.20
Two Bedroom	61	40.4%	59	96.7%	1,268	$1,469	$1.16
Three Bedroom	44	29.1%	40	90.9%	1,507	$1,824	$1.21
Total/Wtd. Avg.	151	100.0%	145	96.0%	1,250	$1,474	$1.19
(1)	Based on the underwritten rent roll dated October 8, 2021.

(2)	Average Unit Size (SF), Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

Operating History and Underwritten Net Cash Flow
	2019(1)(2)	2020(2)	TTM(3)	Underwritten	Per Unit	%(4)
Potential Rents	$730,097	$1,658,920	$2,228,248	$2,691,992	$17,828	87.7%
Other Income(5)	83,434	190,479	384,876	378,743	2,508	12.3
Gross Potential Rent	$813,531	$1,849,400	$2,613,124	$3,070,735	$20,336	100.0%
Total Reimbursements	0	0	0	0	0	0.0
Net Rental Income	$813,531	$1,849,400	$2,613,124	$3,070,735	$20,336	100.0%
(Vacancy/Credit Loss)	0	0	0	(187,352)	(1,241)	(6.1)
Effective Gross Income	$813,531	$1,849,400	$2,613,124	$2,883,383	$19,095	93.9%

Total Expenses	$582,482	$893,984	$961,736	$1,121,113	$7,425	38.9%

Net Operating Income	$231,049	$955,416	$1,651,388	$1,762,270	$11,671	61.1%

Total TI/LC, Capex/RR	0	0	0	37,750	250	1.3

Net Cash Flow	$231,049	$955,416	$1,651,388	$1,724,520	$11,421	59.8%
(1)	2019 column represents the trailing 11 months ending December 2019 annualized.

(2)	The increases in Net Operating Income from 2019 to Underwritten are due to the lease up at the Parc Gardens Property after its completion in 2019.

(3)	TTM column represents the trailing 12 months ending August 2021.

(4)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(5)	Other Income is comprised of cable and internet fees, parking income, home owner association fees and other miscellaneous income.

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Annex A-3	BBCMS 2021-C12

No. 15 – 445 Vanderbilt

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,000,000	Title:	Fee
Cut-off Date Principal Balance:	$22,000,000	Property Type - Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	2.0%	Net Rentable Area (Units)(3):	43
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	445 Vanderbilt LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsors:	Pinchos Loketch and Allan Lebovits	Occupancy(3)(4):	100.0%
Interest Rate:	3.66250%	Occupancy Date:	10/14/2021
Note Date:	10/28/2021	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	11/1/2031	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(5):	NAV
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$1,735,261
Call Protection:	L(24),D(92),O(4)	UW Expenses:	$263,161
Lockbox / Cash Management:	Springing	UW NOI:	$1,472,100
Additional Debt:	No	UW NCF:	$1,461,350
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$33,000,000 / $767,442
Additional Debt Type:	N/A	Appraisal Date:	9/15/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$511,628
Taxes:	$39,098	$7,820	N/A	Maturity Date Loan / Unit:	$511,628
Insurance:	$6,258	$2,086	N/A	Cut-off Date LTV:	66.7%
Replacement Reserves(1):	$0	Springing	N/A	Maturity Date LTV:	66.7%
Other(2):	$217,908	$0	N/A	UW NCF DSCR:	1.79x
				UW NOI Debt Yield:	6.7%

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan		$22,000,000	100.0%	Loan Payoff	$16,059,128	73.0%
				Return of Equity	5,208,080	23.7
				Closing Costs	469,528	2.1
				Upfront Reserves	263,264	1.2
Total Sources		$22,000,000	100.0%	Total Uses	$22,000,000	100.0%
(1)	Monthly replacement reserves of $896 will be required upon the occurrence and during the continuance of an event of default.

(2)	Other escrows represents the 421a affordable units leasing performance holdback for 12 months of rent associated with the seven vacant affordable units that are currently master leased per the October 14, 2021 rent roll. Funds in the 421a affordable units leasing performance holdback will be released when 12 out of the 13 affordable units are leased to bona fide third-party tenants.

(3)	Per the 445 Vanderbilt Mortgage Loan (as defined below) documents the borrower executed a master lease with QV Tenant LLC at origination for a term continuing through and including November 1, 2031 for all of the 421a affordable units which are not otherwise leased to bona fide third-party tenants at the 445 Vanderbilt Property (as defined below) for a rental rate equal to the aggregate amount for the monthly rent for those 421a affordable units that remain subject to the master lease (which currently equals $217,908 for 7 vacant 421a affordable units). The master lease will terminate with respect to any individual 421a affordable unit upon the date which (i) all of the 421a affordable units have been leased to bona fide, third-party tenants pursuant to leases which are in full force and effect with no defaults thereunder beyond any applicable notice and cure periods and (ii) the tenants under such leases have moved into the applicable 421a affordable units and have paid the first month’s rental payment (a “421a Affordable Unit Tenanting Event”). Upon the borrower’s written request, the master lease may be terminated so long as (i) all of the 421a affordable units have been leased pursuant to bona fide third-party leases acceptable to the lender, and (ii) a 421a Affordable Unit Tenanting Event has occurred with respect to each 421a affordable unit.

(4)	According to borrower’s rent roll, the 445 Vanderbilt Property is 83.7% physically occupied. Pursuant to the master lease, the 445 Vanderbilt Property is 100% leased.

(5)	Historical financial information is not available as the 445 Vanderbilt Property was built in 2021.

The Loan. The 445 Vanderbilt mortgage loan is secured by the borrower’s fee interest in a 43-unit multifamily property located in Brooklyn, New York (the “445 Vanderbilt Property”). The 445 Vanderbilt mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $22.0 million (the “445 Vanderbilt Mortgage Loan”). The 445 Vanderbilt Mortgage Loan has a 10-year term and is interest-only for the entire term.

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No. 15 – 445 Vanderbilt

The Property. The 445 Vanderbilt Property is a recently constructed mid rise multifamily property located within the Clinton Hill neighborhood of New York. The 445 Vanderbilt Property consists of 30 market rate units and 13 affordable units. Unit amenities include electric oven/range combination, refrigerator, dishwasher and washer/dryer. The 445 Vanderbilt Property features a package room, a rooftop lounge, a bike storage facility and security cameras. Parking is provided via 18 carports and surface parking spaces resulting in a parking ratio of approximately 0.42 spaces per unit (provided that a portion of such surface parking spaces may be utilized by seven adjacent, non-collateral townhomes). The borrower sponsor acquired the 445 Vanderbilt Property for approximately $11.5 million and invested approximately $17.3 million for the development and construction of the 445 Vanderbilt Property. The 445 Vanderbilt Property was developed as a larger project involving seven townhomes (which are not part of the collateral). As of the October 14, 2021 underwritten rent roll, the 445 Vanderbilt Property was 100% leased.

The 445 Vanderbilt Property is anticipated to benefit from the 421-a (16) tax exemption program which was created to promote the development of new residential housing. The program partially exempts real estate taxes for newly constructed properties located outside of Manhattan’s exclusion zone. The program grants 35 years of benefits only to developments that provide affordable housing. Developments are required to supply at least 30% of affordable units to households whose income does not exceed 130% of the area median income. The borrower sponsor has submitted the application for the tax exemption program and expects to have the final approval within 180 days of origination of the 445 Vanderbilt Mortgage Loan. The tax exemption involves a 100% exemption over the first 25 years and a 30% exemption over the remaining 10 years with the 445 Vanderbilt Property becoming fully taxable in year 36. The tax exemption applicable to the improvements at the 445 Vanderbilt Property would be anticipated to terminate in 2057. As such, 2058 would be anticipated to be the first year that the full, unabated real estate taxes will be due at the 445 Vanderbilt Property. According to the appraisal, the unabated taxes would be approximately $298,706 for 2022 compared to the abated taxes of $89,364 and the underwritten taxes of $91,102. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The following table presents detailed information with respect to the unit mix of the 445 Vanderbilt Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. Monthly Rent Per Unit
Studio – Rent Stabilized	7	16.3%	7	100.0%	382	$2,434
Studio – Affordable (Master Leased)	6	14.0	6	100.0%	465	$2,512
One Bedroom – Market	16	37.2	16	100.0%	594	$3,586
One Bedroom – Affordable	4	9.3	4	100.0%	564	$2,592
Two Bedroom – Market	7	16.3	7	100.0%	815	$4,748
Two Bedroom – Affordable	2	4.7	2	100.0%	811	$3,090
Two Bedroom – Affordable (Master Leased)	1	2.3	1	100.0%	774	$3,090
Collateral Total/Wtd. Avg.	43	100.0%	43	100.0%	589	$3,311
(1)	Based on the underwritten rent roll dated October 14, 2021.

COVID-19 Update. As of November 3, 2021, the 445 Vanderbilt Property is open and operating. As of the date of this term sheet, the 445 Vanderbilt Mortgage Loan is not subject to any modification or forbearance requests.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical Occupancies are unavailable as the 445 Vanderbilt Property was built in 2021.

(2)	Current Occupancy is based on the underwritten rent roll as of October 14, 2021.

The Market. The 445 Vanderbilt Property is located within the Clinton Hill neighborhood in Brooklyn, New York. The Clinton Hill neighborhood is located in north-central Brooklyn and is bordered by the Brooklyn Navy Yard and the Brooklyn-Queens Expressway to the north, Williamsburg to the northeast, Bedford-Stuyvesant to the east, Prospect Heights to the south and Fort Greene to the west. The Clinton Hill neighborhood has several midrise brick apartments and condominiums as well as brownstones, carriage houses and standalone mansions. Retail uses mostly include local retailers such as restaurants, local clothing boutiques, and convenience stores. Attractions in the neighborhood include the Pratt Institute, Green in BKLYN, Saint Joseph’s College, the Clinton Hill Historic District and the Brooklyn Academy of Music. The Clinton Hill neighborhood has experienced growth patterns in the way of multifamily properties, notably along Atlantic Avenue with some of the ongoing developments including: 540 Waverly Avenue, a 135 unit mixed-use building that features 40 affordable housing units; and 550 Clinton Avenue, a 29-story mixed used high-rise apartment building with 264 apartments and retail and office space provided on the ground through second floors. Proposed developments include: 840 Atlantic Avenue, a 316

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No. 15 – 445 Vanderbilt

unit high-rise apartment building and 1034-1042 Atlantic Avenue, a 17-story mixed-use building with 174 apartment units, retail space and a youth center. Public transportation is available near the 445 Vanderbilt Property. Public transportation is provided by the Metropolitan Transportation Authority with bus stops along Fulton Street and Greene Avenue. The G and C subway lines are available at the Clinton-Washington Avenue subway station to the north and south of the 445 Vanderbilt Property. According to the appraisal, the 2020 population within a 0.5-, 0.75- and 1-mile radius of the 445 Vanderbilt Property was 38,591, 96,259 and 176,166, respectively. The 2020 household income within the same radii is $132,291, $132,717 and $130,189, respectively.

According to the appraisal, the 445 Vanderbilt Property is located within the New York Metro apartment market. As of the second quarter of 2021, the New York Metro apartment market contained approximately 230,035 units with a vacancy rate of 4.1%, representing a 0.2% decrease over the previous quarter. As of the second quarter of 2021, the New York Metro apartment market reported an asking rent of $3,230 per unit. As of the second quarter of 2021, there were no units completed and there was a positive net absorption of 334 units within the New York Metro apartment market. According to the appraisal, the 445 Vanderbilt Property is located within the Kings County submarket. As of the second quarter of 2021, the Kings County apartment submarket contained 47,038 units, with a vacancy rate of 3.7%, representing a decrease of 0.6% over the previous quarter. As of second quarter 2021, the Kings County apartment submarket reported an asking rent of $1,809 per unit. As of the second quarter 2021, there were no units completed and there was a positive net absorption of 265 units within the Kings County apartment submarket.

Underwritten Net Cash Flow
	Underwritten	Per Unit	%(1)
Rents in Place	$1,708,284	$39,728	93.5%
Parking Income	75,600	1,758	4.1
Other Income(2)	42,707	993	2.3
Gross Potential Rent	$1,826,591	$42,479	100.0%
Total Reimbursements	0	0	0.0
Net Rental Income	$1,826,591	$42,479	100.0%
(Vacancy/Credit Loss)(3)	(91,330)	(2,124)	(5.0)
(Concessions)	0	0	0.0
Effective Gross Income	$1,735,261	$40,355	95.0%

Total Expenses	$263,161	$6,120	15.2%

Net Operating Income	$1,472,100	$34,235	84.8%

Total TI/LC, Capex/RR	10,750	250	0.6

Net Cash Flow	$1,461,350	$33,985	84.2%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Other Income represents late fees, bike storage fee, application fees and miscellaneous income.

(3)	Underwritten Vacancy/Credit Loss represents the economic vacancy of 5.0%.

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

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Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Contacts
Role	Party and Contact Information
Depositor	Barclays Commercial Mortgage Securities LLC
	Daniel Vinson		daniel.vinson@barclays.com
745 Seventh Avenue, 4th Floor, | New York, NY 10019
Certificate Administrator	Computershare Trust Company, N.A. as agent for Wells Fargo Bank, N.A.
	Corporate Trust Services (CMBS)		cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com
9062 Old Annapolis Road, | Columbia, MD 21045
Master Servicer	KeyBank National Association
	Andy Lindenman	(913) 317-4372	-
11501 Outlook Street,Suite 300 | Overland Park, KS 66211
Special Servicer	LNR Partners, LLC
	LNR CMBS Notices	(305) 695-5600	lnr.cmbs.notices@lnrproperty.com
1601 Washington Avenue,Suite 700 | Miami Beach, FL 33139
Operating Advisor & Asset Representations Reviewer	Pentalpha Surveillance LLC
	Don Simon	(203) 660-6100	-
375 North French Road,Suite 100 | Amherst, NY 14228

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 1 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Distribution Detail continued to next page

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 2 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Notional Certificates
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month’s Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 3 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 4 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Certificate Interest Reconciliation Detail

Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 5 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Additional Information

Total Available Distribution Amount (1)	0.00

(1)	The Available Distribution Amount includes any Prepayment Penalties.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 6 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 7 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 8 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.
(4)	Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 9 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹
Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 10 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.
(4)	Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 11 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.
(4)	Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 12 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.
(4)	Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 13 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 14 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Mortgage Loan Detail (Part 2)

Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 15 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Principal Prepayment Detail

			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 16 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Historical Detail

	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

Note: Foreclosure and REO Totals are included in the delinquencies aging categories.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 17 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Delinquency Loan Detail

Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 18 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Dec-21	0	0	0	0	0	0
Nov-21	0	0	0	0	0	0
Oct-21	0	0	0	0	0	0
Sep-21	0	0	0	0	0	0
Aug-21	0	0	0	0	0	0
Jul-21	0	0	0	0	0	0
Jun-21	0	0	0	0	0	0
May-21	0	0	0	0	0	0
Apr-21	0	0	0	0	0	0
Mar-21	0	0	0	0	0	0
Feb-21	0	0	0	0	0	0
Jan-21	0	0	0	0	0	0

(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 19 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Specially Serviced Loan Detail - Part 1

Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 20 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Specially Serviced Loan Detail - Part 2

Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined
2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 21 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Modified Loan Detail

		Pre-Modification		Post-Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Modification Closing Date	Modification Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 22 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Historical Liquidated Loan Detail

Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 23 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Historical Bond / Collateral Loss Reconciliation Detail

Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 24 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 25 of 26

Distribution Date:	12/17/21	BBCMS Mortgage Trust 2021-C12
Determination Date:	12/13/21
Next Distribution Date:	01/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-C12

Supplemental Notes

None

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 26 of 26

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of November 1, 2021 (the “Pooling and Servicing Agreement”).
Transaction: BBCMS Mortgage Trust 2021-C12, Commercial Mortgage Pass-Through Certificates Series 2021-C12
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: LNR Partners, LLC
Directing Certificateholder: LD III Sub III, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)

[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.

Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.

3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:

(a)

with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

               ________________________

               ________________________

               ________________________

               ________________________

(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

               ________________________

1     This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

II. Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “trust-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.          List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.    Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.    Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.    The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.    [LIST OTHER REVIEWED INFORMATION].

5.    [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.    As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.    In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.    Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.    The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.    Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.    There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.    The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.    This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or

D-1-1

materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.    Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of November 1, 2021, to the knowledge of the related Mortgage Loan Seller, after due inquiry, there has been no request for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after November 1, 2021.

6.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the

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related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

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9.    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.  Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.  Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.  Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.  Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial

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condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.  Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.  Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.  No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.  Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided

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by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional

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insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.  Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.  No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.  No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21.  REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for

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purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedures 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) the related Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

22.  Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.  Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24.  Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.  Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or

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operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.  Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it will keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27.  Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor will have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.  Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the

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immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the Treasury Regulations.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the Treasury Regulations and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the Treasury Regulations.

29.  Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.  Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.  Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid

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principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.  Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.  Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal

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amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.  Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

35.  Ground Leases. For purposes of this Annex D-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)  The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)  The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)  The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)  Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without

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the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)   The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)  The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)  A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)   The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)   Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)  In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)   Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.  Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.  Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and

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warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.  No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39.  Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.  Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.  Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is

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required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

42.  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.  Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.  Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.  Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.  Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

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For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	Starwood Mortgage Capital LLC	Bank of Montreal	KeyBank National Association
N/A	N/A	N/A	AMF Portfolio (Loan No. 1)	N/A

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	Starwood Mortgage Capital LLC	Bank of Montreal	KeyBank National Association
One & Two River Crossing (Loan No. 12) Henderson Properties (Loan No. 18)	N/A	N/A	N/A	N/A

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	Starwood Mortgage Capital LLC	Bank of Montreal	KeyBank National Association
AMG Industrial Portfolio (Loan No. 38) Airworld Center (Loan No. 59)	1441-1451 Overing Street (Loan No. 25) 2535-2537 Grand Concourse (Loan No. 47)	South Dade Canal (Loan No. 48) Sebastian Canal (Loan No. 52) Big Al’s Canal (Loan No. 53)	Mills Fleet Farm Brooklyn Ranch (Loan No. 11) RedHawk MOB (Loan No. 37)

Parkshore Plaza (Loan No. 5)

FedEx and Cytovance Portfolio (Loan No. 22)

Integer Medical Manufacturing Facility (Loan No. 43)

Mini U Storage - Motor City (Loan No. 58)

Mini U Storage - Thornton (Loan No. 66)

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	HQ @ First (Loan No. 6)	The sole tenant at the Mortgaged Property has a right of first offer to purchase the Mortgaged Property. The tenant has agreed that such right of first offer is subject and subordinate to the mortgage upon the Mortgaged Property. The tenant’s purchase option rights will not apply if the Mortgaged Property is sold to an affiliate of the landlord, or sold in connection with a foreclosure or deed in lieu of foreclosure.
(6) Lien; Valid Assignment	MCP Industrial Portfolio – 1700 Second Street (Loan No. 50) MCP Industrial Portfolio – 1835 South Black Canyon Highway (Loan No. 50)	The sole tenant at the related Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal will not apply to a successor landlord through foreclosure, deed in lieu of foreclosure or any other enforcement action under the mortgaged, or any subsequent sale by the lender.
(6) Lien; Valid Assignment	Independence Square (Loan No. 60)	Walgreens, the second largest tenant at the Mortgaged Property, has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal shall not apply to a successor landlord through foreclosure, deed in lieu of foreclosure or any other enforcement action under the mortgage; provided, however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.
(11) Condition of Property	Courtyard by Marriott - Lake Charles, LA (Loan No. 31)	The related engineering report for the Mortgaged Property, which was prepared in connection with the origination of the Mortgage Loan, is dated December 6, 2019, which is more than 12 months prior to the Cut-off Date.
(15) Escrow Deposits	One & Two River Crossing (Loan No. 12)	The Mortgagor is a party to that certain Lease Escrow Holdback Agreement (the “Escrow Agreement”), made and entered into as of the origination date of the Mortgage Loan, by and among Mortgagor, as buyer, Chicago Title Insurance Company, as escrow agent (the “Escrow Agent”) and FSP River Crossing LLC, as seller (the “Seller”), with respect to certain rent payments payable under tenant leases. In connection with the purchase of the Mortgaged Property by the Mortgagor on the origination date of the Mortgage Loan, the Seller was required to escrow (i) $60,782 for Blitz & Associates (the “Blitz Escrow Funds”) and (ii) $124,956 for Geniatech USA (the “Geniatech Escrow Funds”, and collectively with the Blitz Escrow Funds, the “Escrow Funds”) directly with the Escrow Agent for certain rent payments payable under tenant leases. All of the Mortgagor’s right, title and interest in the Escrow Agreement has been assigned to the lender pursuant to a collateral assignment, executed by the Mortgagor and the lender, and acknowledged and consented to by the Seller and the Escrow Agent. The Escrow Agreement provides that the Escrow Funds are to be released only upon satisfaction of certain customary disbursement requirements. The Mortgage Loan documents require the Mortgagor to observe and perform all of the obligations imposed upon the Mortgagor under the Escrow Agreement and require the Mortgagor to not consent to the release of any portion of the Escrow Funds except upon the full satisfaction of all requirements as set forth in the Escrow Agreement. To the extent the Mortgagor is entitled to disbursements of any Escrow Funds under the Escrow Agreement, the Mortgage Loan documents require the Mortgagor to instruct the Escrow Agent under the Escrow Agreement to wire all such escrow funds directly to the lender pursuant to wire instructions provided by the lender.
(17) Insurance	HQ @ First (Loan No. 6)

The Mortgage Loan documents permit the Mortgagor to maintain a portion of the insurance coverage required by the Mortgage Loan documents with Insurance Company of the West (“ICW”), rated “A XII” by Best’s Insurance Reports and James River Insurance Company (“James River”), rated “A- XI” by Best’s Insurance Reports, in their current

D-2-1

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

participation amounts and positions within the syndicate, provided that (x) the respective Best’s Insurance Reports ratings of either ICW or James River is not withdrawn or downgraded and (y) at renewal of the current policy term on July 30, 2022, the Mortgagor must replace ICW and James River with insurance companies meeting the requirements set forth in the Mortgage Loan documents.

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is $6,000,000.

The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount of up to $100,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurance value of the Mortgaged Property.

(17) Insurance	Columbia East Marketplace (Loan No. 10)

The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount of up to $25,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurance value of the Mortgaged Property.

The Mortgage Loan documents require business interruption or rental loss insurance for a period of not less than 18 months or the date the restoration is completed, whichever first occurs.

(17) Insurance	One & Two River Crossing (Loan No. 12)	The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount of up to $50,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurance value of the Mortgaged Property.
(17) Insurance	Parc Gardens (Loan No. 14)	The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount of up to $50,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurance value of the Mortgaged Property.
(17) Insurance	356-362 E 148th Street (Loan No. 26)	The Mortgage Loan documents permit the Mortgagor to maintain the general liability coverage with United States Liability Insurance Company (“US Liability”) rated A++XII with AM Best Company and the umbrella liability coverage with StarStone National Insurance Company (“StarStone”) rated A-:XI with AM Best Company, provided that (x) said AM Best rating is not withdrawn or downgraded below the date of the Mortgage Loan documents (y) in the event that S&P is rating a securitization in which any portion of the loan is allocated, at renewal of the current policy term, the Mortgagor shall replace US Liability and StarStone with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.
(17) Insurance	ExchangeRight In-Line Retail Portfolio 1 (Loan No. 33)

The Mortgage Loan documents permit the Mortgagor to rely on insurance maintained by a tenant at an individual Mortgaged Property so long as (i) the lease affecting such individual Mortgaged Property is in full force and effect; (ii) no default beyond any applicable notice and cure period has occurred and is continuing under such applicable lease; (iii) the tenant under such applicable lease maintains insurance policies on the individual Mortgaged Property that satisfy the requirements of the Mortgage Loan documents; and (iv) the tenant or Mortgagor delivers evidence acceptable to the lender of such coverage annually prior to the renewal of such coverage maintained by the tenant.

The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount of up to $50,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurance value of the Mortgaged Property.

D-2-2

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Vista Commons (Loan No. 36)	The Mortgage Loan documents permit the Mortgagor to maintain a portion of the insurance coverage required by the Mortgage Loan documents with Westminster American Insurance Company (“Westminster”), rated “A IX” by AM Best, provided that (x) if the current AM Best rating of Westminster is withdrawn or downgraded below the date of the origination of the Mortgage Loan documents and (y) at renewal of the current policy term on April, 23, 2022, the Mortgagor must replace Westminster with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.
(17) Insurance	Fleming Island Medical Plaza (Loan No. 49)	The Mortgage Loan documents permit the Mortgagor to maintain a portion of the insurance coverage required by the Mortgage Loan documents with Westfield Insurance Company (“Westfield”), provided that Westfield maintains a rating of “AXV” or better with AM Best.
(17) Insurance	CVS Florida Portfolio (Loan No. 51)	The Mortgage Loan documents provide that the Mortgagor’s obligation to maintain insurance coverage as required in the Mortgage Loan documents will be suspended so long as (i) each CVS lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under any CVS lease, (iii) CVS or CVS’ lease guarantor under each CVS lease (collectively, “CVS Tenant”) remains fully liable for the obligations and liabilities under each CVS lease and maintains a credit rating from S&P of at least “BBB-”, (iv) each CVS lease remains in full force and effect following a casualty and CVS Tenant is obligated per the terms of each CVS lease to rebuild and/or repair the Mortgaged Property at its sole cost and expense for all risks and is entitled to no period of rent abatement or right of termination during the term of the Mortgage Loan as it relates to business income and terrorism coverage, (v) CVS Tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under each CVS lease, and (vi) the Mortgagor has provided to the lender, evidence satisfactory to the lender that CVS Tenant under each CVS lease maintains in full force and effect the insurance described in clause (v) above (subsections (i), (ii), (iii), (iv), (v), and (vi), collectively the “Tenant Insurance Requirements”). If CVS Tenant fails to meet the Tenant Insurance Requirements, then the Mortgagor must obtain, at the Mortgagor’s sole cost and expense, either (x) “primary” insurance coverage in the event that CVS Tenant does not provide the applicable insurance coverage required in the Mortgage Loan documents or (y) “excess and contingent” insurance coverage, over and above any other valid and collectible coverage then in existence, in the event that CVS Tenant does not have sufficient coverage to meet the Tenant Insurance Requirements. Provided further that and notwithstanding the foregoing, in the event all or any portion of the improvements or personal property at the Mortgaged Property is currently or at any time in the future located in a federally designated special flood hazard area, the Mortgagor will be responsible for maintaining flood insurance as required pursuant to the Mortgage Loan documents.
(17) Insurance	459 Culley Drive (Loan No. 56)

The Mortgage Loan documents provide that the Mortgagor’s obligation to maintain insurance coverage for the Mortgaged Property as required in the Mortgage Loan documents will be suspended so long as (i) that certain sublease dated November 18, 2020 by and between McCartney Produce, LLC, as sublessor, and MC Produce, LLC, as sublessee (“MC Produce”), as subsequently assigned by McCartney Produce, LLC to the Mortgagor pursuant to the lessee assignment (the “MC Produce Lease”) is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the MC Produce Lease, (iii) MC Produce maintains traditional third-party coverage for the Mortgaged Property pursuant to the requirements set forth in the Mortgage Loan documents, including without limitation, naming the lender as mortgagee, lender loss payable and additional insured and naming the Mortgagor as loss payee and/or additional insured, (iv) the MC Produce Lease remains in full force and effect following a casualty and MC Produce is obligated per the terms of the MC Produce Lease to rebuild and/or repair the Mortgaged Property at its sole expense and is

D-2-3

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

not entitled to any period of rent abatement. If MC Produce fails to provide coverage in compliance with the requirements set forth in the Mortgage Loan documents, the Mortgagor must obtain and maintain, at the Mortgagor’s sole cost and expense, all insurance as required by the Mortgage Loan documents with respect to the Mortgaged Property which meets the requirements and provide coverage that will pay proceeds in an amount sufficient to restore the Mortgaged Property to the extent such proceeds are not paid or otherwise made available under the MC Produce insurance policies. Such insurance shall either be (x) “primary” insurance coverage in the event that MC Produce does not provide the applicable insurance coverage required in the Mortgage Loan documents, or (y) “excess and contingent” insurance coverage, over and above any other valid and collectible coverage then in existence, in the event that MC Produce does not have sufficient coverage to meet the requirements set forth above, in each case as shall be necessary to bring the insurance coverage for the Mortgaged Property into full compliance with all of the terms and conditions of the Mortgage Loan documents. Provided further that and notwithstanding anything to the contrary herein, in the event all or any portion of the improvements or personal property at the Mortgaged Property is currently or at any time in the future located in a federally designated special flood hazard area, the Mortgagor is responsible for maintaining the coverage available through the National Flood Insurance Program as required pursuant to the Mortgage Loan documents.

The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount of up to $50,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurance value of the Mortgaged Property.

The Mortgage Loan documents require business interruption or rental loss insurance for a period of not less than 18 months or the date the restoration is completed, whichever first occurs.

(25) Local Law Compliance	One & Two River Crossing (Loan No. 12)	Pursuant to the zoning report obtained in connection with the origination of the Mortgage Loan, there are open fire code violations at the Mortgaged Property. Pursuant to the Mortgage Loan documents, the Mortgagor is required to cure and satisfy the fire code violations within twelve (12) months of the origination of the Mortgage Loan. The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for any losses suffered by the lender resulting from the fire code violations.
(27) Recourse Obligation	HQ @ First (Loan No. 6)	The aggregate liability of the non-recourse carveout guarantor for all full recourse events taken together is capped at 15% of the outstanding principal balance of the whole loan at the time of such occurrence, plus the lender’s enforcement costs.
(32) Single-Purpose Entity	F&N Shopping Village (Loan No. 34)	The Mortgagor previously owned a vacant parcel across the street from the Mortgaged Property (the “Prior Owned Property”) that is not collateral for the Mortgage Loan. The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for any losses relating to such prior ownership of the Prior Owned Property.
(40) Organization of Mortgagor	AMG Industrial Portfolio (Loan No. 38)	The Mortgagor is affiliated with the Mortgagor under the Mortgage Loan known as Airworld Center, which Mortgage Loan is being sold to the Trust by Barclays Capital Real Estate Inc.
(40) Organization of Mortgagor	Airworld Center (Loan No. 59)	The Mortgagor is affiliated with the Mortgagor under the Mortgage Loan known as AMG Industrial Portfolio, which Mortgage Loan is being sold to the Trust by Barclays Capital Real Estate Inc.
(42) Appraisal	Courtyard by Marriott - Lake Charles, LA (Loan No. 31)	The related appraisal for the Mortgaged Property, which was prepared in connection with the origination of the Mortgage Loan, is dated November 20, 2019, which is more than 12 months prior to the Cut-off Date.

D-2-4

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(42) Appraisal	818 Sterling Place and Bronx Portfolio – 818 Sterling Place (Loan No. 42)	The related appraisal for the Mortgaged Property, which was prepared in connection with the origination of the Mortgage Loan, is dated January 1, 2021, which is more than 6 months prior to the origination date of the Mortgage Loan.

D-2-5

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(11) Condition of Property	Residence Inn – Boca Raton (Loan No. 32)	An engineering report was issued in connection with the origination of the related Mortgage Loan on January 3, 2020 which is not within twelve months of the Cut-off Date of this transaction.
(17) Insurance	Manhattan Retail Portfolio (Loan No. 4)	So long as the related Mortgaged Properties are condominiums or cooperative units, the related Mortgagor is only required to maintain liability insurance. All other insurance is maintained by the condominium association or cooperative board. The Mortgagee is not a named or additional insured on such policies and use of such proceeds will be determined by the condominium/cooperative documents.
(17) Insurance	FedEx and Cytovance Portfolio (Loan No. 22)	Under the related Mortgage Loan documents, the Mortgagor is allowed to rely on a major tenant’s insurance policies. Currently, the Mortgagor maintains all insurance policies.
(17) Insurance	Savannah Medical Office (Loan No. 55)	Rather than the required amount of insurance being for “an amount (subject to a customary deductibles) not less than the lesser of (1) the original principal balance of the related Mortgage Loan, and (2) the full insurable value” as stated above, the amount of such insurance required by the related Mortgage Loan documents is the full replacement cost of the related Mortgaged Property (which means actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation); provided, however, for so long as that portion of the Mortgaged Property located at 617 Stephenson Avenue is subject to the terms and conditions of the condominium declaration, the Mortgagee accepts such insurance insuring the roof of that portion of the Mortgaged Property located at 617 Stephenson Avenue in an amount equal to one hundred percent (100%) of the “actual cash value,” which for purposes of the related Mortgage Loan documents is calculated by subtracting depreciation from the actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings).
(17) Insurance	Southeast MHC Portfolio (Loan No. 45)	The insurance certificates do not give the Mortgagee the right to a notice and cure period prior to termination. This was mitigated by requiring the Mortgagor to give the Mortgagee notice of termination and inserting loss recourse provisions for any failure to deliver notice.
(17) Insurance	Savannah Medical Office (Loan No. 55)	With respect to the 617 (Unit 100) Stephenson Avenue building, proceeds of insurance or condominium awards related to the common elements will be held and disbursed by a trustee with an investment grade rating and applied in accordance with the terms and provisions of the condominium declaration. A loss carveout has been added to the guaranty to cover losses in connection with the casualty and condemnation proceeds being subject to the terms and conditions of the related condominium documents.
(17) Insurance	Tractor Supply – Warrenton (Loan No. 65)	The Tractor Supply Company (“Tractor Supply”) is responsible for obtaining insurance coverage at the related Mortgaged Property. The insurance coverage obtained by Tractor Supply names the Mortgagor and lender as a loss payee on the property coverage and as additional insured on the property liability coverage.
(17) Insurance	Tractor Supply – Warrenton (Loan No. 65)	Tractor Supply’s insurance certificates do not give the Mortgagee the right to a notice and cure period prior to termination. This was mitigated by requiring the Mortgagor to give the Mortgagee notice of termination and inserting loss recourse provisions for any failure to deliver notice.
(18) Access; Utilities; Separate Tax Parcels	Integer Medical Manufacturing Facility (Loan No. 43)	Tract two of the related Mortgaged Property shares a tax parcel number with a neighboring property (which prior to the sale of the related Mortgaged Property to the Mortgagee had a common owner). The Mortgagee confirmed that it submitted all documentation to provide a separate tax parcel number for tract two and the related Mortgage Loan documents require that the Mortgagee finalize the parcel split.

D-2-6

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	Manhattan Retail Portfolio (Loan No. 4)	The related Mortgage Loan documents state that in the event of casualty or condemnation the related borrower must repair, replace or rebuild the related Mortgaged Property and must complete and pay for any structure at any time in the process of construction or repair “subject to the rights of the condominium associations, the cooperative corporation and master lessor, as applicable.”
(25) Local Law Compliance	Mini U Storage – Motor City (Loan No. 58)	Information from the municipality was pending at the origination of the related Mortgage Loan with respect to zoning, building, and fire code violations. Additionally, only the self-storage use was analyzed. An updated report adding the uses of office, autobody repair, cell tower, and carwash was pending at origination, which report may include additional information related to special permitting. A post-closing agreement was entered requiring the Mortgagor to deliver an updated zoning report and remedy any violations.
(25) Local Law Compliance	Mini U Storage – Thornton (Loan No. 66)	The zoning report states the warehouse use is permitted by special use permit, but did not cite or attach a special use permit. A post-closing agreement was entered requiring the Mortgagor to deliver an updated zoning report and remedy any violations.
(27) Recourse Obligations

Manhattan Retail Portfolio (Loan No. 4)

399 Jefferson Road (Loan No. 7)

Superstition Gateway (Loan No. 8)

Midwest Trade Center (Loan No. 9)

Osborne Shopping Center (Loan No. 19)

FedEx and Cytovance Portfolio (Loan No. 22)

Fresenius – Brooklyn (Loan No. 28)

Arbor Square (Loan No. 29)

Dollar Self Storage #18 – Lake Pleasant (Loan No. 30)

Residence Inn – Boca Raton (Loan No. 32)

My Self Storage – Spring Valley (Loan No. 39)

Integer Medical Manufacturing Facility (Loan No. 43)

Mini U Storage – Motor City (Loan No. 58)

Gold Key Storage (Loan No. 62)

Palmdale and Brownstone MHC (Loan No. 64)

Tractor Supply – Warrenton (Loan No. 65)

Mini U Storage – Thornton (Loan No. 66)

The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation.”
(27) Recourse Obligations	Arbor Square (Loan No. 29)	The related non-recourse carveout guarantor’s liability for environmental matters is capped at $13,762,500. Environmental insurance has been obtained to cover any further losses.

D-2-7

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations	Osborne Shopping Center (Loan No. 19)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “material physical waste” as opposed to “intentional material physical waste” and contain an exclusion for the failure of the related Mortgaged Property to generate income sufficient to prevent such waste.
(27) Recourse Obligations	Residence Inn – Boca Raton (Loan No. 32)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “intentional physical waste” but contain exclusions for the failure of the related Mortgaged Property to generate income sufficient to prevent such waste and if the Mortgagor is cash sweeping funds and does not release such funds to prevent such waste.
(27) Recourse Obligations	Manhattan Retail Portfolio (Loan No. 4) Arbor Square (Loan No. 29) My Self Storage – Spring Valley (Loan No. 39)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “physical waste” as opposed to “intentional material physical waste.”
(27) Recourse Obligations	Savannah Medical Office (Loan No. 55)	The related Mortgage Loan documents provide for liability for liability for actual losses, liabilities, costs and damages in connection with “intentional misrepresentation” as opposed to “intentional material misrepresentation.” The non-recourse carveout for waste is for material physical waste of the related Mortgaged Property, but contains an exclusion for failure of the property to generate income sufficient to prevent such waste.
(32) Single-Purpose Entity	Manhattan Retail Portfolio (Loan No. 4)	The related Mortgagor was not required to provide a non-consolidation opinion at the origination of the related Mortgage Loan.
(32) Single-Purpose Entity	Gold Key Storage (Loan No. 62)	The related Special Purpose Entity previously owned a vacant strip of land adjacent to the related Mortgaged Property (“Prior Owned Property”). The related Special Purpose Entity has transferred of ownership of the Prior Owned Property and the Mortgagor has no direct or indirect ownership interest or other right, title or interest in the Prior Owned Property.
(35) Ground Leases	Manhattan Retail Portfolio (Loan No. 4)

The 250-254 West 82nd Mortgaged Property is secured by a master lease. Although the master lease does not include the entire interest in the land or improvements per the definition of ground lease included in the related representation and warranty, the leasehold estate created by the master lease constitutes 28.7% of the collateral for the related Mortgage Loan.

The master lease is automatically subordinate to all fee mortgages. A non-disturbance agreement exists for the current fee mortgage. Under the related Mortgage Loan documents, the master lessor is required to use commercially reasonable efforts to obtain any future non-disturbance agreement. If the master lease is terminated in the future due to a lack of a non-disturbance agreement, then the related non-recourse guarantors will be liable for 28.7% of the original principal balance of the related Mortgage Loan.

(40) Organization of Mortgagor	Parkshore Plaza (Loan No. 5)	The Mortgagor under the Mortgage Loan is affiliated with the Mortgagor under the Mills Street Farm Brooklyn Ranch Mortgage Loan and the RedHawk MOB Mortgage Loan.
(40) Organization of Mortgagor	FedEx and Cytovance Portfolio (Loan No. 22)	The Mortgagor under the Mortgage Loan is affiliated with the Mortgagor under the Integer Medical Manufacturing Facility Mortgage Loan.
(40) Organization of Mortgagor	Integer Medical Manufacturing Facility (Loan No. 43)	The Mortgagor under the Mortgage Loan is affiliated with the Mortgagor under the FedEx and Cytovance Portfolio Mortgage Loan.

D-2-8

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(40) Organization of Mortgagor	Mini U Storage – Motor City (Loan No. 58)	The Mortgagor under the Mortgage Loan is affiliated with the Mortgagor under the Mini U Storage – Thornton Mortgage Loan.
(40) Organization of Mortgagor	Mini U Storage – Thornton (Loan No. 66)	The Mortgagor under the Mortgage Loan is affiliated with the Mortgagor under the Mini U Storage – Motor City Mortgage Loan.
(42) Appraisal	Residence Inn – Boca Raton (Loan No. 32)	An appraisal was issued in connection with the origination of the related Mortgage Loan on February 24, 2020 which is not within twelve months of the Cut-off Date of this transaction.

D-2-9

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	2535-2537 Grand Concourse (Loan No. 47)	A tenant, American Dental, has a right of first refusal to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first refusal does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure or the first sale thereafter.
(7) Permitted Liens; Title Insurance	2535-2537 Grand Concourse (Loan No. 47)	See exception to Representation and Warranty No. 6, above.
(11) Condition of Property	Hamilton Commons (Loan No. 16)	The related property condition report is dated February 13, 2020, which is not within 12 months of the Cut-off Date.
(11) Condition of Property	Hampton Inn Altoona Des Moines (Loan No. 35)	The related property condition report is dated February 20, 2020, which is not within 12 months of the Cut-off Date.
(25) Local Law Compliance	445 Vanderbilt (Loan No. 15) Hayes Court (Loan No. 21) 1441-1451 Overing Street (Loan No. 25) 2535-2537 Grand Concourse (Loan No. 47)	Certain building code, fire code and/or housing preservation department violations are open at the related Mortgaged Properties. The related Mortgage Loan documents require the related Mortgagor to cure any such open violations at each of the related Mortgaged Properties.
(28) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(40) Organization of Mortgagor	1441-1451 Overing Street (Loan No. 25) 2535-2537 Grand Concourse (Loan No. 47)	The Mortgagors are affiliated entities.
(42) Appraisal	Hamilton Commons (Loan No. 16)	The related appraisal is dated February 14, 2020, which is not within 12 months of the Cut-off Date.
(42) Appraisal	Hampton Inn Altoona Des Moines (Loan No. 35)	The related appraisal is dated February 27, 2020, which is not within 12 months of the Cut-off Date.

D-2-10

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Helios Plaza (Loan No. 2)	The sole tenant’s lease provides it with the right of first offer to purchase all or a portion of the Mortgaged Property if the landlord desires to sell such property, including, without limitation, a ground lease with a term greater than 25 years.
(6) Lien; Valid Assignment	NAI Net Lease Portfolio (Loan No. 23)	Tractor Supply has a right of first refusal with respect to the Tractor Supply Company property which right does not apply in connection with a foreclosure or deed-in-lieu. Walgreens has a right of first refusal to purchase the Walgreens property which right is waived in connection with a foreclosure or deed-in-lieu of foreclosure. The affiliated property manager has a right of first refusal to purchase the properties pursuant to the unrecorded property management agreement. The right of first refusal was waived in connection with a foreclosure, deed in lieu of foreclosure and a subsequent sale pursuant to a recorded subordination agreement.
(7) Permitted Liens; Title Insurance	Helios Plaza (Loan No. 2)	The sole tenant’s lease provides it with the right of first offer to purchase all or a portion of the Mortgaged Property if the landlord desires to sell such property, including, without limitation, a ground lease with a term greater than 25 years.
(7) Permitted Liens; Title Insurance	NAI Net Lease Portfolio (Loan No. 23)	Tractor Supply has a right of first refusal with respect to the Tractor Supply Company property which right does not apply in connection with a foreclosure or deed-in-lieu. Walgreens has a right of first refusal to purchase the Walgreens Property which right is waived in connection with a foreclosure or deed-in-lieu of foreclosure.
(17) Insurance	Helios Plaza (Loan No. 2)	The related borrower is not required to maintain the insurance coverages required under the Helios Plaza Mortgage Loan documents to the extent that (i) Amoco Properties (“Amoco”), a wholly-owned subsidiary of BP N.A., has leased all of the Helios Plaza Property and the applicable lease is in full force and effect and (ii) Amoco has satisfied the requirements for specified tenant insurance (which may include self-insurance) as set forth in the Helios Plaza Mortgage Loan documents, including, without limitation, the requirement that BP N.A. maintains a rating of A- or better from S&P.
(25) Local Law Compliance	AMF Portfolio (Loan No. 1)	The Millburn Court Mortgaged Property is the subject of certain fire code violations. The Timberwood and Sandalwood Mortgaged Properties are legal non-conforming as to use.
(25) Local Law Compliance	NAI Net Lease Portfolio (Loan No. 23)	The 7-Eleven Property is legal non-conforming as to use. So long as the use is not discontinued for a period of one year or more, such legal non-conforming use may continue to be used in its current location, subject to the requirements of the applicable zoning code.
(27) Recourse Obligations	Helios Plaza (Loan No. 2)	Guarantor provided a separate environmental indemnity, but there is no environmental recourse carveout.
(32) Single-Purpose Entity	1400 E 57th (Loan No. 46)	The borrower is a recycled entity that currently owns only the Mortgaged Property. The borrower has adopted single purpose covenants going forward, however, the borrower has previously owned certain other real property..
(34) Fixed Interest Rates	AMF Portfolio (Loan No. 1)	The Mortgage Loan’s fixed interest rate for the first 83 months of its term is 3.72381004379935% per annum, which rate thereafter steps up to a fixed interest rate of 3.93100% per annum.

D-2-11

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(40) Organization of Mortgagor	Mills Fleet Farm Brooklyn Branch (Loan No. 11) and RedHawk MOB (Loan No. 37)	The Mortgagors under the Mortgage Loans are affiliated with each other and with the Mortgagor under the Park Shore Plaza Mortgage Loan.

D-2-12

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(14) Actions Concerning Mortgage Loan	East Boston Multifamily Portfolio II (Loan No. 27)	An indirect owner of the Mortgagor is subject to a consent judgment issued on September 4, 2020 in connection with a failure to file notice of asbestos removal with the Massachusetts Department of Environmental Protection. Pursuant to the consent judgment, such indirect owner is required to pay $250,000 and comply with certain requirements to submit certain properties owned, directly or indirectly, by it, including the Mortgaged Properties, to certain audits and inspections related to asbestos containing materials.
(17) Insurance	East Boston Multifamily Portfolio II (Loan No. 27)	With respect to the 126-128 London Street, 26 Chelsea Street and 972-974 Saratoga Street Mortgaged Properties, each of the Mortgaged Properties are located in an area identified as having special flood hazards. However, excess flood coverage shall not be required for these Mortgaged Properties.
(25) Local Law Compliance	Glendale Industrial (Loan No. 17)	The Mortgaged Property is the subject of certain fire code violations.
(25) Local Law Compliance	2233 South Throop Street (Loan No. 24)	The Mortgaged Property is the subject of certain building code violations.
(25) Local Law Compliance	East Boston Multifamily Portfolio II (Loan No. 27)	With respect to the 149-151 Princeton, 165 Bremen Street, 26 Chelsea Street, 329 Sumner Street, 43-43A Cottage Street, 8 Cheever Court and 972-974 Saratoga Street Mortgaged Properties, each of the Mortgaged Properties are legal non-conforming as to use.
(25) Local Law Compliance	East Boston Multifamily Portfolio II (Loan No. 27)	With respect to the 126-128 London Street, 127 Eutaw Street, 195 Maverick Street, 259 Border Street, 26 Chelsea Street, 331 Paris Street, 43-43A Cottage Street, 8 Cheever Court and 972-974 Saratoga Street Mortgaged Properties, each of the Mortgaged Properties are the subject of certain building and/or fire code violations.
(25) Local Law Compliance	3800-3810 E. Coast Highway (Loan No. 54)	The Mortgaged Property is the subject of a certain building code violation.
(25) Local Law Compliance	Route One Store N Lock (Loan No. 67)	The Mortgaged Property is legal non-conforming as to use.

D-2-13

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
December 2021	37,406,000.00
January 2022	37,406,000.00
February 2022	37,406,000.00
March 2022	37,406,000.00
April 2022	37,406,000.00
May 2022	37,406,000.00
June 2022	37,406,000.00
July 2022	37,406,000.00
August 2022	37,406,000.00
September 2022	37,406,000.00
October 2022	37,406,000.00
November 2022	37,406,000.00
December 2022	37,406,000.00
January 2023	37,406,000.00
February 2023	37,406,000.00
March 2023	37,406,000.00
April 2023	37,406,000.00
May 2023	37,406,000.00
June 2023	37,406,000.00
July 2023	37,406,000.00
August 2023	37,406,000.00
September 2023	37,406,000.00
October 2023	37,406,000.00
November 2023	37,406,000.00
December 2023	37,406,000.00
January 2024	37,406,000.00
February 2024	37,406,000.00
March 2024	37,406,000.00
April 2024	37,406,000.00
May 2024	37,406,000.00
June 2024	37,406,000.00
July 2024	37,406,000.00
August 2024	37,406,000.00
September 2024	37,406,000.00
October 2024	37,406,000.00
November 2024	37,406,000.00
December 2024	37,406,000.00
January 2025	37,406,000.00
February 2025	37,406,000.00
March 2025	37,406,000.00
April 2025	37,406,000.00
May 2025	37,406,000.00
June 2025	37,406,000.00
July 2025	37,406,000.00
August 2025	37,406,000.00
September 2025	37,406,000.00
October 2025	37,406,000.00
November 2025	37,406,000.00
December 2025	37,406,000.00
January 2026	37,406,000.00
February 2026	37,406,000.00
March 2026	37,406,000.00
April 2026	37,406,000.00
May 2026	37,406,000.00
June 2026	37,406,000.00
July 2026	37,406,000.00
August 2026	37,406,000.00
September 2026	37,406,000.00
October 2026	37,406,000.00
November 2026	37,404,071.03
Distribution Date	Class A-SB Planned Principal Balance ($)
December 2026	36,858,701.40
January 2027	36,344,041.35
February 2027	35,827,721.98
March 2027	35,212,822.43
April 2027	34,692,851.84
May 2027	34,139,017.61
June 2027	33,615,583.17
July 2027	33,058,385.87
August 2027	32,531,465.28
September 2027	32,002,845.34
October 2027	31,440,613.44
November 2027	30,908,473.98
December 2027	30,342,824.98
January 2028	29,807,143.37
February 2028	29,269,733.79
March 2028	28,667,345.42
April 2028	28,126,256.55
May 2028	27,551,918.54
June 2028	27,007,229.91
July 2028	26,429,396.87
August 2028	25,881,085.29
September 2028	25,331,004.50
October 2028	24,621,362.06
November 2028	23,925,563.37
December 2028	23,190,984.99
January 2029	22,493,918.81
February 2029	21,794,580.95
March 2029	20,973,914.22
April 2029	20,269,618.82
May 2029	19,523,505.14
June 2029	18,814,481.17
July 2029	18,063,776.38
August 2029	17,349,993.15
September 2029	16,633,883.19
October 2029	15,876,298.42
November 2029	15,155,383.22
December 2029	14,393,132.90
January 2030	13,667,381.27
February 2030	12,939,263.51
March 2030	12,116,493.58
April 2030	11,424,405.79
May 2030	10,712,150.58
June 2030	10,033,547.37
July 2030	9,316,927.91
August 2030	8,633,800.68
September 2030	7,948,458.90
October 2030	7,225,296.87
November 2030	6,535,387.57
December 2030	5,807,790.89
January 2031	5,113,284.56
February 2031	4,416,526.41
March 2031	3,611,822.19
April 2031	2,910,191.96
May 2031	2,171,215.28
June 2031	1,464,912.32
July 2031	721,398.83
August 2031 and thereafter	0.00

E-1

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ANNEX F

ASSUMED PRINCIPAL AND INTEREST PAYMENT SCHEDULE FOR THE AMF PORTFOLIO WHOLE LOAN

Monthly Payment Date	Whole Loan Principal Balance ($)	Whole Loan Interest Payment ($)	Whole Loan Principal Payment ($)	Mezzanine Loan Principal Balance ($)	Mezzanine Loan Interest Payment ($)	Mezzanine Loan Principal Payment ($)
12/06/21	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
01/06/22	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
02/06/22	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
03/06/22	172,000,000.00	498,163.03	0.00	13,000,000.00	67,464.19	0.00
04/06/22	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
05/06/22	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
06/06/22	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
07/06/22	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
08/06/22	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
09/06/22	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
10/06/22	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
11/06/22	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
12/06/22	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
01/06/23	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
02/06/23	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
03/06/23	172,000,000.00	498,163.03	0.00	13,000,000.00	67,464.19	0.00
04/06/23	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
05/06/23	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
06/06/23	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
07/06/23	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
08/06/23	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
09/06/23	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
10/06/23	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
11/06/23	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
12/06/23	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
01/06/24	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
02/06/24	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
03/06/24	172,000,000.00	515,954.57	0.00	13,000,000.00	69,873.63	0.00
04/06/24	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
05/06/24	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
06/06/24	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
07/06/24	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
08/06/24	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
09/06/24	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
10/06/24	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
11/06/24	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
12/06/24	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	269,845.82
01/06/25	172,000,000.00	551,537.64	0.00	12,730,154.18	73,779.06	250,558.28
02/06/25	172,000,000.00	551,537.64	0.00	12,479,595.90	72,930.91	251,406.43
03/06/25	172,000,000.00	498,163.03	0.00	12,228,189.47	65,104.42	312,607.53
04/06/25	172,000,000.00	551,537.64	0.00	11,915,581.93	71,021.71	253,315.63
05/06/25	172,000,000.00	533,746.11	0.00	11,662,266.30	67,900.87	274,228.01
06/06/25	172,000,000.00	551,537.64	0.00	11,388,038.29	69,235.96	255,101.38
07/06/25	172,000,000.00	533,746.11	0.00	11,132,936.91	66,166.87	275,962.01
08/06/25	172,000,000.00	551,537.64	0.00	10,856,974.90	67,438.30	256,899.05
09/06/25	172,000,000.00	551,537.64	0.00	10,600,075.85	66,568.69	257,768.66
10/06/25	172,000,000.00	533,746.11	0.00	10,342,307.19	63,576.90	278,551.98
11/06/25	172,000,000.00	551,537.64	0.00	10,063,755.22	64,753.23	259,584.12
12/06/25	172,000,000.00	533,746.11	0.00	9,804,171.10	61,814.06	280,314.82
01/06/26	172,000,000.00	551,537.64	0.00	9,523,856.28	62,925.65	261,411.69
02/06/26	172,000,000.00	551,537.64	0.00	9,262,444.58	62,040.77	262,296.58
03/06/26	172,000,000.00	498,163.03	0.00	9,000,148.01	55,234.86	322,477.09
04/06/26	172,000,000.00	551,537.64	0.00	8,677,670.92	60,061.29	264,276.05
05/06/26	172,000,000.00	533,746.11	0.00	8,413,394.87	57,258.11	284,870.77
06/06/26	172,000,000.00	551,537.64	0.00	8,128,524.09	58,202.41	266,134.93
07/06/26	172,000,000.00	533,746.11	0.00	7,862,389.16	55,453.10	286,675.78
08/06/26	172,000,000.00	551,537.64	0.00	7,575,713.39	56,331.13	268,006.21
09/06/26	172,000,000.00	551,537.64	0.00	7,307,707.18	55,423.93	268,913.42

F-1

Monthly Payment Date	Whole Loan Principal Balance ($)	Whole Loan Interest Payment ($)	Whole Loan Principal Payment ($)	Mezzanine Loan Principal Balance ($)	Mezzanine Loan Interest Payment ($)	Mezzanine Loan Principal Payment ($)
10/06/26	172,000,000.00	533,746.11	0.00	7,038,793.76	52,755.14	289,373.74
11/06/26	172,000,000.00	551,537.64	0.00	6,749,420.02	53,534.11	270,803.23
12/06/26	172,000,000.00	533,746.11	0.00	6,478,616.79	50,920.10	291,208.78
01/06/27	172,000,000.00	551,537.64	0.00	6,187,408.00	51,631.68	272,705.66
02/06/27	172,000,000.00	551,537.64	0.00	5,914,702.34	50,708.57	273,628.78
03/06/27	172,000,000.00	498,163.03	0.00	5,641,073.57	44,964.68	332,747.27
04/06/27	172,000,000.00	551,537.64	0.00	5,308,326.29	48,655.97	275,681.38
05/06/27	172,000,000.00	533,746.11	0.00	5,032,644.92	46,183.33	295,945.55
06/06/27	172,000,000.00	551,537.64	0.00	4,736,699.37	46,720.99	277,616.35
07/06/27	172,000,000.00	533,746.11	0.00	4,459,083.02	44,304.44	297,824.44
08/06/27	172,000,000.00	551,537.64	0.00	4,161,258.58	44,773.11	279,564.23
09/06/27	172,000,000.00	551,537.64	0.00	3,881,694.35	43,826.78	280,510.57
10/06/27	172,000,000.00	533,746.11	0.00	3,601,183.78	41,494.10	300,634.78
11/06/27	172,000,000.00	551,537.64	0.00	3,300,549.01	41,859.58	282,477.76
12/06/27	172,000,000.00	533,746.11	0.00	3,018,071.25	39,583.93	302,544.95
01/06/28	172,000,000.00	551,537.64	0.00	2,715,526.29	39,879.27	284,458.08
02/06/28	172,000,000.00	551,537.64	0.00	2,431,068.22	38,916.37	285,420.98
03/06/28	172,000,000.00	515,954.57	0.00	2,145,647.24	35,501.81	324,418.61
04/06/28	172,000,000.00	551,537.64	0.00	1,821,228.63	36,852.04	287,485.30
05/06/28	172,000,000.00	533,746.11	0.00	1,533,743.33	34,721.51	307,407.37
06/06/28	172,000,000.00	551,537.64	0.00	1,226,335.97	34,838.32	289,499.03
07/06/28	172,000,000.00	533,746.11	0.00	936,836.94	32,766.15	309,362.73
08/06/28	172,000,000.00	551,537.64	0.00	627,474.21	32,811.15	291,526.19
09/06/28	172,000,000.00	551,537.64	0.00	335,948.02	31,824.33	292,513.02
10/06/28	172,000,000.00	533,746.11	268,854.37	43,435.00	29,839.51	43,435.00
11/06/28	171,731,145.63	581,314.70	294,560.29	0.00	0.00	0.00
12/06/28	171,436,585.35	561,597.68	314,277.31	0.00	0.00	0.00
01/06/29	171,122,308.04	579,253.77	296,621.22	0.00	0.00	0.00
02/06/29	170,825,686.82	578,249.70	297,625.29	0.00	0.00	0.00
03/06/29	170,528,061.53	521,380.07	354,494.91	0.00	0.00	0.00
04/06/29	170,173,566.62	576,042.25	299,832.74	0.00	0.00	0.00
05/06/29	169,873,733.88	556,478.04	319,396.95	0.00	0.00	0.00
06/06/29	169,554,336.93	573,946.14	301,928.85	0.00	0.00	0.00
07/06/29	169,252,408.09	554,442.68	321,432.31	0.00	0.00	0.00
08/06/29	168,930,975.78	571,836.05	304,038.94	0.00	0.00	0.00
09/06/29	168,626,936.84	570,806.87	305,068.12	0.00	0.00	0.00
10/06/29	168,321,868.72	551,394.39	324,480.60	0.00	0.00	0.00
11/06/29	167,997,388.12	568,675.83	307,199.16	0.00	0.00	0.00
12/06/29	167,690,188.96	549,325.11	326,549.88	0.00	0.00	0.00
01/06/30	167,363,639.08	566,530.57	309,344.42	0.00	0.00	0.00
02/06/30	167,054,294.66	565,483.43	310,391.56	0.00	0.00	0.00
03/06/30	166,743,903.11	509,810.22	366,064.77	0.00	0.00	0.00
04/06/30	166,377,838.34	563,193.60	312,681.38	0.00	0.00	0.00
05/06/30	166,065,156.96	544,001.78	331,873.21	0.00	0.00	0.00
06/06/30	165,733,283.75	561,011.77	314,863.22	0.00	0.00	0.00
07/06/30	165,418,420.53	541,883.18	333,991.81	0.00	0.00	0.00
08/06/30	165,084,428.72	558,815.38	317,059.61	0.00	0.00	0.00
09/06/30	164,767,369.11	557,742.12	318,132.87	0.00	0.00	0.00
10/06/30	164,449,236.24	538,708.29	337,166.70	0.00	0.00	0.00
11/06/30	164,112,069.55	555,523.91	320,351.07	0.00	0.00	0.00
12/06/30	163,791,718.47	536,554.37	339,320.62	0.00	0.00	0.00
01/06/31	163,452,397.86	553,290.91	322,584.08	0.00	0.00	0.00
02/06/31	163,129,813.78	552,198.95	323,676.04	0.00	0.00	0.00
03/06/31	162,806,137.74	497,770.72	378,104.27	0.00	0.00	0.00
04/06/31	162,428,033.48	549,823.41	326,051.58	0.00	0.00	0.00
05/06/31	162,101,981.90	531,019.08	344,855.91	0.00	0.00	0.00
06/06/31	161,757,125.99	547,552.36	328,322.62	0.00	0.00	0.00
07/06/31	161,428,803.37	528,813.86	347,061.13	0.00	0.00	0.00
08/06/31	161,081,742.23	545,266.17	330,608.81	0.00	0.00	0.00
09/06/31	160,751,133.42	544,147.05	331,727.93	0.00	0.00	0.00
10/06/31	160,419,405.48	525,507.24	350,367.75	0.00	0.00	0.00
11/06/31	160,069,037.73	541,838.14	160,069,037.73	0.00	0.00	0.00

F-2

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	27
Summary of Risk Factors	59
Risk Factors	61
Description of the Mortgage Pool	151
Transaction Parties	226
Credit Risk Retention	271
Description of the Certificates	288
Description of the Mortgage Loan Purchase Agreements	327
Pooling and Servicing Agreement	337
Certain Legal Aspects of Mortgage Loans	442
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	458
Pending Legal Proceedings Involving Transaction Parties	460
Use of Proceeds	460
Yield and Maturity Considerations	460
Material Federal Income Tax Considerations	473
Certain State and Local Tax Considerations	485
Method of Distribution (Underwriter)	485
Incorporation of Certain Information by Reference	488
Where You Can Find More Information	488
Financial Information	489
Certain ERISA Considerations	489
Legal Investment	493
Legal Matters	494
Ratings	494
Index of Defined Terms	497

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$905,038,000
(Approximate)

Barclays Commercial Mortgage
Securities LLC

Depositor

BBCMS MORTGAGE TRUST
2021-C12
Issuing Entity

Commercial Mortgage Pass-Through Certificates,
Series 2021-C12

Class A-1	$13,880,000
Class A-2	$112,570,000
Class A-3	$10,510,000
Class A-4	$0 - $ 270,000,000
Class A-5	$280,700,000 - $ 550,700,000
Class A-SB	$37,406,000
Class X-A	$725,066,000
Class X-B	$179,972,000
Class A-S	$86,749,000
Class B	$47,906,000
Class C	$45,317,000

PRELIMINARY
PROSPECTUS

Barclays

Co-Lead Manager and Joint Bookrunner

Société Générale

Co-Lead Manager and Joint Bookrunner

BMO Capital Markets

Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets

Co-Lead Manager and Joint Bookrunner

Drexel Hamilton, LLC

Co-Manager

Bancroft Capital, LLC

Co-Manager

November      , 2021